As filed with the Securities and Exchange Commission on April 14, 2003

Registration No. 333-85848

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-11

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WELLS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in governing instruments)

6200 The Corners Parkway, Suite 250

Atlanta, Georgia 30092

(770) 449-7800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Donald Kennicott, Esq.

Michael K. Rafter, Esq.

Holland & Knight LLP

One Atlantic Center, Suite 2000

1201 West Peachtree Street, N.W.

Atlanta, Georgia 30309-3400

(404) 817-8500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Agent for Service)

Maryland	58-2328421
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

[The following is text to a sticker to be attached to the front cover page of the prospectus in a manner that will not obscure the Risk Factors:]

SUPPLEMENTAL INFORMATION — The prospectus of Wells Real Estate Investment Trust, Inc. consists of this sticker, the prospectus dated July 26, 2002, Supplement No. 1 dated August 14, 2002, Supplement No. 2 dated August 29, 2002, Supplement No. 3 dated October 15, 2002, Supplement No. 4 dated December 10, 2002, Supplement No. 5 dated January 15, 2003 and Supplement No. 6 dated April 14, 2003. Supplement No. 1 includes descriptions of acquisitions of buildings in San Antonio, Texas; Houston, Texas; Duncan, South Carolina; and Suwanee, Georgia, updated unaudited financial statements and certain other revisions to the prospectus. Supplement No. 2 includes descriptions of acquisitions of buildings in Irving, Texas; and Austin, Texas, description of a lease of a build-to-suit office building in Chandler, Arizona, declaration of fourth quarter dividends and certain other revisions to the prospectus. Supplement No. 3 includes descriptions of acquisitions of buildings in Holtsville, New York; Parsippany, New Jersey; Indianapolis, Indiana; Colorado Springs, Colorado; Des Moines, Iowa; Plano Texas; and Westlake, Texas, description of a build-to-suit office building in Chandler, Arizona, audited financial statements relating to acquisitions of buildings in Austin, Texas; Holtsville, New York; and Parsippany, New Jersey, and certain other revisions to the prospectus. Supplement No. 4 includes descriptions of acquisitions of buildings in Washington, D.C.; Glen Allen, Virginia; and Nashville, Tennessee, audited financial statements relating to acquisitions of buildings in Washington, D.C.; and Nashville, Tennessee, updated unaudited financial statements, declaration of first quarter dividends for 2003 and certain other revisions to the prospectus. Supplement No. 5 includes descriptions of acquisitions of buildings in Fishers, Indiana; Glendale, California; and Mayfield Heights, Ohio, description of the second transaction under the Section 1031 Exchange Program, audited financial statements relating to the acquisition of the building in Glendale, California, updated unaudited financial statements, and certain other revisions to the prospectus. Supplement No. 6 includes descriptions of acquisition of a building in Detroit, Michigan, declaration of second quarter dividends for 2003, updated financial statements, prior performance tables, revisions to the “ERISA Considerations—Annual Valuations” section and certain other revisions to the prospectus.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

Up to 300,000,000 shares offered to the public

Wells Real Estate Investment Trust, Inc. (Wells REIT) is a real estate investment trust. We invest in commercial real estate properties primarily consisting of high grade office and industrial buildings leased to large corporate tenants. As of July 1, 2002, we owned interests in 53 real estate properties located in 19 states.

We are offering and selling to the public up to 300,000,000 shares for $10 per share and up to 30,000,000 shares to be issued pursuant to our dividend reinvestment plan at a purchase price of $10 per share. We are registering an additional 6,600,000 shares for issuance at $12 per share to participating broker-dealers upon their exercise of warrants.

You must purchase at least 100 shares for $1,000.

The most significant risks relating to your investment include the following:

•	lack of a public trading market for the shares;

•	reliance on Wells Capital, Inc., our advisor, to select properties and conduct our operations;

•	authorization of substantial fees to the advisor and its affiliates;

•	borrowing—which increases the risk of loss of our investments; and

•	conflicts of interest facing the advisor and its affiliates.

You should see the complete discussion of the risk factors beginning on page 17.

The Offering:

•	The shares will be offered on a best efforts basis to investors at $10 per share.

•	We will pay selling commissions to broker-dealers of 7% and a dealer manager fee of 2.5% out of the offering proceeds raised.

•	We will invest approximately 84% of the offering proceeds raised in real estate properties, and the balance will be used to pay fees and expenses.

•	This offering will terminate on or before July 25, 2004.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is a criminal offense if someone tells you otherwise.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

WELLS INVESTMENT SECURITIES, INC.

July 26, 2002

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	pays dividends to investors of at least 90% of its taxable income;

•	avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT.

Q:	What is Wells Real Estate Investment Trust, Inc.?

A:	Wells Real Estate Investment Trust, Inc. is a non-traded REIT formed with the intent to provide investors the potential for income and growth through the acquisition and operation of high-grade commercial office and industrial buildings leased long-term to high net worth companies (typically having a minimum net worth of $100,000,000). The Wells REIT was incorporated in the State of Maryland in 1997.

Q:	Who will choose which real estate properties to invest in?

A:	Wells Capital, Inc. (Wells Capital) is the advisor to the Wells REIT and, as such, manages our daily affairs and makes recommendations on all property acquisitions to our board of directors. Our board of directors must approve all of our property acquisitions.

Q:	Who is Wells Capital?

A:	Wells Capital, as our advisor, provides investment advisory and management, marketing, sales and client services on our behalf. Wells Capital was incorporated in the State of Georgia in 1984. As of June 30, 2002, Wells Capital had sponsored public real estate programs which have raised in excess of $1,795,000,000 from approximately 65,000 investors and which own and operate a total of 78 commercial real estate properties.

Q:	What are the specific criteria Wells Capital uses when selecting a potential property acquisition?

A:	Wells Capital generally seeks to acquire high quality office and industrial buildings located in densely populated metropolitan markets on an economically “triple-net” basis leased to large companies having a net worth in excess of $100,000,000. Current tenants of public real estate programs sponsored by Wells Capital include The Coca-Cola Company, State Street Bank, AT&T, Siemens Automotive, PricewaterhouseCoopers, Novartis and SYSCO Corporation.

To find properties that best meet our selection criteria for investment, Wells Capital’s property acquisition team studies regional demographics and market conditions and interviews local brokers to gain the practical knowledge that these studies sometimes lack. An experienced commercial construction engineer inspects the structural soundness and the operating systems of each building, and an environmental firm investigates all environmental issues to ensure each property meets our quality specifications.

Q.	How many real estate properties do you currently own?

A.	As of July 1, 2002, we had acquired and owned interests in 53 real estate properties, all of which were 100% leased to tenants. We own the following properties directly:

Property Name	Tenant	Building Type	Location
ISS Atlanta	Internet Security Systems, Inc.	Office Buildings	Atlanta, GA

MFS Phoenix	Massachusetts Financial Services Company	Office Building	Phoenix, AZ

TRW Denver	TRW, Inc.	Office Building	Aurora, CO

Agilent Boston	Agilent Technologies, Inc.	Office Building	Boxborough, MA

Experian/TRW	Experian Information Solutions, Inc.	Office Buildings	Allen, TX

BellSouth Ft. Lauderdale	BellSouth Advertising and Publishing Corporation	Office Building	Ft. Lauderdale, FL

Agilent Atlanta	Agilent Technologies, Inc. and Koninklijke Philips Electronics N.V.	Office Building	Alpharetta, GA

Travelers Express Denver	Travelers Express Company, Inc.	Office Buildings	Lakewood, CO

Dana Kalamazoo	Dana Corporation	Office and Industrial Building	Kalamazoo, MI

Dana Detroit	Dana Corporation	Office and Research and Development Building	Farmington Hills, MI

Novartis Atlanta	Novartis Opthalmics, Inc.	Office Building	Duluth, GA

Transocean Houston	Transocean Deepwater Offshore Drilling, Inc. and Newpark Drilling Fluids, Inc.	Office Building	Houston, TX

Arthur Andersen	Arthur Andersen LLP	Office Building	Sarasota, FL

Windy Point I	TCI Great Lakes, Inc., The Apollo Group, Inc., and Global Knowledge Network, Inc.	Office Building	Schaumburg, IL

Windy Point II	Zurich American Insurance Company, Inc.	Office Building	Schaumburg, IL

Convergys	Convergys Customer Management Group, Inc.	Office Building	Tamarac, FL

Lucent	Lucent Technologies, Inc.	Office Building	Cary, NC

Ingram Micro	Ingram Micro L.P.	Distribution Facility	Millington, TN

Nissan	Nissan Motor Acceptance Corporation	Office Building	Irving, TX

Property Name	Tenant	Building Type	Location
IKON	IKON Office Solutions, Inc.	Office Buildings	Houston, TX

State Street	SSB Realty LLC	Office Building	Quincy, MA

Metris Minnesota	Metris Direct, Inc.	Office Building	Minnetonka, MN

Stone & Webster	Stone & Webster, Inc. and SYSCO Corporation	Office Building	Houston, TX

Motorola Plainfield	Motorola, Inc.	Office Building	S. Plainfield, NJ

Delphi	Delphi Automotive Systems, Inc.	Office Building	Troy, MI

Avnet	Avnet, Inc.	Office Building	Tempe, AZ

Motorola Tempe	Motorola, Inc.	Office Building	Tempe, AZ

ASML	ASM Lithography, Inc.	Office and Warehouse Building	Tempe, AZ

Dial	Dial Corporation	Office Building	Scottsdale, AZ

Metris Tulsa	Metris Direct, Inc.	Office Building	Tulsa, OK

Cinemark	Cinemark USA, Inc. and The Coca-Cola Company	Office Building	Plano, TX

Videojet Technologies Chicago	Videojet Technologies, Inc.	Office, Assembly and Manufacturing Building	Wood Dale, IL

Alstom Power Richmond	Alstom Power, Inc.	Office Building	Midlothian, VA

Matsushita	Matsushita Avionics Systems Corporation	Office Building	Lake Forest, CA

PwC	PricewaterhouseCoopers	Office Building	Tampa, FL

We own interests in the following real estate properties through joint ventures with affiliates:

Property Name	Tenant	Building Type	Location
ADIC	Advanced Digital Information Corporation	Office Buildings	Parker, CO 1/8

AmeriCredit	AmeriCredit Financial Services Corporation	Office Building	Orange Park, FL

Comdata	Comdata Network, Inc.	Office Building	Brentwood, TN

AT&T Oklahoma	AT&T Corp. and Jordan Associates	Office Buildings	Oklahoma City, OK

Quest	Quest Software, Inc.	Office Building	Irvine, CA

Siemens	Siemens Automotive Corporation	Office Building	Troy, MI

Gartner	Gartner Group, Inc.	Office Building	Fort Myers, FL

Johnson Matthey	Johnson Matthey, Inc.	Research and Development, Office and Warehouse Building	Wayne, PA

Sprint	Sprint Communications Company L.P.	Office Building	Leawood, KS

EYBL CarTex	EYBL CarTex, Inc.	Manufacturing and Office Building	Fountain Inn, SC

Cort Furniture	Cort Furniture Rental Corporation	Office and Warehouse Building	Fountain Valley, CA

Fairchild	Fairchild Technologies U.S.A., Inc.	Manufacturing and Office Building	Fremont, CA

Avaya	Avaya, Inc.	Office Building	Oklahoma City, OK

Iomega	Iomega Corporation	Office and Warehouse Building	Ogden, UT

Interlocken	ODS Technologies, L.P. and GAIAM, Inc.	Office Building	Broomfield, CO

Ohmeda	Ohmeda, Inc.	Office Building	Louisville, CO

Alstom Power Knoxville	Alstom Power, Inc.	Office Building	Knoxville, TN

If you want to read more detailed information about each of these properties, see the “Description of Real Estate Investments” section of this prospectus.

Q:	Why do you acquire properties in joint ventures?

A:	We acquire some of our properties in joint ventures in order to diversify our portfolio of properties in terms of geographic region, property type and industry group of our tenants.

Q:	What steps do you take to make sure you purchase environmentally compliant property?

A:	We always obtain a Phase I environmental assessment of each property purchased. In addition, we generally obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

Q:	What are the terms of your leases?

A:	We seek to secure leases with creditworthy tenants prior to or at the time of the acquisition of a property. Our leases are generally economically “triple-net” leases, which means that the tenant is responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In most of our leases, we are responsible for replacement of specific structural components of a property such as the roof of the building or the parking lot. Our leases generally have terms of eight to 10 years, many of which have renewal options for additional five-year terms.

Q:	How does the Wells REIT own its real estate properties?

A:	We own all of our real estate properties through an “UPREIT” called Wells Operating Partnership, L.P. (Wells OP). Wells OP was organized to own, operate and manage real properties on our behalf. The Wells REIT is the sole general partner of Wells OP.

Q:	What is an “UPREIT”?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	If I buy shares, will I receive dividends and how often?

A:	We have been making and intend to continue to make dividend distributions on a quarterly basis to our stockholders. The amount of each dividend distribution is determined by our board of directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 90% of our REIT taxable income.

Q:	How do you calculate the payment of dividends to stockholders?

A:	We calculate our quarterly dividends on a daily basis to stockholders of record so your dividend benefits will begin to accrue immediately upon becoming a stockholder.

Q:	What have your dividend payments been since you began operations on June 5, 1998?

A:	We have paid the following dividends since we began operations:

Quarter	Approximate Amount (Rounded)	Annualized Percentage Return on an Investment of $10 per Share
3rd Qtr. 1998	$0.150 per share	6.00%
4th Qtr. 1998	$0.163 per share	6.50%
1st Qtr. 1999	$0.175 per share	7.00%
2nd Qtr. 1999	$0.175 per share	7.00%
3rd Qtr. 1999	$0.175 per share	7.00%
4th Qtr. 1999	$0.175 per share	7.00%
1st Qtr. 2000	$0.175 per share	7.00%
2nd Qtr. 2000	$0.181 per share	7.25%
3rd Qtr. 2000	$0.188 per share	7.50%
4th Qtr. 2000	$0.188 per share	7.50%
1st Qtr. 2001	$0.188 per share	7.50%
2nd Qtr. 2001	$0.188 per share	7.50%
3rd Qtr. 2001	$0.188 per share	7.50%
4th Qtr. 2001	$0.194 per share	7.75%
1st Qtr. 2002	$0.194 per share	7.75%
2nd Qtr. 2002	$0.194 per share	7.75%
3rd Qtr. 2002	$0.194 per share	7.75%

Q:	May I reinvest my dividends in shares of the Wells REIT?

A:	Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the Subscription Agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan is currently $10 per share.

Q:	Will the dividends I receive be taxable as ordinary income?

A:	Yes and No. Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your dividends will not be subject to tax in the year in which they are received because depreciation expenses reduce the amount of taxable income but do not reduce cash available for distribution. The portion of your distribution which is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or the Wells REIT is liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

Q:	What will you do with the money raised in this offering?

A:	We will use your investment proceeds to purchase high-grade commercial office and industrial buildings. We intend to invest a minimum of 84% of the proceeds from this offering to acquire real estate properties, and the remaining proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per share, and your dividend yield will be based on your $10 per share investment.

Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the proceeds in real estate.

We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares of common stock in our initial public offering, which commenced on January 30, 1998 and was terminated on December 19, 1999. Of the $132,181,919 raised in the initial offering, we invested a total of $111,032,812 in real estate properties. We received approximately $175,229,193 in gross offering proceeds from the sale of 17,522,920 shares of common stock in our second public offering, which commenced on December 20, 1999 and was terminated on December 19, 2000. Of the $175,229,193 raised in the second offering, we invested a total of $147,192,522 in real estate properties. As of June 30, 2002, we had received approximately $1,148,480,414 in gross offering proceeds from the sale of 114,895,413 shares of common stock in our third offering, which commenced on December 20, 2000. Of this additional $1,148,480,414 raised in the third offering, we have invested $627,067,589 in real estate properties and, as of June 30, 2002, we have $344,269,118 available for investment in properties.

Q:	What kind of offering is this?

A:	We are offering the public up to 300,000,000 shares of common stock on a “best efforts” basis.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares.

Q:	How long will this offering last?

A:	The offering will not last beyond July 25, 2004.

Q:	Who can buy shares?

A:	You can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the “Suitability Standards” section of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must invest at least $1,000. Except in Maine, Minnesota, Nebraska and Washington, investors who already own our shares or who have purchased units from an affiliated Wells public real estate program can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to fill out a Subscription Agreement, like the one contained in this prospectus as Exhibit A, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	If I buy shares in this offering, how may I later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would cause the buyer to own more than 9.8% of our outstanding stock. See “Description of Shares—Restriction on Ownership of Shares.”

In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by the Wells REIT pursuant to our share redemption program. See the “Description of Shares—Share Redemption Program” section of the prospectus.

If we have not listed the shares on a national securities exchange or over-the-counter market by January 30, 2008, our articles of incorporation require us to begin selling our properties and other assets and return the net proceeds from these sales to our stockholders through distributions.

Q:	What is the experience of your officers and directors?

A:	Our management team has extensive previous experience investing in and managing commercial real estate. Below is a short description of the background of each of our directors. See the “Management—Executive Officers and Directors” section on page 34 of this prospectus for a more detailed description of the background and experience of each of our directors.

•	Leo F. Wells, III—President of the Wells REIT and founder of Wells Real Estate Funds and has been involved in real estate sales, management and brokerage services for over 30 years

•	Douglas P. Williams—Executive Vice President, Secretary and Treasurer of the Wells REIT and former accounting executive at OneSource, Inc., a supplier of janitorial and landscape services

•	John L. Bell—Former owner and Chairman of Bell-Mann, Inc., the largest flooring contractor in the Southeast

•	Michael R. Buchanan—Former Managing Director of the Real Estate Banking Group of Bank of America

•	Richard W. Carpenter—Former President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT investing in commercial properties

•	Bud Carter—Former broadcast news director and anchorman and current Senior Vice President for The Executive Committee, an organization established to aid corporate presidents and CEOs

•	William H. Keogler, Jr.—Founder and former executive officer and director of Keogler, Morgan & Company, Inc., a full service brokerage firm

•	Donald S. Moss—Former executive officer of Avon Products, Inc.

•	Walter W. Sessoms—Former executive officer of BellSouth Telecommunications, Inc.

•	Neil H. Strickland—Founder of Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers

Q:	Will I be notified of how my investment is doing?

A:	Yes, you will receive periodic updates on the performance of your investment with us, including:

•	Four detailed quarterly dividend reports;

•	An annual report;

•	An annual IRS Form 1099;

•	Supplements to the prospectus;

•	A quarterly investor newsletter; and

•	Regular acquisition reports detailing our latest property acquisitions.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Client Services Department

Wells Real Estate Funds, Inc.

Suite 250

6200 The Corners Parkway

Atlanta, Georgia 30092

(800) 557-4830 or (770) 243-8282

www.wellsref.com

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in the Wells REIT. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

Wells Real Estate Investment Trust, Inc.

Wells Real Estate Investment Trust, Inc. is a REIT that owns net leased commercial real estate properties. As of July 1, 2002, we owned interests in 53 commercial real estate properties located in 19 states. Our office is located at 6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092. Our telephone number outside the State of Georgia is 800-557-4830 (770-243-8282 in Georgia). We refer to Wells Real Estate Investment Trust, Inc. as the Wells REIT in this prospectus.

Our Advisor

Our advisor is Wells Capital, Inc., which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. We refer to Wells Capital, Inc. as Wells Capital in this prospectus.

Our Management

Our board of directors must approve each real property acquisition proposed by Wells Capital, as well as certain other matters set forth in our articles of incorporation. We have ten members on our board of directors. Eight of our directors are independent of Wells Capital and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders.

Our REIT Status

As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income to their stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Summary Risk Factors

Following are the most significant risks relating to your investment:

•	There is no public trading market for the shares, and we cannot assure you that one will ever develop. Until the shares are publicly traded, you will have a difficult time trying to sell your shares.

•	You must rely on Wells Capital, our advisor, for the day-to-day management of our business and the selection of our real estate properties.

•	To ensure that we continue to qualify as a REIT, our articles of incorporation prohibit any stockholder from owning more than 9.8% of our outstanding shares.

•	We may not remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of dividends to our stockholders.

•	You will not have preemptive rights as a stockholder, so any shares we issue in the future may dilute your interest in the Wells REIT.

•	We will pay significant fees to Wells Capital and its affiliates.

•	Real estate investments are subject to cyclical trends that are out of our control.

•	You will not have an opportunity to evaluate all of the properties that will be in our portfolio prior to investing.

•	Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts.

•	Our investment in vacant land to be developed may create risks relating to the builder’s ability to control construction costs, failure to perform or failure to build in conformity with plans, specifications and timetables.

•	The vote of stockholders owning at least a majority of our shares will bind all of the stockholders as to certain matters such as the election of our directors and amendment of our articles of incorporation.

•	If we do not obtain listing of the shares on a national exchange by January 30, 2008, our articles of incorporation provide that we must begin to sell all of our properties and distribute the net proceeds to our stockholders.

•	Our advisor will face various conflicts of interest resulting from its activities with affiliated entities.

Before you invest in the Wells REIT, you should see the complete discussion of the “Risk Factors” beginning on page 17 of this prospectus.

Description of Real Estate Investments

Please refer to the “Description of Real Estate Investments” section of this prospectus for a description of the real estate properties we have purchased to date and the various real estate loans we have outstanding. Wells Capital is currently evaluating additional potential property acquisitions. As we acquire new properties, we will provide supplements to this prospectus to describe these properties.

Estimated Use of Proceeds of Offering

We anticipate that we will invest at least 84% of the proceeds of this offering in real estate properties. We will use the remainder of the offering proceeds to pay selling commissions, fees and expenses relating to the selection and acquisition of properties and the costs of the offering.

Investment Objectives

Our investment objectives are:

•	to maximize cash dividends paid to you;

•	to preserve, protect and return your capital contribution;

•	to realize growth in the value of our properties upon our ultimate sale of such properties; and

•	to provide you with liquidity of your investment by listing the shares on a national exchange or, if we do not obtain listing of the shares by January 30, 2008, by selling our properties and distributing the cash to you.

We may only change these investment objectives by a vote of our stockholders holding a majority of our outstanding shares. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Conflicts of Interest

Wells Capital, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Wells Capital will have to allocate its time between the Wells REIT and other real estate programs and activities in which it is involved;

•	Wells Capital must determine which properties the Wells REIT or another Wells program or joint venture should acquire and which Wells program or other entity should enter into a joint venture with the Wells REIT for the acquisition and operation of specific properties;

•	Wells Capital may compete with other Wells programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

•	Wells Capital and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us.

See the “Conflicts of Interest” section of this prospectus on page 54 for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

The following chart shows the ownership structure of the various Wells entities that are affiliated with Wells Capital.

Prior Offering Summary

Wells Capital and its affiliates have previously sponsored 14 publicly offered real estate limited partnerships and the Wells REIT on an unspecified property or “blind pool” basis. As of June 30, 2002, they have raised approximately $1,795,000,000 from approximately 65,000 investors in these 15 public real estate programs. The “Prior Performance Summary” on page 108 of this prospectus contains a discussion of the Wells programs sponsored to date. Certain statistical data relating to the Wells programs with investment objectives similar to ours is also provided in the “Prior Performance Tables” included at the end of this prospectus.

The Offering

We are offering up to 300,000,000 shares to the public at $10 per share and up to 30,000,000 shares pursuant to our dividend reinvestment plan at $10 per share. We reserve the right in the future to reallocate additional dividend reinvestment shares out of the shares we are offering to the public, if necessary. We are also offering up to 6,600,000 shares to broker-dealers pursuant to warrants whereby participating broker-dealers will have the right to purchase one share for every 50 shares they sell in this offering. The exercise price for shares purchased pursuant to the warrants is $12 per share.

Terms of the Offering

We will begin selling shares in this offering upon the effective date of this prospectus, and this offering will terminate on or before July 25, 2004. However, we may terminate this offering at any time prior to such termination date. We will hold your investment proceeds in our account until we withdraw funds for the acquisition of real estate properties or the payment of fees and expenses. We generally admit stockholders to the Wells REIT on a daily basis.

Compensation to Wells Capital

Wells Capital and its affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

Type of Compensation	Form of Compensation	Estimated $$ Amount for Maximum Offering (330,000,000 shares)

Offering Stage
Selling Commissions	7.0% of gross offering proceeds	$231,000,000
Dealer Manager Fee	2.5% of gross offering proceeds	$82,500,000
Organization and Offering Expenses	3.0% of gross offering proceeds	$49,500,000 (estimated)

Acquisition and Development Stage
Acquisition and Advisory Fees	3.0% of gross offering proceeds	$99,000,000
Acquisition Expenses	0.5% of gross offering proceeds	$16,500,000

Operational Stage
Property Management	4.5% of gross revenues	N/A
Initial Lease-Up Fee for Newly Constructed Property	Competitive fee for geographic location of property based on a survey of brokers and agents (customarily equal to the first month’s rent)	N/A

Real Estate Commissions	3.0% of contract price for properties sold after investors receive a return of capital plus an 8.0% return on capital	N/A

Subordinated Participation In Net Sale Proceeds (Payable only if the Wells REIT is not listed on an exchange)	10.0% of remaining amounts of net sale proceeds after return of capital plus payment to investors of an 8.0% cumulative non-compounded return on the capital contributed by investors	N/A

Subordinated Incentive Listing Fee (Payable only if the Wells REIT is listed on an exchange)	10.0% of the amount by which the adjusted market value of the Wells REIT exceeds the aggregate capital contributions contributed by investors	N/A

There are many additional conditions and restrictions on the amount of compensation Wells Capital and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that Wells Capital may receive. For a more detailed explanation of these fees and expenses payable to Wells Capital and its affiliates, please see the “Management Compensation” section of this prospectus on page 49.

Dividend Policy

In order to remain qualified as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. We have paid dividends to our stockholders at least quarterly since the first quarter after we commenced operations on June 5, 1998. We calculate our quarterly dividends based upon daily record and dividend declaration dates so investors will be entitled to dividends immediately upon purchasing our shares. We expect to pay dividends to you on a quarterly basis.

Listing

Our articles of incorporation allow us to list our shares on a national securities exchange on or before January 30, 2008. In the event we do not obtain listing prior to that date, our articles of incorporation require us to begin selling our properties and liquidating our assets.

Dividend Reinvestment Plan

You may participate in our dividend reinvestment plan pursuant to which you may have the dividends you receive reinvested in shares of the Wells REIT. If you participate, you will be taxed on your share of our taxable income even though you will not receive the cash from your dividends. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may terminate the dividend reinvestment plan at our discretion at any time upon 10 days notice to you. (See “Description of Shares—Dividend Reinvestment Plan.”)

Share Redemption Program

We may use proceeds received from the sale of shares pursuant to our dividend reinvestment plan to redeem your shares. After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations, for the lesser of $10 per share or the price you actually paid for your shares. Our board of directors reserves the right to amend or terminate the share redemption program at any time. Our board of directors has delegated to our officers the right to (1) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances, or (2) reject any request for redemption at any time and for any reason. You will have no right to request redemption of your shares should our shares become listed on a national exchange. (See “Description of Shares—Share Redemption Program.”)

Wells Operating Partnership, L.P.

We own all of our real estate properties through Wells Operating Partnership, L.P. (Wells OP), our operating partnership. We are the sole general partner of Wells OP. Wells Capital is currently the only limited partner based on its initial contribution of $200,000. Our ownership of properties in Wells OP is referred to as an “UPREIT.” The UPREIT structure allows us to acquire real estate properties in exchange for limited partnership units in Wells OP. This structure will also allow sellers of properties to transfer their properties to Wells OP in exchange for units of Wells OP and defer gain recognition for tax purposes with respect to such transfers of properties. At present, we have no plans to acquire any specific properties in exchange for units of Wells OP. The holders of units in Wells OP may have their units redeemed for cash under certain circumstances. (See “The Operating Partnership Agreement.”)

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

Description of Shares

General

Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you are required to send us an executed transfer form. We will provide you the required form upon request.

Stockholder Voting Rights and Limitations

We hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be presented at such meetings. We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share you own at any of these meetings.

Restriction on Share Ownership

Our articles of incorporation contain restrictions on ownership of the shares that prevents one person from owning more than 9.8% of our outstanding shares. These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code. (See “Description of Shares—Restriction on Ownership of Shares.”)

For a more complete description of the shares, including restrictions on the ownership of shares, please see the “Description of Shares” section of this prospectus on page 137.

RISK FACTORS

Your purchase of shares involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following:

Investment Risks

Marketability Risk

There is no public trading market for your shares.

There is no current public market for the shares and, therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. Therefore, you should purchase the shares only as a long-term investment. See “Description of Shares—Share Redemption Program” for a description of our share redemption program.

Management Risks

You must rely on Wells Capital for selection of properties.

Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Wells Capital, our advisor, in the quality and timeliness of our acquisitions of real estate properties, the selection of tenants and the determination of any financing arrangements. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Wells Capital and the oversight of our board of directors.

We depend on key personnel.

Our success depends to a significant degree upon the continued contributions of certain key personnel, including Leo F. Wells, III, Douglas P. Williams, M. Scott Meadows, David H. Steinwedell, and John G. Oliver, each of whom would be difficult to replace. None of our key personnel are currently subject to employment agreements, nor do we maintain any key person life insurance on our key personnel. If any of our key personnel were to cease employment with us, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel.

Conflicts of Interest Risks

Wells Capital will face conflicts of interest relating to time management.

Wells Capital, our advisor, and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to the Wells REIT. Because Wells Capital and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. (See “Conflicts of Interest.”) If Wells Capital, for any reason, is not able to provide investment opportunities to us consistent with our investment objectives in a timely manner, we may have lower returns on our investments.

Wells Capital will face conflicts of interest relating to the purchase and leasing of properties.

We may be buying properties at the same time as one or more of the other Wells programs are buying properties. There is a risk that Wells Capital will choose a property that provides lower returns to us than a property purchased by another Wells program. We may acquire properties in geographic areas where other Wells programs own properties. If one of the Wells programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. (See “Conflicts of Interest.”)

Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities.

Certain of our executive officers and directors are also officers and directors of Wells Capital, our advisor and the general partner of various other Wells programs, Wells Management Company, Inc., our Property Manager, and Wells Investment Securities, Inc., our Dealer Manager, and, as such, owe fiduciary duties to these various entities and their stockholders and limited partners. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to the Wells REIT and its stockholders. (See “Conflicts of Interest.”)

We will be subject to additional risks as a result of our joint ventures with affiliates.

We have entered in the past and are likely to continue in the future to enter into joint ventures with other Wells programs for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with sellers of properties, affiliates of sellers, developers or other persons. Such investments may involve risks not otherwise present with an investment in real estate, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

Wells Capital will face conflicts of interest relating to joint ventures with affiliates.

Wells Capital, our advisor, is currently sponsoring a public offering on behalf of Wells Real Estate Fund XIII, L.P. (Wells Fund XIII), which is an unspecified property real estate program. (See “Prior Performance Summary.”) In the event that we enter into a joint venture with Wells Fund XIII or any other Wells program or joint venture, we may face certain additional risks and potential conflicts of interest. For example, securities issued by Wells Fund XIII and the other Wells public limited partnerships will never have an active trading market. Therefore, if we were to become listed on a national exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that the Wells REIT is not listed on a securities exchange by January 30, 2008, our organizational documents provide for an orderly liquidation of our assets. In the event of such liquidation, any joint venture between the Wells REIT and another Wells program may be required to sell its properties at such time. Our joint venture partners may not desire to sell the properties at that time. Although the terms of any joint venture agreement between the Wells REIT and another Wells program would grant the other Wells program a right of first refusal to buy such properties, it is unlikely that any such program would have sufficient funds to exercise its right of first refusal under these circumstances.

Agreements and transactions between the parties with respect to joint ventures between the Wells REIT and other Wells programs will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative impact on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of Wells Capital, certain conflicts of interest will exist. (See “Conflicts of Interest—Joint Ventures with Affiliates of Wells Capital.”)

General Investment Risks

A limit on the number of shares a person may own may discourage a takeover.

Our articles of incorporation restrict ownership by one person to no more than 9.8% of the outstanding shares. This restriction may discourage a change of control of the Wells REIT and may deter individuals or entities from making tender offers for shares, which offers might be financially attractive to stockholders or which may cause a change in the management of the Wells REIT. (See “Description of Shares—Restriction on Ownership of Shares.”)

We will not be afforded the protection of Maryland Corporation Law relating to business combinations.

Provisions of Maryland Corporation Law prohibit business combinations, unless prior approval of the board of directors is obtained before the person became an interested stockholder, with:

•	any person who beneficially owns 10% or more of the voting power of our outstanding shares;

•	any of our affiliates who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (interested stockholder); or

•	an affiliate of an interested stockholder.

These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of our board of directors. Since our articles of incorporation contain limitations on ownership of 9.8% or more of our common stock, we opted out of the business combinations statute in our articles of incorporation. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our articles of incorporation would provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder. (See “Description of Shares—Restriction on Ownership of Shares” and “Description of Shares—Business Combinations.”)

You are bound by the majority vote on matters on which you are entitled to vote.

You may vote on certain matters at any annual or special meeting of our stockholders, including the election of our directors or amendments to our articles of incorporation. However, you will be bound by the majority vote on matters requiring approval of a majority of our stockholders even if you do not vote with the majority on any such matter.

You are limited in your ability to sell your shares pursuant to our share redemption program.

Even though our share redemption program provides you with the opportunity to redeem your shares for $10 per share (or the price you paid for the shares, if lower than $10) after you have held them for a period of one year, you should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a first-come, first-served basis and will be limited to the lesser of (1) during any calendar year, three percent (3%) of the weighted average number of shares outstanding during the prior calendar year, or (2) the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Our board of directors reserves the right to amend or terminate the share redemption program at any time. In addition, the board of directors has delegated authority to our officers to reject any request for redemption for any reason at any time. Therefore, in making a decision to purchase shares of the Wells REIT, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. (See “Description of Shares—Share Redemption Program.”)

We established the offering price on an arbitrary basis.

Our board of directors has arbitrarily determined the selling price of the shares, and such price bears no relationship to any established criteria for valuing issued or outstanding shares.

Your interest in the Wells REIT may be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by the Wells REIT in the future. Therefore, existing stockholders and investors purchasing shares in this offering may experience dilution of their equity investment in the Wells REIT in the event that we:

•	sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan;

•	sell securities that are convertible into shares;

•	issue shares in a private offering of securities to institutional investors;

•	issue shares of common stock upon the exercise of the options granted to our independent directors or employees of Wells Capital and Wells Management Company, Inc. (Wells Management) or the warrants issued and to be issued to participating broker-dealers or our independent directors; or

•	issue shares to sellers of properties acquired by us in connection with an exchange of limited partnership units from Wells OP.

Payment of fees to Wells Capital and its affiliates will reduce cash available for investment and distribution.

Wells Capital and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties, and the management and leasing of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to our stockholders. (See “Management Compensation.”)

The availability and timing of cash dividends is uncertain.

We bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash dividends to be distributed to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to pay dividends to you.

We are uncertain of our sources for funding of future capital needs.

Substantially all of the gross proceeds of the offering will be used for investment in properties and for payment of various fees and expenses. (See “Estimated Use of Proceeds.”) In addition, we do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

You will not have the benefit of independent due diligence review in connection with this offering.

Since Wells Investment Securities, our Dealer Manager, is an affiliate of Wells Capital, you will not have the benefit of independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in connection with securities offerings.

The conviction of Arthur Andersen LLP and recent events related thereto may adversely affect your ability to recover potential claims against Arthur Andersen in connection with their audits of our financials statements.

In June 2002, our former independent auditor, Arthur Andersen LLP (Andersen), was tried and convicted on federal obstruction of justice charges arising from its involvement as auditors for Enron Corporation. Events arising out of the conviction or other events relating to the financial condition of Andersen may adversely affect the ability of Andersen to satisfy any potential claims that may arise out of Andersen’s audits of the financial statements contained in this prospectus. In addition, Andersen has notified us that it will no longer be able to provide us with the necessary consents related to previously audited financial statements in our prospectus. Our inability to obtain such consents may also adversely affect your ability to pursue potential claims against Andersen.

Real Estate Risks

General Real Estate Risks

Your investment will be affected by adverse economic and regulatory changes.

We will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

A property that incurs a vacancy could be difficult to sell or re-lease.

A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. A number of our properties may be specifically suited to the particular needs of our tenants. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue.

Most of our properties are occupied by a single tenant and, therefore, the success of our investments are materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would most likely cause us to reduce the amount of distributions to stockholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find one or more additional tenants. If there are a substantial number of tenants that are in default at any one time, we could have difficulty making mortgage payments that could result in foreclosures of properties subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

We rely on certain tenants.

As of July 1, 2002, our most substantial tenants based on rental income are SSB Realty, LLC (approximately 6.3%), Metris Direct, Inc. (approximately 5.6%), Motorola, Inc. (approximately 4.7%), and Zurich American Insurance Company, Inc. (approximately 4.6%). The revenues generated by the properties these tenants occupy are substantially reliant upon the financial condition of these tenants and, accordingly, any event of bankruptcy, insolvency or a general downturn in the business of any of these tenants may result in the failure or delay of such tenant’s rental payments which may have a substantial adverse effect on our financial performance. (See “Description of Real Estate Investments” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”)

We may not have funding for future tenant improvements.

When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Substantially all of our net offering proceeds will be invested in real estate properties, and we do not anticipate that we will maintain permanent working capital reserves. We also have no identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. We cannot assure you that we will have any sources of funding available to us for such purposes in the future.

Uninsured losses relating to real property may adversely affect your returns.

In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we have no current source of funding to repair or reconstruct the damaged property and cannot assure you that any such source of funding will be available to us for such purposes in the future.

Development and construction of properties may result in delays and increased costs and risks.

We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to the builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

Competition for investments may increase costs and reduce returns.

We will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate investment trusts, real estate limited partnerships, and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing costs and reducing your returns.

Delays in acquisitions of properties may have an adverse effect on your investment.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties. In addition, if we are unable to invest our offering proceeds in income producing real properties in a timely manner, we may not be able to continue to pay the dividend rates we are currently paying to our stockholders.

We may not be able to immediately invest proceeds in real estate.

Until we invest the proceeds of this offering in real estate investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments are not likely to earn as high a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take us to fully invest the proceeds of this offering in real estate investments.

Uncertain market conditions and Wells Capital’s broad discretion relating to the future disposition of properties could adversely affect the return on your investment.

We generally will hold the various real properties in which we invest until such time as Wells Capital determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, Wells Capital, subject to the approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon a liquidation of the Wells REIT if we do not list the shares by January 30, 2008. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. We may be potentially liable for such costs in connection with the acquisition and ownership of our properties. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of the Wells REIT and, consequently, amounts available for distribution to you.

Financing Risks

If we fail to make our debt payments, we could lose our investment in a property.

We generally secure the loans we obtain to fund property acquisitions with first priority mortgages on some of our properties. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause a reduction in the value of the shares and the dividends payable to our stockholders. (See “Description of Real Estate Investments—Real Estate Loans.”)

Lenders may require us to enter into restrictive covenants relating to our operations.

In connection with obtaining certain financing, a lender could impose restrictions on us that would affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants which may limit our ability to further mortgage the property, to discontinue insurance coverage, replace Wells Capital as our advisor or impose other limitations.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. We may finance more properties in this manner. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. A refinancing or sale under these circumstances could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Section 1031 Exchange Program Risks

We may have increased exposure to liabilities from litigation as a result of our participation in the Section 1031 Exchange Program.

Wells Development Corporation, an affiliate of Wells Capital, our advisor, is forming a series of single member limited liability companies (each of which is referred to in this prospectus as Wells Exchange) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons (1031 Participants) who are looking to invest proceeds from a sale of real estate to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (Section 1031 Exchange Program). There will be significant tax and securities disclosure risks associated with the private placement offerings of co-tenancy interests by Wells Exchange to 1031 Participants. For example, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange under Section 1031 of the Internal Revenue Code, even though it is anticipated that this tax risk will be fully disclosed to investors, purchasers of co-tenancy interests may file a lawsuit against Wells Exchange and its sponsors. In such event, even though Wells OP is not acting as a sponsor of the offering, is not commonly controlled with Wells Exchange, and is not recommending that 1031 Participants buy co-tenancy interests from Wells Exchange, as a result of our participation in the Section 1031 Exchange Program, and since Wells OP will be receiving fees in connection with the Section 1031 Exchange Program, we may be named in or otherwise required to defend against lawsuits brought by 1031 Participants. Any amounts we are required to expend for any such litigation claims may reduce the amount of funds available for distribution to stockholders of the Wells REIT. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. (See “Investment Objectives and Criteria—Section 1031 Exchange Program.”)

We will be subject to risks associated with co-tenancy arrangements that are not otherwise present in a real estate investment.

At the closing of each property Wells Exchange acquires pursuant to the Section 1031 Exchange Program, we anticipate that Wells OP will enter into a contractual arrangement providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property by the completion of its private placement offering, Wells OP will purchase, at Wells Exchange’s cost, any co-tenancy interests remaining unsold. Accordingly, in the event that Wells Exchange is unable to sell all co-tenancy interests in one or more of its properties, Wells OP will be required to purchase the unsold co-tenancy interests in such property or properties and, thus, will be subject to the risks of ownership of properties in a co-tenancy arrangement with unrelated third parties. (See “Investment Objectives and Criteria—Section 1031 Exchange Program. “)

Ownership of co-tenancy interests involves risks not otherwise present with an investment in real estate such as the following:

•	the risk that a co-tenant may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

•	the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow the bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.

Actions by a co-tenant may subject the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

In the event that our interests become adverse to those of the other co-tenants, we will not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-tenancy interests from the 1031 Participants.

We might want to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, we anticipate that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

Our participation in the Section 1031 Exchange Program may limit our ability to borrow funds in the future.

Institutional lenders may view our obligations under agreements to acquire unsold co-tenancy interests in properties as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Further, such obligations may be viewed by our lenders in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower. (See “Investment Objectives and Criteria—Section 1031 Exchange Program.”)

Federal Income Tax Risks

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

In order for us to qualify as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations and various factual matters and circumstances which are not entirely within our control. We have and will continue to structure our activities in a manner designed to satisfy all of these requirements, however, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could change the tax laws relating to our qualification as a REIT or the federal income tax consequences of our being a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates with no offsetting deductions for distributions made to stockholders. Further, in such event, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Accordingly, the loss of our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the substantial tax liabilities that would be imposed on us. We might also be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Certain fees paid to Wells OP may affect our REIT status.

In connection with the Section 1031 Exchange Program, Wells OP will enter into a number of contractual arrangements with Wells Exchange that will, in effect, guarantee the sale of the co-tenancy interests being offered by Wells Exchange. (See “Investment Objectives and Criteria—Section 1031 Exchange Program.”) In consideration for entering into these agreements, Wells OP will be paid fees which could be characterized by the IRS as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification. (See “Federal Income Tax Consequences—Operational Requirements—Gross Income Tests.”) If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5.0% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. As set forth above, we will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT.

Recharacterization of the Section 1031 Exchange Program may result in taxation of income from a prohibited transaction.

In the event that the Internal Revenue Service were to recharacterize the Section 1031 Exchange Program such that Wells OP, rather than Wells Exchange, is treated as the bona fide owner, for tax purposes, of properties acquired and resold by Wells Exchange in connection with the Section 1031 Exchange Program, such characterization could result in the fees paid to Wells OP by Wells Exchange as being deemed income from a prohibited transaction, in which event all such fee income paid to us in connection with the Section 1031 Exchange Program would be subject to a 100% tax. (See “Investment Objectives and Criteria—Section 1031 Exchange Program.”)

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of the Wells REIT. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares.

Retirement Plan Risks

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in shares.

If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in the Wells REIT, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the “ERISA Considerations” section of this prospectus on page 132.

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, we do not expect to have a public market for the shares, which means that you may have difficulty selling your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future. In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $150,000; or

•	gross annual income of at least $45,000 and a net worth of at least $45,000.

The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of the Wells REIT will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000).

Except in the states of Maine, Minnesota, Nebraska and Washington, if you have satisfied the minimum purchase requirements and have purchased units in other Wells programs or units or shares in other public real estate programs, you may purchase less than the minimum number of shares set forth above, but in no event less than 2.5 shares ($25). After you have purchased the minimum investment, any additional purchase must be in increments of at least 2.5 shares ($25), except for (1) purchases made by residents of Maine and Minnesota, who must still meet the minimum investment requirements set forth above, and (2) purchases of shares pursuant to the dividend reinvestment plan of the Wells REIT or reinvestment plans of other public real estate programs, which may be in lesser amounts.

Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Iowa, Massachusetts, Michigan, Missouri and Tennessee—Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Maine—Investors must have either (1) a net worth of at least $200,000, or (2) gross annual income of at least $50,000 and a net worth of at least $50,000.

Iowa, Missouri, Ohio and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least 10 times their investment in the Wells REIT.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of the Wells REIT are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the Subscription Agreement or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the proceeds raised in this offering assuming that we sell 165,000,000 shares and 330,000,000 shares, respectively, pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 84.0% of the money you invest will be used to buy real estate, while the remaining up to 16.0% will be used for working capital and to pay expenses and fees, including the payment of fees to Wells Capital, our advisor, and Wells Investment Securities, our Dealer Manager.

	165,000,000 Shares		330,000,000 Shares
	Amount(1)	Percent	Amount(2)	Percent
Gross Offering Proceeds	$1,650,000,000	100%	$3,300,000,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(3)	156,750,000	9.5%	313,500,000	9.5%
Organization and Offering Expenses(4)	49,500,000	3.0%	49,500,000	1.5%

Amount Available for Investment(5)	$1,443,750,000	87.5%	$2,937,000,000	89.0%
Acquisition and Development:
Acquisition and Advisory Fees(6)	49,500,000	3.0%	99,000,000	3.0%
Acquisition Expenses(7)	8,250,000	0.5%	16,500,000	0.5%
Initial Working Capital Reserve(8)	(8)	—	(8)	—

Amount Invested in Properties(5)(9)	$1,386,000,000	84.0%	$2,821,500,000	85.5%

(Footnotes to “Estimated Use of Proceeds”)

1.	Assumes that an aggregate of $1,650,000,000 will be raised in this offering for purposes of illustrating the percentage of estimated organization and offering expenses at two different sales levels. See Note 4 below.
2.	Assumes the maximum offering is sold which includes 300,000,000 shares offered to the public at $10 per share and 30,000,000 shares offered pursuant to our dividend reinvestment plan at $10 per share. Excludes 6,600,000 shares to be issued upon exercise of the soliciting dealer warrants.
3.	Includes selling commissions equal to 7.0% of aggregate gross offering proceeds which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to the Dealer Manager, an affiliate of our advisor. The Dealer Manager, in its sole discretion, may reallow selling commissions of up to 7.0% of gross offering proceeds to other broker-dealers participating in this offering (Participating Dealers) attributable to the amount of shares sold by them. In addition, the Dealer Manager may reallow a portion of its dealer manager fee to Participating Dealers in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such Participating Dealers as marketing fees, or to reimburse representatives of such Participating Dealers the costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions.
4.	Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Wells Capital, our advisor, for all marketing related costs and expenses, including, but not limited to, salaries and direct expenses of our advisor’s employees while engaged in registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the offering, costs and expenses of conducting our educational conferences and seminars, payment or reimbursement of bona fide due diligence expenses, and costs and expenses we incur for attending retail seminars conducted by broker-dealers. Wells Capital and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds from all of our offerings without recourse against or reimbursement by the Wells REIT. We currently estimate that approximately $49,500,000 of organization and offering costs will be incurred if the maximum offering of 330,000,000 shares is sold. Notwithstanding the above, in no event shall organization and offering expenses, including selling commissions, the dealer manager fee and all other underwriting compensation, exceed 15% of gross offering proceeds.

5.	Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of the Wells REIT, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
6.	Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of properties. We will pay Wells Capital, as our advisor, acquisition and advisory fees up to a maximum amount of 3.0% of gross offering proceeds in connection with the acquisition of the real estate properties. Acquisition and advisory fees do not include acquisition expenses.
7.	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. We will pay Wells Capital, our advisor, acquisition expenses up to a maximum of 0.5% of gross offering proceeds as reimbursement for the payment of such expenses.
8.	Because the vast majority of leases for the properties acquired by the Wells REIT will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of real estate properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds, defined generally to mean the net cash proceeds received by the Wells REIT from any sale or exchange of properties.
9.	Includes amounts anticipated to be invested in properties net of fees and expenses. We estimate that at least 84.0% of the proceeds received from the sale of shares will be used to acquire properties.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Wells Capital to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Our articles of incorporation were reviewed and ratified by our board of directors, including the independent directors, at their initial meeting. This ratification by our board of directors was required by the NASAA Guidelines.

Our articles of incorporation and bylaws provide that the number of directors of the Wells REIT may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15. We currently have a total of ten directors. Our articles of incorporation also provide that a majority of the directors must be independent directors. An “independent director” is a person who is not an officer or employee of the Wells REIT, Wells Capital or their affiliates and has not otherwise been affiliated with such entities for the previous two years. Of the ten current directors, eight of our directors are considered independent directors.

Proposed transactions are often discussed before being brought to a final board vote. During these discussions, independent directors often offer ideas for ways in which deals can be changed to make them acceptable and these suggestions are taken into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by Maryland Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and,

•	in the case of a director who is not an independent director (affiliated director), by a vote of a majority of the remaining affiliated directors, or

•	in the case of an independent director, by a vote of a majority of the remaining independent directors,

unless there are no remaining affiliated directors or independent directors, as the case may be. In such case a majority vote of the remaining directors shall be sufficient. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our articles of incorporation and bylaws.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our directors will meet quarterly or more frequently if necessary in order to discharge their duties as directors. We do not expect that our directors will be required to devote a substantial portion of their time in discharging such duties. Consequently, in the exercise of their fiduciary responsibilities, our directors will be relying heavily on Wells Capital. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by our directors.

Our board is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the independent directors, and a majority of directors not otherwise interested in the transaction, must approve all transactions with Wells Capital or its affiliates. The independent directors will also be responsible for reviewing the performance of Wells Capital and Wells Management and determining that the compensation to be paid to Wells Capital and Wells Management is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement and the property management agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	the amount of the fee paid to Wells Capital and Wells Management in relation to the size, composition and performance of our investments;

•	the success of Wells Capital in generating appropriate investment opportunities;

•	rates charged to other REITs and other investors by advisors performing similar services;

•	additional revenues realized by Wells Capital and Wells Management through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by Wells Capital and Wells Management and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by Wells Capital and managed by Wells Management for their other clients.

Neither our directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of Wells Capital, any director or any affiliate, or (2) any transaction between us and Wells Capital, any director or any affiliate.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including all property acquisitions. However, our board has established an Audit Committee, a Compensation Committee and various advisory committees so that important items within the purview of these committees can be addressed in more depth than may be possible at a full board meeting.

Audit Committee

Under our Audit Committee Charter, our Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The members of our Audit Committee are Messrs. Bell, Carpenter, Carter, Keogler, Moss, Sessoms and Strickland.

Compensation Committee

Our board of directors has established a Compensation Committee to administer the 2000 Employee Stock Option Plan, as described below, which was approved by the stockholders at our annual stockholders meeting held June 28, 2000. The Compensation Committee is comprised of Messrs. Bell, Carpenter, Carter, Keogler, Moss, Sessoms and Strickland. The primary function of the Compensation Committee is to administer the granting of stock options to selected employees of Wells Capital and

Wells Management based upon recommendations from Wells Capital, and to set the terms and conditions of such options in accordance with the 2000 Employee Stock Option Plan. To date, we have not issued any stock options under our 2000 Employee Stock Option Plan.

Advisory Committees

The board of directors has established various advisory committees in which certain members of the board sit on these advisory committees to assist Wells Capital and its affiliates in the following areas which have a direct impact on the operations of the Wells REIT: asset management; new business development; personnel supervision; and budgeting.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Position(s)	Age
Leo F. Wells, III	President and Director	58
Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director	51
John L. Bell	Director	62
Michael R. Buchanan	Director	55
Richard W. Carpenter	Director	65
Bud Carter	Director	63
William H. Keogler, Jr.	Director	57
Donald S. Moss	Director	66
Walter W. Sessoms	Director	68
Neil H. Strickland	Director	66

Leo F. Wells, III is the President and a director of the Wells REIT and the President, Treasurer and sole director of Wells Capital, our advisor. He is also the sole stockholder and sole director of Wells Real Estate Funds, Inc., the parent corporation of Wells Capital. Mr. Wells is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the President, Treasurer and sole director of:

•	Wells Management Company, Inc., our Property Manager;

•	Wells Investment Securities, Inc., our Dealer Manager;

•	Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs; and

•	Wells Development Corporation, a company he organized in 1997 to develop real properties. (See “Conflicts of Interest.”)

Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning (IAFP) and a registered NASD principal.

Mr. Wells has over 30 years of experience in real estate sales, management and brokerage services. In addition to being the President and a director of the Wells REIT, he is currently a co-general partner in a total of 27 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. As of June 30, 2002, these 27 real estate limited partnerships represented investments totaling approximately $347,154,000 from approximately 28,000 investors.

Douglas P. Williams is the Executive Vice President, Secretary, Treasurer and a director of the Wells REIT. He is also a Senior Vice President of Wells Capital, our advisor, and is also a Vice President of:

•	Wells Investment Securities, Inc., our Dealer Manager;

•	Wells Real Estate Funds, Inc.; and

•	Wells Advisors, Inc. (See “Conflicts of Interest.”)

Mr. Williams previously served as Vice President, Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, from 1996 to 1999 where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc. (ECC), a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for KPMG Peat Marwick LLP.

Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with the NASD as a financial and operations principal. Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Masters of Business Administration degree from the Amos Tuck School of Graduate Business Administration at Dartmouth College.

John L. Bell was the owner and Chairman of Bell-Mann, Inc., the largest commercial flooring contractor in the Southeast from February 1971 to February 1996. Mr. Bell also served on the board of directors of Realty South Investors, a REIT traded on the American Stock Exchange, and was the founder and served as a director of both the Chattahoochee Bank and the Buckhead Bank. In 1997, Mr. Bell initiated and implemented a “Dealer Acquisition Plan” for Shaw Industries, Inc., a floor covering manufacturer and distributor, which plan included the acquisition of Bell-Mann.

Mr. Bell currently serves on the Board of Directors of Electronic Commerce Systems, Inc. and the Cullasaja Club of Highlands, North Carolina. Mr. Bell is also extensively involved in buying and selling real estate both individually and in partnership with others. Mr. Bell graduated from Florida State University majoring in accounting and marketing.

Michael R. Buchanan was employed by Bank of America, N.A. and its predecessor banks, NationsBank and C&S National Bank, from 1972 until his retirement in March 2002. Mr. Buchanan has over 30 years of real estate banking and financial experience and, while at Bank of America, he held several key positions including Managing Director of the Real Estate Banking Group from 1998 until his retirement where he managed approximately 1,100 associates in 90 offices. This group was responsible for providing real estate loans including construction, acquisition, development and bridge financing for the commercial and residential real estate industry, as well as providing structured financing for REITs.

Mr. Buchanan is a graduate of the University of Kentucky where he earned a Bachelor of Economics degree and a Masters of Business Administration degree. He also attended Harvard University in the graduate program for management development.

Richard W. Carpenter served as General Vice President of Real Estate Finance of The Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the establishment and supervision of the United Kingdom Pension Fund, U.K.-American Properties, Inc. which was established primarily for investment in commercial real estate within the United States.

Mr. Carpenter is a managing partner of Carpenter Properties, L.P., a real estate limited partnership. He is also President and director of Commonwealth Oil Refining Company, Inc., a position he has held since 1984.

Mr. Carpenter previously served as Vice Chairman of the board of directors of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B. and Chairman of the Audit Committee of First Liberty Financial Corp. He has been a member of The National Association of Real Estate Investment Trusts and formerly served as President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT which invested in commercial properties. Mr. Carpenter is a past Chairman of the American Bankers Association Housing and Real Estate Finance Division Executive Committee. Mr. Carpenter holds a Bachelor of Science degree from Florida State University, where he was named the outstanding alumnus of the School of Business in 1973.

Bud Carter was an award-winning broadcast news director and anchorman for several radio and television stations in the Midwest for over 20 years. From 1975 to 1980, Mr. Carter served as General Manager of WTAZ-FM, a radio station in Peoria, Illinois and served as editor and publisher of The Peoria Press, a weekly business and political journal in Peoria, Illinois. From 1981 until 1989, Mr. Carter was also an owner and General Manager of Transitions, Inc., a corporate outplacement company in Atlanta, Georgia.

Mr. Carter currently serves as Senior Vice President for The Executive Committee, an international organization established to aid presidents and CEOs to share ideas on ways to improve the management and profitability of their respective companies. The Executive Committee operates in numerous large cities throughout the United States, Canada, Australia, France, Italy, Malaysia, Brazil, the United Kingdom and Japan. The Executive Committee has more than 7,000 presidents and CEOs who are members. In addition, Mr. Carter was the first Chairman of the organization recruited in Atlanta and still serves as Chairman of the first two groups formed in Atlanta, each comprised of 16 noncompeting CEOs and presidents. Mr. Carter serves on the board of directors of Creative Storage Systems, Inc., DiversiTech Coporation and Wavebase9. He is a graduate of the University of Missouri where he earned degrees in journalism and social psychology.

William H. Keogler, Jr. was employed by Brooke Bond Foods, Inc. as a Sales Manager from June 1965 to September 1968. From July 1968 to December 1974, Mr. Keogler was employed by Kidder Peabody & Company, Inc. and Dupont, Glore, Forgan as a corporate bond salesman responsible for managing the industrial corporate bond desk and the utility bond area. From December 1974 to July 1982, Mr. Keogler was employed by Robinson-Humphrey, Inc. as the Director of Fixed Income Trading Departments responsible for all municipal bond trading and municipal research, corporate and government bond trading, unit trusts and SBA/FHA loans, as well as the oversight of the publishing of the Robinson-Humphrey Southeast Unit Trust, a quarterly newsletter. Mr. Keogler was elected to the Board of Directors of Robinson-Humphrey, Inc. in 1982. From July 1982 to October 1984, Mr. Keogler was Executive Vice President, Chief Operating Officer, Chairman of the Executive Investment Committee and member of the board of directors and Chairman of the MFA Advisory Board for the Financial Service

Corporation. He was responsible for the creation of a full service trading department specializing in general securities with emphasis on municipal bonds and municipal trusts. Under his leadership, Financial Service Corporation grew to over 1,000 registered representatives and over 650 branch offices. In March 1985, Mr. Keogler founded Keogler, Morgan & Company, Inc., a full service brokerage firm, and Keogler Investment Advisory, Inc., in which he served as Chairman of the Board, President and Chief Executive Officer. In January 1997, both companies were sold to SunAmerica, Inc., a publicly traded New York Stock Exchange company. Mr. Keogler continued to serve as President and Chief Executive Officer of these companies until his retirement in January 1998.

Mr. Keogler serves on the Board of Trustees of Senior Citizens Services of Atlanta. He graduated from Adelphi University in New York where he earned a degree in psychology.

Donald S. Moss was employed by Avon Products, Inc. from 1957 until his retirement in 1986. While at Avon, Mr. Moss served in a number of key positions, including Vice President and Controller from 1973 to 1976, Group Vice President of Operations-Worldwide from 1976 to 1979, Group Vice President of Sales-Worldwide from 1979 to 1980, Senior Vice President-International from 1980 to 1983 and Group Vice President-Human Resources and Administration from 1983 until his retirement in 1986. Mr. Moss was also a member of the board of directors of Avon Canada, Avon Japan, Avon Thailand, and Avon Malaysia from 1980-1983.

Mr. Moss is currently a director of The Atlanta Athletic Club. He formerly was the National Treasurer and a director of the Girls Clubs of America from 1973 to 1976. Mr. Moss graduated from the University of Illinois where he received a degree in business.

Walter W. Sessoms was employed by Southern Bell and its successor company, BellSouth, from 1956 until his retirement in June 1997. While at BellSouth, Mr. Sessoms served in a number of key positions, including Vice President-Residence for the State of Georgia from June 1979 to July 1981, Vice President-Transitional Planning Officer from July 1981 to February 1982, Vice President-Georgia from February 1982 to June 1989, Senior Vice President-Regulatory and External Affairs from June 1989 to November 1991, and Group President-Services from December 1991 until his retirement on June 30, 1997.

Mr. Sessoms currently serves as a director of the Georgia Chamber of Commerce for which he is a past Chairman of the Board, the Atlanta Civic Enterprises and the Salvation Army’s Board of Visitors of the Southeast Region. Mr. Sessoms is also a past executive advisory council member for the University of Georgia College of Business Administration and past member of the executive committee of the Atlanta Chamber of Commerce. Mr. Sessoms is a graduate of Wofford College where he earned a degree in economics and business administration, and is currently a member of the Wofford College Board of Trustees. He is a member of the Governor’s Education Reform Commission. In addition, Mr. Sessoms is a member of the Board of Trustees of the Southern Center for International Studies and is currently President of the Atlanta Rotary Club.

Neil H. Strickland was employed by Loyalty Group Insurance (which subsequently merged with America Fore Loyalty Group and is now known as The Continental Group) as an automobile insurance underwriter. From 1957 to 1961, Mr. Strickland served as Assistant Supervisor of the Casualty Large Lines Retrospective Rating Department. From 1961 to 1964, Mr. Strickland served as Branch Manager of Wolverine Insurance Company, a full service property and casualty service company, where he had full responsibility for underwriting of insurance and office administration in the State of Georgia. In 1964, Mr. Strickland and a non-active partner started Superior Insurance Service, Inc., a property and casualty wholesale general insurance agency. Mr. Strickland served as President and was responsible for the underwriting and all other operations of the agency. In 1967, Mr. Strickland sold his interest in

Superior Insurance Service, Inc. and started Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers. Mr. Strickland is currently the Senior Operation Executive of Strickland General Agency, Inc. and devotes most of his time to long-term planning, policy development and senior administration.

Mr. Strickland is a past President of the Norcross Kiwanis Club and served as both Vice President and President of the Georgia Surplus Lines Association. He also served as President and a director of the National Association of Professional Surplus Lines Offices. Mr. Strickland currently serves as a director of First Capital Bank, a community bank located in the State of Georgia. Mr. Strickland attended Georgia State University where he majored in business administration. He received his L.L.B. degree from Atlanta Law School.

Compensation of Directors

We pay each of our independent directors $3,000 per regularly scheduled quarterly board meeting attended, $1,000 per regularly scheduled advisory committee meeting attended and $250 per special board meeting attended whether held in person or by telephone conference. In addition, we have reserved 100,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Stock Option Plan and 500,000 shares for future issuance upon the exercise of warrants to be granted to the independent directors pursuant to our Independent Director Warrant Plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director also is an officer of the Wells REIT, we do not pay separate compensation for services rendered as a director.

Independent Director Stock Option Plan

Our Independent Director Stock Option Plan (Director Option Plan) was approved by our stockholders at the annual stockholders meeting held June 16, 1999. We issued non-qualified stock options to purchase 2,500 shares (Initial Options) to each independent director pursuant to our Director Option Plan. In addition, we issued options to purchase 1,000 shares to each independent director then in office in connection with the 2000, 2001 and 2002 annual meeting of stockholders and will continue to issue options to purchase 1,000 shares (Subsequent Options) to each independent director then in office on the date of each annual stockholders’ meeting. The Initial Options and the Subsequent Options are collectively referred to as the “Director Options.” Director Options may not be granted at any time when the grant, along with grants to other independent directors, would exceed 10% of our issued and outstanding shares. As of the date of this prospectus, each independent director (except for Michael R. Buchanan, who was recently appointed as an independent director and will be awarded 2,500 Initial Options) had been granted options to purchase a total of 5,500 shares under the Director Option Plan, of which 3,000 of those options were exercisable.

The exercise price for the Initial Options is $12.00 per share. The exercise price for the Subsequent Options is the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. Fair market value is defined generally to mean:

•	the average closing price for the five consecutive trading days ending on such date if the shares are traded on a national exchange;

•	the average of the high bid and low asked prices if the shares are quoted on NASDAQ;

•	the average of the last 10 sales made pursuant to a public offering if there is a current public offering and no market maker for the shares;

•	the average of the last 10 purchases (or fewer if less than 10 purchases) under our share redemption program if there is no current public offering; or

•	the price per share under the dividend reinvestment plan if there are no purchases under the share redemption program.

One-fifth of the Initial Options were exercisable beginning on the date we granted them, one-fifth of the Initial Options became exercisable beginning in July 2000, one-fifth of the Initial Options became exercisable beginning in July 2001, one fifth of the Initial Options became exercisable beginning in July 2002 and the remaining one-fifth of the Initial Options will become exercisable beginning in July 2003. The Subsequent Options granted in connection with the 2000 annual stockholders’ meeting became exercisable in June 2002. The remaining Subsequent Options granted under the Director Option Plan will become exercisable on the second anniversary of the date we grant them.

A total of 100,000 shares have been authorized and reserved for issuance under the Director Option Plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which the Wells REIT is the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of the Director Options. A corresponding adjustment to the exercise price of the Director Options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the Director Options not exercised, but will change only the exercise price for each share.

Options granted under the Director Option Plan shall lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal for cause of the independent director as a member of the board of directors, or (3) three months following the date the independent director ceases to be a director for any reason other than death or disability, and may be exercised by payment of cash or through the delivery of common stock. Director Options granted under the Director Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No Director Option issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution.

Upon the dissolution or liquidation of the Wells REIT, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the Director Option Plan will terminate, and any outstanding Director Options will terminate and be forfeited. The board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

•	for the assumption by the successor corporation of the Director Options granted or the replacement of the Director Options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

•	for the continuance of the Director Option Plan and the Director Options by such successor corporation under the original terms; or

•	for the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

Independent Director Warrant Plan

Our Independent Director Warrant Plan (Director Warrant Plan) was approved by our stockholders at the annual stockholders meeting held June 28, 2000. Our Director Warrant Plan provides for the issuance of warrants to purchase shares of our common stock (Warrants) to independent directors based on the number of shares of common stock that they purchase. The purpose of the Director Warrant Plan is to encourage our independent directors to purchase shares of our common stock. Beginning on the effective date of the Director Warrant Plan and continuing until the earlier to occur of (1) the termination of the Director Warrant Plan by action of the board of directors or otherwise, or (2) 5:00 p.m. EST on the date of listing of our shares on a national securities exchange, each independent director will receive one Warrant for every 25 shares of common stock he purchases. The exercise price of the Warrants will be $12.00 per share.

A total of 500,000 Warrants have been authorized and reserved for issuance under the Director Warrant Plan, each of which will be redeemable for one share of our common stock. Upon our dissolution or liquidation, or upon a reorganization, merger or consolidation, where we are not the surviving corporation, or upon our sale of all or substantially all of our properties, the Director Warrant Plan shall terminate, and any outstanding Warrants shall terminate and be forfeited; provided, however, that holders of Warrants may exercise any Warrants that are otherwise exercisable immediately prior to the effective date of the dissolution, liquidation, consolidation or merger. Notwithstanding the above, our board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives: (1) for the assumption by the successor corporation of the Warrants theretofore granted or the substitution by such corporation for such Warrants of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (2) for the continuance of the Director Warrant Plan by such successor corporation in which event the Director Warrant Plan and the Warrants shall continue in the manner and under the terms so provided; or (3) for the payment in cash or shares in lieu of and in complete satisfaction of such Warrants.

No Warrant may be sold, pledged, assigned or transferred by an independent director in any manner other than by will or the laws of descent or distribution. All Warrants exercised during the independent director’s lifetime shall be exercised only by the independent director or his legal representative. Any transfer contrary to the Director Warrant Plan will nullify and render void the Warrant. Notwithstanding any other provisions of the Director Warrant Plan, Warrants granted under the Director Warrant Plan shall continue to be exercisable in the case of death or disability of the independent director for a period of one year after the death or disabling event, provided that the death or disabling event occurs while the person is an independent director. No Warrant issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

Employee Stock Option Plan

Our 2000 Employee Stock Option Plan (Employee Option Plan) was approved by our stockholders at the annual stockholders meeting held June 28, 2000. Our Employee Option Plan is designed to enable Wells Capital and Wells Management to obtain or retain the services of employees considered essential to our long range success and the success of Wells Capital and Wells Management by offering such employees an opportunity to participate in the growth of the Wells REIT through ownership of our common stock.

Our Employee Option Plan provides for the formation of a Compensation Committee consisting of two or more of our independent directors. (See “Committees of the Board of Directors.”) The Compensation Committee shall conduct the general administration of the Employee Option Plan. The

Compensation Committee is authorized to grant “non-qualified” stock options (Employee Options) to selected employees of Wells Capital and Wells Management based upon the recommendation of Wells Capital and subject to the absolute discretion of the Compensation Committee and applicable limitations of the Employee Option Plan. The exercise price for the Employee Options shall be the greater of (1) $11.00 per share, or (2) the fair market value of the shares on the date the option is granted. A total of 750,000 shares have been authorized and reserved for issuance under our Employee Option Plan. To date, we have not issued any stock options under our Employee Option Plan.

The Compensation Committee shall set the term of the Employee Options in its discretion, although no Employee Option shall have a term greater than five years from the later of (1) the date our shares become listed on a national securities exchange, or (2) the date the Employee Option is granted. The employee receiving Employee Options shall agree to remain in employment with his employer for a period of one year after the Employee Option is granted. The Compensation Committee shall set the period during which the right to exercise an option vests in the holder of the option. No Employee Option issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. In addition, no option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution.

In the event that the Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Employee Option Plan or with respect to an Employee Option, then the Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages to the fullest extent permitted under current Maryland Corporation Law. We also maintain a directors and officers liability insurance policy. Maryland Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders. Indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals, however.

This provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

In spite of the above provisions of Maryland Corporation Law, our articles of incorporation provide that our directors, Wells Capital and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	our directors, Wells Capital or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	our directors, Wells Capital or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors, Wells Capital or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We have agreed to indemnify and hold harmless Wells Capital and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to the Wells REIT and our stockholders against the officers and directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors, officers, Wells Capital or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•	dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

The Advisor

The advisor of the Wells REIT is Wells Capital. Wells Capital has contractual responsibilities to the Wells REIT and its stockholders pursuant to the advisory agreement. Some of our officers and directors are also officers and directors of Wells Capital. (See “Conflicts of Interest.”)

The directors and executive officers of Wells Capital are as follows:

Name	Age	Positions
Leo F. Wells, III	58	President, Treasurer and sole director
Douglas P. Williams	51	Senior Vice President and Assistant Secretary
Stephen G. Franklin	54	Senior Vice President
Kim R. Comer	48	Vice President
Claire C. Janssen	39	Vice President
David H. Steinwedell	42	Vice President

The backgrounds of Messrs. Wells and Williams are described in the “Management—Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.

Stephen G. Franklin, Ph.D. is a Senior Vice President of Wells Capital. Mr. Franklin is responsible for marketing, sales and coordination of broker-dealer relations. Mr. Franklin also serves as Vice President of Wells Real Estate Funds, Inc. Prior to joining Wells Capital in 1999, Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns the American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Masters and Bachelors of Information Technology, International MBA and Adult Evening BBA programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive MBA faculty, and has taught graduate, undergraduate and executive courses in management and organizational behavior, human resources management and entrepreneurship. He is also co-founder and Director of the Center for Healthcare Leadership in the Emory University School of Medicine. Mr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

In 1984, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal stockholder of Financial Service Corporation (FSC), an independent financial planning broker-dealer. Mr. Franklin and the other stockholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

Kim R. Comer is a Vice President of Wells Capital. He is primarily responsible for developing, implementing and monitoring initiatives to further the strategic objectives of Wells Capital. He rejoined Wells Capital as National Vice President of Marketing in April 1997 after working for Wells Capital in similar capacities from January 1992 through September 1995. In prior positions with Wells Capital, he served as both Vice President and Director of Customer Care Services and Vice President of Marketing for the southeast and northeast regions. Mr. Comer has over 10 years experience in the securities industry and is a registered representative and financial principal with the NASD. Additionally, he has substantial financial experience including experience as controller and chief financial officer of two regional broker-dealers. In 1976, Mr. Comer graduated with honors from Georgia State University with a BBA degree in accounting.

Claire C. Janssen is a Vice President of Wells Capital. She is primarily responsible for managing the corporate, real estate, investment and investor accounting areas of the company. Ms. Janssen also serves as a Vice President of Wells Management Company, Inc., our Property Manager. Prior to joining Wells Capital in 2001, Ms. Janssen served as a Vice President of Lend Lease Real Estate (formerly, Equitable Real Estate). From 1990 to 2000, she held various management positions, including Vice President of Institutional Accounting, Vice President of Business/Credit Analysis and Director of Tax/Corporate Accounting. From 1985 to 1990, Ms. Janssen served in management positions for Beers and Cutler, a Washington, D.C. based accounting firm, where she provided both audit and tax services for clients.

Ms. Janssen received a B.S. in business administration with a major in accounting from George Mason University. She is a Certified Public Accountant and a member of American Institute of Certified Public Accountants, Georgia Society of Certified Public Accountants and National Association of Real Estate Companies.

David H. Steinwedell is a Vice President of Wells Capital. He is primarily responsible for the acquisition of real estate properties. Prior to joining Wells Capital in 2001, Mr. Steinwedell served as a principal in Steinwedell and Associates, a capital markets advisory firm specializing in transactions and strategic planning for commercial real estate firms. His background also includes experience as the Executive Vice President of Investment Banking at Jones Lang LaSalle and as Managing Director for Real Estate Investments at Aetna Life and Casualty. He graduated from Hamilton College with a B.S. in Economics. Mr. Steinwedell is a licensed real estate broker in Georgia and is a member of the Urban Land Institute and NAIOP.

Wells Capital employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by the Wells REIT.

The Advisory Agreement

Many of the services to be performed by Wells Capital in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which Wells Capital will perform for us as our advisor, and it is not intended to include all of the services which may be provided to us by Wells Capital or by third parties. Under the terms of the advisory agreement, Wells Capital undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Wells Capital, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

•	acquire properties on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties; and

•	enter into leases and service contracts for the properties acquired.

The term of the current advisory agreement ends on January 30, 2003 and may be renewed for an unlimited number of successive one-year periods. Additionally, the advisory agreement may be terminated:

•	immediately by us for “cause” or upon the bankruptcy of Wells Capital or a material breach of the advisory agreement by Wells Capital;

•	without cause by a majority of the independent directors of the Wells REIT or a majority of the directors of Wells Capital upon 60 days’ written notice; or

•	immediately with “good reason” by Wells Capital.

“Good reason” is defined in the advisory agreement to mean either:

•	any failure by us to obtain a satisfactory agreement from our successor to assume and agree to perform our obligations under the advisory agreement; or

•	any material breach of the advisory agreement of any nature whatsoever by us.

“Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Wells Capital or a breach of the advisory agreement by Wells Capital.

Wells Capital and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Wells Capital must devote sufficient resources to the administration of the Wells REIT to discharge its obligations. Wells Capital may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

Wells Capital may not make any acquisition of property or financing of such acquisition on our behalf without the prior approval of a majority of our board of directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of Wells Capital, subject at all times to such board approval.

We will reimburse Wells Capital for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•	organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by Wells Capital, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee;

•	the annual cost of goods and materials used by us and obtained from entities not affiliated with Wells Capital, including brokerage fees paid in connection with the purchase and sale of securities;

•	administrative services including personnel costs, provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which Wells Capital receives a separate fee; and

•	acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties.

Wells Capital must reimburse us at least annually for amounts paid to Wells Capital in any year to the extent that such payments cause our operating expenses to exceed the greater of (1) 2% of our average invested assets, which consists of the average book value of our real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (2) 25% of our net income, which is defined as our total revenues less total operating expenses for any given period. Operating expenses includes all expenses paid or incurred by the Wells REIT as determined by generally accepted accounting principles, such as (1) real estate operating costs, net of reimbursements, (2) management and leasing fees, (3) general and administrative expenses, and (4) legal and accounting expenses, but excludes (A) expenses of raising capital such as organizational and offering expenses, (B) interest payments, (C) taxes, (D) non-cash expenditures such as depreciation, amortization and bad debt reserves, and (E) amounts payable out of capital contributions which are not treated as operating expenses under generally accepted accounting principles such as the acquisition and advisory fees payable to Wells Capital. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, Wells Capital may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Wells Capital and its affiliates will be paid fees in connection with services provided to us. (See “Management Compensation.”) In the event the advisory agreement is terminated, Wells Capital will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated acquisition fees earned prior to the termination. We will not reimburse Wells Capital or its affiliates for services for which Wells Capital or its affiliates are entitled to compensation in the form of a separate fee.

Shareholdings

Wells Capital currently owns 20,000 limited partnership units of Wells OP, our operating partnership, for which it contributed $200,000 and which constitutes 100% of the limited partner units outstanding at this time. Wells Capital may not sell any of these units during the period it serves as our advisor. Any resale of shares that Wells Capital or its affiliates may acquire in the future will be subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Wells Capital and its affiliates are not prohibited from acquiring shares of the Wells REIT, Wells Capital currently has no options or warrants to acquire any shares and has no current plans to acquire shares. Wells Capital has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with Wells Capital or any of its affiliates.

Affiliated Companies

Property Manager

Our properties will be managed and leased initially by Wells Management Company, Inc. (Wells Management), our Property Manager. Wells Management is a wholly owned subsidiary of Wells Real Estate Funds, Inc., and Mr. Wells is the sole director of Wells Management. (See “Conflicts of Interest.”) The principal officers of Wells Management are as follows:

Name	Age	Positions
Leo F. Wells, III	58	President and Treasurer
M. Scott Meadows	38	Senior Vice President and Secretary
John G. Oliver	53	Vice President
Michael L. Watson	59	Vice President

The background of Mr. Wells is described in the “Management—Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of Wells Management.

M. Scott Meadows is a Senior Vice President and Secretary of Wells Management. He is primarily responsible for the acquisition, operation, management and disposition of real estate investments. Prior to joining Wells Management in 1996, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a 500,000 square foot office and retail portfolio. Mr. Meadows previously managed real estate as a Property Manager for Sea Pines Plantation Company. He graduated from University of Georgia with a B.B.A. in management. Mr. Meadows is a Georgia real estate broker and holds a Real Property Administrator (RPA) designation from the Building Owners and Managers Institute International and a Certified Property Manager (CPM) designation from the Institute of Real Estate Management.

John G. Oliver is a Vice President of Wells Management. He is primarily responsible for operation and management of real estate properties. Prior to joining Wells Management in July 2000, Mr. Oliver served as Vice President with C.B. Richard Ellis where he was responsible for the management of properties occupied by Delta Airlines. Mr. Oliver previously was the Vice President of Property Management for Grubb and Ellis for their southeast region and served on their Executive Property Management Council. He graduated from Georgia State University with a B.S. in real estate. Mr. Oliver is a past President of the Atlanta chapter of BOMA (Building Owners and Managers Association) and holds a Certified Property Manager (CPM) designation from the Institute of Real Estate Management.

Michael L. Watson is a Vice President of Wells Management. He is primarily responsible for performing due diligence investigations on our properties and overseeing construction and tenant improvement projects including design, engineering, and progress-monitoring functions. Prior to joining Wells Management in 1995, Mr. Watson was Senior Project Manager with Abrams Construction in Atlanta from 1982 to 1995. His primary responsibilities included supervising a variety of projects consisting of high-rise office buildings, military bases, state projects and neighborhood shopping centers. He graduated from the University of Miami with a B.S. in civil engineering.

Wells Management is engaged in the business of real estate management. It was organized and commenced active operations in 1983 to lease and manage real estate projects that Wells Capital and its affiliates operate or in which they own an interest. As of June 30, 2002, Wells Management was managing in excess of 8,800,000 square feet of office and industrial buildings and shopping centers. We will pay Wells Management property management and leasing fees not exceeding the lesser of: (A) 4.5% of gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by the Wells REIT, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as the excess of (1) the aggregate of the fair market value of all properties owned by the Wells REIT (excluding vacant properties), over (2) the aggregate outstanding debt of the Wells REIT (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month’s rent). Wells Management will also retain third-party property managers or subcontract manager services to third-party property managers as it deems appropriate for certain of our properties.

In the event that Wells Management assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements.

Wells Management will hire, direct and establish policies for employees who will have direct responsibility for each property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of the following:

•	Wells Capital;

•	Wells Management;

•	partnerships organized by Wells Management and its affiliates; and

•	other persons or entities owning properties managed by Wells Management.

Wells Management will direct the purchase of equipment and supplies and will supervise all maintenance activity.

The management fees to be paid to Wells Management will cover, without additional expense to the Wells REIT, the property manager’s general overhead costs such as its expenses for rent and utilities.

The principal office of Wells Management is located at 6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092.

Dealer Manager

Wells Investment Securities, Inc. (Wells Investment Securities), our Dealer Manager, is a member firm of the NASD, Inc. (NASD). Wells Investment Securities was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells programs.

Wells Investment Securities will provide certain wholesaling, sales promotional and marketing assistance services to the Wells REIT in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. (See “Plan of Distribution” and “Management Compensation.”)

Wells Real Estate Funds, Inc. is the sole stockholder and Mr. Wells is the President, Treasurer and sole director of Wells Investment Securities. (See “Conflicts of Interest.”)

IRA Custodian

Wells Advisors, Inc. (Wells Advisors) was organized in 1991 for the purpose of acting as a non-bank custodian for IRAs investing in the securities of Wells real estate programs. Wells Advisors currently charges no fees for such services. Wells Advisors was approved by the Internal Revenue Service to act as a qualified non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors acts as an IRA custodian, the authority of Wells Advisors is limited to holding limited partnership units or REIT shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in such units or shares solely at the direction of the beneficiary of the IRA. Well Advisors is not authorized to vote any of such units or shares held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the President and sole director and owns 50% of the common stock and all of the preferred stock of Wells Advisors. As of June 30, 2002, Wells Advisors was acting as the IRA custodian for in excess of $373,442,000 in Wells real estate program investments.

Management Decisions

The primary responsibility for the management decisions of Wells Capital and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and the property management and leasing of these investment properties, will reside in Leo F. Wells, III, Douglas P. Williams, M. Scott Meadows, David H. Steinwedell and John G. Oliver. Wells Capital seeks to invest in commercial properties that satisfy our investment objectives, typically office and industrial buildings located in densely populated metropolitan markets in which the major tenant is a company with a net worth of in excess of $100,000,000. Our board of directors must approve all acquisitions of real estate properties.

MANAGEMENT COMPENSATION

The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by the Wells REIT to Wells Capital and its affiliates.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Maximum Dollar Amount(1)

	Organizational and Offering Stage

Selling Commissions —Wells Investment Securities	Up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Wells Investment Securities, our Dealer Manager, intends to reallow 100% of commissions earned for those transactions that involve participating broker-dealers.	$231,000,000

Dealer Manager Fee —Wells Investment Securities	Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Wells Investment Securities, in its sole discretion, may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers.	$82,500,000

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Maximum Dollar Amount(1)
Reimbursement of Organization and Offering Expenses—Wells Capital or its Affiliates(2)

Up to 3.0% of gross offering proceeds. All organization and offering expenses (excluding selling commissions and the dealer manager fee) will be advanced by Wells Capital or its affiliates and reimbursed by the Wells REIT up to 3.0% of aggregate gross offering proceeds. We currently estimate that approximately $49,500,000 of organization and offering costs will be incurred if the maximum offering of 330,000,000 shares is sold.

		$49,500,000 (estimated)

	Acquisition and Development Stage

Acquisition and Advisory Fees—Wells Capital or its Affiliates(3)	Up to 3.0% of gross offering proceeds for the review and evaluation of potential real property acquisitions.	$99,000,000

Reimbursement of Acquisition Expenses—Wells Capital or its Affiliates(3)	Up to 0.5% of gross offering proceeds for reimbursement of expenses related to real property acquisitions, such as legal fees, travel expenses, property appraisals, title insurance premium expenses and other closing costs.	$16,500,000

	Operational Stage

Property Management and Leasing Fees—Wells Management

For the management and leasing of our properties, we will pay Wells Management, our Property Manager, property management and leasing fees of up to 4.5% of gross revenues; provided, however, that aggregate property management and leasing fees payable to Wells Management may not exceed the lesser of: (A) 4.5% of gross revenues; or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by the Wells REIT, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as the excess of (1) the aggregate of the fair market value of all properties owned by the Wells REIT (excluding vacant properties), over (2) the aggregate outstanding debt of the Wells REIT (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month’s rent).

		Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Maximum Dollar Amount(1)
Real Estate Commissions— Wells Capital or its Affiliates

In connection with the sale of properties, an amount not exceeding the lesser of: (A) 50% of the reasonable, customary and competitive real estate brokerage commissions customarily paid for the sale of a comparable property in light of the size, type and location of the property; or (B) 3.0% of the contract price of each property sold, subordinated to distributions to investors from sale proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100% of their capital contributions, plus (2) an 8.0% annual cumulative, noncompounded return on their net capital contributions; provided however, in no event will the amounts paid under (A) or (B) exceed an amount equal to 6.0% of the contract sales price when combined with real estate commissions paid to unaffiliated third parties.

Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Participation in Net Sale Proceeds— Wells Capital(4)

After investors have received a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, then Wells Capital is entitled to receive 10.0% of remaining net sale proceeds.

Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Incentive Listing Fee— Wells Capital(5)(6)

Upon listing, a fee equal to 10.0% of the amount by which (1) the market value of the outstanding stock of the Wells REIT plus distributions paid by the Wells REIT prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to investors.

Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

The Wells REIT may not reimburse any entity for operating expenses in excess of the greater of 2% of our average invested assets or 25% of our net income for the year.

(Footnotes to “Management Compensation”)

(1)	The estimated maximum dollar amounts are based on the sale of a maximum of 300,000,000 shares to the public at $10 per share and the sale of 30,000,000 shares at $10 per share pursuant to our dividend reinvestment plan.
(2)	These reimbursements will include organization and offering expenses previously advanced by Wells Capital with regards to prior offerings of our shares, to the extent not reimbursed out of proceeds from prior offerings, and subject for the 3.0% of gross offering proceeds overall limitation.
(3)	Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we will purchase, as required by the NASAA Guidelines.
(4)	The subordinated participation in net sale proceeds and the subordinated incentive listing fee to be received by Wells Capital are mutually exclusive of each other. In the event that the Wells REIT becomes listed and Wells Capital receives the subordinated incentive listing fee prior to its receipt of the subordinated participation in net sale proceeds, Wells Capital shall not be entitled to any such participation in net sale proceeds.

(5)	If at any time the shares become listed on a national securities exchange or included for quotation on NASDAQ, we will negotiate in good faith with Wells Capital a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Wells Capital. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Wells Capital in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Wells Capital through their relationship with us;

•	the quality and extent of service and advice furnished by Wells Capital;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by Wells Capital for the account of other clients.

Our board of directors, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Wells Capital than the current fee structure.

(6)	The market value of the outstanding stock of the Wells REIT will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange.

We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to Wells Capital as a result of the listing of the shares, we will not be required to pay Wells Capital any further subordinated participation in net sale proceeds.

In addition, Wells Capital and its affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by the Wells REIT. Wells Capital may be reimbursed for the administrative services necessary to the prudent operation of the Wells REIT provided that the reimbursement shall not be for services for which it is entitled to compensation by way of a separate fee.

Since Wells Capital and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of the Wells REIT such as the property management fees for operating the properties and the subordinated participation in net sale proceeds, Wells Capital has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Wells Capital is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See “Management—The Advisory Agreement.”) Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by Wells Capital or its affiliates by reclassifying them under a different category.

STOCK OWNERSHIP

The following table shows, as of June 30, 2002, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Shares	Percentage
Leo F. Wells, III	698	*
6200 The Corners Parkway, Suite 250 Atlanta, GA 30092
Douglas P. Williams	None	N/A
6200 The Corners Parkway, Suite 250 Atlanta, GA 30092
John L. Bell(1)	3,000	*
800 Mt. Vernon Highway, Suite 230 Atlanta, GA 30328
Michael R. Buchanan	None	N/A
1630 Misty Oaks Drive Atlanta, GA 30350
Richard W. Carpenter(1)	3,000	*
Realmark Holdings Corporation P.O. Box 421669 (30342) 5570 Glenridge Drive Atlanta, GA 30342
Bud Carter(1)	8,373	*
The Executive Committee 100 Mount Shasta Lane Alpharetta, GA 30022-5440
William H. Keogler, Jr.(1)	3,000	*
469 Atlanta Country Club Drive Marietta, GA 30067
Donald S. Moss(1)	80,717	*
114 Summerour Vale Duluth, GA 30097
Walter W. Sessoms(1)	40,243	*
5995 River Chase Circle NW Atlanta, GA 30328
Neil H. Strickland(1)	3,285	*
Strickland General Agency, Inc. 3109 Crossing Park P.O. Box 129 Norcross, GA 30091
All directors and executive officers as a group(2)	142,316	*

*	Less than 1% of the outstanding common stock.
(1)	Includes options to purchase up to 3,000 shares of common stock, which are exercisable within 60 days of June 30, 2002.
(2)	Includes options to purchase an aggregate of up to 21,000 shares of common stock, which are exercisable within 60 days of June 30, 2002.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Wells Capital, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which Wells Capital and its affiliates will be compensated by the Wells REIT. (See “Management Compensation.”)

The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a statutory obligation to act in the best interest of the stockholders. (See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”) These conflicts include, but are not limited to, the following:

Interests in Other Real Estate Programs

Wells Capital and its affiliates are general partners of other Wells programs, including partnerships which have investment objectives similar to those of the Wells REIT, and we expect that they will organize other such partnerships and programs in the future. Wells Capital and such affiliates have legal and financial obligations with respect to these partnerships that are similar to their obligations to the Wells REIT. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the Wells REIT that, if such obligations were enforced against them, could result in substantial reduction of their net worth.

Wells Capital and its affiliates are currently sponsoring a real estate program known as Wells Real Estate Fund XIII, L.P. (Wells Fund XIII). The registration statement of Wells Fund XIII was declared effective by the Securities and Exchange Commission (SEC) on March 29, 2001 for the offer and sale to the public of up to 4,500,000 units of limited partnership interest at a price of $10.00 per unit.

As described in the “Prior Performance Summary,” Wells Capital and its affiliates have sponsored the following 14 public real estate programs with substantially identical investment objectives as those of the Wells REIT:

  1.  Wells Real Estate Fund I (Wells Fund I),

  2.  Wells Real Estate Fund II (Wells Fund II),

  3.  Wells Real Estate Fund II-OW (Wells Fund II-OW),

  4.  Wells Real Estate Fund III, L.P. (Wells Fund III),

  5.  Wells Real Estate Fund IV, L.P. (Wells Fund IV),

  6.  Wells Real Estate Fund V, L.P. (Wells Fund V),

  7.  Wells Real Estate Fund VI, L.P. (Wells Fund VI),

  8.  Wells Real Estate Fund VII, L.P. (Wells Fund VII),

  9.  Wells Real Estate Fund VIII, L.P. (Wells Fund VIII),

10.  Wells Real Estate Fund IX, L.P. (Wells Fund IX),

11.  Wells Real Estate Fund X, L.P. (Wells Fund X),

12.  Wells Real Estate Fund XI, L.P. (Wells Fund XI),

13.  Wells Real Estate Fund XII, L.P. (Wells Fund XII), and

14.  Wells Real Estate Fund XIII, L.P. (Wells Fund XIII).

In the event that the Wells REIT, or any other Wells program or other entity formed or managed by Wells Capital or its affiliates is in the market for similar properties, Wells Capital will review the investment portfolio of each such affiliated entity prior to making a decision as to which Wells program will purchase such properties. (See “Certain Conflict Resolution Procedures.”)

Wells Capital or one of its affiliates may acquire, for its own account or for private placement, properties which it deems not suitable for purchase by the Wells REIT, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

Other Activities of Wells Capital and its Affiliates

We rely on Wells Capital for the day-to-day operation of our business. As a result of its interests in other Wells programs and the fact that it has also engaged and will continue to engage in other business activities, Wells Capital and its affiliates will have conflicts of interest in allocating their time between the Wells REIT and other Wells programs and activities in which they are involved. (See “Risk Factors—Investment Risks.”) However, Wells Capital believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Wells programs and ventures in which they are involved.

In addition, certain of our executive officers and directors are also officers and directors of Wells Capital, our advisor and the general partner of the various real estate programs sponsored by Wells Capital and its affiliates described above, Wells Management, our Property Manager, and Wells Investment Securities, our Dealer Manager, and as such, owe fiduciary duties to these various entities and their stockholders and limited partners. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to the Wells REIT and its stockholders. (See “Risk Factors—Investment Risks.”)

In addition to the real estate programs sponsored by Wells Capital and its affiliates described above, Wells Capital and its affiliates are also sponsoring an index mutual fund that invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT Index Fund). The REIT Index Fund is a mutual fund which seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index.

We may purchase or lease a property from Wells Capital or its affiliates upon a finding by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, that such transaction is competitive and commercially reasonable to the Wells REIT and at a price no greater than the cost of the property; provided, however, if the price is in excess of the cost of such property, that substantial justification for such excess exists and such excess is reasonable and the acquisition is disclosed. In no event may the Wells REIT:

•	loan funds to Wells Capital or any of its affiliates; or

•	enter into agreements with Wells Capital or its affiliates for the provision of insurance covering the Wells REIT or any of our properties.

Competition

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other Wells programs own properties. In such a case, a conflict could arise in the leasing of properties in the event that the Wells REIT and another Wells program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that the Wells REIT and another Wells program were to attempt to sell similar properties at the same time. (See “Risk Factors—Investment Risks”). Conflicts of interest may also exist at such time as the Wells REIT or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Wells Capital will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, Wells Capital will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that Wells Capital may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Since Wells Investment Securities, our Dealer Manager, is an affiliate of Wells Capital, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See “Plan of Distribution.”)

Affiliated Property Manager

Since we anticipate that properties we acquire will be managed and leased by Wells Management, our Property Manager, we will not have the benefit of independent property management. (See “Management—Affiliated Companies.”)

Lack of Separate Representation

Holland & Knight LLP is counsel to the Wells REIT, Wells Capital, Wells Investment Securities and their affiliates in connection with this offering and may in the future act as counsel to the Wells REIT, Wells Capital, Wells Investment Securities and their various affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between the Wells REIT and Wells Capital, Wells Investment Securities or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Wells Capital

We have entered into joint ventures with other Wells programs to acquire and own properties and are likely to enter into one or more joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. (See “Investment Objectives and Criteria—Joint Venture Investments.”) Wells Capital and its affiliates may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Wells Capital may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since Wells Capital and its affiliates will control both the affiliated co-venturer and, to a certain extent, the Wells REIT, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. (See “Risk Factors—Investment Risks.”)

Receipt of Fees and Other Compensation by Wells Capital and its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by Wells Capital and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to Wells Capital and its affiliates relating to the sale of properties are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, Wells Capital has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Wells Capital may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Wells Capital and its affiliates regardless of the quality of the properties acquired or the services provided to the Wells REIT. (See “Management Compensation.”)

Every transaction we enter into with Wells Capital or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and Wells Capital or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to (1) transactions we enter into with Wells Capital and its affiliates, (2) certain future offerings, and (3) allocation of properties among affiliated entities. These restrictions include, among others, the following:

•	Except as otherwise described in this prospectus, we will not accept goods or services from Wells Capital or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions, approve such transactions as fair and reasonable to the Wells REIT and on terms and conditions not less favorable to the Wells REIT than those available from unaffiliated third parties.

•	We will not purchase or lease properties in which Wells Capital or its affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Wells REIT and at a price to the Wells REIT no greater than the cost of the property to Wells Capital or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to Wells Capital or its affiliates or to our directors unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to the Wells REIT.

•	We will not make any loans to Wells Capital or its affiliates or to our directors. In addition, Wells Capital and its affiliates will not make loans to us or to joint ventures in which we are a joint venture partner for the purpose of acquiring properties. Any loans made to us by Wells Capital or its affiliates or our directors for other purposes must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to the Wells REIT than comparable loans between unaffiliated parties. Wells Capital and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of the Wells REIT or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the “Management—The Advisory Agreement” section of this prospectus.

•	In the event that an investment opportunity becomes available which is suitable, under all of the factors considered by Wells Capital, for the Wells REIT and one or more other public or private entities affiliated with Wells Capital and its affiliates, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, Wells Capital, subject to approval by our board of directors, shall examine, among others, the following factors:

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area, and on diversification of the tenants of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase of each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and Wells Capital, to be more appropriate for a program other than the program that committed to make the investment, Wells Capital may determine that another program affiliated with Wells Capital or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by Wells Capital for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

INVESTMENT OBJECTIVES AND CRITERIA

General

We invest in commercial real estate properties, including properties that are under development or construction, are newly constructed or have been constructed and have operating histories. Our investment objectives are:

•	to maximize cash dividends paid to you;

•	to preserve, protect and return your capital contributions;

•	to realize growth in the value of our properties upon our ultimate sale of such properties; and

•	to provide you with liquidity of your investment by listing the shares on a national exchange or, if we do not obtain listing of the shares by January 30, 2008, our articles of incorporation require us to begin the process of selling our properties and distributing the net proceeds from such sales to you.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon approval of stockholders holding a majority of our outstanding shares. (See “Description of Shares.”)

Decisions relating to the purchase or sale of properties will be made by Wells Capital, as our advisor, subject to approval by our board of directors. See “Management” for a description of the background and experience of our directors and executive officers.

Acquisition and Investment Policies

We will seek to invest substantially all of the offering proceeds available for investment after the payment of fees and expenses in the acquisition of high-grade commercial office and industrial buildings located in densely populated metropolitan markets, which are newly constructed, under construction, or which have been previously constructed and have operating histories. We are not limited to such investments, however. We may invest in other real estate investments, including, but not limited to, warehouse and distribution facilities, shopping centers, business and industrial parks, manufacturing facilities and other types of real estate properties. To date, we have invested primarily in office and industrial buildings located in densely populated suburban markets. (See “Description of Real Estate Investments” and “Prior Performance Summary.”) We will primarily attempt to acquire commercial properties that are less than five years old, the space in which has been leased or preleased to one or more large corporate tenants who satisfy our standards of creditworthiness. (See “Terms of Leases and Tenant Creditworthiness.”)

We will seek to invest in properties that will satisfy the primary objective of providing cash dividends to our stockholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash dividends to our stockholders. To the extent feasible, we will strive to invest in a diversified portfolio of properties in terms of geography, type of property and industry group of our tenants, that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing growth in value upon the ultimate sale of our properties.

We anticipate that a minimum of 84% of the proceeds from the sale of shares will be used to acquire real estate properties and the balance will be used to pay various fees and expenses. (See “Estimated Use of Proceeds.”)

We anticipate purchasing land for the purpose of developing the types of commercial buildings described above. We will not invest more than 10% of the net offering proceeds available for investment in properties in unimproved or non-income producing properties. A property: (1) not acquired for the purpose of producing rental or other operating income, or (2) with no development or construction in process or planned in good faith to commence within one year will be considered unimproved property for purposes of this limitation.

Although we are not limited as to the form our investments may take, our investments in real estate will generally take the form of holding fee title or a long-term leasehold estate in the properties we acquire. We will acquire such interests either directly in Wells OP (See “The Operating Partnership Agreement”) or indirectly by acquiring membership interests in or acquisitions of property through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with developers of properties, affiliates of Wells Capital or other persons. (See “Joint Venture Investments” below.) We may invest in or make mortgage loans, junior debt or subordinated mortgage loans or combinations of debt and equity, subject to the limitations contained in our articles of incorporation. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. (See “Federal Income Tax Considerations—Sale-Leaseback Transactions.”)

Although we are not limited as to the geographic area where we may conduct our operations, we currently intend to invest in properties located in the United States.

We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

In making investment decisions for us, Wells Capital will consider relevant real estate property and financial factors, including the creditworthiness of major tenants, the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, Wells Capital will have substantial discretion with respect to the selection of specific investments.

Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to Wells Capital;

•	title and liability insurance policies; and

•	audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission.

We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of a Phase I review, for each property purchased and are generally satisfied with the environmental status of the property.

We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to the Wells REIT a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

In purchasing, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	periods of high interest rates and tight money supply which may make the sale of properties more difficult;

•	tenant turnover; and

•	general overbuilding or excess supply in the market area.

Development and Construction of Properties

We may invest substantially all of the proceeds available for investment in properties on which improvements are to be constructed or completed although we may not invest in excess of 10% of the offering proceeds available for investment in properties with respect to which construction is not planned in good faith to commence within one year from the date of their acquisition. To help ensure performance by the builders of properties that are under construction, completion of properties under construction may be guaranteed at the price contracted either by an adequate completion bond or performance bond. We may rely, however, upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. (See “Risk Factors—Real Estate Risks.”)

We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by the Wells REIT.

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be economically what is generally referred to as “triple net” leases. A “triple net” lease provides that in addition to making its lease payments, the tenant will be required to pay or reimburse the Wells REIT for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs.

Wells Capital has developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be large corporations or other entities which have a net worth in excess of

$100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000. As of June 30, 2002, approximately 95% of the aggregate gross rental income of the Wells REIT was derived from tenants which are corporations, each of which at the time of lease execution had a net worth of at least $100,000,000 or whose lease obligations were guaranteed by another corporation having a net worth of at least $100,000,000.

In an attempt to limit or avoid speculative purchases, to the extent possible, Wells Capital will seek to secure, on our behalf, leases with tenants at or prior to the closing of our acquisitions of properties.

We anticipate that tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from our offering proceeds. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space. (See “Risk Factors—Real Estate Risks.”)

Joint Venture Investments

We have entered into joint ventures in the past, and are likely to enter into joint ventures in the future, with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. (See “Description of Real Estate Investments—Joint Ventures with Affiliates.”) In this connection, we will likely enter into joint ventures with Wells Fund XIII or other Wells programs. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third-parties for the purpose of developing, owning and operating real properties. (See “Conflicts of Interest.”) In determining whether to invest in a particular joint venture, Wells Capital will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of real estate property investments of the Wells REIT. (See generally “Investment Objectives and Criteria.”)

At such time as Wells Capital enters into a joint venture with another Wells program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such investment transaction. We may only enter into joint ventures with other Wells programs for the acquisition of properties if:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to the Wells REIT;

•	the investment by the Wells REIT and such affiliate are on substantially the same terms and conditions; and

•	we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Our entering into joint ventures with other Wells programs will result in certain conflicts of interest. (See “Conflicts of Interest—Joint Ventures with Affiliates of Wells Capital.”)

Section 1031 Exchange Program

Wells Development Corporation (Wells Development), an affiliate of Wells Management, our Property Manager, and Wells Capital, our advisor, intends to form a series of single member limited liability companies (each of which is referred to in this prospectus as Wells Exchange) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons (1031 Participants) who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. We anticipate that Wells Development will sponsor a series of private placement offerings of interests in limited liability companies owning co-tenancy interests in various properties to 1031 Participants.

Wells Development anticipates that properties acquired in connection with the Section 1031 Exchange Program will be financed by obtaining a new first mortgage secured by the property acquired. In order to finance the remainder of the purchase price for properties to be acquired by Wells Exchange, it is anticipated that Wells Exchange will obtain a short-term loan from an institutional lender for each property. Following its acquisition of a property, Wells Exchange will attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which will be used to pay off the short-term loan. At the closing of each property to be acquired by Wells Exchange, we anticipate that Wells OP, our operating partnership, will enter into a contractual arrangement providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property to 1031 Participants, Wells OP will purchase, at Wells Exchange’s cost, any co-tenancy interests remaining unsold. (See “Risk Factors—Section 1031 Exchange Program.”) In addition, Wells OP may enter into one or more additional contractual arrangements obligating it to purchase co-tenancy interests in a particular property directly from the 1031 Participants. In consideration for such obligations, Wells Exchange will pay Wells OP a fee (Take Out Fee) in an amount currently anticipated to range between 1.0% and 1.5% of the amount of the short-term loan being obtained by Wells Exchange. (See “Risk Factors—Federal Income Tax Risks.”)

Our board of directors, including a majority of our independent directors, will be required to approve each property acquired pursuant to the Section 1031 Exchange Program in the event that Wells OP has any obligation to potentially acquire any interest in the property. Accordingly, Wells Exchange intends to purchase only real estate properties which otherwise meet the investment objectives of the Wells REIT. Wells OP may execute an agreement providing for the potential purchase of the unsold co-tenancy interests from Wells Exchange only after a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve of the transaction as being fair, competitive and commercially reasonable to Wells OP and at a price to Wells OP no greater than the cost of the co-tenancy interests to Wells Exchange. If the price to Wells OP is in excess of such cost, our directors must find substantial justification for such excess and that such excess is reasonable. In addition, a fair market value appraisal for each property must be obtained from an independent expert selected by our independent directors, and in no event may Wells OP purchase co-tenancy interests at a price that exceeds the current appraised value for the property interests.

As set forth above, pursuant to the terms of these contractual arrangements, Wells OP may be obligated to purchase co-tenancy interests in certain properties offered to 1031 Participants to the extent co-tenancy interests remain unsold at the end of the offering. All purchasers of co-tenancy interests, including Wells OP in the event that it is required to purchase co-tenancy interests, will be required to execute a tenants in common agreement with the other purchasers of co-tenancy interests in that particular property and a property management agreement providing for the property management and leasing of the property by Wells Management and the payment of property management and leasing fees to Wells Management equal to 4.5% of gross revenues. Accordingly, in the event that Wells OP is required to purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we will be subject to various risks associated with co-tenancy arrangements which are not otherwise present in real estate investments such as the risk that the interests of the 1031 Participants will become adverse to our interests. (See “Risk Factors—Section 1031 Exchange Program.”)

Borrowing Policies

While we strive for diversification, the number of different properties we can acquire will be affected by the amount of funds available to us. See “Description of Real Estate Investments—Real Estate Loans” for a description of our existing loans and the outstanding loan balances.

Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of any property. The NASAA Guidelines only limit our borrowing to 75% of the value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report. However, under our articles of incorporation, we have a self-imposed limitation on borrowing which precludes us from borrowing in the aggregate in excess of 50% of the value of all of our properties. As of June 30, 2002, we had an aggregate debt leverage ratio of 1.76% of the value of our properties.

By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See “Risk Factors—Real Estate Risks.”) To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Wells Capital will use its best efforts to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of the indebtedness.

Wells Capital will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from Wells Capital and its affiliates for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to the Wells REIT than comparable loans between unaffiliated parties.

Disposition Policies

We intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. We may sell a property before the end of the expected holding period if, among other reasons:

•	the tenant has involuntarily liquidated;

•	in the judgment of Wells Capital, the value of a property might decline substantially;

•	an opportunity has arisen to improve other properties;

•	we can increase cash flow through the disposition of the property;

•	the tenant is in default under the lease; or

•	in our judgment, the sale of the property is in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. (See “Federal Income Tax Considerations—Failure to Qualify as a REIT.”) The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

If our shares are not listed for trading on a national securities exchange or included for quotation on NASDAQ by January 30, 2008, our articles of incorporation require us to begin the process of selling our properties and distributing the net sale proceeds to you in liquidation of the Wells REIT. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for the stockholders. We cannot determine at this time the circumstances, if any, under which our directors will agree to list our shares. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this time period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders which may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated. In addition, we may consider other business strategies such as reorganizations or mergers with other entities if our board of directors determines such strategies would be in the best interests of our stockholders. Any change in the investment objectives set forth in our articles of incorporation would require the vote of stockholders holding a majority of our outstanding shares.

Investment Limitations

Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the NASAA Guidelines. These limitations cannot be changed unless our articles of incorporation are amended, which requires approval of our stockholders. Unless our articles are amended, we will not:

•	borrow in excess of 50% of the aggregate value of all properties owned by us, provided that we may borrow in excess of 50% of the value of an individual property;

•	invest in equity securities unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such investment as being fair, competitive and commercially reasonable;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in mortgage loans except in connection with a sale or other disposition of a property;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. Mortgage debt on any property shall not exceed such property’s appraised value. In cases where our board of directors determines, and in all cases in which the transaction is with any of our directors or Wells Capital and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Wells Capital or its affiliates;

•	invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt exceeds 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Wells REIT would not then exceed 25% of our net assets, which shall mean our total assets less our total liabilities;

•	engage in any short sale or borrow on an unsecured basis, if the borrowing will result in asset coverage of less than 300%. “Asset coverage,” for the purpose of this clause, means the ratio which the value of our total assets, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all of our unsecured borrowings;

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities which are non-voting or assessable;

•	issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act of 1940, except pursuant to our share redemption program;

•	grant warrants or options to purchase shares to Wells Capital or its affiliates or to officers or directors affiliated with Wells Capital except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

•	engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

•	invest more than 5% of the value of our assets in the securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

•	invest in securities representing more than 10% of the outstanding voting securities of any one issuer if the investment would cause us to fail to qualify as a REIT; or

•	lend money to our directors or to Wells Capital or its affiliates.

Wells Capital will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, Wells Capital will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the Act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take the necessary action to attempt to ensure that we are not deemed to be an “investment company.”

Change in Investment Objectives and Limitations

Our articles of incorporation require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefore is required to be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of the stockholders. Our investment objectives themselves, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.

DESCRIPTION OF REAL ESTATE INVESTMENTS

General

As of July 1, 2002, we had purchased interests in 53 real estate properties located in 19 states, most of which are leased to tenants on an economicly triple-net basis. As of July 1, 2002, all of these properties were 100% leased to tenants. The cost of each of the properties will be depreciated for tax purposes over a 40-year period on a straight-line basis. We believe all of the properties are adequately covered by insurance and are suitable for their intended purposes. The following table provides certain additional information about these properties.

Property Name	Tenant	Property Location	% Owned	Purchase Price	Square Feet	Annual Rent
ISS Atlanta	Internet Security Systems, Inc.	Atlanta, GA	100%	$40,500,000	238,600		$4,623,445
MFS Phoenix	Massachusetts Financial Services Company	Phoenix, AZ	100%	$25,800,000	148,605		$2,347,959
TRW Denver	TRW, Inc.	Aurora, CO	100%	$21,060,000	108,240		$2,870,709
Agilent Boston	Agilent Technologies, Inc.	Boxborough, MA	100%	$31,742,274	174,585		$3,578,993
Experian/TRW	Experian Information Solutions, Inc.	Allen, TX	100%	$35,150,000	292,700		$3,438,277
BellSouth Ft. Lauderdale	BellSouth Advertising and Publishing Corporation	Ft. Lauderdale, FL	100%	$6,850,000	47,400		$747,033
Agilent Atlanta	Agilent Technologies, Inc. Koninklijke Philips Electronics N.V.	Alpharetta, GA	100%	$15,100,000	66,811 34,396	$ $	1,344,905 692,391
Travelers Express Denver	Travelers Express Company, Inc.	Lakewood, CO	100%	$10,395,845	68,165		$1,012,250
Dana Kalamazoo	Dana Corporation	Kalamazoo, MI	100%	$41,950,000(1)	147,004		$1,842,800
Dana Detroit	Dana Corporation	Farmington Hills, MI	100%	(see above) (1)	112,480		$2,330,600
Novartis Atlanta	Novartis Opthalmics, Inc.	Duluth, GA	100%	$15,000,000	100,087		$1,426,240
Transocean Houston	Transocean Deepwater Offshore Drilling, Inc.	Houston, TX	100%	$22,000,000	103,260		$2,110,035
	Newpark Drilling Fluids, Inc.				52,731		$1,153,227
Arthur Andersen	Arthur Andersen LLP	Sarasota, FL	100%	$21,400,000	157,700		$1,988,454
Windy Point I	TCI Great Lakes, Inc. The Apollo Group, Inc. Global Knowledge Network Various other tenants	Schaumburg, IL	100%	$32,225,000(2)	129,157 28,322 22,028 8,884	$ $ $ $	2,067,204 477,226 393,776 160,000
Windy Point II	Zurich American Insurance	Schaumburg, IL	100%	$57,050,000(2)	300,034		$5,091,577
Convergys	Convergys Customer Management Group, Inc.	Tamarac, FL	100%	$13,255,000	100,000		$1,248,192
ADIC	Advanced Digital Information Corporation	Parker, CO	68.2%	$12,954,213	148,204		$1,222,683
Lucent	Lucent Technologies, Inc.	Cary, NC	100%	$17,650,000	120,000		$1,800,000
Ingram Micro	Ingram Micro, L.P.	Millington, TN	100%	$21,050,000	701,819		$2,035,275
Nissan (3)	Nissan Motor Acceptance Corporation	Irving, TX	100%	$42,259,000(4)	268,290		$4,225,860(5)
IKON	IKON Office Solutions, Inc.	Houston, TX	100%	$20,650,000	157,790		$2,015,767
State Street	SSB Realty, LLC	Quincy, MA	100%	$49,563,000	234,668		$6,922,706
AmeriCredit	AmeriCredit Financial Services Corporation	Orange Park, FL	68.2%	$12,500,000	85,000		$1,336,200
Comdata	Comdata Network, Inc.	Brentwood, TN	55.0%	$24,950,000	201,237		$2,458,638
AT&T Oklahoma	AT&T Corp. Jordan Associates, Inc.	Oklahoma City, OK	55.0%	$15,300,000	103,500 25,000	$ $	1,242,000 294,500
Metris Minnesota	Metris Direct, Inc.	Minnetonka, MN	100%	$52,800,000	300,633		$4,960,445
Stone & Webster	Stone & Webster, Inc. SYSCO Corporation	Houston, TX	100%	$44,970,000	206,048 106,516	$ $	4,533,056 2,130,320
Motorola Plainfield	Motorola, Inc.	S. Plainfield, NJ	100%	$33,648,156	236,710		$3,324,428
Quest	Quest Software, Inc.	Irvine, CA	15.8%	$7,193,000	65,006		$1,287,119

Property Name	Tenant	Property Location	% Owned	Purchase Price	Square Feet	Annual Rent
Delphi	Delphi Automotive Systems, LLC	Troy, MI	100%	$19,800,000	107,193		$1,955,524
Avnet	Avnet, Inc.	Tempe, AZ	100%	$13,250,000	132,070		$1,516,164
Siemens	Siemens Automotive Corp.	Troy, MI	56.8%	$14,265,000	77,054		$1,374,643
Motorola Tempe	Motorola, Inc.	Tempe, AZ	100%	$16,000,000	133,225		$1,843,834
ASML	ASM Lithography, Inc.	Tempe, AZ	100%	$17,355,000	95,133		$1,927,788
Dial	Dial Corporation	Scottsdale, AZ	100%	$14,250,000	129,689		$1,387,672
Metris Tulsa	Metris Direct, Inc.	Tulsa, OK	100%	$12,700,000	101,100		$1,187,925
Cinemark	Cinemark USA, Inc. The Coca-Cola Company	Plano, TX	100%	$21,800,000	65,521 52,587	$ $	1,366,491 1,354,184
Gartner	The Gartner Group, Inc.	Ft. Myers, FL	56.8%	$8,320,000	62,400		$830,656
Videojet Technologies Chicago	Videojet Technologies, Inc.	Wood Dale, IL	100%	$32,630,940	250,354		$3,376,746
Johnson Matthey	Johnson Matthey, Inc.	Wayne, PA	56.8%	$8,000,000	130,000		$854,748
Alstom Power Richmond (3)	Alstom Power, Inc.	Midlothian, VA	100%	$11,400,000	99,057		$1,213,324
Sprint	Sprint Communications Company, L.P.	Leawood, KS	56.8%	$9,500,000	68,900		$1,102,404
EYBL CarTex	EYBL CarTex, Inc.	Fountain Inn, SC	56.8%	$5,085,000	169,510		$550,908
Matsushita (3)	Matsushita Avionics Systems Corporation	Lake Forest, CA	100%	$18,431,206	144,906		$2,005,464
AT&T Pennsylvania	Pennsylvania Cellular Telephone Corp.	Harrisburg, PA	100%	$12,291,200	81,859		$1,442,116
PwC	PricewaterhouseCoopers, LLP	Tampa, FL	100%	$21,127,854	130,091		$2,093,382
Cort Furniture	Cort Furniture Rental Corporation	Fountain Valley, CA	44.0%	$6,400,000	52,000		$834,888
Fairchild	Fairchild Technologies U.S.A., Inc.	Fremont, CA	77.5%	$8,900,000	58,424		$920,144
Avaya	Avaya, Inc.	Oklahoma City, OK	3.7%	$5,504,276	57,186		$536,977
Iomega	Iomega Corporation	Ogden, UT	3.7%	$5,025,000	108,250		$659,868
Interlocken	ODS Technologies, L.P. and GAIAM, Inc.	Broomfield, CO	3.7%	$8,275,000	51,975		$1,070,515
Ohmeda	Ohmeda, Inc.	Louisville, CO	3.7%	$10,325,000	106,750		$1,004,520
Alstom Power Knoxville	Alstom Power, Inc.	Knoxville, TN	3.7%	$7,900,000	84,404		$1,106,520

TOTALS				$1,053,500,964	7,951,248		$110,025,835	(5)

(1)	Dana Kalamazoo and Dana Detroit were purchased for an aggregate purchase price of $41,950,000.
(2)	Windy Point I and Windy Point II were purchased for an aggregate purchase price of $89,275,000.
(3)	Includes the actual costs incurred or estimated to be incurred by Wells OP to develop and construct the building in addition to the purchase price of the land.
(4)	Purchase price includes estimated costs for the planning, design, development, construction and completion of the Nissan Property.
(5)	Total annual rent does not include $4,225,860 annual rent for Nissan Property, which does not take effect until construction of the building is completed and the tenant is occupying the building.

As of July 1, 2002, no tenant leasing our properties accounted for more than 10% of our aggregate annual rental income. As of July 1, 2002, our most substantial tenants, based on annual rental income, were SSB Realty, LLC (approximately 6.3%), Metris Direct, Inc. (approximately 5.6%), Motorola, Inc. (approximately 4.7%), and Zurich American Insurance Company, Inc. (approximately 4.6%).

Geographic Diversification Table

The following table shows a list of 53 real estate investments we owned as of July 1, 2002, grouped by the state where each of our investments is located.

State	No. of Properties	Aggregate Purchase Price	Approx. %	Aggregate Square Feet	Approx. %	Aggregate Annual Rent		Approx. %
Arizona	5	$86,655,000	8.2%	638,722	8.0%	$9,023,417		8.2%
California	4	$40,924,206	3.9%	320,336	4.0%	$5,047,615		4.6%
Colorado	5	$63,010,058	6.0%	483,334	6.1%	$7,180,677		6.5%
Florida	6	$83,452,854	7.9%	582,591	7.3%	$8,243,917		7.5%
Georgia	3	$70,600,000	6.7%	439,894	5.5%	$8,086,981		7.4%
Illinois	3	$121,905,940	11.6%	738,779	9.3%	$11,566,529		10.5%
Kansas	1	$9,500,000	0.9%	68,900	0.9%	$1,102,404		1.0%
Massachusetts	2	$81,305,274	7.7%	409,253	5.1%	$10,501,699		9.5%
Michigan	4	$76,015,000	7.2%	443,731	5.6%	$7,503,567		6.8%
Minnesota	1	$52,800,000	5.0%	300,633	3.8%	$4,960,445		4.5%
New Jersey	1	$33,648,156	3.0%	236,710	3.0%	$3,324,428		3.0%
North Carolina	1	$17,650,000	1.7%	120,000	1.5%	$1,800,000		1.6%
Oklahoma	3	$33,504,276	3.2%	286,786	3.6%	$3,261,402		3.0%
Pennsylvania	2	$20,291,200	1.9%	211,859	2.7%	$2,296,864		2.1%
South Carolina	1	$5,085,000	0.5%	169,510	2.1%	$550,908		0.5%
Tennessee	3	$53,900,000	5.1%	987,460	12.4%	$5,600,433		5.1%
Texas	6	$186,829,000	17.7%	1,305,443	16.4%	$18,101,357	*	16.5%
Utah	1	$5,025,000	0.5%	108,250	1.4%	$659,868		0.6%
Virginia	1	$11,400,000	1.1%	99,057	1.2%	$1,213,324		1.1%

Total	53	$1,053,500,964	100%	7,951,248	100%	$110,025,835	*	100%

*	Does not include $4,225,860 annual rent from the Nissan Project, located in Irving, Texas, which is not yet completed.

Lease Expiration Table

The following table shows lease expirations during each of the next ten years for all our leases as of July 1, 2002, assuming no exercise of renewal options or termination rights:

Year of Lease Expiration	Square Feet Expiring	Percentage of Total Square Feet Expiring	Annualized Base Base Rent Expiring(1)	Percentage of Total Annualized Base Rent	Wells REIT Share of Annualized Base Rent Expiring(1)	Percentage of Wells REIT Share of Total Annualized Base Rent
2002	8,074	0.10%	$104,408	$0.09%	$3,874	0.00%
2003	64,223	0.81%	1,040,723	0.95%	372,232	0.37%
2004	123,430	1.55%	2,207,263	2.01%	916,348	0.92%
2005	280,537	3.53%	3,768,626	3.43%	2,069,308	2.08%
2006	52,587	0.66%	1,354,184	1.23%	1,354,184	1.36%
2007	742,700	9.34%	11,108,693	10.10%	9,197,835	9.26%
2008	837,973	10.54%	10,490,790	9.53%	9,244,256	9.30%
2009	513,359	6.46%	7,235,244	6.58%	6,599,857	6.64%
2010	1,329,000	16.71%	19,026,036	17.29%	17,847,500	17.96%
2011	2,868,456	36.08%	39,494,347	35.90%	38,680,622	38.92%
2012-2021	1,130,909	14.22%	14,195,521	12.89%	13,088,150	13.17%

Total	7,951,248	100%	$110,025,835	100%	$99,374,066	100%

(1)	Average monthly gross rent over the life of the lease, annualized.

Joint Ventures with Affiliates

Wells OP owns some of its properties through ownership interests in the seven joint ventures listed below. Wells OP does not have control over the operations of the joint ventures; however, it does exercise significant influence. Accordingly, investments in joint ventures are recorded for accounting purposes using the equity method.

Joint Venture	Joint Venture Partners	Properties Held by Joint Venture
Fund XIII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XIII, L.P.	AmeriCredit Building ADIC Buildings
Fund XII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XII, L.P.	Siemens Building AT&T Oklahoma Buildings Comdata Building
Fund XI-XII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XI, L.P. Wells Real Estate Fund XII, L.P.	EYBL CarTex Building Sprint Building Johnson Matthey Building Gartner Building
Fund IX-X-XI-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund IX, L.P. Wells Real Estate Fund X, L.P. Wells Real Estate Fund XI, L.P.	Alstom Power Knoxville Building Ohmeda Building Interlocken Building Avaya Building Iomega Building
Wells/Freemont Associates Joint Venture (Freemont Joint Venture)	Wells Operating Partnership, L.P. Fund X-XI Joint Venture	Fairchild Building
Wells/Orange County Associates Joint Venture (Orange County Joint Venture)	Wells Operating Partnership, L.P. Fund X-XI Joint Venture	Cort Furniture Building
Fund VIII-IX-REIT Joint Venture	Wells Operating Partnership, L.P. Fund VIII-IX Joint Venture	Quest Building

The Wells Fund XIII—REIT Joint Venture

Wells OP and Wells Fund XIII entered into a joint venture partnership known as the Wells Fund XIII-REIT Joint Venture Partnership (XIII-REIT Joint Venture). The investment objectives of Wells Fund XIII are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the XIII-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

Joint Venture Partner	Capital Contributions	Equity Interest
Wells OP	$17,359,875	68.2%
Wells Fund XIII	$8,491,069	31.8%

The Wells Fund XII-REIT Joint Venture

Wells OP and Wells Fund XII entered into a joint venture partnership known as the Wells Fund XII-REIT Joint Venture Partnership (XII-REIT Joint Venture). The investment objectives of Wells Fund XII are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the XII-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

Joint Venture Partner	Capital Contributions	Equity Interest
Wells OP	$29,950,668	55.0%
Wells Fund XII	$24,613,401	45.0%

The Wells Fund XI-Fund XII-REIT Joint Venture

Wells OP entered into a joint venture partnership with Wells Fund XI and Wells Fund XII known as The Wells Fund XI-Fund XII-REIT Joint Venture (XI-XII-REIT Joint Venture). The XI-XII-REIT Joint Venture was originally formed on May 1, 1999 between Wells OP and Wells Fund XI. On June 21, 1999, Wells Fund XII was admitted to the XI-XII-REIT Joint Venture as a joint venture partner. The investment objectives of Wells Fund XI and Wells Fund XII are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the XI-XII-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

Joint Venture Partner	Capital Contributions	Equity Interest
Wells OP	$17,641,211	56.8%
Wells Fund XI	$8,131,351	26.1%
Wells Fund XII	$5,300,000	17.1%

The Fund IX, Fund X, Fund XI and REIT Joint Venture

Wells OP entered into a joint venture partnership with Wells Fund IX, Wells Fund X and Wells Fund XI, known as The Fund IX, Fund X, Fund XI and REIT Joint Venture (IX-X-XI-REIT Joint Venture). The IX-X-XI-REIT Joint Venture was originally formed on March 20, 1997 between Wells Fund IX and Wells Fund X. On June 11, 1998, Wells OP and Wells Fund XI were admitted as joint venture partners to the IX-X-XI-REIT Joint Venture. The investment objectives of Wells Fund IX, Wells Fund X and Wells Fund XI are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the IX-X-XI-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

Joint Venture Partner	Capital Contributions	Equity Interest
Wells OP	$1,421,466	3.7%
Wells Fund IX	$14,982,435	39.1%
Wells Fund X	$18,501,185	48.4%
Wells Fund XI	$3,357,436	8.8%

The Fremont Joint Venture

Wells OP entered into a joint venture partnership known as Wells/Fremont Associates (Fremont Joint Venture) with Fund X and Fund XI Associates (X-XI Joint Venture), a joint venture between Wells Fund X and Wells Fund XI. The purpose of the Fremont Joint Venture is the acquisition, ownership, leasing, operation, sale and management of the Fairchild Building. As of December 31, 2001, the joint venture partners of the Fremont Joint Venture had made the following contributions and held the following equity percentage interests:

Joint Venture Partner	Capital Contributions	Equity Interest
Wells OP	$6,983,111	77.5%
X-XI Joint Venture	$2,000,000	22.5%

The Cort Joint Venture

Wells OP entered into a joint venture partnership with the X-XI Joint Venture known as Wells/Orange County Associates (Cort Joint Venture) for the purpose of the acquisition, ownership, leasing, operation, sale and management of the Cort Furniture Building. As of December 31, 2001, the joint venture partners of the Cort Joint Venture had made the following contributions and held the following equity percentage interests:

Joint Venture Partner	Capital Contributions	Equity Interest
Wells OP	$2,871,430	43.7%
X-XI Joint Venture	$3,695,000	56.3%

The Wells Fund VIII-Fund IX-REIT Joint Venture

Wells OP entered into a joint venture partnership with the Fund VIII-IX Joint Venture known as the Wells Fund VIII-Fund IX-REIT Joint Venture (VIII-IX-REIT Joint Venture) for the purpose of the ownership, leasing, operation, sale and management of the Quest Building. The investment objectives of Wells Fund VIII and Wells Fund IX are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the VIII-IX-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

Joint Venture Partner	Capital Contributions	Equity Interest
Wells OP	$1,282,111	15.8%
Wells Fund VIII	$3,608,109	46.1%
Wells Fund IX	$3,620,316	38.1%

General Provisions of Joint Venture Agreements

Wells OP is acting as the initial Administrative Venturer of each of the joint ventures described above and, as such, is responsible for establishing policies and operating procedures with respect to the business and affairs of each of these joint ventures. However, approval of the other joint venture partners will be required for any major decision or any action that materially affects these joint ventures or their real property investments.

The XIII-REIT Joint Venture Agreement, the XII-REIT Joint Venture Agreement, the XI-XII-REIT Joint Venture Agreement and the IX-X-XI-REIT Joint Venture Agreement each allow any joint venture partner to make a buy/sell election upon receipt by any other joint venture partner of a bona fide third-party offer to purchase all or substantially all of the properties or the last remaining property of the respective joint venture. Upon receipt of notice of such third-party offer, each joint venture partner must elect within 30 days after receipt of the notice to either (1) purchase the entire interest of each venture partner that wishes to accept the offer on the same terms and conditions as the third-party offer to purchase, or (2) consent to the sale of the properties or last remaining property pursuant to such third-party offer.

Description of Properties

ISS Atlanta Buildings

Wells OP acquired the ISS Atlanta Buildings on July 1, 2002 for a purchase price of $40,500,000. The ISS Atlanta Buildings, which were built in 2001, consist of two five-story buildings containing a total of 238,600 rentable square feet located in Atlanta, Georgia and were acquired by assigning to Wells OP an existing ground lease with the Development Authority of Fulton County (Development Authority). Fee simple title to the land upon which the ISS Atlanta Buildings are located is held by the Development Authority, which issued Development Authority of Fulton County Taxable Revenue Bonds (Bonds) totaling $32,500,000 in connection with the construction of these buildings. The Bonds, which entitle Wells OP to certain real property tax abatement benefits, were also assigned to Wells OP at the closing. Fee title interest to the land will be transferred to Wells OP upon payment of the outstanding balance on the Bonds, either upon a prepayment by Wells OP or at the expiration of the ground lease on December 1, 2015.

The entire rentable area of the ISS Atlanta Buildings is leased to Internet Security Systems, Inc., a Georgia corporation (ISS). The ISS Atlanta lease is guaranteed by the parent of ISS, Internet Security Systems, Inc., a Delaware corporation (ISS, Inc.), whose shares are traded on NASDAQ. ISS, Inc. has operations throughout America, Asia, Australia, Europe and the Middle East. ISS, Inc. provides computer security solutions to networks, servers and desktop computers for organizational customers, including corporate customers and governmental units. ISS, Inc. reported a net worth, as of March 31, 2002, of approximately $435 million.

The ISS Atlanta lease is a net lease that commenced in November 2000 and expires in May 2013. The current annual base rent payable under the ISS Atlanta lease is $4,623,445. ISS, at its option, has the right to extend the initial term of its lease for three additional five-year periods at 95% of the then-current market rental rate. In addition, ISS has obtained an $8,000,000 letter of credit from First Union National Bank to guarantee payments under the lease.

MFS Phoenix Building

Wells OP purchased the MFS Phoenix Building on June 5, 2002 for a purchase price of $25,800,000. The MFS Phoenix Building, which was built in 2000, is a three-story office building containing 148,605 rentable square feet located in Phoenix, Arizona.

The entire MFS Phoenix Building is leased to Massachusetts Financial Services Company (MFS). MFS is a Massachusetts corporation having its corporate headquarters in Boston, Massachusetts with offices in London, Tokyo and Singapore. MFS is an investment management firm which offers annuities, institutional products, insurance services, mutual funds and retirement products. MFS reported a net worth, as of December 31, 2001, of approximately $440 million.

The MFS Phoenix lease is a net lease that commenced in April 2001 and expires in July 2011. The current annual base rent payable under the MFS Phoenix lease is $2,347,959. MFS, at its option, has the right to extend the initial term of its lease for two additional five-year periods at 95% of the then-current market rental rate.

TRW Denver Building

Wells OP purchased the TRW Denver Building on May 29, 2002 for a purchase price of $21,060,000. The TRW Denver Building, which was built in 1997, is a three-story office building containing 108,240 rentable square feet located in Aurora, Colorado.

The entire TRW Denver Building is leased to TRW, Inc. (TRW), a global technology, manufacturing and service company that provides advanced technology, systems and services to customers worldwide. TRW reported a net worth, as of March 31, 2002, of approximately $2.24 billion.

The TRW Denver lease is a net lease that commenced in October 1997 and expires in September 2007. The current annual base rent payable under the TRW Denver lease is $2,870,709. TRW, at its option, has the right to extend the initial term of its lease for two additional five-year periods at 95% of the then-current market rental rate.

Agilent Boston Building

Wells OP purchased the Agilent Boston Building on May 3, 2002 for a purchase price of $31,742,274. The Agilent Boston Building, which was built in 2002, is a three-story office building containing 174,585 rentable square feet located in Boxborough, Massachusetts. Wells OP assumed the obligation, as the landlord under the Agilent Boston lease described below, to provide Agilent $3,407,496 for tenant improvements.

The entire Agilent Boston Building is leased to Agilent Technologies, Inc. (Agilent). Agilent is a major producer of measuring and monitoring devices, semiconductor products and chemical analysis tools for communications and life sciences companies, such as Internet service providers and biopharmaceutical companies. Agilent reported a net worth, as of January 31, 2002, of approximately $5.4 billion.

The Agilent Boston lease is a net lease that commenced in September 2001 and expires in September 2011. The current annual base rent payable under the Agilent Boston lease is $3,578,993. Agilent, at its option, has the right to extend the initial term of its lease for one additional five-year period at a rate equal to the greater of (1) the then-current market rental rate, or (2) 75% of the annual base rent in the final year of the initial term of the Agilent Boston lease. In addition, Agilent may terminate the lease at the end of the seventh lease year by paying a $4,190,000 termination fee.

Experian/TRW Buildings

Wells OP purchased the Experian/TRW Buildings on May 1, 2002 for a purchase price of $35,150,000. The Experian/TRW Buildings, which were built in 1982 and 1993, respectively, are two two-story office buildings containing a total of 292,700 rentable square feet located in Allen, Texas.

The Experian/TRW Buildings are both leased to Experian Information Solutions, Inc. (Experian). Experian is an information services company that uses decision-making software and comprehensive databases of information on consumers, businesses, motor vehicles and property to provide companies with information about their customers. TRW, the original tenant on the Experian/TRW lease, assigned its interest in the Experian/TRW lease to Experian in 1996 but remains as an obligor of the Experian/TRW lease. TRW is a global technology, manufacturing and service company that provides advanced technology, systems, and services to customers worldwide. TRW reported a net worth, as of March 31, 2002, of approximately $2.24 billion.

The Experian/TRW lease is a net lease that commenced in April 1993 and expires in October 2010. The current annual base rent payable under the Experian lease is $3,438,277. Experian, at its option, has the right to extend the initial term of its lease for four additional five-year periods at 95% of the then-current market rental rate.

BellSouth Ft. Lauderdale Building

Wells OP purchased the BellSouth Ft. Lauderdale Building on April 18, 2002 for a purchase price of $6,850,000. The BellSouth Ft. Lauderdale Building, which was built in 2001, is a one-story office building containing 47,400 rentable square feet located in Ft. Lauderdale, Florida.

The entire BellSouth Ft. Lauderdale Building is leased to BellSouth Advertising and Publishing Corporation (BellSouth Advertising). BellSouth Advertising is a major provider of print directories throughout the southeastern states and markets served by BellSouth Corporation, which is the parent company of BellSouth Advertising.

The BellSouth Advertising lease is a net lease that commenced in July 2001 and expires in July 2008. The current annual base rent payable under the BellSouth Advertising lease is $747,033. BellSouth Advertising, at its option, has the right to extend the initial term of its lease for three additional five-year periods at 95% of the then-current market rental rate.

Agilent Atlanta Building

Wells OP purchased the Agilent Atlanta Building on April 18, 2002 for a purchase price of $15,100,000. The Agilent Atlanta Building, which was built in 2001, is a two-story office building containing 101,207 rentable square feet located in Alpharetta, Georgia.

Agilent leases 66,811 rentable square feet of the Agilent Atlanta Building (66%). The Agilent Atlanta lease commenced in September 2001 and expires in September 2011. The initial annual base rent payable under the Agilent Atlanta lease is $1,344,905. Agilent, at its option, has the right to extend the initial term of its lease for either (1) one additional three-year period, or (2) one additional five-year period, at the then-current market rental rate. In addition, Agilent may terminate the lease at the end of the seventh lease year by paying a $763,650 termination fee.

Koninklijke Philips Electronics N.V. (Philips) leases the remaining 34,396 rentable square feet of the Agilent Atlanta Building (34%). Philips is one of the world’s largest electronics companies and is a global leader in color television sets, lighting, electric shavers, medical diagnostic imaging, patient monitoring and one-chip TV products. Philips reported a net worth, as of March 31, 2002, of approximately $16.47 billion.

The Philips lease commenced in September 2001 and expires in September 2011. The current annual base rent payable under the Philips lease is $692,391. Philips, at its option, has the right to extend the initial term of its lease for either (1) one additional three-year period, or (2) one additional five-year period, at the then-current market rental rate. In addition, Philips may terminate the lease at the end of the seventh lease year by paying a $393,146 termination fee.

Travelers Express Denver Buildings

Wells OP purchased the Travelers Express Denver Buildings on April 10, 2002 for a purchase price of $10,395,845. The Travelers Express Denver Buildings, which were built in 2002, are two connected one-story office buildings containing 68,165 rentable square feet located in Lakewood, Colorado.

The Travelers Express Denver Buildings are leased to Travelers Express Company, Inc. (Travelers). Travelers is the largest money order processor and second largest money-wire transfer company in the nation, processing more than 775 million transactions per year, including official checks and share drafts for financial institutions. Travelers is a wholly owned subsidiary of Viad Corporation, a public company whose shares are traded on the NYSE.

The Travelers lease commenced in April 2002 and expires in March 2012. The current annual base rent payable under the Travelers lease is $1,012,250. Travelers, at its option, has the right to extend the initial term of its lease for two additional five-year periods. The annual base rent for the first three years of the first renewal term shall be $19 per rentable square foot and the annual base rent for the last two years shall be $20.50 per rentable square foot. The annual base rent for the second renewal term shall be at the then-current market rental rate for each year of the renewal term. In addition, Travelers may terminate the Travelers lease at the end of the seventh lease year by paying a termination fee of $1,040,880. Travelers also has the right to expand the Travelers Express Denver Buildings between 10% and 20% by providing notice on or before May 1, 2004, subject to certain limitations and potential acceleration.

Dana Corporation Buildings

Wells OP purchased the Dana Corporation Buildings on March 29, 2001 for a purchase price of $41,950,000. The Dana Kalamazoo Building, which was built in 1999, is a two-story office and industrial building containing 147,004 rentable square feet located in Kalamazoo, Michigan. The Dana Detroit Building, which was built in 1999, is a three-story office and research and development building containing 112,480 rentable square feet located in Farmington Hills, Michigan. Wells OP purchased the Dana Corporation Buildings by purchasing all of the membership interests in two Delaware limited liability companies each of which owned title to one of the buildings.

The Dana Corporation Buildings are leased to Dana Corporation (Dana). Dana is one of the world’s largest suppliers of components, modules and complete systems to global vehicle manufacturers and their related aftermarkets. Dana operates approximately 300 major facilities in 34 countries and employs approximately 70,000 people. Dana reported a net worth, as of December 31, 2001, of approximately $1.9 billion.

The Dana Kalamazoo lease commenced in October 2001 and expires in October 2021. The current annual base rent payable under the Dana Kalamazoo lease is $1,842,800. Dana, at its option, has the right to extend the initial term of its lease for six additional five-year periods at the then-current market rental rate. Dana may terminate the lease at any time during the initial lease term after the sixth lease year and before the 19th lease year, subject to certain conditions.

The Dana Detroit lease commenced in October 2001 and expires in October 2021. The current annual base rent payable under the Dana Detroit lease is $2,330,600. Dana, at its option, has the right to extend the initial term of its lease for six additional five-year periods at the then-current market rental rate. Dana may terminate the lease at any time during the initial lease term after the 11th lease year, subject to certain conditions.

Novartis Atlanta Building

Wells OP purchased the Novartis Atlanta Building on March 28, 2002 for a purchase price of $15,000,000. The Novartis Atlanta Building, which was built in 2001, is a four-story office building containing 100,087 rentable square feet located in Duluth, Georgia.

The Novartis Atlanta Building is leased to Novartis Opthalmics, Inc. (Novartis). The Novartis lease is guaranteed by Novartis’ parent company, Novartis Corporation. Novartis Corporation, a public company whose shares are traded on the NYSE, is a world leader in healthcare with core businesses in pharmaceuticals, consumer health, generics, eye-care and animal health. Novartis Corporation reported a net worth, as of December 31, 2001, of approximately $28.1 billion.

The Novartis lease commenced in August 2001 and expires in July 2011. The current annual base rent payable under the Novartis lease is $1,426,240. Novartis, at its option, has the right to extend the initial term of its lease for three additional five-year periods at the then-current market rental rate. In addition, Novartis may terminate the lease at the end of the fifth lease year by paying a $1,500,000 termination fee.

Transocean Houston Building

Wells OP purchased the Transocean Houston Building on March 15, 2002 for a purchase price of $22,000,000. The Transocean Houston Building, which was built in 1999, is a six-story office building containing 155,991 rentable square feet located in Houston, Texas.

Transocean Deepwater Offshore Drilling, Inc. (Transocean) leases 103,260 rentable square feet (67%) of the Transocean Houston Building. Transocean is an offshore drilling company specializing in technically demanding segments of the offshore drilling industry. The Transocean lease is guaranteed by Transocean Sedco Forex, Inc., one of the world’s largest offshore drilling companies whose shares are traded on the NASDAQ. Transocean Sedco Forex, Inc. reported a net worth, as of September 30, 2001, of approximately $10.86 billion.

The Transocean lease commenced in December 2001 and expires in March 2011. Transocean, at its option, has the right to extend the initial term of its lease for either (1) two additional five-year periods, or (2) one additional ten-year period, at the then-current market rental rate. In addition, Transocean has an expansion option and a right of first refusal for up to an additional 52,731 rentable square feet. The current annual base rent payable under the Transocean lease is $2,110,035.

Newpark Drilling Fluids, Inc. (Newpark) leases the remaining 52,731 rentable square feet (33%) of the Transocean Houston Building. Newpark is a full service drilling fluids processing, management and waste disposal company. The Newpark lease is guaranteed by Newpark Resources, Inc., which provides drilling fluids services to the oil and gas production industry, primarily in North America. Newpark Resources, Inc. reported a net worth, as of December 31, 2001, of approximately $294 million.

The Newpark lease commenced in August 1999 and expires in October 2009. The current annual base rent payable for the Newpark lease is $1,153,227.

Arthur Andersen Building

Wells OP purchased the Arthur Andersen Building on January 11, 2002 for a purchase price of $21,400,000. The Arthur Andersen Building, which was built in 1999, is a three-story office building containing 157,700 rentable square feet located in Sarasota, Florida. Wells OP purchased the Arthur Andersen Building from Sarasota Haskell, LLC, which is not in any way affiliated with the Wells REIT, our advisor, Wells Capital, or Arthur Andersen, LLP, the tenant at the property.

The Arthur Andersen Building is leased to Arthur Andersen LLP (Andersen). In June 2002, Andersen was tried and convicted of federal obstruction of justice charges arising from its involvement as auditors for Enron Corporation. There may be a substantial risk that events arising out of this conviction or other events relating to the financial condition of Andersen could adversely affect the ability of Andersen to fulfill its obligations as tenant under the Andersen lease. The Andersen lease commenced in November 1998 and expires in October 2009. Andersen has the right to extend the initial 10-year term of this lease for two additional five-year periods at 90% of the then-current market rental rate. The current annual base rent payable under the Andersen lease is $1,988,454.

Andersen has the option to purchase the Arthur Andersen Building for a purchase price of $23,250,000 prior to the end of the fifth lease year. In addition, Andersen has the option to purchase the Arthur Andersen Building for a purchase price of $25,148,000 after the fifth lease year and prior to the expiration of the current lease term.

Windy Point Buildings

Wells OP purchased the Windy Point Buildings on December 31, 2001 for a purchase price of $89,275,000. The Windy Point Buildings, which were built in 1999 and 2001, respectively, consist of a seven-story office building containing 188,391 rentable square feet (Windy Point I) and an eleven-story office building containing 300,034 rentable square feet (Windy Point II) located in Schaumburg, Illinois.

The Windy Point Buildings are subject to a 20-year annexation agreement originally executed on December 12, 1995 with the Village of Schaumburg, Illinois (Annexation Agreement). The Annexation Agreement covers a 235-acre tract of land that includes a portion of the site of the Windy Point Buildings’ parking facilities relating to the potential construction of a new eastbound on-ramp interchange for I-90. Wells OP issued a $382,556 letter of credit pursuant to the request of the Village of Schaumburg, Illinois, representing the estimated costs of demolition and restoration of constructed parking and landscaped areas and protecting pipelines in connection with the potential construction. The obligation to maintain the letter of credit will continue until the costs of demolition and restoration are paid if the project proceeds or until the Annexation Agreement expires in December 2015. If Wells OP is unable to restore the parking spaces due to structural issues related to the utilities underground, Wells OP would then be required to construct a new parking garage on the site to accommodate the parking needs of its tenants. The cost for this construction is currently estimated at approximately $3,581,000. In addition, if the interchange is constructed, Wells OP will be required to pay for its share of the costs for widening Meacham Road as part of the project, which potential obligation is currently estimated to be approximately $288,300.

Windy Point I building

The Windy Point I building is currently leased as follows:

Tenant	Rentable Sq. Ft.	Percentage of Building
TCI Great Lakes, Inc.	129,157	69%
The Apollo Group, Inc.	28,322	15%
Global Knowledge Network, Inc.	22,028	12%
Multiple Tenants	8,884	4%

TCI Great Lakes, Inc. (TCI) occupies 129,157 rentable square feet (69%) of the Windy Point I building. The TCI lease commenced in December 1999 and expires in November 2009. TCI has the right to extend the initial 10-year term of its lease for two additional five-year periods at 95% of the then-current market rental rate. TCI may terminate certain portions of the TCI lease on the last day of the seventh lease year by providing 12 months prior written notice and paying Wells OP a termination fee of approximately $4,119,500. The current annual base rent payable under the TCI lease is $2,067,204.

TCI is a wholly-owned subsidiary of AT&T Broadband. AT&T Broadband provides basic cable and digital television services, as well as high-speed Internet access and cable telephony, with video-on-demand and other advanced services.

The Apollo Group, Inc. (Apollo) leases28,322 rentable square feet (15%) of the Windy Point I building. The Apollo lease commenced in April 2002 and expires in June 2008. Apollo has the right to extend the initial term of its lease for one additional five-year period at 95% of the then-current market rental rate. The current annual base rent payable under the Apollo lease is $477,226.

Apollo is an Arizona corporation having its corporate headquarters in Phoenix, Arizona. Apollo provides higher education programs to working adults through its subsidiaries, the University of Phoenix, Inc., the Institute for Professional Development, the College for Financial Planning Institutes Corporation and Western International University, Inc. Apollo offers educational programs and services at 58 campuses and 102 learning centers in 36 states, Puerto Rico, and Vancouver, British Columbia. Apollo reported a net worth, as of February 28, 2002, of approximately $559 million.

Global Knowledge Network, Inc. (Global) leases 22,028 rentable square feet (12%) of the Windy Point I building. The Global lease commenced in May 2000 and expires in April 2010. Global has the right to extend the initial 10-year term of its lease for one additional five-year period at the then-current market rental rate. Wells OP has the right to terminate the Global lease on December 31, 2005 by giving Global written notice on or before April 30, 2005. The current annual base rent payable under the Global lease is $393,776.

Global is a privately held corporation with its corporate headquarters in Cary, North Carolina and international offices in Tokyo, London and Singapore. Global is owned by New York-based investment firm Welsh, Carson, Anderson and Stowe, a New York limited partnership which acts as a private equity investor in information services, telecommunications and healthcare. Global provides information technology education solutions and certification programs, offering more than 700 courses in more than 60 international locations and in 15 languages. Global has posted a $100,000 letter of credit as security for the Global lease.

Windy Point II building

Zurich American Insurance Company, Inc. (Zurich) leases the entire 300,034 rentable square feet of the Windy Point II building. The Zurich lease commenced in September 2001 and expires in August 2011. Zurich has the right to extend the initial 10-year term of its lease for two additional five-year periods at 95% of the then-current market rental rate. The current annual base rent payable under the Zurich lease is $5,091,577.

Zurich is headquartered in Schaumburg, Illinois and is a wholly-owned subsidiary of Zurich Financial Services Group (ZFSG). ZFSG, which has its corporate headquarters in Zurich, Switzerland, is a leading provider of financial protection and wealth accumulation solutions for some 35 million customers in over 60 countries. Zurich provides commercial property-casualty insurance and serves the multinational, middle market and small business sectors in the United States and Canada.

Zurich has the right to terminate the Zurich lease for up to 25% of the rentable square feet leased by Zurich at the end of the fifth lease year. If Zurich terminates a portion of the Zurich lease, it will be required to pay a termination fee to Wells OP equal to three months of the current monthly rent for the terminated space plus additional costs related to the space leased by Zurich. In addition, Zurich may terminate the entire Zurich lease at the end of the seventh lease year by providing Wells OP 18 months prior written notice and paying Wells OP a termination fee of approximately $8,625,000.

Convergys Building

Wells OP purchased the Convergys Building on December 21, 2001 for a purchase price of $13,255,000. The Convergys Building, which was built in 2001, is a two-story office building containing 100,000 rentable square feet located in Tamarac, Florida.

The Convergys Building is leased to Convergys Customer Management Group, Inc. (Convergys). The Convergys lease is guaranteed by Convergys’ parent company, Convergys Corporation, which is an Ohio corporation whose shares are traded on the NYSE having its corporate headquarters in Cincinnati, Ohio. Convergys Corporation provides outsourced billing and customer care services in the United States, Canada, Latin America, Israel and Europe. Convergys Corporation reported a net worth, as of December 31, 2001, of approximately $1.23 billion.

The Convergys lease commenced in September 2001 and expires in September 2011. Convergys has the right to extend the initial 10-year term of this lease for three additional five-year periods at 95% of the then-current market rental rate. Convergys may terminate the Convergys lease at the end of the seventh lease year (September 30, 2008) by providing 12 months prior written notice and paying Wells OP a termination fee of approximately $1,341,000. The current annual base rent payable under the Convergys lease is $1,248,192.

ADIC Buildings

Wells Fund XIII-REIT Joint Venture purchased the ADIC Buildings and an undeveloped 3.43 acre tract of land adjacent to the ADIC Buildings (Additional ADIC Land) on December 21, 2001 for a purchase price of $12,954,213. The ADIC Buildings, which were built in 2001, consist of two connected one-story office and assembly buildings containing a total of 148,204 rentable square feet located in Parker, Colorado.

The ADIC Buildings are currently leased to Advanced Digital Information Corporation (ADIC), which lease does not include the Additional ADIC Land. ADIC is a Washington corporation whose shares are traded on NASDAQ having its corporate headquarters in Redmond, Washington and regional management centers in Englewood, Colorado; Böhmenkirch, Germany; and Paris, France. ADIC manufactures data storage systems and specialized storage management software and distributes these products through its relationships with original equipment manufacturers such as IBM, Sony, Fujitsu,

Siemens and Hewlett-Packard. ADIC reported a net worth, as of January 31, 2002, of approximately $335 million.

The ADIC lease commenced in December 2001 and expires in December 2011. ADIC has the right to extend the term of its lease for two additional five-year periods at the then-current fair market rental rate for the first year of each five-year extension. The annual base rent will increase 2.5% for each subsequent year of each five-year extension. The current annual base rent payable under the ADIC lease is $1,222,683.

Lucent Building

Wells OP purchased the Lucent Building from Lucent Technologies, Inc. (Lucent Technologies) in a sale-lease back transaction on September 28, 2001 for a purchase price of $17,650,000. The Lucent Building, which was built in 1999, is a four-story office building with 120,000 rentable square feet, which includes a 17.34 acre undeveloped tract of land, located in Cary, North Carolina.

The Lucent Building is leased to Lucent Technologies, whose shares are traded on the NYSE and has its corporate headquarters in Murray Hill, New Jersey. Lucent Technologies designs, develops and manufactures communications systems, software and other products. Lucent Technologies reported a net worth, as of December 31, 2001, of approximately $10.6 billion.

The Lucent lease commenced in September 2001 and expires in September 2011. Lucent Technologies has the right to extend the term of this lease for three additional five-year periods at the then-current fair market rental rate. The current annual base rent payable under the Lucent lease is $1,800,000.

Ingram Micro Building

On September 27, 2001, Wells OP acquired a ground leasehold interest in a 701,819 square foot distribution facility located in Millington, Tennessee, pursuant to a Bond Real Property Lease dated as of December 20, 1995 (Bond Lease). The ground leasehold interest under the Bond Lease, along with the Bond and the Bond Deed of Trust, were purchased from Ingram Micro L.P. (Ingram) in a sale-lease back transaction for a purchase price of $21,050,000. The Bond Lease expires in December 2026. Construction of the Ingram Micro Building was completed in 1997.

Fee simple title to the land upon which the Ingram Micro Building is located is held by the Industrial Development Board of the City of Millington, Tennessee (Industrial Development Board), which originally entered into the Bond Lease with Lease Plan North America, Inc. (Lease Plan). The Industrial Development Board issued an Industrial Development Revenue Note Ingram Micro L.P. Series 1995 (Bond) in a principal amount of $22,000,000 to Lease Plan in order to finance the construction of the Ingram Micro Building. The Bond is secured by a Fee Construction Mortgage Deed of Trust and Assignment of Rents and Leases (Bond Deed of Trust) executed by the Industrial Development Board for the benefit of Lease Plan. Lease Plan assigned to Ingram its ground leasehold interest in the Ingram Micro Building under the Bond Lease. Lease Plan also assigned all of its rights and interest in the Bond and the Bond Deed of Trust to Ingram.

Wells OP also acquired the Bond and the Bond Deed of Trust from Ingram at closing. Beginning in 2006, Wells OP has the option under the Bond Lease to purchase the land underlying the Ingram Micro Building from the Industrial Development Board for $100 plus satisfaction of the indebtedness evidenced by the Bond which, as set forth above, was acquired and is currently held by Wells OP.

Ingram Micro, Inc. (Micro) is the general partner of Ingram and a guarantor on the Ingram lease. Micro, whose shares are traded on the NYSE, has its corporate headquarters in Santa Ana, California.

Micro provides technology products and supply chain management services through wholesale distribution. It targets three different market segments, including corporate resellers, direct and consumer marketers, and value-added resellers. Micro’s worldwide business consists of approximately 14,000 associates and operations in 36 countries. Micro reported a net worth, as of December 29, 2001, of approximately $1.87 billion.

The Ingram lease has a current term of 10 years with two successive options to extend for 10 years each at an annual rate equal to the greater of (1) 95% of the then-current fair market rental rate, or (2) the annual rental payment effective for the final year of the term immediately prior to such extension. Annual rent, as determined for each extended term, is also increased by 15% beginning in the 61st month of each extended term. The current annual base rent payable for the Ingram lease is $2,035,275.

Nissan Property

Purchase of the Nissan Property.    The Nissan Property is a build-to-suit property located in Irving, Texas which we purchased on September 19, 2001 for a purchase price of $5,545,700. We commenced construction on a three-story office building containing approximately 268,000 rentable square feet (Nissan Project) in January 2002. Wells OP obtained a construction loan in the amount of $32,400,000 from Bank of America, N.A. (BOA), which is more particularly described in the “Real Estate Loans” section of the prospectus, to fund the construction of a building on the Nissan Project.

Wells OP entered into a development agreement, an architect agreement and a design and build agreement to construct the Nissan Project on the Nissan Property.

Development Agreement.    Wells OP entered into a development agreement (Development Agreement) with Champion Partners, Ltd., a Texas limited partnership (Developer), as the exclusive development manager to supervise, manage and coordinate the planning, design, construction and completion of the Nissan Project. As compensation for the services to be rendered by the Developer under the Development Agreement, Wells OP is paying a development fee of $1,250,000. The fee is due and payable ratably as the construction and development of the Nissan Project is completed.

We anticipate that the aggregate of all costs and expenses to be incurred by Wells OP with respect to the acquisition of the Nissan Property and the planning, design, development, construction and completion of the Nissan Project will total approximately $42,259,000. Under the terms of the Development Agreement, the Developer has agreed that in the event that the total of all such costs and expenses exceeds $42,258,600, subject to certain adjustments, the amount of fees payable to the Developer shall be reduced by the amount of any such excess.

Construction Agreement.    Wells OP entered into a design and build construction agreement (Construction Agreement) with Thos. S. Byrne, Inc. (Contractor) for the construction of the Nissan Project. The Contractor is based in Ft. Worth, Texas and specializes in commercial, industrial and high-end residential buildings. The Contractor commenced operations in 1923 and has completed over 200 projects for a total of approximately 60 clients. The Contractor is presently engaged in the construction of over 20 projects with a total construction value of in excess of $235 million.

The Construction Agreement provides that Wells OP will pay the Contractor a maximum of $25,326,017 for the construction of the Nissan Project that includes all estimated fees and costs including the architect fees. The Contractor will be responsible for all costs of labor, materials, construction equipment and machinery necessary for completion of the Nissan Project. In addition, the Contractor will be required to secure and pay for any additional business licenses, tap fees and building permits which may be necessary for construction of the Nissan Project.

Nissan Lease.    The Nissan Property is leased to Nissan Motor Acceptance Corporation (Nissan), a California corporation with its corporate headquarters in Torrance, California. Nissan is a wholly-owned subsidiary of Nissan North America, Inc. (NNA), a guarantor of Nissan’s lease. NNA is a California corporation, with headquarters in Gardenia, California. NNA handles the North American business sector of its Japanese parent, Nissan Motor Company, Ltd. NNA’s business activities include design, development, manufacturing and marketing of Nissan vehicles in North America. As a subsidiary of NNA, Nissan purchases retail and lease contracts from, and provides wholesale inventory and mortgage loan financing to, Nissan and Infiniti retailers.

The Nissan lease will extend 10 years beyond the rent commencement date. Construction on the building began in January 2002 and is expected to be completed by December 2003. The rent commencement date will occur shortly after completion. Nissan has the right to extend the initial 10-year term of this lease for an additional two years, upon written notice. Nissan also has the right to extend the lease for two additional five-year periods at 95% of the then-current market rental rate, upon written notice. The annual base rent payable for the Nissan lease beginning on the rent commencement date is expected to be $4,225,860.

IKON Buildings

Wells OP purchased the IKON Buildings on September 7, 2001 for a purchase price of $20,650,000. The IKON Buildings, which were built in 2000, consist of two one-story office buildings aggregating 157,790 rentable square feet located in Houston, Texas.

The IKON Buildings are leased to IKON Office Solutions, Inc. (IKON). IKON provides business communication products such as copiers and printers, as well as services such as distributed printing, facilities management, network design, e-business development and technology training. IKON’s customers include various sized businesses, professional firms and government agencies. IKON distributes products manufactured by companies such as Microsoft, IBM, Canon, Novell and Hewlett-Packard. IKON reported a net worth, as of December 31, 2001, of approximately $1.43 billion.

The IKON lease commenced in May 2000 and expires in April 2010. IKON has the right to extend the term of this lease for two additional five-year periods at the then-current fair market rental rate. The current annual base rent payable for the IKON lease is $2,015,767.

State Street Building

Wells OP purchased the State Street Building on July 30, 2001 for a purchase price of $49,563,000. The State Street Building, which was built in 1990, is a seven-story office building with 234,668 rentable square feet located in Quincy, Massachusetts.

The State Street Building is leased to SSB Realty, LLC (SSB Realty). SSB Realty is a wholly-owned subsidiary of State Street Corporation, a Massachusetts corporation (State Street). State Street, a guarantor of the SSB Realty lease, is a world leader in providing financial services to investment managers, corporations, public pension funds, unions, not-for-profit organizations and individuals. State Street’s services range from investment research and professional investment management to trading and brokerage services to fund accounting and administration. State Street reported a net worth, as of December 31, 2001, of approximately $3.8 billion.

The SSB Realty lease commenced in February 2001 and expires in March 2011. SSB has the right to extend the term of this lease for one additional five-year period at the then-current fair market rental rate. Pursuant to the SSB Realty lease, Wells OP is obligated to provide SSB Realty an allowance of up to approximately $2,112,000 for tenant, building and architectural improvements. The current annual base rent payable for the SSB Realty lease is $6,922,706.

AmeriCredit Building

The XIII-REIT Joint Venture purchased the AmeriCredit Building on July 16, 2001 for a purchase price of $12,500,000. The AmeriCredit Building, which was built in 2001, is a two-story office building containing 85,000 rentable square feet located in Orange Park, Florida.

The AmeriCredit Building is leased to AmeriCredit Financial Services Corporation (AmeriCredit). AmeriCredit is wholly-owned by, and serves as the primary operating subsidiary for, AmeriCredit Corp., a Texas corporation whose common stock is publicly traded on the NYSE. AmeriCredit Corp. is the guarantor of the lease. AmeriCredit is the world’s largest independent middle-market automobile finance company. AmeriCredit purchases loans made by franchised and select independent dealers to consumers buying late model used and, to a lesser extent, new automobiles. AmeriCredit Corp. reported a net worth, as of December 31, 2001, of approximately $1.2 billion.

The AmeriCredit lease commenced in June 2001 and expires in May 2011. AmeriCredit has the right to extend the AmeriCredit lease for two additional five-year periods of time. Each extension option must be exercised by giving written notice to the landlord at least 12 months prior to the expiration date of the then-current lease term. The monthly base rent payable for each extended term of the AmeriCredit lease will be equal to 95% of the then-current market rate. The AmeriCredit lease contains a termination option that may be exercised by AmeriCredit effective as of the end of the seventh lease year and requires AmeriCredit to pay the joint venture a termination payment estimated at approximately $1.9 million. AmeriCredit also has an expansion option for an additional 15,000 square feet of office space and 120 parking spaces. AmeriCredit may exercise this expansion option at any time during the first seven lease years. The current annual base rent payable under the AmeriCredit lease is $1,336,200.

Comdata Building

The XII-REIT Joint Venture purchased the Comdata Building on May 15, 2001 for a purchase price of $24,950,000. The Comdata Building, which was built in 1989 and expanded in 1997, is a three-story office building containing 201,237 rentable square feet located in Brentwood, Tennessee.

The Comdata Building is leased to Comdata Network, Inc. (Comdata). Comdata is a leading provider of transaction processing and information services to the transportation and other industries. Comdata provides trucking companies with fuel cards, electronic cash access, permit and licensing services, routing software, driver relationship services and vehicle escorts, among other services. Comdata provides these services to over 400,000 drivers, 7,000 truck stop service centers and 500 terminal fueling locations. Ceridian Corporation, the lease guarantor, is one of North America’s leading information services companies that serves the human resources and transportation markets. Ceridian and its subsidiaries generate, process and distribute data for customers and help customers develop systems plans and software to perform these functions internally. Ceridian Corporation reported a net worth, as of September 30, 2001, of approximately $1.1 billion.

The Comdata lease commenced in April 1997 and expires in May 2016. Comdata has the right to extend the Comdata lease for one additional five-year period of time at a rate equal to the greater of the base rent of the final year of the initial term or 90% of the then-current fair market rental rate. The current annual base rent payable for the Comdata lease is $2,458,638.

AT&T Oklahoma Buildings

The XII-REIT Joint Venture purchased the AT&T Oklahoma Buildings on December 28, 2000 for a purchase price of $15,300,000. The AT&T Oklahoma Buildings, which were built in 1998 and 2000, respectively, consist of a one-story office building and a two-story office building, connected by a mutual hallway, containing an aggregate of 128,500 rentable square feet located in Oklahoma City, Oklahoma.

AT&T Corp. (AT&T) leases the entire 78,500 rentable square feet of the two-story office building and 25,000 rentable square feet of the one-story office building. AT&T is among the world’s leading voice and data communications companies, serving consumers, businesses and governments worldwide. AT&T has one of the largest digital wireless networks in North America and is one of the leading suppliers of data and Internet services for businesses. In addition, AT&T offers outsourcing, consulting and networking-integration to large businesses and is one of the largest direct internet access service providers for consumers in the United States. AT&T reported a net worth, as of December 31, 2001, of approximately $51.7 billion.

The AT&T lease commenced in April 2000 and expires in August 2010. AT&T has the right to extend the AT&T lease for two additional five-year periods of time at the then-current fair market rental rate. AT&T has a right of first offer to lease the remainder of the space in the one-story office building currently occupied by Jordan Associates, Inc. (Jordan), if Jordan vacates the premises. The current annual base rent payable for the AT&T lease is $1,242,000.

Jordan leases the remaining 25,000 rentable square feet contained in the one-story office building. Jordan provides businesses with advertising and related services including public relations, research, direct marketing and sales promotion. Through this corporate office and other offices in Tulsa, St. Louis, Indianapolis and Wausau, Wisconsin, Jordan provides services to major clients such as Bank One, Oklahoma, N.A., BlueCross & BlueShield of Oklahoma, Kraft Food Services, Inc., Logix Communications and the American Dental Association.

The Jordan lease commenced in December 1998 and expires in December 2008. Jordan has the right to extend the Jordan lease for one additional five-year period of time at the then-current fair market rental rate. The current annual base rent payable for the Jordan lease is $294,500.

Metris Minnesota Building

Wells OP purchased the Metris Minnesota Building on December 21, 2000 for a purchase price of $52,800,000. The Metris Minnesota Building, which was built in 2000, is a nine-story office building containing 300,633 rentable square feet located in Minnetonka, Minnesota.

The Metris Minnesota Building is Phase II of a two-phase office complex known as Crescent Ridge Corporate Center in Minnetonka, Minnesota, which is a western suburb of Minneapolis. Phase I of Crescent Ridge Corporate Center is an eight-story multi-tenant building which is connected to the Metris Minnesota Building by a single-story restaurant link building. Neither Phase I of Crescent Ridge Corporate Center nor the connecting restaurant are owned by Wells OP.

The Metris Minnesota Building is leased to Metris Direct, Inc. (Metris) as its corporate headquarters. Metris is a principal subsidiary of Metris Companies, Inc. (Metris Companies), a publicly traded company whose shares are listed on the NYSE (symbol MXT) which has guaranteed the Metris lease. Metris Companies is an information-based direct marketer of consumer credit products and fee-based services primarily to moderate income consumers. Metris Companies’ consumer credit products are primarily unsecured credit cards issued by its subsidiary, Direct Merchants Credit Card Bank. Metris Companies reported a net worth, as of December 31, 2001, of approximately $1.14 billion.

The Metris Minnesota lease commenced in September 2000 and expires in December 2011. Metris has the right to renew the Metris Minnesota lease for an additional five-year term at fair market rent, but in no event less than the basic rent payable in the immediately preceding period. In addition, Metris is required to pay annual parking and storage fees of $87,948 through December 2006 and $114,062 payable on a monthly basis for the remainder of the lease term. The current annual base rent payable for the Metris Minnesota lease is $4,960,445.

Stone & Webster Building

Wells OP purchased the Stone & Webster Building on December 21, 2000 for a purchase price of $44,970,000. The Stone & Webster Building, which was built in 1994, is a six-story office building with 312,564 rentable square feet located in Houston, Texas. In addition, the site includes 4.34 acres of unencumbered land available for expansion.

Stone & Webster is a full-service global engineering and construction company offering managerial and technical resources for solving complex energy, environmental, infrastructure and industrial challenges. The Stone & Webster lease is guaranteed by The Shaw Group, Inc., the parent company of Stone & Webster. Shaw Group is the largest supplier of fabricated piping systems and services in the world. The Shaw Group reported a net worth, as of February 28, 2002, of approximately $612 million.

The Stone & Webster lease commenced in December 2000 and expires in December 2010. Stone & Webster has the right to extend the Stone & Webster lease for two additional five-year periods of time for a base rent equal to the greater of (1) the last year’s rent, or (2) the then-current market rental rate. The current annual base rent payable for the Stone & Webster lease is $4,533,056.

SYSCO is the largest marketer and distributor of foodservice products in North America. SYSCO operates from approximately 100 distribution facilities and provides its products and services to about 356,000 restaurants and other users across the United States and portions of Canada. SYSCO reported a net worth, as of December 29, 2001, of approximately $2.2 billion.

The SYSCO lease commenced in October 1998 and expires in September 2008. The current annual base rent payable for the SYSCO lease is $2,130,320.

Motorola Plainfield Building

Wells OP purchased the Motorola Plainfield Building on November 1, 2000 for a purchase price of $33,648,156. The Motorola Plainfield Building, which was built in 1976, is a three-story office building containing 236,710 rentable square feet located in South Plainfield, New Jersey.

The Motorola Plainfield Building is leased to Motorola, Inc. (Motorola). Motorola is a global leader in providing integrated communications solutions and embedded electronic solutions, including software-enhanced wireless telephones, two-way radios and digital and analog systems and set-top terminals for broadband cable television operators. Motorola reported a net worth, as of December 31, 2001 , of approximately $13.7 billion.

The Motorola Plainfield lease commenced in November 2000 and expires in October 2010. Motorola has the right to extend the Motorola Plainfield lease for two additional five-year periods of time for a base rent equal to the greater of (1) base rent for the immediately preceding lease year, or (2) 95%

of the then-current fair market rental rate. The current annual base rent payable for the Motorola Plainfield lease is $3,324,428.

The Motorola Plainfield lease grants Motorola a right of first refusal to purchase the Motorola Plainfield Building if Wells OP attempts to sell the property during the term of the lease. Additionally, Motorola has an expansion right for an additional 143,000 rentable square feet. If Motorola exercises its expansion option, upon completion of the expansion, the term of the Motorola Plainfield lease shall be extended an additional 10 years after Motorola occupies the expansion space. The base rent for the expansion space shall be determined by the construction costs and fees for the expansion. The base rent for the original building for the extended 10-year period shall be the greater of (1) the then-current base rent, or (2) 95% of the then-current fair market rental rate.

Quest Building

The VIII-IX Joint Venture purchased the Quest Building on January 10, 1997 for a purchase price of $7,193,000. On July 1, 2000, the VIII-IX Joint Venture contributed the Quest Building to the VIII-IX-REIT Joint Venture. The Quest Building, which was built in 1984 and refurbished in 1996, is a two-story office building containing 65,006 rentable square feet located in Irvine, California.

The Quest Building is currently leased to Quest Software, Inc. (Quest). Quest, whose shares are publicly traded, is a corporation that provides software database management and disaster recovery services for its clients. Quest was established in April 1987 to develop and market software products to help insure uninterrupted, high performance access to enterprise and custom computing applications and databases. Quest reported a net worth, as of December 31, 2001, of approximately $441 million.

The Quest lease commenced in June 2000 and expires in January 2004. The annual base rent payable for the remaining portion of the initial lease term is $1,287,119. Quest has the right to extend the lease for two additional one-year periods of time at an annual base rent of $1,365,126.

Delphi Building

Wells OP purchased the Delphi Building on June 29, 2000 for a purchase price of $19,800,000. The Delphi Building, which was built in 2000, is a three-story office building containing 107,193 rentable square feet located in Troy, Michigan.

The Delphi Building is leased to Delphi Automotive Systems LLC (Delphi LLC). Delphi LLC is a wholly-owned subsidiary of Delphi Automotive Systems Corporation (Delphi), formerly the Automotive Components Group of General Motors, which was spun off from General Motors in May 1999. Delphi is the world’s largest automotive components supplier and sells its products to almost every major manufacturer of light vehicles in the world. Delphi reported a net worth, as of December 31, 2001, of approximately $2.22 billion.

The Delphi lease commenced in May 2000 and expires in April 2007. Delphi LLC has the right to extend the Delphi lease for two additional five-year periods of time at 95% of the then-current fair market rental rate. The current annual base rent payable for the Delphi lease is $1,955,524.

Avnet Building

Wells OP purchased the Avnet Building on June 12, 2000 for a purchase price of $13,250,000. The Avnet Building, which was built in 2000, is a two-story office building containing 132,070 rentable square feet located in Tempe, Arizona. The Avnet Building is subject to a first priority mortgage in favor of

SouthTrust Bank, N.A. (SouthTrust) securing a SouthTrust Line of Credit, which is more particularly described in the “Real Estate Loans” section of this prospectus.

The Avnet Building is leased to Avnet, Inc. (Avnet). Avnet is a Fortune 300 company and one of the world’s largest industrial distributors of electronic components and computer products, including microprocessors, semi-conductors and electromechanical devices, serving customers in 60 countries. Additionally, Avnet sells products of more than 100 of the world’s leading component manufacturers to customers around the world. Avnet reported a net worth, as of December 28, 2001, of approximately $1.77 billion.

The Avnet lease commenced in May 2000 and expires in April 2010. Avnet has the right to extend the Avnet lease for two additional five-year periods of time. The annual rent payable for the first three years of each extension period will be at the current fair market rental rate at the end of the preceding term. The annual rent payable for the fourth and fifth years of each extension period will be the then-current fair market rental rate at the end of the preceding term multiplied by a factor of 1.093. The current annual base rent payable for the Avnet lease is $1,516,164.

Avnet has a right of first refusal to purchase the Avnet Building if Wells OP attempts to sell the Avnet Building. Avnet also has an expansion option. Wells OP has the option to undertake the expansion or allow Avnet to undertake the expansion at its own expense, subject to certain terms and conditions.

The Avnet ground lease commenced in April 1999 and expires in September 2083. Wells OP has the right to terminate the Avnet ground lease prior to the expiration of the 30th year. The current annual ground lease payment pursuant to the Avnet ground lease is $230,777.

Siemens Building

The XII-REIT Joint Venture purchased the Siemens Building on May 10, 2000 for a purchase price of $14,265,000. The Siemens Building, which was built in 2000, is a three-story office building containing 77,054 rentable square feet located in Troy, Michigan.

The Siemens Building is leased to Siemens Automotive Corporation (Siemens). Siemens is a subsidiary of Siemens Corporation USA, a domestic corporation which conducts the American operations of Siemens AG, the world’s second largest manufacturer of electronic capital goods. Siemens, part of the worldwide Automotive Systems Group of Siemens AG, is a supplier of advanced electronic and electrical products and systems to automobile manufacturers.

The Siemens lease commenced in January 2000 and expires in August 2010. Siemens has the right to extend the Siemens lease for two additional five-year periods at 95% of the then-current fair market rental rate. The current annual base rent payable for the Siemens lease is $1,374,643.

Siemens has a one-time right to cancel the Siemens lease effective after the 90th month of the lease term if Siemens pays a cancellation fee to the XII-REIT Joint Venture currently calculated to be approximately $1,234,160.

Motorola Tempe Building

Wells OP purchased the Motorola Tempe Building on March 29, 2000 for a purchase price of $16,000,000. The Motorola Tempe Building, which was built in 1998, is a two-story office building containing 133,225 rentable square feet in Tempe, Arizona. The Motorola Tempe Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust line of credit, which is more particularly described in the “Real Estate Loans” section of this prospectus.

The Motorola Tempe Building is leased to Motorola, Inc. (Motorola) and is occupied by Motorola’s Satellite Communications Division (SATCOM). SATCOM is a worldwide developer and manufacturer of space and ground communications equipment and systems. SATCOM is the prime contractor for the Iridium System and is primarily engaged in computer design and development functions.

The Motorola Tempe lease commenced in August 1998 and expires in August 2005. Motorola has the right to extend the Motorola Tempe lease for four additional five-year periods of time at the then-prevailing market rental rate. The current annual rent payable under the Motorola Tempe lease is $1,843,834.

The Motorola Tempe Building is subject to a ground lease that commenced in November 1997 and expires in December 2082. Wells OP has the right to terminate the Motorola Tempe ground lease prior to the expiration of the 30th year and prior to the expiration of each subsequent 10-year period thereafter. The current annual ground lease payment pursuant to the Motorola Tempe ground lease is $243,825.

ASML Building

Wells OP purchased the ASML Building on March 29, 2000 for a purchase price of $17,355,000. The ASML Building, which was built in 2000, is a two-story office and warehouse building containing 95,133 rentable square feet located in Tempe, Arizona. The ASML Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust line of credit, which is more particularly described in the “Real Estate Loans” section of this prospectus.

The ASML Building is leased to ASM Lithography, Inc. (ASML). ASML is a wholly-owned subsidiary of ASM Lithography Holdings NV (ASML Holdings), a Dutch multi-national corporation that supplies lithography systems used for printing integrated circuit designs onto very thin disks of silicon, commonly referred to as wafers. These systems are supplied to integrated circuit manufacturers throughout the United States, Asia and Western Europe. ASML Holdings, a guarantor of the ASML lease, reported a net worth, as of December 31, 2001, of approximately $1.1 billion.

The ASML lease commenced in June 1998 and expires in June 2013. The current annual base rent payable under the ASML lease is $1,927,788. ASML has an expansion option which allows ASML the ability to expand the building into at least an additional 30,000 rentable square feet, to be constructed by Wells OP. If the expansion option exercised is for less than 30,000 square feet, Wells OP may reject the exercise at its sole discretion. In the event that ASML exercises its expansion option after the first five years of the initial lease term, such lease term will be extended to 10 years from the date of such expansion.

The ASML Building is subject to a ground lease that commenced in August 1997 and expires in December 2082. Wells OP has the right to terminate the ASML ground lease prior to the expiration of the 30th year, and prior to the expiration of each subsequent 10-year period thereafter. The current annual ground lease payment pursuant to the ASML ground lease is $186,368.

Dial Building

Wells OP purchased the Dial Building on March 29, 2000 for a purchase price of $14,250,000. The Dial Building, which was built in 1997, is a two-story office building containing 129,689 rentable square feet located in Scottsdale, Arizona. The Dial Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust line of credit, which is more particularly described in the “Real Estate Loans” section of this prospectus.

The Dial Building is leased to Dial Corporation (Dial). Dial currently has its headquarters in the Dial Building and is one of the leading consumer product manufacturers in the United States. Dial’s brands include Dial soap, Purex detergents, Renuzit air fresheners, Armour canned meats, and a variety of other leading consumer products. Dial reported a net worth, as of December 31, 2001, of approximately $81.8 million.

The Dial lease commenced in August 1997 and expires in August 2008. Dial has the right to extend the Dial lease for two additional five-year periods of time at 95% of the then-current fair market rental rate. The annual rent payable for the initial term of the Dial lease is $1,387,672.

Metris Tulsa Building

Wells OP purchased the Metris Tulsa Building on February 11, 2000 for a purchase price of $12,700,000. The Metris Tulsa Building, which was built in 2000, is a three-story office building containing 101,100 rentable square feet located in Tulsa, Oklahoma.

The Metris Tulsa Building is leased to Metris Direct, Inc. (Metris). Metris Companies, Inc., the parent company of Metris, has guaranteed the Metris Tulsa lease. The Metris Tulsa lease commenced in February 2000 and expires in January 2010. Metris has the right to extend the Metris Tulsa lease for two additional five-year periods of time. The monthly base rent payable for the renewal terms of the Metris Tulsa lease shall be equal to the then-current market rate. The current annual base rent payable for the Metris Tulsa lease is $1,187,925.

Cinemark Building

Wells OP purchased the Cinemark Building on December 21, 1999 for a purchase price of $21,800,000. The Cinemark Building, which was built in 1999, is a five-story office building containing 118,108 rentable square feet located in Plano, Texas. The Cinemark Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust line of credit, which is more particularly described in the “Real Estate Loans” section of this prospectus.

The entire 118,108 rentable square feet of the Cinemark Building is currently leased to two tenants. Cinemark USA, Inc. (Cinemark) occupies 65,521 rentable square feet (56%) of the Cinemark Building, and The Coca-Cola Company (Coca-Cola) occupies the remaining 52,587 (44%) rentable square feet of the Cinemark Building.

Cinemark, a privately owned company, is one of the largest motion picture exhibitors in North and South America. Cinemark currently operates in excess of 2,575 screens in 32 states within the United States and internationally in countries such as Argentina, Brazil, Canada, Chile, Costa Rica, Ecuador, El Salvador, Honduras, Nicaragua, Mexico and Peru. Cinemark reported a net worth, as of December 31, 2001, of approximately $25.3 million.

The Cinemark lease commenced in December 1999 and expires in December 2009. Cinemark has the right to extend the Cinemark lease for one additional five-year period of time and a subsequent additional 10-year period of time. The monthly base rent payable for the second renewal term of the Cinemark lease shall be equal to 95% of the then-current market rate. Cinemark has a right of first refusal to lease any of the remaining rentable area of the Cinemark Building that subsequently becomes vacant. The current annual base rent payable for the Cinemark lease is $1,366,491.

Coca-Cola is the global soft-drink industry leader with world headquarters in Atlanta, Georgia. Coca-Cola manufactures and sells syrups, concentrates and beverage bases for Coca-Cola, the company’s flagship brand, and over 160 other soft drink brands in nearly 200 countries around the world. Coca-Cola reported a net worth, as of December 31, 2001, of approximately $11.4 billion.

The Coca-Cola lease commenced in December 1999 and expires in November 2006. Coca-Cola has the right to extend the lease for two additional five-year periods of time. The current annual base rent payable for the Coca-Cola lease is $1,354,184.

Gartner Building

The XI-XII-REIT Joint Venture purchased the Gartner Building on September 20, 1999 for a purchase price of $8,320,000. The Gartner Building, which was built in 1998, is a two-story office building containing 62,400 rentable square feet located in Fort Myers, Florida.

The Gartner Building is currently leased to The Gartner Group, Inc. (Gartner). The Gartner Building is occupied by Gartner’s Financial Services Division. Gartner is one of the world’s leading independent providers of research and analysis related to information and technology solutions. Gartner has over 80 locations worldwide and over 12,000 clients.

The Gartner lease commenced in February 1998 and expires in January 2008. Gartner has the right to extend the lease for two additional five-year periods of time at a rate equal to the lesser of (1) the prior rate increased by 2.5%, or (2) 95% of the then-current market rate. The current annual base rent payable for the Gartner lease is $830,656.

Videojet Technologies Chicago Building

Wells OP purchased the Videojet Technologies Chicago Building on September 10, 1999 for a purchase price of $32,630,940. The Videojet Technologies Chicago Building, which was built in 1991, is a two-story office, assembly and manufacturing building containing 250,354 rentable square located in Wood Dale, Illinois. The Videojet Technologies Chicago Building is subject to a first priority mortgage in favor of Bank of America, N.A. (BOA) securing the BOA loan, which is more particularly described in the “Real Estate Loans” section of this prospectus.

The Videojet Technologies Chicago Building is leased to Videojet Technologies, Inc. (Videojet). Videojet is one of the largest manufacturers of digital imaging, process control, and asset management systems worldwide. In February 2002, Videojet was acquired by Danaher Corporation (Danaher), a company whose shares are traded on the NYSE. Danaher is a leading manufacturer of process and environmental controls and tools and components.

The Videojet lease commenced in November 1991 and expires in November 2011. Videojet has the right to extend the Videojet lease for one additional five-year period of time. The current annual base rent payable for the Videojet lease is $3,376,746.

Johnson Matthey Building

The XI-XII-REIT Joint Venture purchased the Johnson Matthey Building on August 17, 1999 for a purchase price of $8,000,000. The Johnson Matthey Building, which was built in 1973 and refurbished in 1998, is a 130,000 square foot research and development, office and warehouse building located in Wayne, Pennsylvania.

The Johnson Matthey Building is currently leased to Johnson Matthey, Inc. (Johnson Matthey). Johnson Matthey is a wholly-owned subsidiary of Johnson Matthey, PLC of the United Kingdom, a world leader in advanced materials technology. Johnson Matthey, PLC, a company whose shares are publicly traded, is over 175 years old, has operations in 38 countries and employs 12,000 people. Johnson Matthey reported a net worth, as of September 30, 2001, of approximately $1.16 billion.

The Johnson Matthey lease commenced in July 1998 and expires in June 2007. Johnson Matthey has the right to extend the lease for two additional three-year periods of time at the then-current fair market rent. Johnson Matthey has a right of first refusal to purchase the Johnson Matthey Building in the event that the XI-XII-REIT Joint Venture desires to sell the building to an unrelated third-party. The current annual base rent payable under the Johnson Matthey lease is $854,748.

Alstom Power Richmond Building

Wells OP purchased a 7.49 acre tract of land on July 22, 1999 for a purchase price of $936,250 and completed construction of the Alstom Power Richmond Building at an aggregate cost of approximately $11,400,000, including the cost of the land. The Alstom Power Richmond Building, which was built in 2000, is a four-story brick office building containing 99,057 gross square feet located in Midlothian, Virginia.

Wells OP originally obtained a construction loan from SouthTrust in the maximum principal amount of $9,280,000 to fund the development and construction of the Alstom Power Richmond Building. This loan, which is more specifically detailed in the “Real Estate Loans” section of this prospectus, was converted to a line of credit and is secured by a first priority mortgage against the Alstom Power Richmond Building, an assignment of the landlord’s interest in the Alstom Power Richmond lease and a $4,000,000 letter of credit issued by Unibank.

The Alstom Power Richmond Building is leased to Alstom Power, Inc. (Alstom Power). Alstom Power is the result of the December 30, 1999 merger between ABB Power Generation, Inc. and ABB Alstom Power, Inc. Alstom Power reported a net worth, as of September 30, 2001, of approximately $1.8 billion.

The Alstom Power Richmond lease commenced in July 2000 and expires in July 2007. Alstom Power has the right to extend the lease for two additional five-year periods of time at the then-current market rental rate. The current annual base rent payable for the Alstom Power lease is $1,213,324.

Alstom Power has a one-time option to terminate the Alstom Power lease as to a portion of the premises containing between 24,500 and 25,500 rentable square feet as of the fifth anniversary of the rental commencement date and Alstom Power will be required to pay a termination fee equal to six times the sum of the next due installments of rent plus the unamortized portions of the base improvement allowance, additional allowance and broker commission, each being amortized in equal monthly installments of principal and interest over the initial term of the lease at an annual rate of 10%.

Sprint Building

The XI-XII-REIT Joint Venture purchased the Sprint Building on July 2, 1999 for a purchase price of $9,500,000. The Sprint Building, which was built in 1992, is a three-story office building containing 68,900 rentable square feet located in Leawood, Kansas.

The Sprint Building is leased to Sprint Communications Company L.P. (Sprint). Sprint is the nation’s third largest long distance phone company, which operates on an all-digital long distance telecommunications network using state-of-the-art fiber optic and electronic technology. Sprint reported a net worth, as of December 31, 2001, of approximately $12.6 billion.

The Sprint lease commenced in May 1997 and expires in May 2007, subject to Sprint’s right to extend the lease for two additional five-year periods of time. The annual base rent payable under the Sprint lease is $1,102,404 for the remainder of the lease term. The monthly base rent payable for each extended term of the Sprint lease will be equal to 95% of the then-current market rental rate.

The Sprint lease contains a termination option which may be exercised by Sprint effective as of May 18, 2004 provided that Sprint has not exercised either expansion option, as described below. Sprint must provide notice to the XI-XII-REIT Joint Venture of its intent to exercise its termination option on or before August 21, 2003. If Sprint exercises its termination option, it will be required to pay the joint venture a termination payment equal to $6.53 per square foot, or $450,199.

Sprint also has an expansion option for an additional 20,000 square feet of office space. If Sprint exercises an expansion option, the XI-XII-REIT Joint Venture will be required to construct the expansion improvements in accordance with the specific drawings and plans attached as an exhibit to the Sprint lease. The joint venture will be required to fund the expansion improvements and to fund to Sprint a tenant finish allowance of $10 per square foot for the expansion space.

EYBL CarTex Building

The XI-XII-REIT Joint Venture purchased the EYBL CarTex Building on May 18, 1999 for a purchase price of $5,085,000. The EYBL CarTex Building, which was built in 1989, is a manufacturing and office building consisting of a total of 169,510 square feet located in Fountain Inn, South Carolina.

The EYBL CarTex Building is leased to EYBL CarTex, Inc. (EYBL CarTex). EYBL CarTex produces automotive textiles for BMW, Mercedes, GM Bali, VW Mexico and Golf A4. EYBL CarTex is a wholly-owned subsidiary of EYBL International, AG, Krems/Austria. EYBL International is the world’s largest producer of circular knit textile products and loop pile plushes for the automotive industry. EYBL International reported a net worth, as of September 30, 2001, of approximately $41.5 billion.

The EYBL CarTex lease commenced in March 1998 and expires in February 2008, subject to EYBL CarTex’s right to extend the lease for two additional five-year periods of time. The monthly base rent payable for each extended term of the lease will be equal to the fair market rent. In addition, EYBL CarTex has an option to purchase the EYBL CarTex Building at the expiration of the initial lease term by giving notice to the landlord by March 1, 2007. The current annual base rent payable under the EYBL CarTex lease is $550,908.

Matsushita Building

Wells OP purchased an 8.8 acre tract of land on March 15, 1999, for a purchase price of $4,450,230. Wells OP completed construction of the Matsushita Building in 2000 at an aggregate cost of $18,431,206, including the cost of the land. The Matsushita Building is a two-story office building containing 144,906 rentable square feet located in Lake Forest, California.

The Matsushita Building is leased to Matsushita Avionics Systems Corporation (Matsushita Avionics). Matsushita Avionics is a wholly-owned subsidiary of Matsushita Electric Corporation of America (Matsushita Electric). Matsushita Electric, a guarantor of the Matsushita lease, is a wholly-owned subsidiary of Matsushita Electric Industrial Co., Ltd. (Matsushita Industrial), a Japanese company which is the world’s largest consumer electronics manufacturer.

The Matsushita lease commenced in January 2000 and expires in January 2007. Matsushita Avionics has the option to extend the initial term of the Matsushita lease for two successive five-year periods at a rate of 95% of the stated rental rate. The monthly base rent during the option term shall be adjusted upward at the beginning of the 24th and 48th month of each option term by an amount equal to 6% of the monthly base rent payable immediately preceding such period. The current annual base rent payable for the Matsushita lease is $2,005,464.

AT&T Pennsylvania Building

Wells OP purchased the AT&T Pennsylvania Building on February 4, 1999 for a purchase price of $12,291,200. The AT&T Pennsylvania Building, which was built in 1998, is a four-story office building containing 81,859 rentable square feet located in Harrisburg, Pennsylvania.

The AT&T Pennsylvania Building is leased to Pennsylvania Cellular Telephone Corp. (Pennsylvania Telephone), a subsidiary of AT&T Corp. (AT&T), and the obligations of Pennsylvania Telephone under the Pennsylvania Telephone lease are guaranteed by AT&T.

The Pennsylvania Telephone lease commenced in November 1998 and expires in November 2008. Pennsylvania Telephone has the option to extend the initial term of the Pennsylvania Telephone lease for three additional five-year periods and one additional four year and 11-month period. The annual base rent for each extended term under the lease will be equal to 93% of the fair market rent. The fair market rent shall be multiplied by the fair market escalator (which represents the yearly rate of increases in the fair market rent for the entire renewal term), if any. The current annual base rent payable for the Pennsylvania Telephone lease is $1,442,116.

In addition, the Pennsylvania Telephone lease contains an option to expand the premises to create additional office space of not less than 40,000 gross square feet and not more than 90,000 gross square feet, as well as additional parking to accommodate such office space. If Pennsylvania Telephone exercises its option for the expansion improvements, Wells OP will be obligated to expend the funds necessary to construct the expansion improvements. Pennsylvania Telephone may exercise its expansion option by delivering written notice to Wells OP at any time before the last business day of the 96th month of the initial term of the Pennsylvania Telephone lease.

PwC Building

Wells OP purchased the PwC Building on December 31, 1998 for a purchase price of $21,127,854. The PwC Building, which was built in 1998, is a four-story office building containing 130,091 rentable square feet located in Tampa, Florida. Wells OP purchased the PwC Building subject to a loan from SouthTrust. The SouthTrust loan, which is more particularly described in the “Real Estate Loans” section of this prospectus, is secured by a first priority mortgage against the PwC Building.

The PwC Building is leased to PricewaterhouseCoopers (PwC). PwC provides a full range of business advisory services to leading global, national and local companies and to public institutions.

The PwC lease commenced in December 1998 and expires in December 2008, subject to PwC’s right to extend the lease for two additional five-year periods of time. The current annual base rent payable under the PwC lease is $2,093,382. The base rent escalates at the rate of 3% per year throughout the 10-year lease term. In addition, PwC is required to pay a “reserve” of $13,009 ($0.10 per square foot) as additional rent.

The annual base rent for each renewal term under the lease will be equal to the greater of (1) 90% of the then-current market rent rate for such space multiplied by the rentable area of the leased premises, or (2) 100% of the base rent paid during the last lease year of the initial term, or the then-current renewal term.

In addition, the PwC lease contains an option to expand the premises to include an additional three or four-story building with an amount of square feet up to a total of 132,000 square feet which, if exercised by PwC, will require Wells OP to expend funds necessary to construct the expansion building. PwC may exercise its expansion option at any time prior to the expiration of the initial term of the PwC lease.

If PwC elects to exercise its expansion option, Wells OP will be required to expand the parking garage such that a sufficient number of parking spaces, at least equal to four parking spaces per 1,000 square feet of rentable area, is maintained. In the event that PwC elects to exercise its expansion option and Wells OP determines not to proceed with the construction of the expansion building as described above, or if Wells OP is otherwise required to construct the expansion building and fails to do so in a timely basis pursuant to the PwC lease, PwC may exercise its purchase option by giving Wells OP written notice of such exercise within 30 days after either such event. If PwC properly exercises its purchase option, PwC must simultaneously deliver a deposit in the amount of $50,000.

Cort Furniture Building

The Cort Joint Venture purchased the Cort Furniture Building on July 31, 1998 for a purchase price of $6,400,000. The Cort Furniture Building, which was built in 1975, is a one-story office, showroom and warehouse building containing 52,000 rentable square feet located in Fountain Valley, California.

The Cort Furniture Building is leased to Cort Furniture Rental Corporation (Cort). Cort uses the Cort Furniture Building as its regional corporate headquarters with an attached clearance showroom and warehouse storage areas. Cort is a wholly-owned subsidiary of Cort Business Services Corporation, the largest and only national provider of high-quality office and residential rental furniture and related accessories. The obligations of Cort under the Cort Furniture lease are guaranteed by Cort Business Services Corporation.

The Cort lease commenced in November 1988 and expires in October 2003. Cort has an option to extend the Cort lease for an additional five-year period of time at 90% of the then-fair market rental value, but will be no less than the rent in the 15th year of the Cort lease. The current annual base rent payable under the Cort lease is $834,888 for the remainder of the lease term.

Fairchild Building

The Fremont Joint Venture purchased the Fairchild Building on July 21, 1998 for a purchase price of $8,900,000. The Fairchild Building, which was built in 1985, is a two-story manufacturing and office building containing 58,424 rentable square feet located in Fremont, Alameda County, California.

The Fairchild Building is leased to Fairchild Technologies U.S.A., Inc. (Fairchild). Fairchild is a global leader in the design and manufacture of production equipment for semiconductor and compact disk manufacturing. Fairchild is a wholly-owned subsidiary of the Fairchild Corporation (Fairchild Corp), the largest aerospace fastener and fastening system manufacturer and one of the largest independent aerospace parts distributors in the world. The obligations of Fairchild under the Fairchild lease are guaranteed by Fairchild Corp. Fairchild Corp. reported a net worth, as of December 30, 2001, of approximately $403 million.

The Fairchild lease commenced in December 1997 and expires in November 2004, subject to Fairchild’s right to extend the Fairchild lease for an additional five-year period. The base rent during the first year of the extended term of the Fairchild lease, if exercised by Fairchild, shall be 95% of the then-fair market rental value of the Fairchild Building subject to the annual 3% increase adjustments. The current annual base rent payable under the Fairchild lease is $920,144.

Avaya Building

The Avaya Building was purchased by the IX-X-XI-REIT Joint Venture on June 24, 1998 for a purchase price of $5,504,276. The Avaya Building, which was built in 1998, is a one-story office building containing 57,186 rentable square feet located in Oklahoma City, Oklahoma.

The Avaya Building is leased to Avaya, Inc. (Avaya), the former Enterprise Networks Group of Lucent Technologies Inc. (Lucent Technologies). Lucent Technologies, the former tenant, assigned the lease to Avaya on September 30, 2000. Lucent Technologies, which has not been released from its obligations as tenant to pay rent under the lease, is a telecommunications company which was spun off by AT&T in April 1996. Avaya reported a net worth, as of December 31, 2001, of approximately $452 million. Lucent Technologies reported a net worth, as of December 31, 2001, of approximately $10.63 billion.

The Avaya lease commenced in January 1998 and expires in January 2008. The current annual base rent payable under the Avaya lease is $536,977. Under the Avaya lease, Avaya also has an option to terminate the Avaya lease on the seventh anniversary of the rental commencement date. If Avaya elects to exercise its option to terminate the Avaya lease, Avaya would be required to pay a termination payment anticipated to be approximately $1,339,000.

Iomega Building

Wells Fund X originally purchased the Iomega Building on April 1, 1998 for a purchase price of $5,025,000 and, on July 1, 1998, contributed the Iomega Building to the IX-X-XI-REIT Joint Venture. The Iomega Building is a warehouse and office building with 108,250 rentable square feet located in Ogden, Utah.

The Iomega Building is leased to Iomega Corporation (Iomega). Iomega, a company whose shares are traded on the NYSE, is a manufacturer of computer storage devices used by individuals, businesses, government and educational institutions, including “Zip” drives and disks, “Jaz” one gigabyte drives and disks, and tape backup drives and cartridges. Iomega reported a net worth, as of December 31, 2001, of approximately $378.9 million.

The Iomega lease commenced in August 1996 and expires in April 2009. On March 1, 2003 and July 1, 2006, the monthly base rent payable under the Iomega lease will be increased to reflect an amount equal to 100% of the increase in the Consumer Price Index during the preceding 40 months; provided however, that in no event shall the base rent be increased with respect to any one year by more than 6% or by less than 3% per year, compounded annually, on a cumulative basis from the beginning of the lease term. The current annual base rent payable under the Iomega lease is $659,868.

Interlocken Building

The IX-X-XI-REIT Joint Venture purchased the Interlocken Building on March 20, 1998 for a purchase price of $8,275,000. The Interlocken Building, which was built in 1996, is a three-story multi-tenant office building containing 51,975 rentable square feet located in Broomfield, Colorado. The aggregate current annual base rent payable for all tenants of the Interlocken Building is $1,070,515.

Ohmeda Building

The IX-X-XI-REIT Joint Venture purchased the Ohmeda Building on February 13, 1998 for a purchase price of $10,325,000. The Ohmeda Building, which was built in 1988, is a two-story office building containing 106,750 rentable square feet located in Louisville, Colorado.

The Ohmeda Building is leased to Ohmeda, Inc. (Ohmeda). Ohmeda is a medical supply firm based in Boulder, Colorado and is a worldwide leader in vascular access and hemodynamic monitoring for hospital patients. On April 13, 1998, Instrumentarium Corporation (Instrumentarium), a Finnish company, acquired the division of Ohmeda that occupies the Ohmeda Building. Instrumentarium, a guarantor on the Ohmeda lease, is an international health care company concentrating on selected fields of medical technology manufacturing, marketing and distribution. Instrumentarium reported a net worth, as of December 31, 2001, of approximately $480 million.

The Ohmeda lease expires in January 2005, subject to Ohmeda’s right to extend the Ohmeda lease for two additional five-year periods of time. The current annual base rent payable under the Ohmeda lease is $1,004,520.

The Ohmeda lease contains an option to expand the premises by an amount of square feet up to a total of 200,000 square feet which, if exercised by Ohmeda, will require the IX-X-XI-REIT Joint Venture to expend funds necessary to acquire additional land, if necessary, and to construct the expansion space.

Alstom Power Knoxville Building

Wells Fund IX purchased the land and constructed the Alstom Power Knoxville Building. The Alstom Power Knoxville Building, which was built in 1997, is a three-story multi-tenant steel-framed office building containing 84,404 square feet located in Knoxville, Tennessee. Wells Fund IX contributed the Alstom Power Knoxville Building to the IX-X-XI-REIT Joint Venture on March 26, 1997 and was credited with making a $7,900,000 capital contribution to the IX-X-XI-REIT Joint Venture.

The Alstom Power Knoxville Building is currently leased to Alstom Power, Inc. (Alstom Power). Alstom Power is the result of the December 30, 1999 merger between ABB Power Generation, Inc. and ABB Alstom Power, Inc. Alstom Power reported a net worth, as of September 30, 2001, of approximately $1.8 billion.

As security for Alstom Power’s obligations under its lease, Alstom Power has provided to the IX-X-XI-REIT Joint Venture an irrevocable standby letter of credit in accordance with the terms and conditions set forth in the Alstom Power Knoxville lease. The letter of credit maintained by Alstom Power is required to be in the amount of $4,000,000 until the seventh anniversary of the rental commencement date (January 2005), at which time it will be reduced by $1,000,000 each year until the end of the lease term.

The Alstom Power Knoxville lease commenced in January 1998 and expires in November 2007. The current annual base rent for the Alstom Power Knoxville lease is $1,106,520.

Alstom Power has an option to terminate the Alstom Power Knoxville lease as of the seventh anniversary of the rental commencement date. If Alstom Power elects to exercise this termination option, Alstom Power is required to pay to the IX-X-XI-REIT Joint Venture a termination payment currently estimated to be approximately $1,800,000 based upon certain assumptions.

Property Management Fees

Wells Management, our Property Manager, has been retained to manage and lease substantially all of our properties. Except as set forth below, we pay management and leasing fees to Wells Management in an amount equal to the lesser of: (A) 4.5% of gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by the Wells REIT, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as the excess of (1) the aggregate of the fair market value of all properties owned by the Wells REIT (excluding vacant properties), over (2) the aggregate outstanding debt of the Wells REIT (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month’s rent).

Wells Management has also been retained to manage and lease all of the properties currently owned by the IX-X-XI-REIT Joint Venture and the VIII-IX-REIT Joint Venture. While both Wells Fund XI and the Wells REIT are authorized to pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues, Wells Fund VIII, Wells Fund IX and Wells Fund X are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 6% of gross revenues. Accordingly, a portion of the gross revenues of these joint ventures will be subject to a 6% management and leasing fee and a portion of gross revenues will be subject to a 4.5% management and leasing fee based upon the respective ownership percentages of the joint venture partners in each of these two joint ventures.

Wells Management also received or will receive a one-time initial lease-up fee equal to the first month’s rent for the leasing of the Alstom Power Knoxville Building, the Avaya Building, the Matsushita Building, the Alstom Power Richmond Building and the Nissan Project.

Real Estate Loans

SouthTrust Loans

Wells OP has established various secured lines of credit with SouthTrust Bank, N.A. (SouthTrust) whereby SouthTrust has agreed to lend an aggregate amount of up to $72,140,000 in connection with its purchase of real properties. The interest rate on each of these separate lines of credit is an annual variable rate equal to the London InterBank Offered Rate (LIBOR) for a 30-day period plus 175 basis points. Wells OP will be charged an advance fee of 0.125% of the amount of each advance. As of June 30, 2002, the interest rate on each of the SouthTrust lines of credit was 3.625% per annum.

The $32,393,000 SouthTrust Line of Credit

The $32,393,000 SouthTrust line of credit requires monthly payments of interest only and matures on September 10, 2002. This SouthTrust line of credit is secured by first priority mortgages against the Cinemark Building, the Dial Building and the ASML Building. As of June 30, 2002, there was no outstanding principal balance due on the $32,393,000 SouthTrust line of credit.

The $12,844,000 SouthTrust Line of Credit

The $12,844,000 SouthTrust line of credit requires monthly payments of interest only and matures on September 10, 2002. This SouthTrust line of credit is secured by a first priority mortgage against the PwC Building. As of June 30, 2002, there was no outstanding principal balance due on the $12,844,000 SouthTrust line of credit.

The $19,003,000 SouthTrust Line of Credit

The $19,003,000 SouthTrust line of credit requires monthly payments of interest only and matures on September 10, 2002. This SouthTrust line of credit is secured by first priority mortgages against the Avnet Building and the Motorola Tempe Building. As of June 30, 2002, there was no outstanding principal balance due on the $19,003,000 SouthTrust line of credit.

The $7,900,000 SouthTrust Line of Credit

Wells OP originally obtained a loan from SouthTrust Bank, N.A. in connection with the acquisition, development and construction of the Alstom Power Richmond Building. After completion of construction, SouthTrust converted the construction loan into a separate line of credit in the maximum principal amount of up to $7,900,000. This SouthTrust line of credit requires payments of interest only and matures on September 10, 2002. The $7,900,000 SouthTrust line of credit is secured by a first priority mortgage against the Alstom Power Richmond Building, the Alstom Power Richmond lease and a $4,000,000 letter of credit issued by Unibank. As of June 30, 2002, the outstanding principal balance on the $7,900,000 SouthTrust line of credit was $7,655,600.

BOA Line of Credit

Wells OP established a secured line of credit in the amount of $85,000,000 with Bank of America, N.A. (BOA Line of Credit) in connection with its purchase of real properties. In addition, Wells OP may increase the BOA Line of Credit up to an amount of $110,000,000 with the lender’s approval. The interest rate on the BOA Line of Credit is an annual variable rate equal to LIBOR for a 30-day period plus 180 basis points. The BOA Line of Credit requires monthly payments of interest only and matures on May 11, 2004. As of June 30, 2002, the interest rate on the BOA Line of Credit was 3.63% per annum. The BOA Line of Credit is secured by first priority mortgages against the Videojet Technologies Chicago Building, the AT&T Pennsylvania Building, the Motorola Tempe Building, the Matsushita Building, the Metris Tulsa Building and the Delphi Building. As of June 30, 2002, there was no outstanding principal balance due on the BOA Line of Credit.

BOA Construction Loan

Wells OP obtained a construction loan in the amount of $34,200,000 from Bank of America, N.A. (BOA Loan), to fund the construction of a building on the Nissan Property located in Irving, Texas. The loan requires monthly payments of interest only and matures on July 30, 2003. The interest rate on the loan is fixed at 5.91%. As of June 30, 2002, the outstanding principal balance on the BOA Loan was $8,002,541. The BOA Loan is secured by a first priority mortgage on the Nissan Property.

SELECTED FINANCIAL DATA

The Wells REIT commenced active operations when it received and accepted subscriptions for a minimum of 125,000 shares on June 5, 1998. The following sets forth a summary of the selected financial data for the fiscal year ended December 31, 2001, 2000 and 1999:

	2001	2000	1999
Total assets	$753,224,519	$398,550,346	$143,852,290
Total revenues	49,308,802	23,373,206	6,495,395
Net income	21,723,967	8,552,967	3,884,649
Net income allocated to Stockholders	21,723,967	8,552,967	3,884,649
Earning per share:
Basic and diluted	$0.43	$0.40	$0.50
Cash distributions	0.76	0.73	0.70

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our accompanying financial statements and the notes thereto.

General

Forward Looking Statements

This section and other sections in the prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of the financial condition of the Wells REIT, anticipated capital expenditures required to complete certain projects, amounts of anticipated cash distributions to stockholders in the future and certain other matters. Readers of this prospectus should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this prospectus, which include changes in general economic conditions, changes in real estate conditions, construction costs which may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow. (See generally “Risk Factors.”)

REIT Qualification

We have made an election under Section 856 (c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code beginning with its taxable year ended December 31, 1999. As a REIT for federal income tax purposes, we generally will not be subject to Federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost. Such an event could materially, adversely affect our net income. However, we believe that we are organized and operate in a manner, which has enabled us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2001. In addition, we intend to continue to operate the Wells REIT so as to remain qualified as a REIT for federal income tax purposes.

Liquidity and Capital Resources

During the fiscal year ended December 31, 2001, we received aggregate gross offering proceeds of $522,516,620 from the sale of 52,251,662 shares of our common stock. After payment of $18,143,307 in acquisition and advisory fees and acquisition expenses, payment of $58,387,809 in selling commissions and organization and offering expenses, and common stock redemptions of $4,137,427 pursuant to our share redemption program, we raised net offering proceeds available for investment in properties of $441,848,077 during the fiscal year ended December 31, 2001.

During the three months ended March 31, 2002, we received aggregate gross offering proceeds of $255,702,943 from the sale of 25,570,294 shares of our common stock. After payment of $8,843,134 in acquisition and advisory fees and acquisition expenses, payment of $27,106,265 in selling commissions and organization and offering expenses, and common stock redemptions of $3,041,981 pursuant to our share redemption program, we raised net offering proceeds of $216,711,563 during the first quarter of 2002, of which $185,290,197 remained available for investment in properties at quarter end.

During the three months ended March 31, 2001, we received aggregate gross offering proceeds of $66,174,704 from the sale of 6,617,470 shares of our common stock. After payment of $2,288,933 in acquisition and advisory fees and acquisition expenses, payment of $8,175,768 in selling commissions and organizational and offering expenses, and common stock redemptions of $776,555 pursuant to our share redemption program, we raised net offering proceeds of $54,933,448, of which $5,952,930 was available for investment in properties at quarter end.

The net increase in cash and cash equivalents during the fiscal year ended December 31, 2001, as compared to the fiscal year ended December 31, 2000, and for the three months ended March 31, 2002, as compared to the three months ended March 31, 2001, is primarily the result of raising increased amounts of capital from the sale of shares of common stock, offset by the acquisition of properties during 2001 and the first quarter of 2002, and the payment of acquisition and advisory fees and acquisition expenses, commissions and, organization and offering costs.

As of March 31, 2002, we owned interests in 44 real estate properties either directly or through interests in joint ventures. These properties are generating operating cash flow sufficient to cover our operating expenses and pay dividends to our stockholders. We pay dividends on a quarterly basis regardless of the frequency with which such distributions are declared. Dividends will be paid to investors who are stockholders as of the record dates selected by our board of directors. We currently calculate quarterly dividends based on the daily record and dividend declaration dates; thus, stockholders are entitled to receive dividends immediately upon the purchase of shares. Dividends declared during 2001 and 2000 totaled $0.76 per share and $0.73 per share, respectively. Dividends declared for the first quarter of 2002 and the first quarter of 2001 were approximately $0.194 and $0.188 per share, respectively.

Dividends to be distributed to the stockholders are determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends, financial condition, capital expenditure requirements and annual distribution requirements in order to maintain our status as a REIT under the Internal Revenue Code. Operating cash flows are expected to increase as additional properties are added to our investment portfolio.

Cash Flows From Operating Activities

Our net cash provided by operating activities was $42,349,342 for the fiscal year ended December 31, 2001, $7,319,639 for the fiscal year ended December 31, 2000 and $4,008,275 for the fiscal year ended December 31, 1999. The increase in net cash provided by operating activities was due primarily to the net income generated by properties acquired during 2000 and 2001.

Our net cash provided by operating activities was $13,117,549 and $8,235,314 for the three months ended March 31, 2002 and 2001, respectively. The increase in net cash provided by operating activities was due primarily to the net income generated by additional properties acquired during 2002 and 2001.

Cash Flows From Investing Activities

Our net cash used in investing activities was $274,605,735 for the fiscal year ended December 31, 2001, $249,316,460 for the fiscal year ended December 31, 2000 and $105,394,956 for the fiscal year ended December 31, 1999. The increase in net cash used in investing activities was due primarily to investments in properties, directly and through contributions to joint ventures, and the payment of related deferred project costs.

Our net cash used in investing activities was $111,821,692 and $4,264,257 for the three months ended March 31, 2002 and 2001, respectively. The increase in net cash used in investing activities was due primarily to investments in properties and the payment of related deferred project costs, partially offset by distributions received from joint ventures.

Cash Flows From Financing Activities

Our net cash provided by financing activities was $303,544,260 for the fiscal year ended December 31, 2001, $243,365,318 for the fiscal year ended December 31, 2000, and $96,337,082 for the fiscal year ended December 31, 1999. The increase in net cash provided by financing activities was due primarily to the raising of additional capital offset by the repayment of notes payable. We raised $522,516,620 in offering proceeds for fiscal year ended December 31, 2001, as compared to $180,387,220 for fiscal year ended December 31, 2000, and $103,169,490 for fiscal year ended December 31, 1999. In addition, we received loan proceeds from financing secured by properties of $110,243,145 and repaid notes payable in the amount of $229,781,888 for fiscal year ended December 31, 2001.

Our net cash provided by financing activities was $210,144,548 for the three months ended March 31, 2002 and net cash used in financing activities for the three months ended March 31, 2001 was $113,042. The increase in net cash provided by financing activities was due primarily to the raising of additional capital and the related repayment of notes payable. We raised $255,702,943 in offering proceeds for the three months ended March 31, 2002, as compared to $66,174,705 for the same period in 2001.

Results of Operations

Comparison of Fiscal Years Ended December 31, 2001, 2000 and 1999

Gross revenues were $49,308,802 for the fiscal year ended December 31, 2001, $23,373,206 for fiscal year ended December 31, 2000 and $6,495,395 for fiscal year ended December 31, 1999. Gross revenues for the year ended December 31, 2001, 2000 and 1999 were attributable to rental income, interest income earned on funds we held prior to the investment in properties, and income earned from joint ventures. The increase in revenues for the fiscal year ended December 31, 2001 was primarily attributable to the purchase of additional properties during 2000 and 2001. The purchase of additional properties also resulted in an increase in expenses which totaled $27,584,835 for the fiscal year ended December 31, 2001, $14,820,239 for the fiscal year ended December 31, 2000 and $2,610,746 for the fiscal year ended December 31, 1999. Expenses in 2001, 2000 and 1999 consisted primarily of depreciation, interest expense and management and leasing fees. Our net income also increased from

$3,884,649 for fiscal year ended December 31, 1999 to $8,552,967 for fiscal year ended December 31, 2000 to $21,723,967 for the year ended December 31, 2001.

Comparison of First Quarter 2002 and 2001

As of March 31, 2002, our real estate properties were 100% leased to tenants. Gross revenues were $19,192,803 and $10,669,713 for the three months ended March 31, 2002 and 2001, respectively. Gross revenues for the three months ended March 31, 2002 and 2001 were attributable to rental income, interest income earned on funds we held prior to the investment in properties, and income earned from joint ventures. The increase in revenues in 2002 was primarily attributable to the purchase of additional properties for $104,051,998 during 2002 and the purchase of additional properties for $227,933,858 in the last three quarters of 2001. The purchase of additional properties also resulted in an increase in expenses which totaled $8,413,139 for the three months ended March 31, 2002, as compared to $7,394,368 for the three months ended March 31, 2001. Expenses in 2002 and 2001 consisted primarily of depreciation, interest expense, management and leasing fees and general and administrative costs. As a result, our net income also increased from $3,275,345 for the three months ended March 31, 2001 to $10,779,664 for the three months ended March 31, 2002.

Property Operations

The following table summarizes the operations of the joint ventures in which we owned an interest as of December 31, 2001, 2000 and 1999:

	Total Revenue For Years Ended December 31			Net Income For Years Ended December 31			Well REIT’s Share of Net Income For Years Ended December 31
	2001	2000	1999	2001	2000	1999	2001	2000	1999
Fund IX-X-XI-REIT Joint Venture	$4,344,209	$4,388,193	$4,053,042	$2,684,837	$2,669,143	$2,172,244	$99,649	$99,177	$81,501

Orange County Joint Venture	797,937	795,545	795,545	546,171	568,961	550,952	238,542	248,449	240,585

Fremont Joint Venture	907,673	902,946	902,946	562,893	563,133	559,174	436,265	436,452	433,383

Fund XI-XII-REIT Joint Venture	3,371,067	3,349,186	1,443,503	2,064,911	2,078,556	853,073	1,172,103	1,179,848	488,500

Fund XII-REIT Joint Venture	4,708,467	976,865	N/A	2,611,522	614,250	N/A	1,386,877	305,060	N/A

Fund VIII-IX-REIT Joint Venture	1,208,724	563,049	N/A	566,840	309,893	N/A	89,779	24,887	N/A
Fund XIII- REIT Joint Venture	706,373	N/A	N/A	356,355	N/A	N/A	297,745	N/A	N/A

	$16,044,450	$10,975,784	$7,195,036	$8,977,529	$6,803,936	$4,135,443	$3,720,960	$2,293,873	$1,243,969

Funds From Operations

Funds From Operations (FFO), as defined by the National Association of Real Estate Investment Trusts (NAREIT), generally means net income, computed in accordance with GAAP excluding extraordinary items (as defined by GAAP) and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT. However, our calculation of FFO, while consistent with NAREIT’s definition, may not be comparable to similarly titled measures presented by other REITs. Adjusted Funds From Operations (AFFO) is defined as FFO adjusted to exclude the effects of straight-line rent adjustments, deferred loan cost amortization and other non-cash and/or unusual items. Neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

The following table reflects the calculation of FFO and AFFO for the three years ended December 31, 2001, 2000, and 1999, respectively:

	December 31, 2001	December 31, 2000	December 31, 1999
FUNDS FROM OPERATIONS:
Net income	$21,723,967	$8,552,967	$3,884,649
Add:
Depreciation of real assets	15,344,801	7,743,550	1,726,103
Amortization of deferred leasing costs	303,347	350,991	0
Depreciation and amortization—unconsolidated partnerships	3,211,828	852,968	652,167

Funds from operations (FFO)	40,583,943	17,500,476	6,262,919
Adjustments:
Loan cost amortization	770,192	232,559	8,921
Straight line rent	(2,754,877)	(1,650,791)	(847,814)
Straight line rent—unconsolidated partnerships	(543,039)	(245,288)	(140,076)
Lease acquisition fees paid	0	(152,500)	0
Lease acquisition fees paid—Unconsolidated partnerships	0	(8,002)	(512)

Adjusted funds from operations	$38,056,219	$15,676,454	$5,283,438

WEIGHTED AVERAGE SHARES:
BASIC AND DILUTED	51,081,867	21,616,051	7,769,298

The following table reflects the calculation of FFO and AFFO for the three months ended March 31, 2002 and 2001, respectively:

	Three Months Ended March 31, 2002	Three Months Ended March 31, 2001
FUNDS FROM OPERATIONS:
Net income	$10,779,664	$3,275,345
Add:
Depreciation of real assets	5,744,452	3,187,179
Amortization of deferred leasing costs	72,749	75,837
Depreciation and amortization—unconsolidated partnerships	706,176	299,116

Funds from operations (FFO)	17,303,041	6,837,477
Adjustments:
Loan cost amortization	175,462	214,757
Straight line rent	(1,038,378)	(616,465)
Straight line rent—unconsolidated partnerships	(99,315)	(39,739)
Lease acquisition fees paid—unconsolidated partnerships	0	(2,356)

Adjusted funds from operations (AFFO)	$16,340,810	$6,393,674

WEIGHTED AVERAGE SHARES:
BASIC AND DILUTED	95,130,210	34,359,444

Inflation

The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. However, there are provisions in the majority of tenant leases which would protect us from the impact of inflation. These provisions include reimbursement billings for common area maintenance charges (CAM), real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

Critical Accounting Policies

Our accounting policies have been established and conform with generally accepted accounting principles in the United States (GAAP). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied; thus, resulting in a different presentation of our financial statements. Below is a discussion of the accounting policies that we consider to be critical in that they may require complex judgment in their application or require estimates about matters which are inherently uncertain.

Straight-Lined Rental Revenues

We recognize rental income generated from all leases on real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, on a straight-line basis over the terms of the respective leases. If a tenant was to encounter financial difficulties in future periods, the amount recorded as a receivable may not be realized.

Operating Cost Reimbursements

We generally bill tenants for operating cost reimbursements, either directly or through investments in joint ventures, on a monthly basis at amounts estimated largely based on actual prior period activity and the respective lease terms. Such billings are generally adjusted on an annual basis to reflect reimbursements owed to the landlord based on the actual costs incurred during the period and the respective lease terms. Financial difficulties encountered by tenants may result in receivables not being realized.

Real Estate

We continually monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When such events or changes in circumstances are present, we assess the potential impairment by comparing the fair market value of the asset, estimated at an amount equal to the future undiscounted operating cash flows expected to be generated from tenants over the life of the asset and from its eventual disposition, to the carrying value of the asset. In the event that the carrying amount exceeds the estimated fair market value, we would recognize an impairment loss in the amount required to adjust the carrying amount of the asset to its estimated fair market value. Neither the Wells REIT nor our joint ventures have recognized impairment losses on real estate assets in 2001, 2000 or 1999.

Deferred Project Costs

We record acquisition and advisory fees and acquisition expenses payable to Wells Capital, Inc., our advisor, by capitalizing deferred project costs and reimbursing our advisor in an amount equal to 3.5% of cumulative capital raised to date. As we invest our capital proceeds, deferred project costs are applied to real estate assets, either directly or through contributions to joint ventures, at an amount equal to 3.5% of each investment and depreciated over the useful lives of the respective real estate assets.

Deferred Offering Costs

Our advisor expects to continue to fund 100% of the organization and offering costs and recognize related expenses, to the extent that such costs exceed 3% of cumulative capital raised, on our behalf. Organization and offering costs include items such as legal and accounting fees, marketing and promotional costs, and printing costs, and specifically exclude sales costs and underwriting commissions. We record offering costs by accruing deferred offering costs, with an offsetting liability included in due to affiliates, at an amount equal to the lesser of 3% of cumulative capital raised to date or actual costs incurred from third-parties less reimbursements paid to our advisor. As the actual equity is raised, we reverse the deferred offering costs accrual and recognize a charge to stockholders’ equity upon reimbursing our advisor.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs managed by Wells Capital, our advisor, and its affiliates. Investors in the Wells REIT should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells real estate programs.

Of the 14 publicly offered real estate limited partnerships in which Leo F. Wells, III has served as a general partner, 13 of such limited partnerships have completed their respective offerings. These 13 limited partnerships and the year in which each of their offerings was completed are:

  1.  Wells Real Estate Fund I (1986),

  2.  Wells Real Estate Fund II (1988),

  3.  Wells Real Estate Fund II-OW (1988),

  4.  Wells Real Estate Fund III, L.P. (1990),

  5.  Wells Real Estate Fund IV, L.P. (1992),

  6.  Wells Real Estate Fund V, L.P. (1993),

  7.  Wells Real Estate Fund VI, L.P. (1994),

  8.  Wells Real Estate Fund VII, L.P. (1995),

  9.  Wells Real Estate Fund VIII, L.P. (1996),

10.  Wells Real Estate Fund IX, L.P. (1996),

11.  Wells Real Estate Fund X, L.P. (1997),

12.  Wells Real Estate Fund XI, L.P. (1998), and

13.  Wells Real Estate Fund XII, L.P. (2001).

In addition to the foregoing real estate limited partnerships, Wells Capital and its affiliates have sponsored three prior public offerings of shares of common stock of the Wells REIT. The initial public offering of the Wells REIT began on January 30, 1998 and was terminated on December 19, 1999. We received gross proceeds of approximately $132,181,919 from the sale of approximately 13,218,192 shares in our initial public offering. We commenced our second public offering of shares of common stock of the Wells REIT on December 20, 1999 and terminated the second offering on December 19, 2000. We received gross proceeds of approximately $175,229,193 from the sale of approximately 17,522,919 shares in our second public offering. We commenced our third public offering of shares of common stock of the Wells REIT on December 20, 2000. As of June 30, 2002, we had received gross proceeds of approximately $1,148,480,414 from the sale of approximately 114,848,041 shares in our third public offering. Accordingly, as of June 30, 2002, we had received aggregate gross offering proceeds of approximately $1,455,891,526 from the sale of approximately 145,589,153 shares in our three prior public offerings. After payment of $50,528,371 in acquisition and advisory fees and acquisition expenses, payment of $163,576,134 in selling commissions and organization and offering expenses, and common stock redemptions of $12,223,808 pursuant to our share redemption program, as of June 30, 2002, we had raised aggregate net offering proceeds available for investment in properties of $1,229,563,213, out of which $885,294,095 had been invested in real estate properties, and $344,269,118 remained available for investment in real estate properties.

Wells Capital and its affiliates are also currently sponsoring a public offering of 4,500,000 units on behalf of Wells Real Estate Fund XIII, L.P. (Wells Fund XIII), a public limited partnership. Wells Fund XIII began its offering on March 29, 2001 and, as of June 30, 2002, Wells Fund XIII had raised gross offering proceeds of $18,634,296 from 926 investors.

The Prior Performance Tables included in the back of this prospectus set forth information as of the dates indicated regarding certain of these Wells programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior programs (Table III); and (4) sales or disposals of properties (Table V).

In addition to the real estate programs sponsored by Wells Capital and its affiliates discussed above, they are also sponsoring an index mutual fund that invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT Index Fund). The REIT Index Fund is a mutual fund that seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index. The REIT Index Fund began its offering on January 12, 1998 and, as of June 30, 2002, had raised offering proceeds net of redemptions of $136,709,717 from 6,719 investors.

Publicly Offered Unspecified Real Estate Programs

Wells Capital and its affiliates have previously sponsored the above listed 13 publicly offered real estate limited partnerships and are currently sponsoring Wells Fund XIII offered on an unspecified property or “blind pool” basis. The total amount of funds raised from investors in the offerings of these 14 publicly offered limited partnerships, as of December 31, 2001, was $331,193,410, and the total number of investors in such programs was 27,103.

The investment objectives of each of the other Wells programs are substantially identical to the investment objectives of the Wells REIT. Substantially all of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X, Wells Fund XI and Wells Fund XII available for investment in real properties have been invested in properties.

Because of the cyclical nature of the real estate market, decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. No assurance can be made that the Wells programs will ultimately be successful in meeting their investment objectives. (See “Risk Factors.”)

The aggregate dollar amount of the acquisition and development costs of the properties purchased by the 14 publicly offered limited partnerships, as of December 31, 2001, was $275,358,446. Of this amount, approximately 90.2% was spent on acquiring or developing office buildings, and approximately 9.8% was spent on acquiring or developing shopping centers. Of this amount, approximately 22.6% was or will be spent on new properties, 57.1% on existing or used properties and 20.3% on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the Wells REIT, Wells Fund XIII and the 13 Wells programs listed above as of December 31, 2001:

Type of Property	New	Used	Construction
Office and Industrial Buildings	22.59%	53.88%	13.74%
Shopping Centers	0%	3.21%	6.58%

Wells Fund I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners ($24,679,000 of the gross proceeds were attributable to sales of Class A Units, and $10,642,000 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund I have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund I owns interests in the following properties:

•	a condominium interest in a three-story medical office building in Atlanta, Georgia;

•	a commercial office building in Atlanta, Georgia;

•	a shopping center in Knoxville, Tennessee; and

•	a project consisting of seven office buildings and a shopping center in Tucker, Georgia.

The prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion on as to whether and when to sell the properties owned by Wells Fund I and that the general partners were under no obligation to sell the properties at any particular time.

Wells Fund I has sold the following properties from its portfolio:

Date of Sale	Property Name	% Ownership	Net Sale Proceeds	Taxable Gain
Aug. 31, 2000	One of two buildings at Peachtree Place	90%	$633,694	$205,019
Jan. 11, 2001	Crowe’s Crossing	100%	$6,569,000	$11,496
Oct. 1, 2001	Cherokee Commons	24%	$2,037,315	$52,461

Wells Fund I is in the process of marketing its remaining properties for sale.

Wells Fund II and Wells Fund II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners ($28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund II and Wells Fund II-OW own all of their properties through a joint venture, which owns interests in the following properties:

•	a project consisting of seven office buildings and a shopping center in Tucker, Georgia;

•	a two-story office building in Charlotte, North Carolina which is currently unoccupied;

•	a four-story office building in Houston, Texas, three floors of which are leased to Boeing;

•	a restaurant property in Roswell, Georgia leased to Brookwood Grill of Roswell, Inc.; and

•	a combined retail center and office development in Roswell, Georgia.

The prospectus of Wells Fund II and Wells Fund II-OW provided that the properties purchased by Wells Fund II and Wells Fund II-OW would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund II and Wells Fund II-OW and that the partnerships were under no obligation to sell their properties at any particular time.

Wells Fund II and Wells Fund II-OW sold the following property from its portfolio in 2001:

Date of Sale	Property Name	% Ownership	Net Sale Proceeds	Taxable Gain
Oct. 1, 2001	Cherokee Commons	54%	$4,601,723	$111,419

Wells Fund II and Wells Fund II-OW are in the process of marketing their remaining properties for sale.

Wells Fund III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners ($19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund III have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund III owns interests in the following properties:

•	a four-story office building in Houston, Texas, three floors of which are leased to Boeing;

•	a restaurant property in Roswell, Georgia leased to Brookwood Grill of Roswell, Inc.;

•	a combined retail center and office development in Roswell, Georgia;

•	a two-story office building in Greenville, North Carolina;

•	a shopping center in Stockbridge, Georgia having Kroger as the anchor tenant; and

•	a two-story office building in Richmond, Virginia leased to Reciprocal Group.

The prospectus of Wells Fund III provided that the properties purchased by Wells Fund III would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund III and that they were under no obligation to sell the properties at any particular time. The general partners of Wells Fund III have decided to begin the process of positioning the properties for sale over the next several years.

Wells Fund IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners ($13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund IV have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund IV owns interests in the following properties:

•	a shopping center in Stockbridge, Georgia having Kroger as the anchor tenant;

•	a four-story office building in Jacksonville, Florida leased to IBM and Customized Transportation Inc. (CTI);

•	a two-story office building in Richmond, Virginia leased to Reciprocal Group; and

•	two substantially identical two-story office buildings in Stockbridge, Georgia.

Wells Fund V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners ($15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 2001, $15,664,160 of units of Wells Fund V were treated as Class A Units, and $1,341,860 of units were treated as Class B Units. Wells Fund V owns interests in the following properties:

•	a four-story office building in Jacksonville, Florida leased to IBM and CTI;

•	two substantially identical two-story office buildings in Stockbridge, Georgia;

•	a four-story office building in Hartford, Connecticut leased to Hartford Fire Insurance Company;

•	restaurant properties in Stockbridge, Georgia leased to Apple Restaurants, Inc., Taco Mac, Dependable Ins and Tokyo Japanese Steak; and

•	a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel.

Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners ($19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund VI are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 2001, $22,363,610 of units of Wells Fund VI were treated as Class A Units, and $2,636,390 of units were treated as Class B Units. Wells Fund VI owns interests in the following properties:

•	a four-story office building in Hartford, Connecticut leased to Hartford Fire Insurance Company;

•	restaurant properties in Stockbridge, Georgia leased to Apple Restaurants, Inc., Taco Mac, Dependable Insurance and Tokyo Japanese Steak;

•	a restaurant and retail building in Stockbridge, Georgia;

•	a shopping center in Stockbridge, Georgia;

•	a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel;

•	a combined retail and office development in Roswell, Georgia;

•	a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.; and

•	a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant.

Wells Fund VI sold its interest in the following property in 2001:

Date of Sale	Property Name	% Ownership	Net Sale Proceeds	Taxable Gain
Oct. 1, 2001	Cherokee Commons	11%	$903,122	$21,867

Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners ($16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund VII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $20,670,201 of units in Wells Fund VII were treated as Class A Units, and $3,509,973 of units were treated as Class B Units. Wells Fund VII owns interests in the following properties:

•	a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel;

•	a restaurant and retail building in Stockbridge, Georgia;

•	a shopping center in Stockbridge, Georgia;

•	a combined retail and office development in Roswell, Georgia;

•	a two-story office building in Alachua County, Florida near Gainesville leased to CH2M Hill, Engineers, Planners, Economists, Scientists;

•	a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.;

•	a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant; and

•	a retail development in Clayton County, Georgia.

Wells Fund VII sold its interest in the following property in 2001:

Date of Sale	Property Name	% Ownership	Net Sale Proceeds	Taxable Gain
Oct. 1, 2001	Cherokee Commons	11%	$903,122	$21,867

Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners ($26,135,339 of the gross proceeds were attributable to sales of Class A Units, and $5,907,350 were attributable to sales of Class B Units). Limited partners in Wells Fund VIII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units and certain repurchases made by Wells Fund VIII, as of December 31, 2001, $28,065,187 of units in Wells Fund VIII were treated as Class A Units, and $3,967,502 of units were treated as Class B Units. Wells Fund VIII owns interests in the following properties:

•	a two-story office building in Alachua County, Florida near Gainsville leased to CH2M Hill, Engineers, Planners, Economists, Scientists;

•	a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.;

•	a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant;

•	a retail development in Clayton County, Georgia;

•	a four-story office building in Madison, Wisconsin leased to US Cellular, a subsidiary of Bellsouth Corporation;

•	a one-story office building in Farmers Branch, Texas leased to TCI Valwood Limited Partnership I;

•	a two-story office building in Orange County, California leased to Quest Software, Inc.; and

•	a two-story office building in Boulder County, Colorado leased to Cirrus Logic, Inc.

Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,098 limited partners ($29,359,310 of the gross proceeds were attributable to sales of Class A Units, and $5,640,690 were attributable to sales of Class B Units). After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $31,364,290 of units in Wells Fund IX were treated as Class A Units, and $3,635,710 of units were treated as Class B Units. Wells Fund IX owns interests in the following properties:

•	a one-story office building in Farmers Branch, Texas leased to TCI Valwood Limited Partnership I;

•	a four-story office building in Madison, Wisconsin leased to US Cellular, a subsidiary of Bellsouth Corporation;

•	a two-story office building in Orange County, California leased to Quest Software, Inc.;

•	a two-story office building in Boulder County, Colorado leased to Cirrus Logic, Inc.;

•	a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

•	a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

•	a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

•	a three-story office multi-tenant building in Boulder County, Colorado; and

•	a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.

Certain financial information for Wells Fund IX is summarized below:

	2001	2000	1999	1998	1997
Gross Revenues	$1,874,290	$1,836,768	$1,593,734	$1,561,456	$1,199,300
Net Income	$1,768,474	$1,758,676	$1,490,331	$1,449,955	$1,091,766

Wells Fund X terminated its offering on December 30, 1997, and received gross proceeds of $27,128,912 representing subscriptions from 1,812 limited partners ($21,160,992 of the gross proceeds were contributable to sales of Class A Units, and $5,967,920 were attributable to sales of Class B Units). After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $23,166,181 of units in Wells Fund X were treated as Class A Units and $3,962,731 of units were treated as Class B Units. Wells Fund X owns interests in the following properties:

•	a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

•	a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

•	a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

•	a three-story multi-tenant office building in Boulder County, Colorado;

•	a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.;

•	a one-story office and warehouse building in Orange County, California leased to Cort Furniture Rental Corporation; and

•	a two-story office and manufacturing building in Alameda County, California leased to Fairchild Technologies U.S.A., Inc.

Certain financial information for Wells Fund X is summarized below:

	2001	2000	1999	1998	1997
Gross Revenues	$1,559,026	$1,557,518	$1,309,281	$1,204,597	$372,507
Net Income	$1,449,849	$1,476,180	$1,192,318	$1,050,329	$278,025

Wells Fund XI terminated its offering on December 30, 1998, and received gross proceeds of $16,532,802 representing subscriptions from 1,345 limited partners ($13,029,424 of the gross proceeds were attributable to sales of Class A Units and $3,503,378 were attributable to sales of Class B Units). After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $13,462,560 of units in Wells Fund XI were treated as Class A Units and $3,070,242 of units were treated as Class B Units. Wells Fund XI owns interests in the following properties:

•	a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

•	a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.;

•	a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

•	a three-story multi-tenant office building in Boulder County, Colorado;

•	a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

•	a one-story office and warehouse building in Orange County, California leased to Cort Furniture Rental Corporation;

•	a two-story office and manufacturing building in Alameda County, California leased to Fairchild Technologies U.S.A., Inc.;

•	a two-story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

•	a three-story office building in Johnson County, Kansas leased to Sprint Communications Company L.P.;

•	a two-story research and development office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.; and

•	a two-story office building in Fort Myers, Florida leased to Gartner Group, Inc.

Certain financial information for Wells Fund XI is summarized below:

	2001	2000	1999	1998
Gross Revenues	$960,676	$975,850	$766,586	$262,729
Net Income	$870,350	$895,989	$630,528	$143,295

Wells Fund XII terminated its offering on March 21, 2001, and received gross proceeds of $35,611,192 representing subscriptions from 1,333 limited partners ($26,888,609 of the gross proceeds were attributable to sales of cash preferred units and $8,722,583 were attributable to sales of tax preferred units). After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $27,786,067 of units in Wells Fund XII were treated as cash preferred units and $7,825,125 of units were treated as tax preferred units. Wells Fund XII owns interests in the following properties:

•	a two-story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

•	a three-story office building in Johnson County, Kansas leased to Sprint Communications Company L.P.;

•	a two-story research and development office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.;

•	a two-story office building in Fort Myers, Florida leased to Gartner Group, Inc.;

•	a three-story office building in Troy, Michigan leased to Siemens Automotive Corporation;

•	a one-story office building and a connecting two-story office building in Oklahoma City, Oklahoma leased to AT&T Corp. and Jordan Associates, Inc.; and

•	a three-story office building in Brentwood, Tennessee leased to Comdata Network, Inc.

Certain financial information for Wells Fund XII is summarized below:

	2001	2000	1999
Gross Revenues	$1,661,194	$929,868	$160,379
Net Income	$1,555,418	$856,228	$122,817

Wells Fund XIII began its offering on March 29, 2001. As of June 30, 2002, Wells Fund XIII had received gross proceeds of $18,634,296 representing subscriptions from 926 limited partners ($15,743,298 of the gross proceeds were attributable to sales of cash preferred units and $2,890,998 were attributable to sales of tax preferred units). Wells Fund XIII owns interests in the following properties:

•	a two-story office building in Orange Park, Florida leased to AmeriCredit Financial Services Corporation; and

•	two connected one-story office and assembly buildings in Parker, Colorado leased to Advanced Digital Information Corporation.

The information set forth above should not be considered indicative of results to be expected from the Wells REIT.

The foregoing properties in which the above 14 limited partnerships have invested have all been acquired on an all cash basis.

Leo F. Wells, III and Wells Partners, L.P. are the general partners of Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X, Wells Fund XI and Wells Fund XII. Wells Capital, which is the general partner of Wells Partners, L.P., and Leo F. Wells, III are the general partners of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III and Wells Fund XIII.

Potential investors are encouraged to examine the Prior Performance Tables included in the back of the prospectus for more detailed information regarding the prior experience of Wells Capital and its affiliates. In addition, upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with any of the Wells programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our secretary. Additionally, Table VI contained in Part II of the registration statement, which is not part of this prospectus, gives certain additional information relating to properties acquired by the Wells programs. We will furnish, without charge, copies of such table upon request.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in the shares. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances; nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States (Non-U.S. stockholders). The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Holland & Knight LLP (Holland & Knight) has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to stockholders. It is also the opinion of our counsel that it is more likely than not that we qualified to be taxed as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2001, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations. We must emphasize that all opinions issued by Holland & Knight are based on various assumptions and are conditioned upon the assumptions and representations we made concerning our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Holland & Knight. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. (See “Risk Factors—Failure to Qualify as a REIT.”)

The statements made in this section of the prospectus and in the opinion of Holland & Knight are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

Taxation of the Company

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to “alternative minimum tax”;

•	if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

•	if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•	if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•	if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (Built-In-Gain Rules).

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for our taxable year ended December 31, 1998. In order for us to qualify as a REIT, however, we had to meet and we must continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months; and

•	not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we have filed an election to be taxed as a REIT with the IRS. In addition, we are managed by a board of directors, we have transferable shares, and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes, and we have more than 100 stockholders. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely-held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. Five or fewer individuals or tax-exempt entities have never owned more than 50% of our outstanding shares during the last half of any taxable year.

We are authorized to refuse to transfer our shares to any person if the sale or transfer would jeopardize our ability to satisfy the REIT ownership requirements. There can be no assurance that a refusal to transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as “unrelated business taxable income” if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. (See “Taxation of Tax-Exempt Stockholders.”)

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements—Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

•	The rents we receive or that we are deemed to receive qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant (a “Related Party Tenant”) or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•	the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed one percent of all amounts received or accrued with respect to that property.

Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments approved by our board of directors such as mortgage-backed securities or shares in other REITs. We intend to trace offering proceeds received for purposes of determining the one year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing “new capital investments,” however, so that there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can make no assurance in this regard.

Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements—Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests (Asset Tests) relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours;

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class; and

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding voting securities, or securities having a value of more than 10% of the total value of the outstanding securities of any one issuer.

These tests must generally be met for any quarter in which we acquire securities. Further, if we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the Asset Tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Operational Requirements—Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our capital gain and subject to certain other potential adjustments).

While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular dividend payment date after the declaration.

Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods;

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement; however, we may possibly experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. We may also possibly be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may make taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency dividends” in a later year and include such distributions in our deductions for dividends paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•	stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	the basis of a stockholder’s shares would be increased by the amount of our undistributed long-term capital gains (minus the amount of capital gains tax we pay) included in the stockholder’s long-term capital gains.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Wells Capital or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements—Recordkeeping

In order to continue to qualify as a REIT, we must maintain certain records as set forth in applicable Treasury Regulations. Further, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. (See “Risk Factors—Federal Income Tax Risks.”)

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction, which we treat as a true lease, is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the Asset Tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution no later than January 31 of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his stock.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number);

•	furnishes an incorrect tax identification number;

•	is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

•	under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc. generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any “unrelated business taxable income” (UBTI), as defined in the Internal Revenue Code. Our payment of dividends to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

In the event that we are deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a percentage of the dividend distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (2) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our dividend distributions made to it which is equal to the percentage of our income which would be UBTI if we, ourselves, were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as UBTI to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective investor in our shares should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, Non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected With a U.S. Trade or Business

In general, Non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the Non-U.S. stockholder’s conduct of a trade or business in the United States. A corporate Non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to Non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

A distribution to a Non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a United States real property interest and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each Non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

Distributions to a Non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. stockholder under Internal Revenue Code provisions enacted by the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA). Under FIRPTA, such distributions are taxed to a Non-U.S. stockholder as if the distributions were gains

“effectively connected” with a U.S. trade or business. Accordingly, a Non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to Non-U.S. stockholders, and remit to the Internal Revenue Service:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•	30% of ordinary income distributions (i.e., dividends paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a Non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the Non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a Non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a “United States real property interest” within the meaning of FIRPTA. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by Non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a Non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

Even if not subject to FIRPTA, capital gains will be taxable to a Non-U.S. stockholder if the Non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our Non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for Non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of the Wells REIT, Wells OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in Wells OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of Wells OP’s income and to deduct our distributive share of Wells OP’s losses only if Wells OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations (Check-the-Box-Regulations), an unincorporated U.S. entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Wells OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though Wells OP will be treated as a partnership for federal income tax purposes, since it will not elect to be taxable as a corporation under the Check-the-Box Regulations, it could still be taxed as a corporation if it were deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof); provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). (See “Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests.”)

Under applicable Treasury Regulations (PTP Regulations), limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (such as a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest (direct or indirect) in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Wells OP qualifies for the Private Placement Exclusion. Further, even if Wells OP were to be considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, Wells OP should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Wells OP will be classified as a partnership for federal income tax purposes. Holland & Knight is of the opinion, however, that based on certain factual assumptions and representations, Wells OP will more likely than not be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the status of Wells OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, Wells OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Holland & Knight is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason Wells OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. (See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests” and “Requirements for Qualification as a REIT—Operational Requirements—Asset Tests.”) In addition, any change in Wells OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Wells OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Wells OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Wells OP’s taxable income.

Income Taxation of the Operating Partnership and its Partners

Partners, Not a Partnership, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. As a partner in Wells OP, we will be required to take into account our allocable share of Wells OP’s income, gains, losses, deductions, and credits for any taxable year of Wells OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Wells OP.

Partnership Allocations.    Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Wells OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.    Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

Under the partnership agreement for Wells OP, depreciation or amortization deductions of Wells OP generally will be allocated among the partners in accordance with their respective interests in Wells OP, except to the extent that Wells OP is required under Section 704(c) to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest.    The adjusted tax basis of our partnership interest in Wells OP generally is equal to (1) the amount of cash and the basis of any other property contributed to Wells OP by us, (2) increased by (A) our allocable share of Wells OP’s income and (B) our allocable share of the indebtedness of Wells OP, and (3) reduced, but not below zero, by (A) our allocable share of Wells OP’s losses and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of the indebtedness of Wells OP.

If the allocation of our distributive share of Wells OP’s losses would reduce the adjusted tax basis of our partnership interest in Wells OP below zero, the recognition of such losses will be deferred until such time as the recognition of such losses would not reduce our adjusted tax basis below zero. If a distribution from Wells OP or a reduction in our share of Wells OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would cause us to recognize taxable income equal to the amount of such distribution in excess of our adjusted tax basis. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Wells OP has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership.    Wells OP will use a portion of contributions made by the Wells REIT from offering proceeds to acquire interests in properties. Wells OP’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Wells OP. Wells OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation (ADS). Under ADS, Wells OP generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that Wells OP acquires properties in exchange for units of Wells OP, Wells OP’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by Wells OP. Although the law is not entirely clear, Wells OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors of such properties.

Sale of the Operating Partnership’s Property

Generally, any gain realized by Wells OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Wells OP upon the disposition of a property will be allocated among the partners in accordance with their respective percentage interests in Wells OP.

Our share of any gain realized by Wells OP on the sale of any property held by Wells OP as inventory or other property held primarily for sale to customers in the ordinary course of Wells OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the Income Tests for maintaining our REIT status. (See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Gross Income Tests” above.) We, however, do not presently intend to acquire or hold or allow Wells OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Wells OP’s trade or business.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and the Internal Revenue Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA (Benefit Plans), seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances appertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Internal Revenue Code define the term “plan assets,” however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we have received an opinion of counsel that, based on the Plan Assets Regulation, our underlying assets should not be deemed to be “plan assets” of Benefit Plans investing in shares, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined under the criteria set forth below.

Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, we have well in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable. “

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Wells Capital, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Wells Capital of the fiduciary duties mandated under ERISA.

Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If Wells Capital, our advisor, or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Wells Capital and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

We have obtained an opinion from Holland & Knight that it is more likely than not that our shares will be deemed to constitute “publicly-offered securities” and, accordingly, that it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets were not deemed to be “plan assets,” the problems discussed in the immediately preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if the Wells REIT, Wells Capital, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange or are included for quotation on NASDAQ, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of the shares, namely when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to have our advisor prepare annual reports of the estimated value of our shares. The methodology to be utilized for determining such estimated share values will be for our advisor to estimate the amount a stockholder would receive if our properties were sold at their estimated fair market values at the end of the fiscal year and the proceeds therefrom (without reduction for selling expenses) were distributed to the stockholders in liquidation. Due to the expense involved in obtaining annual appraisals for all of our properties, we do not currently anticipate that actual appraisals will be obtained; however, in connection with the advisor’s estimated valuations, the advisor will obtain a third party opinion that its estimates of value are reasonable. We will provide our reports to plan fiduciaries and IRA trustees and custodians who identify themselves to us and request this information.

Until December 31, 2002, we intend to use the offering price of shares as the per share net asset value. Beginning at the end of year 2003, we will have our advisor prepare estimated valuations utilizing the methodology described above. You should be cautioned, however, that such valuations will be estimates only and will be based upon a number of assumptions that may not be accurate or complete. As set forth above, we do not currently anticipate obtaining appraisals for our properties and, accordingly, the advisor’s estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. In addition, property values are subject to change and can always decline in the future. For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their valuation and annual reporting responsibilities. Further, we cannot assure you:

•	that the estimated values we obtain could or will actually be realized by us or by our stockholders upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	that our stockholders could realize these values if they were to attempt to sell their shares; or

•	that the estimated values, or the method used to establish values, would comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SHARES

The following description of the shares is not complete but is a summary of portions of our articles of incorporation and is qualified in its entirety by reference to our articles of incorporation.

Under our articles of incorporation, we have authority to issue a total of 1,000,000,000 shares of capital stock. Of the total shares authorized, 750,000,000 shares are designated as common stock with a par value of $0.01 per share, 100,000,000 shares are designated as preferred stock and 150,000,000 shares are designated as shares-in-trust, which would be issued only in the event we have purchases in excess of the ownership limits described below. In addition, our board of directors may amend our articles of incorporation to increase or decrease the amount of our authorized shares.

As of June 30, 2002, approximately 144,366,772 shares of our common stock were issued and outstanding, and no shares of preferred stock or shares-in-trust were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. All shares issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

We will not issue certificates for our shares. Shares will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Wells Capital, our advisor, acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to Wells Capital a transfer and assignment form, which we will provide to you at no charge.

Preferred Stock

Our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of the Wells REIT. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chairman, the president or upon the written request of stockholders holding at least 10% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

Under Maryland Corporation Law and our articles of incorporation, stockholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our articles of incorporation, (2) a liquidation or dissolution of the Wells REIT, (3) a reorganization of the Wells REIT, (4) a merger, consolidation or sale or other disposition of substantially all of our assets, and (5) a termination of our status as a REIT. The vote of stockholders holding a majority of our outstanding shares is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Accordingly, any provision in our articles of incorporation, including our investment objectives, can be amended by the vote of stockholders holding a majority of our outstanding shares. Stockholders voting against any merger or sale of assets are permitted under Maryland Corporation Law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the stockholder vote on the merger or sale of assets. After considering the appraisers’ report, the court makes the final determination of the fair value to be paid to the dissenting stockholder and decides whether to award interest from the date of the merger or sale of assets and costs of the proceeding to the dissenting stockholders.

Wells Capital, as our advisor, is selected and approved annually by our directors. While the stockholders do not have the ability to vote to replace Wells Capital or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and number of shares owned by each stockholder and will be sent within 10 days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our articles of incorporation contain a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our outstanding shares. Our articles of incorporation provide that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

Shares in excess of the ownership limit which are attempted to be transferred will be designated as “shares-in-trust” and will be transferred automatically to a trust effective on the day before the reported transfer of such shares. The record holder of the shares that are designated as shares-in-trust will be required to submit such number of shares to the Wells REIT in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

At our direction, the trustee will transfer the shares-in-trust to a person whose ownership will not violate the ownership limits. The transfer shall be made within 20 days of our receipt of notice that shares have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust, or (2) the market price per share on the date of the transfer or redemption.

Any person who (1) acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to the Wells REIT of such event, or (2) transfers or receives shares subject to such limitations is required to give the Wells REIT 15 days written notice prior to such transaction. In both cases, such persons shall provide to the Wells REIT such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until (1) our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and (2) there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our stockholders.

The ownership limit does not apply to an offeror which, in accordance with applicable federal and state securities laws, makes a cash tender offer, where at least 85% of the outstanding shares are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized.

Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Dividends

Dividends will be paid on a quarterly basis regardless of the frequency with which such dividends are declared. Dividends will be paid to investors who are stockholders as of the record dates selected by our board of directors. We currently calculate our quarterly dividends based upon daily record and dividend declaration dates so our investors will be entitled to be paid dividends immediately upon their purchase of shares. We then make quarterly dividend payments following the end of each calendar quarter.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income. (See “Federal Income Tax Considerations—Requirements for Qualification as a REIT.”)

Dividends will be declared at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may borrow money, issue securities or sell assets in order to make dividend distributions.

We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.

Dividend Reinvestment Plan

We currently have a dividend reinvestment plan available that allows you to have your dividends otherwise distributable to you invested in additional shares of the Wells REIT.

You may purchase shares under our dividend reinvestment plan for $10 per share until all of the shares registered as part of this offering have been sold. After this time, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In any case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. A copy of our Amended and Restated Dividend Reinvestment Plan as currently in effect is included as Exhibit B to this prospectus.

You may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your written notice. We may terminate the dividend reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. In addition, you may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice.

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend.

Share Redemption Program

Prior to the time that our shares are listed on a national securities exchange, stockholders of the Wells REIT who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

If you have held your shares for the required one-year period, you may redeem your shares for a purchase price equal to the lesser of (1) $10 per share, or (2) the purchase price per share that you actually paid for your shares of the Wells REIT. In the event that you are redeeming all of your shares, shares purchased pursuant to our dividend reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Wells OP who exchange their limited partnership units for shares in the Wells REIT shall be deemed to have owned their shares as of the date they were issued their limited partnership units in Wells OP. Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) change the purchase price for redemptions, or (2) otherwise amend the terms of our share redemption program. In addition, our board of directors has delegated to our officers the right to (1) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances, or (2) reject any request for redemption at any time and for any reason.

Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. The board of directors, in its sole discretion, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. (See “Risk Factors—Investment Risks.”)

We cannot guarantee that the funds set aside for our share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can (1) withdraw your request for redemption, or (2) ask that we honor your request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis.

Our share redemption program is only intended to provide interim liquidity for stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

The shares we redeem under our share redemption program will be cancelled, and will be held as treasury stock. We will not resell such shares to the public unless they are first registered with the

Securities and Exchange Commission (Commission) under the Securities Act of 1933 and under appropriate state securities laws or otherwise sold in compliance with such laws.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving the Wells REIT and the issuance of securities of an entity (a Roll-up Entity) that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Wells REIT and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on NASDAQ; or

•	a transaction involving the conversion to corporate, trust, or association form of only the Wells REIT if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to Wells Capital; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)  accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)  one of the following:

  (A)  remaining as stockholders of the Wells REIT and preserving their interests therein on the same terms and conditions as existed previously, or

  (B)  receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation, and dissolution of the Wells REIT;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Shares—Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Business Combinations

Maryland Corporation Law prohibits certain business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate for five years after the most recent date on which the stockholder becomes an interested stockholder. These provisions of the Maryland Corporation Law will not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. As permitted by Maryland Corporation Law, we have provided in our articles of incorporation that the business combination provisions of Maryland Corporation Law will not apply to transactions involving the Wells REIT.

Control Share Acquisitions

Maryland Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or directors who are employees of the corporation are not entitled to vote on the matter. As permitted by Maryland Corporation Law, we have provided in our articles of incorporation that the control share provisions of Maryland Corporation Law will not apply to transactions involving the Wells REIT.

THE OPERATING PARTNERSHIP AGREEMENT

General

Wells Operating Partnership, L.P. (Wells OP) was formed in January 1998 to acquire, own and operate properties on our behalf. It is considered to be an Umbrella Partnership Real Estate Investment Trust (UPREIT), which is a structure generally utilized to provide for the acquisition of real property from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Wells OP, will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because a property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-deferred basis. Further, Wells OP is structured to make distributions with respect to limited partnership units which will be equivalent to the dividend distributions made to stockholders of the Wells REIT. Finally, a limited partner in Wells OP may later exchange his limited partnership units in Wells OP for shares of the Wells REIT (in a taxable transaction) and, if our shares are then listed, achieve liquidity for his investment.

Substantially all of our assets are held by Wells OP, and we intend to make future acquisitions of real properties using the UPREIT structure. The Wells REIT is the sole general partner of Wells OP and, as of June 30, 2002, owned an approximately 99.72% equity percentage interest in Wells OP. Wells Capital, our advisor, contributed $200,000 to Wells OP and is currently the only limited partner owning the other approximately 0.28% equity percentage interest in Wells OP. As the sole general partner of Wells OP, we have the exclusive power to manage and conduct the business of Wells OP.

The following is a summary of certain provisions of the partnership agreement of Wells OP. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Wells OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Wells OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Wells OP requires additional funds at any time in excess of capital contributions made by us and Wells Capital or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Wells OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Wells OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Wells OP and the Wells REIT.

Operations

The partnership agreement of Wells OP provides that Wells OP is to be operated in a manner that will (1) enable the Wells REIT to satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Wells OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Wells OP being taxed as a corporation, rather than as a partnership. (See “Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership—Classification as a Partnership.”)

The partnership agreement provides that Wells OP will distribute cash flow from operations to the limited partners of Wells OP in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by the Wells REIT as general partner such that a holder of one unit of limited partnership interest in Wells OP will receive the same amount of annual cash flow distributions from Wells OP as the amount of annual dividends paid to the holder of one of our shares. Remaining cash from operations will be distributed to the Wells REIT as the general partner to enable us to make dividend distributions to our stockholders.

Similarly, the partnership agreement of Wells OP provides that taxable income is allocated to the limited partners of Wells OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Wells OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Wells OP.

Upon the liquidation of Wells OP, after payment of debts and obligations, any remaining assets of Wells OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If the Wells REIT were to have a negative balance in its capital account following a liquidation, it would be obligated to contribute cash to Wells OP equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

In addition to the administrative and operating costs and expenses incurred by Wells OP in acquiring and operating real properties, Wells OP will pay all administrative costs and expenses of the Wells REIT and such expenses will be treated as expenses of Wells OP. Such expenses will include:

•	all expenses relating to the formation and continuity of existence of the Wells REIT;

•	all expenses relating to the public offering and registration of securities by the Wells REIT;

•	all expenses associated with the preparation and filing of any periodic reports by the Wells REIT under federal, state or local laws or regulations;

•	all expenses associated with compliance by the Wells REIT with applicable laws, rules and regulations; and

•	all other operating or administrative costs of the Wells REIT incurred in the ordinary course of its business on behalf of Wells OP.

Exchange Rights

The limited partners of Wells OP, including Wells Capital, have the right to cause Wells OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of the Wells REIT for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) result in the Wells REIT being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause the Wells REIT to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act of 1933.

Subject to the foregoing, limited partners may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units; provided, however, that a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.

Transferability of Interests

The Wells REIT may not (1) voluntarily withdraw as the general partner of Wells OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer its general partnership interest in Wells OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Wells OP in return for an interest in Wells OP and agrees to assume all obligations of the general partner of Wells OP. The Wells REIT may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Wells OP, other than Wells Capital. With certain exceptions, the limited partners may not transfer their interests in Wells OP, in whole or in part, without the written consent of the Wells REIT as the general partner. In addition, Wells Capital may not transfer its interest in Wells OP as long as it is acting as the advisor to the Wells REIT, except pursuant to the exercise of its right to exchange limited partnership units for Wells REIT shares, in which case similar restrictions on transfer will apply to the REIT shares received by Wells Capital.

PLAN OF DISTRIBUTION

General

We are offering a maximum of 300,000,000 shares to the public through Wells Investment Securities, our Dealer Manager, a registered broker-dealer affiliated with Wells Capital, our advisor. (See “Conflicts of Interest.”) The shares are being offered at a price of $10.00 per share on a “best efforts” basis, which means generally that the Dealer Manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 30,000,000 shares for sale pursuant to our dividend reinvestment plan at a price of $10.00 per share. We reserve the right in the future to reallocate additional shares to our dividend reinvestment plan out of our public offering shares. An additional 6,600,000 shares are reserved for issuance upon exercise of soliciting dealer warrants, which are granted to participating broker-dealers based upon the number of shares they sell. Therefore, a total of 336,600,000 shares are being registered in this offering.

The offering of shares will terminate on or before July 25, 2004. However, we reserve the right to terminate this offering at any time prior to such termination date.

Underwriting Compensation and Terms

Except as provided below, the Dealer Manager will receive selling commissions of 7.0% of the gross offering proceeds. The Dealer Manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with marketing our shares and paying the employment costs of the Dealer Manager’s wholesalers. Out of its dealer manager fee, the Dealer Manager may pay salaries and commissions to its wholesalers in the aggregate amount of up to 1.0% of gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders who elect to participate in the dividend reinvestment plan will be charged selling commissions and dealer manager fees on shares purchased pursuant to the dividend reinvestment plan on the same basis as stockholders purchasing shares other than pursuant to the dividend reinvestment plan.

The Dealer Manager may authorize certain other broker-dealers who are members of the NASD (Participating Dealers) to sell our shares. In the event of the sale of shares by such Participating Dealers, the Dealer Manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such Participating Dealers. In addition, the Dealer Manager may reallow a portion of its dealer manager fee to Participating Dealers in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such Participating Dealers as marketing fees, or to reimburse representatives of such Participating Dealers the costs and expenses of attending our educational conferences and seminars.

In addition, unless otherwise agreed with the Dealer Manager, Participating Dealers will be reimbursed for bona fide due diligence expenses, not to exceed 0.5% of gross offering proceeds in the aggregate.

We will also award to the Dealer Manager one soliciting dealer warrant for every 50 shares sold to the public or issued to stockholders pursuant to our dividend reinvestment plan during the offering period, except for sales of shares made net of commissions, as described below, in which case no warrants will be issued. The Dealer Manager intends to reallow these warrants to Participating Dealers by awarding one soliciting dealer warrant for every 50 shares sold during the offering period, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from the Wells REIT at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Participating Dealers are restricted from transferring, assigning, pledging or hypothecating the soliciting dealer warrants (except to certain officers or partners of such Participating Dealers in accordance with applicable NASD Rules) for a period of one year following the effective date of this offering. The shares issuable upon exercise of the soliciting dealer warrants are being registered as part of this offering. For the life of the soliciting dealer warrants, Participating Dealers are given the opportunity to profit from a rise in the market price for the common stock without assuming the risk of ownership, with a resulting dilution in the interest of other stockholders upon exercise of such warrants. In addition, holders of the soliciting dealer warrants would be expected to exercise such warrants at a time when we could obtain needed capital by offering new securities on terms more favorable than those provided by the soliciting dealer warrants. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is an exhibit to the registration statement.

In no event shall the total aggregate underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, exceed 9.5% of gross offering proceeds in the aggregate, except for the soliciting dealer warrants described above and bona fide due diligence expenses not to exceed 0.5% of gross offering proceeds in the aggregate.

We have agreed to indemnify the Participating Dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

The Participating Dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Our executive officers and directors, as well as officers and employees of Wells Capital or other affiliates, may purchase shares in this offering at a discount. The purchase price for such shares shall be $8.90 per share reflecting the fact that the acquisition and advisory fees relating to such shares will be reduced by $0.15 per share (from $0.30 per share to $0.15 per share), and that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Wells Capital and its affiliates shall be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, shares purchased by Wells Capital or its affiliates shall not be entitled to vote on any matter presented to the stockholders for a vote.

We may sell shares to retirement plans of Participating Dealers, to Participating Dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to the Wells REIT from such sales made net of commissions will be identical to net proceeds we receive from other sales of shares.

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available:

		Commissions on Sales per Incremental Share in Volume Discount Range
Number of Shares Purchased	Purchase Price per Incremental Share in Volume Discount Range	Percentage (based on $10 per share)	Amount
1 to 50,000	$10.00	7.0%	$0.70
50,001 to 100,000	$ 9.80	5.0%	$0.50
100,001 and Over	$ 9.60	3.0%	$0.30

For example, if an investor purchases 200,000 shares he would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $490,000 for the next 50,000 shares ($9.80 per share), and (3) $960,000 for the remaining 100,000 shares ($9.60 per share). Accordingly, he could pay as little as $1,950,000 ($9.75 per share) rather than $2,000,000 for the shares, in which event the commission on the sale of such shares would be $90,000 ($0.45 per share) and, after payment of the dealer manager fee of $50,000 ($0.25 per share), we would receive net proceeds of $1,810,000 ($9.05 per share). The net proceeds to the Wells REIT will not be affected by volume discounts. Requests to apply the volume discount provisions must be made in writing and submitted simultaneously with your subscription for shares.

Because all investors will be paid the same dividends per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the Dealer Manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in the Wells REIT, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same Participating Dealer, including the Dealer Manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. As set forth above, all requests to aggregate subscriptions as a single “purchaser” or other application of the foregoing volume discount provisions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to the Wells REIT from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Investors may agree with their broker-dealer to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) in the event that the investor has engaged the services of a registered investment advisor or other financial advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, or (2) in the event that the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to the Wells REIT will not be affected by reducing the commissions payable in connection with such transactions.

Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in the Wells REIT.

In addition, subscribers for shares may agree with their Participating Dealers and the Dealer Manager to have selling commissions due with respect to the purchase of their shares paid over a six-year period pursuant to a deferred commission arrangement. Stockholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10.00 per share, with respect to which $0.10 per share will be payable as commissions due upon subscription. For the period of six years following subscription, $0.10 per share will be deducted on an annual basis from dividends or other cash distributions otherwise payable to the stockholders and used by the Wells REIT to pay deferred commission obligations. The net proceeds to the Wells REIT will not be affected by the election of the deferred commission option. Under this arrangement, a stockholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from dividends or other cash distributions otherwise payable to such stockholder and used by the Wells REIT to satisfy commission obligations. The foregoing commission amounts may be adjusted with approval of the Dealer Manager by application of the volume discount provisions described previously.

Stockholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld from such stockholders and will instead be paid to third parties to satisfy commission obligations.

Investors who wish to elect the deferred commission option should make the election on their Subscription Agreement Signature Page. Election of the deferred commission option shall authorize the Wells REIT to withhold dividends or other cash distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option; provided, however, that in no event may the Wells REIT withhold in excess of $0.60 per share in the aggregate under the deferred commission option. Such dividends or cash distributions otherwise payable to stockholders may be pledged by the Wells REIT, the Dealer Manager, Wells Capital or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by the Wells REIT. In either such event, we shall provide notice of any such acceleration to stockholders who have elected the deferred commission option. In the event of listing, the amount of the remaining commissions due shall be deducted and paid by the Wells REIT out of dividends or other cash distributions otherwise payable to such stockholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of Wells REIT and our stockholders to make any further payments of deferred commissions under the deferred commission option shall terminate, and Participating Dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares. In the event of a liquidation of our properties, the amount of remaining commissions due shall be deducted and paid by the Wells REIT out of dividends or net sale proceeds otherwise payable to stockholders who are subject to any such acceleration of their deferred commission obligations. In no event may the Wells REIT withhold in excess of $0.60 per share in the aggregate for the payment of deferred commissions.

Subscription Procedures

You should pay for your shares by check payable to “Wells Real Estate Investment Trust, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. We will initially deposit the subscription proceeds in an interest-bearing account with Bank of America, N.A., Atlanta, Georgia. Subscribers may not withdraw funds from the account. We will withdraw funds from the account periodically for the acquisition of real estate properties, the payment of fees and expenses or other investments approved by our board of directors. We generally admit stockholders to the Wells REIT on a daily basis.

Except for purchases pursuant to our dividend reinvestment plan or reinvestment plans of other public real estate programs, all accepted subscriptions will be for whole shares and for not less than 100 shares ($1,000). (See “Suitability Standards.”) Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirement and have purchased units or shares in Wells programs or units or shares in other public real estate programs may purchase less than the minimum number of shares discussed above, provided that such investors purchase a minimum of 2.5 shares ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 shares ($25), except for purchases made pursuant to our dividend reinvestment plan or reinvestment plans of other public real estate programs.

Investors who desire to establish an IRA for purposes of investing in shares may do so by having Wells Advisors, Inc., a qualified non-bank IRA custodian affiliated with our advisor, act as their IRA custodian. In the event that an IRA is established having Wells Advisors, Inc. as the IRA custodian, the authority of Wells Advisors, Inc. will be limited to holding the shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in shares solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. will not have the authority to vote any of the shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA.

The proceeds of this offering will be used only for the purposes set forth in the “Estimated Use of Proceeds” section. Subscriptions will be accepted or rejected within 30 days of receipt by the Wells REIT and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days.

The Dealer Manager and each Participating Dealer who sells shares on behalf of the Wells REIT have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. (See “Suitability Standards.”) In making this determination, the Participating Dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that the Participating Dealer will be responsible for determining suitability.

The Dealer Manager or each Participating Dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of Wells Capital, our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL OPINIONS

The legality of the shares being offered hereby has been passed upon for the Wells REIT by Holland & Knight LLP (Holland & Knight). The statements under the caption “Federal Income Tax Consequences” as they relate to federal income tax matters have been reviewed by Holland & Knight, and Holland & Knight has opined as to certain income tax matters relating to an investment in shares of the Wells REIT. Holland & Knight has also represented Wells Capital, our advisor, as well as various other affiliates of Wells Capital, in other matters and may continue to do so in the future. (See “Conflicts of Interest.”)

EXPERTS

Changes in Principal Accountant

On May 8, 2002, the audit committee of our board of directors recommended to the board of directors the dismissal of Arthur Andersen LLP (Andersen) as our independent public accountants, and our board of directors approved the dismissal of Andersen as our independent public accountants; effective immediately.

Andersen’s reports on the consolidated financial statements of the Wells REIT for the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2001 and December 31, 2000, and through the date of Andersen’s dismissal, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on the consolidated financial statements of the Wells REIT for such years and there were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

On June 26, 2002, our board of directors approved the recommendation of the audit committee to engage Ernst & Young LLP (Ernst & Young) to audit the financial statements of the Wells REIT, effective immediately. During the fiscal years ended December 31, 2001 and December 31, 2000, and through the date hereof, the Wells REIT did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Wells REIT, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audited Financial Statements

The financial statements of the Wells REIT, as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, included in this prospectus and elsewhere in the registration statement, have been audited by Andersen, independent public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said report.

In June 2002, Andersen was tried and convicted of federal obstruction of justice charges. Events arising out of the conviction or other events relating to the financial condition of Andersen may adversely affect the ability of Andersen to satisfy any potential claims that may arise out of Andersen’s audits of the financial statements contained in this prospectus. In addition, Andersen has notified us that it will no longer be able to provide us with the necessary consents related to previously audited financial statements contained in our prospectus. Our inability to obtain such consents may also adversely affect your ability to pursue potential claims against Andersen. (See “Risk Factors.”)

Unaudited Financial Statements

The Schedule III—Real Estate Investments and Accumulated Depreciation as of December 31, 2001, which is included in this prospectus, has not been audited.

The financial statements of the Wells REIT, as of March 31, 2002, and for the three month periods ended March 31, 2002 and March 31, 2001, which are included in this prospectus, have not been audited.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission (Commission), Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by the Wells REIT, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

GLOSSARY

The following are definitions of certain terms used in this prospectus and not otherwise defined in this prospectus:

“IRA” means an individual retirement account established pursuant to Section 408 or Section 408A of the Internal Revenue Code.

“NASAA Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and adopted on September 29, 1993.

“UBTI” means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying consolidated balance sheets of WELLS REAL ESTATE INVESTMENT TRUST, INC. (a Maryland corporation) AND SUBSIDIARY as of December 31, 2001 and 2000 and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements and the schedule referred to below are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Real Estate Investment Trust, Inc. and subsidiary as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule III––Real Estate Investments and Accumulated Depreciation as of December 31, 2001 is presented for purposes of complying with the Securities and Exchange Commission’s rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Atlanta, Georgia

January 25, 2002

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2001 and 2000

	2001	2000
ASSETS
REAL ESTATE ASSETS, at cost:
Land	$86,246,985	$46,237,812
Building, less accumulated depreciation of $24,814,454 and $9,469,653 at December 31, 2001 and 2000, respectively	472,383,102	287,862,655
Construction in progress	5,738,573	3,357,720

Total real estate assets	564,368,660	337,458,187

INVESTMENT IN JOINT VENTURES	77,409,980	44,236,597

CASH AND CASH EQUIVALENTS	75,586,168	4,298,301

INVESTMENT IN BONDS	22,000,000	0

ACCOUNTS RECEIVABLE	6,003,179	3,781,034

DEFERRED PROJECT COSTS	2,977,110	550,256

DUE FROM AFFILIATES	1,692,727	309,680

DEFERRED LEASE ACQUISITION COSTS	1,525,199	1,890,332

DEFERRED OFFERING COSTS	0	1,291,376

PREPAID EXPENSES AND OTHER ASSETS, net	718,389	4,734,583

Total assets	$752,281,412	$398,550,346

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Notes payable	$8,124,444	$127,663,187
Obligation under capital lease	22,000,000	0
Accounts payable and accrued expenses	8,727,473	2,166,387
Due to affiliate	2,166,161	1,772,956
Dividends payable	1,059,026	1,025,010
Deferred rental income	661,657	381,194

Total liabilities	$42,738,761	$133,008,734

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP	200,000	200,000

SHAREHOLDERS’ EQUITY:
Common shares, $.01 par value; 125,000,000 shares authorized, 83,761,469 shares issued and 83,206,429 shares outstanding at December 31, 2001; 125,000,000 shares authorized, 31,509,807 shares issued, and 31,368,510 shares outstanding at December 31, 2000	837,614	315,097
Additional paid–in capital	738,236,525	275,573,339
Cumulative distributions in excess of earnings	(24,181,092)	(9,133,855)
Treasury stock, at cost, 555,040 shares at December 31, 2001 and 141,297 shares at December 31, 2000	(5,550,396)	(1,412,969)

Total shareholders’ equity	709,342,651	265,341,612

Total liabilities and shareholders’ equity	$752,281,412	$398,550,346

The accompanying notes are an integral part of these consolidated balance sheets.

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

For the years ended December 31, 2001, 2000, and 1999

	2001	2000	1999
REVENUES:
Rental income	$44,204,279	$20,505,000	$4,735,184
Equity in income of joint ventures	3,720,959	2,293,873	1,243,969
Take out fee (Note 9)	137,500	0	0
Interest and other income	1,246,064	574,333	516,242

	49,308,802	23,373,206	6,495,395

EXPENSES:
Depreciation	15,344,801	7,743,551	1,726,103
Interest expense	3,411,210	3,966,902	442,029
Amortization of deferred financing costs	770,192	232,559	8,921
Operating costs, net of reimbursements	4,128,883	888,091	(74,666)
Management and leasing fees	2,507,188	1,309,974	257,744
General and administrative	973,785	438,953	135,144
Legal and accounting	448,776	240,209	115,471

	27,584,835	14,820,239	2,610,746

NET INCOME	$21,723,967	$8,552,967	$3,884,649

EARNINGS PER SHARE:
Basic and diluted	$0.43	$0.40	$0.50

The accompanying notes are an integral part of these consolidated statements.

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the years ended December 31, 2001, 2000, and 1999

	Common Stock		Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Retained Earnings	Treasury Stock		Total Shareholders’ Equity
	Shares	Amount				Shares	Amount
BALANCE, December 31, 1998	3,154,136	$31,541	$27,567,275	$(511,163)	$334,034	0	$0	$27,421,687
Issuance of common stock	10,316,949	103,169	103,066,321	0	0	0	0	103,169,490
Net income	0	0	0	0	3,884,649	0	0	3,884,649
Dividends ($.70 per share)	0	0	0	(1,346,240)	(4,218,683)	0	0	(5,564,923)
Sales commissions and discounts	0	0	(9,801,197)	0	0	0	0	(9,801,197)
Other offering expenses	0	0	(3,094,111)	0	0	0	0	(3,094,111)

BALANCE, December 31, 1999	13,471,085	134,710	117,738,288	(1,857,403)	0	0	0	116,015,595
Issuance of common stock	18,038,722	180,387	180,206,833	0	0	0	0	180,387,220
Treasury stock purchased	0	0	0	0	0	(141,297)	(1,412,969)	(1,412,969)
Net income	0	0	0	0	8,552,967	0	0	8,552,967
Dividends ($.73 per share)	0	0	0	(7,276,452)	(8,552,967)	0	0	(15,829,419)
Sales commissions and discounts	0	0	(17,002,554)	0	0	0	0	(17,002,554)
Other offering expenses	0	0	(5,369,228)	0	0	0	0	(5,369,228)

BALANCE, December 31, 2000	31,509,807	315,097	275,573,339	(9,133,855)	0	(141,297)	(1,412,969)	265,341,612
Issuance of common stock	52,251,662	522,517	521,994,103	0	0	0	0	522,516,620
Treasury stock purchased	0	0	0	0	0	(413,743)	(4,137,427)	(4,137,427)
Net income	0	0	0	0	21,723,967	0	0	21,723,967
Dvidends ($.76 per share)	0	0	0	(15,047,237)	(21,723,967)	0	0	(36,771,204)
Sales commissions and discounts	0	0	(49,246,118)	0	0	0	0	(49,246,118)
Other offering expenses	0	0	(10,084,799)		0	0	0	(10,084,799)

BALANCE, December 31, 2001	83,761,469	$837,614	$738,236,525	$(24,181,092)	$0	(555,040)	$(5,550,396)	$709,342,651

The accompanying notes are an integral part of these consolidated statements.

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Years Ended December 31, 2001, 2000, and 1999

	2001	2000	1999
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,723,967	$8,552,967	$3,884,649
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of joint ventures	(3,720,959)	(2,293,873)	(1,243,969)
Depreciation	15,344,801	7,743,551	1,726,103
Amortization of deferred financing costs	770,192	232,559	8,921
Amortization of deferred leasing costs	303,347	350,991	0
Write-off of deferred lease acquisition fees	61,786	0	0
Changes in assets and liabilities:
Accounts receivable	(2,222,145)	(2,457,724)	(898,704)
Due from affiliates	10,995	(435,600)	0
Prepaid expenses and other assets, net	3,246,002	(6,826,568)	149,501
Accounts payable and accrued expenses	6,561,086	1,941,666	36,894
Deferred rental income	280,463	144,615	236,579
Due to affiliates	(10,193)	367,055	108,301

Total adjustments	20,625,375	(1,233,328)	123,626

Net cash provided by operating activities	42,349,342	7,319,639	4,008,275

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in real estate	(227,933,858)	(231,518,138)	(85,514,506)
Investment in joint ventures	(33,690,862)	(15,063,625)	(17,641,211)
Deferred project costs paid	(17,220,446)	(6,264,098)	(3,610,967)
Distributions received from joint ventures	4,239,431	3,529,401	1,371,728

Net cash used in investing activities	(274,605,735)	(249,316,460)	(105,394,956)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	110,243,145	187,633,130	40,594,463
Repayments of notes payable	(229,781,888)	(83,899,171)	(30,725,165)
Dividends paid to shareholders	(36,737,188)	(16,971,110)	(3,806,398)
Issuance of common stock	522,516,620	180,387,220	103,169,490
Treasury stock purchased	(4,137,427)	(1,412,969)	0
Sales commissions paid	(49,246,118)	(17,002,554)	(9,801,197)
Offering costs paid	(9,312,884)	(5,369,228)	(3,094,111)

Net cash provided by financing activities	303,544,260	243,365,318	96,337,082

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	71,287,867	1,368,497	(5,049,599)
CASH AND CASH EQUIVALENTS, beginning of year	4,298,301	2,929,804	7,979,403

CASH AND CASH EQUIVALENTS, end of year	$75,586,168	$4,298,301	$2,929,804

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITI ES:
Deferred project costs applied to real estate assets	$14,321,416	$5,114,279	$3,183,239

Deferred project costs contributed to joint ventures	$1,395,035	$627,656	$735,056

Deferred project costs due to affiliate	$1,114,140	$191,281	$191,783

Deferred offering costs due to affiliate	$0	$1,291,376	$964,941

Reversal of deferred offering costs due to affiliate	$964,941	$0	$0

Other offering expenses due to affiliate	$943,107	$0	$0

Assumption of obligation under capital lease	$22,000,000	$0	$0

Investment in bonds	$22,000,000	$0	$0

The accompanying notes are an integral part of these consolidated statements.

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2001, 2000, and 1999

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Wells Real Estate Investment Trust, Inc. (the “Company”) is a Maryland corporation that qualifies as a real estate investment trust (“REIT”). The Company is conducting an offering for the sale of a maximum of 125,000,000 (exclusive of 10,000,000 shares available pursuant to the Company’s dividend reinvestment program) shares of common stock, $.01 par value per share, at a price of $10 per share. The Company will seek to acquire and operate commercial properties, including, but not limited to, office buildings, shopping centers, business and industrial parks, and other commercial and industrial properties, including properties which are under construction, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed, and operated by the Company alone or jointly with another party. The Company is likely to enter into one or more joint ventures with affiliated entities for the acquisition of properties. In connection therewith, the Company may enter into joint ventures for the acquisition of properties with prior or future real estate limited partnership programs sponsored by Wells Capital, Inc. (the “Advisor”) or its affiliates.

Substantially all of the Company’s business is conducted through Wells Operating Partnership, L.P. (the “Operating Partnership”), a Delaware limited partnership. During 1997, the Operating Partnership issued 20,000 limited partner units to the Advisor in exchange for $200,000. The Company is the sole general partner in the Operating Partnership and possesses full legal control and authority over the operations of the Operating Partnership; consequently, the accompanying consolidated financial statements of the Company include the accounts of the Operating Partnership. All significant intercompany balances have been eliminated in consolidation.

The Company owns interests in the following properties directly through its ownership in the Operating Partnership: (i) the PricewaterhouseCoopers property (the “PwC Building”), a four-story office building located in Tampa, Florida; (ii) the AT&T Building, a four-story office building located in Harrisburg, Pennsylvania; (iii) the Marconi Data Systems property (the “Marconi Building”), a two-story office, assembly, and manufacturing building located in Wood Dale, Illinois; (iv) the Cinemark Property (the “Cinemark Building”), a five-story office building located in Plano, Texas; (v) the Matsushita Property (the “Matsushita Building”), a two-story office building located in Lake Forest, California; (vi) the ASML Property (the “ASML Building”), a two-story office and warehouse building located in Tempe, Arizona; (vii) the Motorola Property (the “Motorola Tempe Building”), a two-story office building located in Tempe, Arizona; (viii) the Dial Property (the “Dial Building”), a two-story office building located in Scottsdale, Arizona; (ix) the Delphi Building, a three-story office building located in Troy, Michigan; (x) the Avnet Property (the “Avnet Building”), a two-story office building located in Tempe, Arizona; (xi) the Metris Oklahoma Building, a three-story office building located in Tulsa, Oklahoma; (xii) the Alstom Power-Richmond Building, a four-story office building located in Richmond, Virginia; (xiii) the Motorola Plainfield Building, a three-story office building located in South Plainfield, New Jersey; (xiv) the Stone & Webster Building, a six-story office building located in Houston, Texas; (xv) the Metris Minnetonka Building, a nine-story office building located in Minnetonka, Minnesota; (xvi) the State Street Bank Building, a seven-story office building located in Quincy, Massachusetts; (xvii) the IKON Buildings, two one-story office buildings located in Houston, Texas; (xviii) the Ingram Micro Distribution Facility, a one-story office and warehouse building located in Millington, Tennessee; (xix) the Lucent Building, a four-story office building located in Cary, North Carolina; (xx) the Nissan land (the “Nissan Property”), a 14.873 acre tract of undeveloped land located in Irving, Texas; (xxi) the Convergys Building, a two-story office building located in Tamarac, Florida; and (xxii) the Windy Point Buildings, a seven-story office building and an eleven-story office building located in Schaumburg, Illinois.

The Company owns an interest in one property through a joint venture between the Operating Partnership, Wells Real Estate Fund VIII, L.P. (“Wells Fund VIII”), and Wells Real Estate Fund IX, L.P. (“Wells Fund IX”), which is referred to as the Fund VIII, IX, and REIT Joint Venture. The Company also owns interests in five properties through a joint venture between the Operating Partnership, Wells Fund IX, Wells Real Estate Fund X, L.P. (“Wells Fund X”), and Wells Real Estate Fund XI, L.P. (“Wells Fund XI”), which is referred to as the Fund IX, Fund X, Fund XI, and REIT Joint Venture. The Company owns an interest in one property through each of two unique joint ventures between the Operating Partnership and Fund X and XI Associates, a joint venture between Wells Fund X and Wells Fund XI. In addition, the Company owns interests in four properties through a joint venture between the Operating Partnership, Wells Fund XI, and Wells Real Estate Fund XII, L.P. (“Wells Fund XII”), which is referred to as the Fund XI, XII, and REIT Joint Venture. The Company owns interests in three properties through a joint venture between the Operating Partnership and Wells Fund XII, which is referred to as the Fund XII and REIT Joint Venture. The Company also owns interests in two properties through a joint venture between the Operating Partnership and Wells Fund XIII, which is referred to as the Fund XIII and REIT Joint Venture.

Through its investment in the Fund VIII, IX, and REIT Joint Venture, the Company owns an interest in a two-story office building in Irvine, California (the “Quest Building”).

The following properties are owned by the Company through its investment in the Fund IX, X, XI, and REIT Joint Venture: (i) a three-story office building in Knoxville, Tennessee (the “Alstom Power Building”), (ii) a two-story office building in Louisville, Colorado (the “Ohmeda Building”), (iii) a three-story office building in Broomfield, Colorado (the “360 Interlocken Building”), (iv) a one-story office and warehouse building in Ogden, Utah (the “Iomega Building”), and (v) a one-story office building in Oklahoma City, Oklahoma (the “Avaya Building”).

Through its investment in two joint ventures with Fund X and XI Associates, the Company owns interests in the following properties: (i) a one-story office and warehouse building in Fountain Valley, California (the “Cort Furniture Building”), owned by Wells/Orange County Associates and (ii) a two-story manufacturing and office building in Fremont, California (the “Fairchild Building”), owned by Wells/Fremont Associates.

The following properties are owned by the Company through its investment in the Fund XI, XII, and REIT Joint Venture: (i) a two-story manufacturing and office building in Fountain Inn, South Carolina (the “EYBL CarTex Building”), (ii) a three-story office building Leawood, Kansas (the “Sprint Building”), (iii) an office and warehouse building in Chester County, Pennsylvania (the “Johnson Matthey Building”), and (iv) a two-story office building in Ft. Myers, Florida (the “Gartner Building”).

Through its investment in the Fund XII and REIT Joint Venture, the Company owns interests in the following properties: (i) a three-story office building in Troy, Michigan (the “Siemens Building”), (ii) a one-story office building and a two-story office building in Oklahoma City, Oklahoma (collectively referred to as the “AT&T Call Center Buildings”), and (iii) a three-story office building in Brentwood, Tennessee (the “Comdata Building”).

The following properties are owned by the Company through its investment in the Fund XIII and REIT Joint Venture: (i) a one-story office building in Orange Park, Florida (the “AmeriCredit Building”), and (ii) two connected one-story office and assembly buildings in Parker, Colorado (the “ADIC Buildings”).

Use of Estimates and Factors Affecting the Company

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The carrying values of real estate are based on management’s current intent to hold the real estate assets as long-term investments. The success of the Company’s future operations and the ability to realize the investment in its assets will be dependent on the Company’s ability to maintain rental rates, occupancy, and an appropriate level of operating expenses in future years. Management believes that the steps it is taking will enable the Company to realize its investment in its assets.

Income Taxes

The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to shareholders. It is management’s current intention to adhere to these requirements and maintain the Company’s REIT status. As a REIT, the Company generally will not be subject to federal income tax on distributed taxable income. Even if the Company qualifies as a REIT, it may be subject to certain state and local taxes on its income and real estate assets, and to federal income and excise taxes on its undistributed taxable income. No provision for federal income taxes has been made in the accompanying consolidated financial statements, as the Company made distributions equal to or in excess of its taxable income in each of the three years in the period ended December 31, 2001.

Real Estate Assets

Real estate assets held by the Company and joint ventures are stated at cost less accumulated depreciation. Major improvements and betterments are capitalized when they extend the useful life of the related asset. All repair and maintenance expenditures are expensed as incurred.

Management continually monitors events and changes in circumstances which could indicate that carrying amounts of real estate assets may not be recoverable. When events or changes in circumstances are present which indicate that the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of real estate assets by determining whether the carrying value of such real estate assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. Management has determined that there has been no impairment in the carrying value of real estate assets held by the Company or the joint ventures as of December 31, 2001 and 2000.

Depreciation of building and improvements is calculated using the straight-line method over 25 years. Tenant improvements are amortized over the life of the related lease or the life of the asset, whichever is shorter.

Revenue Recognition

All leases on real estate assets held by the Company or the joint ventures are classified as operating leases, and the related rental income is recognized on a straight-ine basis over the terms of the respective leases.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

Deferred Lease Acquisition Costs

Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

Earnings Per Share

Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share, as there is no dilutive impact created from the Company’s stock option plan (Note 10) using the treasury stock method.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

Investment in Joint Ventures

Basis of Presentation

The Operating Partnership does not have control over the operations of the joint ventures; however, it does exercise significant influence. Accordingly, the Operating Partnership’s investments in joint ventures are recorded using the equity method of accounting.

Partners’ Distributions and Allocations of Profit and Loss

Cash available for distribution and allocations of profit and loss to the Operating Partnership by the joint ventures are made in accordance with the terms of the individual joint venture agreements. Generally, these items are allocated in proportion to the partners’ respective ownership interests. Cash is paid from the joint ventures to the Operating Partnership on a quarterly basis.

Deferred Lease Acquisition Costs

Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases. Deferred lease acquisition costs are included in prepaid expenses and other assets, net, in the balance sheets presented in Note 5.

2.    DEFERRED PROJECT COSTS

The Company paid a percentage of shareholder contributions to the Advisor for acquisition and advisory services and acquisition expenses. These payments, as stipulated in the prospectus, can be up to 3.5% of shareholder contributions, subject to certain overall limitations contained in the prospectus. Aggregate fees paid through December 31, 2001 were $29,122,286 and amounted to 3.5% of shareholders’ contributions received. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the joint ventures or real estate assets. Deferred project costs at December 31, 2001 and 2000 represent fees not yet applied to properties.

3.    DEFERRED OFFERING COSTS

Offering expenses, to the extent they exceed 3% of gross offering proceeds, will be paid by the Advisor and not by the Company. Offering expenses include such costs as legal and accounting fees, printing costs, and other offering expenses and specifically exclude sales costs and underwriting commissions.

As of December 31, 2001, the Advisor paid offering expenses on behalf of the Company in the aggregate amount of $20,459,289, of which the Advisor had been reimbursed $18,551,241, which did not exceed the 3% limitation.

4.    RELATED-PARTY TRANSACTIONS

Due from affiliates at December 31, 2001 and 2000 represents the Operating Partnership’s share of the cash to be distributed from its joint venture investments for the fourth quarter of 2001 and 2000 and advances due from the Advisor as of December 31, 2000:

	2001	2000
Fund VIII, IX, and REIT Joint Venture	$46,875	$21,605
Fund IX, X, XI, and REIT Joint Venture	36,073	12,781
Wells/Orange County Associates	83,847	24,583
Wells/Fremont Associates	164,196	53,974
Fund XI, XII, and REIT Joint Venture	429,980	136,648
Fund XII and REIT Joint Venture	680,542	49,094
Fund XIII and REIT	251,214	0
Advisor	0	10,995

	$1,692,727	$309,680

The Operating Partnership entered into a property management and leasing agreement with Wells Management Company, Inc. (“Wells Management”), an affiliate of the Advisor. In consideration for supervising the management and leasing of the Operating Partnership’s properties, the Operating Partnership will pay management and leasing fees equal to the lesser of (a) 4.5% of the gross revenues generally paid over the life of the lease or (b) .6% of the net asset value of the properties (excluding vacant properties) owned by the Company to Wells Management. These management and leasing fees are calculated on an annual basis plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month’s rent.

The Operating Partnership’s portion of the management and leasing fees and lease acquisition costs paid to Wells Management, both directly and at the joint venture level, were $2,468,294, $1,111,748, and $336,517 for the years ended December 31, 2001, 2000, and 1999, respectively.

The Advisor performs certain administrative services for the Operating Partnership, such as accounting and other partnership administration, and incurs the related expenses. Such expenses are allocated among the Operating Partnership and the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. In the opinion of management, such allocation is a reasonable basis for allocating such expenses.

The Advisor is a general partner in various Wells Real Estate Funds. As such, there may exist conflicts of interest where the Advisor, while serving in the capacity as general partner for Wells Real Estate Funds, may be in competition with the Operating Partnership for tenants in similar geographic markets.

5.    INVESTMENT IN JOINT VENTURES

The Operating Partnership’s investment and percentage ownership in joint ventures at December 31, 2001 and 2000 are summarized as follows:

	2001		2000
	Amount	Percent	Amount	Percent
Fund VIII, IX, and REIT Joint Venture	$1,189,067	16%	$1,276,551	16%
Fund IX, X, XI, and REIT Joint Venture	1,290,360	4	1,339,636	4
Wells/Orange County Associates	2,740,000	44	2,827,607	44
Wells/Fremont Associates	6,575,358	78	6,791,287	78
Fund XI, XII, and REIT Joint Venture	17,187,985	57	17,688,615	57
Fund XII and REIT Joint Venture	30,299,872	55	14,312,901	47
Fund XIII and REIT Joint Venture	18,127,338	68	0	0

	$77,409,980		$44,236,597

The following is a roll forward of the Operating Partnership’s investment in joint ventures for the years ended December 31, 2001 and 2000:

	2001	2000
Investment in joint ventures, beginning of year	$44,236,597	$29,431,176
Equity in income of joint ventures	3,720,959	2,293,873
Contributions to joint ventures	35,085,897	15,691,281
Distributions from joint ventures	(5,633,473)	(3,179,733)

Investment in joint ventures, end of year	$77,409,980	$44,236,597

Fund VIII, IX, and REIT Joint Venture

On June 15, 2000, Fund VIII and IX Associates, a joint venture between Wells Real Estate Fund VIII, L.P. (“Fund VIII”) and Wells Real Estate Fund IX, L.P. (“Fund IX”), entered into a joint venture with the Operating Partnership to form Fund VIII, IX, and REIT Joint Venture, for the purpose of acquiring, developing, operating, and selling real properties.

On July 1, 2000, Fund VIII and IX Associates contributed the Quest Building (formerly the Bake Parkway Building) to the joint venture. Fund VIII, IX, and REIT Joint Venture recorded the net assets of the Quest Building at an amount equal to the respective historical net book values. The Quest Building is a two-story office building containing approximately 65,006 rentable square feet on a 4.4-acre tract of land in Irvine, California. During 2000, the Operating Partnership contributed $1,282,111 to the Fund VIII, IX, and REIT Joint Venture. Ownership percentage interests were recomputed accordingly.

Following are the financial statements for Fund VIII, IX, and REIT Joint Venture:

Fund VIII, IX, and REIT Joint Venture

(A Georgia Joint Venture)

Balance Sheets

December 31, 2001 and 2000

	2001	2000
Assets
Real estate assets, at cost:
Land	$2,220,993	$2,220,993
Building and improvements, less accumulated depreciation of $649,436 in 2001 and $187,891 in 2000	4,952,724	5,408,892

Total real estate assets	7,173,717	7,629,885
Cash and cash equivalents	297,533	170,664
Accounts receivable	164,835	197,802
Prepaid expenses and other assets, net	191,799	283,864

Total assets	$7,827,884	$8,282,215

Liabilities and Partners’ Capital
Liabilities:
Accounts payable	$676	$0
Partership distributions payable	296,856	170,664

Total liabilities	297,532	170,664

Partners’ capital:
Fund VIII and IX Associates	6,341,285	6,835,000
Wells Operating Partnership, L.P.	1,189,067	1,276,551

Total partners’ capital	7,530,352	8,111,551

Total liabilities and partners’ capital	$7,827,884	$8,282,215

Fund VIII, IX, and REIT Joint Venture

(A Georgia Joint Venture)

Statements of Income

for the Year Ended December 31, 2001 and

the Period from June 15, 2000 (Inception) Through

December 31, 2000

	2001	2000
Revenues:
Rental income	$1,207,995	$563,049
Interest income	729	0

	1,208,724	563,049

Expenses:
Depreciation	461,545	187,891
Management and leasing fees	142,735	54,395
Property administration expenses	22,278	5,692
Operating costs, net of reimbursements	15,326	5,178

	641,884	253,156

Net income	$566,840	$309,893

Net income allocated to Fund VIII and IX Associates	$477,061	$285,006

Net income allocated to Wells Operating Partnership, L.P.	$89,779	$24,887

Fund VIII, IX, and REIT Joint Venture

(A Georgia Joint Venture)

Statements of Partners’ Capital

for the Year Ended December 31, 2001 and

the Period from June 15, 2000 (Inception) Through

December 31, 2000

	Fund VIII and IX Associates	Wells Operating Partnership, L.P.	Total Partners’ Capital
Balance, June 15, 2000 (inception)	$0	$0	$0
Net income	285,006	24,887	309,893
Partnership contributions	6,857,889	1,282,111	8,140,000
Partnership distributions	(307,895)	(30,447)	(338,342)

Balance, December 31, 2000	6,835,000	1,276,551	8,111,551
Net income	477,061	89,779	566,840
Partnership contributions	0	5,377	5,377
Partnership distributions	(970,776)	(182,640)	(1,153,416)

Balance, December 31, 2001	$6,341,285	$1,189,067	$7,530,352

Fund VIII, IX, and REIT Joint Venture

(A Georgia Joint Venture)

Statements of Cash Flows

for the Year Ended December 31, 2001 and

the Period from June 15, 2000 (Inception) Through

December 31, 2000

	2001	2000
Cash flows from operating activities:
Net income	$566,840	$309,893
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	461,545	187,891
Changes in assets and liabilities:
Accounts receivable	32,967	(197,802)
Prepaid expenses and other assets, net	92,065	(283,864)
Accounts payable	676	0

Total adjustments	587,253	(293,775)

Net cash provided by operating activities	1,154,093	16,118

Cash flows from investing activities:
Investment in real estate	(5,377)	(959,887)

Cash flows from financing activities:
Contributions from joint venture partners	5,377	1,282,111
Distributions to joint venture partners	(1,027,224)	(167,678)

Net cash (used in) provided by financing activities	(1,021,847)	1,114,433

Net increase in cash and cash equivalents	126,869	170,664
Cash and cash equivalents, beginning of period	170,664	0

Cash and cash equivalents, end of year	$297,533	$170,664

Supplemental disclosure of noncash activities:
Real estate contribution received from joint venture partner	$0	$6,857,889

Fund IX, X, XI, and REIT Joint Venture

On March 20, 1997, Fund IX and Wells Real Estate Fund X, L.P. (“Fund X”) entered into a joint venture agreement. The joint venture, Fund IX and X Associates, was formed to acquire, develop, operate, and sell real properties. On March 20, 1997, Wells Fund IX contributed a 5.62-acre tract of real property in Knoxville, Tennessee, and improvements thereon, known as the Alstom Power Building, to the Fund IX and X Associates joint venture. An 84,404-square foot, three-story building was constructed and commenced operations at the end of 1997.

        On February 13, 1998, the joint venture purchased a two-story office building, known as the Ohmeda Building, in Louisville, Colorado. On March 20, 1998, the joint venture purchased a three-story office building, known as the 360 Interlocken Building, in Broomfield, Colorado. On June 11, 1998, Fund IX and X Associates was amended and restated to admit Wells Real Estate Fund XI, L.P. (“Fund XI”) and the Operating Partnership. The joint venture was renamed the Fund IX, X, XI, and REIT Joint Venture. On June 24, 1998, the new joint venture purchased a one-story office building, known as the Avaya Building, in Oklahoma City, Oklahoma. On April 1, 1998, Wells Fund X purchased a one-story warehouse facility, known as the Iomega Building, in Ogden, Utah. On July 1, 1998, Wells Fund X contributed the Iomega Building to the Fund IX, X, XI, and REIT Joint Venture.

During 1999, Fund IX and Fund XI made contributions to the Fund IX, X, XI, and REIT Joint Venture; during 2000, Fund IX and Fund X made contributions to the Fund IX, X, XI, and REIT Joint Venture.

Following are the financial statements for the Fund IX, X, XI, and REIT Joint Venture:

The Fund IX, X, XI, and REIT Joint Venture

(A Georgia Joint Venture)

Balance Sheets

December 31, 2001 and 2000

	2001	2000
Assets
Real estate assets, at cost:
Land	$6,698,020	$6,698,020
Building and improvements, less accumulated depreciation of $5,619,744 in 2001 and $4,203,502 in 2000	27,178,526	28,594,768

Total real estate assets, net	33,876,546	35,292,788
Cash and cash equivalents	1,555,917	1,500,044
Accounts receivable	596,050	422,243
Prepaid expenses and other assets, net	439,002	487,276

Total assets	$36,467,515	$37,702,351

Liabilities and Partners’ Capital
Liabilities:
Accounts payable and accrued liabilities	$620,907	$568,517
Refundable security deposits	100,336	99,279
Due to affiliates	13,238	9,595
Partnership distributions payable	966,912	931,151

Total liabilities	1,701,393	1,608,542

Partners’ capital:
Wells Real Estate Fund IX	13,598,505	14,117,803
Wells Real Estate Fund X	16,803,586	17,445,277
Wells Real Estate Fund XI	3,073,671	3,191,093
Wells Operating Partnership, L.P.	1,290,360	1,339,636

Total partners’ capital	34,766,122	36,093,809

Total liabilities and partners’ capital	$36,467,515	$37,702,351

The Fund IX, X, XI, and REIT Joint Venture

(A Georgia Joint Venture)

Statements of Income

for the Years Ended December 31, 2001, 2000, and 1999

	2001	2000	1999
Revenues:
Rental income	$4,174,379	$4,198,388	$3,932,962
Other income	119,828	116,129	61,312
Interest income	50,002	73,676	58,768

	4,344,209	4,388,193	4,053,042

Expenses:
Depreciation	1,416,242	1,411,434	1,538,912
Management and leasing fees	357,761	362,774	286,139
Operating costs, net of reimbursements	(232,601)	(133,505)	(34,684)
Property administration expense	91,747	57,924	59,886
Legal and accounting	26,223	20,423	30,545

	1,659,372	1,719,050	1,880,798

Net income	$2,684,837	$2,669,143	$2,172,244

Net income allocated to Wells Real Estate Fund IX	$1,050,156	$1,045,094	$850,072

Net income allocated to Wells Real Estate Fund X	$1,297,665	$1,288,629	$1,056,316

Net income allocated to Wells Real Estate Fund XI	$237,367	$236,243	$184,355

Net income allocated to Wells Operating Partnership, L.P.	$99,649	$99,177	$81,501

The Fund IX, X, XI, and REIT Joint Venture

(A Georgia Joint Venture)

Statements of Partners’ Capital

for the Years Ended December 31, 2001, 2000, and 1999

	Wells Real Estate Fund IX	Wells Real Estate Fund X	Wells Real Estate Fund XI	Wells Operating Partnership, L.P.	Total Partners’ Capital
Balance, December 31, 1998	$14,960,100	$18,707,139	$2,521,003	$1,443,378	$37,631,620
Net income	850,072	1,056,316	184,355	81,501	2,172,244
Partnership contributions	198,989	0	911,027	0	1,110,016
Partnership distributions	(1,418,535)	(1,762,586)	(307,982)	(135,995)	(3,625,098)

Balance, December 31, 1999	14,590,626	18,000,869	3,308,403	1,388,884	37,288,782
Net income	1,045,094	1,288,629	236,243	99,177	2,669,143
Partnership contributions	46,122	84,317	0	0	130,439
Partnership distributions	(1,564,039)	(1,928,538)	(353,553)	(148,425)	(3,994,555)

Balance, December 31, 2000	14,117,803	17,445,277	3,191,093	1,339,636	36,093,809
Net income	1,050,156	1,297,665	237,367	99,649	2,684,837
Partnership distributions	(1,569,454)	(1,939,356)	(354,789)	(148,925)	(4,012,524)

Balance, December 31, 2001	$13,598,505	$16,803,586	$3,073,671	$1,290,360	$34,766,122

The Fund IX, X, XI, and REIT Joint Venture

(A Georgia Joint Venture)

Statements of Cash Flows

for the Years Ended December 31, 2001, 2000, and 1999

	2001	2000	1999
Cash flows from operating activities:
Net income	$2,684,837	$2,669,143	$2,172,244

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,416,242	1,411,434	1,538,912
Changes in assets and liabilities:
Accounts receivable	(173,807)	132,722	(421,708)
Prepaid expenses and other assets, net	48,274	39,133	(85,281)
Accounts payable and accrued liabilities, and refundable security deposits	53,447	(37,118)	295,177
Due to affiliates	3,643	3,216	1,973

Total adjustments	1,347,799	1,549,387	1,329,073

Net cash provided by operating activities	4,032,636	4,218,530	3,501,317

Cash flows from investing activities:
Investment in real estate	0	(127,661)	(930,401)

Cash flows from financing activities:
Distributions to joint venture partners	(3,976,763)	(3,868,138)	(3,820,491)
Contributions received from partners	0	130,439	1,066,992

Net cash used in financing activities	(3,976,763)	(3,737,699)	(2,753,499)

Net increase (decrease) in cash and cash equivalents	55,873	353,170	(182,583)
Cash and cash equivalents, beginning of year	1,500,044	1,146,874	1,329,457

Cash and cash equivalents, end of year	$1,555,917	$1,500,044	$1,146,874

Supplemental disclosure of noncash activities:
Deferred project costs contributed to joint venture	$0	$0	$43,024

Wells/Orange County Associates

On July 27, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Orange County Associates. On July 31, 1998, Wells/Orange County Associates acquired a 52,000-square foot warehouse and office building located in Fountain Valley, California, known as the Cort Furniture Building.

On September 1, 1998, Fund X and XI Associates acquired Wells Development Corporation’s interest in Wells/Orange County Associates, which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Cort Furniture Building.

Following are the financial statements for Wells/Orange County Associates:

Wells/Orange County Associates

(A Georgia Joint Venture)

Balance Sheets

December 31, 2001 and 2000

Assets

	2001	2000
Real estate assets, at cost:
Land	$2,187,501	$2,187,501
Building, less accumulated depreciation of $651,780 in 2001 and $465,216 in 2000	4,012,335	4,198,899

Total real estate assets	6,199,836	6,386,400
Cash and cash equivalents	188,407	119,038
Accounts receivable	80,803	99,154
Prepaid expenses and other assets	9,426	0

Total assets	$6,478,472	$6,604,592

Liabilities and Partners’ Capital

Liabilities:
Accounts payable	$11,792	$1,000
Partnership distributions payable	192,042	128,227

Total liabilities	203,834	129,227

Partners’ capital:
Wells Operating Partnership, L.P.	2,740,000	2,827,607
Fund X and XI Associates	3,534,638	3,647,758

Total partners’ capital	6,274,638	6,475,365

Total liabilities and partners’ capital	$6,478,472	$6,604,592

Wells/Orange County Associates

(A Georgia Joint Venture)

Statements of Income

for the Years Ended December 31, 2001, 2000, and 1999

	2001	2000	1999
Revenues:
Rental income	$795,528	$795,545	$795,545
Interest income	2,409	0	0

	797,937	795,545	795,545

Expenses:
Depreciation	186,564	186,564	186,565
Management and leasing fees	33,547	30,915	30,360
Operating costs, net of reimbursements	21,855	5,005	22,229
Legal and accounting	9,800	4,100	5,439

	251,766	226,584	244,593

Net income	$546,171	$568,961	$550,952

Net income allocated to Wells Operating Partnership, L.P.	$238,542	$248,449	$240,585

Net income allocated to Fund X and XI Associates	$307,629	$320,512	$310,367

Wells/Orange County Associates

(A Georgia Joint Venture)

Statements of Partners’ Capital

for the Years Ended December 31, 2001, 2000, and 1999

	Wells Operating Partnership, L.P.	Fund X and XI Associates	Total Partners’ Capital
Balance, December 31, 1998	$2,958,617	$3,816,766	$6,775,383
Net income	240,585	310,367	550,952
Partnership distributions	(306,090)	(394,871)	(700,961)

Balance, December 31, 1999	2,893,112	3,732,262	6,625,374
Net income	248,449	320,512	568,961
Partnership distributions	(313,954)	(405,016)	(718,970)

Balance, December 31, 2000	2,827,607	3,647,758	6,475,365
Net income	238,542	307,629	546,171
Partnership distributions	(326,149)	(420,749)	(746,898)

Balance, December 31, 2001	$2,740,000	$3,534,638	$6,274,638

Wells/Orange County Associates

(A Georgia Joint Venture)

Statements of Cash Flows

for the Years Ended December 31, 2001, 2000, and 1999

	2001	2000	1999
Cash flows from operating activities:
Net income	$546,171	$568,961	$550,952

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	186,564	186,564	186,565
Changes in assets and liabilities:
Accounts receivable	18,351	(49,475)	(36,556)
Accounts payable	10,792	1,000	(1,550)
Prepaid and other expenses	(9,426)	0	0

Total adjustments	206,281	138,089	148,459

Net cash provided by operating activities	752,452	707,050	699,411
Cash flows from financing activities:
Distributions to partners	(683,083)	(764,678)	(703,640)

Net increase (decrease) in cash and cash equivalents	69,369	(57,628)	(4,229)
Cash and cash equivalents, beginning of year	119,038	176,666	180,895

Cash and cash equivalents, end of year	$188,407	$119,038	$176,666

Wells/Fremont Associates

On July 15, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Fremont Associates. On July 21, 1998, Wells/Fremont Associates acquired a 58,424-square foot two-story manufacturing and office building located in Fremont, California, known as the Fairchild Building.

On October 8, 1998, Fund X and XI Associates acquired Wells Development Corporation’s interest in Wells/Fremont Associates, which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Fairchild Building.

Following are the financial statements for Wells/Fremont Associates:

Wells/Fremont Associates

(A Georgia Joint Venture)

Balance Sheets

December 31, 2001 and 2000

Assets

	2001	2000
Real estate assets, at cost:
Land	$2,219,251	$2,219,251
Building, less accumulated depreciation of $999,301 in 2001 and $713,773 in 2000	6,138,857	6,424,385

Total real estate assets	8,358,108	8,643,636
Cash and cash equivalents	203,750	92,564
Accounts receivable	133,801	126,433

Total assets	$8,695,659	$8,862,633

Liabilities and Partners’ Capital

Liabilities:
Accounts payable	$1,896	$3,016
Due to affiliate	8,030	7,586
Partnership distributions payable	201,854	89,549

Total liabilities	211,780	100,151

Partners’ capital:
Wells Operating Partnership, L.P.	6,575,358	6,791,287
Fund X and XI Associates	1,908,521	1,971,195

Total partners’ capital	8,483,879	8,762,482

Total liabilities and partners’ capital	$8,695,659	$8,862,633

Wells/Fremont Associates

(A Georgia Joint Venture)

Statements of Income

for the Years Ended December 31, 2001, 2000, and 1999

	2001	2000	1999
Revenues:
Rental income	$902,945	$902,946	$902,946
Interest income	2,713	0	0
Other income	2,015	0	0

	907,673	902,946	902,946

Expenses:
Depreciation	285,528	285,527	285,526
Management and leasing fees	36,267	36,787	37,355
Operating costs, net of reimbursements	16,585	13,199	16,006
Legal and accounting	6,400	4,300	4,885

	344,780	339,813	343,772

Net income	$562,893	$563,133	$559,174

Net income allocated to Wells Operating Partnership, L.P.	$436,265	$436,452	$433,383

Net income allocated to Fund X and XI Associates	$126,628	$126,681	$125,791

Wells/Fremont Associates

(A Georgia Joint Venture)

Statements of Partners’ Capital

for the Years Ended December 31, 2001, 2000, and 1999

	Wells Operating Partnership, L.P.	Fund X and XI Associates	Total Partners’ Capital
Balance, December 31, 1998	$7,166,682	$2,080,155	$9,246,837
Net income	433,383	125,791	559,174
Partnership distributions	(611,855)	(177,593)	(789,448)

Balance, December 31, 1999	6,988,210	2,028,353	9,016,563
Net income	436,452	126,681	563,133
Partnership distributions	(633,375)	(183,839)	(817,214)

Balance, December 31, 2000	6,791,287	1,971,195	8,762,482
Net income	436,265	126,628	562,893
Partnership distributions	(652,194)	(189,302)	(841,496)

Balance, December 31, 2001	$6,575,358	$1,908,521	$8,483,879

Wells/Fremont Associates

(A Georgia Joint Venture)

Statements of Cash Flows

for the Years Ended December 31, 2001, 2000, and 1999

	2001	2000	1999
Cash flows from operating activities:
Net income	$562,893	$563,133	$559,174

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	285,528	285,527	285,526
Changes in assets and liabilities:
Accounts receivable	(7,368)	(33,454)	(58,237)
Accounts payable	(1,120)	1,001	(1,550)
Due to affiliate	444	2,007	3,527

Total adjustments	277,484	255,081	229,266

Net cash provided by operating activities	840,377	818,214	788,440
Cash flows from financing activities:
Distributions to partners	(729,191)	(914,662)	(791,940)

Net increase (decrease) in cash and cash equivalents	111,186	(96,448)	(3,500)
Cash and cash equivalents, beginning of year	92,564	189,012	192,512

Cash and cash equivalents, end of year	$203,750	$92,564	$189,012

Fund XI, XII, and REIT Joint Venture

On May 1, 1999, the Operating Partnership entered into a joint venture with Fund XI and Wells Real Estate Fund XII, L.P. (“Fund XII”). On May 18, 1999, the joint venture purchased a 169,510-square foot, two-story manufacturing and office building, known as EYBL CarTex Building, in Fountain Inn, South Carolina. On July 21, 1999, the joint venture purchased a 68,900-square foot, three-story-office building, known as the Sprint Building, in Leawood, Kansas. On August 17, 1999, the joint venture purchased a 130,000-square foot office and warehouse building, known as the Johnson Matthey Building, in Chester County, Pennsylvania. On September 20, 1999, the joint venture purchased a 62,400-square foot, two-story office building, known as the Gartner Building, in Fort Myers, Florida.

Following are the financial statements for the Fund XI, XII, and REIT Joint Venture:

The Fund XI, XII, and REIT Joint Venture

(A Georgia Joint Venture)

Balance Sheets

December 31, 2001 and 2000

	2001	2000
Assets
Real estate assets, at cost:
Land	$5,048,797	$5,048,797
Building and improvements, less accumulated depreciation of $2,692,116 in 2001 and $1,599,263 in 2000	24,626,336	25,719,189

Total real estate assets	29,675,133	30,767,986
Cash and cash equivalents	775,805	541,089
Accounts receivable	675,022	394,314
Prepaid assets and other expenses	26,486	26,486

Total assets	$31,152,446	$31,729,875

Liabilities and Partners’ Capital
Liabilities:
Accounts payable	$114,612	$114,180
Partnership distributions payable	757,500	453,395

Total liabilities	872,112	567,575

Partners’ capital:
Wells Real Estate Fund XI	7,917,646	8,148,261
Wells Real Estate Fund XII	5,174,703	5,325,424
Wells Operating Partnership, L.P.	17,187,985	17,688,615

Total partners’ capital	30,280,334	31,162,300

Total liabilities and partners’ capital	$31,152,446	$31,729,875

The Fund XI, XII, and REIT Joint Venture

(A Georgia Joint Venture)

Statements of Income

for the Years Ended December 31, 2001, 2000, and 1999

	2001	2000	1999
Revenues:
Rental income	$3,346,227	$3,345,932	$1,443,446
Interest income	24,480	2,814	0
Other income	360	440	57

	3,371,067	3,349,186	1,443,503

Expenses:
Depreciation	1,092,853	1,092,680	506,582
Management and leasing fees	156,987	157,236	59,230
Operating costs, net of reimbursements	(27,449)	(30,718)	4,639
Property administration	65,765	36,707	15,979
Legal and accounting	18,000	14,725	4,000

	1,306,156	1,270,630	590,430

Net income	$2,064,911	$2,078,556	$853,073

Net income allocated to Wells Real Estate Fund XI	$539,930	$543,497	$240,031

Net income allocated to Wells Real Estate Fund XII	$352,878	$355,211	$124,542

Net income allocated to Wells Operating Partnership, L.P.	$1,172,103	$1,179,848	$488,500

The Fund XI, XII, and REIT Joint Venture

(A Georgia Joint Venture)

Statements of Partners’ Capital

for the Years Ended December 31, 2001, 2000, and 1999

	Wells Real Estate Fund XI	Wells Real Estate Fund XII	Wells Operating Partnership, L.P.	Total Partners’ Capital
Balance, December 31, 1998	$0	$0	$0	$0
Net income	240,031	124,542	488,500	853,073
Partnership contributions	8,470,160	5,520,835	18,376,267	32,367,262
Partnership distributions	(344,339)	(177,743)	(703,797)	(1,225,879)

Balance, December 31, 1999	8,365,852	5,467,634	18,160,970	31,994,456
Net income	543,497	355,211	1,179,848	2,078,556
Partnership distributions	(761,088)	(497,421)	(1,652,203)	(2,910,712)

Balance, December 31, 2000	8,148,261	5,325,424	17,688,615	31,162,300
Net income	539,930	352,878	1,172,103	2,064,911
Partnership distributions	(770,545)	(503,599)	(1,672,733)	(2,946,877)

Balance, December 31, 2001	$7,917,646	$5,174,703	$17,187,985	$30,280,334

The Fund XI, XII, and REIT Joint Venture

(A Georgia Joint Venture)

Statements of Cash Flows

for the Years Ended December 31, 2001, 2000, and 1999

	2001	2000	1999
Cash flows from operating activities:
Net income	$2,064,911	$2,078,556	$853,073

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,092,853	1,092,680	506,582
Changes in assets and liabilities:
Accounts receivable	(280,708)	(260,537)	(133,777)
Prepaid expenses and other assets	0	0	(26,486)
Accounts payable	432	1,723	112,457

Total adjustments	812,577	833,866	458,776

Net cash provided by operating activities	2,877,488	2,912,422	1,311,849
Cash flows from financing activities:
Distributions to joint venture partners	(2,642,772)	(3,137,611)	(545,571)

Net increase (decrease) in cash and cash equivalents	234,716	(225,189)	766,278
Cash and cash equivalents, beginning of year	541,089	766,278	0

Cash and cash equivalents, end of year	$775,805	$541,089	$766,278

Supplemental disclosure of noncash activities:
Deferred project costs contributed to joint venture	$0	$0	$1,294,686

Contribution of real estate assets to joint venture	$0	$0	$31,072,562

Fund XII and REIT Joint Venture

On May 10, 2000, the Operating Partnership entered into a joint venture with Fund XII. The joint venture, Fund XII and REIT Joint Venture, was formed to acquire, develop, operate, and sell real property. On May 20, 2000, the joint venture purchased a 77,054-square foot, three-story office building known as the Siemens Building in Troy, Oakland County, Michigan. On December 28, 2000, the joint venture purchased a 50,000-square foot, one-story office building and a 78,500-square foot two-story office building collectively known as the AT&T Call Center Buildings in Oklahoma City, Oklahoma County, Oklahoma. On May 15, 2001, the joint venture purchased a 201,237-square foot, three-story office building known as the Comdata Building located in Brentwood, Williamson County, Tennessee.

Following are the financial statements for Fund XII and REIT Joint Venture:

Fund XII and REIT Joint Venture

(A Georgia Joint Venture)

Balance Sheets

December 31, 2001 and 2000

	2001	2000
Assets
Real estate assets, at cost:
Land	$8,899,574	$4,420,405
Building and improvements, less accumulated depreciation of $2,131,838 in 2001 and $324,732 in 2000	45,814,781	26,004,918

Total real estate assets	54,714,355	30,425,323
Cash and cash equivalents	1,345,562	207,475
Accounts receivable	442,023	130,490

Total assets	$56,501,940	$30,763,288

Liabilities and Partners’ Capital
Liabilities:
Accounts payable	$134,969	$0
Partnership distributions payable	1,238,205	208,261

Total liabilities	1,373,174	208,261

Partners’ capital:
Wells Real Estate Fund XII	24,828,894	16,242,127
Wells Operating Partnership, L.P.	30,299,872	14,312,900

Total partners’ capital	55,128,766	30,555,027

Total liabilities and partners’ capital	$56,501,940	$30,763,288

Fund XII and REIT Joint Venture

(A Georgia Joint Venture)

Statements of Income

for the Year Ended December 31, 2001 and

the Period From May 10, 2000 (Inception) Through

December 31, 2000

	2001	2000
Revenues:
Rental income	$4,683,323	$974,796
Interest income	25,144	2,069

	4,708,467	976,865

Expenses:
Depreciation	1,807,106	324,732
Management and leasing fees	224,033	32,756
Partnership administration	38,928	3,917
Legal and accounting	16,425	0
Operating costs, net of reimbursements	10,453	1,210

	2,096,945	362,615

Net income	$2,611,522	$614,250

Net income allocated to Wells Real Estate Fund XII	$1,224,645	$309,190

Net income allocated to Wells Operating Partnership, L.P.	$1,386,877	$305,060

Fund XII and REIT Joint Venture

(A Georgia Joint Venture)

Statements of Partners’ Capital

for the Year Ended December 31, 2001 and

the Period From May 10, 2000 (Inception) Through

December 31, 2000

	Wells Real Estate Fund XII	Wells Operating Partnership, L.P.	Total Partners’ Capital
Balance, May 10, 2000 (inception)	$0	$0	$0
Net income	309,190	305,060	614,250
Partnership contributions	16,340,884	14,409,171	30,750,055
Partnership distributions	(407,948)	(401,330)	(809,278)

Balance, December 31, 2000	16,242,126	14,312,901	30,555,027
Net income	1,224,645	1,386,877	2,611,522
Partnership contributions	9,298,084	16,795,441	26,093,525
Partnership distributions	(1,935,961)	(2,195,347)	(4,131,308)

Balance, December 31, 2001	$24,828,894	$30,299,872	$55,128,766

Fund XII and REIT Joint Venture

(A Georgia Joint Venture )

Statements of Cash Flows

for the Year Ended December 31, 2001 and

the Period From May 10, 2000 (Inception) Through

December 31, 2000

	2001	2000
Cash flows from operating activities:
Net income	$2,611,522	$614,250

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,807,106	324,732
Changes in assets and liabilities:
Accounts receivable	(311,533)	(130,490)
Accounts payable	134,969	0

Total adjustments	1,630,542	194,242

Net cash provided by operating activities	4,242,064	808,492

Cash flows from investing activities:
Investment in real estate	(26,096,138)	(29,520,043)

Cash flows from financing activities:
Distributions to joint venture partners	(3,101,364)	(601,017)
Contributions received from partners	26,093,525	29,520,043

Net cash provided by financing activities	22,992,161	28,919,026

Net increase in cash and cash equivalents	1,138,087	207,475
Cash and cash equivalents, beginning of period	207,475	0

Cash and cash equivalents, end of year	$1,345,562	$207,475

Supplemental disclosure of noncash activities:
Deferred project costs contributed to joint venture	$0	$1,230,012

Fund XIII and REIT Joint Venture

On June 27, 2001, Wells Real Estate Fund XIII, L.P. (“Fund XIII”) entered into a joint venture with the Operating Partnership to form the Fund XIII and REIT Joint Venture. On July 16, 2001, the Fund XIII and REIT Joint Venture purchased an 85,000-square foot, two-story office building known as the AmeriCredit Building in Clay County, Florida. On December 21, 2001, the Fund XIII and REIT Joint Venture purchased two connected one-story office and assembly buildings consisting of 148,200 square feet known as the ADIC Buildings in Douglas County, Colorado.

Following are the financial statements for the Fund XIII and REIT Joint Venture:

The Fund XIII and REIT Joint Venture

(A Georgia Joint Venture)

Balance Sheet

December 31, 2001

Assets
Real estate assets, at cost:
Land	$3,724,819
Building and improvements, less accumulated depreciation of $266,605 in 2001	22,783,948

Total real estate assets	26,508,767
Cash and cash equivalents	460,380
Accounts receivable	71,236
Prepaid assets and other expenses	773

Total assets	$27,041,156

Liabilities and Partners’ Capital
Liabilities:
Accounts payable	$145,331
Partnership distributions payable	315,049

Total liabilities	460,380

Partners’ capital:
Wells Real Estate Fund XIII	8,453,438
Wells Operating Partnership, L.P.	18,127,338

Total partners’ capital	26,580,776

Total liabilities and partners’ capital	$27,041,156

The Fund XIII and REIT Joint Venture

(A Georgia Joint Venture)

Statement of Income

for the Period From June 27, 2001 (Inception) Through

December 31, 2001

Revenues:
Rental income	$706,373

Expenses:
Depreciation	266,605
Management and leasing fees	26,954
Operating costs, net of reimbursements	53,659
Legal and accounting	2,800

350,018

Net income	$356,355

Net income allocated to Wells Real Estate Fund XIII	$58,610

Net income allocated to Wells Operating Partnership, L.P.	$297,745

The Fund XIII and REIT Joint Venture

(A Georgia Joint Venture)

Statement of Partners’ Capital

for the Period From June 27, 2001 (Inception) Through

December 31, 2001

	Wells Real Estate Fund XIII	Wells Operating Partnership, L.P.	Total Partners’ Capital
Balance, June 27, 2001 (inception)	$0	$0	$0
Net income	58,610	297,745	356,355
Partnership contributions	8,491,069	18,285,076	26,776,145
Partnership distributions	(96,241)	(455,483)	(551,724)

Balance, December 31, 2001	$8,453,438	$18,127,338	$26,580,776

The Fund XIII and REIT Joint Venture

(A Georgia Joint Venture)

Statement of Cash Flows

for the Period From June 27, 2001 (Inception) Through

December 31, 2001

Cash flows from operating activities:
Net income	$356,355

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	266,605
Changes in assets and liabilities:
Accounts receivable	(71,236)
Prepaid expenses and other assets	(773)
Accounts payable	145,331

Total adjustments	339,927

Net cash provided by operating activities	696,282

Cash flows from investing activities:
Investment in real estate	(25,779,337)

Cash flows from financing activities:
Contributions from joint venture partners	25,780,110
Distributions to joint venture partners	(236,675)

Net cash provided by financing activities	25,543,435

Net increase in cash and cash equivalents	460,380
Cash and cash equivalents, beginning of period	0

Cash and cash equivalents, end of year	$460,380

Supplemental disclosure of noncash activities:
Deferred project costs contributed to Joint Venture	$996,035

6.    INCOME TAX BASIS NET INCOME AND PARTNERS’ CAPITAL

The Operating Partnership’s income tax basis net income for the years ended December 31, 2001 and 2000 are calculated as follows:

	2001	2000
Financial statement net income	$21,723,967	$8,552,967
Increase (decrease) in net income resulting from:
Depreciation expense for financial reporting purposes in excess of amounts for income tax purposes	7,347,459	3,511,353
Rental income accrued for financial reporting purposes in excess of amounts for income tax purposes	(2,735,237)	(1,822,220)
Expenses deductible when paid for income tax purposes, accrued for financial reporting purposes	25,658	37,675

Income tax basis net income	$26,361,847	$10,279,775

The Operating Partnership’s income tax basis partners’ capital at December 31, 2001 and 2000 is computed as follows:

	2001	2000
Financial statement partners’ capital	$710,285,758	$265,341,612
Increase (decrease) in partners’ capital resulting from:
Depreciation expense for financial reporting purposes in excess of amounts for income tax purposes	11,891,061	4,543,602
Capitalization of syndication costs for income tax purposes, which are accounted for as cost of capital for financial reporting purposes	12,896,312	12,896,312
Accumulated rental income accrued for financial reporting purposes in excess of amounts for income tax purposes	(5,382,483)	(2,647,246)
Accumulated expenses deductible when paid for income tax purposes, accrued for financial reporting purposes	114,873	89,215
Dividends payable	1,059,026	1,025,010
Other	(222,378)	(222,378)

Income tax basis partners’ capital	$730,642,169	$281,026,127

7.    RENTAL INCOME

The future minimum rental income due from the Operating Partnership’s direct investment in real estate or its respective ownership interest in the joint ventures under noncancelable operating leases at December 31, 2001 is as follows:

Year ended December 31:
2002	$69,364,229
2003	70,380,691
2004	71,184,787
2005	70,715,556
2006	71,008,821
Thereafter	270,840,299

$623,494,383

One tenant contributed 10% of rental income for the year ended December 31, 2001. In addition, one tenant will contribute 12% of future minimum rental income.

Future minimum rental income due from Fund VIII, IX, and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

Year ended December 31:
2002	$1,287,119
2003	1,287,119
2004	107,260
2005	0
2006	0
Thereafter	0

$2,681,498

One tenant contributed 100% of rental income for the year ended December 31, 2001. In addition, one tenant will contribute 100% of future minimum rental income.

The future minimum rental income due from Fund IX, X, XI, and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

Year ended December 31:
2002	$3,648,769
2003	3,617,432
2004	3,498,472
2005	2,482,815
2006	2,383,190
Thereafter	3,053,321

$18,683,999

Four tenants contributed 26%, 23%, 13%, and 13% of rental income for the year ended December 31, 2001. In addition, four tenants will contribute 38%, 21%, 20%, and 17% of future minimum rental income.

The future minimum rental income due Wells/Orange County Associates under noncancelable operating leases at December 31, 2001 is as follows:

Year ended December 31:
2002	$834,888
2003	695,740

$1,530,628

One tenant contributed 100% of rental income for the year ended December 31, 2001 and will contribute 100% of future minimum rental income.

The future minimum rental income due Wells/Fremont Associates under noncancelable operating leases at December 31, 2001 is as follows:

Year ended December 31:
2002	$922,444
2003	950,118
2004	894,832

$2,767,394

One tenant contributed 100% of rental income for the year ended December 31, 2001 and will contribute 100% of future minimum rental income.

The future minimum rental income due from Fund XI, XII, and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

Year ended December 31:
2002	$3,277,512
2003	3,367,510
2004	3,445,193
2005	3,495,155
2006	3,552,724
Thereafter	2,616,855

$19,754,949

Four tenants contributed approximately 30%, 28%, 24%, and 18% of rental income for the year ended December 31, 2001. In addition, four tenants will contribute approximately 30%, 27%, 25%, and 18% of future minimum rental income.

The future minimum rental income due from Fund XII and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

Year ended December 31:
2002	$5,352,097
2003	5,399,451
2004	5,483,564
2005	5,515,926
2006	5,548,289
Thereafter	34,677,467

$61,976,794

Three tenants contributed approximately 31%, 29%, and 27% of rental income for the year ended December 31, 2001. In addition, three tenants will contribute approximately 58%, 21%, and 18% of future minimum rental income.

The future minimum rental income due Fund XIII and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

Year ended December 31:
2002	$2,545,038
2003	2,602,641
2004	2,661,228
2005	2,721,105
2006	2,782,957
Thereafter	13,915,835

$27,228,804

One tenant contributed approximately 95% of rental income for the year ended December 31, 2001. In addition, two tenants will contribute approximately 51% and 49% of future minimum rental income.

8.    INVESTMENT IN BONDS AND OBLIGATION UNDER CAPITAL LEASE

On September 27, 2001, the Operating Partnership acquired a ground leasehold interest in the Ingram Micro Distribution Facility pursuant to a Bond Real Property Lease dated December 20, 1995 (the “Bond Lease”). The ground leasehold interest under the Bond Lease, along with the Bond and Bond Deed of Trust described below, were purchased from Ingram Micro, L.P. (“Ingram”) in a sale lease-back transaction for a purchase price of $21,050,000. The Bond Lease expires on December 31, 2026. At closing, the Operating Partnership also entered into a new lease with Ingram pursuant to which Ingram agreed to lease the entire Ingram Micro Distribution Facility for a lease term of 10 years with two successive 10-year renewal options.

In connection with the original development of the Ingram Micro Distribution Facility, the Industrial Development Board of the City of Milington, Tennessee (the “Industrial Development Board”) issued an Industrial Development Revenue Note dated December 20, 1995 in the principal amount of $22,000,000 (the “Bond”) to Lease Plan North America, Inc. (the “Original Bond Holder”). The proceeds from the issuance of the Bond were utilized to finance the construction of the Ingram Micro Distribution Facility. The Bond is secured by a Fee Construction Mortgage Deed of Trust Assignment of Rents and Leases also dated December 20, 1995 (the “Bond Deed of Trust”) executed by the Industrial Development Board for the benefit of the Original Bond Holder. Beginning in 2006, the holder of the Bond Lease has the option to purchase the land underlying the Ingram Micro Distribution Facility for $100.00 plus satisfaction of the indebtedness evidenced by the Bond which, as set forth below, was acquired and is currently held by the Operating Partnership.

On December 20, 2000, Ingram purchased the Bond and the Bond Deed of Trust from the Original Bond Holder. On September 27, 2001, along with purchasing the Ingram Micro Distribution Facility through its acquisition of the ground leasehold interest under the Bond Lease, the Operating Partnership also acquired the Bond and the Bond Deed of Trust from Ingram. Because the Operating Partnership is technically subject to the obligation to pay the $22,000,000 indebtedness evidenced by the Bond, the obligation to pay the Bond is carried on the Company’s books as a liability;

however, since Operating Partnership is also the owner of the Bond, the Bond is also carried on the Company’s books as an asset.

9.    NOTES PAYABLE

As of December 31, 2001, the Operating Partnership’s notes payable included the following:

Note payable to Bank of America, interest at 5.9%, interest payable monthly, due July 30, 2003, collateralized by the Nissan property	$468,844
Note payable to SouthTrust Bank, interest at LIBOR plus 175 basis points, principal and interest payable monthly, due June 10, 2002; collateralized by the Operating Partnership’s interests in the Cinemark Building, the Dial Building, the ASML Building, the Motorola Tempe Building, the Avnet Building, the Matsushita Building, and the PwC Building	7,655,600

Total	$8,124,444

The contractual maturities of the Operating Partnership’s notes payable are as follows as of December 31, 2001:

2002	$7,655,600
2003	468,844

Total	$8,124,444

10.    COMMITMENTS AND CONTINGENCIES

Take Out Purchase and Escrow Agreement

An affiliate of the Advisor (“Wells Exchange”) has developed a program (the “Wells Section 1031 Program”) involving the acquisition by Wells Exchange of income-producing commercial properties and the formation of a series of single member limited liability companies for the purpose of facilitating the resale of co-tenancy interests in such real estate properties to be owned in co-tenancy arrangements with persons (“1031 Participants”) who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. Each of these properties will be financed by a combination of permanent first mortgage financing and interim loan financing obtained from institutional lenders.

Following the acquisition of each property, Wells Exchange will attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which will be used to pay off the interim financing. In consideration for the payment of a take out fee to the Company, and following approval of the potential property acquisition by the Company’s board of directors, it is anticipated that Wells OP will enter into a take out purchase and escrow agreement or similar contract providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interest in that particular property to 1031 Participants, the Operating Partnership will purchase, at Wells Exchange’s cost, any co-tenancy interests remaining unsold at the end of the offering period.

As a part of the initial transaction in the Wells Section 1031 Program, and in consideration for the payment of a take out fee in the amount of $137,500 to the Company, Wells OP entered into a take out purchase and escrow agreement dated April 16, 2001 providing that, among other things, Wells OP is obligated to acquire, at Wells Exchange’s cost ($839,694 in cash plus $832,060 of assumed debt for each 7.63358% interest of co-tenancy interest unsold), any co-tenancy interest in the building known as the Ford Motor Credit Complex which remains unsold at the expiration of the offering of Wells Exchange, which has been extended to April 15, 2002, which is also the maturity date of the interim loan relating to such property. The Ford Motor Credit Complex consists of two connecting office buildings containing 167,438 rentable square feet located in Colorado Springs, Colorado, currently under a triple-net lease with Ford Motor Credit Company, a wholly owned subsidiary of Ford Motor Company.

The obligations of Wells OP under the take out purchase and escrow agreement are secured by reserving against a portion of Wells OP’s existing line of credit with Bank of America, N.A. (the “Interim Lender”). If, for any reason, Wells OP fails to acquire any of the co-tenancy interest in the Ford Motor Credit Complex which remains unsold as of

April 15, 2002, or there is otherwise an uncured default under the interim loan or the line of credit documents, the Interim Lender is authorized to draw down Wells OP’s line of credit in the amount necessary to pay the outstanding balance of the interim loan in full, in which event the appropriate amount of co-tenancy interest in the Ford Motor Credit Complex would be deeded to Wells OP. Wells OP’s maximum economic exposure in the transaction is $21,900,000, in which event Wells OP would acquire the Ford Motor Credit Complex for $11,000,000 in cash plus assumption of the first mortgage financing in the amount of $10,900,000. If some, but not all, of the co-tenancy interests are sold, Wells OP’s exposure would be less, and it would own an interest in the property in co-tenancy with the 1031 Participants who had previously acquired co-tenancy interests in the Ford Motor Credit Complex from Wells Exchange.

Development of the Nissan Property

The Operating Partnership has entered into an agreement with an independent third-party general contractor for the purpose of designing and constructing a three-story office building containing 268,290 rentable square feet on the Nissan Property. The construction agreement provides that the Operating Partnership will pay the contractor a maximum of $25,326,017 for the design and construction of the building. Construction commenced on January 25, 2002 and is scheduled to be completed within 20 months.

General

Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Company, the Operating Partnership, or the Advisor. In the normal course of business, the Company, the Operating Partnership, or the Advisor may become subject to such litigation or claims.

11.    SHAREHOLDERS’ EQUITY

Common Stock Option Plan

The Wells Real Estate Investment Trust, Inc. Independent Director Stock Option Plan (“the Plan”) provides for grants of stock to be made to independent nonemployee directors of the Company. Options to purchase 2,500 shares of common stock at $12 per share are granted upon initially becoming an independent director of the Company. Of these shares, 20% are exercisable immediately on the date of grant. An additional 20% of these shares become exercisable on each anniversary following the date of grant for a period of four years. Effective on the date of each annual meeting of shareholders of the Company, beginning in 2000, each independent director will be granted an option to purchase 1,000 additional shares of common stock. These options vest at the rate of 500 shares per full year of service thereafter. All options granted under the Plan expire no later than the date immediately following the tenth anniversary of the date of grant and may expire sooner in the event of the disability or death of the optionee or if the optionee ceases to serve as a director.

The Company has adopted the disclosure provisions in Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation.” As permitted by the provisions of SFAS No. 123, the Company applies Accounting Principles Board Opinion No. 25 and the related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost.

A summary of the Company’s stock option activity during 2001 and 2000 is as follows:

	Number	Exercise Price
Outstanding at December 31, 1999	17,500	$12
Granted	7,000	12

Outstanding at December 31, 2000	24,500	12
Granted	7,000	12

Outstanding at December 31, 2001	31,500	12

Outstanding options exercisable as of December 31, 2001	10,500	12

For SFAS No. 123 purposes, the fair value of each stock option for 2001 and 2000 has been estimated as of the date of the grant using the minimum value method. The weighted average risk-free interest rates assumed for 2001 and 2000 were 5.05% and 6.45%, respectively. Dividend yields of 7.8% and 7.3% were assumed for 2001 and 2000, respectively. The expected life of an option was assumed to be six years and four years for 2001 and 2000, respectively. Based on these assumptions, the fair value of the options granted during 2001 and 2000 is $0.

Treasury Stock

During 1999, the Company’s board of directors authorized a dividend reinvestment program (the “DRP”), through which common shareholders may elect to reinvest an amount equal to the dividends declared on their common shares into additional shares of the Company’s common stock in lieu of receiving cash dividends. During 2000, the Company’s board of directors authorized a common stock repurchase plan subject to the amount reinvested in the Company’s common shares through the DRP, less shares already redeemed, and a limitation in the amount of 3% of the average common shares outstanding during the preceding year. During 2001 and 2000, the Company repurchased 413,743 and 141,297 of its own common shares at an aggregate cost of $4,137,427 and $1,412,969, respectively. These transactions were funded with cash on hand and did not exceed either of the foregoing limitations.

12.    QUARTERLY RESULTS (UNAUDITED)

Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2001 and 2000:

	2001 Quarters Ended
	March 31	June 30	September 30	December 31
Revenues	$10,669,713	$10,891,240	$12,507,904	$15,239,945
Net income	3,275,345	5,038,898	6,109,137	7,300,587
Basic and diluted earnings per share(a)	$0.10	$0.12	$0.11	$0.10
Dividends per share(a)	0.19	0.19	0.19	0.19

(a)	The totals of the four quarterly amounts for the year ended December 31, 2001 do not equal the totals for the year. This difference results from rounding differences between quarters.

	2000 Quarters Ended
	March 31	June 30	September 30	December 31
Revenues	$3,710,409	$5,537,618	$6,586,611	$7,538,568
Net income	1,691,288	1,521,021	2,525,228	2,815,430
Basic and diluted earnings per share	$0.11	$0.08	$0.11	$0.10
Dividends per share	0.18	0.18	0.18	0.19

13.    SUBSEQUENT EVENT

On January 11, 2002, the Operating Partnership purchased a three-story office building on a 9.8-acre tract of land located in Sarasota County, Florida known as the Arthur Andersen Building, from an unaffiliated third party for $21,400,000. The Operating Partnership incurred additional related acquisition expenses, including attorneys’ fees, recording fees, structural report and environmental report fees, and other closing costs, of approximately $30,000.

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

SCHEDULE III—REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION December 31, 2001

(Unaudited)

	Cost	Accumulated Depreciation
BALANCE AT DECEMBER 31, 1998	$76,201,910	$1,487,963
1999 additions	103,916,288	4,243,688

BALANCE AT DECEMBER 31, 1999	180,118,198	5,731,651
2000 additions	293,450,036	11,232,378

BALANCE AT DECEMBER 31, 2000	473,568,234	16,964,029

2001 additions	294,740,403	20,821,037

BALANCE AT DECEMBER 31, 2001	$768,308,697	$37,785,066

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

(A Georgia Public Limited Partnership)

SCHEDULE III—REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION

December 31, 2001

(Unaudited)

			Initial Cost			Gross Amount at Which Carried at December 31, 2001					Date of Construction	Date Acquired	Life on Which Depreciation is Computed (dd)
Description	Ownership Percentage	Encumbrances	Land	Buildings and Improvements	Costs of Capitalized Improvements	Land	Buildings and Improvements	Construction in Progress	Total	Accumulated Depreciation
ALSTOM
POWER— KNOXVILLE PROPERTY(a)	4%	None	$582,897	$744,164	$6,744,547	$607,930	$7,463,678	$0	$8,071,608	$1,844,482	1997	12/10/96	20 to 25 years
AVAYA BUILDING	4	None	1,002,723	4,386,374	242,241	1,051,138	4,580,200	0	5,631,338	656,495	1998	6/24/98	20 to 25 years
360 INTERLOCKEN (c)	4	None	1,570,000	6,733,500	437,266	1,650,070	7,090,696	0	8,740,766	1,098,339	1996	3/20/98	20 to 25 years
IOMEGA PROPERT(d)	4	None	597,000	4,674,624	876,459	641,988	5,506,095	0	6,148,083	742,404	1998	7/01/98	20 to 25 years
OHMEDA PROPERTY(e)	4	None	2,613,600	7,762,481	528,415	2,746,894	8,157,602	0	10,904,496	1,278,024	1998	2/13/98	20 to 25 years
FAIRCHILD PROPERTY(f)	78	None	2,130,480	6,852,630	374,300	2,219,251	7,138,159	0	9,357,410	999,301	1998	7/21/98	20 to 25 years
ORANGE COUNTY PROPERTY(g)	44	None	2,100,000	4,463,700	287,916	2,187,501	4,664,115	0	6,851,616	651,780	1988	7/31/98	20 to 25 years
PRICEWATER- HOUSECOOPERS PROPERTY(h)	100	None	1,460,000	19,839,071	825,560	1,520,834	20,603,797	0	22,124,631	2,469,792	1998	12/31/98	20 to 25 years
EYBL CARTEX PROPERTY(i)	57	None	330,000	4,791,828	213,411	343,750	4,991,489	0	5,335,239	532,416	1998	5/18/99	20 to 25 years
SPRINT BUILDING (j)	57	None	1,696,000	7,850,726	397,783	1,766,667	8,177,842	0	9,944,509	817,785	1998	7/2/99	20 to 25 years
JOHNSON MATTHEY(k)	57	None	1,925,000	6,131,392	335,685	2,005,209	6,386,868	0	8,392,077	617,438	1973	8/17/99	20 to 25 years
GARTNER PROPERTY(l)	57	None	895,844	7,451,760	347,820	933,171	7,762,253	0	8,695,424	724,477	1998	9/20/99	20 to 25 years
AT&T—PA PROPERTY(m)	100	None	662,000	11,836,368	265,740	689,583	12,074,525	0	12,764,108	1,408,686	1998	2/4/99	20 to 25 years
MARCONI PROPERTY(n)	100	None	5,000,000	28,161,665	1,381,747	5,208,335	29,335,077	0	34,543,412	2,737,941	1991	9/10/99	20 to 25 years
CINEMARK PROPERTY(o)	100	None	1,456,000	20,376,881	908,217	1,516,667	21,224,431	0	22,741,098	1,768,692	1999	12/21/99	20 to 25 years

			Initial Cost			Gross Amount at Which Carried at December 31, 2001					Date of Construction	Date Acquired	Life on Which Depreciation is Computed (dd)
Description	Ownership Percentage	Encumbrances	Land	Buildings and Improvements	Costs of Capitalized Improvements	Land	Buildings and Improvements	Construction in Progress	Total	Accumulated Depreciation
MATSUSHITA PROPERTY (p)	100	None	4,577,485	0	13,860,142	4,768,215	13,773,660	0	18,541,875	2,032,803	1999	3/15/99	20 to 25 years
ALSTOM POWER— RICHMOND PROPERTY (q)	100	None	948,401	0	9,938,308	987,918	9,923,454	0	10,911,372	921,980	1999	7/22/99	20 to 25 years
METRIS—OK PROPERTY (r)	100	None	1,150,000	11,569,583	541,489	1,197,917	12,063,155	0	13,261,072	881,413	2000	2/11/00	20 to 25 years
DIAL PROPERTY (s)	100	None	3,500,000	10,785,309	601,264	3,645,835	11,240,738	83,125	14,969,698	821,315	1997	3/29/00	20 to 25 years
ASML PROPERTY (t)	100	None	0	17,392,633	731,685	0	18,124,318	0	18,124,318	1,314,573	1995	3/29/00	20 to 25 years
MOTOROLA—AZ PROPERTY (u)	100	None	0	16,036,219	669,639	0	16,705,858	0	16,705,858	1,218,400	1998	3/29/00	20 to 25 years
AVNET PROPERTY (v)	100	None	0	13,271,502	551,156	0	13,822,658	0	13,822,658	868,060	2000	6/12/00	20 to 25 years
DELPHI PROPERTY (w)	100	None	2,160,000	16,775,971	1,676,956	2,250,008	18,469,408	14,877	20,734,293	1,286,705	2000	6/29/00	20 to 25 years
SIEMENS PROPERTY (x)	47	None	2,143,588	12,048,902	591,358	2,232,905	12,550,943	43,757	14,827,605	959,465	2000	5/10/00	20 to 25 years
QUEST PROPERTY (y)	16	None	2,220,993	5,545,498	51,285	2,220,993	5,602,160	0	7,823,153	649,436	1997	9/10/97	20 to 25 years
MOTOROLA—NJ PROPERTY (z)	100	None	9,652,500	20,495,243	0	10,054,720	25,540,919	392,104	35,987,743	1,541,768	2000	11/1/00	20 to 25 years
METRIS—MN PROPERTY (aa)	100	None	7,700,000	45,151,969	2,181	8,020,859	47,042,309	0	55,063,168	2,000,737	2000	12/21/00	20 to 25 years
STONE & WEBSTER PROPERTY (bb)	100	None	7,100,000	37,914,954	0	7,395,857	39,498,469	0	46,894,326	1,679,981	1994	12/21/00	20 to 25 years
AT&T—OK PROPERTY (cc)	47	None	2,100,000	13,227,555	638,651	2,187,500	13,785,631	0	15,973,131	597,317	1999	12/28/00	20 to 25 years
COMDATA PROPERTY	64	None	4,300,000	20,650,000	572,944	4,479,168	21,566,287	0	26,045,455	575,056	1986	5/15/2001	20 to 25 years
AMERICREDIT PROPERTY	87	None	1,610,000	10,890,000	563,257	1,677,084	11,386,174	0	13,063,258	227,724	2001	7/16/2001	20 to 25 years
STATE STREET PROPERTY	100	None	10,600,000	38,962,988	4,344,837	11,041,670	40,666,305	2,201,913	53,909,888	807,903	1998	7/30/2001	20 to 25 years
IKON PROPERTY	100	None	2,735,000	17,915,000	985,856	2,847,300	18,792,672	0	21,639,972	250,689	2000	9/7/2001	20 to 25 years
NISSAN PROPERTY	100	$8,124,444	5,545,700	0	21,353	5,567,053	0	2,653,777	8,220,830	0	2002	9/19/2001	20 to 25 years
INGRAM MICRO PROPERTY	100	$22,000,000	333,049	20,666,951	922,657	333,049	21,590,010	0	21,923,059	292,307	1997	9/27/2001	20 to 25 years
LUCENT PROPERTY	100	None	7,000,000	10,650,000	1,106,240	7,275,830	11,484,562	0	18,760,392	153,093	2000	9/28/2001	20 to 25 years

			Initial Cost			Gross Amount at Which Carried at December 31, 2001					Date of Construction	Date Acquired	Life on Which Depreciation is Computed (dd)
Description	Ownership Percentage	Encumbrances	Land	Buildings and Improvements	Costs of Capitalized Improvements	Land	Buildings and Improvements	Construction in Progress	Total	Accumulated Depreciation
CONVERGYS PROPERTY	100	None	3,500,000	9,755,000	791,672	3,642,442	10,404,230	0	14,046,672	34,681	2001	12/21/2001	20 to 25 years
ADIC PROPERTY	51	None	1,954,213	11,000,000	757,902	2,047,735	11,664,380	0	13,712,115	38,881	2001	12/21/2001	20 to 25 years
WINDY POINT I PROPERTY	100	None	4,360,000	29,298,642	1,440,568	4,536,862	30,562,349	0	35,099,211	101,875	1999	12/31/2001	20 to 25 years
WINDY POINT II PROPERTY	100	None	3,600,000	52,016,358	2,385,402	3,746,033	54,255,727	0	58,001,760	180,852	2001	12/31/2001	20 to 25 years

Total		$30,124,444	$112,812,473	$584,077,441	$57,913,909	$117,245,941	$645,673,203	$5,389,553	$768,308,697	$37,785,066

(a)	The Alstom Power Knoxville Property consists of a three-story office building located in Knoxville, Tennessee. It is owned by Fund IX-X-XI-REIT Joint Venture.
(b)	The Avaya Building consists of a one-story office building located in Oklahoma City, Oklahoma. It is owned by Fund IX-X-XI-REIT Joint Venture.
(c)	The 360 Interlocken Property consists of a three-story multi-tenant office building located in Broomfield, Colorado. It is owned by Fund IX-X-XI-REIT Joint Venture.
(d)	The Iomega Property consists of a one-story warehouse and office building located in Ogden, Utah. It is owned by Fund IX-X-XI-REIT Joint Venture.
(e)	The Ohmeda Property consists of a two-story office building located in Louisville, Colorado. It is owned by Fund IX-X-XI-REIT Joint Venture.
(f)	The Fairchild Property consists of a two-story warehouse and office building located in Fremont, California. It is owned by Wells/Freemont Associates.
(g)	The Orange County Property consists of a one-story warehouse and office building located in Fountain Valley, California. It is owned by Wells/Orange County Associates.
(h)	The PriceWaterhouseCoopers Property consists of a four-story office building located in Tampa, Florida. It is 100% owned by the Company.
(i)	The EYBL CarTex Property consists of a one-story manufacturing and office building located in Fountain Inn, South Carolina. It is owned by Fund XI-XII-REIT Joint Venture.
(j)	The Sprint Building consists of a three-story office building located in Leawood, Kansas. It is owned by Fund XI-XII-REIT Joint Venture.
(k)	The Johnson Matthey Property consists of a one-story research and development office and warehouse building located in Chester County, Pennsylvania. It is owned by Fund XI-XII-REIT Joint Venture.
(l)	The Gartner Property consists of a two-story office building located in Ft. Myers, Florida. It is owned by Fund XI-XII-REIT Joint Venture
(m)	The AT&T––PA Property consists of a four-story office building located in Harrisburg, Pennsylvania. It is 100% owned by the Company.
(n)	The Marconi Property consists of a two-story office building located in Wood Dale, Illinois. It is 100% owned by the Company.
(o)	The Cinemark Property consists of a five-story office building located in Plano, Texas. It is 100% owned by the Company.
(p)	The Matsushita Property consists of a two-story office building located in Lake Forest, California. It is 100% owned by the Company.
(q)	The Alstom Property consists of a four-story office building located in Midlothian, Chesterfield County, Virginia. It is 100% owned by the Company.
(r)	The Metris––OK Property consists of a three-story office building located in Tulsa, Oklahoma. It is 100% owned by the Company.
(s)	The Dial Property consists of a two-story office building located in Scottsdale, Arizona. It is 100% owned by the Company.
(t)	The ASML Property consists of a two-story office building located in Tempe, Arizona. It is 100% owned by the Company.
(u)	The Motorola––AZ Property consists of a two-story office building located in Tempe, Arizona. It is 100% owned by the Company.
(v)	The Avnet Property consists of a two-story office building located in Tempe, Arizona. It is 100% owned by the Company.
(w)	The Delphi Property consists of a three-story office building located in Troy, Michigan. It is 100% owned by the Company.
(x)	The Siemens Property consists of a three-story office building located in Troy, Michigan. It is owned by Fund XII-REIT Joint Venture.
(y)	The Quest Property consists of a two-story office building located in Orange County, California. It is owned by Fund VIII-IX-REIT Joint Venture.
(z)	The Motorola––NJ Property consists of a three-story office building located in South Plainfield, New Jersey. It is 100% owned by the Company.
(aa)	The Metris––MN Property consists of a nine-story office building located in Minnetonka, Minnesota. It is 100% owned by the Company.
(bb)	The Stone & Webster Property consists of a six-story office building located in Houston, Texas. It is 100% owned by the Company.
(cc)	The AT&T––OK Property consists of a two-story office building located in Oklahoma City, Oklahoma. It is owned by the Fund XII-REIT Joint Venture.
(dd)	Depreciation lives used for buildings are 25 years. Depreciation lives used for land improvements are 20 years.

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	March 31, 2002	December 31, 2001
	(Unaudited)
ASSETS
REAL ESTATE ASSETS, at cost:
Land	$94,273,542	$86,246,985
Building and improvements, less accumulated depreciation of $30,558,906 in 2002 and $24,814,454 in 2001	563,639,005	472,383,102
Construction in progress	8,827,823	5,738,573

Total real estate assets	666,740,370	564,368,660
INVESTMENT IN JOINT VENTURES	76,811,543	77,409,980
CASH AND CASH EQUIVALENTS	187,022,573	75,586,168
INVESTMENT IN BONDS	22,000,000	22,000,000
ACCOUNTS RECEIVABLE	7,697,487	6,003,179
DEFERRED PROJECT COSTS	7,739,896	2,977,110
DEFERRED LEASE ACQUISITION COSTS, net	1,868,674	1,525,199
DUE FROM AFFILIATES	1,820,241	1,692,727
PREPAID EXPENSES AND OTHER ASSETS, net	1,584,942	718,389
DEFERRED OFFERING COSTS	244,761	0

Total assets	$973,530,487	$752,281,412

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Notes payable	$11,071,586	$8,124,444
Obligation under capital lease	22,000,000	22,000,000
Accounts payable and accrued expenses	8,570,735	8,727,473
Dividends payable	3,657,498	1,059,026
Due to affiliates	990,923	2,166,161
Deferred rental income	1,567,241	661,657

Total liabilities	47,857,983	42,738,761

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP	200,000	200,000

SHAREHOLDERS’ EQUITY:
Common shares, $.01 par value; 125,000,000 shares authorized, 109,331,764 shares issued and 108,472,526 shares outstanding at March 31, 2002, and 83,761,469 shares issued and 83,206,429 shares outstanding at December 31, 2001	1,093,317	837,614
Additional paid-in capital	966,577,500	738,236,525
Cumulative distributions in excess of earnings	(33,555,824)	(24,181,092)
Treasury stock, at cost, 859,238 shares at March 31, 2002 and 555,040 shares at December 31, 2001	(8,592,377)	(5,550,396)
Other comprehensive loss	(50,112)	0

Total shareholders’ equity	925,472,504	709,342,651

Total liabilities and shareholders’ equity	$973,530,487	$752,281,412

The accompanying condensed notes are an integral part of these consolidated financial statements.

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
	March 31, 2002	March 31, 2001
REVENUES:
Rental income	$16,738,163	$9,860,085
Equity in income of joint ventures	1,206,823	709,713
Interest income	1,113,715	99,915
Take out fee	134,102	0

	19,192,803	10,669,713

EXPENSES:
Depreciation	5,744,452	3,187,179
Management and leasing fees	899,495	565,714
Operating costs, net of reimbursements	624,698	1,091,185
General and administrative	529,031	175,107
Interest expense	440,001	2,160,426
Amortization of deferred financing costs	175,462	214,757

	8,413,139	7,394,368

NET INCOME	$10,779,664	$3,275,345

EARNINGS PER SHARE
Basic and diluted	$0.11	$0.10

The accompanying condensed notes are an integral part of these consolidated financial statements.

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the year ended December 31, 2001

and for the three months ended March 31, 2002

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Retained Earnings	Treasury Stock Shares	Treasury Stock Amount	Other Comprehensive Income	Total Shareholders’ Equity
BALANCE, December 31, 2000	31,509,807	$315,097	$275,573,339	$(9,133,855)	$0	(141,297)	$(1,412,969)	$0	$265,341,612
Issuance of common stock	52,251,662	522,517	521,994,103	0	0	0	0	0	522,516,620
Treasury stock purchased	0	0	0	0	0	(413,743)	(4,137,427)	0	(4,137,427)
Net income	0	0	0	0	21,723,967	0	0	0	21,723,967
Dividends ($.76 per share)	0	0	0	(15,047,237)	(21,723,967)	0	0	0	(36,771,204)
Sales commissions and discounts	0	0	(49,246,118)	0	0	0	0	0	(49,246,118)
Other offering expenses	0	0	(10,084,799)	0	0	0	0	0	(10,084,799)

BALANCE, December 31, 2001	83,761,469	837,614	738,236,525	(24,181,092)	0	(555,040)	(5,550,396)	0	709,342,651
Issuance of common stock	25,570,295	255,703	255,447,240	0	0	0	0	0	255,702,943
Treasury stock purchased	0	0	0	0	0	(304,198)	(3,041,981)	0	(3,041,981)
Net income	0	0	0	0	10,779,664	0	0	0	10,779,664
Dividends ($.19 per share)	0	0	0	(9,374,732)	(10,779,664)	0	0	0	(20,154,396)
Sales commissions and discounts	0	0	(24,579,655)	0	0	0	0	0	(24,579,655)
Other offering expenses	0	0	(2,526,610)	0	0	0	0	0	(2,526,610)
Gain/(loss) on interest rate swap	0	0	0	0	0	0	0	(50,112)	(50,112)

BALANCE, March 31, 2002 (UNAUDITED)	109,331,764	$1,093,317	$966,577,500	$(33,555,824)	$0	(859,238)	$(8,592,377)	$(50,112)	$925,472,504

The accompanying condensed notes are an integral part of these consolidated financial statements.

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31, 2002	March 31, 2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,779,664	$3,275,345
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of joint ventures	(1,206,823)	(709,713)
Depreciation	5,744,452	3,187,179
Amortization of deferred financing costs	175,462	214,757
Amortization of deferred leasing costs	72,749	75,837
Deferred lease acquisition costs paid	(400,000)	0
Changes in assets and liabilities:
Accounts receivable	(1,694,308)	(264,416)
Due from affiliates	(13,740)	0
Deferred rental income	905,584	(142,888)
Prepaid expenses and other assets, net	(1,092,127)	2,481,643
Accounts payable and accrued expenses	(156,738)	96,828
Due to affiliates	(626)	20,742

Net cash provided by operating activities	13,113,549	8,235,314

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in real estate	(104,051,998)	(2,703,858)
Investment in joint ventures	0	(5,749)
Deferred project costs paid	(9,461,180)	(2,288,936)
Distributions received from joint ventures	1,691,486	734,286

Net cash used in investing activities	(111,821,692)	(4,264,257)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	2,947,142	5,800,000
Repayment of notes payable	0	(56,923,187)
Dividends paid to shareholders	(17,555,924)	(6,213,236)
Issuance of common stock	255,702,943	66,174,705
Sales commissions paid	(24,579,655)	(6,212,824)
Offering costs paid	(3,327,977)	(1,961,945)
Treasury stock purchased	(3,041,981)	(776,555)

Net cash (used in) provided by financing activities	210,144,548	(113,042)

NET INCREASE IN CASH AND CASH EQUIVALENTS	111,436,405	3,858,015
CASH AND CASH EQUIVALENTS, beginning of year	75,586,168	4,298,301

CASH AND CASH EQUIVALENTS, end of period	$187,022,573	$8,156,316

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:
Deferred project costs applied to real estate assets	$4,080,388	$1,430,111

Deferred project costs due to affiliate	$496,134	$0

Interest rate swap	$(50,112)	$0

Deferred offering costs due to affiliate	$244,761	$0

Other offering costs due to affiliate	$141,761	$0

Write-off of deferred offering costs due to affiliate	$0	$709,686

The accompanying condensed notes are an integral part of these consolidated financial statements.

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

CONDENSED NOTES TO FINANCIAL STATEMENTS

March 31, 2002

(Unaudited)

1.    Summary of Significant Accounting Policies

(a)  General

Wells Real Estate Investment Trust, Inc. (the “Company”) is a Maryland corporation formed on July 3, 1997, which qualifies as a real estate investment trust (“REIT”). Substantially all of the Company’s business is conducted through Wells Operating Partnership, L.P. (“Wells OP”), a Delaware limited partnership organized for the purpose of acquiring, developing, owning, operating, improving, leasing, and otherwise managing income producing commercial properties for investment purposes on behalf of the Company. The Company is the sole general partner of Wells OP.

On January 30, 1998, the Company commenced its initial public offering of up to 16,500,000 shares of common stock at $10 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933. The Company commenced active operations on June 5, 1998, upon receiving and accepting subscriptions for 125,000 shares. The Company terminated its initial public offering on December 19, 1999 at which time gross proceeds of approximately $132,181,919 had been received from the sale of approximately 13,218,192 shares. The Company commenced its second public offering of shares of common stock on December 20, 1999, which was terminated on December 19, 2000 after receipt of gross proceeds of approximately $175,229,193 from the sale of approximately 17,522,919 shares from the second public offering. The Company commenced its third public offering of the shares of common stock on December 20, 2000. As of March 31, 2002, the Company has received gross proceeds of approximately $785,906,526 from the sale of approximately 78,590,653 shares from its third public offering. Accordingly, as of March 31, 2002, the Company has received aggregate gross offering proceeds of approximately $1,093,317,638 from the sale of 109,331,764 shares of its common stock to 27,900 investors. After payment of $37,965,419 in acquisition and advisory fees and acquisition expenses, payment of $125,647,820 in selling commissions and organization and offering expenses, capital contributions to joint ventures and acquisitions expenditures by Wells OP of $735,821,825 for property acquisitions, and common stock redemptions of $8,592,377 pursuant to the Company’s share redemption program, the Company was holding net offering proceeds of $185,290,197 available for investment in properties, as of March 31, 2002.

(b) Properties

As of March 31, 2002, the Company owned interests in 44 properties listed in the table below through its ownership in Wells OP. As of March 31, 2002, all of these properties were 100% leased.

Property Name	Tenant	Property Location	% Owned	Purchase Price		Square Feet	Annual Rent

Dana Detroit Building	Dana Corporation	Detroit, MI	100%	$23,650,000		112,480		$2,330,600

Dana Kalamazoo Building	Dana Corporation	Kalamazoo, MI	100%	$18,300,000		147,004		$1,842,800

Novartis Building	Novartis Opthalmics, Inc.	Atlanta, GA	100%	$15,000,000		100,087		$1,426,240

Transocean Houston Building	Transocean Deepwater Offshore Drilling, Inc.	Houston, TX	100%	$22,000,000		103,260		$2,110,035
	Newpark Resources, Inc.					52,731		$1,153,227

Andersen Building	Arthur Andersen LLP	Sarasota, FL	100%	$21,400,000		157,704		$1,988,454

Windy Point Buildings	TCI Great Lakes, Inc. The Apollo Group, Inc. Global Knowledge Network Zurich American Insurance Various other tenants	Schaumburg, IL	100%	$89,275,000		129,157 28,322 22,028 300,000 8,884	$ $ $ $ $	1,940,404 242,948 358,094 4,718,285 129,947

Convergys Building	Convergys Customer Management Group, Inc.	Tamarac, FL	100%	$13,255,000		100,000		$1,144,176

ADIC Buildings	Advanced Digital Information Corporation	Parker, CO	68.2%	$12,954,213		148,200		$1,124,868

Lucent Building	Lucent Technologies, Inc.	Cary, NC	100%	$17,650,000		120,000		$1,813,500

Ingram Micro Building	Ingram Micro, L.P.	Millington, TN	100%	$21,050,000		701,819		$2,035,275

Nissan Property	Nissan Motor Acceptance Corporation	Irving, TX	100%	$5,545,700	(1)	268,290		$4,225,860	(2)

IKON Buildings	IKON Office Solutions, Inc.	Houston, TX	100%	$20,650,000		157,790		$2,015,767

State Street Building	SSB Realty, LLC	Quincy, MA	100%	$49,563,000		234,668		$6,922,706

AmeriCredit Building	AmeriCredit Financial Services Corporation	Orange Park, FL	68.2%	$12,500,000		85,000		$1,322,388

Comdata Building	Comdata Network, Inc.	Nashville, TN	55.0%	$24,950,000		201,237		$2,443,647

AT&T Oklahoma Buildings	AT&T Corp. Jordan Associates, Inc.	Oklahoma City, OK	55.0%	$15,300,000		103,500 25,000	$ $	1,242,000 294,504

Metris Minnesota Building	Metris Direct, Inc.	Minnetonka, MN	100%	$52,800,000		300,633		$4,960,445

Stone & Webster Building	Stone & Webster, Inc. SYSCO Corporation	Houston, TX	100%	$44,970,000		206,048 106,516	$ $	4,533,056 2,130,320

Motorola Plainfield Building	Motorola, Inc.	South Plainfield, NJ	100%	$33,648,156		236,710		$3,324,427

Quest Building	Quest Software, Inc.	Irvine, CA	15.8%	$7,193,000		65,006		$1,287,119

Delphi Building	Delphi Automotive Systems, LLC	Troy, MI	100%	$19,800,000		107,193		$1,937,664

Avnet Building	Avnet, Inc.	Tempe, AZ	100%	$13,250,000		132,070		$1,516,164

Siemens Building	Siemens Automotive Corp.	Troy, MI	56.8%	$14,265,000		77,054		$1,371,946

Motorola Tempe Building	Motorola, Inc.	Tempe, AZ	100%	$16,000,000		133,225		$1,913,999

ASML Building	ASM Lithography, Inc.	Tempe, AZ	100%	$17,355,000		95,133		$1,927,788

Dial Building	Dial Corporation	Scottsdale, AZ	100%	$14,250,000		129,689		$1,387,672

Metris Tulsa Building	Metris Direct, Inc.	Tulsa, OK	100%	$12,700,000		101,100		$1,187,925

Cinemark Building	Cinemark USA, Inc. The Coca-Cola Co.	Plano, TX	100%	$21,800,000		65,521 52,587	$ $	1,366,491 1,354,524

Gartner Building	The Gartner Group, Inc.	Ft. Myers, FL	56.8%	$8,320,000		62,400		$830,968

Videojet Technologies Chicago (formerly known as the “Marconi Building”)	Videojet Technologies, Inc.	Wood Dale, IL	100%	$32,630,940		250,354		$3,376,743

Johnson Matthey Building	Johnson Matthey, Inc.	Tredyffrin Township, PA	56.8%	$8,000,000		130,000		$841,750

Alstom Power Richmond Building	Alstom Power, Inc.	Midlothian, VA	100%	$11,400,000		99,057		$1,225,963

Sprint Building	Sprint Communications Company, L.P.	Leawood, KS	56.8%	$9,500,000		68,900		$1,062,949

EYBL CarTex Building	EYBL CarTex, Inc.	Greenville, SC	56.8%	$5,085,000		169,510		$543,845

Matsushita Building	Matsushita Avionics Systems Corporation	Lake Forest, CA	100%	$18,431,206		144,906		$1,995,704

AT&T Pennsylvania Building	Pennsylvania Cellular Telephone Corp.	Harrisburg, PA	100%	$12,291,200		81,859		$1,442,116

PwC Building	PricewaterhouseCoopers, LLP	Tampa, FL	100%	$21,127,854		130,091		$2,093,382

Fairchild Building	Fairchild Technologies U.S.A., Inc.	Fremont, CA	77.5%	$8,900,000		58,424		$922,444

Cort Furniture Building	Cort Furniture Rental Corporation	Fountain Valley, CA	44.0%	$6,400,000		52,000		$834,888

Iomega Building	Iomega Corporation	Ogden City, UT	3.7%	$5,025,000		108,250		$539,958

Interlocken Building	ODS Technologies, L.P. and GAIAM, Inc.	Broomfield, CO	3.7%	$8,275,000		51,975		$1,031,003

Ohmeda Building	Ohmeda, Inc.	Louisville, CO	3.7%	$10,325,000		106,750		$1,004,517

Alstom Power Knoxville Building	Alstom Power, Inc.	Knoxville, TN	3.7%	$7,900,000		84,404		$1,106,519

Avaya Building	Avaya, Inc.	Oklahoma City, OK	3.7%	$5,504,276		57,186		$536,977

(1)	This represents the costs incurred by Wells OP to purchase the land. Total costs to be incurred for development of the Nissan Property are currently estimated to be $42,259,000.
(2)	Annual rent does not take effect until construction of the building is completed and the tenant is occupying the building.

Wells OP owns interests in properties directly and through equity ownership in the following joint ventures:

Joint Venture	Joint Venture Partners	Properties Held by Joint Venture

Fund XIII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XIII, L.P.	The AmeriCredit Building The ADIC Buildings

Fund XII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XII, L.P.	The Siemens Building The AT&T Oklahoma Buildings The Comdata Building

Fund XI-XII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XI, L.P. Wells Real Estate Fund XII, L.P.	The EYBL CarTex Building The Sprint Building The Johnson Matthey Building The Gartner Building

Fund IX-X-XI-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund IX, L.P. Wells Real Estate Fund X, L.P. Wells Real Estate Fund XI, L.P.	The Alstom Power Knoxville Building The Ohmeda Building The Interlocken Building The Avaya Building The Iomega Building

Wells/Fremont Associates Joint Venture (the “Fremont Joint Venture”)	Wells Operating Partnership, L.P. Fund X-XI Joint Venture	The Fairchild Building

Wells/Orange County Associates Joint Venture (the “Orange County Joint Venture”)	Wells Operating Partnership, L.P. Fund X-XI Joint Venture	The Cort Building

Fund VIII-IX-REIT Joint Venture	Wells Operating Partnership, L.P. Fund VIII-IX Joint Venture	Quest Building

(c) Critical Accounting Policies

The Company’s accounting policies have been established in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied; thus, resulting in a different presentation of our financial statements. Below is a discussion of the accounting policies that we consider to be critical in that they may require complex judgment in their application or require estimates about matters which are inherently uncertain.

Revenue Recognition

The Company recognizes rental income generated from all leases on real estate assets in which the Company has an ownership interest, either directly or through investments in joint ventures, on a straight–line basis over the terms of the respective leases. If a tenant was to encounter financial difficulties in future periods, the amount recorded as a receivable may not be realized.

Operating Cost Reimbursements

The Company generally bills tenants for operating cost reimbursements, either directly or through investments in joint ventures, on a monthly basis at amounts estimated largely based on actual prior period activity and the respective lease terms. Such billings are generally adjusted on an annual basis to reflect reimbursements owed to the landlord based on the actual costs incurred during the period and the respective lease terms. Financial difficulties encountered by tenants may result in receivables not being realized.

Real Estate

Management continually monitors events and changes in circumstances indicating that the carrying amounts of the real estate assets in which the Company has an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When such events or changes in circumstances are present, management assesses the potential impairment by comparing the fair market value of the asset, estimated at an amount equal to the future undiscounted operating cash flows expected to be generated from tenants over the life of the asset and from its eventual disposition, to the carrying value of the asset. In the event that the carrying amount exceeds the estimated fair market value, the Company would recognize an impairment loss in the amount required to adjust the carrying amount of the asset to its estimated fair market value. Neither the Company nor its joint ventures have recognized impairment losses on real estate assets in 2002 or 2001.

Deferred Project Costs

Wells Capital, Inc. (the “Advisor”) expects to continue to fund 100% of the acquisition and advisory fees and acquisition expenses and recognize related expenses, to the extent that such costs exceed 3.5% of cumulative capital raised (subject to certain overall limitations described in the prospectus), on behalf of the Company. The Company records acquisition and advisory fees and acquisition expenses by capitalizing deferred project costs and reimbursing the Advisor in an amount equal to 3.5% of cumulative capital raised to date. As the Company invests its capital proceeds, deferred project costs are applied to real estate assets, either directly or through contributions to joint ventures, at an amount equal to 3.5% of each investment and depreciated over the useful lives of the respective real estate assets. Acquisition and advisory fees and acquisition expenses paid as of March 31, 2002, amounted to $37,965,419 and represented approximately 3.5% of shareholders’ capital contributions received. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the joint venture, or real estate assets. Deferred project costs at March 31, 2002 and December 31, 2001, represent fees paid, but not yet applied to properties.

Deferred Offering Costs

The Advisor expects to continue to fund 100% of the organization and offering costs and recognize related expenses, to the extent that such costs exceed 3% of cumulative capital raised, on behalf of the Company. Organization and offering costs include items such as legal and accounting fees, marketing and promotional costs, and printing costs, and specifically exclude sales costs and underwriting commissions. The Company records offering costs by accruing deferred offering costs, with an offsetting liability included in due to affiliates, at an amount equal to the lesser of 3% of cumulative capital raised to date or actual costs incurred from third–parties less reimbursements paid to the Advisor. As the actual equity is raised, the Company reverses the deferred offering costs accrual and recognizes a charge to stockholders’ equity upon reimbursing the Advisor.            As of March 31, 2002, the Advisor had paid offering expenses on behalf of the Company in an aggregate amount of $23,230,560, of which the Advisor had been reimbursed $22,021,962, which did not exceed the 3% limitation. Deferred offering costs in the accompanying balance sheet represent costs incurred by the Advisor which will be reimbursed by the Company.

(d) Distribution Policy

The Company will make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trusts taxable income. The Company intends to make regular quarterly distributions to holders of the shares. Distributions will be made to those shareholders who are shareholders as of the record date selected by the Directors. The Company currently calculates quarterly dividends based on the daily record and dividend declaration dates; thus, shareholders are entitled to receive dividends immediately upon the purchase of shares.

Dividends to be distributed to the shareholders are determined by the Board of Directors and are dependent on a number of factors related to the Company, including funds available for payment of dividends, financial condition, capital expenditure requirements and annual distribution requirements in order to maintain the Company’s status as a REIT under the Code. Operating cash flows are expected to increase as additional properties are added to the Company’s investment portfolio.

(e) Income Taxes

The Company has made an election under Section 856 (C) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed as a Real Estate Investment Trust (“REIT”) under the Code beginning with its taxable year ended December 31, 1998. As a REIT for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially adversely affect the Company’s net income and net cash available to distribute to shareholders. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT and intends to continue to operate in the foreseeable future in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

(f) Employees

The Company has no direct employees. The employees of the Advisor and Wells Management Company, Inc., perform a full range of real estate services including leasing and property management, accounting, asset management and investor relations for the Company.

(g) Insurance

Wells Management Company, Inc., an affiliate of the Company and the Advisor, carries comprehensive liability and extended coverage with respect to all the properties owned directly or indirectly by the Company. In the opinion of management, the properties are adequately insured.

(h) Competition

The Company will experience competition for tenants from owners and managers of competing projects, which may include its affiliates. As a result, the Company may be required to provide free rent, reduced charges for tenant improvements and other inducements, all of which may have an adverse impact on results of operations. At the time the Company elects to dispose of its properties, the Company will also be in competition with sellers of similar properties to locate suitable purchasers for its properties.

(i) Statement of Cash Flows

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments.

(j) Basis of Presentation

Substantially all of the Company’s business is conducted through Wells OP. On December 31, 1997, Wells OP issued 20,000 limited partner units to the Advisor in exchange for a capital contribution of $200,000. The Company is the sole general partner in Wells OP; consequently, the accompanying consolidated balance sheet of the Company includes the amounts of the Company and Wells OP. The Advisor, a limited partner, is not currently receiving distributions from its investment in Wells OP.

The consolidated financial statements of the Company have been prepared in accordance with instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These quarterly statements have not been examined by independent accountants, but in the opinion of the Board of Directors, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary to present a fair presentation of the results for such periods. Results for interim periods are not necessarily indicative of full year results. For further information, refer to the financial statements and footnotes included in the Company’s Form 10-K for the year ended December 31, 2001.

2.    INVESTMENT IN JOINT VENTURES

(a) Basis of Presentation

As of March 31, 2002, the Company owned interests in 17 properties in joint ventures with related entities through its ownership in Wells OP, which owns interests in seven such joint ventures. The Company does not have control over the operations of these joint ventures; however, it does exercise significant influence. Accordingly, investment in joint ventures is recorded using the equity method.

(b) Summary of Operations

The following information summarizes the operations of the unconsolidated joint ventures in which the Company, through Wells OP, had ownership interests as of March 31, 2002 and 2001, respectively. There were no additional investments in joint ventures made by the Company during the three months ended March 31, 2002.

	Total Revenues		Net Income		Wells OP’s Share of Net Income
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31, 2002	March 31, 2001	March 31, 2002	March 31, 2001	March 31, 2002	March 31, 2001
Fund IX-X-XI-REIT Joint Venture	$1,379,059	$1,449,856	$554,268	$638,435	$20,572	$23,696
Cort Joint Venture	212,006	199,586	129,750	133,753	56,658	58,406
Fremont Joint Venture	225,161	225,178	135,948	142,612	105,365	110,530
Fund XI-XII-REIT Joint Venture	858,219	847,030	497,149	514,277	282,197	291,918
Fund XII-REIT Joint Venture	1,670,863	947,943	805,513	445,321	442,726	208,634
Fund VIII-IX-REIT Joint Venture	323,746	267,624	160,696	105,033	273,931	16,529
Fund XIII-REIT Joint Venture	700,648	0	401,674	0	25,374	0

	$5,369,702	$3,937,217	$2,684,998	$1,979,431	$1,206,823	$709,713

3.    INVESTMENTS IN REAL ESTATE

As of March 31, 2002, the Company, through its ownership in Wells OP, owns 27 properties directly. The following describes acquisitions made directly by Wells OP during the three months ended March 31, 2002.

The Andersen Building

On January 11, 2002, Wells OP purchased the Andersen Building, a three-story office building containing approximately 157,700 rentable square feet on a 9.8 acre tract of land located in Sarasota County, Florida for a purchase price of $21,400,000, excluding closing costs. The Andersen Building is leased to Arthur Andersen LLP (“Andersen”). The current term of the Andersen lease is 10 years, which commenced on November 11, 1998 and expires on October 31, 2009. Andersen has the right to extend the initial 10-year term of its lease for two additional five-year periods at 90% of the then-current market rental rate. The current annual base rent payable under the Andersen lease is $1,988,454. Andersen has the option to purchase the Andersen Building prior to the end of the fifth lease year for $23,250,000 and again at the expiration of the initial lease term for $25,148,000.

The Transocean Houston Building

On March 15, 2002, Wells OP purchased the Transocean Houston Building, a six story office building containing approximately 156,000 rentable square feet located in Houston, Harris County, Texas for a purchase price of

$22,000,000, excluding closing costs. The Transocean Houston Building is 100% leased to Transocean Deepwater Offshore Drilling, Inc. (“Transocean”) and Newpark Drilling Fluids, Inc. (“Newpark”).

The Transocean lease is a triple net lease which covers approximately 103,260 square feet commencing in December 2001 and expiring in March 2011. The initial annual base rent payable under the Transocean lease is $2,110,035. Transocean has the option to extend the initial term of its lease for either (1) two additional five-year periods, or (2) one additional ten-year period, at the then-current market rental rate. In addition, Transocean has an expansion option and a right of first refusal for up to an additional 51,780 rentable square feet.

The Newpark lease covers approximately 52,731 rentable square feet and is a net lease that commenced in August 1999 and expires in August 2009. The current annual base rent payable under the Newpark lease is $1,153,227.

The Novartis Atlanta Building

On March 28, 2002, Wells OP purchased the Novartis Atlanta Building, a four-story office building containing approximately 100,000 rentable square feet located in Duluth, Fulton County, Georgia for a purchase price of $15,000,000, excluding closing costs. The Novartis Atlanta Building is 100% leased to Novartis Opthalmics, Inc. (“Novartis”). The Novartis lease is a net lease which commenced in August 2001 and expires in July 2011. Novartis Corporation, the parent of Novartis, has guaranteed the lease. The current annual base rent payable is $1,426,240. Novartis, at its option, may extend the initial term of its lease for three additional five-year periods at the then-current market rental rate. In addition, Novartis may terminate the lease at the end of the fifth lease year by paying a $1,500,000 termination fee.

The Dana Corporation Buildings

On March 29, 2002, Wells OP purchased all of the membership interests in Dana Farmington Hills, LLC and Dana Kalamazoo, LLC, which respectively owned a three-story office and research development building containing approximately 112,400 rentable square feet located in Farmington Hills, Oakland County, Michigan (the “Dana Detroit Building”) and a two-story office and industrial building containing approximately 147,000 rentable square feet located in Kalamazoo, Kalamazoo County, Michigan (the “Dana Kalamazoo Building”) for an aggregate purchase price of $41,950,000, excluding closing costs.

The Dana Detroit Building is 100% leased to the Dana Corporation (“Dana”) under a net lease that commenced in October 2001 and expires in October 2021. The current annual base rent payable under the Dana lease for Detroit is $2,330,600. Dana may, at its option, extend the initial term of its lease for six additional five-year periods at the then-current market rental rate. Additionally, Dana may terminate the lease after the eleventh year of its initial lease term subject to certain conditions.

The Dana Kalamazoo Building is also 100% leased to Dana. The Dana lease for Kalamazoo is a net lease which commenced in October 2001 and expires in October 2011. The current annual base rent payable is $1,842,800. Dana has the option to extend the initial term of the Dana lease in Kalamazoo for six additional five-year periods at the then-current market rental rate. Additionally, Dana may terminate the lease at any time after the sixth year of the initial lease term and before the end of the nineteenth lease year, subject to certain conditions.

4.    NOTES PAYABLE

Notes payable consists of (i) $7,655,600 of draws on a line of credit from SouthTrust Bank secured by a first mortgage against the Cinemark, ASML, Dial, PwC, Motorola Tempe and Avnet Buildings and (ii) $3,415,986 outstanding on the construction loan from Bank of America which is being used to fund the development of the Nissan Property.

5.    DUE TO AFFILIATES

Due to affiliates consists of amounts due to the Advisor for Acquisitions and Advisory Fees and Acquisition Expenses, deferred offering costs, and other operating expenses paid on behalf of the Company. Also included in due to affiliates is the amount due to the Fund VIII-IX Joint Venture related to the Matsushita lease guarantee, which is explained in detail in the financial statements and footnotes included in the Company’s Form 10-K for the year ended December 31, 2001. Payments of $601,963 have been made as of March 31, 2002 toward funding the obligation under the Matsushita agreement.

6.    COMMITMENTS AND CONTINGENCIES

Take Out Purchase and Escrow Agreement

An affiliate of the Advisor (“Wells Exchange”) has developed a program (the “Wells Section 1031 Program”) involving the acquisition by Wells Exchange of income-producing commercial properties and the formation of a series of single member limited liability companies for the purpose of facilitating the resale of co-tenancy interests in such real estate properties to be owned in co-tenancy arrangements with persons (“1031 Participants”) who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. Each of these properties will be financed by a combination of permanent first mortgage financing and interim loan financing obtained from institutional lenders.

Following the acquisition of each property, Wells Exchange will attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which will be used to pay off the interim financing. In consideration for the payment of a Take Out Fee to the Company, and following approval of the potential property acquisition by the Company’s Board of Directors, it is anticipated that Wells OP will enter into a contractual relationship providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property to 1031 Participants, Wells OP will purchase, at Wells Exchange’s cost, any co-tenancy interests remaining unsold at the end of the offering period. As a part of the initial transaction in the Wells Section 1031 Program, and in consideration for the payment of a take out fee in the amount of $137,500 to the Company, Wells OP entered into a take out purchase and escrow agreement dated April 16, 2001 providing, among other things, that Wells OP would be obligated to acquire, at Wells Exchange’s cost, any unsold co-tenancy interests in the building known as the Ford Motor Credit Complex which remained unsold at the expiration of the offering of Wells Exchange on April 15, 2002. On April 12, 2002, Wells Exchange paid off the interim financing on the Ford Motor Credit Complex and, accordingly, Wells OP has been released from its prior obligations under the take out purchase and escrow agreement relating to such property.

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by Wells Capital, Inc., our advisor, and its affiliates (Wells Public Programs) which have investment objectives similar to Wells Real Estate Investment Trust, Inc. (Wells REIT). (See “Investment Objectives and Criteria.”) Except for the Wells REIT, all of the Wells Public Programs have used capital, and no acquisition indebtedness, to acquire their properties.

Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in the Wells REIT will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. The financial results of the Wells Public Programs, thus, may provide some indication of the advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I—Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II—Compensation to Sponsor (in Dollars)

Table III—Annual Operating Results of Wells Public Programs

Table IV (Results of completed programs) has been omitted since none of the Wells Public Programs have been liquidated.

Table V—Sales or Disposals of Property

Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement which the Wells REIT has filed with the Securities and Exchange Commission. Copies of any or all information will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

“Organization Expenses” shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

“Underwriting Fees” shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 1998. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2001.

	Wells Real Estate Fund XI, L.P.		Wells Real Estate Fund XII, L.P.		Wells Real Estate Investment Trust, Inc.
Dollar Amount Raised	$16,532,802	(3)	$35,611,192	(4)	$307,411,112	(5)

Percentage Amount Raised	100	%(3)	100	%(4)	100	%(5)
Less Offering Expenses
Underwriting Fees	9.5%		9.5%		9.5%
Organizational Expenses	3.0%		3.0%		3.0%
Reserves(1)	0.0%		0.0%		0.0%

Percent Available for Investment	87.5%		87.5%		87.5%
Acquisition and Development Costs
Prepaid Items and Fees related to Purchase of Property	0.0%		0.0		0.5%
Cash Down Payment	84.0%		84.0%		73.8%
Acquisition Fees(2)	3.5%		3.5%		3.5%
Development and Construction Costs	0.0%		0.0%		9.7%
Reserve for Payment of Indebtedness	0.0%		0.0%		0.0%

Total Acquisition and Development Cost	87.5%		87.5%		87.5%
Percent Leveraged	0.0%		0.0%		30.9%

Date Offering Began	12/31/97		03/22/99		01/30/98
Length of Offering	12 mo.		24 mo.		35 mo.
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	20 mo.		26 mo.		21 mo.
Number of Investors as of 12/31/01	1,338		1,337		7,422

(1)	Does not include general partner contributions held as part of reserves.
(2)	Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.
(3)	Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund XI, L.P. closed its offering on December 30, 1998, and the total dollar amount raised was $16,532,802.
(4)	Total dollar amount registered and available to be offered was $70,000,000. Wells Real Estate Fund XII, L.P. closed its offering on March 21, 2001, and the total dollar amount raised was $35,611,192.
(5)	The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

The following sets forth the compensation received by Wells Capital, Inc., our advisor, and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1998. All figures are as of December 31, 2001.

	Wells Real Estate Fund XI, L.P.	Wells Real Estate Fund XII, L.P.	Wells Real Estate Investment Trust, Inc.(1)	Other Public Programs(2)
Date Offering Commenced	12/31/97	03/22/99	01/30/98	—
Dollar Amount Raised	$16,532,802	$35,611,192	$307,411,112	$268,370,007
To Sponsor from Proceeds of Offering:
Underwriting Fees(3)	$151,911	$362,416	$3,076,844	$1,494,470
Acquisition Fees
Real Estate Commissions	—	—	—	—
Acquisition and Advisory Fees(4)	$578,648	$1,246,392	$10,759,389	$12,644,556
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor(5)	$3,494,174	$3,508,128	$116,037,681	$58,169,461
Amount Paid to Sponsor from Operations:
Property Management Fee(2)	$90,731	$113,238	$1,899,140	$2,257,424
Partnership Management Fee	—	—	—	—
Reimbursements	$164,746	$142,990	$1,047,449	$2,503,609
Leasing	$90,731	$113,238	$1,899,140	$2,257,426
Commissions General Partner Distributions	—	—	—	—
Other	—	—	—	—
Dollar Amount of Property Sales and Refinancing Payments to Sponsors:
Cash	—	—	—	—
Notes	—	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—	—
Incentive Fees	—	—	—	—
Other	—	—	—	—

(1)	The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.
(2)	Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P. and Wells Real Estate Fund X, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. As of December 31, 2001, the amount of such deferred fees totaled $2,627,841.
(3)	Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering which was not reallowed to participating broker-dealers.

(4)	Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.
(5)	Includes $(161,104) in net cash provided by operating activities, $3,308,970 in distributions to limited partners and $346,208 in payments to sponsor for Wells Real Estate Fund XI, L.P.; $167,620 in net cash used by operating activities, $2,971,042 in distributions to limited partners and $369,466 in payments to sponsor for Wells Real Estate Fund XII, L.P.; $53,677,256 in net cash provided by operating activities, $57,514,696 in dividends and $4,845,729 in payments to sponsor for Wells Real Estate Investment Trust, Inc.; and $956,542 in net cash provided by operating activities, $50,169,329 in distributions to limited partners and $7,018,457 in payments to sponsor for other public programs.

TABLE III

(UNAUDITED)

The following five tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 30, 1996. The information relates only to public programs with investment objectives similar to those of the Wells REIT. All figures are as of December 31 of the year indicated.

TABLE III (UNAUDITED)

OPERATING RESULTS OF PRIOR PROGRAMS

WELLS REAL ESTATE FUND IX, L.P.

	2001	2000	1999	1998	1997
Gross Revenues(1)	$1,874,290	$1,836,768	$1,593,734	$1,561,456	$1,199,300
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses(2)	105,816	78,092	90,903	105,251	101,284
Depreciation and Amortization(3)	0	0	12,500	6,250	6,250

Net Income GAAP Basis(4)	$1,768,474	$1,758,676	$1,490,331	$1,449,955	$1,091,766

Taxable Income:Operations	$2,251,474	$2,147,094	$1,924,542	$1,906,011	$1,083,824

Cash Generated (Used By):
Operations	$(101,573)	$(66,145)	$(94,403)	$80,147	$501,390
Joint Ventures	2,978,785	2,831,329	2,814,870	2,125,489	527,390

	$2,877,212	$2,765,184	$2,720,467	$2,205,636	$1,028,780
Less Cash Distributions to Investors:
Operating Cash Flow	2,877,212	2,707,684	2,720,467	2,188,189	1,028,780
Return of Capital	—	—	15,528	—	41,834
Undistributed Cash Flow From Prior Year Operations	20,074	—	17,447	—	1,725

Cash Generated (Deficiency) after Cash Distributions	$(20,074)	$57,500	$(32,975)	$17,447	$(43,559)
Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions	—	—	—	—	—

	$(20,074)	$57,500	$(32,975)	$17,447	$(43,559)
Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	—	323,039
Return of Original Limited Partner’s Investment	—	—	—	—	100
Property Acquisitions and Deferred Project Costs	—	44,357	190,853	9,455,554	13,427,158

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(20,074)	$13,143	$(223,828)	$(9,438,107)	$(13,793,856)

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
—Operations Class A Units	57	93	89	88	53
—Operations Class B Units	(0)	(267)	(272)	(218)	(77)
Capital Gain (Loss)	—	—	—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
—Operations Class A Units	94	91	86	85	46
—Operations Class B Units	(195)	(175)	(164)	(123)	(47)
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
—Investment Income Class A Units	56	87	88	73	36
—Return of Capital Class A Units	36	—	2	—	—
—Return of Capital Class B Units	—	—	—	—	—
Source (on Cash Basis)
—Operations Class A Units	92	87	89	73	35
—Return of Capital Class A Units	—	—	1	—	1
—Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
—Investment Income Class A Units	81	76	77	61	29
—Return of Capital Class A Units	11	11	13	12	7
—Return of Capital Class B Units	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

(1)	Includes $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997; $1,481,869 in equity in earnings of joint ventures and $79,587 from investment of reserve funds in 1998; $1,593,734 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999; and $1,829,216 in equity in earnings of joint ventures and $7,552 from investment of reserve funds in 2000; and $1,870,378 in equity in earnings of joint ventures and $3,912 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.
(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $469,126 for 1997; $1,143,407 for 1998; $1,210,939 for 1999; $1,100,915 for 2000; and $1,076,802 for 2001.
(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997; $2,597,938 to Class A Limited Partners, $(1,147,983) to Class B Limited Partners and $0 to the General Partners for 1998; $2,713,636 to Class A Limited Partners, $(1,223,305) to Class B Limited Partners and $0 to the General Partners for 1999; $2,858,806 to Class A Limited Partners, $(1,100,130) to Class B Limited Partners and $0 to the General Partners for 2000; and $1,768,474 to Class A Limited Partners, $(0) to Class B Limited Partners and $0 to the General Partners for 2001.
(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,668,253.

TABLE III (UNAUDITED)

OPERATING RESULTS OF PRIOR PROGRAMS

WELLS REAL ESTATE FUND X, L.P.

	2001	2000	1999	1998	1997
Gross Revenues(1)	$1,559,026	$1,557,518	$1,309,281	$1,204,597	$372,507
Profit or Sale of Properties	—	—	—	—	—
Less: Operating Expenses (2)	109,177	81,338	98,213	99,034	88,232
Depreciation and Amortization (3)	0	0	18,750	55,234	6,250

Net Income GAAP Basis (4)	$1,449,849	$1,476,180	$1,192,318	$1,050,329	$278,025

Taxable Income: Operations	$1,688,775	$1,692,792	$1,449,771	$1,277,016	$382,543

Cash Generated (Used By):
Operations	(100,983)	(59,595)	(99,862)	300,019	200,668
Joint Ventures	2,307,137	2,192,397	2,175,915	886,846	—

	$2,206,154	$2,132,802	$2,076,053	$1,186,865	$200,668
Less Cash Distributions to Investors:
Operating Cash Flow	2,206,154	2,103,260	2,067,801	1,186,865	—
Return of Capital	—	—	—	19,510	—
Undistributed Cash Flow From Prior Year Operations	25,647	—	—	200,668	—

Cash Generated (Deficiency) after Cash Distributions	$(25,647)	$29,542	$8,252	$(220,178)	$200,668
Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions	—	—	—	—	27,128,912

	$(25,647)	$29,542	$8,252	$(220,178)	$27,329,580
Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	300,725	3,737,363
Return of Original Limited Partner’s Investment	—	—	—	—	100
Property Acquisitions and Deferred Project Costs	0	81,022	0	17,613,067	5,188,485

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(25,647)	$(51,480)	$8,252	$(18,133,970)	$18,403,632

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
—Operations Class A Units	99	104	97	85	28
—Operations Class B Units	(188)	(159)	(160)	(123)	(9)
Capital Gain (Loss)	—	—	—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
—Operations Class A Units	95	98	92	78	35
—Operations Class B Units	(130)	(107)	(100)	(64)	0
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
—Investment Income Class A Units	96	94	95	66	—
—Return of Capital Class A Units	—	—	—	—	—
—Return of Capital Class B Units	—	—	—	—	—
Source (on Cash Basis)
—Operations Class A Units	96	94	95	56	—
—Return of Capital Class A Units	—	—	—	10	—
—Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis) (5)
—Investment Income Class A Units	80	74	71	48	—
—Return of Capital Class A Units	16	20	24	18	—
—Return of Capital Class B Units	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

(1)	Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997; $869,555 in equity in earnings of joint ventures and $215,042 from investment of reserve funds in 1998; $1,309,281 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999; 1,547,664 in equity in earnings of joint ventures and $9,854 from investment of reserve funds in 2000; and $1,549,588 in equity in earnings of joint ventures and $9,438 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.
(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997; $674,986 for 1998; $891,911 for 1999; $816,544 for 2000; and $814,502 for 2001.
(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997; $1,779,191 to Class A Limited Partners, $(728,524) to Class B Limited Partners and $(338) to General Partners for 1998; $2,084,229 to Class A Limited Partners, $(891,911) to Class B Limited Partners and $0 to the General Partners for 1999; $2,292,724 to Class A Limited Partners, $(816,544) to Class B Limited Partners and $0 to the General Partners for 2000; and $2,264,351 to Class A Limited Partners, $(814,502) to Class B Limited Partners and $0 to the General Partners for 2001.
(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,735,882.

TABLE III (UNAUDITED)

OPERATING RESULTS OF PRIOR PROGRAMS

WELLS REAL ESTATE FUND XI, L.P.

	2001	2000	1999	1998	1997
Gross Revenues(1)	$960,676	$975,850	$766,586	$262,729	N/A
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(2)	90,326	79,861	111,058	113,184
Depreciation and Amortization(3)	0	—	25,000	6,250

Net Income GAAP Basis(4)	$870,350	$895,989	$630,528	$143,295

Taxable Income: Operations	$1,038,394	$944,775	$704,108	$177,692

Cash Generated (Used By):
Operations	(128,985)	(72,925)	40,906	(50,858)
Joint Ventures	1,376,673	1,333,337	705,394	102,662
	$1,247,688	$1,260,412	$746,300	$51,804
Less Cash Distributions to Investors:
Operating Cash Flow	1,247,688	1,205,303	746,300	51,804
Return of Capital	4,809	—	49,761S	48,070
Undistributed Cash Flow From Prior Year Operations	55,109	—	—	—

Cash Generated (Deficiency) after Cash Distributions	$(59,918)	$55,109	$(49,761)	$(48,070)
Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—
Increase in Limited Partner Contributions	—	—	—	16,532,801

	$(59,918)	$55,109	$(49,761)	$16,484,731
Use of Funds:
Sales Commissions and Offering Expenses	—	—	214,609	1,779,661
Return of Original Limited Partner’s Investment	—	—	100	—
Property Acquisitions and Deferred Project Costs	—	—	9,005,979	5,412,870

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(59,918)	$55,109	$(9,270,449)	$9,292,200

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
—Operations Class A Units	101	103	77	50
—Operations Class B Units	(158)	(155)	(112)	(77)
Capital Gain (Loss)	—	—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
—Operations Class A Units	100	97	71	18
—Operations Class B Units	(100)	(112)	(73)	(17)
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
—Investment Income Class A Units	97	90	60	8
—Return of Capital Class A Units	—	—	—	—
—Return of Capital Class B Units	—	—	—	—
Source (on Cash Basis)
—Operations Class A Units	97	90	56	4
—Return of Capital Class A Units	—	—	4	4
—Operations Class B Units	—	—	—	—
Source (on a Priority Distribution Basis)(5)
—Investment Income Class A Units	75	69	46	6
—Return of Capital Class A Units	22	21	14	2
—Return of Capital Class B Units	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

(1)	Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998; $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999; $967,900 in equity in earnings of joint ventures and $7,950 from investment of reserve funds in 2000; and $959,631 in equity in earnings of joint ventures and $1,045 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.
(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998; $353,840 for 1999; $485,558 for 2000; and $491,478 for 2001.
(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998; $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999; $1,381,547 to Class A Limited Partners, $(485,558) to Class B Limited Partners and $0 to General Partners for 2000; and $1,361,828 to Class A Limited Partners, $(491,478) to Class B Limited Partners and $0 to the General Partners for 2001.
(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $791,502.

TABLE III (UNAUDITED)

OPERATING RESULTS OF PRIOR PROGRAMS

WELLS REAL ESTATE FUND XII, L.P.

	2001	2000	1999
GrossRevenues(1)	$1,661,194	$929,868	$160,379
Profit on Sale of Properties	—	—	—
Less: Operating Expenses(2)	105,776	73,640	37,562
Depreciation and Amortization(3)	0	0	0

Net Income GAAP Basis(4)	$1,555,418	$856,228	$122,817

Taxable Income: Operations	$1,850,674	$863,490	$130,108

Cash Generated (Used By):
Operations	(83,406)	247,244	3,783
Joint Ventures	2,036,837	737,266	61,485
	$1,953,431	$984,510	$65,268
Less Cash Distributions to Investors:
Operating Cash Flow	1,953,431	779,818	62,934
Return of Capital	—	—	—
Undistributed Cash Flow From Prior Year Operations	174,859	—	—
Cash Generated (Deficiency) after Cash Distributions	$(174,859)	$204,692	$2,334
Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—
Increase in Limited Partner Contributions	10,625,431	15,617,575	9,368,186
	$10,450,572	$15,822,267	$9,370,520
Use of Funds:
Sales Commissions and Offering Expenses	1,328,179	1,952,197	1,171,024
Return of Original Limited Partner’s Investment	—	—	100
Property Acquisitions and Deferred Project Costs	9,298,085	16,246,485	5,615,262
Cash Generated (Deficiency) after Cash Distributions and Special Items	$(175,692)	$(2,376,415)	$2,584,134

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
—Operations Class A Units	98	89	50
—Operations Class B Units	(131)	(92)	(56)
Capital Gain (Loss)	—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
—Operations Class A Units	84	58	23
—Operations Class B Units	(74)	(38)	(25)
Capital Gain (Loss)	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
—Investment Income Class A Units	77	41	8
—Return of Capital Class A Units	—	—	—
—Return of Capital Class B Units	—	—	—
Source (on Cash Basis)
—Operations Class A Units	77	41	8
—Return of Capital Class A Units	—	—	—
—Operations Class B Units	—	—	—
Source (on a Priority Distribution Basis)(5)
—Investment Income Class A Units	55	13	6
—Return of Capital Class A Units	22	28	2
—Return of Capital Class B Units	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

(1)	Includes $124,542 in equity in earnings of joint ventures and $35,837 from investment of reserve funds in 1999; $664,401 in equity in earnings of joint ventures and $265,467 from investment of reserve funds in 2000; and $1,577,523 in equity in earnings of joint ventures and $83,671 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.
(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $72,427 for 1999; $355,210 for 2000; and $1,035,609 for 2001.
(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $195,244 to Class A Limited Partners, $(71,927) to Class B Limited Partners and $(500) to the General Partners for 1999; $1,209,438 to Class A Limited Partners, $(353,210) to Class B Limited Partners and $0 to General Partners for 2000; and $2,591,027 to Class A Limited Partners, $(1,035,609) to Class B Limited Partners and $0 to the General Partners for 2001.
(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $870,747.

TABLE V (UNAUDITED)

SALES OR DISPOSALS OF PROPERTIES

The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to those of Wells Real Estate Investment Trust, Inc. All figures are as of December 31, 2001.

				Selling Price, Net Of Closing Costs And GAAP Adjustments						Cost Of Properties Including Closing And Soft Costs
Property	Date Acquired	Date Of Sale	Cash Received Net Of Closing Costs	Mortgage Balance At Time Of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application Of GAAP	Total		Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing And Soft Costs(1)	Total	Excess (Deficiency) Of Property Operating Cash Receipts Over Cash Expenditures
3875 Peachtree Place, Atlanta, Georgia	12/1/85	08/31/00	$727,982	-0-	-0-	-0-	$727,982	(2)	-0-	$647,648	$647,648

Crowe’s Crossing Shopping Center, DeKalb Count, Georgia	12/31/86	01/11/01	$6,487,000	-0-	-0-	-0-	$6,487,000	(3)	-0-	$9,388,869	$9,368,869

Cherokee Commons Shopping Center, Cherokee County, Georgia	10/30/87	10/01/01	$8,434,089	-0-	-0-	-0-	$8,434,089	(4)	-0-	$10,650,750	$10,650,750

(1)	Amount shown does not include pro rata share of original offering costs.
(2)	Includes Wells Real Estate Fund I's share of taxable gain from this sale in the amount of $205,019, of which $205,019 is allocated to capital gain and $0 is allocated to ordinary gain.
(3)	Includes taxable gain from this sale in the amount of $11,496, of which $11,496 is allocated to capital gain and $0 is allocated to ordinary gain.
(4)	Includes taxable gain from this sale in the amount of $207,613, of which $207,613 is allocated to capital gain and $0 is allocated to ordinary gain.

EXHIBIT A

SUBSCRIPTION AGREEMENT

To:    Wells Real Estate Investment Trust, Inc.

  Suite 250

  6200 The Corners Parkway

  Atlanta, Georgia 30092

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) of Wells Real Estate Investment Trust, Inc., a Maryland corporation (“Wells REIT”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to “Wells Real Estate Investment Trust, Inc.”

I hereby acknowledge receipt of the Prospectus of the Wells REIT dated July 26, 2002 (the “Prospectus”).

I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. Subscriptions may be rejected in whole or in part by the Wells REIT in its sole and absolute discretion.

Prospective investors are hereby advised of the following:

(a)  The assignability and transferability of the Shares is restricted and will be governed by the Wells REIT’s Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

(b)  Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c)  There is no public market for the Shares and, accordingly, it may not be possible to readily the liquidate an investment in the Wells REIT.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY

CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

(a)  The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)  It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1)  to the issuer;

(2)  pursuant to the order or process of any court;

(3)  to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(4)  to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)  to holders of securities of the same class of the same issuer;

(6)  by way of gift or donation inter vivos or on death;

(7)  by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(8)  to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9)  if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10)  by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)  by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)  by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13)  between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(14)  to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15)  by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)  by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

(17)  by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)  The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

[Last amended effective January 21, 1988.]

SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI

AND NEBRASKA RESIDENTS ONLY

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Wells REIT within five days of the date of subscription.

STANDARD REGISTRATION REQUIREMENTS

The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1.  INDIVIDUAL:    One signature required.

2.  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:    All parties must sign.

3.  TENANTS IN COMMON:    All parties must sign.

4.  COMMUNITY PROPERTY:    Only one investor signature required.

5.  PENSION OR PROFIT SHARING PLANS:    The trustee signs the Signature Page.

6.  TRUST:    The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7.  PARTNERSHIP:    Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8.  CORPORATION:    The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board’s resolution authorizing the investment.

9.  IRA AND IRA ROLLOVERS:    Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

10.  KEOGH (HR 10):    Same rules as those applicable to IRAs.

11.  UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA):    The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE

TO WELLS REAL ESTATE INVESTMENT TRUST, INC. SUBSCRIPTION AGREEMENT

INVESTOR INSTRUCTIONS

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

1.	INVESTMENT	a.

GENERAL:    A minimum investment of $1,000 (100 Shares) is required, except for certain states which require a higher minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “WELLS REAL ESTATE INVESTMENT TRUST, INC.” Investors who have satisfied the minimum purchase requirements in Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., Wells Real Estate Fund XII, L.P., or Wells Real Estate Fund XIII, L.P., or in any other public real estate program may invest as little as $25 (2.5 Shares) except for residents of Maine, Minnesota, Nebraska or Washington. Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made. WE WILL NOT ACCEPT CASH, MONEY ORDERS OR TRAVELERS CHECKS FOR INITIAL INVESTMENTS.

b.

DEFERRED COMMISSION OPTION:    Please check the box if you have agreed with your Broker-Dealer to elect the Deferred Commission Option, as described in the Prospectus, as supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per Share purchased upon subscription. For the next six years following the year of subscription, you will have a 1% sales commission ($.10 per Share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Wells REIT to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the “Plan of Distribution” section of the Prospectus.

2.	ADDITIONAL INVESTMENTS

Please check if you plan to make one or more additional investments in the Wells REIT. All additional investments must be in increments of at least $25. Additional investments by residents of Maine must be for the minimum amounts stated under “Suitability Standards” in the Prospectus, and residents of Maine must execute a new Subscription Agreement Signature Page to make additional investments in the Wells REIT. If additional investments in the Wells REIT are made, the investor agrees to notify the Wells REIT and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive commissions on such additional investments as described in the Prospectus.

3.	TYPE OF OWNERSHIP	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

4.	REGISTRATION NAME AND ADDRESS

Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

5.	INVESTOR NAME AND ADDRESS

Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 4. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.

6.	SUBSCRIBER SIGNATURES

Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

7.	DIVIDENDS	a.

DIVIDEND REINVESTMENT PLAN: By electing the Dividend Reinvestment Plan, the investor elects to reinvest the stated percentage of dividends otherwise payable to such investor in Shares of the Wells REIT. The investor agrees to notify the Wells REIT and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by the Advisor or its affiliates. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive commissions not to exceed 7% of any reinvested dividends.

b.

DIVIDEND ADDRESS : If cash dividends are to be sent to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

8.	BROKER-DEALER

This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Wells REIT.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS

SUBSCRIPTION AGREEMENT SIGNATURE PAGE,

PLEASE CALL 1-800-448-1010

REIT

Special Instructions:

See page A5-A6 in the Prospectus for instructions.

1. INVESTMENT

______________ # of Shares ______________ Total $ Invested

(# Shares x $10 = $ Invested)

Minimum purchase $1,000 or 100 Shares

Make Investment Check Payable to: Wells Real Estate Investment Trust, Inc.

☐ Initial Investment (Minimum $1,000)
☐ Additional Investment (Minimum $25)
State in which sale was made ______________

Check the following box to elect the Deferred Commission Option: ☐
(This election must be agreed to by the Broker-Dealer listed below)

2. ADDITIONAL INVESTMENTS

Please check if you plan to make additional investments in the Wells REIT: ☐
[If additional investments are made, please include social security number or other taxpayer identification number on your check. All additional investments must be made in increments of at least $25. By checking this box, I agree to notify the Wells REIT in writing if at any time I fail to meet the suitability standards or am unable to make the representations in Section 6.]

3. TYPE OF OWNERSHIP

☐ IRA (06)
(Enter Custodial Information under section 4)
☐ Keogh (10)
☐ Qualified Pension Plan (11)
☐ Qualified Profit Sharing Plan (12)
☐ Trust / Trust Type: ______________
(Please specify, i.e. Family, Living, Revocable, etc.)

☐ Individual (01)
☐ Joint Tenants With Right of Survivorship (02)
☐ Community Property (03)
☐ Tenants in Common (04)
☐ Custodian: A Custodian for ______________ under the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act of the State of ______________(08)
☐ Other ______________

4. REGISTRATION NAME AND ADDRESS

Please print name(s) in which Shares are to be registered. **Include trust or custodial name if applicable. If Wells Advisors Inc. is the designated custodian, please complete the Wells IRA Application Booklet in addition to this form.**

☐ Mr ☐ Mrs ☐ Ms ☐ MD ☐ PhD ☐ DDS ☐ Other ______________

Taxpayer Identification Number ☐☐ – ☐☐☐☐☐☐☐

Social Security Number ☐☐☐ – ☐☐ – ☐☐☐☐

Street Address or P.O. Box ______________

City ______________ State ______________ Zip Code ______________

Home Telephone No. (   ) ______________ Business Telephone No. (   ) ______________

Birth Date ______________ Occupation ______________

Email Address (Optional) ______________ Provide only if you would like to receive updated information about Wells via email.

5. INVESTOR NAME AND ADDRESS

(COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

☐ Mr ☐ Mrs ☐ Ms ☐ MD ☐ PhD ☐ DDS ☐ Other ______________

Name ______________

Social Security Number ☐☐☐ – ☐☐ – ☐☐☐☐

Street Address or P.O. Box ______________

City ______________ State ______________ Zip Code ______________

Home Telephone No. (   ) ______________ Business Telephone No. (   ) ______________

Birth Date ______________ Occupation ______________

Email Address (Optional) ______________ Provide only if you would like to receive updated information about Wells via email.

(REVERSE SIDE MUST BE COMPLETED)

SUBDOCREIT02-07-100M

©2002 Wells Real Estate Funds

6. SUBSCRIBER SIGNATURES

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Wells REIT to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus. Initials Initials

(b) I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS". Initials Initials

(c) I acknowledge that the shares are not liquid. Initials Initials

(d) If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner's Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding. Initials Initials

(e) ARKANSAS, NEW MEXICO AND TEXAS RESIDENTS ONLY: I am purchasing the Shares for my own account and acknowledge that the investment is not liquid. Initials Initials

I declare that the information supplied above is true and correct and may be relied upon by the Wells REIT in connection with my investment in the Wells REIT. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

Signature of Investor or Trustee | Signature of Joint Owner, if applicable | Date

(MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

7. DIVIDENDS (YOU MUST CHECK ONE OF THE FOLLOWING)

NOTE: If you have checked "IRA" in section 3 and listed Wells Advisors, Inc. as custodian under Section 4, please disregard this section. You must instead complete page 7 of the Well Advisors, Inc. IRA Application Booklet.

- ☐ I prefer to participate in the Dividend Reinvestment Plan
- ☐ I prefer to direct dividends to a party other than the registered owner per my instructions below
- ☐ I prefer dividends to be deposited directly into the following account: ___Checking ___ Savings

(For deposits into checking or savings accounts): Please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip I (we) authorize and direct the Wells REIT to begin making electronic deposits to the checking or savings account designated by the enclosed voided check or deposit slip. An automated deposit entry shall constitute my (our) receipt for each transaction. This authority is to remain in force until the Wells REIT has received written notification from me (us) of its termination at such time and in such manner as to give the Wells REIT reasonable time to act on it.

Institution Name | Account Number

Name on Account

Street Address or P.O. Box

City | State | Zip Code

- ☐ I prefer dividends be paid to me at my address listed under Section 4

8. BROKER-DEALER (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

- ☐ PLEASE CHECK IF THIS IS A CHANGE IN BROKER-DEALER
- ☐ PLEASE CHECK IF THIS IS A NEW BRANCH ADDRESS FOR THE REGISTERED REPRESENTATIVE

The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer or authorized representative warrants that it is a duly licensed Broker-Dealer or authorized representative and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber and that he has informed subscriber of all aspects of liquidity and marketability of this investment.

Broker-Dealer Name | Telephone No. ( )

Broker-Dealer Street Address or P.O. Box

City | State | Zip Code

Registered Representative Name | Telephone No. ( )

Reg. Rep. Street Address or P.O. Box

City | State | Zip Code

Email Address (Optional) — Provide only if you would like to receive updated information about Wells via email.

Broker-Dealer Signature, if required | Registered Representative Signature

Please mail completed Subscription Agreement (with all signatures) and personal check(s) made payable to

Wells Real Estate Investment Trust, Inc.
800-557-4830 or 770-449-7800

Overnight address:
6200 The Corners Parkway, Suite 250
Atlanta, Georgia 30092-2295

Mailing address:
P.O. Box 926040
Atlanta, Georgia 30010-6040

Cash, money orders and travelers checks will not be accepted.

ACCEPTANCE BY WELLS REIT Received and Subscription Accepted by:

EXHIBIT B

AMENDED AND RESTATED

DIVIDEND REINVESTMENT PLAN

As of December 20, 1999

Wells Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), pursuant to its Amended and Restated Articles of Incorporation, adopted a Dividend Reinvestment Plan (the “DRP”), which is hereby amended and restated in its entirety as set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

1.  Dividend Reinvestment.    As agent for the shareholders (“Shareholders”) of the Company who (a) purchased shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), which commenced on January 30, 1998 and will terminate on or before January 30, 2000, (b) purchase Shares pursuant to the Company’s second public offering (the “Second Offering”), which will commence immediately upon the termination of the Initial Offering, or (c) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the DRP (the “Participants”), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2.  Effective Date.    The effective date of this Amended and Restated Dividend Reinvestment Plan (the “DRP”) shall be the date that the Second Offering becomes effective with the Securities and Exchange Commission (the “Commission”).

3.  Procedure for Participation.    Any Shareholder who purchased Shares pursuant to the Initial Offering, the Second Offering or any Future Offering and who has received a prospectus, as contained in the Company’s registration statement filed with the Commission, may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by the Company. Dividends of the Company are currently paid quarterly. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”), he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4.  Purchase of Shares.    Participants will acquire DRP Shares from the Company at a fixed price of $10 per Share until (i) all 2,200,000 of the DRP Shares registered in the Second Offering are issued or (ii) the Second Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the Ownership Limit as set forth in the Articles.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which will be registered with the Commission in connection with the Company’s Second Offering, (b) Shares to be registered with the Commission in a Future Offering for use in the DRP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the “Secondary Market”).

B-1

Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or registered in a Future Registration for use in the DRP may be at prices lower or higher than the $10 per Share price which will be paid for the DRP Shares pursuant to the Initial Offering and the Second Offering.

If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Future Registration for shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

It is understood that reinvestment of Dividends does not relieve a Participant of any income tax liability which may be payable on the Dividends.

5.  Share Certificates.    The ownership of the Shares purchased through the DRP will be in book-entry form only until the Company begins to issue certificates for its outstanding common stock.

6.  Reports.    Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

7.  Commissions and Other Charges.    In connection with Shares sold pursuant to the DRP, the Company will pay selling commissions of 7%; a dealer manager fee of 2.5%; and, in the event that proceeds from the sale of DRP Shares are used to acquire properties, acquisition and advisory fees and expenses of 3.5%, of the purchase price of the DRP Shares.

8.  Termination by Participant.    A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in his or her account and provide a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Dividends will be distributed to the Shareholder in cash.

9.  Amendment or Termination of DRP by the Company.    The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 10 days’ written notice to the Participants.

10.  Liability of the Company.    The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability; (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a sate, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

B-2

Until October 24, 2002 (90 days after the date of this prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

ALPHABETICAL INDEX

Page
Additional Information	153
Conflicts of Interest	54
Description of Real Estate Investments	67
Description of Shares	137
ERISA Considerations	132
Estimated Use of Proceeds	30
Experts	152
Federal Income Tax Considerations	117
Financial Statements	154
Glossary	153
Investment Objectives and Criteria	58
Legal Opinions	152
Management	31
Management Compensation	49
Management’s Discussion and Analysis of Financial Condition and Results of Operations	101
Plan of Distribution	146
Prior Performance Summary	108
Prior Performance Tables	210
Prospectus Summary	10
Questions and Answers About This Offering	1
Risk Factors	17
Selected Financial Data	101
Suitability Standards	28
Supplemental Sales Material	151
The Operating Partnership Agreement	143

Shares of the Wells REIT are not FDIC insured, may lose value and are not bank guaranteed. Investments in real estate and REITs may be affected by adverse economic and regulatory changes. Properties that incur vacancies may be difficult to sell or re-lease. Non-traded REITs have certain risks, including illiquidity of the investment, and should be considered a long-term investment. Past performance does not guarantee future performance. When you sell your shares, they could be worth less than what you paid for them.

WELLS REAL ESTATE

INVESTMENT TRUST, INC.

Up to 300,000,000 Shares

of Common Stock

Offered to the Public

PROSPECTUS

WELLS INVESTMENT

SECURITIES, INC.

July 26, 2002

WELLS REAL ESTATE INVESTMENT TRUST, INC.

SUPPLEMENT NO. 1 DATED AUGUST 14, 2002 TO THE PROSPECTUS

DATED JULY 26, 2002

This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Investment Trust, Inc. dated July 26, 2002. When we refer to the “prospectus” in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	Status of the offering of shares in Wells Real Estate Investment Trust, Inc. (Wells REIT);

(2)	Revisions to the “Description of Properties” section of the prospectus to describe the following real property acquisitions:

(A)	Acquisition of a two-story office building in San Antonio, Texas (PacifiCare San Antonio Building);

(B)	Acquisition of a 4.2 acre tract of land in Houston, Texas (Kerr-McGee Property);

(C)	Acquisition of two adjacent one-story distribution facility buildings in Duncan, South Carolina (BMG Greenville Buildings); and

(D)	Acquisition of a one-story office building in Suwanee, Georgia (Kraft Atlanta Building);

(3)	Revisions to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus;

(4)	Unaudited Financial Statements of the Wells REIT for the quarter ended June 30, 2002; and

(5)	Unaudited pro forma financial statements of the Wells REIT reflecting the acquisitions of the PacifiCare San Antonio Building, the Kerr-McGee Property, the BMG Greenville Buildings and the Kraft Atlanta Building.

Status of the Offering

We commenced our initial public offering of common stock on January 30, 1998. Our initial public offering was terminated on December 19, 1999. We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares in our initial public offering. We commenced our second offering of common stock on December 20, 1999. Our second public offering was terminated on December 19, 2000. We received approximately $175,229,193 in gross offering proceeds from the sale of 17,522,919 shares in our second public offering. We commenced our third public offering of common stock on December 20, 2000. Our third public offering was terminated on July 26, 2002. We received approximately $1,292,032,232 in gross offering proceeds from the sale of 129,203,223 shares in our third public offering.

Pursuant to the prospectus, we commenced our fourth public offering of common stock on July 26, 2002. As of August 10, 2002, we had received gross proceeds of approximately $46,430,189 from the sale of approximately 4,643,019 shares in our fourth public offering. Accordingly, as of August 10, 2002, we had received aggregate gross offering proceeds of approximately $1,645,873,533 from the sale of approximately 164,587,353 shares in all of our public offerings. After payment of $57,110,749 in acquisition and advisory fees and acquisition expenses, payment of $183,457,253 in selling commissions and organization and offering expenses, and common stock redemptions of $14,137,852 pursuant to our share redemption program, as of August 10, 2002, we had raised aggregate net offering proceeds available for investment in properties of $1,391,167,679, out of which $968,778,340 had been invested in real estate properties, and $422,389,339 remained available for investment in real estate properties.

Description of Properties

As of August 10, 2002, we had purchased interests in 57 real estate properties located in 19 states, each of which was 100% leased to tenants. Below are the descriptions of our recent real property acquisitions through August 10, 2002.

The PacifiCare San Antonio Building

On July 12, 2002, Wells Operating Partnership, L.P. (Wells OP), a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of the Wells REIT, purchased a two-story office building containing 142,500 rentable square feet located in San Antonio, Texas (PacifiCare San Antonio Building) for a purchase price of $14,650,000, plus closing costs. The PacifiCare San Antonio Building was built in 2000 and is located at 6200 Northwest Parkway, San Antonio, Texas.

The PacifiCare San Antonio Building is leased entirely to PacifiCare Health Systems, Inc. (PacifiCare), a corporation whose shares are traded on NASDAQ. PacifiCare is one of the leading health and consumer service companies in the United States. The services PacifiCare provides include health insurance products, pharmacy and medical management, behavioral health services, and dental and vision services. PacifiCare reported a net worth, as of December 31, 2001, of approximately $2 billion.

The PacifiCare lease commenced in November 2000 and expires in November 2010. The current annual base rent payable under the PacifiCare lease is $1,471,700. PacifiCare, at its option, has the right to extend the initial term of its lease for one additional five-year period at an annual base rent of $1,967,925, and two subsequent five-year terms at the then-current market rental rate. In addition, PacifiCare has an expansion option for between approximately 20,000 and 45,000 rentable square feet, which it may exercise prior to the end of the 42nd month of the initial term of the PacifiCare lease.

Kerr-McGee Property

Purchase of the Kerr-McGee Property. On July 29, 2002 Wells OP purchased the Kerr-McGee Property, which is a build-to-suit property located in Houston, Texas, for a purchase price of $1,738,044, plus closing costs. We commenced construction on a four-story office building containing approximately 100,000 rentable square feet (Kerr-McGee Project) on August 1, 2002. Wells OP obtained a construction loan in the amount of $13,700,000 from Bank of America, N.A. (BOA) to fund the construction of the Kerr-McGee Project. The loan requires monthly payments of interest only and matures on January 29, 2004. The interest rate on the loan, as of August 6, 2002, was 3.80%. The BOA loan is secured by a first priority mortgage on the Kerr-McGee Property.

Wells OP entered into a development agreement, an architect agreement and a construction agreement to construct the Kerr-McGee Project on the Kerr-McGee Property.

2

Development Agreement.    Wells OP entered into a development agreement (Development Agreement) with Means-Knaus, LLC, a Texas limited liability company (Developer), as the exclusive development manager to supervise, manage and coordinate the planning, design, construction and completion of the Kerr-McGee Project. As compensation for the services to be rendered by the Developer under the Development Agreement, Wells OP is paying a development fee of $699,740. The fee is due and payable ratably as the construction and development of the Kerr-McGee Project is completed.

We anticipate that the aggregate of all costs and expenses to be incurred by Wells OP with respect to the acquisition of the Kerr-McGee Property and the planning, design, development, construction and completion of the Kerr-McGee Project will total approximately $15,760,000.

Construction Agreement.    Wells OP entered into a design and build construction agreement (Construction Agreement) with Hoar Construction, LLC (Contractor) for the construction of the Kerr-McGee Project. The Construction Agreement provides that Wells OP will pay the Contractor a maximum of $6,391,255 for the construction of the Kerr-McGee Project that includes all estimated fees and costs. The Contractor will be responsible for all costs of labor, materials, construction equipment and machinery necessary for completion of the Kerr-McGee Project. In addition, the Contractor will be required to secure and pay for any additional building permits which may be necessary for construction of the Kerr-McGee Project.

Kerr-McGee Lease.    The Kerr-McGee Property is leased to Kerr-McGee Oil & Gas Corporation, a wholly owned subsidiary of Kerr-McGee Corporation (Kerr-McGee), a Delaware corporation whose shares are publicly traded on the New York Stock Exchange (NYSE). Kerr-McGee, which has guaranteed the Kerr-McGee lease, operates a worldwide business in oil and gas exploration and production, and titanium dioxide pigment production and marketing. It has oil fields in the Gulf of Mexico, the North Sea, the South China Sea, and onshore in the United States, Ecuador, Indonesia and Kazakhstan. Kerr-McGee reported a net worth, as of December 31, 2001, of approximately $3.1 billion.

The Kerr-McGee lease will commence shortly after completion of the Kerr-McGee Project, which we expect to occur in approximately July 2003. The Kerr-McGee lease will expire 11 years and one month after commencement, or approximately July 31, 2014. Kerr-McGee has the right to extend the initial term of this lease for (1) one additional 20-year period or (2) a combination of five-year terms or ten-year terms totaling not more than 20 years at 95% of the then-current market rental rate. The annual base rent payable for the Kerr-McGee lease beginning on the rent commencement date is expected to be approximately $1,655,000.

BMG Greenville Buildings

On July 31, 2002, Wells OP purchased two adjacent one-story distribution facility buildings containing 473,398 rentable square feet and 313,380 rentable square feet, respectively, located at 110 & 112 Hidden Lake Circle in Duncan, South Carolina (BMG Greenville Buildings) for a purchase price of $26,900,000, plus closing costs. The BMG Greenville Buildings were originally built in 1987.

The BMG Greenville Buildings are leased to BMG Direct Marketing, Inc. (BMG Marketing) and BMG Music, respectively. BMG Marketing and BMG Music are wholly owned subsidiaries of Bertelsmann AG (Bertelsmann), a German corporation with its international headquarters in Gütersloh, Germany and its U.S. headquarters in New York, New York. Bertlesmann, a guarantor on both the BMG Marketing lease and the BMG Music lease, operates in the media industry, specializing in a wide range of markets including: television and radio; book publishing; magazines and newspapers; music labels; professional information; print and media services; book and music clubs; and media e-commerce.

3

Bertelsmann has operations in approximately 51 countries. Bertelsmann reported a net worth, as of June 30, 2001, of approximately $8.15 billion.

The BMG Marketing lease commenced in March 1988 and expires in March 2011. The current annual base rent payable under the BMG Marketing lease is $1,394,156. BMG Marketing, at its option, has the right to extend the initial term of its lease for two additional ten-year periods at 95% of the then-current market rental rate.

The BMG Music lease commenced in December 1987 and expires in March 2011. The current annual base rent payable under the BMG Music lease is $763,600. BMG Music, at its option, has the right to extend the initial term of its lease for two additional ten-year periods at 95% of the then-current market rental rate.

Kraft Atlanta Building

On August 1, 2002, Wells OP purchased a one-story building containing an aggregate of 87,219 rentable square feet located at 4000 Johns Creek Court in Suwanee, Georgia (Kraft Atlanta Building) for a purchase price of $11,625,000. The Kraft Atlanta Building was built in 2001.

Kraft Foods North America, Inc. (Kraft) leases 73,264 rentable square feet (84%) of the Kraft Atlanta Building. Kraft, a wholly owned subsidiary of Kraft Foods, Inc., a Virginia corporation whose shares are publicly traded on the NYSE, is one of the largest food and beverage companies in the world with operations in 145 countries.

The Kraft lease commenced in February 2002 and expires in January 2012. The annual base rent payable under the Kraft lease beginning on September 1, 2002 will be $1,263,804. Kraft, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. In addition, Kraft may terminate the Kraft lease (1) at the end of the third lease year, by paying a $7,000,000 termination fee, or (2) at the end of the seventh lease year, by paying a $1,845,296 termination fee.

PerkinElmer Instruments, LLC (PerkinElmer) leases the remaining 13,955 rentable square feet (16%) of the Kraft Atlanta Building. PerkinElmer provides analytical solutions for the pharmaceutical, food and beverage, environmental, chemical, and semiconductor industries. PerkinElmer is a wholly owned subsidiary of PerkinElmer, Inc., a Massachusetts corporation whose shares are publicly traded on the NYSE. PerkinElmer, Inc. is a global technology company focusing on life sciences, optoelectronics and analytical instruments. PerkinElmer, Inc. operates in more than 125 countries.

The PerkinElmer lease commenced in December 2001 and expires in November 2016. The current annual base rent payable under the PerkinElmer lease is $194,672. PerkinElmer, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. In addition, PerkinElmer may terminate the PerkinElmer lease at the end of the 10th lease year by paying a $325,000 termination fee.

Property Management Fees

Wells Management Company, Inc. (Wells Management), an affiliate of the Wells REIT and our advisor, will be paid management and leasing fees in the amount of 4.5% of gross revenues from the PacifiCare San Antonio Building, the Kerr-McGee Property, the BMG Greenville Buildings, and the Kraft Atlanta Building subject to certain limitations. In addition, Wells Management will receive a one-time initial lease-up fee relating to the leasing of the Kerr-McGee Property equal to the first month’s rent estimated to be approximately $140,000.

4

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The following information should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 101 of the prospectus.

Forward Looking Statements

This section and other sections of the prospectus supplement contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of the financial condition of the Wells REIT, anticipated capital expenditures required to complete certain projects, amounts of anticipated cash distributions to stockholders in the future and certain other matters. Readers of this supplement should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in the supplement, which include changes in general economic conditions, changes in real estate conditions, construction costs which may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, inability to invest in properties that will provide targeted rates of return and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

Liquidity and Capital Resources

During the six months ended June 30, 2002, we received aggregate gross offering proceeds of $618,275,931 from the sale of 61,827,594 shares of our common stock. After payment of $21,406,085 in acquisition and advisory fees and acquisition expenses, payment of $65,035,665 in selling commissions and organization and offering expenses, and common stock redemptions of $6,673,412 pursuant to the our share redemption program, we raised net offering proceeds of $525,160,769 during the first two quarters of 2002, of which $344,269,118 remained available for investment in properties at quarter end.

During the six months ended June 30, 2001, we received aggregate gross offering proceeds of $162,606,610 from the sale of 16,260,661 shares of our common stock. After payment of $5,642,317 in acquisition and advisory fees and acquisition expenses, payment of $20,151,132 in selling commissions and organizational and offering expenses, and common stock redemptions of $1,397,561 pursuant to the our share redemption program, we raised net offering proceeds of $135,415,600 during the first two quarters of 2001, of which $3,906,869 was available for investment in properties at quarter end.

The significant increase in our available capital resources is due to significantly increased sales of our common stock during the first half of 2002.

As of June 30, 2002, we owned interests in 52 real estate properties either directly or through its interests in joint ventures. These properties are generating operating cash flow sufficient to cover our operating expenses and pay dividends to stockholders. Dividends declared for the first half of 2002 and the first half of 2001 were approximately $0.39 and $0.38 per share, respectively. In June 2002, our Board of Directors declared dividends for the third quarter of 2002 in the amount of approximately $0.19 per share.

Due primarily to the pace of our property acquisitions, as explained in more detail in the following paragraph, dividends paid in the first half of 2002 in the aggregate amount of $40,867,110 exceeded our Adjusted Funds From Operations for this period by $4,813,633.

5

We acquire properties that meet our standards of quality both in terms of the real estate and the creditworthiness of the tenants. Creditworthy tenants of the type we target are becoming more and more highly valued in the marketplace and, accordingly, there is increased competition in acquiring properties with these creditworthy tenants. As a result, the purchase prices for such properties have increased with corresponding reductions in cap rates and returns on investment. In addition, changes in market conditions have caused us to add to our internal procedures for ensuring the creditworthiness of our tenants before any commitment to buy a property is made. We continue to remain steadfast in our commitment to invest in quality properties that will produce quality income for our stockholders. Accordingly, because the marketplace is now placing a higher value on our type of properties and because of the additional time it now takes in the acquisition process for us to assess tenant credit—plus our commitment to adhere to purchasing properties with tenants that meet our investment criteria—it appears likely that, in the future, we will be required to lower our dividends.

Cash Flows From Operating Activities

Our net cash provided by operating activities was $33,138,287 and $16,288,309 for the six months ended June 30, 2002 and 2001, respectively. The increase in net cash provided by operating activities was due primarily to the net income generated by additional properties acquired during 2002 and 2001.

Cash Flows Used In Investing Activities

Our net cash used in investing activities was $278,447,051 and $23,768,731 for the six months ended June 30, 2002 and 2001, respectively. The increase in net cash used in investing activities was due primarily to investments in properties and the payment of related deferred project costs, partially offset by distributions received from joint ventures.

Cash Flows From Financing Activities

Our net cash provided by financing activities was $511,632,371 and $9,257,047 for the six months ended June 30, 2002 and 2001, respectively. The increase in net cash provided by financing activities was due primarily to the raising of additional capital and the lack of debt payments which were $138.7 million in the prior year. We raised $618,275,931 in offering proceeds for the six months ended June 30, 2002, as compared to $162,606,610 for the same period in 2001. Additionally, we paid dividends totaling $40.9 million in the first half of 2002 compared to $13.8 million in the first half of 2001.

Results of Operations

As of June 30, 2002, our real estate properties were 100% leased to tenants. Gross revenues were $43,832,954 and $21,560,953 for the six months ended June 30, 2002 and 2001, respectively. Gross revenues for the six months ended June 30, 2002 and 2001 were attributable to rental income, interest income earned on funds held by the Wells REIT prior to the investment in properties, and income earned from joint ventures. The increase in revenues in 2002 was primarily attributable to the purchase of $259,535,578 in additional properties during 2002 and the purchase of $227,933,858 in additional properties during the second half of 2001 which were not owned for the full first half of 2001. The purchase of additional properties also resulted in an increase in expenses which totaled $19,296,812 for the six months ended June 30, 2002, as compared to $13,246,710 for the six months ended June 30, 2001. Expenses in 2002 and 2001 consisted primarily of depreciation, operating costs, interest expense, management and leasing fees and general and administrative costs. As a result, our net income also

6

increased from $8,314,243 for the six months ended June 30, 2001 to $24,536,142 for the six months ended June 30, 2002.

While earnings of $0.22 per share remained stable for the six months ended June 30, 2002, compared to the six months ended June 30, 2001, earnings per share for the second quarter decreased from $0.12 per share for the three months ended June 30, 2001 to $0.11 per share for the three months ended June 30, 2002, primarily due to a substantial increase in the number of shares outstanding which was not completely matched by a corresponding increase in net income from new property investments.

Funds From Operations

Funds From Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), generally means net income, computed in accordance with GAAP excluding extraordinary items (as defined by GAAP) and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT. However, our calculation of FFO, while consistent with NAREIT’s definition, may not be comparable to similarly titled measures presented by other REITs. Adjusted Funds From Operations (“AFFO”) is defined as FFO adjusted to exclude the effects of straight-line rent adjustments, deferred loan cost amortization and other non-cash and/or unusual items. Neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions. The following table reflects the calculation of FFO and AFFO for the three and six months ended June 30, 2002 and 2001, respectively:

	Three Months Ended		Six Months Ended
	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001
FUNDS FROM OPERATIONS:
Net income	$13,756,478	$5,038,898	$24,536,142	$8,314,243
Add: Depreciation	7,158,830	3,206,638	12,903,282	6,393,817
Amortization of deferred leasing costs	78,066	75,837	150,815	151,673
Depreciation and amortization— unconsolidated partnerships	700,689	504,711	1,406,865	913,674

Funds from operations (FFO)	21,694,063	8,826,084	38,997,104	15,773,407
Adjustments:
Loan cost amortization	249,530	77,142	424,992	291,899
Straight line rent	(2,127,906)	(613,155)	(3,166,284)	(1,222,716)
Straight line rent—unconsolidated Partnerships	(103,020)	(71,768)	(202,335)	(132,246)

Adjusted funds from operations	$19,712,667	$8,218,303	$36,053,477	$14,710,344

BASIC AND DILUTED WEIGHTED AVERAGE SHARES	126,037,819	42,192,347	110,885,641	38,328,405

7

Inflation

The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. However, there are provisions in the majority of tenant leases which are intended to protect us from the impact of inflation. These provisions include reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

Critical Accounting Policies

Our reported results of operations are impacted by management judgments related to application of accounting policies. A discussion of the accounting policies that management considers to be critical, in that they may require complex judgment in their application or require estimates about matters which are inherently uncertain, is included in Footnote 1 to the financial statements of the Wells REIT contained in this supplement.

Financial Statements

Unaudited Financial Statements

The financial statements of the Wells REIT, as of June 30, 2002, and for the six month periods ended June 30, 2002 and June 30, 2001, which are included in this supplement, have not been audited.

The Pro Forma Balance Sheet of the Wells REIT, as of June 30, 2002, the Pro Forma Statement of Income for the year ended December 31, 2001, and the Pro Forma Statement of Income for the six months ended June 30, 2002, which are included in this supplement, have not been audited.

8

Wells Real Estate Investment Trust, Inc. and Subsidiary	Page

Unaudited Financial Statements

Consolidated Balance Sheets as of June 30, 2002 (unaudited) and December 31, 2001	10

Consolidated Statements of Income for the three months ended June 30, 2002 and June 30, 2001 (unaudited), and for the six months ended June 30, 2002 and June 30, 2001 (unaudited)	11

Consolidated Statements of Shareholders’ Equity for the year ended December 31, 2001 and for the six months ended June 30, 2002 (unaudited)	12

Consolidated Statements of Cash Flows for the six months ended June 30, 2002 and June 30, 2001 (unaudited)	13

Condensed Notes to Consolidated Financial Statements June 30, 2002 (unaudited)	14

Wells Real Estate Investment Trust, Inc. and Subsidiary

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	26

Pro Forma Balance Sheet as of June 30, 2002 (unaudited)	27

Pro Forma Statement of Income for the year ended December 31, 2001 (unaudited)	29

Pro Forma Statement of Income for the six months ended June 30, 2002 (unaudited)	30

9

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	June 30, 2002	December 31, 2001
	(unaudited)
ASSETS
REAL ESTATE, at cost:
Land	$110,330,449	$86,246,985
Building and improvements, less accumulated depreciation of $37,717,737 in 2002 and $24,814,454 in 2001	689,490,969	472,383,102
Construction in progress	16,081,841	5,738,573

Total real estate	815,903,259	564,368,660
INVESTMENT IN JOINT VENTURES	76,217,870	77,409,980
CASH AND CASH EQUIVALENTS	341,909,775	75,586,168
INVESTMENT IN BONDS	22,000,000	22,000,000
ACCOUNTS RECEIVABLE	10,709,104	6,003,179
NOTES RECEIVABLE	5,149,792	0
DEFERRED LEASE ACQUISITION COSTS, net	1,790,608	1,525,199
DEFERRED PROJECT COSTS	14,314,914	2,977,110
DUE FROM AFFILIATES	1,897,309	1,692,727
DEFERRED OFFERING COSTS	1,392,934	0
PREPAID EXPENSES AND OTHER ASSETS, net	1,881,308	718,389

Total assets	$1,293,166,873	$752,281,412

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Notes payable	$15,658,141	$8,124,444
Obligation under capital lease	22,000,000	22,000,000
Accounts payable and accrued expenses	11,840,214	8,727,473
Dividends payable	4,538,635	1,059,026
Deferred rental income	1,013,544	661,657
Due to affiliates	2,106,790	2,166,161

Total liabilities	57,157,324	42,738,761

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP	200,000	200,000

SHAREHOLDERS’ EQUITY:
Common shares, $.01 par value; 125,000,000 shares authorized, 145,589,053 shares issued and 144,366,772 outstanding at June 30, 2002, and 83,761,469 shares issued and 83,206,429 shares outstanding at December 31, 2001	1,455,890	837,614
Additional paid-in capital	1,290,858,515	738,236,525
Cumulative distributions in excess of earnings	(43,991,669)	(24,181,092)
Treasury stock, at cost, 1,222,381 shares at June 30, 2002 and 555,040 shares at December 31, 2001	(12,223,808)	(5,550,396)
Other comprehensive loss	(289,379)	0

Total shareholders’ equity	1,235,809,549	709,342,651

Total liabilities and shareholders’ equity	$1,293,166,873	$752,281,412

See accompanying condensed notes to financial statements.

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WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001
REVENUES:
Rental income	$21,833,652	$9,851,167	$38,571,815	$19,711,252
Equity in income of joint ventures	1,271,863	809,481	2,478,686	1,519,194
Interest income	1,534,636	93,092	2,648,351	193,007
Take out fee	0	137,500	134,102	137,500

	24,640,151	10,891,240	43,832,954	21,560,953

EXPENSES:
Depreciation	7,158,830	3,206,638	12,903,282	6,393,817
Operating costs, net of reimbursements	1,439,299	783,244	2,063,997	1,874,428
Management and leasing fees	1,003,587	552,188	1,903,082	1,117,902
Administrative costs	592,426	584,184	1,121,457	759,291
Interest expense	440,001	648,946	880,002	2,809,373
Amortization of deferred financing costs	249,530	77,142	424,992	291,899

	10,883,673	5,852,342	19,296,812	13,246,710

NET INCOME	$13,756,478	$5,038,898	$24,536,142	$8,314,243

BASIC AND DILUTED EARNINGS PER SHARE	$0.11	$0.12	$0.22	$0.22

BASIC AND DILUTED WEIGHTED AVERAGE SHARES	126,037,819	42,192,347	110,885,641	38,328,405

See accompanying condensed notes to financial statements.

11

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2001

AND FOR THE SIX MONTHS ENDED JUNE 30, 2002 (UNAUDITED)

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Retained Earnings	Treasury Stock Shares	Treasury Stock Amount	Other Comprehensive Income	Total Shareholders’ Equity
BALANCE, December 31, 2000	31,509,807	$315,097	$275,573,339	$(9,133,855)	$0	(141,297)	$(1,412,969)	$0	$265,341,612
Issuance of common stock	52,251,662	522,517	521,994,103	0	0	0	0	0	522,516,620
Treasury stock purchased	0	0	0	0	0	(413,743)	(4,137,427)	0	(4,137,427)
Net income	0	0	0	0	21,723,967	0	0	0	21,723,967
Dividends ($.76 per share)	0	0	0	(15,047,237)	(21,723,967)	0	0	0	(36,771,204)
Sales commissions and discounts	0	0	(49,246,118)	0	0	0	0	0	(49,246,118)
Other offering expenses	0	0	(10,084,799)	0	0	0	0	0	(10,084,799)

BALANCE, December 31, 2001	83,761,469	837,614	738,236,525	(24,181,092)	0	(555,040)	(5,550,396)	0	709,342,651
Issuance of common stock	61,827,594	618,276	617,657,655	0	0	0	0	0	618,275,931
Treasury stock purchased	0	0	0	0	0	(667,341)	(6,673,412)	0	(6,673,412)
Net income	0	0	0	0	24,536,142	0	0	0	24,536,142
Dividends ($.39 per share)	0	0	0	(19,810,577)	(24,536,142)	0	0	0	(44,346,719)
Sales commissions and discounts	0	0	(58,958,984)	0	0	0	0	0	(58,958,984)
Other offering expenses	0	0	(6,076,681)	0	0	0	0	0	(6,076,681)
Gain/(loss) on interest rate swap	0	0	0	0	0	0	0	(289,379)	(289,379)

BALANCE, June 30, 2002 (unaudited)	145,589,063	$1,455,890	$1,290,858,515	$(43,991,669)	$0	(1,222,381)	$(12,223,808)	$(289,379)	$1,235,809,549

See accompanying condensed notes to financial statements.

12

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30, 2002	June 30, 2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,536,142	$8,314,243
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of joint venture	(2,478,686)	(1,519,194)
Depreciation	12,903,282	6,393,817
Amortization of deferred financing costs	424,992	291,899
Amortization of deferred leasing costs	150,815	151,674
Changes in assets and liabilities:
Accounts receivable	(4,705,925)	(1,304,851)
Due from affiliates	(30,532)
Deferred rental income	351,887	(285,776)
Accounts payable and accrued expenses	3,112,741	425,824
Prepaid expenses and other assets, net	(1,017,517)	3,525,288
Due to affiliates	(108,912)	295,385

Net cash provided by operating activities	33,138,287	16,288,309

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in real estate	(259,535,578)	(3,784,088)
Investment in joint venture	0	(16,126,925)
Deferred project costs paid	(22,008,219)	(5,642,317)
Distributions received from joint ventures	3,496,746	1,784,599
Deferred lease acquisition costs paid	(400,000)	0

Net cash used in investing activities	(278,447,051)	(23,768,731)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	7,533,697	21,398,850
Repayment of note payable	0	(138,763,187)
Dividends paid	(40,867,110)	(13,795,534)
Issuance of common stock	618,275,931	162,606,610
Sales commissions paid	(58,958,984)	(15,314,860)
Offering costs paid	(6,817,978)	(4,836,272)
Treasury stock purchased	(6,673,412)	(1,397,561)
Deferred financing costs paid	(859,773)	(640,999)

Net cash provided by financing activities	511,632,371	9,257,047

NET INCREASE IN CASH AND CASH EQUIVALENTS	266,323,607	1,776,625
CASH AND CASH EQUIVALENTS, beginning of year	75,586,168	4,298,301

CASH AND CASH EQUIVALENTS, end of period	$341,909,775	$6,074,926

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:
Deferred project costs applied to real estate assets	$10,068,319	$5,516,763

Deferred project costs applied to joint ventures	$0	$671,961

Deferred project costs due to affiliate	$512,044	$335,667

Interest rate swap	$(289,379)	$0

Deferred offering costs due to affiliate	$1,392,934	$731,573

Other offering costs due to affiliate	$201,811	$287,715

See accompanying condensed notes to financial statements.

13

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2002

(UNAUDITED)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	General

Wells Real Estate Investment Trust, Inc. (the “Company”) is a Maryland corporation formed on July 3, 1997, which qualifies as a real estate investment trust (“REIT”). Substantially all of the Company’s business is conducted through Wells Operating Partnership, L.P. (“Wells OP”), a Delaware limited partnership organized for the purpose of acquiring, developing, owning, operating, improving, leasing, and otherwise managing income producing commercial properties for investment purposes on behalf of the Company. The Company is the sole general partner of Wells OP.

On January 30, 1998, the Company commenced its initial public offering of up to 16,500,000 shares of common stock at $10 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933. The Company commenced active operations on June 5, 1998, upon receiving and accepting subscriptions for 125,000 shares. The Company terminated its initial public offering on December 19, 1999 at which time gross proceeds of approximately $132,181,919 had been received from the sale of approximately 13,218,192 shares. The Company commenced its second public offering of shares of common stock on December 20, 1999, which was terminated on December 19, 2000 after receipt of gross proceeds of approximately $175,229,193 from the sale of approximately 17,522,919 shares from the second public offering. The Company commenced its third public offering of the shares of common stock on December 20, 2000. As of June 30, 2002, the Company has received gross proceeds of approximately $1,148,480,413 from the sale of approximately 114,848,041 shares from its third public offering. Accordingly, as of June 30, 2002, the Company has received aggregate gross offering proceeds of approximately $1,455,891,526 from the sale of 145,589,153 shares of its common stock to investors. After payment of $50,528,371 in acquisition and advisory fees and acquisition expenses, payment of $163,576,134 in selling commissions and organization and offering expenses, capital contributions to joint ventures and acquisitions expenditures by Wells OP of $885,294,095 for property acquisitions, and common stock redemptions of $12,223,808 pursuant to the Company’s share redemption program, the Company was holding net offering proceeds of $344,269,118 available for investment in properties, as of June 30, 2002.

(b)	Properties

As of June 30, 2002, the Company owned interests in 52 properties listed in the table below through its ownership in Wells OP. As of June 30, 2002, all of these properties were 100% leased.

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Property Name	Tenant	Property Location	% Owned	Purchase Price		Square Feet	Annual Rent
MFS Phoenix	Massachusetts Financial Services Company	Phoenix, AZ	100%	$25,800,000		148,605		$2,347,959

TRW Denver	TRW, Inc.	Aurora, CO	100%	$21,060,000		108,240		$2,870,709

Agilent Boston	Agilent Technologies, Inc.	Boxborough, MA	100%	$31,742,274		174,585		$3,578,993

Experian/TRW	Experian Information Solutions, Inc.	Allen, TX	100%	$35,150,000		292,700		$3,438,277

BellSouth Ft. Lauderdale	BellSouth Advertising and Publishing Corporation	Ft. Lauderdale, FL	100%	$6,850,000		47,400		$747,033

Agilent Atlanta	Agilent Technologies, Inc. Koninklijke Philips Electronics N.V.	Alpharetta, GA	100%	$15,100,000		66,811 34,396	$ $	1,344,905 692,391

Travelers Express Denver	Travelers Express Company, Inc.	Lakewood, CO	100%	$10,395,845		68,165		$1,012,250

Dana Kalamazoo	Dana Corporation	Kalamazoo, MI	100%	$41,950,000	(1)	147,004		$1,842,800

Dana Detroit	Dana Corporation	Farmington Hills, MI	100%	(see above)	(1)	112,480		$2,330,600

Novartis Atlanta	Novartis Opthalmics, Inc.	Duluth, GA	100%	$15,000,000		100,087		$1,426,240

Transocean Houston	Transocean Deepwater Offshore Drilling, Inc. Newpark Drilling Fluids, Inc.	Houston, TX	100%	$22,000,000		103,260 52,731	$ $	2,110,035 1,153,227

Arthur Andersen	Arthur Andersen LLP	Sarasota, FL	100%	$21,400,000		157,700		$1,988,454

Windy Point I	TCI Great Lakes, Inc. The Apollo Group, Inc. Global Knowledge Network Various other tenants	Schaumburg, IL	100%	$32,225,000	(2)	129,157 28,322 22,028 8,884	$ $ $ $	2,067,204 477,226 393,776 160,000

Windy Point II	Zurich American Insurance	Schaumburg, IL	100%	$57,050,000	(2)	300,034		$5,091,577

Convergys	Convergys Customer Management Group, Inc.	Tamarac, FL	100%	$13,255,000		100,000		$1,248,192

ADIC	Advanced Digital Information Corporation	Parker, CO	68.2%	$12,954,213		148,204		$1,222,683

Lucent	Lucent Technologies, Inc.	Cary, NC	100%	$17,650,000		120,000		$1,800,000

Ingram Micro	Ingram Micro, L.P.	Millington, TN	100%	$21,050,000		701,819		$2,035,275

Nissan (3)	Nissan Motor Acceptance Corporation	Irving, TX	100%	$42,259,000	(4)	268,290		$4,225,860	(5)

IKON	IKON Office Solutions, Inc.	Houston, TX	100%	$20,650,000		157,790		$2,015,767

State Street	SSB Realty, LLC	Quincy, MA	100%	$49,563,000		234,668		$6,922,706

AmeriCredit	AmeriCredit Financial Services Corporation	Orange Park, FL	68.2%	$12,500,000		85,000		$1,336,200

Comdata	Comdata Network, Inc.	Brentwood, TN	55.0%	$24,950,000		201,237		$2,458,638

AT&T Oklahoma	AT&T Corp. Jordan Associates, Inc.	Oklahoma City, OK	55.0%	$15,300,000		103,500 25,000	$ $	1,242,000 294,500

Metris Minnesota	Metris Direct, Inc.	Minnetonka, MN	100%	$52,800,000		300,633		$4,960,445

Stone & Webster	Stone & Webster, Inc. SYSCO Corporation	Houston, TX	100%	$44,970,000		206,048 106,516	$ $	4,533,056 2,130,320

Motorola Plainfield	Motorola, Inc.	S. Plainfield, NJ	100%	$33,648,156		236,710		$3,324,428

Quest	Quest Software, Inc.	Irvine, CA	15.8%	$7,193,000		65,006		$1,287,119

Delphi	Delphi Automotive Systems, LLC	Troy, MI	100%	$19,800,000		107,193		$1,955,524

Avnet	Avnet, Inc.	Tempe, AZ	100%	$13,250,000		132,070		$1,516,164

Siemens	Siemens Automotive Corp.	Troy, MI	56.8%	$14,265,000		77,054		$1,374,643

Motorola Tempe	Motorola, Inc.	Tempe, AZ	100%	$16,000,000		133,225		$1,843,834

ASML	ASM Lithography, Inc.	Tempe, AZ	100%	$17,355,000		95,133		$1,927,788

Dial	Dial Corporation	Scottsdale, AZ	100%	$14,250,000		129,689		$1,387,672

Metris Tulsa	Metris Direct, Inc.	Tulsa, OK	100%	$12,700,000		101,100		$1,187,925

Cinemark	Cinemark USA, Inc. The Coca-Cola Company	Plano, TX	100%	$21,800,000		65,521 52,587	$ $	1,366,491 1,354,184

Gartner	The Gartner Group, Inc.	Ft. Myers, FL	56.8%	$8,320,000		62,400		$830,656

Videojet Technologies Chicago	Videojet Technologies, Inc.	Wood Dale, IL	100%	$32,630,940		250,354		$3,376,746

Johnson Matthey	Johnson Matthey, Inc.	Wayne, PA	56.8%	$8,000,000		130,000		$854,748

Alstom Power Richmond (3)	Alstom Power, Inc.	Midlothian, VA	100%	$11,400,000		99,057		$1,213,324

Sprint	Sprint Communications Company, L.P.	Leawood, KS	56.8%	$9,500,000		68,900		$1,102,404

EYBL CarTex	EYBL CarTex, Inc.	Fountain Inn, SC	56.8%	$5,085,000		169,510		$550,908

Matsushita (3)	Matsushita Avionics Systems Corporation	Lake Forest, CA	100%	$18,431,206		144,906		$2,005,464

AT&T Pennsylvania	Pennsylvania Cellular Telephone Corp.	Harrisburg, PA	100%	$12,291,200		81,859		$1,442,116

PwC	PricewaterhouseCoopers, LLP	Tampa, FL	100%	$21,127,854		130,091		$2,093,382

Cort Furniture	Cort Furniture Rental Corporation	Fountain Valley, CA	44.0%	$6,400,000		52,000		$834,888

Fairchild	Fairchild Technologies U.S.A., Inc.	Fremont, CA	77.5%	$8,900,000		58,424		$920,144

15

Property Name	Tenant	Property Location	% Owned	Purchase Price	Square Feet	Annual Rent
Avaya	Avaya, Inc.	Oklahoma City, OK	3.7%	$5,504,276	57,186	$536,977

Iomega	Iomega Corporation	Ogden, UT	3.7%	$5,025,000	108,250	$659,868

Interlocken	ODS Technologies, L.P. and GAIAM, Inc.	Broomfield, CO	3.7%	$8,275,000	51,975	$1,070,515

Ohmeda	Ohmeda, Inc.	Louisville, CO	3.7%	$10,325,000	106,750	$1,004,520

Alstom Power Knoxville	Alstom Power, Inc.	Knoxville, TN	3.7%	$7,900,000	84,404	$1,106,520

(1)	Dana Kalamazoo and Dana Detroit were purchased for an aggregate purchase price of $41,950,000.

(2)	Windy Point I and Windy Point II were purchased for an aggregate purchase price of $89,275,000.

(3)	Includes the actual costs incurred or estimated to be incurred by Wells OP to develop and construct the building in addition to the purchase price of the land.

(4)	Includes estimated costs for the planning, design, development, construction and completion of the Nissan Property.

(5)	Annual rent for Nissan Property does not take effect until construction of the building is completed and the tenant is occupying the building.

Wells OP owns interests in properties directly and through equity ownership in the following joint ventures:

Joint Venture	Joint Venture Partners	Properties Held by Joint Venture

Fund XIII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XIII, L.P.	AmeriCredit ADIC

Fund XII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XII, L.P.	Siemens AT&T Oklahoma Comdata

Fund XI-XII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XI, L.P. Wells Real Estate Fund XII, L.P.	EYBL CarTex Sprint Johnson Matthey Gartner

Fund IX-X-XI-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund IX, L.P. Wells Real Estate Fund X, L.P. Wells Real Estate Fund XI, L.P.	Alstom Power Knoxville Ohmeda Interlocken Avaya Iomega

Wells/Fremont Associates Joint Venture (the “Fremont Joint Venture”)	Wells Operating Partnership, L.P. Fund X-XI Joint Venture	Fairchild

Wells/Orange County Associates Joint Venture (the “Orange County Joint Venture”)	Wells Operating Partnership, L.P. Fund X-XI Joint Venture	Cort Furniture

Fund VIII-IX-REIT Joint Venture	Wells Operating Partnership, L.P. Fund VIII-IX Joint Venture	Quest

(c)	Critical Accounting Policies

The Company’s accounting policies have been established in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions.

16

These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied; thus, resulting in a different presentation of our financial statements. Below is a discussion of the accounting policies that we consider to be critical in that they may require complex judgment in their application or require estimates about matters which are inherently uncertain.

Revenue Recognition

The Company recognizes rental income generated from all leases on real estate assets in which the Company has an ownership interest, either directly or through investments in joint ventures, on a straight-line basis over the terms of the respective leases. If a tenant was to encounter financial difficulties in future periods, the amount recorded as a receivable may not be realized.

Operating Cost Reimbursements

The Company generally bills tenants for operating cost reimbursements, either directly or through investments in joint ventures, on a monthly basis at amounts estimated largely based on actual prior period activity, the current year budget and the respective lease terms. Such billings are generally adjusted on an annual basis to reflect reimbursements owed to the landlord based on the actual costs incurred during the period and the respective lease terms. Financial difficulties encountered by tenants may result in receivables not being realized.

Real Estate

Management continually monitors events and changes in circumstances indicating that the carrying amounts of the real estate assets in which the Company has an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When such events or changes in circumstances are present, management assesses the potential impairment by comparing the fair market value of the asset, estimated at an amount equal to the future undiscounted operating cash flows expected to be generated from tenants over the life of the asset and from its eventual disposition, to the carrying value of the asset. In the event that the carrying amount exceeds the estimated fair market value, the Company would recognize an impairment loss in the amount required to adjust the carrying amount of the asset to its estimated fair market value. Neither the Company nor its joint ventures have recognized impairment losses on real estate assets in 2002 or 2001.

Deferred Project Costs

The Company records acquisition and advisory fees and acquisition expenses payable to Wells Capital, Inc. (the “Advisor”) by capitalizing deferred project costs and reimbursing the Advisor in an amount equal to 3.5% of cumulative capital raised to date. As the Company invests its capital proceeds, deferred project costs are applied to real estate assets, either directly or through contributions to joint ventures, and depreciated over the useful lives of the respective real estate assets. Acquisition and advisory fees and acquisition expenses paid as of June 30, 2002, amounted to $50,528,371 and represented approximately 3.5% of capital contributions received. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the joint venture, or real estate assets. Deferred project costs at June 30, 2002 and December 31, 2001, represent fees paid, but not yet applied to properties.

Deferred Offering Costs

The Advisor expects to continue to fund 100% of the organization and offering costs and recognize related expenses, to the extent that such costs exceed 3% of cumulative capital raised, on behalf of the Company. Organization and offering costs include items such as legal and accounting fees, marketing and promotional costs, and printing costs, and specifically exclude sales costs and underwriting commissions. The Company records offering costs by accruing deferred offering costs, with an offsetting liability included in due to affiliates, at an amount equal to the lesser of 3% of cumulative capital raised to date or actual costs incurred from third-parties less reimbursements paid to the Advisor. As the actual equity is raised, the Company reverses the deferred offering costs accrual and recognizes a charge to stockholders’ equity upon reimbursing the Advisor. As of June 30, 2002, the

17

Advisor had paid organization and offering expenses on behalf of the Company in an aggregate amount of $27,886,146, of which the Advisor had been reimbursed $25,572,034, which did not exceed the 3% limitation. Deferred offering costs in the accompanying balance sheet represent costs incurred by the Advisor which will be reimbursed by the Company.

(d)	Distribution Policy

The Company will make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trusts’ taxable income. The Company intends to make regular quarterly distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. The Company currently calculates quarterly dividends based on the daily record and dividend declaration dates; thus, stockholders are entitled to receive dividends immediately upon the purchase of shares.

Dividends to be distributed to the stockholders are determined by the Board of Directors and are dependent on a number of factors related to the Company, including funds available for payment of dividends, financial condition, capital expenditure requirements and annual distribution requirements in order to maintain the Company’s status as a REIT under the Code. Operating cash flows are expected to increase as additional properties are added to the Company’s investment portfolio.

(e)	Income Taxes

The Company has made an election under Section 856 (C) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed as a Real Estate Investment Trust (“REIT”) under the Code beginning with its taxable year ended December 31, 1998. As a REIT for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially adversely affect the Company’s net income and net cash available to distribute to shareholders. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT and intends to continue to operate in the foreseeable future in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

(f)	Employees

The Company has no direct employees. The employees of the Advisor and Wells Management Company, Inc. (Wells Management), an affiliate of the Company and the Advisor, perform a full range of real estate services including leasing and property management, accounting, asset management and investor relations for the Company. The Company has reimbursed the Advisor and Wells Management for allocated salaries, wages and other payroll related costs totaling $683,535 and $254,000 for the six months ended June 30, 2002 and 2001, respectively and $366,380 and $163,725 for the three months ended June 30, 2002 and 2001, respectively.

(g)	Insurance

Wells Management Company, Inc., an affiliate of the Company and the Advisor, carries comprehensive liability and extended coverage with respect to all the properties owned directly or indirectly by the Company. In the opinion of management, the properties are adequately insured.

(h)	Competition

The Company will experience competition for tenants from owners and managers of competing projects, which may include its affiliates. As a result, the Company may be required to provide free rent, reduced charges for tenant improvements and other inducements, all of which may have an adverse impact on results of operations. At the time the Company elects to dispose of its properties, the Company will also be in competition with sellers of similar properties to locate suitable purchasers for its properties.

18

(i)	Statement of Cash Flows

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments.

(j)	Basis of Presentation

Substantially all of the Company’s business is conducted through Wells OP. On December 31, 1997, Wells OP issued 20,000 limited partner units to the Advisor in exchange for a capital contribution of $200,000. The Company is the sole general partner in Wells OP; consequently, the accompanying consolidated balance sheet of the Company includes the amounts of the Company and Wells OP. The Advisor, a limited partner, is not currently receiving distributions from its investment in Wells OP.

The consolidated financial statements of the Company have been prepared in accordance with instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These quarterly statements have not been examined by independent accountants, but in the opinion of the Board of Directors, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary to present a fair presentation of the results for such periods. Results for interim periods are not necessarily indicative of full year results. For further information, refer to the financial statements and footnotes included in the Company’s Form 10-K for the year ended December 31, 2001.

2    INVESTMENT IN JOINT VENTURES

(a)	Basis of Presentation

As of June 30, 2002, the Company owned interests in 17 properties in joint ventures with related entities through its ownership in Wells OP, which owns interests in seven such joint ventures. The Company does not have control over the operations of these joint ventures; however, it does exercise significant influence. Accordingly, investment in joint ventures is recorded using the equity method.

(b)	Summary of Operations

The following information summarizes the operations of the unconsolidated joint ventures in which the Company, through Wells OP, had ownership interests as of June 30, 2002 and 2001, respectively. There were no additional investments in joint ventures made by the Company during the three months and six months ended June 30, 2002.

	Total Revenues		Net Income		Wells OP’s Share of Net Income
	Three Months Ended		Three Months Ended		Three Months Ended
	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001
Fund IX-X-XI-REIT Joint Venture	$1,436,601	$1,087,746	$619,173	$734,418	$22,982	$27,258
Cort Joint Venture	208,707	198,881	140,206	131,374	61,224	57,367
Fremont Joint Venture	227,023	225,178	140,944	135,990	109,237	105,398
Fund XI-XII-REIT Joint Venture	859,027	847,767	545,009	499,960	309,363	283,792
Fund XII-REIT Joint Venture	1,483,224	1,102,873	852,672	587,864	468,646	310,812
Fund VIII-IX-REIT Joint Venture	309,605	313,539	147,998	155,320	23,370	24,854
Fund XIII-REIT Joint Venture	707,919	0	406,236	0	277,041	0

	$5,232,106	$3,775,984	$2,852,238	$2,244,926	$1,271,863	$809,481

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	Total Revenues		Net Income		Wells OP’s Share of Net Income
	Six Months Ended		Six Months Ended		Six Months Ended
	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001
Fund IX-X-XI-REIT Joint Venture	$2,815,660	$2,181,096	$1,173,441	$1,372,853	$43,554	$50,954
Cort Joint Venture	420,713	398,468	269,956	265,127	117,882	115,773
Fremont Joint Venture	452,184	450,356	276,892	278,602	214,602	215,928
Fund XI-XII-REIT Joint Venture	1,717,246	1,689,191	1,042,158	1,014,237	591,560	575,710
Fund XII-REIT Joint Venture	3,154,087	1,896,195	1,658,185	1,033,184	911,372	519,445
Fund VIII-IX-REIT Joint Venture	633,351	580,923	308,694	260,352	48,744	41,384
Fund XIII-REIT Joint Venture	1,408,567	0	807,910	0	550,972	0

	$10,601,808	$7,196,229	$5,537,236	$4,224,355	$2,478,686	$1,519,194

3.    INVESTMENTS IN REAL ESTATE

As of June 30, 2002, the Company, through its ownership in Wells OP, owns 35 properties directly. The following describes acquisitions made directly by Wells OP during the three months ended June 30, 2002.

The Travelers Express Denver Building

On April 10, 2002, Wells OP purchased the Travelers Express Denver Building, a one-story office building containing 68,165 rentable square feet located in Lakewood, Jefferson County, Colorado for a purchase price of $10,395,845, excluding closing costs. Travelers Express Building is 100% leased to Travelers Express Company, Inc. (“Travelers Express”). The Travelers Express lease is a net lease that commenced in April 2002 and expires in March 2012. The current annual base rent payable under the Travelers Express lease is $1,012,250. Travelers Express, at its option, has the right to extend the initial term of its lease for two additional five-year terms. Base rent for the first renewal term shall be $19.00 per square foot for years 1-3 and $20.50 per square foot for years 4-5. The base rent for the second renewal term shall be at the then-current market rental rate.

The Agilent Atlanta Building

On April 18, 2002, Wells OP purchased the Agilent Atlanta Building, a two-story office building containing 101,207 rentable square feet located in Alpharetta, Fulton County, Georgia for a purchase price of $15,100,000, excluding closing costs. The Agilent Atlanta Building is leased to Agilent Technologies, Inc. (“Agilent”) and Koninklijke Philips Electronics N.V. (“Philips”).

The Agilent lease is a net lease that covers approximately 66,811 square feet commencing in September 2001 and expiring in September 2011. The initial annual base rent payable under the Agilent lease is $1,344,905. Agilent, at its option, has the right to extend the initial term of its lease for either (1) one additional three-year period, or (2) one additional five-year period, at the then-current market rental rate. In addition, Agilent may terminate the lease at the end of the seventh lease year by paying a $763,650 termination fee.

The Philips lease is a net lease that covers approximately 34,396 rentable square feet commencing in September 2001 and expiring in September 2011. The current annual base rent payable under the Philips lease is $692,391. Philips, at its option, has the right to extend the initial term of its lease for either (1) one additional three-year period, or (2) one additional five-year period, at the then-current market rental rate. In addition, Philips may terminate the lease at the end of the seventh lease year by paying a $393,146 termination fee.

20

The BellSouth Ft. Lauderdale Building

On April 18, 2002, Wells OP purchased the BellSouth Ft. Lauderdale Building, a one-story office building containing 47,400 rentable square feet located in Ft. Lauderdale, Broward County, Florida for a purchase price of $6,850,000, excluding closing costs. The BellSouth Ft. Lauderdale Building is 100% leased to BellSouth Advertising and Publishing Corporation (“BellSouth”). The BellSouth lease is a net lease that commenced in July 2001 and expires in July 2008. The current annual base rent payable under the BellSouth lease is $747,033. BellSouth, at its option, has the right to extend the initial term of its lease for three additional five-year periods at 95% of the then-current market rental rate.

The Experian/TRW Buildings

On May 1, 2002, Wells OP purchased the Experian/TRW Buildings, two two-story office buildings containing 292,700 rentable square feet located in Allen, Collin County, Texas for a purchase price of $35,150,000, excluding closing costs. The Experian/TRW Buildings are both 100% leased to Experian, Inc. (“Experian”). The Experian lease is a net lease that commenced in April 1993 and expires in October 2010. The current annual base rent payable under the Experian lease is $3,438,277. Experian, at its option, has the right to extend the initial term of its lease for four additional five-year periods at 95% of the then-current market rental rate. TRW, Inc., the original tenant on the Experian lease, assigned its interest in the Experian lease to Experian in 1996 but remains as an obligor of the Experian lease.

The Agilent Boston Building

On May 3, 2002, Wells OP purchased the Agilent Boston Building, a three-story office building containing 174,585 rentable square feet located in Boxborough, Middlesex County, Massachusetts for a purchase price of $31,742,274, excluding closing costs. In addition, Wells OP has assumed the obligation, as the landlord, to provide Agilent $3,407,496 for tenant improvements. The Agilent Boston Building is 100% leased to Agilent Technologies, Inc. (“Agilent”). The Agilent Boston lease is a net lease that commenced in September 2001 and expires in September 2011. The current annual base rent payable under the Agilent Boston lease is $3,578,993. Agilent, at its option, has the right to extend the initial term of its lease for one additional five-year period at a rate equal to the greater of (1) the then-current market rental rate, or (2) 75% of the annual base rent in the final year of the initial term of the Agilent Boston lease. In addition, Agilent may terminate the lease at the end of the seventh lease year by paying a $4,190,000 termination fee.

The TRW Denver Building

On May 29, 2002, Wells OP purchased the TRW Denver Building, a three-story office building containing 108,240 rentable square feet located in Aurora, Arapahoe County, Colorado for a purchase price of $21,060,000, excluding closing costs. The TRW Denver Building is 100% leased to TRW, Inc. (“TRW”). The TRW lease is a net lease that commenced in October 1997 and expires in September 2007. The current annual base rent payable under the TRW lease is $2,870,709. TRW, at its option, has the right to extend the initial term of its lease for two additional five-year periods at 95% of the then-current market rental rate.

The MFS Phoenix Building

On June 5, 2002, Wells OP purchased the MFS Phoenix Building, a three-story office building containing 148,605 rentable square feet located in Phoenix, Maricopa County, Arizona for a purchase price of $25,800,000, excluding closing costs. The MFS Phoenix Building is 100% leased to Massachusetts Financial Services Company (“MFS”). The MFS lease is a net lease that commenced in April 2001 and expires in July 2011. The current annual base rent payable under the MFS lease is $2,347,959. MFS, at its option, has the right to extend the initial term of its lease for two additional five-year periods at 95% of the then-current market rental rate.

4.    NOTE RECEIVABLE

In connection with the purchase of the TRW Denver Building, Wells OP acquired a note receivable from the building’s sole tenant, TRW, Inc., in the amount of $5,210,000. The loan was made to fund above-standard tenant

21

improvement costs to the building. The note receivable will be fully amortized over the remaining lease term, which expires September 2007, at 11% interest with TRW making monthly loan payments of $107,966.

5.    NOTES PAYABLE

Wells OP has established four secured lines of credit with SouthTrust Bank totaling $72,140,000 which are secured by first priority mortgages against the Cinemark, ASML, Dial, PwC, Motorola Tempe, Alstom Power Richmond and Avnet Buildings. Notes payable at June 30, 2002 consists of (i) $7,655,600 of draws on a $7,900,000 line of credit from SouthTrust Bank secured by a first mortgage on the Alstom Power Richmond Building and (ii) $8,002,541 outstanding on the construction loan from Bank of America, N.A.(Bank of America) which is being used to fund the development of the Nissan Property.

6.    INTEREST RATE SWAP

Wells OP entered into an interest rate swap agreement with Bank of America in an attempt to hedge its interest rate exposure on the Bank of America construction loan for the Nissan Property. The interest rate swap became effective January 15, 2002 and terminates on June 15, 2003, the maturity date of the construction loan. The notional amount of the interest rate swap is the balance outstanding on the construction loan on the payment date, which is the fifteenth of each month. The interest rate swap agreement involves the exchange of amounts based on a fixed interest rate for amounts based on a variable interest rate over the life of the loan agreement without an exchange of the notional amount upon which the payments are based. Wells OP, as the fixed rate payer, has an interest rate of 5.9%. Bank of America, the variable rate payer, pays at a rate equal to U.S. dollar LIBOR on the payment date. During the six months ended June 30, 2002, Wells OP made interest payments totaling approximately $23,100 under the terms of the interest rate swap. At June 30, 2002, the estimated fair value of the interest rate swap was ($289,379).

On January 1, 2001, the Company adopted SFAS No. 133, as amended by SFAS No. 137 and No. 138 Accounting for Derivative Instruments and Hedging Activities. The effect of adopting the SFAS No. 133 did not have a material effect on the Company’s consolidated financial statements.

7.    DUE TO AFFILIATES

Due to affiliates consists of amounts due to the Advisor for acquisitions and advisory fees and acquisition expenses, deferred offering costs, and other operating expenses paid on behalf of the Company. Also included in due to affiliates is the amount due to the Fund VIII-IX Joint Venture related to the Matsushita lease guarantee, which is explained in greater detail in the financial statements and footnotes included in the Company’s Form 10-K for the year ended December 31, 2001. Payments of $601,963 have been made as of June 30, 2002 toward funding the obligation under the Matsushita agreement.

8.    COMMITMENTS AND CONTINGENCIES

Take Out Purchase and Escrow Agreement

An affiliate of the Advisor (“Wells Exchange”) has developed a program (the “Wells Section 1031 Program”) involving the acquisition by Wells Exchange of income-producing commercial properties and the formation of a series of single member limited liability companies for the purpose of facilitating the resale of co-tenancy interests in such real estate properties to be owned in co-tenancy arrangements with persons (“1031 Participants”) who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. Each of these properties will be financed by a combination of permanent first mortgage financing and interim loan financing obtained from institutional lenders.

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Following the acquisition of each property, Wells Exchange will attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which will be used to pay off the interim financing. In consideration for the payment of a take out fee to the Company, and following approval of the potential property acquisition by the Company’s Board of Directors, it is anticipated that Wells OP will enter into a contractual relationship providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property to 1031 Participants, Wells OP will purchase, at Wells Exchange’s cost, any co-tenancy interests remaining unsold at the end of the offering period. As a part of the initial transaction in the Wells Section 1031 Program, Wells OP entered into a take out purchase and escrow agreement dated April 16, 2001 providing, among other things, that Wells OP would be obligated to acquire, at Wells Exchange’s cost, any unsold co-tenancy interests in the building known as the Ford Motor Credit Complex which remained unsold at the expiration of the offering of Wells Exchange, which was extended to April 15, 2002. Wells OP was compensated for its takeout commitment in the amount of $137,500 in 2001 and $134,102 in 2002. On April 12, 2002, Wells Exchange paid off the interim financing on the Ford Motor Credit Complex. Pay off of the loan triggered the release of Wells OP from its prior obligations under the take out purchase and escrow agreement relating to such property.

9.    SUBSEQUENT EVENTS

The ISS Atlanta Buildings

On July 1, 2002, Wells OP purchased two five-story buildings containing a total of 238,600 rentable square feet located in Atlanta, Georgia for a purchase price of $40,500,000, excluding closing costs. The ISS Atlanta Buildings were acquired by assigning to Wells OP an existing ground lease with the Development Authority of Fulton County (“Development Authority”). Fee simple title to the land upon which the ISS Atlanta Buildings are located is held by the Development Authority, which issued Development Authority of Fulton County Taxable Revenue Bonds (“Bonds”) totaling $32,500,000 in connection with the construction of these buildings. The Bonds, which entitle Wells OP to certain real property tax abatement benefits, were also assigned to Wells OP at the closing. Fee title interest to the land will be transferred to Wells OP upon payment of the outstanding balance on the Bonds, either by prepayment by Wells OP or at the expiration of the ground lease on December 1, 2015.

The entire rentable area of the ISS Atlanta Buildings is leased to Internet Security Systems, Inc., a Georgia corporation (“ISS”). The ISS Atlanta lease is a net lease that commenced in November 2000 and expires in May 2013. The current annual base rent payable under the ISS Atlanta lease is $4,623,445. ISS, at its option, has the right to extend the initial term of its lease for three additional five-year periods at 95% of the then-current market rental rate.

The PacifiCare San Antonio Building

On July 12, 2002, Wells OP purchased the PacifiCare San Antonio Building, a two-story office building containing 142,500 rentable square feet located in San Antonio, Texas for a purchase price of $14,650,000, excluding closing costs. The PacifiCare San Antonio Building is 100% leased to PacifiCare Health Systems, Inc. (“PacifiCare”). The PacifiCare lease is a net lease that commenced on November 20, 2000 and expires on November 30, 2010. The current annual base rent payable under the PacifiCare lease is $1,471,700. PacifiCare, at its option, has the right to extend the initial term of its lease for three additional five-year periods. Monthly base rent for the first renewal term will be $163,994 and monthly base rent for the second and third renewal terms will be the then-current market rental rate.

The Kerr McGee Property

On July 29, 2002, Wells OP purchased the Kerr McGee Property, a 4.2-acre tract of land located in Houston, Harris County, Texas for a purchase price of $1,738,044, excluding closing costs. Wells OP has entered into agreements to construct a four-story office building containing approximately 100,000 rentable square feet (the “Kerr McGee Project”) on the Kerr McGee Property. It is currently anticipated that the aggregate of all costs and expenses to be incurred by Wells OP with respect to the acquisition of the Kerr McGee Property and the planning, design, development, construction and completion of the Kerr McGee Project will total approximately $15,760,000.

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The entire 100,000 rentable square feet of the Kerr McGee Project will be leased to Kerr McGee Oil & Gas Corporation (“Kerr McGee”), a wholly owned subsidiary of Kerr McGee Corporation. The initial term of the Kerr McGee lease will extend 11 years and 1 month beyond the rent commencement date. Construction on the building is scheduled to be completed by July 2003. The rent commencement date will occur no later than July 1, 2003. Kerr McGee has the right to extend the initial term of this lease for one additional period of twenty years or the option to extend the initial term for any combination of additional periods of ten years or five years for a total additional period of not more than twenty years. The base rental rate will be 95% of the existing market rate. The initial annual base rent payable under the Kerr McGee lease will be calculated as 10.5% of project costs.

Wells OP obtained a construction loan in the amount of $13,700,000 from Bank of America to fund the construction of a building on the Kerr McGee Property. The loan requires monthly payments of interest only and matures on January 29, 2004. The interest rate on the loan as of August 6, 2002 was 3.80%. The Bank of America loan is secured by a first priority mortgage on the Kerr McGee Property.

The BMG Greenville Building

On July 31, 2002, Wells OP purchased the BMG Greenville Buildings, two one-story office buildings containing 786,778 rentable square feet located in Duncan, Spartanburg County, South Carolina for a purchase price of $26,900,000, excluding closing costs. The BMG Greenville Buildings are leased to BMG Direct Marketing, Inc. (“BMG Marketing”) and BMG Music (“BMG Music”).

The BMG Marketing lease is a net lease that covers approximately 473,398 square feet commencing in March 1988 and expiring in March 2011. The initial annual base rent payable under the BMG Marketing lease is $1,394,156. BMG Marketing, at its option, has the right to extend the initial term of its lease for two consecutive ten-year periods at 95% of the then-current market rental rate.

The BMG Music lease is a net lease that covers approximately 313,380 rentable square feet commencing in December 1987 and expiring in March 2011. The current annual base rent payable under the BMG Music lease is $763,600. BMG Music, at its option, has the right to extend the initial term of its lease for two consecutive ten-year periods at 95% of the then-current market rental rate.

The Kraft Atlanta Building

On August 1, 2002, Wells OP purchased the Kraft Atlanta Building, a one-story office building containing 87,219 rentable square feet located in Suwanee, Forsyth County, Georgia for a purchase price of $11,625,000, excluding closing costs. The Kraft Atlanta Building is leased to Kraft Foods North America, Inc. (“Kraft”) and PerkinElmer Instruments, LLC (“PerkinElmer”).

The Kraft lease is a net lease that covers approximately 73,264 square feet commencing in February 2002 and expiring in January 2012. The initial annual base rent payable under the Kraft lease is $1,263,804. Kraft, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. In addition, Kraft may terminate the lease (1) at the end of the third year by paying a $7,000,000 termination fee, or (2) at the end of the seventh lease year by paying a $1,845,296 termination fee.

The PerkinElmer lease is a net lease that covers approximately 13,955 rentable square feet commencing in December 2001 and expiring in November 2016. The current annual base rent payable under the PerkinElmer lease is $194,672. PerkinElmer, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. In addition, PerkinElmer may terminate the lease at the end of the tenth lease year by paying a $325,000 termination fee.

Issuance of Common Stock

From July 1, 2002 through August 7, 2002, the Company raised $170,921,990 through the issuance of 17,092,199 shares of common stock in the Company.

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The Fourth Offering of Common Stock

The Company terminated it third public offering and commenced its fourth public offering of common stock on July 26, 2002, the effective date of the Registration Statement initially filed with the Securities and Exchange Commission on April 8, 2002. The Company is offering up to an aggregate of $3,300,000,000 (330,000,000 shares) of which $3,000,000,000 (300,000,000 shares) are being offered to the public and $300,000,000 (30,000,000 shares) are being offered pursuant to the dividend reinvestment plan.

25

WELLS REAL ESTATE INVESTMENT TRUST, INC.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the financial statements and notes of Wells Real Estate Investment Trust, Inc. included in its annual report on Form 10-K for the year ended December 31, 2001 and quarterly report on Form 10-Q for the period ended June 30, 2002. In addition, this pro forma information should be read in conjunction with the financial statements and notes of certain acquired properties included in various Form 8-Ks filed in the previous two years.

The following unaudited pro forma balance sheet as of June 30, 2002 has been prepared to give effect to the third quarter 2002 acquisitions of the PacifiCare San Antonio Building, the Kerr McGee Property, the BMG Greenville Buildings and the Kraft Atlanta Building (collectively, the “Recent Acquisitions”) by Wells OP as if the acquisitions occurred on June 30, 2002.

The following unaudited pro forma statement of income for the six months ended June 30, 2002 has been prepared to give effect to the first and second quarter 2002 acquisitions of the Arthur Andersen Building, the Transocean Houston Building, Novartis Atlanta Building, the Dana Corporation Buildings, the Travelers Express Denver Buildings, the Agilent Atlanta Building, the BellSouth Ft. Lauderdale Building, the Experian/TRW Buildings, the Agilent Boston Building, the TRW Denver Building, the MFS Phoenix Building (collectively, the “2002 Acquisitions”) and the Recent Acquisitions as if the acquisitions occurred on January 1, 2001. The Kerr McGee Property had no operations during the six months ended June 30, 2002.

The following unaudited pro forma statement of income for the year ended December 31, 2001 has been prepared to give effect to the 2001 acquisitions of the Comdata Building, the AmeriCredit Building, the State Street Bank Building, the IKON Buildings, the Ingram Micro Building, the Lucent Building, the ADIC Buildings, the Convergys Building, the Windy Point Buildings (collectively, the “2001 Acquisitions”), the 2002 Acquisitions and the Recent Acquisitions as if the acquisitions occurred on January 1, 2001. The Nissan Property, the Travelers Express Denver Buildings and the Kerr McGee Property had no operations during 2001.

Wells OP is a Delaware limited partnership that was organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc., a Maryland corporation. As the sole general partner of Wells OP, Wells Real Estate Investment Trust, Inc. possesses full legal control and authority over the operations of Wells OP. Accordingly, the accounts of Wells OP are consolidated with the accompanying pro forma financial statements of Wells Real Estate Investment Trust, Inc.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions of the 2001 Acquisitions, 2002 Acquisitions and the Recent Acquisitions been consummated as of January 1, 2001.

26

WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA BALANCE SHEET

JUNE 30, 2002

(Unaudited)

ASSETS

		Pro Forma Adjustments
		Recent Acquisitions
	Wells Real Estate Investment Trust, Inc (e)	Other		PacifiCare San Antonio		Kerr McGee		BMG Greenville		Kraft Atlanta		Pro Forma Total
REAL ESTATE ASSETS, at cost:
Land	$110,330,449	$0		$2,450,000	(a)	$1,738,044	(a)	$1,600,000	(a)	$2,700,000	(a)	$119,163,936
		0		99,709	(b)	70,734	(b)	65,116	(b)	109,884	(b)
Buildings, less accumulated depreciation of $37,717,737	689,490,969	0		12,239,827	(a)	0		25,087,017	(a)	8,975,771	(a)	737,677,992
		0		498,132	(b)	0		1,020,983	(b)	365,293	(b)
Construction in progress	16,081,841	0		0		379,901	(a)	0		0		16,461,742

Total real estate assets	815,903,259	0		15,287,668		2,188,679		27,773,116		12,150,948		873,303,670

CASH AND CASH EQUIVALENTS	341,909,775	145,053,219	(c)	(14,689,827	)(a)	(2,103,115	)(a)	(14,984,256	)(a)	(11,675,771	)(a)	438,433,162
		(5,076,863	)(d)
INVESTMENT IN JOINT VENTURES	76,217,870	0		0		0		0		0		76,217,870
INVESTMENT IN BONDS	22,000,000	0		0		0		0		0		22,000,000
ACCOUNTS RECEIVABLE	10,709,104	0		0		0		0		0		10,709,104
DEFERRED LEASE ACQUISITION COSTS, net	1,790,608	0		0		0		0		0		1,790,608
DEFERRED PROJECT COSTS	14,314,914	5,076,863	(d)	(597,841	)(b)	(70,734	)(b)	(1,086,099	)(b)	(475,177	)(b)	17,161,926
DEFERRED OFFERING COSTS	1,392,934	0		0		0		0		0		1,392,934
DUE FROM AFFILIATES	1,897,309	0		0		0		0		0		1,897,309
NOTE RECEIVABLE	5,149,792	0		0		0		0		0		5,149,792
PREPAID EXPENSES AND OTHER ASSETS, net	1,881,308	0		0		0		0		0		1,881,308

Total assets	$1,293,166,873	$145,053,219		$0		$14,830		$11,702,761		$0		$1,449,937,683

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LIABILITIES AND SHAREHOLDERS’ EQUITY

		Pro Forma Adjustments
		Recent Acquisitions
	Wells Real Estate Investment Trust, Inc (e)	Other		PacifiCare San Antonio	Kerr McGee		BMG Greenville		Kraft Atlanta	Pro Forma Total
LIABILITIES:
Accounts payable and accrued expenses	$11,840,214	$0		$0	$14,830	(a)	$0		$0	$11,855,044
Notes payable	15,658,141	0		0	0		11,702,761	(a)	0	27,360,902
Obligations under capital lease	22,000,000	0		0	0		0		0	22,000,000
Dividends payable	4,538,635	0		0	0		0		0	4,538,635
Due to affiliates	2,106,790	0		0	0		0		0	2,106,790
Deferred rental income	1,013,544	0		0	0		0		0	1,013,544

Total liabilities	57,157,324	0		0	14,830		11,702,761		0	68,874,915

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP	200,000	0		0	0		0		0	200,000

SHAREHOLDERS’ EQUITY:
Common shares, $.01 par value; 125,000,000 shares authorized, 145,589,053 shares issued and 144,366,772 outstanding at June 30, 2002	1,455,890	145,053	(c)	0	0		0		0	1,600,943
Additional paid-in capital	1,290,858,515	144,908,166	(c)	0	0		0		0	1,435,766,681
Cumulative distributions in excess of earnings	(43,991,669)	0		0	0		0		0	(43,991,669)
Treasury stock, at cost, 1,222,381 shares	(12,223,808)	0		0	0		0		0	(12,223,808)
Other comprehensive loss	(289,379)	0		0	0		0		0	(289,379)

Total shareholders’ equity	1,235,809,549	145,053,219		0	0		0		0	1,380,862,768

Total liabilities and shareholders’ equity	$1,293,166,873	$145,053,219		$0	$14,830		$11,702,761		$0	$1,449,937,683

(a)	Reflects Wells Real Estate Investment Trust, Inc.’s purchase price for the land, building and liabilities assumed.

(b)	Reflects deferred project costs applied to the land and building at approximately 4.07% of the purchase price.

(c)	Reflects capital raised through issuance of additional shares subsequent to June 30, 2002 through Kraft Atlanta acquisition date.

(d)	Reflects deferred project costs capitalized as a result of additional capital raised described in note (c) above.

(e)	Historical financial information derived from quarterly report on Form 10-Q

The accompanying notes are an integral part of this statement.

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WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2001

(Unaudited)

		Pro Forma Adjustments
	Wells Real Estate					Recent Acquisitions
	Investment	2001		2002		PacifiCare		BMG		Kraft
	Trust, Inc. (f)	Acquisitions		Acquisitions		San Antonio		Greenville		Atlanta		Pro Forma Total
REVENUES:
Rental income	$44,204,279	$11,349,076	(a)	$14,846,431	(a)	$1,556,473	(a)	$2,445,210	(a)	$18,429	(a)	$74,419,898
Equity in income of joint ventures	3,720,959	1,111,850	(b)	0		0		0		0		4,832,809
Interest income	1,246,064	0		0		0		0		0		1,246,064
Take out fee	137,500	0		0		0		0		0		137,500

	49,308,802	12,460,926		14,846,431		1,556,473		2,445,210		18,429		80,636,271

EXPENSES:
Depreciation and amortization	15,344,801	5,772,761	(c)	5,356,374	(c)	509,518	(c)	1,044,320	(c)	31,137	(c)	28,058,911
Interest	3,411,210	0		0		0		0		0		3,411,210
Operating costs, net of reimbursements	4,128,883	2,854,275	(d)	1,505,269	(d)	0		0		5,452	(d)	8,493,879
Management and leasing fees	2,507,188	510,708	(e)	668,090	(e)	70,041	(e)	110,034	(e)	829	(e)	3,866,890
General and administrative	973,785	0		0		0		0		0		973,785
Amortization of deferred financing costs	770,192	0		0		0		0		0		770,192
Legal and accounting	448,776	0		0		0		0		0		448,776

	27,584,835	9,137,744		7,529,733		579,559		1,154,354		37,418		46,023,643

NET INCOME	$21,723,967	$3,323,182		$7,316,698		$976,914		$1,290,856		$(18,989)		$34,612,628

EARNINGS PER SHARE, basic and diluted	$0.43											$0.22

WEIGHTED AVERAGE SHARES, basic and diluted	50,520,853											158,872,092

(a)	Rental income is recognized on a straight-line basis.

(b)	Reflects Wells Real Estate Investment Trust, Inc.’s equity in income of Wells XII-REIT Joint Venture related to the acquisition of the Comdata Building and equity in income of Wells XIII-REIT Joint Venture related to the acquisition of the AmeriCredit Building and the ADIC Building.

(c)	Depreciation expense on the buildings is recognized using the straight-line method and a 25-year life.

(d)	Consists of nonreimbursable operating expenses.

(e)	Management and leasing fees are calculated at 4.5% of rental income.

(f)	Historical financial information derived from annual report on Form 10-K

The accompanying notes are an integral part of this statement.

29

WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2002

(Unaudited)

		Pro Forma Adjustments
	Wells Real Estate			Recent Acquisitions
	Investment	2002		PacifiCare		BMG		Kraft		Pro Forma
	Trust, Inc. (e)	Acquisitions		San Antonio		Greenville		Atlanta		Total
REVENUES:
Rental income	$38,571,815	$7,307,774	(a)	$778,237	(a)	$1,222,605	(a)	$651,493	(a)	$48,531,924
Equity in income of joint ventures	2,478,686	0		0		0		0		2,478,686
Interest income	2,648,351	0		0		0		0		2,648,351
Take out fee	134,102	0		0		0		0		134,102

	43,832,954	7,307,774		778,237		1,222,605		651,493		53,793,063

EXPENSES:
Depreciation and amortization	12,903,282	2,588,546	(b)	254,759	(b)	522,160	(b)	186,821	(b)	16,455,568
Interest	880,002	0		0		0		0		880,002
Operating costs, net of reimbursements	2,063,997	300,018	(c)	0		0		79,067	(c)	2,443,082
Management and leasing fees	1,903,082	328,850	(d)	35,021	(d)	55,017	(d)	29,317	(d)	2,351,287
General and administrative	1,121,457	0		0		0		0		1,121,457
Amortization of deferred financing costs	424,992	0		0		0		0		424,992

	19,296,812	3,217,414		289,780		577,177		295,205		23,676,388

NET INCOME	$24,536,142	$4,090,360		$488,457		$645,428		$356,288		$30,116,675

EARNINGS PER SHARE, basic and diluted	$0.22									$0.19

WEIGHTED AVERAGE SHARES, basic and diluted	110,885,641									158,872,092

(a)	Rental income is recognized on a straight-line basis.

(b)	Depreciation expense on the buildings is recognized using the straight-line method and a 25-year life.

(c)	Consists of nonreimbursable operating expenses.

(d)	Management and leasing fees are calculated at 4.5% of rental income.

(e)	Historical financial information derived from quarterly report on Form 10-Q

The accompanying notes are an integral part of this statement.

30

WELLS REAL ESTATE INVESTMENT TRUST, INC.

SUPPLEMENT NO. 2 DATED AUGUST 29, 2002 TO THE PROSPECTUS

DATED JULY 26, 2002

This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Investment Trust, Inc. dated July 26, 2002, as supplemented and amended by Supplement No. 1 dated August 14, 2002. When we refer to the “prospectus” in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	Status of the offering of shares in Wells Real Estate Investment Trust, Inc. (Wells REIT);

(2)	The declaration of dividends for the fourth quarter of 2002;

(3)	Revisions to the “Description of Real Estate Investments” section of the prospectus to describe the following real property matters:

(A)	Acquisition of three office buildings in Irving, Texas (Nokia Dallas Buildings);

(B)	Acquisition of a seven-story office building in Austin, Texas (Harcourt Austin Building); and

(C)	Execution of a lease with AmeriCredit Financial Services in connection with a build-to-suit three-story office building in Chandler, Arizona (AmeriCredit Arizona Building);

(4)	Revisions to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus; and

(5)	Unaudited pro forma financial statements of the Wells REIT reflecting the acquisition of the Nokia Dallas Buildings.

Status of the Offering

We commenced our initial public offering of common stock on January 30, 1998. Our initial public offering was terminated on December 19, 1999. We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares in our initial public offering. We commenced our second offering of common stock on December 20, 1999. Our second public offering was terminated on December 19, 2000. We received approximately $175,229,193 in gross offering proceeds from the sale of 17,522,919 shares in our second public offering. We commenced our third public offering of common stock on December 20, 2000. Our third public offering was terminated on July 26, 2002. We received approximately $1,292,032,232 in gross offering proceeds from the sale of 129,203,223 shares in our third public offering.

Pursuant to the prospectus, we commenced our fourth public offering of common stock on July 26, 2002. As of August 25, 2002, we had received additional gross proceeds of approximately $84,871,857 from the sale of approximately 8,487,186 shares in our fourth public offering.

Dividends

As we described in Supplement No. 1 to the prospectus, we acquire properties that meet our standards of quality both in terms of the real estate and the creditworthiness of the tenants. Creditworthy tenants of the type we target are becoming more and more highly valued in the marketplace and, accordingly, there is increased competition in acquiring properties with these creditworthy tenants. As a result, the purchase prices for such properties have increased with corresponding reductions in cap rates and returns on investment. In addition, changes in market conditions have caused us to add to our internal procedures for ensuring the creditworthiness of our tenants before any commitment to buy a property is made. We continue to remain steadfast in our commitment to invest in quality properties that will produce quality income for our stockholders. Accordingly, because the marketplace is now placing a higher value on our type of properties and because of the additional time it now takes in the acquisition process for us to assess tenant credit – plus our commitment to adhere to purchasing properties with tenants that meet our investment criteria – we were required to lower our dividend yield to investors.

As a result of the factors described in the preceding paragraph, on August 29, 2002, our board of directors declared dividends for the fourth quarter of 2002 in an amount equal to a 7.0% annualized percentage rate return on an investment of $10 per share to be paid in December 2002. Our fourth quarter dividends are calculated on a daily record basis of $0.001923 (0.1923 cents) per day per share on the outstanding shares of common stock payable to stockholders of record of such shares as shown on the books of the Wells REIT at the close of business on each day during the period, commencing on September 16, 2002, and continuing on each day thereafter through and including December 15, 2002.

Description of Properties

As of August 25, 2002, we had purchased interests in 59 real estate properties located in 19 states, each of which was 100% leased to tenants. Below are the descriptions of our recent real property acquisitions through August 25, 2002.

Nokia Dallas Buildings

On August 15, 2002, Wells Operating Partnership, L.P. (Wells OP), a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of the Wells REIT, purchased three adjacent office buildings containing an aggregate of 604,234 rentable square feet located in Irving, Texas for an aggregate purchase price of $119,550,000, plus closing costs (Nokia Dallas Buildings). The Nokia Dallas Buildings consist of (1) a nine-story office building located at 6031 Connection Drive (Nokia I Building), (2) a seven-story office building located at 6021 Connection Drive (Nokia II Building), and (3) a six-story office building located at 6011 Connection Drive (Nokia III Building). The Nokia I Building and Nokia III Building were built in 1999, and the Nokia II Building was built in 2000.

The Nokia Dallas Buildings are all leased entirely to Nokia, Inc., the U.S. operating subsidiary of Nokia Corporation (Nokia), under long-term net leases (i.e., operating costs and maintenance costs are paid by the tenant) for periods of 10 years, with approximately seven to eight years remaining on such leases. Nokia, the guarantor of the Nokia, Inc. leases, is a Finnish corporation whose shares are traded on the New York Stock Exchange. Nokia is a mobile communications company that supplies mobile phones and mobile, fixed broadband, and Internet protocol networks. Nokia sells its products in over 130 countries worldwide. Nokia reported a net worth, as of December 31, 2001, of approximately $12 billion Euros.

2

Since the Dallas Nokia Buildings are leased to a single tenant on a long-term basis under net leases that transfer substantially all of the operating costs to the tenant, we believe that financial information about the guarantor of the leases, Nokia, is more relevant to investors than financial statements of the property acquired. Nokia is a public company which currently files its financial statements in reports filed with the Securities and Exchange Commission, and following is summary financial data regarding Nokia taken from its previously filed public reports:

Consolidated Profit and Loss Accounts

	For the Fiscal Year Ended
	December 31, 2001	December 31, 2000	December 31, 1999
	(In millions of Euros)
Net Sales	31,191	30,376	19,772
Operating Profit	3,362	5,776	3,908
Net Profit	2,200	3,938	2,577

Consolidated Balance Sheet Data

	December 31, 2001	December 31, 2000
	(In millions of Euros)
Total Assets	22,427	19,890
Long-term liabilities	460	311
Shareholders’ Equity	12,205	10,808

If you would like to review more detailed financial information regarding Nokia, please refer to the financial statements of Nokia, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

The Nokia I Building is a nine-story building containing 228,678 rentable square feet. The Nokia I Building lease fully commenced in July 1999 and expires in July 2009. The current annual base rent payable under the Nokia I Building lease is $4,413,485.

The Nokia II Building is a seven-story building containing 223,470 rentable square feet. The Nokia II Building lease commenced in December 2000 and expires in December 2010. The current annual base rent payable under the Nokia II Building lease is $4,547,614.

The Nokia III Building is a six-story building containing 152,086 rentable square feet. The Nokia III Building lease commenced in June 1999 and expires in July 2009. The current annual base rent payable under the Nokia III Building lease is $3,024,990.

Nokia, Inc. has a right of first offer on the future sale of each of the Nokia Dallas Buildings.

Harcourt Austin Building

On August 15, 2002, Wells OP purchased a seven-story office building containing 195,230 rentable square feet located in Austin, Texas (Harcourt Austin Building) for a purchase price of $39,000,000, plus closing costs. The Harcourt Austin Building was built in 2001 and is located at 10801 North Mopac Expressway, Austin, Texas.

The Harcourt Austin Building is leased entirely to Harcourt, Inc., a wholly owned subsidiary of Harcourt General, Inc. (Harcourt General), the guarantor of the Harcourt lease. Harcourt General is a Delaware corporation having its corporate headquarters in Newton, Massachusetts. Harcourt General is a worldwide education company that provides books, print, and electronic learning materials, assessments, and professional development programs to students and teachers in pre-kindergarten through 12th grade. Harcourt General was acquired in July 2001, by, and became a wholly owned subsidiary of, Reed Elsevier PLC, a privately held company.

The Harcourt lease commenced in July 2001 and expires in June 2016. The current annual base rent payable under the Harcourt lease is $3,353,040.

3

Lease of AmeriCredit Arizona Building

On August 9, 2002, Wells OP entered into a 10-year lease with AmeriCredit Financial Services, Inc. (AmeriCredit) for a build-to-suit property on a 14-acre tract of land located in Chandler, Arizona (AmeriCredit Arizona Property). Wells OP expects to enter into a definitive agreement to acquire the AmeriCredit Arizona Property in the near future.

AmeriCredit is wholly-owned by, and serves as the primary operating subsidiary for, AmeriCredit Corp., a Texas corporation whose common stock is publicly traded on the NYSE. AmeriCredit Corp. is the guarantor of the lease. AmeriCredit is the world’s largest independent middle-market automobile finance company. AmeriCredit purchases loans made by franchised and select independent dealers to consumers buying late model used and, to a lesser extent, new automobiles. AmeriCredit Corp. reported a net worth, as of December 31, 2001, of approximately $1.2 billion.

The AmeriCredit Arizona lease will commence shortly after completion of construction of a three-story office building containing approximately 153,494 rentable square feet on the AmeriCredit Arizona Property, which we expect to occur in approximately March 2003 at a total estimated cost of $24,700,000. The AmeriCredit Arizona lease expires 10 years and four months after lease commencement. AmeriCredit has the right to extend the initial term of this lease for two additional five-year terms at 95% of the then-current market rental rate. In addition, AmeriCredit may terminate the AmeriCredit Arizona lease at the end of the 88th month by paying a $2,512,697 termination fee.

As an inducement for Wells OP to enter into the AmeriCredit Arizona lease, AmeriCredit has prepaid to Wells OP the first three years of base rent on the AmeriCredit Arizona Building at a discounted amount equal to $4,827,945 rather than the amount of base rent that would otherwise have been payable ratably over the first three years of the lease term. Wells OP will be required to repay this prepaid rent or some portion thereof under certain circumstances described in the AmeriCredit Arizona lease such as failure of Wells OP to substantially complete construction of the building in accordance with specifications by August 1, 2003, damage or destruction of the building, eminent domain taking of the property and failure of Wells OP to make required repairs to the building. Wells OP has obtained and delivered an irrevocable stand-by letter of credit from Bank of America, N.A. to AmeriCredit in the amount of the prepaid rent to secure Wells OP’s obligation to repay the prepaid rent under these conditions.

Property Management Fees

Wells Management Company, Inc. (Wells Management), an affiliate of the Wells REIT and our advisor, will be paid management and leasing fees in the amount of 4.5% of gross revenues from the Nokia Dallas Buildings, the Harcourt Austin Building and the AmeriCredit Arizona Building, subject to certain limitations. In addition, Wells Management will receive a one-time initial lease-up fee relating to the leasing of the AmeriCredit Arizona Building equal to one month’s rent estimated to be approximately $207,000.

4

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following information should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 101 of the prospectus, as supplemented by Supplement No. 1 dated August 14, 2002.

We commenced our initial public offering of common stock on January 30, 1998. Our initial public offering was terminated on December 19, 1999. We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares in our initial public offering. We commenced our second offering of common stock on December 20, 1999. Our second public offering was terminated on December 19, 2000. We received approximately $175,229,193 in gross offering proceeds from the sale of 17,522,919 shares in our second public offering. We commenced our third public offering of common stock on December 20, 2000. Our third public offering was terminated on July 26, 2002. We received approximately $1,292,032,232 in gross offering proceeds from the sale of 129,203,223 shares in our third public offering.

Pursuant to the prospectus, we commenced our fourth public offering of common stock on July 26, 2002. As of August 25, 2002, we had received additional gross proceeds of approximately $84,871,857 from the sale of approximately 8,487,186 shares in our fourth public offering. Accordingly, as of August 25, 2002, we had received aggregate gross offering proceeds of approximately $1,684,315,201 from the sale of approximately 168,431,520 shares in all of our public offerings. After payment of $58,452,949 in acquisition and advisory fees and acquisition expenses, payment of $187,490,370 in selling commissions and organization and offering expenses, and common stock redemptions of $14,230,931 pursuant to our share redemption program, as of August 25, 2002, we had raised aggregate net offering proceeds available for investment in properties of $1,424,140,951, out of which $1,128,348,590 had been invested in real estate properties, and $295,792,361 remained available for investment in real estate properties.

Financial Statements

The pro forma balance sheet of the Wells REIT, as of June 30, 2002, the pro forma statement of income for the year ended December 31, 2001, and the pro forma statement of income for the six months ended June 30, 2002, which are included in this supplement, have not been audited.

5

6

WELLS REAL ESTATE INVESTMENT TRUST, INC.

Summary of Unaudited Pro Forma Financial Statements

This pro forma information should be read in conjunction with the financial statements and notes of Wells Real Estate Investment Trust, Inc. included in its annual report on Form 10-K for the year ended December 31, 2001 and quarterly report on Form 10-Q for the period ended June 30, 2002. In addition, this pro forma information should be read in conjunction with the financial statements and notes of certain acquired properties included in various Form 8-Ks previously filed.

The following unaudited pro forma balance sheet as of June 30, 2002 has been prepared to give effect to the third quarter 2002 acquisitions of the PacifiCare San Antonio Building, the Kerr McGee Property, the BMG Greenville Buildings, the Kraft Atlanta Building (the “Other Recent Acquisitions”) and the Nokia Dallas Buildings (collectively, the “Recent Acquisitions”) by Wells OP as if the acquisitions occurred on June 30, 2002.

The following unaudited pro forma statement of income for the six months ended June 30, 2002 has been prepared to give effect to the first and second quarter 2002 acquisitions of the Arthur Andersen Building, the Transocean Houston Building, Novartis Atlanta Building, the Dana Corporation Buildings, the Travelers Express Denver Buildings, the Agilent Atlanta Building, the BellSouth Ft. Lauderdale Building, the Experian/TRW Buildings, the Agilent Boston Building, the TRW Denver Building, the MFS Phoenix Building (collectively, the “2002 Acquisitions”) and the Recent Acquisitions as if the acquisitions occurred on January 1, 2001. The Kerr McGee Property had no operations during the six months ended June 30, 2002.

The following unaudited pro forma statement of income for the year ended December 31, 2001 has been prepared to give effect to the 2001 acquisitions of the Comdata Building, the AmeriCredit Building, the State Street Bank Building, the IKON Buildings, the Ingram Micro Building, the Lucent Building, the ADIC Buildings, the Convergys Building, the Windy Point Buildings (collectively, the “2001 Acquisitions”), the 2002 Acquisitions and the Recent Acquisitions as if the acquisitions occurred on January 1, 2001. The Nissan Property, the Travelers Express Denver Buildings and the Kerr McGee Property had no operations during 2001.

Wells OP is a Delaware limited partnership that was organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc., a Maryland corporation. As the sole general partner of Wells OP, Wells Real Estate Investment Trust, Inc. possesses full legal control and authority over the operations of Wells OP. Accordingly, the accounts of Wells OP are consolidated with the accompanying pro forma financial statements of Wells Real Estate Investment Trust, Inc.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions of the 2001 Acquisitions, 2002 Acquisitions and the Recent Acquisitions been consummated as of January 1, 2001.

7

WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA BALANCE SHEET

JUNE 30, 2002

(Unaudited)

ASSETS

		Pro Forma Adjustments
	Wells Real Estate	Recent Acquisitions
	Investment Trust, Inc. (e)	Other		Nokia Dallas		Pro Forma Total
REAL ESTATE ASSETS, at cost:
Land	$110,330,449	$8,488,044	(a)	$9,100,000	(a)	$128,634,284
		345,443	(b)	370,348	(b)
Buildings, less accumulated depreciation of $37,717,737	689,490,969	46,302,615	(a)	110,831,069	(a)	853,019,628
		1,884,408	(b)	4,510,567	(b)
Construction in progress	16,081,841	379,901	(a)	0		16,461,742

Total real estate assets	815,903,259	57,400,411		124,811,984		998,115,654

CASH AND CASH EQUIVALENTS	341,909,775	(43,452,969	)(a)	(119,931,069	)(a)	372,072,298
		200,566,384	(c)
		(7,019,823	)(d)
INVESTMENT IN JOINT VENTURES	76,217,870	0		0		76,217,870
INVESTMENT IN BONDS	22,000,000	0		0		22,000,000
ACCOUNTS RECEIVABLE	10,709,104	0		0		10,709,104
DEFERRED LEASE ACQUISITION COSTS, net	1,790,608	0		0		1,790,608
DEFERRED PROJECT COSTS	14,314,914	(2,229,851	)(b)	(4,880,915	)(b)	14,223,971
		7,019,823	(d)
DEFERRED OFFERING COSTS	1,392,934	0		0		1,392,934
DUE FROM AFFILIATES	1,897,309	0		0		1,897,309
NOTE RECEIVABLE	5,149,792	0		0		5,149,792
PREPAID EXPENSES AND OTHER ASSETS, net	1,881,308	0		0		1,881,308

Total assets	$1,293,166,873	$212,283,975		$0		$1,505,450,848

8

LIABILITIES AND SHAREHOLDERS’ EQUITY

		Pro Forma Adjustments
	Wells Real Estate	Recent Acquisitions
	Investment Trust, Inc. (e)	Other		Nokia Dallas	Pro Forma Total
LIABILITIES:
Accounts payable and accrued expenses	$11,840,214	$14,830	(a)	$0	$11,855,044
Notes payable	15,658,141	11,702,761	(a)	0	27,360,902
Obligations under capital lease	22,000,000	0		0	22,000,000
Dividends payable	4,538,635	0		0	4,538,635
Due to affiliates	2,106,790	0		0	2,106,790
Deferred rental income	1,013,544	0		0	1,013,544

Total liabilities	57,157,324	11,717,591		0	68,874,915

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP	200,000	0		0	200,000

SHAREHOLDERS’ EQUITY:
Common shares, $.01 par value; 125,000,000 shares authorized, 145,589,053 shares issued and 144,366,772 outstanding at June 30, 2002	1,455,890	200,566	(c)	0	1,656,456
Additional paid-in capital	1,290,858,515	200,365,818	(c)	0	1,491,224,333
Cumulative distributions in excess of earnings	(43,991,669)	0		0	(43,991,669)
Treasury stock, at cost, 1,222,381 shares	(12,223,808)	0		0	(12,223,808)
Other comprehensive loss	(289,379)	0		0	(289,379)

Total shareholders’ equity	1,235,809,549	200,566,384		0	1,436,375,933

Total liabilities and shareholders’ equity	$1,293,166,873	$212,283,975		$0	$1,505,450,848

(a)	Reflects Wells Real Estate Investment Trust, Inc.’s purchase price for the land, building and liabilities assumed.

(b)	Reflects deferred project costs applied to the land and building at approximately 4.07% of the purchase price.

(c)	Reflects capital raised through issuance of additional shares subsequent to June 30, 2002 through Nokia Dallas acquisition date.

(d)	Reflects deferred project costs capitalized as a result of additional capital raised described in note (c) above.

(e)	Historical financial information derived from quarterly report on Form 10-Q.

The accompanying notes are an integral part of this statement.

9

WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2001

(Unaudited)

		Pro Forma Adjustments
	Wells Real Estate					Recent Acquisitions
	Investment Trust, Inc.(f)	2001 Acquisitions		2002 Acquisitions		Other		Nokia Dallas		Pro Forma Total
REVENUES:
Rental income	$44,204,279	$11,349,076	(a)	$14,846,431	(a)	$4,020,112	(a)	$12,518,628	(a)	$86,938,526
Equity in income of joint ventures	3,720,959	1,111,850	(b)	0		0		0		4,832,809
Interest income	1,246,064	0		0		0		0		1,246,064
Take out fee	137,500	0		0		0		0		137,500

	49,308,802	12,460,926		14,846,431		4,020,112		12,518,628		93,154,899

EXPENSES:
Depreciation	15,344,801	5,772,761	(c)	5,356,374	(c)	1,584,975	(c)	4,613,665	(c)	32,672,576
Interest	3,411,210	0		0		0		0		3,411,210
Operating costs, net of reimbursements	4,128,883	2,854,275	(d)	1,505,269	(d)	5,452	(d)	0		8,493,879
Management and leasing fees	2,507,188	510,708	(e)	668,090	(e)	180,904	(e)	563,338	(e)	4,430,228
General and administrative	973,785	0		0		0		0		973,785
Amortization of deferred financing costs	770,192	0		0		0		0		770,192
Legal and accounting	448,776	0		0		0		0		448,776

	27,584,835	9,137,744		7,529,733		1,771,331		5,177,003		51,200,646

NET INCOME	$21,723,967	$3,323,182		$7,316,698		$2,248,781		$7,341,625		$41,954,253

EARNINGS PER SHARE, basic and diluted	$0.43									$0.26

WEIGHTED AVERAGE SHARES, basic and diluted	50,520,853									164,423,411

(a)	Rental income is recognized on a straight-line basis.

(b)	Reflects Wells Real Estate Investment Trust, Inc.’s equity in income of Wells XII-REIT Joint Venture related to the acquisition of the Comdata Building and equity in income of Wells XIII-REIT Joint Venture related to the acquisition of the AmeriCredit Building and the ADIC Building.

(c)	Depreciation expense on the buildings is recognized using the straight-line method and a 25-year life.

(d)	Consists of nonreimbursable operating expenses.

(e)	Management and leasing fees are calculated at 4.5% of rental income.

(f)	Historical financial information derived from annual report on Form 10-K.

The accompanying notes are an integral part of this statement.

10

WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2002

(Unaudited)

		Pro Forma Adjustments
	Wells Real Estate			Recent Acquisitions
	Investment Trust, Inc.(e)	2002 Acquisitions		Other		Nokia Dallas		Pro Forma Total
REVENUES:
Rental income	$38,571,815	$7,307,774	(a)	$2,652,335	(a)	$6,259,314	(a)	$54,791,238
Equity in income of joint ventures	2,478,686	0		0		0		2,478,686
Interest income	2,648,351	0		0		0		2,648,351
Take out fee	134,102	0		0		0		134,102

	43,832,954	7,307,774		2,652,335		6,259,314		60,052,377

EXPENSES:
Depreciation	12,903,282	2,588,546	(b)	963,740	(b)	2,306,833	(b)	18,762,401
Interest	880,002	0		0		0		880,002
Operating costs, net of reimbursements	2,063,997	300,018	(c)	79,067	(c)	0		2,443,082
Management and leasing fees	1,903,082	328,850	(d)	119,355	(d)	281,669	(d)	2,632,956
General and administrative	1,121,457	0		0		0		1,121,457
Amortization of deferred financing costs	424,992	0		0		0		424,992

	19,296,812	3,217,414		1,162,162		2,588,502		26,264,890

NET INCOME	$24,536,142	$4,090,360		$1,490,173		$3,670,812		$33,787,487

EARNINGS PER SHARE, basic and diluted	$0.22							$0.21

WEIGHTED AVERAGE SHARES, basic and diluted	110,885,641							164,423,411

(a)	Rental income is recognized on a straight-line basis.

(b)	Depreciation expense on the buildings is recognized using the straight-line method and a 25-year life.

(c)	Consists of nonreimbursable operating expenses.

(d)	Management and leasing fees are calculated at 4.5% of rental income.

(e)	Historical financial information derived from quarterly report on Form 10-Q.

The accompanying notes are an integral part of this statement.

11

WELLS REAL ESTATE INVESTMENT TRUST, INC.

SUPPLEMENT NO. 3 DATED OCTOBER 15, 2002 TO THE PROSPECTUS

DATED JULY 26, 2002

This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Investment Trust, Inc. dated July 26, 2002, as supplemented and amended by Supplement No. 1 dated August 14, 2002 and Supplement No. 2 dated August 29, 2002. When we refer to the “prospectus” in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	Status of the offering of shares in Wells Real Estate Investment Trust, Inc. (Wells REIT);

(2)	Revisions to the “Description of Real Estate Investments” section of the prospectus to describe the following real property acquisitions:

(A)	Acquisition of a two-story office building and a one-story daycare facility in Holtsville, New York (IRS Long Island Buildings);

(B)	Acquisition of a 14.74 acre tract of land and the build-to-suit construction of a three-story office building in Chandler, Arizona (AmeriCredit Phoenix Building);

(C)	Acquisition of a four-story office building in Parsippany, New Jersey (KeyBank Parsippany Building);

(D)	Acquisition of a one-story office building located in Indianapolis, Indiana (Allstate Indianapolis Building);

(E)	Acquisition of a three-story office building located in Colorado Springs, Colorado (Federal Express Colorado Springs Building);

(F)	Acquisition of a one-story office and distribution building in Des Moines, Iowa (EDS Des Moines Building);

(G)	Acquisition of a two-story office building with a three-story wing located in Plano, Texas (Intuit Dallas Building); and

(H)	Acquisition of a two-story office building in Westlake, Texas (Daimler Chrysler Dallas Building);

(3)	Revisions to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus;

(4)	Status of the development of the Nissan Project;

(5)	Audited financial statements relating to the Harcourt Austin Building, which acquisition was described in Supplement No. 2 dated August 29, 2002, the IRS Long Island Buildings and the KeyBank Parsippany Building; and

(6)	Unaudited pro forma financial statements of the Wells REIT reflecting the acquisition of the Harcourt Austin Building, IRS Long Island Buildings, AmeriCredit Phoenix Property, KeyBank Parsippany Building, Allstate Indianapolis Building, Federal Express Colorado Springs Building, EDS Des Moines Building, Intuit Dallas Building and Daimler Chrysler Dallas Building.

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Status of the Offering

We commenced our initial public offering of common stock on January 30, 1998. Our initial public offering was terminated on December 19, 1999. We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares in our initial public offering. We commenced our second offering of common stock on December 20, 1999. Our second public offering was terminated on December 19, 2000. We received approximately $175,229,193 in gross offering proceeds from the sale of 17,522,919 shares in our second public offering. We commenced our third public offering of common stock on December 20, 2000. Our third public offering was terminated on July 26, 2002. We received approximately $1,282,976,865 in gross offering proceeds from the sale of 128,297,687 shares in our third public offering.

Pursuant to the prospectus, we commenced our fourth public offering of common stock on July 26, 2002. As of October 15, 2002, we had received additional gross proceeds of approximately $276,782,914 from the sale of approximately 27,678,291 shares in our fourth public offering.

Description of Properties

As of October 15, 2002, we had purchased interests in 67 real estate properties located in 22 states. Below are the descriptions of our recent real property acquisitions.

IRS Long Island Buildings

On September 16, 2002, Wells REIT-Holtsville, NY, LLC (REIT-Holtsville), a Georgia limited liability company wholly-owned by Wells Operating Partnership, L.P. (Wells OP), a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of the Wells REIT, purchased a two-story office building (IRS Office Building) and a one-story daycare facility (IRS Daycare Facility) containing an aggregate 259,700 rentable square feet located in Holtsville, New York for a purchase price of $50,975,000, plus closing costs from HIRS Associates LLC (HIRS). HIRS is not in any way affiliated with the Wells REIT, Wells OP, REIT-Holtsville, or our advisor, Wells Capital, Inc.

The IRS Office Building was built in 2000 and is located at 5000 Corporate Court in Holtsville, New York on a 36.25-acre tract of land. The IRS Daycare Facility was built in 1999 and is located on a 1.87-acre tract of land located at 2 Corporate Drive in Holtsville, New York. The IRS Office Building is located in central Long Island in a campus setting. The property was developed as a flagship campus for the Internal Revenue Service (IRS) and is one of only eight processing and collection facilities in the country.

Approximately 191,050 of the aggregate rentable square feet of the IRS Long Island Buildings (74%) is currently leased to the United States of America (U.S.A.) through the U.S. General Services Administration (GSA) for occupancy by the IRS under three separate lease agreements for the processing & collection division of the IRS (IRS Collection), the compliance division of the IRS (IRS Compliance), and the IRS Daycare Facility. The GSA is a centralized federal procurement and property management agency which acquires office space, equipment, telecommunications, information technology, supplies and services for federal agencies such as the IRS.

REIT-Holtsville is negotiating for the remaining 26% of the IRS Long Island Buildings to be leased by the U.S.A. on behalf of the IRS or to another suitable tenant. If REIT-Holtsville should lease this space to the U.S.A. or another suitable tenant within 18 months, REIT-Holtsville would owe the seller an additional amount of up to $14,500,000 as additional purchase price for the IRS Long Island Buildings pursuant to the terms of an earnout agreement entered into between REIT-Holtsville and the seller at the closing.

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All three of the IRS leases are net leases (i.e., operating costs and maintenance costs are paid by the tenant) which include provisions that require the landlord and the property manager to comply with various employment related practices and other various laws typically required by government entities. Although we believe that the Wells REIT, Wells OP and REIT-Holtsville should be deemed exempt from these requirements, if a determination were made that these or other affiliated entities violated these lease provisions, the tenant has the right under each of the IRS leases to terminate the lease or to require compliance by the appropriate entities. REIT-Holtsville, as the landlord, is responsible for maintaining and repairing the roof, structural elements and mechanical systems of the IRS Long Island Buildings.

The IRS Collection lease, which encompasses 128,000 rentable square feet of the IRS Office Building, commenced in August 2000 and expires in August 2005. The current annual base rent payable under the IRS Collection lease is $5,029,380. The annual base rent payable under the IRS Collection lease for the remaining two years of the initial lease term will be $2,814,900. The U.S.A., at its option, has the right to extend the initial term of its lease for two additional five-year periods at annual rental rates of $4,209,869 and $4,999,219, respectively.

The IRS Compliance lease, which encompasses 50,949 rentable square feet of the IRS Office Building, commenced in December 2001 and expires in December 2011. The annual base rent payable under the IRS Compliance lease for the initial term of the lease is $1,663,200. The U.S.A., at its option, has the right to extend the initial term of its lease for one additional ten-year period at an annual rental rate of $2,217,600.

The IRS Daycare Facility lease, which encompasses the entire 12,100 rentable square feet of the IRS Daycare Facility, commenced in October 1999 and expires in September 2004. The annual base rent payable under the IRS Daycare Facility lease for the initial term of the lease is $486,799. The U.S.A., at its option, has the right to extend the initial term of its lease for two additional five-year periods at an annual rental rate of $435,600.

AmCap Management Corporation, an affiliate of HIRS, the seller of the property, will serve as the initial property manager of the IRS Long Island Buildings for a period of up to 18 months. AmCap Management Corporation is not in any way affiliated with the Wells REIT, Wells OP, REIT-Holtsville or our advisor. Prior to the expiration of the 18-month term of the property management agreement, REIT-Holtsville will be required to locate and hire a new property manager for the IRS Long Island Buildings.

The AmeriCredit Phoenix Property

On September 12, 2002, Wells OP purchased a 14.74 acre tract of land located in Chandler, Maricopa County, Arizona (AmeriCredit Phoenix Property (formerly referred to as AmeriCredit Arizona Property)) for $2,632,298, plus closing costs from Price & Germann Roads, L.L.C., an Arizona limited liability company (Price). Price is not in any way affiliated with the Wells REIT, Wells OP or our advisor.

Wells OP has entered into a development agreement and an owner-contractor agreement to construct a three-story office building containing 153,494 rentable square feet (AmeriCredit Phoenix Project) on the AmeriCredit Phoenix Property. Wells OP anticipates that the aggregate of all costs and expenses to be incurred with respect to the acquisition of the AmeriCredit Phoenix Property, and the planning, design, development, construction and completion of the AmeriCredit Phoenix Project will total approximately $24,700,000.

Development Agreement.    Wells OP entered into a Development Agreement (Development Agreement) with ADEVCO Corporation, a Georgia corporation (Developer), as the exclusive development manager to supervise, manage and coordinate the planning, design, construction and completion of the AmeriCredit Phoenix Project. As compensation for the services to be rendered by the Developer under the Development Agreement, Wells OP will pay a development fee payable ratably (on

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the basis of the percentage of construction completed) as the construction and development of the AmeriCredit Phoenix Project is completed.

Owner-Contractor Agreement.    Wells OP entered into an Owner-Contractor Agreement (Construction Agreement) with Bovis Lend Lease, Inc. (Contractor) for the construction of the AmeriCredit Phoenix Project. The Contractor is a worldwide construction company with U.S. headquarters in New York. The Contractor provides services in a variety of sectors in the construction industry, including commercial, residential, industrial, pharmaceutical, sports and leisure, and retail and entertainment. The Contractor began construction in September 2002 of a three-story office building containing approximately 153,494 rentable square feet (AmeriCredit Phoenix Building).

The Construction Agreement provides that Wells OP will pay the Contractor a maximum of $10,398,274 for the construction of the AmeriCredit Phoenix Project which includes all estimated fees and costs, including the architect fees. The Contractor will be responsible for all costs of labor, materials, construction equipment and machinery necessary for completion of the AmeriCredit Phoenix Project. In addition, the Contractor will be required to secure and pay for any additional business licenses, tap fees and building permits which may be necessary for construction of the AmeriCredit Phoenix Project.

AmeriCredit Phoenix Lease.    The AmeriCredit Phoenix Building will be leased entirely to AmeriCredit Financial Services, Inc. (AmeriCredit). AmeriCredit is wholly-owned by, and serves as the primary operating subsidiary for, AmeriCredit Corp., a Texas corporation whose common stock is publicly traded on the New York Stock Exchange (NYSE). AmeriCredit Corp. is the guarantor of the lease. AmeriCredit is the world’s largest independent middle-market automobile finance company. AmeriCredit purchases loans made by franchised and select independent dealers to consumers buying late model used and, to a lesser extent, new automobiles. AmeriCredit Corp. reported a net worth, as of December 31, 2001, of approximately $1.2 billion.

The AmeriCredit Phoenix lease is a net lease (i.e., operating costs and maintenance costs to be paid by the tenant) and will commence shortly after completion of construction of the AmeriCredit Phoenix Building, which we currently expect to occur in approximately March 2003. The AmeriCredit Phoenix lease expires 10 years and four months after lease commencement. AmeriCredit has the right to extend the initial term of this lease for two additional five-year terms at 95% of the then-current market rental rate. In addition, AmeriCredit may terminate the AmeriCredit Phoenix lease at the end of the 88th month by paying a $2,512,697 termination fee. Wells OP, as the landlord, will be responsible for maintaining the roof, foundation, structural walls, exterior windows, parking lot, driveways, and light poles.

As an inducement for Wells OP to enter into the AmeriCredit Phoenix lease, AmeriCredit has prepaid to Wells OP the first three years of base rent on the AmeriCredit Phoenix Building at a discounted amount equal to $4,827,945 rather than the amount of base rent that would otherwise have been payable ratably over the first three years of the lease term. Wells OP will be required to repay this prepaid rent or some portion thereof under certain circumstances described in the AmeriCredit Phoenix lease such as failure of Wells OP to substantially complete construction of the building in accordance with specifications by August 1, 2003, damage or destruction of the building, eminent domain taking of the property and failure of Wells OP to make required repairs to the building. Wells OP has obtained and delivered an irrevocable stand-by letter of credit from Bank of America, N.A. to AmeriCredit in the amount of the prepaid rent to secure Wells OP’s obligation to repay the prepaid rent under these conditions.

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KeyBank Parsippany Building

On September 27, 2002, Wells OP purchased a four-story office building containing 404,515 rentable square feet located on a 19.06 acre tract of land in Parsippany, New Jersey (KeyBank Parsippany Building) for a purchase price of $101,350,000, plus closing costs from Two Gatehall Associates, L.L.C. (Gatehall) and Asset Preservation, Inc. (Asset). Neither Gatehall nor Asset are in any way affiliated with the Wells REIT, Wells OP or our advisor.

The Key Bank Parsippany Building was completed in 1985 and is located at Two Gatehall Drive in Parsippany, Morris County, New Jersey. The KeyBank Parsippany Building is leased to Key Bank U.S.A., N.A. (KeyBank) and Gemini Technology Services (Gemini).

KeyBank is a national banking association and a wholly-owned subsidiary of KeyCorp, the guarantor on the lease. KeyCorp, whose shares are traded on the NYSE, is a bank-based financial services company that provides investment management, retail and commercial banking, retirement, consumer finance, and investment banking products and services to individuals and companies throughout the United States and internationally. KeyCorp operates approximately 2,300 ATMs across the United States. KeyCorp reported a net worth, as of June 30, 2002, of approximately $6.6 billion.

The KeyBank lease covers 200,000 rentable square feet (49%) and is a net lease (i.e., operating costs and maintenance costs are paid by the tenant) which commenced in March 2001 and expires in February 2016. The current annual base rent payable under the KeyBank lease is $3,800,000. KeyBank, at its option, has the right to extend the initial term of its lease for three additional five-year periods at the then-current market rental rate.

Gemini Technology Services is an information technology subsidiary of Deutsch Bank AG (Deutsch Bank). Deutsch Bank provides financial services around the world to individuals and institutional clients and serves more than 12 million customers in 75 countries worldwide.

The Gemini lease covers 204,515 rentable square feet (51%) and is a gross lease (i.e., operating costs and maintenance costs are the responsibility of the landlord) that commenced in December 2000 and expires in December 2013. The current annual base rent payable under the Gemini lease is $5,726,420. Gemini secured its obligations under the Gemini lease with a $35,000,000 irrevocable letter of credit, which amount decreases over time during the initial term of the Gemini lease. Gemini, at its option, has the right to extend the initial term of its lease for three additional five-year periods at a rate equal to the greater of (1) the annual rent during the final year of the initial lease term, or (2) 95% of the then-current market rental rate.

Allstate Indianapolis Building

On September 27, 2002, Wells OP purchased a one-story office building containing 89,956 rentable square feet located on a 12.71 acre tract of land in Indianapolis, Indiana (Allstate Indianapolis Building) for a purchase price of $10,900,000, plus closing costs from Hartsfield Building, LLC (Hartsfield). In addition, at closing, Hartsfield assigned to Wells OP a purchase option agreement for the right to purchase an additional adjacent 2.38 acre tract of land for $249,000 on or before January 2007. Hartsfield is not in any way affiliated with the Wells REIT, Wells OP or our advisor.

The Allstate Indianapolis Building was completed in 2002 and is located at 5757 Decatur Blvd. in Indianapolis, Marion County, Indiana. The Allstate Indianapolis Building is leased to Allstate Insurance Company (Allstate) and Holladay Property Services Midwest, Inc. (Holladay).

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Allstate Corporation, the holding company for Allstate whose shares are traded on the NYSE, provides automobile, homeowner’s, and life insurance throughout the United States, as well as numerous investment products, including retirement planning, annuities and mutual funds. Allstate Corporation reported a net worth, as of June 30, 2002, of approximately $17.2 billion.

The Allstate lease, a gross lease (i.e., operating costs and maintenance costs are paid by the landlord) which covers 84,200 rentable square feet (94%), commenced in March 2002 and expires in August 2012. The current annual base rent payable under the Allstate lease is $1,246,164. Allstate at its option has the right to (1) terminate the initial term of the Allstate lease at the end of the fifth lease year (August 2007) upon payment of a $385,000 fee, or (2) reduce its area of occupancy to not less than 20,256 rentable square feet, by providing written notice on or before August 2006. Allstate, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. In addition, Allstate has a right of first refusal for the leasing of additional space in the Allstate Indianapolis Building. Wells OP, as the landlord, will be responsible for maintaining the exterior of the building, parking lots, driveways, roof and all structural parts of the building.

Holladay is a property management company that manages the Allstate Indianapolis Building from the site. The Holladay lease, a gross lease (i.e., operating costs and maintenance costs are paid by the landlord) which covers 5,756 rentable square feet (6%), commenced in October 2001 and expires in September 2006. The current annual base rent payable under the Holladay lease is $74,832.

Federal Express Colorado Springs Building

On September 27, 2002, Wells OP purchased a three-story office building containing 155,808 rentable square feet located on a 28.01 acre tract of land in Colorado Springs, Colorado (Federal Express Colorado Springs Building) for a purchase price of $26,000,000, plus closing costs from KDC-CO I Investment Limited Partnership (KDC). KDC is not in any way affiliated with the Wells REIT, Wells OP or our advisor.

The Federal Express Colorado Springs Building was completed in 2001 and is located at 350 Spectrum Loop in Colorado Springs, El Paso County, Colorado. The Federal Express Colorado Springs Building is leased entirely to Federal Express Corporation (Federal Express). The Federal Express lease is a net lease (i.e., operating costs and maintenance costs are paid by the tenant) which commenced in July 2001 and expires in October 2016. Federal Express, whose shares are traded on the NYSE, provides transportation, e-commerce and supply chain management services in over 210 countries through its numerous subsidiaries.

Since the Federal Express Colorado Springs Building is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that financial information about Federal Express is more relevant to investors than financial statements of the property acquired.

Federal Express currently files its financial statements in reports filed with the Securities and Exchange Commission (SEC), and the following summary financial data regarding Federal Express is taken from its previously filed public reports:

	FOR THE FISCAL YEAR ENDED
	MAY 31, 2002	MAY 31, 2001	MAY 31, 2000
	(IN MILLIONS)
CONSOLIDATED STATEMENTS OF OPERATIONS:
Revenues	$15,327	$15,534	$15,068
Operating Income	$811	$847	$900
Net Income	$443	$499	$510

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	MAY 31, 2002	MAY 31, 2001
	(IN MILLIONS)
CONSOLIDATED BALANCE SHEET DATA:
Total Assets	$9,949	$9,623
Long-Term Debt	$851	$852
Stockholders’ Equity	$4,673	$4,248

For more detailed financial information regarding Federal Express, please refer to the financial statements of Federal Express Corporation, which are publicly available with the SEC at http://www.sec.gov.

The current annual base rent payable under the Federal Express lease is $2,248,309. Federal Express, at its option, has the right to extend the initial term of its lease for four additional five-year periods at 90% of the then-current market rental rate. In addition, Federal Express has an expansion option under its lease pursuant to which Wells OP would be required to construct an additional office building. Wells OP has agreed to allow Koll Development Company, LLC (Koll Development), an affiliate of the seller of the property, to develop such expansion provided that Wells OP shall have the right of first refusal to purchase such expansion property within three years after completion. Koll Development is not in any way affiliated with the Wells REIT, Wells OP or our advisor.

Wells OP, as the landlord, will be responsible for maintaining the roof, foundation, exterior walls, structural components of the parking areas, drives and sidewalks and the underground utilities of the Federal Express Colorado Springs Building. In addition, Wells OP is responsible for the capital replacements of the mechanical and electrical systems for the Federal Express Colorado Springs Building.

EDS Des Moines Building

On September 27, 2002, Wells OP purchased from KDC-EDS Des Moines Investments, LLC (KDC-EDS), Koll Development and Koll Corporate Development I-Iowa, L.P. (Koll Corporate) all of the partnership interests in KDC-EDS Des Moines Investment Limited Partnership, a Texas limited partnership, which owns a one-story office and distribution building containing 115,000 rentable square feet of office space and 290,000 rentable square feet of warehouse space located on a 27.97 acre tract of land in Des Moines, Iowa (EDS Des Moines Building) for a purchase price of $26,500,000, plus closing costs. Neither KDC-EDS, Koll Development nor Koll Corporate are in any way affiliated with the Wells REIT, Wells OP or our advisor.

The EDS Des Moines Building was completed in 2002 and is located at 3600 Army Post Road in Des Moines, Polk County, Iowa. The EDS Des Moines Building is leased entirely to EDS Information Services L.L.C. (EDS), a wholly-owned subsidiary of Electronic Data Systems Corporation (EDS Corp). EDS Corp is the guarantor of the EDS lease. The EDS lease is a net lease (i.e., operating costs and maintenance costs are paid by the tenant) which commenced in May 2002 and expires in April 2012. EDS Corp, whose shares are traded on the NYSE, is a global information technology services company with services ranging from computer support to server management to web hosting. EDS Corp operates in 60 countries worldwide.

Since the EDS Des Moines Building is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that financial information about EDS Corp, the guarantor of the EDS lease, is more relevant to investors than financial statements of the property acquired.

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        EDS Corp currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding EDS Corp is taken from its previously filed public reports:

	FOR THE FISCAL YEAR ENDED
	DECEMBER 31, 2001	DECEMBER 31, 2000	DECEMBER 31, 1999
	(IN MILLIONS)
CONSOLIDATED STATEMENTS OF OPERATIONS:
Revenues	$21,543	$19,227	$18,732
Operating Income	$2,096	$1,818	$473
Net Income	$1,363	$1,143	$421

		DECEMBER 31, 2001	DECEMBER 31, 2000
		(IN MILLIONS)
CONSOLIDATED BALANCE SHEET DATA:
Total Assets		$16,353	$12,692
Long-Term Debt		$4,692	$2,585
Stockholders’ Equity		$6,446	$5,139

For more detailed financial information regarding EDS Corp, please refer to the financial statements of Electronic Data Systems Corporation, which are publicly available with the SEC at http://www.sec.gov.

The current annual base rent payable under the EDS lease is $2,389,500. EDS, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. In addition, EDS has an expansion option under its lease for up to an additional 100,000 rentable square feet. Wells OP, as the landlord, is responsible for maintaining the roof, foundation, exterior walls, plumbing and electrical lines for the EDS Des Moines Building.

Intuit Dallas Building

On September 27, 2002, Wells OP purchased a two-story office building with a three-story wing containing 166,238 rentable square feet located on a 10.7 acre tract of land in Plano, Texas (Intuit Dallas Building) for a purchase price of $26,500,000, plus closing costs from KDC-TX I Investment Limited Partnership (KDC-TX). KDC-TX is not in any way affiliated with the Wells REIT, Wells OP or our advisor.

The Intuit Dallas Building was completed in 2001 and is located at 5601 Headquarters Drive in Plano, Collin County, Texas. The Intuit Dallas Building is leased entirely to Lacerte Software Corporation (Lacerte), a wholly-owned subsidiary of Intuit, Inc. (Intuit). Intuit is the guarantor of the Lacerte lease. The Lacerte lease is a net lease (i.e., operating costs and maintenance costs are paid by the tenant) which commenced in July 2001 and expires in June 2011.

Lacerte is a tax software development company that offers a variety of tax software products and customer support services. Intuit, whose shares are traded on the NASDAQ, provides small business, tax preparation and personal finance software products and Web-based services that simplify complex financial tasks for consumers, small businesses and accounting professionals.

Since the Intuit Dallas Building is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that financial information about the guarantor of the lease, Intuit, is more relevant to investors than financial statements of the property acquired.

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        Intuit currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Intuit is taken from its previously filed public reports:

	FOR THE FISCAL YEAR ENDED
	JULY 31, 2002	JULY 31, 2001	JULY 31, 2000
	(IN MILLIONS)
CONSOLIDATED STATEMENTS OF OPERATIONS:
Revenues	$1,358	$1,148	$1,037
Income (Loss) from Continuing Operations	$59	$(74)	$9
Net Income (Loss)	$140	$(83)	$306

	JULY 31, 2002	JULY 31, 2001
	(IN MILLIONS)
CONSOLIDATED BALANCE SHEET DATA:
Total Assets	$2,963	$2,862
Long-Term Debt	$15	$12
Stockholders’ Equity	$2,216	$2,161

For more detailed financial information regarding Intuit, please refer to the financial statements of Intuit, Inc., which are publicly available with the SEC at http://www.sec.gov.

The current annual base rent payable under the Lacerte lease is $2,461,985. Lacerte, at its option, has the right to extend the initial term of its lease for two additional five-year periods at rental rates of $17.92 per square foot and $19.71 per square foot, respectively. In addition, Lacerte has an expansion option through November 2004 pursuant to which Wells OP would be required to purchase an additional 19-acre tract of land and to construct up to an approximately 600,000 rentable square foot building thereon. Wells OP has agreed to allow Koll Development, an affiliate of KDC-TX, the seller of the property, to develop any such expansion. Wells OP, as the landlord, is responsible for maintaining the structural elements of the building, including the parking deck, roof, building facade, foundation, load bearing walls and building and utility systems for the Intuit Dallas Building.

Daimler Chrysler Dallas Building

On September 30, 2002, Wells OP purchased from Hillwood Operating, L.P. (Hillwood) and ABI Commercial L.P. (ABI) all of the partnership interests in CT Corporate Center No. 1, L.P. (CT), a Texas limited partnership, which owns a two-story office building containing 130,290 rentable square feet located in Westlake, Texas (Daimler Chrysler Dallas Building) for a purchase price of $25,100,000, plus closing costs. Neither Hillwood nor ABI are in any way affiliated with the Wells REIT, Wells OP or our advisor.

The Daimler Chrysler Dallas Building was completed in 2001 and is located at 2050 Roanoke Road in Westlake, Tarrant County, Texas. The Daimler Chrysler Dallas Building is leased entirely to Daimler Chrysler Services North America LLC (Daimler Chrysler NA). Daimler Chrysler NA is a wholly owned subsidiary of DaimlerChrysler AG (DaimlerChrysler). DaimlerChrysler is one of the world’s leading automotive, transportation and services companies and has over 50 operating plants worldwide.

The Daimler Chrysler NA lease is a gross lease (i.e., operating costs and maintenance costs are paid by the landlord) which commenced in January 2002 and expires in December 2011. The current annual base rent payable under the Daimler Chrysler NA lease is $3,189,499. Daimler Chrysler NA, at its option, has the right to extend the initial term of its lease for three additional five-year periods at 98% of the then-current market rental rate. In addition, Daimler Chrysler NA has an expansion option for up to an additional 70,000 rentable square feet and a right of first offer if Wells OP desires to sell the Daimler Chrysler Dallas Building during the term of the lease. Wells OP, as the landlord, is responsible for maintaining the roof, foundation, and structural members of the exterior walls of the building, trash

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removal, janitorial and window-washing services, pest control, landscaping maintenance, water, lighting and passenger elevator service for the Daimler Chrysler Dallas Building.

Property Management Fees

Wells Management Company, Inc. (Wells Management), an affiliate of the Wells REIT and our advisor, will be paid management and leasing fees in the amount of up to 4.5% of gross revenues from the AmeriCredit Phoenix Building, the KeyBank Parsippany Building, the Allstate Indianapolis Building, the Federal Express Colorado Springs Building, the EDS Des Moines Building, the Intuit Dallas Building and the Daimler Chrysler Dallas Building subject to certain limitations. In addition, Wells Management will receive a one-time initial lease-up fee relating to the leasing of the AmeriCredit Phoenix Building equal to one month’s rent estimated to be approximately $207,000.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following information should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 101 of the prospectus, as supplemented by Supplement No. 1 dated August 14, 2002 and Supplement No. 2 dated August 29, 2002.

We commenced our initial public offering of common stock on January 30, 1998. Our initial public offering was terminated on December 19, 1999. We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares in our initial public offering. We commenced our second offering of common stock on December 20, 1999. Our second public offering was terminated on December 19, 2000. We received approximately $175,229,193 in gross offering proceeds from the sale of 17,522,919 shares in our second public offering. We commenced our third public offering of common stock on December 20, 2000. Our third public offering was terminated on July 26, 2002. We received approximately $1,282,976,865 in gross offering proceeds from the sale of 128,297,687 shares in our third public offering.

Pursuant to the prospectus, we commenced our fourth public offering of common stock on July 26, 2002. As of October 15, 2002, we had received additional gross proceeds of approximately $276,782,914 from the sale of approximately 27,678,291 shares in our fourth public offering. Accordingly, as of October 15, 2002, we had received aggregate gross offering proceeds of approximately $1,876,226,258 from the sale of approximately 187,622,626 shares in all of our public offerings. After payment of $65,068,579 in acquisition and advisory fees and acquisition expenses, payment of $208,356,782 in selling commissions and organization and offering expenses, and common stock redemptions of $17,123,992 pursuant to our share redemption program, as of October 15, 2002, we had raised aggregate net offering proceeds available for investment in properties of $1,585,676,905, out of which $1,400,791,370 had been invested in real estate properties, and $184,885,535 remained available for investment in real estate properties.

Status of the Nissan Project

As of September 30, 2002, Wells OP had expended $24,226,880 towards the construction of the three-story approximately 268,290 rentable square foot office building in Irving, Texas. The Nissan Project is approximately 47% complete and is currently expected to be completed in February 2003. We estimate that the aggregate cost and expenses to be incurred by Wells OP with respect to the acquisition and construction of the Nissan Project will total approximately $41,855,600, which is within the budgeted amount for the property.

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Financial Statements

Audited Financial Statements

The statements of revenues over certain operating expenses of the Harcourt Austin Building, the IRS Long Island Buildings and the KeyBank Parsippany Building for the year ended December 31, 2001, which are included in this supplement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Unaudited Financial Statements

The statements of revenues over certain operating expenses of the Harcourt Austin Building, the IRS Long Island Buildings and the KeyBank Parsippany Building for the six months ended June 30, 2002, which are included in this supplement, have not been audited.

The pro forma balance sheet of the Wells REIT, as of June 30, 2002, the pro forma statement of income for the year ended December 31, 2001, and the pro forma statement of income for the six months ended June 30, 2002, which are included in this supplement, have not been audited.

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Page
Harcourt Austin Building

Report of Independent Auditors	13

Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 2001 (audited) and for the six months ended June 30, 2002 (unaudited)	14

Notes to Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 2001 (audited) and for the six months ended June 30, 2002 (unaudited)	15

IRS Long Island Buildings

Report of Independent Auditors	17

Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 2001 (audited) and for the six months ended June 30, 2002 (unaudited)	18

Notes to Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 2001 (audited) and for the six months ended June 30, 2002 (unaudited)	19

KeyBank Parsippany Building

Report of Independent Auditors	21

Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 2001 (audited) and for the six months ended June 30, 2002 (unaudited)	22

Notes to Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 2001 (audited) and for the six months ended June 30, 2002 (unaudited)	23

Wells Real Estate Investment Trust, Inc. and Subsidiary

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	25

Pro Forma Balance Sheet as of June 30, 2002 (unaudited)	26

Pro Forma Statement of Income for the year ended December 31, 2001 (unaudited)	28

Pro Forma Statement of Income for the six months ended June 30, 2002 (unaudited)	29

12

Report of Independent Auditors

Shareholders and Board of Directors

Wells Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Harcourt Austin Building (the “Building”) for the year ended December 31, 2001. This statement is the responsibility of the Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Harcourt Austin Building for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia

October 21, 2002

13

Harcourt Austin Building

Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2001 and the six months ended June 30, 2002 (unaudited)

	2002	2001
	(Unaudited)
Rental revenues	$1,770,085	$1,770,085
Operating expenses, net of reimbursements	64,780	67,131

Revenues over certain operating expenses	$1,705,305	$1,702,954

See accompanying notes.

14

Harcourt Austin Building

Notes to Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2001 and the six months ended June 30, 2002 (unaudited)

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On August 15, 2002, the Wells Operating Partnership, L.P. (“Wells OP’) acquired the Harcourt Austin Building from Carr Development & Construction, LP (“Carr”). Wells OP is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust, Inc., a Maryland corporation. As the sole general partner of Wells OP, Wells Real Estate Investment Trust, Inc. possesses full legal control and authority over the operations of Wells OP.

Harcourt, Inc. (“Harcourt”) currently occupies the entire 195,230 rentable square feet of the seven-story office building under a lease agreement (the “Harcourt Lease”). Harcourt is a Delaware corporation owned equally by Reed Elsevier PLC and Reed Elsevier NV whose shares are traded on the New York Stock Exchange. Carr’s interest in the Harcourt Lease was assigned to Wells OP upon acquisition of the building. The initial term of the Harcourt Lease commenced in July 2001 and expires in June 2016. Under the Harcourt Lease, Harcourt is required to pay, as additional rent, all operating costs, including but not limited to electricity, water, sewer, insurance, taxes and a management fee not to exceed 3.5% of rent. Furthermore, Harcourt will be required to reimburse the landlord for costs of capital improvements that are intended to reduce operating costs or improve safety and any replacement or capital repairs to the Building’s HVAC systems. Wells OP will be responsible for maintaining and repairing the Building’s roof, structural elements and mechanical systems.

Rental Revenues

Rental income is recognized on a straight-line basis over the term of the lease. The accompanying statements of revenues over certain operating expenses include rental revenues from the date of commencement of the Harcourt Lease in July 2001.

2.    BASIS OF ACCOUNTING

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, these statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as depreciation and interest. Therefore, these statements are not comparable to the statement of operations of the Harcourt Austin Building after its acquisition by Wells OP.

15

Notes to Statements of Revenues Over Certain Operating Expenses

(Continued)

3.    FUTURE MINIMUM RENTAL COMMITMENTS

Future minimum rental commitments for the years ended December 31 are as follows:

2002	$3,104,157
2003	3,104,157
2004	3,104,157
2005	3,104,157
2006	3,314,029
Thereafter	35,819,824

$51,550,481

4.    INTERIM UNAUDITED FINANCIAL INFORMATION

The financial statement for the six months ended June 30, 2002 is unaudited, however in the the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

16

Report of Independent Auditors

Shareholders and Board of Directors

Wells Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the IRS Long Island Buildings (the “Buildings”) for the year ended December 31, 2001. This statement is the responsibility of the Buildings’ management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Buildings’ revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the IRS Long Island Buildings for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia

September 26, 2002

17

IRS Long Island Buildings

Statements of Revenues Over Certain Operating Expenses

Year ended December 31, 2001 and the six months ended June 30, 2002 (unaudited)

	2002	2001
	(Unaudited)
Rental revenues	$3,106,658	$4,665,840
Operating expenses, net of reimbursements	641,803	745,258

Revenues over certain operating expenses	$2,464,855	$3,920,582

See accompanying notes.

18

IRS Long Island Buildings

Notes to Statements of Revenues Over Certain Operating Expenses

Year ended December 31, 2001 and the six months ended June 30, 2002 (unaudited)

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On September 13, 2002, Wells REIT—Holtsville, NY, LLC (the “Company”) acquired the IRS Long Island Buildings (the “Buildings”) from HIRS Associates, LLC (“HIRS”). The Company, a Georgia limited liability company, was created on September 10, 2002 by the Wells Operating Partnership, L.P. (“Wells OP’) as the sole member of the Company. Wells OP is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust, Inc., a Maryland corporation. As the sole general partner of Wells OP, Wells Real Estate Investment Trust, Inc. possesses full legal control and authority over the operations of Wells OP.

The United States of America, through the U.S. General Services Administration (“GSA”), currently leases 191,049 of the total 259,700 rentable square feet on behalf of the Internal Revenue Service under three leases (the “IRS Collection Lease”, the “IRS Compliance Lease” and the “IRS Daycare Facility Lease”, collectively, the “IRS Leases”). The GSA is a centralized federal procurement and property management agency created by Congress to improve government efficiency and effectiveness. GSA acquires on the government’s behalf, the office space, equipment, telecommunications, information technology, supplies and services they need to achieve their agency’s mission of services to the public. HIRS’s interests in the GSA Leases were assigned to Wells OP upon acquisition of the Buildings. The IRS Collection Lease commenced in August 2000 and expires in August 2005. The IRS Compliance Lease commenced in December 2001 and expires in December 2011. The IRS Daycare Facility Lease commenced in October 1999 and expires in September 2004. Under the IRS Leases, beginning in the second lease year and each year after, the tenant will pay, as adjusted rent, changes in costs from the first lease year for cleaning services, supplies, materials, maintenance, trash removal, landscaping, sewer charges and certain administrative expenses attributable to occupancy. The amount of the adjustment will be computed using the Cost of Living Index. Wells OP will be responsible for maintaining and repairing the Buildings’ roof, structural elements and mechanical systems.

If the Company secures an additional lease with the IRS or another suitable tenant for the remaining 68,651 square feet of vacant space in the Buildings within 18 months, the Company would owe an additional amount of up to $14,500,000 as additional purchase price for the Buildings pursuant to the terms of an earnout agreement entered into between the Company and HIRS at closing.

Rental Revenues

Rental income is recognized on a straight-line basis over the term of the lease.

2.    BASIS OF ACCOUNTING

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired.

19

Notes to Statements of Revenues Over Certain Operating Expenses

(Continued)

Accordingly, these statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as depreciation, interest, and management fees. Therefore, these statements are not comparable to the statement of operations of the Buildings after its acquisition by Wells OP.

3.    FUTURE MINIMUM RENTAL COMMITMENTS

Future minimum rental commitments for the years ended December 31 are as follows:

2002	$6,761,367
2003	6,256,896
2004	4,843,722
2005	3,305,530
2006	1,663,200
Thereafter	8,316,000

$31,146,715

4.    INTERIM UNAUDITED FINANCIAL INFORMATION

The financial statement for the six months ended June 30, 2002 is unaudited, however in the the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

20

Report of Independent Auditors

Board of Directors and Stockholders

Wells Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the KeyBank Parsippany Building (the “Building”) for the year ended December 31, 2001. This statement is the responsibility of the Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the KeyBank Parsippany Building for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/S/    ERNST & YOUNG LLP

New York, New York

January 31, 2002

21

KeyBank Parsippany

Statements of Revenues Over Certain Operating Expenses

(Amounts in thousands)

	Six Months Ended June 30, 2002	Year Ended December 31, 2001
	(Unaudited)
Revenues:
Base rent	$5,089	$9,421
Tenant reimbursements	1,117	1,833

Total revenues	6,206	11,254
Operating expenses	1,522	3,159

Revenues over certain operating expenses	$4,684	$8,095

See accompanying notes.

22

KeyBank Parsippany

Notes to Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2001 and the six months ended

June 30, 2002 (Unaudited)

(Amounts in thousands)

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On September 27, 2002, the Wells Operating Partnership acquired the KeyBank Parsippany Building (the “Building”), a 404,515 square foot office building in Parsippany, New Jersey, from Two Gatehall Acquisition, L.L.C. and Asset Preservation, Inc. (collectively the “Seller”).

At December 31, 2001, the Building was 100% leased to two tenants, Exodus Communications, Inc. (“Exodus”) and KeyBank USA National Association, under operating leases that were both executed in 2000. Both operating leases expire over the next 15 years.

Exodus filed bankruptcy in 2001. On January 17, 2002, the Exodus lease was assigned to Gemini Technology Services, Inc., an affiliate of Deutsche Bank, AG. Deutsche Bank, AG assumed all of the obligations of Exodus under the lease.

The lease agreements provide for certain reimbursements of real estate taxes, insurance and certain common area maintenance costs.

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the initial term of the lease. The excess of rents so recognized over amounts contractually due pursuant to the underlying leases for the six months ended June 30, 2002 and the year ended December 31, 2001 was $326 (unaudited) and $3,279, respectively. Such amounts are included in rental and reimbursement revenues in the accompanying financial statements.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.    BASIS OF ACCOUNTING

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, these statements exclude certain historical expenses that are not comparable to the proposed future operations of the Building such as depreciation and interest.

23

3.    LEASE AGREEMENTS

The minimum rental receipts due on the noncancelable operating leases as of December 31, 2001 are as follows:

2002	$9,526
2003	9,526
2004	9,526
2005	9,526
2006	10,464
Thereafter	88,139

$136,707

Reimbursement revenue was $1,117 (unaudited) and $1,833 for the six months ended June 30, 2002 and the year ended December 31, 2001, respectively.

4.    RELATED PARTY TRANSACTIONS

Pursuant to a management agreement, an affiliate of the Seller has responsibilities of property management and leasing of the Building.

5.    INTERIM UNAUDITED FINANCIAL INFORMATION

The financial statement for the six months ended June 30, 2002 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

24

WELLS REAL ESTATE INVESTMENT TRUST, INC.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the financial statements and notes of Wells Real Estate Investment Trust, Inc. included in its annual report on Form 10-K for the year ended December 31, 2001 and quarterly report on Form 10-Q for the period ended June 30, 2002. In addition, this pro forma information should be read in conjunction with the financial statements and notes of certain acquired properties included in various Form 8-Ks previously filed.

The following unaudited pro forma balance sheet as of June 30, 2002 has been prepared to give effect to the third quarter 2002 acquisitions of the ISS Atlanta Buildings, the PacifiCare San Antonio Building, the Kerr McGee Property, the BMG Greenville Buildings, the Kraft Atlanta Building, the Nokia Dallas Buildings (the “Other Recent Acquisitions”), the Harcourt Austin Building, the AmeriCredit Phoenix Property, the IRS Long Island Buildings, the KeyBank Parsippany Building, the Allstate Indianapolis Building, the Federal Express Colorado Springs Building, the EDS Des Moines Building, the Intuit Dallas Building and the Daimler Chrysler Dallas Building (collectively, the “Recent Acquisitions”) by Wells OP as if the acquisitions occurred on June 30, 2002.

The following unaudited pro forma statement of income for the six months ended June 30, 2002 has been prepared to give effect to the first and second quarter 2002 acquisitions of the Arthur Andersen Building, the Transocean Houston Building, Novartis Atlanta Building, the Dana Corporation Buildings, the Travelers Express Denver Buildings, the Agilent Atlanta Building, the BellSouth Ft. Lauderdale Building, the Experian/TRW Buildings, the Agilent Boston Building, the TRW Denver Building, the MFS Phoenix Building (collectively, the “2002 Acquisitions”) and the Recent Acquisitions as if the acquisitions occurred on January 1, 2001. The Kerr McGee Property and the AmeriCredit Phoenix Property had no operations during the six months ended June 30, 2002.

The following unaudited pro forma statement of income for the year ended December 31, 2001 has been prepared to give effect to the 2001 acquisitions of the Comdata Building, the AmeriCredit Building, the State Street Bank Building, the IKON Buildings, the Ingram Micro Building, the Lucent Building, the ADIC Buildings, the Convergys Building, the Windy Point Buildings (collectively, the “2001 Acquisitions”), the 2002 Acquisitions and the Recent Acquisitions as if the acquisitions occurred on January 1, 2001. The Nissan Property, the Travelers Express Denver Buildings, the Kerr McGee Property, the AmeriCredit Phoenix Property and the EDS Des Moines Building had no operations during 2001.

Wells OP is a Delaware limited partnership that was organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc., a Maryland corporation. As the sole general partner of Wells OP, Wells Real Estate Investment Trust, Inc. possesses full legal control and authority over the operations of Wells OP. Accordingly, the accounts of Wells OP are consolidated with the accompanying pro forma financial statements of Wells Real Estate Investment Trust, Inc.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions of the 2001 Acquisitions, 2002 Acquisitions and the Recent Acquisitions been consummated as of January 1, 2001.

25

WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA BALANCE SHEET

JUNE 30, 2002

(Unaudited)

ASSETS

	Wells Real Estate Investment Trust, Inc.(i)	Pro Forma Adjustments																				Pro Forma Total
		Recent Acquisitions
		Other		Harcourt Austin		AmeriCredit Phoenix		IRS Long Island		KeyBank Parsippany		Allstate Indianapolis		Federal Express Colorado Springs		EDS Des Moines		Intuit Dallas		Daimler Chrysler Dallas
REAL ESTATE ASSETS, at cost:
Land	$110,330,449	$20,288,044	(a)	$5,860,000	(a)	$2,671,324	(a)	$4,200,000	(a)	$8,700,000	(a)	$1,275,000	(a)	$2,100,000	(a)	$850,000	(a)	$3,030,000	(a)	$2,585,000	(a)	$163,989,961
		825,675	(b)	238,488	(b)	108,717	(b)	174,724	(b)	353,694	(b)	51,753	(b)	85,465	(b)	34,593	(b)	123,314	(b)	103,721	(b)
Buildings, less accumulated depreciation of $37,717,737	689,490,969	195,198,843	(a)	33,143,323	(a)	0		46,287,120	(a)	92,943,893	(a)	9,679,933	(a)	23,987,714	(a)	25,727,376	(a)	23,639,654	(a)	22,587,753	(a)	1,181,968,343
		7,944,138	(b)	1,348,856	(b)	0		1,925,583	(b)	3,778,591	(b)	392,914	(b)	976,244	(b)	1,047,044	(b)	962,079	(b)	906,316	(b)
Construction in progress	16,081,841	379,901	(a)	0		0		0		0		0		0		0		0		0		16,461,742

Total real estate assets	815,903,259	224,636,601		40,590,667		2,780,041		52,587,427		105,776,178		11,399,600		27,149,423		27,659,013		27,755,047		26,182,790		1,362,420,046

CASH AND CASH EQUIVALENTS	341,909,775	(203,990,460	)(a)	(39,003,323	)(a)	(2,671,324	)(a)	(51,454,530	)(a)	(101,643,893	)(a)	(10,954,933	)(a)	(26,087,714	)(a)	(26,577,376	)(a)	(26,669,654	)(a)	25,128,513	)(a)	185,098,497
		365,329,012	(c)			4,827,945	(h)
		(12,786,515	)(e)
INVESTMENT IN JOINT VENTURES	76,217,870	0		0		0		0		0		0		0		0		0		0		76,217,870
INVESTMENT IN BONDS	22,000,000	32,500,000	(e)	0		0		0		0		0		0		0		0		0		54,500,000
ACCOUNTS RECEIVABLE	10,709,104	0		0		0		0		0		0		0		0		0		0		10,709,104
DEFERRED LEASE ACQUISITION COSTS, NET	1,790,608	0		0		0		0		0		0		0		0		0		0		1,790,608
DEFERRED PROJECT COSTS	14,314,914	(8,769,813	)(b)	(1,587,344	)(b)	(108,717	)(b)	(2,100,307	)(b)	(4,132,285	)(b)	(444,667	)(b)	(1,061,709	)(b)	(1,081,637	)(b)	(1,085,393	)(b)	(1,010,037	)(b)	5,719,520
		12,786,515	(e)
DEFERRED OFFERING COSTS	1,392,934	0		0		0		0		0		0		0		0		0		0		1,392,934
DUE FROM AFFILIATES	1,897,309	0		0		0		0		0		0		0		0		0		0		1,897,309
NOTE RECEIVABLE	5,149,792	0		0		0		0		0		0		0		0		0		0		5,149,792
PREPAID EXPENSES AND OTHER ASSETS, NET	1,881,308	0		0		0		967,410	(g)	0		0		0		0		0		0		2,848,718

Total assets	$1,293,166,873	$409,705,340		$0		$4,827,945		$0		$0		$0		$0		$0		$0		$44,240		$1,707,744,398

26

LIABILITIES AND SHAREHOLDERS’ EQUITY

	Wells Real Estate Investment Trust, Inc. (i)	Pro Forma Adjustments													Pro Forma Total
		Recent Acquisitions
		Other		Harcourt Austin	AmeriCredit Phoenix		IRS Long Island	KeyBank Parsippany	Allstate Indianapolis	Federal Express Colorado Springs	EDS Des Moines	Intuit Dallas	Daimler Chrysler Dallas
LIABILITIES:
Accounts payable and accrued expenses	$11,840,214	$173,567	(a)	$0	$0		$0	$0	$0	$0	$0	$0	$44,240	(a)	$12,058,021
Notes payable	15,658,141	11,702,761	(a)	0	0		0	0	0	0	0	0	0		27,360,902
Obligations under capital lease	22,000,000	32,500,000	(f)	0	0		0	0	0	0	0	0	0		54,500,000
Dividends payable	4,538,635	0		0	0		0	0	0	0	0	0	0		4,538,635
Due to affiliates	2,106,790	0		0	0		0	0	0	0	0	0	0		2,106,790
Deferred rental income	1,013,544	0		0	4,827,945	(h)	0	0	0	0	0	0	0		5,841,489

Total liabilities	57,157,324	44,376,328		0	4,827,945		0	0	0	0	0	0	44,240		106,405,837

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP	200,000	0		0	0		0	0	0	0	0	0	0		200,000

SHAREHOLDERS’ EQUITY:
Common shares, $.01 par value; 125,000,000 shares authorized, 145,589,053 shares issued and 144,366,772 outstanding at June 30, 2002	1,455,890	365,329	(c)	0	0		0	0	0	0	0	0	0		1,821,219
Additional paid-in capital	1,290,858,515	364,963,683	(c)	0	0		0	0	0	0	0	0	0		1,655,822,198
Cumulative distributions in excess of earnings	(43,991,669)	0		0	0		0	0	0	0	0	0	0		(43,991,669)
Treasury stock, at cost, 1,222,381 shares	(12,223,808)	0		0	0		0	0	0	0	0	0	0		(12,223,808)
Other comprehensive loss	(289,379)	0		0	0		0	0	0	0	0	0	0		(289,379)

Total shareholders’ equity	1,235,809,549	365,329,012		0	0		0	0	0	0	0	0	0		1,601,138,561

Total liabilities and shareholders’ equity	$1,293,166,873	$409,705,340		$0	$4,827,945		$0	$0	$0	$0	$0	$0	$44,240		$1,707,744,398

(a)	Reflects Wells Real Estate Investment Trust, Inc.’s purchase price for the land, building and liabilities assumed.

(b)	Reflects deferred project costs applied to the land and building at approximately 4.07% of the cash paid for purchase.

(c)	Reflects capital raised through issuance of additional shares subsequent to June 30, 2002 through Daimler Chrysler acquisition date.

(d)	Reflects deferred project costs capitalized as a result of additional capital raised described in note (c) above.

(e)	Reflects investment in bonds for which 100% of the principal balance becomes payable on December 1, 2015.

(f)	Reflects mortgage note secured by the Deed of Trust to the ISS Atlanta Buildings for which 100% of the principal balance becomes payable on December 1, 2015.

(g)	Reflects portion of purchase price placed in escrow to ensure completion of seller repairs.

(h)	Reflects prepaid rent received for the three years of the AmeriCredit lease agreement.

(i)	Historical financial information derived from quarterly report on Form 10-Q.

The accompanying notes are an integral part of this statement.

27

WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2001

(Unaudited)

	Wells Real Estate Investment Trust, Inc. (f)	Pro Forma Adjustments
		2001 Acquisitions		2002 Acquisitions		Recent Acquisitions
						Other		Harcourt Austin		IRS Long Island		KeyBank Parsippany		Allstate Indianapolis		Federal Express Colorado Springs		Intuit Dallas		Daimler Chrysler Dallas		Pro Forma Totals
REVENUES:
Rental income	$44,204,279	$11,349,076	(a)	$14,846,431	(a)	$20,937,018	(a)	$1,770,085	(a)	$4,605,406	(a)	$9,650,085	(a)	$18,708	(a)	$1,210,670	(a)	$1,292,500	(a)	$284,617	(a)	$110,168,875
Equity in income of joint ventures	3,720,959	1,111,850	(b)	0		0		0		0		0		0		0		0		0		4,832,809
Interest income	1,246,064	0		0		0		0		0		0		0		0		0		0		1,246,064
Take out fee	137,500	0		0		0		0		0		0		0		0		0		0		137,500

	49,308,802	12,460,926		14,846,431		20,937,018		1,770,085		4,605,406		9,650,085		18,708		1,210,670		1,292,500		284,617		116,385,248

EXPENSES:
Depreciation	15,344,801	5,772,761	(c)	5,356,374	(c)	7,783,213	(c)	689,844	(c)	1,928,508	(c)	3,868,899	(c)	100,728	(c)	499,279	(c)	492,035	(c)	78,314	(c)	41,914,756
Interest	3,411,210	0		0		0		0		0		0		0		0		0		0		3,411,210
Operating costs, net of reimbursements	4,128,883	2,854,275	(d)	1,505,269	(d)	5,452	(d)	0		814,339	(d)	1,326,000	(d)	2,962	(d)	0		0		14,321	(d)	10,651,501
Management and leasing fees	2,507,188	510,708	(e)	668,090	(e)	942,165	(e)	79,654	(e)	0		434,254	(e)	842	(e)	54,480	(e)	58,163	(e)	12,808	(e)	5,268,352
General and administrative	973,785	0		0		0		0		0		0		0		0		0		0		973,785
Amortization of deferred financing costs	770,192	0		0		0		0		0		0		0		0		0		0		770,192
Legal and accounting	448,776	0		0		0		0		0		0		0		0		0		0		448,776

	27,584,835	9,137,744		7,529,733		8,730,830		769,498		2,742,847		5,629,153		104,532		553,759		550,198		105,443		63,438,572

NET INCOME	$21,723,967	$3,323,182		$7,316,698		$12,206,188		$1,000,587		$1,862,559		$4,020,932		$(85,824)		$656,911		$742,302		$179,174		$52,946,676

EARNINGS PER SHARE, basic and diluted	$0.43																					$0.29

WEIGHTED AVERAGE SHARES, basic and diluted	50,520,853																					180,899,673

(a)	Rental income is recognized on a straight-line basis.

(b)	Reflects Wells Real Estate Investment Trust, Inc.’s equity in income of Wells XII-REIT Joint Venture related to the acquisition of the Comdata Building and equity in income of Wells XIII-REIT Joint Venture related to the acquisition of the AmeriCredit Building and the ADIC Building.

(c)	Depreciation expense on the buildings is recognized using the straight-line method and a 25-year life.

(d)	Consists of operating expenses, net of reimbursements.

(e)	Management and leasing fees are calculated at 4.5% of rental income.

(f)	Historical financial information derived from annual report on Form 10-K.

The accompanying notes are an integral part of this statement.

28

WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2002

(Unaudited)

	Wells Real Estate Investment Trust, Inc. (e)	Pro Forma Adjustments
				Recent Acquisitions
		2002 Acquisitions		Other		Harcourt Austin		IRS Long Island		KeyBank Parsippany		Allstate Indianapolis		Federal Express Colorado Springs		EDS Des Moines		Intuit Dallas		Daimler Chrysler Dallas		Pro Forma Total
REVENUES:
Rental income	$38,571,815	$7,307,774	(a)	$11,110,788	(a)	$1,770,085	(a)	$3,076,351	(a)	$5,172,857	(a)	$463,071	(a)	$1,210,670	(a)	$456,549	(a)	$1,292,500	(a)	$1,707,699	(a)	$72,140,159
Equity in income of joint ventures	2,478,686	0		0		0		0		0		0		0		0		0		0		2,478,686
Interest income	2,648,351	0		0		0		0		0		0		0		0		0		0		2,648,351
Take out fee	134,102	0		0		0		0		0		0		0		0		0		0		134,102

	43,832,954	7,307,774		11,110,788		1,770,085		3,076,351		5,172,857		463,071		1,210,670		456,549		1,292,500		1,707,699		77,401,298

EXPENSES:
Depreciation	12,903,282	2,588,546	(b)	4,062,859	(b)	689,844	(b)	964,254	(b)	1,934,450	(b)	201,457	(b)	499,279	(b)	178,496	(b)	492,035	(b)	469,881	(b)	24,984,383
Interest	880,002	0		0		0		0		0		0		0		0		0		0		880,002
Operating costs, net of reimbursements	2,063,997	300,018	(c)	79,067	(c)	0		687,948	(c)	405,000	(c)	34,940	(c)	0		0		0		317,939	(c)	3,888,909
Management and leasing fees	1,903,082	328,850	(d)	499,985	(d)	79,654	(d)	0		232,779	(d)	20,838	(d)	54,480	(d)	20,545	(d)	58,163	(d)	76,846	(d)	3,275,222
General and administrative	1,121,457	0		0		0		0		0		0		0		0		0		0		1,121,457
Amortization of deferred financing costs	424,992	0		0		0		0		0		0		0		0		0		0		424,992

	19,296,812	3,217,414		4,641,911		769,498		1,652,202		2,572,229		257,235		553,759		199,041		550,198		864,666		34,574,965

NET INCOME	$24,536,142	$4,090,360		$6,468,877		$1,000,587		$1,424,149		$2,600,628		$205,836		$656,911		$257,508		$742,302		$843,033		$42,826,333

EARNINGS PER SHARE, basic and diluted	$0.22																					$0.24

WEIGHTED AVERAGE SHARES, basic and diluted	110,885,641																					180,899,673

(a)	Rental income is recognized on a straight-line basis.

(b)	Depreciation expense on the buildings is recognized using the straight-line method and a 25-year life.

(c)	Consists of operating expenses, net of reimbursements.

(d)	Management and leasing fees are calculated at 4.5% of rental income.

(e)	Historical financial information derived from quarterly report on Form 10-Q.

The accompanying notes are an integral part of this statement.

29

WELLS REAL ESTATE INVESTMENT TRUST, INC.

SUPPLEMENT NO. 4 DATED DECEMBER 10, 2002 TO THE PROSPECTUS

DATED JULY 26, 2002

This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Investment Trust, Inc. dated July 26, 2002, as supplemented and amended by Supplement No. 1 dated August 14, 2002, Supplement No. 2 dated August 29, 2002, and Supplement No. 3 dated October 25, 2002. When we refer to the “prospectus” in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	Status of the offering of shares in Wells Real Estate Investment Trust, Inc. (Wells REIT);

(2)	The declaration of dividends for the first quarter of 2003;

(3)	Revisions to the “Management – Executive Officers and Directors” section of the prospectus to describe the appointment of Randall D. Fretz as a Vice President of the Wells REIT;

(4)	Revisions to the “Description of Real Estate Investments” section of the prospectus to describe the following real property acquisitions;

(A)	Acquisition of two nine-story office buildings in Washington, DC (NASA Buildings);

(B)	Acquisition of three three-story office buildings in Glen Allen, Virginia (Capital One Richmond Buildings); and

(C)	Acquisition of an 11-story office building in Nashville, Tennessee (Caterpillar Nashville Building);

(5)	Status of Real Estate Loans;

(6)	Revisions to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus;

(7)	Status of the leasing of the Vertex Sarasota Building (formerly known as the Arthur Andersen Building);

(8)	Unaudited financial statements of the Wells REIT for the period ended September 30, 2002;

(9)	Audited financial statements relating to the recently acquired NASA Buildings and the Caterpillar Nashville Building; and

(10)	Unaudited pro forma financial statements of the Wells REIT reflecting the acquisition of the NASA Buildings, the Caterpillar Nashville Building and the Capital One Richmond Buildings.

Status of the Offering

We commenced our initial public offering of common stock on January 30, 1998. Our initial public offering was terminated on December 19, 1999. We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares in our initial public offering. We commenced our second offering of common stock on December 20, 1999. Our second public offering was terminated on December 19, 2000. We received approximately $175,229,193 in gross offering proceeds from the sale of 17,522,919 shares in our second public offering. We commenced our third public offering of common stock on December 20, 2000. Our third public offering was terminated on July 26, 2002. We received approximately $1,282,976,865 in gross offering proceeds from the sale of 128,297,687 shares in our third public offering.

Pursuant to the prospectus, we commenced our fourth public offering of common stock on July 26, 2002. As of November 30, 2002, we had received additional gross proceeds of approximately $448,615,344 from the sale of approximately 44,861,534 shares in our fourth public offering. Accordingly, as of November 30, 2002, we had received aggregate gross offering proceeds of approximately $2,039,003,318 from the sale of approximately 203,900,332 shares in all of our public offerings. After payment of $70,676,832 in acquisition and advisory fees and acquisition expenses, payment of $226,160,588 in selling commissions and organization and offering expenses, and common stock redemptions of $19,665,247 pursuant to our share redemption program, as of November 30, 2002, we had raised aggregate net offering proceeds available for investment in properties of $1,722,500,651, out of which $1,668,713,333 had been invested in real estate properties, and $53,787,318 remained available for investment in real estate properties.

Dividends

On December 4, 2002, our board of directors declared dividends for the first quarter of 2003 in the amount of a 7.0% annualized percentage rate return on an investment of $10.00 per share to be paid in March 2003. Our first quarter dividends are calculated on a daily record basis of $0.00 1944 (0. 1944 cents) per day per share on the outstanding shares of common stock payable to stockholders of record of such shares as shown on the books of the Wells REIT at the close of business on each day during the period, commencing on December 16, 2002, and continuing on each day thereafter through and including March 15, 2003.

Management

The following information should be read in conjunction with the “Management – Executive Officers and Directors” section beginning on page 31 of the prospectus to include background information on Randall D. Fretz. On December 4, 2002, our board of directors appointed Randall D. Fretz as a Vice President of the Wells REIT.

Randall D. Fretz is also a Vice President of Wells Capital, Inc. (Wells Capital), our advisor, and the Chief of Staff and a Senior Vice President of Wells Real Estate Funds, Inc. Mr. Fretz is primarily responsible for corporate strategy and planning and advising and coordinating the executive officers of Wells Capital on corporate matters and special projects. Prior to joining Wells Capital in 2002, Mr. Fretz served as President of US & Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor. Mr. Fretz was previously the Division Director at Bausch & Lomb and also held various senior positions at Tandem International and Lever Brothers. Mr. Fretz holds a bachelor degree in each of Sociology and Physical Education from McMaster University in Hamilton, Ontario. He also earned an MBA from the Ivy School of Business in London, Ontario.

2

Description of Properties

As of December 10, 2002, we had purchased interests in 70 real estate properties located in 23 states. Below are the descriptions of our recent real property acquisitions.

NASA Buildings

On November 22, 2002, Wells REIT-Independence Square, LLC (REIT-Independence), a single member Georgia limited liability company wholly-owned by the Wells REIT, purchased two nine-story office buildings containing an aggregate of approximately 948,800 rentable square feet located in Washington, D.C. (NASA Buildings) for a purchase price of $345,000,000, plus closing costs from Southwest Market Limited Partnership (Southwest). In order to finance the acquisition of the NASA Buildings, the Wells REIT obtained $85,000,000 in loan proceeds by having Wells OP draw down on its existing line of credit with Bank of America (BOA). Southwest is not in any way affiliated with the Wells REIT, REIT-Independence, or our advisor, Wells Capital.

The NASA Buildings, consisting of a nine-story office building containing approximately 347,796 rentable square feet (One Independence Square) and a nine-story office building containing approximately 601,017 rentable square feet (Two Independence Square), were built in 1991 and 1992 and are located on a 3.58-acre tract of land at One & Two Independence Square on E. Street in Washington, D.C.

The primary tenant in One Independence Square is the Office of the Comptroller of the Currency, an agency of the United States Government (OCC). Approximately 341,520 of the rentable square feet in the NASA Buildings (36.0%) is currently leased to the OCC. The OCC charters and regulates all national banks. It also supervises the federal branches and agencies of foreign banks. The OCC’s nationwide staff of examiners conducts on-site reviews of national banks and provides sustained supervision of bank operations. The OCC issues rules, legal interpretations, and corporate decisions concerning banking, bank investments, bank community development activities, and other aspects of bank operations.

The OCC lease, which encompasses 341,520 rentable square feet (98.2%) in One Independence Square, commenced in May 1991 and expires in May 2006. Under the OCC Lease, operating and maintenance costs are the responsibility of the landlord, but the tenant is required to pay, as additional rent, its share of increases in real estate taxes and changes in costs from the first lease year for various operating expenses including cleaning services, electricity, heating, water, air conditioning and landscaping. The current annual base rent payable under the OCC lease is $12,159,948, which includes approximately $1,000,000 per year for the parking facility. The OCC, at its option, has the right to extend the initial term of its lease for two additional five-year periods. The annual rental rate for the first five-year period is 95% of the then-current market rental rate. The annual rental rate for the second five-year period is 90% of the then-current market rental rate.

The primary tenant in Two Independence Square is the National Aeronautics and Space Administration (NASA). Approximately 590,689 of the rentable square feet in the NASA Buildings (62.3%) is currently leased to the United States of America (U.S.A.) through the U.S. General Services Administration (GSA) for occupancy by NASA. The GSA is a centralized federal procurement and property management agency which acquires office space, equipment, telecommunications, information technology, supplies and services for federal agencies such as NASA. NASA, which was created in 1958, is the federal agency which runs the United States government’s space program, including the space shuttle program and the launching of unmanned satellites and probes to explore the solar system.

The NASA lease, which encompasses 590,689 rentable square feet (98.3%) in Two Independence Square, commenced in July 1992 and expires in July 2012. Under the terms of the NASA lease, operating and maintenance costs are the responsibility of the landlord but, in order to compensate the landlord for the tenant’s share of increases in the operating and maintenance costs of the building, the tenant is required to pay annual rental increases computed by increasing the base year’s operating costs of Two Independence Square by the percentage change in the Cost of Living Index each year.

3

The current annual base rent payable under the NASA lease is $21,534,124. The U.S.A., at its option, has the right to extend the initial term of its lease for one additional ten-year period at an annual rental rate of $31,255,936.

Approximately 14,920 of the remaining aggregate rentable square feet in the NASA Buildings (1.6%) is currently leased to four additional tenants, which account for current annual base rents payable of $121,686, and 1,684 rentable square feet of the NASA Buildings (0.1%) is currently vacant. REIT-Independence will be responsible for maintaining and repairing the NASA Buildings’ roof, foundations, common areas, electrical systems and mechanical systems.

Both the OCC lease and the NASA lease include provisions that require the landlord and the property manager to comply with various employment related practices and various other laws typically required in leases with government entities. Although we believe that the Wells REIT and REIT-Independence should be deemed exempt from these requirements, if a determination were made that these or other affiliated entities violated these lease provisions, the tenants have the right under the OCC lease and the NASA lease to terminate the lease or to require compliance by the appropriate entities.

Boston Properties, Inc., an affiliate of the seller, is serving as the property manager of the NASA Buildings. Boston Properties, Inc. is not in any way affiliated with the Wells REIT, REIT-Independence or our advisor.

Capital One Richmond Buildings

On November 26, 2002, Wells Operating Partnership, L.P. (Wells OP), a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of the Wells REIT, purchased two three-story office buildings from Highwoods Realty Limited Partnership (Highwoods Realty) and one three-story office building from Highwoods/Florida Holdings, L.P. (Highwoods Florida) located on a 15.25 acre tract of land in Glen Allen, Virginia (Capital One Richmond Buildings) for an aggregate purchase price of $28,509,000, plus closing costs. In order to finance the acquisition of the Capital One Richmond Buildings, Wells OP obtained approximately $28,670,000 in loan proceeds by drawing down on an existing line of credit with SouthTrust Bank (SouthTrust). Neither Highwoods Realty nor Highwoods Florida is in any way affiliated with the Wells REIT, Wells OP or our advisor.

The Capital One Richmond Buildings contain an aggregate of 225,220 rentable square feet and were completed in 1999. The Capital One Richmond Buildings are located at 100, 120 & 140 Eastshore Drive in Glen Allen, Henrico County, Virginia. Each of the Capital One Richmond Buildings is leased entirely to Capital One Services, Inc. (Capital One), under separate net lease agreements (i.e., operating costs and maintenance costs are paid by the tenant).

Capital One, a wholly-owned subsidiary of Capital One Financial Corporation (Capital One Financial), provides various operating, administrative and other services to Capital One Financial. Capital One Financial’s primary focus is on credit card lending, but it also engages in unsecured installment lending and automobile financing.

The Capital One Richmond I Building contains 68,500 rentable square feet. The Capital One Richmond I lease commenced in March 2000 and expires in March 2010. The current annual base rent payable for the Capital One Richmond I lease is $786,573. The annual base rent increases each lease year by two percent. Capital One, at its option, has the right to extend the initial term of its lease for three additional five-year periods. The annual rent for each year of each extended term will continue to increase by two percent as described for the initial term.

4

The Capital One Richmond II Building contains 77,045 rentable square feet. The Capital One Richmond II lease commenced in June 1999 and expires in May 2004. The current annual base rent payable for the Capital One Richmond II lease is $940,249. The annual base rent increases each lease year by two percent. Capital One, at its option, has the right to extend the initial term of its lease for two additional five-year periods. The annual rent for each year of each extended term will continue to increase by two percent as described for the initial term.

The Capital One Richmond III Building contains 79,675 rentable square feet. The Capital One Richmond III lease commenced in February 2000 and expires in February 2010. The current annual base rent payable for the Capital One Richmond III lease is $912,822. The annual base rent increases each lease year by two percent. Capital One, at its option, has the right to extend the initial term of its lease for three additional five-year periods. The annual rent for each year of each extended term will continue to increase by two percent as described for the initial term.

Wells OP, as the landlord, will be responsible for maintaining the roof, foundation, exterior walls, and mechanical and electrical systems of the Capital One Richmond Buildings. In addition, Capital One has a right of first refusal to purchase one or all of the Capital One Richmond Buildings upon Wells OP receiving an offer from any third party.

Highwoods Properties, Inc. (Highwoods), an affiliate of Highwoods Realty, Highwoods Florida and the seller of the Caterpillar Nashville Building (described below), has provided a guarantee of each of the leases for the Capital One Richmond Buildings. Highwoods has guaranteed the leases for the Capital One Richmond I Building and the Capital One Richmond III Building for the first five years of ownership by Wells OP. Highwoods has also guaranteed the lease for the Capital One Richmond II Building for the remainder of the current lease term and for any shortfall in rental income from May 2004 until November 2007 following the expiration of the current lease for the Capital One Richmond II Building. In addition, if the Capital One Richmond II lease expires or is terminated at any time prior to November 2007 and Highwoods provides Wells OP with a suitable replacement tenant which Wells OP declines, Highwoods has the right to repurchase the Capital One Richmond II Building at a purchase price of $10,126,590. This repurchase right expires if Highwoods fails to exercise such right within 30 days of Wells OP declining a suitable tenant. Further, in the event that Highwoods exercises its right to repurchase, Wells OP, at its option, may rescind the Highwoods right to repurchase within ten days of such exercise, provided that the act of rescinding the repurchase right will release Highwoods from its rental income guaranty with respect to the Capital One Richmond II Building. Highwoods, a public company traded on the New York Stock Exchange, is a self-administered real estate investment trust that provides leasing, management, development, construction and other tenant-related services for its properties and for third parties. Highwoods reported a net worth, as of September 30, 2002, of approximately $1.57 billion. Highwoods is not in any way affiliated with the Wells REIT, Wells OP or our advisor.

Wells Management Company, Inc. (Wells Management), an affiliate of the Wells REIT and our advisor, will be paid management and leasing fees in the amount of up to 4.5% of gross revenues from the Capital One Richmond Buildings, subject to certain limitations. Wells OP has entered into five-year management agreements with Highwoods Realty, an affiliate of the sellers, to serve as the on-site property manager for each of the Capital One Richmond Buildings, which property management fees will be paid out of or credited against the 4.5% fee payable to Wells Management.

Caterpillar Nashville Building

On November 26, 2002, Wells OP purchased all of the membership interests in 2120 West End Avenue, LLC, a Delaware limited liability company, which owned an 11-story office building located in Nashville, Tennessee (Caterpillar Nashville Building) for a purchase price of $61,525,000, plus closing costs, from Highwoods/Tennessee Holdings, L.P. (Highwoods Tennessee). In order to finance the acquisition of the Caterpillar Nashville Building, Wells OP obtained $25,000,000 in loan proceeds by drawing down on an existing line of credit with BOA and approximately $33,560,000 in loan proceeds by drawing down on an existing line of credit with SouthTrust. Subsequent to this acquisition, Wells OP dissolved 2120 West End Avenue, LLC and became the direct owner of the Caterpillar Nashville Building. Highwoods Tennessee is not in any way affiliated with the Wells REIT, Wells OP or our advisor.

5

The Caterpillar Nashville Building, which is leased to Caterpillar Financial Services Corporation (Caterpillar), Thoughtworks, LLC (Thoughtworks) and Highwoods, contains 312,297 rentable square feet and was completed in 2000. The Caterpillar Nashville Building is located at 2120 West End Avenue in Nashville, Davidson County, Tennessee.

Caterpillar, as the primary tenant, occupies 300,901 rentable square feet (96.4%) of the Caterpillar Nashville Building. Caterpillar is a wholly owned subsidiary of Caterpillar, Inc. Caterpillar offers financing alternatives for various products manufactured by Caterpillar, Inc. and provides loans to customers and dealers of Caterpillar, Inc. products around the world. Caterpillar, Inc. is the one of the world’s largest manufacturers of construction and mining equipment, natural gas and diesel engines, and industrial gas turbines. Caterpillar, which offers a wide variety of financial alternatives for purchasers of Caterpillar, Inc.’s equipment, has locations in over 26 countries worldwide.

The Caterpillar lease commenced in March 2000 and expires in February 2015. The current annual base rent payable under the Caterpillar lease is $7,384,110. Caterpillar may terminate the Caterpillar lease after the 10th lease year (2010) by paying a termination fee to Wells OP of $7,644,682.

Caterpillar has a right of first refusal to lease the space currently occupied by Thoughtworks and Highwoods if either terminates its lease. In addition, Caterpillar has expansion rights which it may exercise prior to the fourth and eighth lease years. Caterpillar, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. Under the Caterpillar lease, operating and maintenance costs are the responsibility of the landlord, but Caterpillar is responsible for increases in operating costs, provided that its obligation to pay increases in expenses other than insurance, taxes and utilities is capped at 4.5% annually. Further, under its lease Caterpillar is required to reimburse the landlord management fees up to 4% of annual gross rental receipts. Wells OP, as the landlord, will be responsible for maintaining the roof, foundation, exterior walls, interior structural walls, parking facilities and mechanical and electrical systems of the Caterpillar Nashville Building.

Thoughtworks is a privately held company that provides custom application development and advanced system integration services in the e-commerce industry. The Thoughtworks lease covers 6,400 rentable square feet (2.0%) and commenced in May 2000 and expires in May 2005. The current annual base rent payable under the Thoughtworks lease is $162,944.

The Highwoods lease covers 4,996 rentable square feet (1.6%) and commenced in October 2000 and expires in September 2005. The current annual base rent payable under the Highwoods lease is $129,946.

Wells Management, an affiliate of Wells REIT and our advisor, will be paid management and leasing fees in the amount of up to 4.5% of gross revenues from the Caterpillar Nashville Building, subject to certain limitations. Wells OP has entered into a 10-year management agreement with Highwoods Realty, an affiliate of the sellers of the Capital One Richmond Buildings and the Caterpillar Nashville Building, to serve as the property manager of the Caterpillar Nashville Building which property management fees will be paid out of or credited against the 4.5% fee payable to Wells Management.

Real Estate Loans

In November, 2002, Wells OP increased its existing line of credit with BOA to $110 million. In addition, Wells OP is currently in the process of increasing its existing line of credit with SouthTrust to approximately $98 million. As described above, Wells OP drew down on existing lines of credit with BOA and SouthTrust an aggregate approximately $172,230,000 to finance the acquisitions of the NASA Buildings, the Capital One Richmond Buildings and the Caterpillar Nashville Building. As of November 30, 2002, the outstanding principal balance due under the BOA line of credit was approximately $110,000,000, the outstanding principal balance due under the SouthTrust line of credit was approximately $72,000,000, and the Wells REIT had a debt leverage ratio of approximately 11.5% to the value of its properties.

6

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following information should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 101 of the prospectus, as supplemented by Supplement No. 1 dated August 14, 2002, Supplement No. 2 dated August 29, 2002 and Supplement No. 3 dated October 25, 2002.

Forward Looking Statements

This supplement contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of our financial condition, anticipated capital expenditures required to complete certain projects, amounts of anticipated cash distributions to shareholders in the future and certain other matters. Readers of this supplement should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this supplement, which include changes in general economic conditions, changes in real estate conditions, construction costs which may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, inability to invest in properties on a timely basis or in properties that will provide targeted rates of return and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

We have made an election under Section 856 (c) of the Internal Revenue Code (Internal Revenue Code) to be taxed as a REIT under the Internal Revenue Code beginning with its taxable year ended December 31, 1999. As a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost. Such an event could materially adversely affect our net income. However, management believes that we are organized and operate in a manner which will enable us to qualify for treatment as a REIT for federal income tax purposes during this fiscal year. In addition, management intends to continue to operate the Wells REIT so as to remain qualified as a REIT for federal income tax purposes.

Liquidity and Capital Resources

During the nine months ended September 30, 2002, we received aggregate gross offering proceeds of $988.5 million from the sale of 98.8 million shares of our common stock. After payment of $34.8 million in acquisition and advisory fees and acquisition expenses, payment of $104.3 million in selling commissions and organization and offering expenses, and common stock redemptions of $11.6 million pursuant to our share redemption program, we raised net offering proceeds of $837.8 million during the first three quarters of 2002, of which $144.5 million remained available for investment in properties at quarter end. In October, we reached our limit on stock redemptions for the year and, accordingly, there will be no further stock redemptions under our stock redemption program for the remainder of 2002.

During the nine months ended September 30, 2001, we received aggregate gross offering proceeds of $297.8 million from the sale of 29.8 million shares of its common stock. After payment of $10.3 million in acquisition and advisory fees and acquisition expenses, payment of $35.6 million in selling commissions and organizational and offering expenses, and common stock redemptions of $2.1 million pursuant to our share redemption program, we raised net offering proceeds of $249.8 million during the first three quarters of 2001, of which $8.7 million remained available for investment in properties at quarter end.

7

The significant increase in capital resources we have available is due to significantly increased sales of our common stock during the first three quarters of 2002.

As of September 30, 2002, we owned interests in 67 real estate properties either directly or through interests in joint ventures. Dividends declared for the third quarter of 2002 and 2001 were approximately $0.1938 and $0.1875 per share, respectively. In August 2002, our board of directors declared dividends for the fourth quarter of 2002 in the amount of approximately $0.175 per share.

Due primarily to the pace of our property acquisitions, as explained in more detail in the following paragraphs, dividends paid in the first three quarters of 2002 in the aggregate amount of approximately $71.4 million exceeded our Adjusted Funds From Operations for this period by approximately $11 million.

We continue to acquire properties that meet our standards of quality both in terms of the real estate and the creditworthiness of the tenants. Creditworthy tenants of the type we target are becoming more and more highly valued in the marketplace and, accordingly, there is increased competition in acquiring properties with these creditworthy tenants. As a result, the purchase prices for such properties have increased with corresponding reductions in cap rates and returns on investment. In addition, changes in market conditions have caused us to add to our internal procedures for ensuring the creditworthiness of our tenants before any commitment to buy a property is made. We continue to remain steadfast in our commitment to invest in quality properties that will produce quality income for our shareholders. Accordingly, because the marketplace is now placing a higher value on our type of properties and because of the additional time it now takes in the acquisition process for us to assess tenant credit – plus our commitment to adhere to purchasing properties with tenants that meet our investment criteria – we were required to lower our dividend yield to investors.

As a result of the factors described in the preceding paragraph, on August 29, 2002, our board of directors declared dividends for the fourth quarter of 2002 in an amount equal to a 7.0% annualized percentage rate return on an investment of $10 per share to be paid in December 2002. Our fourth quarter dividends are calculated on a daily record basis of $0.001923 (0.1923 cents) per day per share on the outstanding shares of common stock payable to shareholders of record of such shares as shown on our books at the close of business on each day during the period, commencing on September 16, 2002, and continuing on each day thereafter through and including December 15, 2002.

Cash Flows From Operating Activities

Our net cash provided by operating activities was $68.2 million and $26.5 million for the nine months ended September 30, 2002 and 2001, respectively. The increase in net cash provided by operating activities was due primarily to the net income generated by additional properties acquired during 2002 and 2001.

Cash Flows Used In Investing Activities

Our net cash used in investing activities was $826.9 million and $155.7 million for the nine months ended September 30, 2002 and 2001, respectively. The increase in net cash used in investing activities was due primarily to investments in properties and the payment of related deferred project costs, partially offset by distributions received from joint ventures.

8

Cash Flows From Financing Activities

Our net cash provided by financing activities was $827.1 million and $136.1 million for the nine months ended September 30, 2002 and 2001, respectively. The increase in net cash provided by financing activities was due primarily to the raising of additional capital and the lack of debt payments, which were $208.1 million in the prior year. We raised $988.5 million in offering proceeds for the nine months ended September 30, 2002, as compared to $297.8 million for the same period in 2001. Additionally, we paid dividends totaling $23.5 million in the first three quarters of 2001 compared to $71.4 million in the same period of 2002.

Results of Operations

Gross revenues were $74.5 million and $34.1 million for the nine months ended September 30, 2002 and 2001, respectively. Gross revenues for the nine months ended September 30, 2002 and 2001 were attributable to rental income, interest income earned on funds we held prior to the investment in properties, and income earned from joint ventures. The increase in revenues in 2002 was primarily attributable to the purchase of $805.5 million in additional properties during 2002 and the purchase of $114.1 million in additional properties during the fourth quarter of 2001 which were not owned for the first three quarters of 2001. The purchase of additional properties also resulted in an increase in expenses, which totaled $34.7 million for the nine months ended September 30, 2002, as compared to $19.6 million for the nine months ended September 30, 2001. Expenses in 2002 and 2001 consisted primarily of depreciation, operating costs, interest expense, management and leasing fees and general and administrative costs. As a result, our net income also increased from $14.4 million for the nine months ended September 30, 2001 to $39.8 million for the nine months ended September 30, 2002.

Earnings per share for the nine months ended September 30, 2002 decreased from $0.33 per share for the nine months ended September 30, 2001 to $0.31 per share for the nine months ended September 30, 2002. Earnings per share for the third quarter decreased from $0.11 per share for the three months ended September 30, 2001 to $0.09 per share for the three months ended September 30, 2002. These decreases were primarily due to the substantial increase in the number of shares outstanding as a result of capital raised in 2002 which was not completely matched by a corresponding increase in net income because such capital proceeds were not fully invested in properties.

Funds From Operations

Funds From Operations (FFO), as defined by the National Association of Real Estate Investment Trusts (NAREIT), generally means net income, computed in accordance with GAAP excluding extraordinary items (as defined by GAAP) and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT. However, our calculation of FFO, while consistent with NAREIT’s definition, may not be comparable to similarly titled measures presented by other REITs. Adjusted Funds From Operations (AFFO) is defined as FFO adjusted to exclude the effects of straight-line rent adjustments, deferred loan cost amortization and other non-cash and/or unusual items. Neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions. The following table reflects the calculation of FFO and AFFO for the three and nine months ended September 30, 2002 and 2001, respectively:

9

	Three Months Ended (in thousands)		Nine Months Ended (in thousands)
	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001
FUNDS FROM OPERATIONS:
Net income	$15,285	$6,109	$39,821	$14,423
Add:
Depreciation	10,282	3,947	23,185	10,341
Amortization of deferred leasing costs	78	76	229	228
Depreciation and amortization—unconsolidated partnerships	708	647	2,115	1,561

Funds from operations (FFO)	26,353	10,779	65,350	26,553
Adjustments:
Loan cost amortization	162	237	587	529
Straight line rent	(2,146)	(708)	(5,312)	(1,930)
Straight line rent—unconsolidated Partnerships	(27)	(100)	(229)	(233)
Lease acquisitions fees paid—unconsolidated partnerships	—	—	—	(8)

Adjusted funds from operations	$24,342	$10,208	$60,396	$24,911

BASIC AND DILUTED WEIGHTED AVERAGE SHARES	163,395	54,112	128,541	43,726

Inflation

The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. However, there are provisions in the majority of tenant leases that are intended to protect us from the impact of inflation. These provisions include reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

Critical Accounting Policies

We reported results of operations are impacted by management judgments related to application of accounting policies. A discussion of the accounting policies that management considers to be critical, in that they may require complex judgment in their application or require estimates about matters which are inherently uncertain, is included in Footnote 1 to the financial statements.

Subsequent Events

Effective October 31, 2002, Arthur Andersen LLP (Andersen) and Wells OP entered into a termination agreement with respect to the lease for the three-story office building containing 157,700 rentable square feet located in Sarasota, Florida formerly known as the Arthur Andersen Building. In consideration for releasing Andersen from its obligation to pay rent under the lease, Andersen paid Wells OP a termination fee of $979,760 and conveyed to Wells OP an approximately 1.3 acre tract of land adjacent to the property which was used for parking.

10

Status of the leasing of the Vertex Sarasota Building (formerly the Arthur Andersen Building)

As set forth in the “Subsequent Events” subsection of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this supplement, effective October 31, 2002, Andersen and Wells OP entered into a termination agreement with respect to the lease for the three-story office building containing 157,700 rentable square feet located in Sarasota, Florida, formerly known as the Arthur Andersen Building (Vertex Sarasota Building). On November 1, 2002, Wells OP entered into a net lease agreement with Vertex Tax Technology Enterprises, LLC (Vertex) for a portion of the Vertex Sarasota Building.

Approximately 47,388 rentable square feet of the Vertex Sarasota Building is currently under a net lease agreement with Vertex. The current term of the lease is seven years, which commenced on November 1, 2002 and expires on October 31, 2009. The current annual base rent payable under the Vertex lease is $621,257. Pursuant to the Vertex lease, Vertex has a right of first refusal to lease an additional 5,695 square feet of rentable space in the third floor of the building. Wells OP, as the landlord, will be responsible for maintaining the building’s exterior walls, HVAC system, plumbing, elevators, fire protection, other mechanical systems, public areas, including parking lot, building structure, foundation and roof.

Vertex, a wholly owned subsidiary of Vertex, Inc., is a successor company of Andersen’s corporate income tax technology solutions division. The Vertex lease is guaranteed by Vertex, Inc, which is a privately held company providing corporate customers with tax compliance software and research services for sales and use tax, property tax, payroll tax, telecommunications tax, and income tax.

Financial Statements

Audited Financial Statements

The statements of revenues over certain operating expenses of the NASA Buildings and the Caterpillar Nashville Building for the year ended December 31, 2001, which are included in this supplement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Unaudited Financial Statements

The financial statements of the Wells REIT, as of September 30, 2002, and for the three and nine month periods ended September 30, 2002 and September 30, 2001, which are included in this supplement, have not been audited.

The statements of revenues over certain operating expenses of the NASA Buildings and the Caterpillar Nashville Building for the nine months ended September 30, 2002, which are included in this supplement, have not been audited.

The pro forma balance sheet of the Wells REIT, as of September 30, 2002, the pro forma statement of income for the year ended December 31, 2001, and the pro forma statement of income for the nine months ended September 30, 2002, which are included in this supplement, have not been audited.

11

Wells Real Estate Investment Trust, Inc. and Subsidiary	Page

Unaudited Financial Statements

Consolidated Balance Sheets as of September 30, 2002 (unaudited) and December 31, 2001	13

Consolidated Statements of Income for the three months ended September 30, 2002 and September 30, 2001(unaudited), and for the nine months ended September 30, 2002 and September 30, 2001 (unaudited)	14

Consolidated Statements of Shareholders’ Equity for the year ended December 31, 2001 and for the nine months ended September 30, 2002 (unaudited)	15

Consolidated Statements of Cash Flows for the nine months ended September 30, 2002 and September 30, 2001 (unaudited)	16

Condensed Notes to Consolidated Financial Statements September 30, 2002 (unaudited)	17

NASA Buildings

Report of Independent Auditors	34

Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 2001 (audited) and for the nine months ended September 30, 2002 (unaudited)	35

Notes to Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 2001 (audited) and for the nine months ended September 30, 2002 (unaudited)	36

Caterpillar Nashville Building

Report of Independent Auditors	38

Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 2001 (audited) and for the nine months ended September 30, 2002 (unaudited)	39

Notes to Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 2001 (audited) and for the nine months ended September 30, 2002 (unaudited)	40

Wells Real Estate Investment Trust, Inc. and Subsidiary

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	42

Pro Forma Balance Sheet as of September 30, 2002 (unaudited)	43

Pro Forma Statement of Income for the year ended December 31, 2001 (unaudited)	45

Pro Forma Statement of Income for the nine months ended September 30, 2002 (unaudited)	46

12

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30, 2002	December 31, 2001
	(unaudited)
ASSETS
REAL ESTATE, at cost:
Land	$164,191	$86,247
Building and improvements, less accumulated depreciation of $48,000 in 2002 and $24,814 in 2001	1,171,793	472,383
Construction in progress	28,500	5,739

Total real estate	1,364,484	564,369
INVESTMENT IN JOINT VENTURES	75,388	77,410
CASH AND CASH EQUIVALENTS	143,912	75,586
INVESTMENT IN BONDS	54,500	22,000
STRAIGHT-LINE RENT RECEIVABLE	10,632	5,362
ACCOUNTS RECEIVABLE	1,387	641
NOTE RECEIVABLE	4,966	0
DEFERRED LEASE ACQUISITION COSTS, net	1,713	1,525
DEFERRED PROJECT COSTS	5,963	2,977
DUE FROM AFFILIATES	2,185	1,693
DEFERRED OFFERING COSTS	3,537	0
PREPAID EXPENSES AND OTHER ASSETS, net	2,597	718

Total assets	$1,671,264	$752,281

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Notes payable	$35,829	$8,124
Obligations under capital leases	54,500	22,000
Accounts payable and accrued expenses	17,539	8,727
Dividends payable	10,209	1,059
Deferred rental income	7,894	662
Due to affiliates	4,380	2,166

Total liabilities	130,351	42,738

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP	200	200

SHAREHOLDERS’ EQUITY:
Common shares, $.01 par value; 750,000 shares authorized, 182,609 shares issued and 180,892 outstanding at September 30, 2002, and 350,000 shares authorized, 83,761 shares issued and 83,206 shares outstanding at December 31, 2001	1,826	838
Additional paid-in capital	1,621,376	738,236
Cumulative distributions in excess of earnings	(64,907)	(24,181)
Treasury stock, at cost, 1,717 shares at September 30, 2002 and 555 shares at December 31, 2001	(17,167)	(5,550)
Other comprehensive loss	(415)	0

Total shareholders’ equity	1,540,713	709,343

Total liabilities and shareholders’ equity	$1,671,264	$752,281

See accompanying condensed notes to financial statements.

13

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(unaudited and in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2002	September 30, 2001	September 30 2002	September 30 2001
REVENUES:
Rental income	$27,549	$11,317	$66,121	$31,028
Equity in income of joint ventures	1,259	1,102	3,738	2,622
Interest income	1,899	89	4,547	281
Take out fee	1	0	135	138

	30,708	12,508	74,541	34,069

EXPENSES:
Depreciation	10,282	3,947	23,185	10,341
Operating costs, net of reimbursements	2,191	1,294	4,255	3,168
Management and leasing fees	1,445	632	3,348	1,750
Administrative costs	745	141	1,867	901
Interest expense	598	148	1,478	2,957
Amortization of deferred financing costs	162	237	587	529

	15,423	6,399	34,720	19,646

NET INCOME	$15,285	$6,109	$39,821	$14,423

BASIC AND DILUTED EARNINGS PER SHARE	$0.09	$0.11	$0.31	$0.33

BASIC AND DILUTED WEIGHTED AVERAGE SHARES	163,395	54,112	128,541	43,726

See accompanying condensed notes to financial statements.

14

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2001

AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 (UNAUDITED)

(in thousands except per share amounts)

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Retained Earnings	Treasury Stock Shares	Treasury Stock Amount	Other Comprehensive Income	Total Shareholders’ Equity
BALANCE, December 31, 2000	31,510	$315	$275,573	$(9,134)	$0	(141)	$(1,413)	$0	$265,341
Issuance of common stock	52,251	523	521,994	0	0	0	0	0	522,517
Treasury stock purchased	0	0	0	0	0	(414)	(4,137)	0	(4,137)
Net income	0	0	0	0	21,724	0	0	0	21,724
Dividends ($.76 per share)	0	0	0	(15,047)	(21,724)	0	0	0	(36,771)
Sales commissions and discounts	0	0	(49,246)	0	0	0	0	0	(49,246)
Other offering expenses	0	0	(10,085)	0	0	0	0	0	(10,085)

BALANCE, December 31, 2001	83,761	838	738,236	(24,181)	0	(555)	(5,550)	0	709,343
Issuance of common stock	98,848	988	987,482	0	0	0	0	0	988,470
Treasury stock purchased	0	0	0	0	0	(1,162)	(11,617)	0	(11,617)
Dividends ($.58 per share)	0	0	0	(40,726)	(39,821)	0	0	0	(80,547)
Sales commissions and discounts	0	0	(94,097)	0	0	0	0	0	(94,097)
Other offering expenses	0	0	(10,245)	0	0	0	0	0	(10,245)
Components of comprehensive income:
Net income	0	0	0	0	39,821	0	0	0	39,821
Gain/(loss) on interest rate swap	0	0	0	0	0	0	0	(415)	(415)

Comprehensive income									39,406

BALANCE, September 30, 2002 (unaudited)	182,609	$1,826	$1,621,376	$(64,907)	$0	(1,717)	$(17,167)	$(415)	$1,540,713

See accompanying condensed notes to financial statements.

15

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Nine Months Ended
	September 30, 2002	September 30, 2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,821	$14,423
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of joint ventures	(3,738)	(2,622)
Depreciation	23,185	10,341
Amortization of deferred financing costs	587	529
Amortization of deferred leasing costs	229	228
Bad debt expense	113	0
Changes in assets and liabilities:
Accounts receivable	(746)	(370)
Straight-line rent receivable	(5,382)	(1,949)
Due from affiliates	(35)	0
Deferred rental income	7,232	(381)
Accounts payable and accrued expenses	8,811	3,309
Prepaid expenses and other assets, net	(1,813)	3,211
Due to affiliates	(105)	(235)

Net cash provided by operating activities	68,159	26,484

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in real estate	(797,011)	(121,366)
Investment in joint ventures	0	(27,018)
Deferred project costs paid	(34,784)	(10,347)
Distributions received from joint ventures	5,301	3,027
Deferred lease acquisition costs paid	(400)	0

Net cash used in investing activities	(826,894)	(155,704)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	27,742	107,587
Repayment of note payable	(37)	(208,102)
Dividends paid	(71,397)	(23,502)
Issuance of common stock	988,470	297,775
Sales commissions paid	(94,097)	(28,086)
Offering costs paid	(10,937)	(7,481)
Treasury stock purchased	(11,617)	(2,137)
Deferred financing costs paid	(1,066)	0

Net cash provided by financing activities	827,061	136,054

NET INCREASE IN CASH AND CASH EQUIVALENTS	68,326	6,834
CASH AND CASH EQUIVALENTS, beginning of year	75,586	4,298

CASH AND CASH EQUIVALENTS, end of period	$143,912	$11,132

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:
Deferred project costs applied to real estate assets	$31,271	$1,127

Deferred project costs applied to joint ventures	$0	$9,295

Deferred project costs due to affiliate	$587	$(498)

Interest rate swap	$(415)	$0

Increase (decrease) in deferred offering cost accrual	$3,537	$(1,291)

Assumption of obligations under capital lease	$32,500	$22,000

Investment in bonds	$32,500	$22,000

See accompanying condensed notes to financial statements.

16

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2002

(UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) General

Wells Real Estate Investment Trust, Inc. (the “Company”) is a Maryland corporation formed on July 3, 1997, which qualifies as a real estate investment trust (“REIT”). Substantially all of the Company’s business is conducted through Wells Operating Partnership, L.P. (“Wells OP”), a Delaware limited partnership organized for the purpose of acquiring, developing, owning, operating, improving, leasing, and otherwise managing income producing commercial properties for investment purposes on behalf of the Company. The Company is the sole general partner of Wells OP.

On January 30, 1998, the Company commenced its initial public offering of up to 16.5 million shares of common stock at $10 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933. The Company commenced active operations on June 5, 1998. The Company terminated its initial public offering on December 19, 1999 at which time gross proceeds of approximately $132.2 million had been received from the sale of approximately 13.2 million shares. The Company commenced its second public offering of shares of common stock on December 20, 1999, which was terminated on December 19, 2000 after receipt of gross proceeds of approximately $175.2 million from the sale of approximately 17.5 million shares. The Company commenced its third public offering of shares of common stock on December 20, 2000, which terminated on July 26, 2002 after receipt of gross proceeds of approximately $1.3 billion from the sale of approximately 128.3 million shares. As of September 30, 2002, the Company has received gross proceeds of approximately $235.7 million from the sale of approximately 23.6 million shares from its fourth public offering. Accordingly, as of September 30, 2002, the Company has received aggregate gross offering proceeds of approximately $1.8 billion from the sale of 182.6 million shares of its common stock to investors. After payment of $63.3 million in acquisition and advisory fees and acquisition expenses, payment of $202.9 million in selling commissions and organization and offering expenses, capital contributions to joint ventures and acquisitions expenditures by Wells OP of $1.4 billion for property acquisitions, and common stock redemptions of $17.2 million pursuant to the Company’s share redemption program, the Company was holding net offering proceeds of $144.5 million available for investment in properties, as of September 30, 2002.

17

(b) Properties

As of September 30, 2002, the Company owned interests in 67 properties listed in the table below through its ownership in Wells OP.

Property Name	Tenant	Property Location	% Owned	Purchase Price		Square Feet	Annual Rent
Daimler Chrysler Dallas	Daimler Chrysler Services North America LLC	Westlake, TX	100%	$25,100,000		130,290		$3,189,499

Allstate Indianapolis	Allstate Insurance Company Holladay Property Services Midwest, Inc.	Indianapolis, IN	100%	$10,900,000		84,200 5,756	$ $	1,246,164 74,832

Intuit Dallas	Lacerte Software Corporation	Plano, TX	100%	$26,500,000		166,238		$2,461,985

EDS Des Moines	EDS Information Services LLC	Des Moines, IA	100%	$26,500,000		405,000		$2,389,500

Federal Express Colorado Springs	Federal Express Corporation	Colorado Springs, CO	100%	$26,000,000		155,808		$2,248,309

KeyBank Parsippany	KeyBank U.S.A., N.A. Gemini Technology Services	Parsippany, NJ	100%	$101,350,000		200,000 204,515	$ $	3,800,000 5,726,420

IRS Long Island	IRS Collection IRS Compliance IRS Daycare Facility	Holtsville, NY	100%	$50,975,000		128,000 50,949 12,100	$ $ $	5,029,380 1,663,200 486,799	(1)

AmeriCredit Phoenix	AmeriCredit Financial Services, Inc.	Chandler, AZ	100%	$24,700,000	(2)	153,494		$1,609,315	(3)

Harcourt Austin	Harcourt, Inc.	Austin, TX	100%	$39,000,000		195,230		$3,353,040

Nokia Dallas	Nokia, Inc. Nokia, Inc. Nokia, Inc.	Irving, TX	100%	$119,550,000		228,678 223,470 152,086	$ $ $	4,413,485 4,547,614 3,024,990

Kraft Atlanta	Kraft Foods North America, Inc. Perkin Elmer Instruments, LLC	Suwanee, GA	100%	$11,625,000		73,264 13,955	$ $	1,263,804 194,672

BMG Greenville	BMG Direct Marketing, Inc. BMG Music	Duncan, SC	100%	$26,900,000		473,398 313,380	$ $	1,394,156 763,600

Kerr-McGee	Kerr-McGee Oil & Gas Corporation	Houston, TX	100%	$15,760,000	(2)	100,000		$1,655,000	(3)

PacifiCare San Antonio	PacifiCare Health Systems, Inc.	San Antonio, TX	100%	$14,650,000		142,500		$1,471,700

ISS Atlanta	Internet Security Systems, Inc.	Atlanta, GA	100%	$40,500,000		238,600		$4,623,445

MFS Phoenix	Massachusetts Financial Services Company	Phoenix, AZ	100%	$25,800,000		148,605		$2,347,959

TRW Denver	TRW, Inc.	Aurora, CO	100%	$21,060,000		108,240		$2,870,709

Agilent Boston	Agilent Technologies, Inc.	Boxborough, MA	100%	$31,742,274		174,585		$3,578,993

Experian/TRW	Experian Information Solutions, Inc.	Allen, TX	100%	$35,150,000		292,700		$3,438,277

BellSouth Ft. Lauderdale	BellSouth Advertising and Publishing Corporation	Ft. Lauderdale, FL	100%	$6,850,000		47,400		$747,033

Agilent Atlanta	Agilent Technologies, Inc. Koninklijke Philips Electronics N.V.	Alpharetta, GA	100%	$15,100,000		66,811 34,396	$ $	1,344,905 704,430

Travelers Express Denver	Travelers Express Company, Inc.	Lakewood, CO	100%	$10,395,845		68,165		$1,012,250

Dana Kalamazoo	Dana Corporation	Kalamazoo, MI	100%	$41,950,000	(4)	147,004		$1,842,800

Dana Detroit	Dana Corporation	Farmington Hills, MI	100%	(see above	)(4)	112,480		$2,330,600

Novartis Atlanta	Novartis Opthalmics, Inc.	Duluth, GA	100%	$15,000,000		100,087		$1,426,240

Transocean Houston	Transocean Deepwater Offshore Drilling, Inc. Newpark Drilling Fluids, Inc.	Houston, TX	100%	$22,000,000		103,260 52,731	$ $	2,110,035 1,153,227

Arthur Andersen (5)	Arthur Andersen LLP	Sarasota, FL	100%	$21,400,000		157,700		$1,988,454

Windy Point I	TCI Great Lakes, Inc. The Apollo Group, Inc. Global Knowledge Network Various other tenants	Schaumburg, IL	100%	$32,225,000	(6)	129,157 28,322 22,028 8,884	$ $ $ $	2,067,204 477,226 393,776 160,000

Windy Point II	Zurich American Insurance	Schaumburg, IL	100%	$57,050,000	(6)	300,034		$5,244,594

Convergys	Convergys Customer Management Group, Inc.	Tamarac, FL	100%	$13,255,000		100,000		$1,248,192

ADIC	Advanced Digital Information Corporation	Parker, CO	68.2%	$12,954,213		148,204		$1,222,683

Lucent	Lucent Technologies, Inc.	Cary, NC	100%	$17,650,000		120,000		$1,800,000

Ingram Micro	Ingram Micro, L.P.	Millington, TN	100%	$21,050,000		701,819		$2,035,275

Nissan	Nissan Motor Acceptance Corporation	Irving, TX	100%	$42,259,000	(2)	268,290		$4,225,860	(3)

IKON	IKON Office Solutions, Inc.	Houston, TX	100%	$20,650,000		157,790		$2,015,767

State Street	SSB Realty, LLC	Quincy, MA	100%	$49,563,000		234,668		$6,922,706

AmeriCredit	AmeriCredit Financial Services Corporation	Orange Park, FL	68.2%	$12,500,000		85,000		$1,336,200

Comdata	Comdata Network, Inc.	Brentwood, TN	55.0%	$24,950,000		201,237		$2,458,638

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Property Name	Tenant	Property Location	% Owned	Purchase Price	Square Feet	Annual Rent
AT&T Oklahoma	AT&T Corp. Jordan Associates, Inc.	Oklahoma City, OK	55.0%	$15,300,000	103,500 25,000	$ $	1,242,000 294,500

Metris Minnesota	Metris Direct, Inc.	Minnetonka, MN	100%	$52,800,000	300,633		$4,960,445

Stone & Webster	Stone & Webster, Inc. SYSCO Corporation	Houston, TX	100%	$44,970,000	206,048 106,516	$ $	4,533,056 2,130,320

Motorola Plainfield	Motorola, Inc.	S. Plainfield, NJ	100%	$33,648,156	236,710		$3,324,428

Quest	Quest Software, Inc.	Irvine, CA	15.8%	$7,193,000	65,006		$1,287,119

Delphi	Delphi Automotive Systems, LLC	Troy, MI	100%	$19,800,000	107,193		$1,955,524

Avnet	Avnet, Inc.	Tempe, AZ	100%	$13,250,000	132,070		$1,516,164

Siemens	Siemens Automotive Corp.	Troy, MI	56.8%	$14,265,000	77,054		$1,374,643

Motorola Tempe	Motorola, Inc.	Tempe, AZ	100%	$16,000,000	133,225		$2,054,329

ASML	ASM Lithography, Inc.	Tempe, AZ	100%	$17,355,000	95,133		$1,927,788

Dial	Dial Corporation	Scottsdale, AZ	100%	$14,250,000	129,689		$1,387,672

Metris Tulsa	Metris Direct, Inc.	Tulsa, OK	100%	$12,700,000	101,100		$1,187,925

Cinemark	Cinemark USA, Inc. The Coca-Cola Company	Plano, TX	100%	$21,800,000	65,521 52,587	$ $	1,366,491 1,354,184

Gartner	The Gartner Group, Inc.	Ft. Myers, FL	56.8%	$8,320,000	62,400		$830,656

Videojet Technologies Chicago	Videojet Technologies, Inc.	Wood Dale, IL	100%	$32,630,940	250,354		$3,376,746

Johnson Matthey	Johnson Matthey, Inc.	Wayne, PA	56.8%	$8,000,000	130,000		$854,748

Alstom Power Richmond (2)	Alstom Power, Inc.	Midlothian, VA	100%	$11,400,000	99,057		$1,244,501

Sprint	Sprint Communications Company, L.P.	Leawood, KS	56.8%	$9,500,000	68,900		$1,102,404

EYBL CarTex	EYBL CarTex, Inc.	Fountain Inn, SC	56.8%	$5,085,000	169,510		$550,908

Matsushita (2)	Matsushita Avionics Systems Corporation	Lake Forest, CA	100%	$18,431,206	144,906		$2,005,464

AT&T Pennsylvania	Pennsylvania Cellular Telephone Corp.	Harrisburg, PA	100%	$12,291,200	81,859		$1,442,116

PwC	PricewaterhouseCoopers, LLP	Tampa, FL	100%	$21,127,854	130,091		$2,093,382

Cort Furniture	Cort Furniture Rental Corporation	Fountain Valley, CA	44.0%	$6,400,000	52,000		$834,888

Fairchild	Fairchild Technologies U.S.A., Inc.	Fremont, CA	77.5%	$8,900,000	58,424		$920,144

Avaya	Avaya, Inc.	Oklahoma City, OK	3.7%	$5,504,276	57,186		$536,977

Iomega	Iomega Corporation	Ogden, UT	3.7%	$5,025,000	108,250		$659,868

Interlocken	ODS Technologies, L.P. and GAIAM, Inc.	Broomfield, CO	3.7%	$8,275,000	51,975		$1,070,515

Ohmeda	Ohmeda, Inc.	Louisville, CO	3.7%	$10,325,000	106,750		$1,004,520

Alstom Power Knoxville	Alstom Power, Inc.	Knoxville, TN	3.7%	$7,900,000	84,404		$1,106,520

(1)	Includes only the leased portion of this property.
(2)	Includes the actual costs incurred or estimated to be incurred by Wells OP to develop and construct the building in addition to the purchase price of the land.
(3)	Annual rent for AmeriCredit Phoenix, Kerr McGee and Nissan Property does not take effect until construction of the building is completed and the tenant is occupying the building.
(4)	Dana Kalamazoo and Dana Detroit were purchased for an aggregate purchase price of $41,950,000.
(5)	Subsequent to September 30, 2002, this building has been vacated by the tenant. See Footnote 10 and “Subsequent Events” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of this supplement.
(6)	Windy Point I and Windy Point II were purchased for an aggregate purchase price of $89,275,000.

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Wells	OP owns interests in properties directly and through equity ownership in the following joint ventures:

Joint Venture	Joint Venture Partners	Properties Held by Joint Venture
Fund XIII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XIII, L.P.	AmeriCredit ADIC

Fund XII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XII, L.P.	Siemens AT&T Oklahoma Comdata

Fund XI-XII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XI, L.P. Wells Real Estate Fund XII, L.P.	EYBL CarTex Sprint Johnson Matthey Gartner

Fund IX-X-XI-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund IX, L.P. Wells Real Estate Fund X, L.P. Wells Real Estate Fund XI, L.P.	Alstom Power Knoxville Ohmeda Interlocken Avaya Iomega

Wells/Fremont Associates Joint Venture (the “Fremont Joint Venture”)	Wells Operating Partnership, L.P. Fund X-XI Joint Venture	Fairchild

Wells/Orange County Associates Joint Venture (the “Orange County Joint Venture”)	Wells Operating Partnership, L.P. Fund X-XI Joint Venture	Cort Furniture

Fund VIII-IX-REIT Joint Venture	Wells Operating Partnership, L.P. Fund VIII-IX Joint Venture	Quest

(c) Critical Accounting Policies

The Company’s accounting policies have been established in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied; thus, resulting in a different presentation of our financial statements. Below is a discussion of the accounting policies that we consider to be critical in that they may require complex judgment in their application or require estimates about matters which are inherently uncertain.

Revenue Recognition

The Company recognizes rental income generated from all leases on real estate assets in which the Company has an ownership interest, either directly or through investments in joint ventures, on a straight-line basis over the terms of the respective leases. If a tenant was to encounter financial difficulties in future periods, the amount recorded as a receivable may not be realized.

Operating Cost Reimbursements

The Company generally bills tenants for operating cost reimbursements, either directly or through investments in joint ventures, on a monthly basis at amounts estimated largely based on actual prior period activity, the current year budget and the respective lease terms. Such billings are generally adjusted on an annual basis to reflect reimbursements owed to the landlord based on the actual costs incurred during the period and the respective lease terms. Financial difficulties encountered by tenants may result in receivables not being realized.

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Real Estate

Management continually monitors events and changes in circumstances indicating that the carrying amounts of the real estate assets in which the Company has an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When such events or changes in circumstances are present, management assesses the potential impairment by comparing the fair market value of the asset, estimated at an amount equal to the future undiscounted operating cash flows expected to be generated from tenants over the life of the asset and from its eventual disposition, to the carrying value of the asset. In the event that the carrying amount exceeds the estimated fair market value, the Company would recognize an impairment loss in the amount required to adjust the carrying amount of the asset to its estimated fair market value. Neither the Company nor its joint ventures have recognized impairment losses on real estate assets to date.

Deferred Project Costs

The Company records acquisition and advisory fees and acquisition expenses payable to Wells Capital, Inc. (the “Advisor”) by capitalizing deferred project costs and reimbursing the Advisor in an amount equal to 3.5% of cumulative capital raised to date. As the Company invests its capital proceeds, deferred project costs are applied to real estate assets, either directly or through contributions to joint ventures, and depreciated over the useful lives of the respective real estate assets. Acquisition and advisory fees and acquisition expenses paid as of September 30, 2002, amounted to $63.3 million and represented approximately 3.5% of capital contributions received. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the joint venture, or real estate assets. Deferred project costs at September 30, 2002 and December 31, 2001, represent fees paid, but not yet applied to properties.

Deferred Offering Costs

The Advisor expects to continue to fund 100% of the organization and offering costs and recognize related expenses, to the extent that such costs exceed 3% of cumulative capital raised, on behalf of the Company. Organization and offering costs include items such as legal and accounting fees, marketing and promotional costs, and printing costs, and specifically exclude sales costs and underwriting commissions. The Company records offering costs by accruing deferred offering costs, with an offsetting liability included in due to affiliates, at an amount equal to the lesser of 3% of cumulative capital raised to date or actual costs incurred from third-parties less reimbursements paid to the Advisor. As equity is raised, the Company reverses the deferred offering costs accrual and recognizes a charge to stockholders’ equity upon reimbursing the Advisor. As of September 30, 2002, the Advisor had paid organization and offering expenses on behalf of the Company in an aggregate amount of $34.2 million, of which the Advisor had been reimbursed $29.7 million, which did not exceed the 3% limitation. Deferred offering costs in the accompanying balance sheet represent costs incurred by the Advisor which will be reimbursed by the Company.

(d) Distribution Policy

The Company will make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trusts’ taxable income. The Company intends to make regular quarterly distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. The Company currently calculates quarterly dividends based on the daily record and dividend declaration dates; thus, stockholders are entitled to receive dividends immediately upon the purchase of shares.

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Dividends to be distributed to the stockholders are determined by the Board of Directors and are dependent on a number of factors related to the Company, including funds available for payment of dividends, financial condition, capital expenditure requirements and annual distribution requirements in order to maintain the Company’s status as a REIT under the Code. Operating cash flows are expected to increase as additional properties are added to the Company’s investment portfolio.

(e) Income Taxes

The Company has made an election under Section 856 (C) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed as a Real Estate Investment Trust (“REIT”) under the Code beginning with its taxable year ended December 31, 1998. As a REIT for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially adversely affect the Company’s net income and net cash available to distribute to shareholders. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT and intends to continue to operate in the foreseeable future in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

(f) Employees

The Company has no direct employees. The employees of the Advisor and Wells Management Company, Inc. (Wells Management), an affiliate of the Company and the Advisor, perform a full range of real estate services including leasing and property management, accounting, asset management and investor relations for the Company. The Company has reimbursed the Advisor and Wells Management for allocated salaries, wages and other payroll related costs totaling $1.1 million and $0.4 million for the nine months ended September 30, 2002 and 2001, respectively, and $0.5 million and $0.1 million for the three months ended September 30, 2002 and 2001, respectively.

(g) Insurance

Wells Management Company, Inc., an affiliate of the Company and the Advisor, carries comprehensive liability and extended coverage with respect to all the properties owned directly or indirectly by the Company. In the opinion of management, the properties are adequately insured.

(h) Competition

The Company will experience competition for tenants from owners and managers of competing projects, which may include its affiliates. As a result, the Company may be required to provide free rent, reduced charges for tenant improvements and other inducements, all of which may have an adverse impact on results of operations. At the time the Company elects to dispose of its properties, the Company will also be in competition with sellers of similar properties to locate suitable purchasers for its properties.

(i) Statement of Cash Flows

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments.

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(j) Basis of Presentation

Substantially all of the Company’s business is conducted through Wells OP. On December 31, 1997, Wells OP issued 20,000 limited partner units to the Advisor in exchange for a capital contribution of $200,000. The Company is the sole general partner in Wells OP; consequently, the accompanying consolidated balance sheet of the Company includes the amounts of the Company and Wells OP. The Advisor, a limited partner, is not currently receiving distributions from its investment in Wells OP.

The consolidated financial statements of the Company have been prepared in accordance with instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These quarterly statements have not been examined by independent accountants, but in the opinion of management of the Company, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary to present a fair presentation of the results for such periods. Results for interim periods are not necessarily indicative of full year results. For further information, refer to the financial statements and footnotes included in the Company’s Form 10-K for the year ended December 31, 2001.

2. INVESTMENT IN JOINT VENTURES

(a) Basis of Presentation

As of September 30, 2002, the Company owned interests in 17 properties in joint ventures with related entities through its ownership in Wells OP, which owns interests in seven such joint ventures. The Company does not have control over the operations of these joint ventures; however, it does exercise significant influence. Accordingly, investment in joint ventures is recorded using the equity method.

(b) Summary of Operations

The following information summarizes the operations of the unconsolidated joint ventures in which the Company, through Wells OP, had ownership interests as of September 30, 2002 and 2001, respectively. There were no additional investments in joint ventures made by the Company during the three months and nine months ended September 30, 2002.

	Total Revenues		Net Income		Wells OP’s Share of Net Income
	Three Months Ended (in thousands)		Three Months Ended (in thousands)		Three Months Ended (in thousands)
	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001
Fund IX-X-XI-REIT Joint Venture	$1,083	$1,083	$574	$670	$21	$25
Cort Joint Venture	199	204	135	149	59	65
Fremont Joint Venture	226	227	142	142	110	110
Fund XI-XII-REIT Joint Venture	836	844	484	520	275	295
Fund XII-REIT Joint Venture	1,330	1,410	727	815	400	448
Fund VIII-IX-REIT Joint Venture	302	314	153	156	24	24
Fund XIII-REIT Joint Venture	704	306	408	155	370	135

	$4,680	$4,388	$2,623	$2,607	$1,259	$1,102

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	Total Revenues		Net Income		Wells OP’s Share of Net Income
	Nine Months Ended (in thousands)		Nine Months Ended (in thousands)		Nine Months Ended (in thousands)
	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001
Fund IX-X-XI-REIT Joint Venture	$3,310	$3,264	$1,747	$2,043	$65	$76

Cort Joint Venture	597	602	405	415	177	181
Fremont Joint Venture	678	677	419	421	325	326
Fund XI-XII-REIT Joint Venture	2,525	2,533	1,526	1,534	866	871
Fund XII-REIT Joint Venture	4,143	3,306	2,385	1,848	1,311	967
Fund VIII-IX-REIT Joint Venture	906	894	461	416	73	66

Fund XIII-REIT Joint Venture	2,108	306	1,215	155	921	135

	$14,267	$11,582	$8,158	$6,832	$3,738	$2,622

3. INVESTMENTS IN REAL ESTATE

As of September 30, 2002, the Company, through its ownership in Wells OP, owns 50 properties directly. The following describes acquisitions made directly by Wells OP during the three months ended September 30, 2002.

The ISS Atlanta Buildings

On July 1, 2002, Wells OP purchased two five-story buildings containing a total of 238,600 rentable square feet located in Atlanta, Georgia for a purchase price of $40.5 million, excluding closing costs. The ISS Atlanta Buildings were acquired by assigning to Wells OP an existing ground lease with the Development Authority of Fulton County (“Development Authority”). Fee simple title to the land upon which the ISS Atlanta Buildings are located is held by the Development Authority, which issued Development Authority of Fulton County Taxable Revenue Bonds (“Bonds”) totaling $32.5 million in connection with the construction of these buildings. The Bonds, which entitle Wells OP to certain real property tax abatement benefits, were also assigned to Wells OP at the closing. Fee title interest to the land will be transferred to Wells OP upon payment of the outstanding balance on the Bonds, either by prepayment by Wells OP or at the expiration of the ground lease on December 1, 2015.

The entire rentable area of the ISS Atlanta Buildings is leased to Internet Security Systems, Inc., a Georgia corporation (“ISS”). The ISS Atlanta lease is a net lease that commenced in November 2000 and expires in May 2013. The current annual base rent payable under the ISS Atlanta lease is approximately $4.6 million. ISS, at its option, has the right to extend the initial term of its lease for three additional five-year periods at 95% of the then-current market rental rate.

The PacifiCare San Antonio Building

On July 12, 2002, Wells OP purchased the PacifiCare San Antonio Building, a two-story office building containing 142,500 rentable square feet located in San Antonio, Texas for a purchase price of $14.7 million, excluding closing costs. The PacifiCare San Antonio Building is 100% leased to PacifiCare Health Systems, Inc. (“PacifiCare”). The PacifiCare lease is a net lease that commenced in November 2000 and expires in November 2010. The current annual base rent payable under the PacifiCare lease is approximately $1.5 million. PacifiCare, at its option, has the right to extend the initial term of its lease for three additional five-year periods. Monthly base rent for the first renewal term will be approximately $0.2

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million and monthly base rent for the second and third renewal terms will be the then-current market rental rate.

The Kerr-McGee Property

On July 29, 2002, Wells OP purchased the Kerr-McGee Property, a 4.2-acre tract of land located in Houston, Harris County, Texas for a purchase price of approximately $1.7, excluding closing costs. Wells OP has entered into agreements to construct a four-story office building containing approximately 100,000 rentable square feet (the “Kerr-McGee Project”) on the Kerr-McGee Property. It is currently anticipated that the aggregate of all costs and expenses to be incurred by Wells OP with respect to the acquisition of the Kerr-McGee Property and the planning, design, development, construction and completion of the Kerr McGee Project will total approximately $15.8 million.

The entire 100,000 rentable square feet of the Kerr-McGee Project will be leased to Kerr-McGee Oil & Gas Corporation (“Kerr-McGee”), a wholly owned subsidiary of Kerr-McGee Corporation. The initial term of the Kerr-McGee lease will extend 11 years and 1 month beyond the rent commencement date. Construction on the building is scheduled to be completed by July 2003. The rent commencement date will occur no later than July 1, 2003. Kerr-McGee has the right to extend the initial term of this lease for one additional period of twenty years or the option to extend the initial term for any combination of additional periods of ten years or five years for a total additional period of not more than twenty years. The base rental rate will be 95% of the existing market rate. The initial annual base rent payable under the Kerr-McGee lease will be calculated as 10.5% of project costs.

Wells OP obtained a construction loan in the amount of $13.7 million from Bank of America, to fund the construction of a building on the Kerr-McGee Property. The loan requires monthly payments of interest only and matures on January 29, 2004. The interest rate on the loan as of August 6, 2002 was 3.80%. The Bank of America loan is secured by a first priority mortgage on the Kerr-McGee Property.

The BMG Greenville Buildings

On July 31, 2002, Wells OP purchased the BMG Greenville Buildings, two one-story office buildings containing 786,778 rentable square feet located in Duncan, Spartanburg County, South Carolina for a purchase price of $26.9 million, excluding closing costs. The BMG Greenville Buildings are leased to BMG Direct Marketing, Inc. (“BMG Marketing”) and BMG Music (“BMG Music”).

The BMG Marketing lease is a net lease that covers approximately 473,398 square feet that commenced in March 1988 and expires in March 2011. The current annual base rent payable under the BMG Marketing lease is approximately $1.4 million. BMG Marketing, at its option, has the right to extend the initial term of its lease for two consecutive ten-year periods at 95% of the then-current market rental rate.

The BMG Music lease is a net lease that covers approximately 313,380 rentable square feet that commenced in December 1987 and expires in March 2011. The current annual base rent payable under the BMG Music lease is approximately $0.8 million. BMG Music, at its option, has the right to extend the initial term of its lease for two consecutive ten-year periods at 95% of the then-current market rental rate.

The Kraft Atlanta Building

On August 1, 2002, Wells OP purchased the Kraft Atlanta Building, a one-story office building containing 87,219 rentable square feet located in Suwanee, Forsyth County, Georgia for a purchase price of approximately $11.6 million, excluding closing costs. The Kraft Atlanta Building is leased to Kraft Foods North America, Inc. (“Kraft”) and PerkinElmer Instruments, LLC (“PerkinElmer”).

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The Kraft lease is a net lease that covers approximately 73,264 square feet that commenced in February 2002 and expires in January 2012. The current annual base rent payable under the Kraft lease is approximately $1.3 million. Kraft, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. In addition, Kraft may terminate the lease (1) at the end of the third year by paying a $7.0 million termination fee, or (2) at the end of the seventh lease year by paying an approximately $1.8 million termination fee.

The PerkinElmer lease is a net lease that covers approximately 13,955 rentable square feet that commenced in December 2001 and expires in November 2016. The current annual base rent payable under the PerkinElmer lease is approximately $0.2 million. PerkinElmer, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. In addition, PerkinElmer may terminate the lease at the end of the tenth lease year by paying a $0.3 million termination fee.

The Nokia Dallas Buildings

On August 15, 2002, Wells OP purchased the Nokia Dallas Buildings, three adjacent office buildings containing an aggregate of 604,234 rentable square feet located in Irving, Texas for an aggregate purchase price of approximately $119.6 million, excluding closing costs. The Nokia Dallas Buildings are all leased entirely to Nokia, Inc (“Nokia”) under three long-term net leases for periods of 10 years, with approximately seven to eight years remaining on such leases.

The Nokia I Building is a nine-story building containing 228,678 rentable square feet. The Nokia I Building lease fully commenced in July 1999 and expires in July 2009. The current annual base rent payable under the Nokia I Building lease is approximately $4.4 million. The Nokia II Building is a seven-story building containing 223,470 rentable square feet. The Nokia II Building lease commenced in December 2000 and expires in December 2010. The current annual base rent payable under the Nokia II Building lease is approximately $4.5 million. The Nokia III Building is a six-story building containing 152,086 rentable square feet. The Nokia III Building lease commenced in June 1999 and expires in July 2009. The current annual base rent payable under the Nokia III Building lease is approximately $3.0 million.

The Harcourt Austin Building

On August 15, 2002, Wells OP purchased the Harcourt Austin Building, a seven-story office building containing 195,230 rentable square feet located in Austin, Texas for a purchase price of $39.0 million, excluding closing costs. The Harcourt Austin Building is leased entirely to Harcourt, Inc. (“Harcout”), a wholly owned subsidiary of Harcourt General, Inc., the guarantor of the Harcourt lease. The Harcourt lease commenced in July 2001 and expires in June 2016. The current annual base rent payable under the Harcourt lease is approximately $3.4 million.

The AmeriCredit Phoenix Property

On September 12, 2002, Wells OP purchased the AmeriCredit Phoenix Property, a 14.74-acre tract of land located in Chandler, Maricopa County, Arizona for a purchase price of approximately $2.6 million, excluding closing costs. Wells OP has entered into agreements to construct a three-story office building containing approximately 153,494 rentable square feet (the “AmeriCredit Phoenix Project”) on the AmeriCredit Phoenix Property. It is currently anticipated that the aggregate of all costs and expenses to be incurred by Wells OP with respect to the acquisition of the AmeriCredit Phoenix Project and the planning, design, development, construction and completion of the AmeriCredit Phoenix Project will total approximately $24.7 million.

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The entire 153,494 rentable square feet of the AmeriCredit Phoenix Project will be leased to AmeriCredit Financial Services, Inc. (“AmeriCredit”), a wholly owned subsidiary of AmeriCredit Corporation. The initial term of the AmeriCredit lease will extend 10 years and 4 month beyond the rent commencement date. Construction on the building is scheduled to be completed by August 2003. AmeriCredit has the right to extend the initial term of this lease for two additional periods of five years at 95% of the then-market rate. As an inducement for Wells OP to enter into the AmeriCredit Phoenix lease, AmeriCredit has prepaid to Wells OP the first three years of base rent at a discounted amount equal to approximately $4.8 million.

The IRS Long Island Buildings

On September 16, 2002, Wells REIT-Holtsville, NY, LLC (“REIT-Holtsville”), a Georgia limited liability company wholly-owned by Wells OP purchased the IRS Long Island Buildings, a two-story office building and a one-story daycare facility containing an aggregate 259,700 rentable square feet located in Holtsville, New York for a purchase price of approximately $51.0 million, excluding closing costs. Approximately 191,050 of the aggregate rentable square feet of the IRS Long Island Buildings (74%) is currently leased to the United States of America through the U.S. General Services Administration (“U.S.A.”) for occupancy by the IRS under three separate lease agreements for the processing & collection division of the IRS (“IRS Collection”), the compliance division of the IRS (“IRS Compliance”), and the IRS Daycare Facility. REIT-Holtsville is negotiating for the remaining 26% of the IRS Long Island Buildings to be leased by the U.S.A. on behalf of the IRS or to another suitable tenant. If REIT-Holtsville should lease this space to the U.S.A. or another suitable tenant within 18 months, REIT-Holtsville would owe the seller an additional amount of up to $14.5 million as additional purchase price for the IRS Long Island Buildings pursuant to the terms of an earnout agreement entered into between REIT-Holtsville and the seller at the closing.

The IRS Collection lease, which encompasses 128,000 rentable square feet of the IRS Office Building, commenced in August 2000 and expires in August 2005. The current annual base rent payable under the IRS Collection lease is approximately $5.0 million. The annual base rent payable under the IRS Collection lease for the remaining two years of the initial lease term will be approximately $2.8 million. The U.S.A., at its option, has the right to extend the initial term of its lease for two additional five-year periods at annual rental rates of approximately $4.2 million and $5.0 million, respectively.

The IRS Compliance lease, which encompasses 50,949 rentable square feet of the IRS Office Building, commenced in December 2001 and expires in December 2011. The annual base rent payable under the IRS Compliance lease for the initial term of the lease is approximately $1.7 million. The U.S.A., at its option, has the right to extend the initial term of its lease for one additional ten-year period at an annual rental rate of approximately $2.2 million.

The IRS Daycare Facility lease, which encompasses the entire 12,100 rentable square feet of the IRS Daycare Facility, commenced in October 1999 and expires in September 2004. The annual base rent payable under the IRS Daycare Facility lease for the initial term of the lease is approximately $0.5 million. The U.S.A., at its option, has the right to extend the initial term of its lease for two additional five-year periods at an annual rental rate of approximately $0.4 million.

The KeyBank Parsippany Building

On September 27, 2002, Wells OP purchased the KeyBank Parsippany Building, a four-story office building containing 404,515 rentable square feet located in Parsippany, New Jersey for a purchase price of approximately $101.4 million, excluding closing costs. The KeyBank Parsippany Building is leased to Key Bank U.S.A., N.A. (“KeyBank”) and Gemini Technology Services (“Gemini”).

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The KeyBank lease covers 200,000 rentable square feet (49%) under a net lease that commenced in March 2001 and expires in February 2016. The current annual base rent payable under the KeyBank lease is $3.8 million. KeyBank, at its option, has the right to extend the initial term of its lease for three additional five-year periods at the then-current market rental rate.

The Gemini lease covers 204,515 rentable square feet (51%) under a gross lease that commenced in December 2000 and expires in December 2013. The current annual base rent payable under the Gemini lease is approximately $5.7 million. Gemini, at its option, has the right to extend the initial term of its lease for three additional five-year periods at a rate equal to the greater of (1) the annual rent during the final year of the initial lease term, or (2) 95% of the then-current market rental rate.

The Federal Express Colorado Springs Building

On September 27, 2002, Wells OP purchased the Federal Express Colorado Springs Building, a three-story office building containing 155,808 rentable square feet located in Colorado Springs, Colorado for a purchase price of $26.0 million, excluding closing costs. The Federal Express Colorado Springs Building is leased entirely to Federal Express Corporation (“Federal Express”). The Federal Express lease commenced in July 2001 and expires in October 2016. The current annual base rent payable under the Federal Express lease is approximately $2.2 million. Federal Express, at its option, has the right to extend the initial term of its lease for four additional five-year periods at 90% of the then-current market rental rate. In addition, Federal Express has an expansion option under its lease pursuant to which Wells OP would be required to construct an additional office building.

The EDS Des Moines Building

On September 27, 2002, Wells OP purchased the EDS Des Moines Building, a one-story office and distribution building containing 115,000 rentable square feet of office space and 290,000 rentable square feet of warehouse space located in Des Moines, Iowa for a purchase price of $26.5 million, excluding closing costs. The EDS Des Moines Building is leased entirely to EDS Information Services L.L.C. (“EDS”), a wholly-owned subsidiary of Electronic Data Systems Corporation (“EDS Corp.”). EDS Corp. is the guarantor of the EDS lease. The EDS lease commenced in May 2002 and expires in April 2012. The current annual base rent payable under the EDS lease is approximately $2.4 million. EDS, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. In addition, EDS has an expansion option under its lease for up to an additional 100,000 rentable square feet.

The Intuit Dallas Building

On September 27, 2002, Wells OP purchased the Intuit Dallas Building, a two-story office building with a three-story wing containing 166,238 rentable square feet located in Plano, Texas for a purchase price of $26.5 million, excluding closing costs. The Intuit Dallas Building is leased entirely to Lacerte Software Corporation (“Lacerte”), a wholly-owned subsidiary of Intuit, Inc. (“Intuit”). Intuit is the guarantor of the Lacerte lease. The Lacerte lease commenced in July 2001 and expires in June 2011. The current annual base rent payable under the Lacerte lease is approximately $2.5 million. Lacerte, at its option, has the right to extend the initial term of its lease for two additional five-year periods at rental rates of $17.92 per square foot and $19.71 per square foot, respectively. In addition, Lacerte has an expansion option through November 2004 pursuant to which Wells OP would be required to purchase an additional 19 acre tract of land and to construct up to an approximately 600,000 rentable square foot building thereon.

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The Allstate Indianapolis Building

On September 27, 2002, Wells OP purchased the Allstate Indianapolis Building, a one-story office building containing 89,956 rentable square feet located in Indianapolis, Indiana for a purchase price of $10.9 million, excluding closing costs. The Allstate Indianapolis Building is leased to Allstate Insurance Company (“Allstate”) and Holladay Property Services Midwest, Inc. (“Holladay”).

The Allstate lease, which covers 84,200 rentable square feet (94%), commenced in March 2002 and expires in August 2012. The current annual base rent payable under the Allstate lease is approximately $1.2 million. Allstate at its option has the right to (1) terminate the initial term of the Allstate lease at the end of the fifth lease year (August 2007) upon payment of an approximately $0.4 million fee, or (2) reduce its area of occupancy to not less than 20,256 rentable square feet, by providing written notice on or before August 2006. Allstate, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. In addition, Allstate has a right of first refusal for the leasing of additional space in the Allstate Indianapolis Building.

Holladay is a property management company that manages the Allstate Indianapolis Building from the site. The Holladay lease, which covers 5,756 rentable square feet (6%), commenced in October 2001 and expires in September 2006. The current annual base rent payable under the Holladay lease is approximately $.07 million.

The Daimler Chrysler Dallas Building

On September 30, 2002, Wells OP purchased the Daimler Chrysler Dallas Building, a two-story office building containing 130,290 rentable square feet located in Westlake, Texas for a purchase price of $25.1 million, excluding closing costs. The Daimler Chrysler Dallas Building is leased entirely to Daimler Chrysler Services North America LLC (“Daimler Chrysler NA”). The Daimler Chrysler NA lease commenced in January 2002 and expires in December 2011. The current annual base rent payable under the Daimler Chrysler NA lease is approximately $3.2 million. Daimler Chrysler NA, at its option, has the right to extend the initial term of its lease for three additional five-year periods at 98% of the then-current market rental rate. In addition, Daimler Chrysler NA has an expansion option for up to an additional 70,000 rentable square feet and a right of first offer if Wells OP desires to sell the Daimler Chrysler Dallas Building during the term of the lease.

4. NOTE RECEIVABLE

In connection with the purchase of the TRW Denver Building on May 29, 2002, Wells OP acquired a note receivable from the building’s sole tenant, TRW, Inc., in the amount of $5.2 million. The loan was made to fund above-standard tenant improvement costs to the building. The note receivable is structured to be fully amortized over the remaining lease term, which expires September 2007, at 11% interest with TRW making monthly loan payments of $.1 million. At September 30, 2002, the principal balance of this note receivable was $5.0 million.

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5. NOTES PAYABLE

At September 30, 2002, Wells OP had the following debt:

Lender	Collateral	Type of Debt	Maturity Date	Balance Outstanding (in millions)
SouthTrust	The Alstom Power Richmond Building	$7.9 million line of credit, interest at 30 day LIBOR plus 175 basis points	December 10, 2002	$7.7

SouthTrust	The PwC Building	$12.8 million line of credit, interest at 30 day LIBOR plus 175 basis points	December 10, 2002	2.1

SouthTrust	The Avnet Building and the Motorola Tempe Building	$19.0 million line of credit, interest at 30 day LIBOR plus 175 basis points	December 10, 2002	0

SouthTrust	The Cinemark Building, the Dial Building and the ASML Building	$32.4 million line of credit, interest at 30 day LIBOR plus 175 basis points	December 10, 2002	0

Bank of America	The Nissan Property	$34.2 million construction loan, interest at LIBOR plus 200 basis points	July 30, 2003	13.3

Bank of America	The Kerr McGee Property	$13.7 million construction loan, interest at LIBOR plus 200 basis points	January 29, 2004	1.0

Bank of America	The Videojet Technologies Chicago Building, the AT&T Pennsylvania Building, the Matsushita Building, the Metris Tulsa Building, the Motorola Plainfield Building and the Delphi Building	$85 million line of credit, interest at 30 day LIBOR plus 180 basis points	May 11, 2004	0

Prudential	The BMG Buildings	$8.8 million note payable, interest at 8%, principal and interest payable monthly	December 15, 2003	8.8

Prudential	The BMG Buildings	$2.9 million note payable, interest at 8.5%, interest payable monthly, principal payable upon maturity	December 15, 2003	2.9

Total				$35.8

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6. INTEREST RATE SWAPS

Wells OP has entered into interest rate swap agreements with Bank of America in order to hedge its interest rate exposure on the Bank of America construction loans for the Nissan Property (the Nissan Loan) and the Kerr McGee Property (the Kerr McGee Loan). The interest rate swap agreements involve the exchange of amounts based on a fixed interest rate for amounts based on a variable interest rate over the life of the loan agreement without an exchange of the notional amount upon which the payments are based. The notional amount of both interest rate swaps is the balance outstanding on the construction loan on the payment date.

The interest rate swap for the Nissan Loan became effective January 15, 2002 and terminates on June 15, 2003. Wells OP, as the fixed rate payer, has an interest rate of 3.9%. Bank of America, the variable rate payer, pays at a rate equal to U.S. dollar LIBOR on the payment date. The result is an effective interest rate of 5.9% on the Nissan Loan.

The interest rate swap for the Kerr McGee Loan became effective September 15, 2002 and terminates on July 15, 2003. Wells OP as fixed rate payer has an interest rate of 2.27%. Bank of America, the variable rate payer, pays at a rate equal to U.S. dollar LIBOR on the payment date. The result is an effective interest rate of 4.27% on the Kerr McGee Loan.

During the nine months ended September 30, 2002, Wells OP made interest payments totaling approximately $45,221 under the terms of the interest rate swap agreements. At September 30, 2002, the estimated fair value of the interest rate swap for the Nissan Loan and the Kerr McGee Loan was $(384,855) and $(30,180), respectively. The interest rate swaps are accounted for by mark-to-market accounting on a monthly basis and are included in prepaid and other assets on the accompanying consolidated balance sheet.

On January 1, 2001, the Company adopted SFAS No. 133, as amended by SFAS No. 137 and No. 138 Accounting for Derivative Instruments and Hedging Activities. The effect of adopting the SFAS No. 133 did not have a material effect on the Company’s consolidated financial statements.

7. INVESTMENT IN BONDS AND OBLIGATIONS UNDER CAPITAL LEASES

In connection with the purchase of a ground leasehold interest in the Ingram Micro Distribution Facility pursuant to a Bond Real Property Lease dated December 20, 1995 (the Bond Lease), Wells OP acquired an Industrial Development Revenue Note (the Bond) dated December 20, 1995 in the principal amount of $22 million. As part of the same transaction, Wells OP also acquired a Fee Construction Mortgage Deed of Trust Assignment of Rents and Leases (the Bond Deed of Trust), also dated December 20, 1995, which was executed by the Industrial Development Board in order to secure the Bond. Beginning in 2006, the holder of the Bond Lease has the option to purchase the land underlying the Ingram Micro Distribution Facility for $100 plus satisfaction of the indebtedness evidenced by the Bond. Because Wells OP is technically subject to the obligation to pay the $22 million indebtedness evidenced by the Bond, the obligation to pay the Bond is carried on the Company’s books as a liability. However, since Wells OP is also the owner of the Bond, the Bond is also carried on the Company’s books as an asset.

As part of the transaction to acquire a ground leasehold interest in the ISS Atlanta Buildings, Wells OP was assigned Development Authority of Fulton County Taxable Revenue Bonds totaling $32.5 million, which were originally issued in connection with the development of the ISS Atlanta Buildings (the Bonds). The Bonds entitle Wells OP to certain property tax abatement benefits. Upon payment of the outstanding balance on the Bonds, on or before the expiration of the ground lease on December 1, 2015, fee title interest to the underlying land will be transferred to Wells OP. Because Wells OP is technically subject to the obligation to pay the $32.5 million indebtedness evidenced by the Bond, the

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obligation to pay the Bonds is carried on the Company’s books as a liability. However, since Wells OP is also the owner of the Bonds, the Bonds are also carried on the Company’s books as an asset.

8. Due to affiliates

Due to affiliates consists of amounts due to the Advisor for acquisitions and advisory fees and acquisition expenses, deferred offering costs, and other operating expenses paid on behalf of the Company. Also included in due to affiliates is the amount due to the Fund VIII-IX Joint Venture related to the Matsushita lease guarantee, which is explained in greater detail in the financial statements and footnotes included in the Company’s Form 10-K for the year ended December 31, 2001. Payments of $.6 million have been made as of September 30, 2002 toward funding the obligation under the Matsushita agreement.

9. COMMITMENTS AND CONTINGENCIES

Take Out Purchase and Escrow Agreement

An affiliate of the Advisor (“Wells Exchange”) has developed a program (the “Wells Section 1031 Program”) involving the acquisition by Wells Exchange of income-producing commercial properties and the formation of a series of single member limited liability companies for the purpose of facilitating the resale of co-tenancy interests in such real estate properties to be owned in co-tenancy arrangements with persons (“1031 Participants”) who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. Each of these properties will be financed by a combination of permanent first mortgage financing and interim loan financing obtained from institutional lenders.

Following the acquisition of each property, Wells Exchange will attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which will be used to pay off the interim financing. In consideration for the payment of a take out fee to the Company, and following approval of the potential property acquisition by the Company’s Board of Directors, it is anticipated that Wells OP will enter into a contractual relationship providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property to 1031 Participants, Wells OP will purchase, at Wells Exchange’s cost, any co-tenancy interests remaining unsold at the end of the offering period. As a part of the initial transaction in the Wells Section 1031 Program, Wells OP entered into a take out purchase and escrow agreement dated April 16, 2001 providing, among other things, that Wells OP would be obligated to acquire, at Wells Exchange’s cost, any unsold co-tenancy interests in the building known as the Ford Motor Credit Complex which remained unsold at the expiration of the offering of Wells Exchange, which was extended to April 15, 2002. Wells OP was compensated for its takeout commitment in the amount of $.1 million in each of 2001 and 2002 by payment of a take out fee to Wells OP in an amount equal to 1.25% of its maximum financial obligation under the Ford Motor Credit take out purchase and escrow agreement. On April 12, 2002, Wells Exchange paid off the interim financing on the Ford Motor Credit Complex. This pay off of the loan triggered the release of Wells OP from its prior obligations under the take out purchase and escrow agreement relating to such property.

Letters of Credit

At September 30, 2002, Wells OP had three letters of credit totaling $19.2 million outstanding from financial institutions, which were not recorded in the accompanying consolidated balance sheet. These letters of credit were required by three of the Company’s tenants to ensure completion of the Company’s contractual obligations. The Company’s management does not anticipate a need to draw on these letters of credit.

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Properties under Contract

At September 30, 2002, the Company had three executed contracts for the acquisition of properties totaling $82.0 million. Escrows of $1.3 million have been paid out for these properties and are included in prepaid and other assets on the accompanying consolidated balance sheet.

10. SUBSEQUENT EVENTS

Issuance of Common Stock

From October 1, 2002 through October 25, 2002, the Company has raised approximately $91.5 million through the issuance of 9.1 million shares of common stock in the Company.

Termination Agreement

Effective October 31, 2002, Arthur Andersen LLP (Andersen) and Wells OP entered into a termination agreement with respect to the lease for the three-story office building containing 157,700 rentable square feet located in Sarasota, Florida known as the Arthur Andersen Building. In consideration for releasing Andersen from its obligation to pay rent under the lease, Andersen paid Wells OP a termination fee of $979,760 and conveyed to Wells OP an approximately 1.3 acre tract of land adjacent to the property which was used for parking.

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Report of Independent Auditors

Shareholders and Board of Directors

Wells Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the NASA Buildings for the year ended December 31, 2001. This statement is the responsibility of the NASA Buildings’ management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the NASA Buildings’ revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the NASA Buildings for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

Atlanta, Georgia

November 26, 2002

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NASA Buildings

Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2001 and the nine months ended September 30, 2002

	2002	2001
	(Unaudited)
Revenues:
Base rent	$25,179,213	$33,637,808
Tenant reimbursements	1,703,365	2,586,032

Total revenues	26,882,578	36,223,840
Operating expenses	7,761,014	10,200,082

Revenues over certain operating expenses	$19,121,564	$26,023,758

See accompanying notes.

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NASA Buildings

Notes to Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2001 and the nine months ended September 30, 2002

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On November 22, 2002, Wells REIT-Independence Square, LLC (“the Company”) acquired the NASA Buildings from Southwest Market Limited Partnership (“Southwest Market”). The Company, a Georgia limited liability company, was created on November 22, 2002 by Wells Real Estate Investment Trust, Inc., a Maryland corporation, the sole member of the Company.

The two nine-story buildings contain 948,813 square feet of net rentable area and are leased to six tenants, including the National Aeronautics and Space Administration (“NASA”) and The Office of the Comptroller of the Currency (“OCC”), which occupy a total of 932,209 square feet. The remaining square footage is leased to several retail tenants under lease agreements that expire over the next eight years. NASA occupies 590,689 square feet under a gross lease (“NASA Lease”) that commenced in July 1992 and expires in July 2012. OCC occupies 341,520 square feet under a lease (“OCC Lease”) that commenced in May 1991 and expires in May 2006. Southwest Market’s interests in the NASA Lease, the OCC Lease and other retail lease agreements were assigned to the Company upon the acquisition of the NASA Buildings.

Under the NASA Lease, the tenant is required to pay, as adjusted rent, its share of increases in real estate taxes and changes in costs from the first lease year for cleaning services, supplies, materials, maintenance, trash removal, landscaping, sewer charges and certain administrative expenses attributable to occupancy. The amount of the adjustment will be computed using the Cost of Living Index. Under the OCC Lease, the tenant is required to pay, as additional rent, its share of increases in real estate taxes and changes in costs from the first lease year for, including but not limited to, cleaning services, electricity, heating, water, air conditioning and landscaping. The Company will be responsible for maintaining and repairing the NASA Buildings’ roof, foundations, common areas, electrical systems and mechanical systems.

Rental Revenues

Rental income is recognized on a straight-line basis over the terms of the leases.

2. BASIS OF ACCOUNTING

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, these statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as depreciation and interest. Therefore, these statements are not comparable to the statement of operations of the NASA Buildings after their acquisition by the Company.

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NASA Buildings

Notes to Statements of Revenues Over Certain Operating Expenses

(continued)

3. FUTURE MINIMUM RENTAL COMMITMENTS

Future minimum rental commitments for the years ended December 31 are as follows:

2002	$32,856,309
2003	32,875,773
2004	32,987,740
2005	33,104,624
2006	26,008,009
Thereafter	117,928,136

$275,760,591

4. INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the nine months ended September 30, 2002 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

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Report of Independent Auditors

Shareholders and Board of Directors

Wells Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Caterpillar Nashville Building for the year ended December 31, 2001. This statement is the responsibility of the Caterpillar Nashville Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Caterpillar Nashville Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Caterpillar Nashville Building for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

Atlanta, Georgia

November 26, 2002

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Caterpillar Nashville Building

Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2001 and the nine months ended September 30, 2002

	2002	2001
	(Unaudited)
Revenues:
Base rent	$5,922,277	$7,896,370
Tenant reimbursements	357,722	379,662

Total revenues	6,279,999	8,276,032

Operating expenses	1,910,316	2,565,309

Revenues over certain operating expenses	$4,369,683	$5,710,723

See accompanying notes.

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Caterpillar Nashville Building

Notes to Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2001 and the nine months ended September 30, 2002

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On November 26, 2002, the Wells Operating Partnership, L.P. (“Wells OP”) acquired the Caterpillar Nashville Building from Highwoods/Tennessee Holdings, LP. (“Highwoods/Tennessee”). Wells OP is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust, Inc., a Maryland corporation. As the sole general partner of Wells OP, Wells Real Estate Investment Trust, Inc. possesses full legal control and authority over the operations of Wells OP.

The 312,297 square foot 11-story Caterpillar Nashville Building is 100% leased to three tenants, Caterpillar Financial Services Corporation (“Caterpillar”), Thoughtworks, LLC (“Thoughtworks”) and Highwoods Properties, Inc. (“Highwoods”). Caterpillar currently occupies 300,901 square feet under a gross lease (“Caterpillar Lease”) that commenced in March 2000 and expires in February 2015. Thoughtworks currently occupies 6,400 square feet under a gross lease (“Thoughtworks Lease”) that commenced in May 2000 and expires in May 2005. Highwoods currently occupies 4,996 square feet under a gross lease (“Highwoods Lease”) that commenced in October 2000 and expires in September 2005. Highwoods/Tennessee’s interests in the Caterpillar Lease, Thoughtworks Lease and Highwoods Lease were assigned to Wells OP upon acquisition of the Caterpillar Nashville Building.

Under the Caterpillar Lease, the Thoughtworks Lease and the Highwoods Lease, the tenants are required to pay, as additional rent, all operating costs in excess of a $6.50 per square foot expense stop. Under the Caterpillar Lease, Caterpillar’s responsibility for increases in expenses other than insurance, taxes and utilities is capped at 4.5% annually. Furthermore, Caterpillar will reimburse the landlord a management fee equal to 4% of gross rental receipts. Wells OP will be responsible for the maintenance and repair of the structural elements of the building and the capital repairs and replacement of the roof.

Rental Revenues

Rental income is recognized on a straight-line basis over the terms of the leases.

2. BASIS OF ACCOUNTING

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, these statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as depreciation and interest. Therefore, these statements are not comparable to the statement of operations of the Caterpillar Nashville Building after its acquisition by Wells OP.

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Caterpillar Nashville Building

Notes to Statements of Revenues Over Certain Operating Expenses

(continued)

3. FUTURE MINIMUM RENTAL COMMITMENTS

Future minimum rental commitments for the years ended December 31 are as follows:

2002	$7,673,511
2003	7,680,935
2004	7,688,516
2005	7,808,282
2006	7,685,012
Thereafter	64,265,433

$102,801,689

4. INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the nine months ended September 30, 2002 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

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WELLS REAL ESTATE INVESTMENT TRUST, INC.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the financial statements and notes of Wells Real Estate Investment Trust, Inc., a Maryland corporation (the “Wells REIT”), included in its annual report on Form 10-K for the year ended December 31, 2001 and quarterly report on Form 10-Q for the period ended September 30, 2002. In addition, this pro forma information should be read in conjunction with the financial statements and notes of certain acquired properties included in various Form 8-Ks previously filed.

The following unaudited pro forma balance sheet as of September 30, 2002 has been prepared to give effect to the fourth quarter 2002 acquisitions of the NASA Buildings by the Wells REIT and the Caterpillar Nashville Building and the Capital One Richmond Buildings by Wells OP (collectively, the “Recent Acquisitions”) as if the acquisitions occurred on September 30, 2002.

The following unaudited pro forma statement of income for the nine months ended September 30, 2002 has been prepared to give effect to the first, second and third quarter 2002 acquisitions of the Vertex Sarasota Building (formerly the Arthur Andersen Building), the Transocean Houston Building, the Novartis Atlanta Building, the Dana Corporation Buildings, the Travelers Express Denver Buildings, the Agilent Atlanta Building, the BellSouth Ft. Lauderdale Building, the Experian/TRW Buildings, the Agilent Boston Building, the TRW Denver Building, the MFS Phoenix Building, the ISS Atlanta Buildings, the PacifiCare San Antonio Building, the BMG Greenville Buildings, the Kraft Atlanta Building, the Nokia Dallas Buildings, the IRS Long Island Buildings, the KeyBank Parsippany Building, the Allstate Indianapolis Building, the Federal Express Colorado Springs Building, the EDS Des Moines Building, the Intuit Dallas Building, the Daimler Chrysler Dallas Building (collectively, the “2002 Acquisitions”) and the Recent Acquisitions as if the acquisitions occurred on January 1, 2001. The Kerr McGee Property and the AmeriCredit Phoenix Property had no operations during the nine months ended September 30, 2002.

The following unaudited pro forma statement of income for the year ended December 31, 2001 has been prepared to give effect to the 2001 acquisitions of the Comdata Building, the AmeriCredit Building, the State Street Bank Building, the IKON Buildings, the Ingram Micro Building, the Lucent Building, the ADIC Buildings, the Convergys Building, the Windy Point Buildings (collectively, the “2001 Acquisitions”), the 2002 Acquisitions and the Recent Acquisitions as if the acquisitions occurred on January 1, 2001. The Nissan Property, the Travelers Express Denver Buildings, the Kerr McGee Property, the AmeriCredit Phoenix Property and the EDS Des Moines Building had no operations during 2001.

Wells OP is a Delaware limited partnership that was organized to own and operate properties on behalf of the Wells REIT. As the sole general partner of Wells OP, the Wells REIT possesses full legal control and authority over the operations of Wells OP. Accordingly, the accounts of Wells OP are consolidated with the accompanying pro forma financial statements of Wells REIT.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions of the 2001 Acquisitions, 2002 Acquisitions and the Recent Acquisitions been consummated as of January 1, 2001.

42

WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA BALANCE SHEET

September 30, 2002

(Unaudited)

ASSETS

	Wells Real Estate Investment Trust, Inc. (f)	Pro Forma Adjustments
		Recent Acquisitions
		Other		NASA		Caterpillar Nashville		Capital One Richmond		Pro Forma Total
REAL ESTATE ASSETS, at cost:
Land	$164,190,412	$0		$34,500,000	(c)	$4,900,000	(c)	$2,855,000	(c)	$207,520,392
				1,067,468	(d)	7,512	(d)	0
Buildings, less accumulated depreciation of $47,999,655	1,171,793,037	0		314,665,776	(c)	56,861,000	(c)	25,779,345	(c)	1,578,922,438
				820,631	(d)	87,172	(e)	0
				8,915,477	(e)
Construction in progress	28,500,195	0		0		0		0		28,500,195

Total real estate assets	1,364,483,644	0		359,969,352		61,855,684		28,634,345		1,814,943,025

CASH AND CASH EQUIVALENTS	143,911,852	206,602,229	(a)	(264,165,776	)(c)	(2,312,755	)(c)	0		76,804,472
		(7,231,078	)(b)
INVESTMENT IN JOINT VENTURES	75,388,348	0		0		0		0		75,388,348
INVESTMENT IN BONDS	54,500,000	0		0		0		0		54,500,000
ACCOUNTS RECEIVABLE	12,018,601	0		0		0		0		12,018,601
DEFERRED LEASE ACQUISITION COSTS, NET	1,712,541	0		0		0		0		1,712,541
DEFERRED PROJECT COSTS	5,963,370	7,231,078	(b)	(10,803,576	)(d)	(94,684	) (d)	0		2,296,188
DEFERRED OFFERING COSTS	3,537,361	0		0		0		0		3,537,361
DUE FROM AFFILIATES	2,185,436	0		0		0		0		2,185,436
NOTE RECEIVABLE	4,965,838	0		0		0		0		4,965,838
PREPAID EXPENSES AND OTHER ASSETS, NET	2,597,110	0		0		0		37,764	(c)	2,634,874

Total assets	$1,671,264,101	$206,602,229		$85,000,000		$59,448,245		$28,672,109		$2,050,986,684

43

LIABILITIES AND SHAREHOLDERS’ EQUITY

	Wells Real Estate Investment Trust, Inc. (f)	Pro Forma Adjustments
		Recent Acquisitions
						Caterpillar Nashville		Capital One Richmond		Pro Forma Total
		Other		NASA
LIABILITIES:
Accounts payable and accrued expenses	$17,538,820	$0		$0		$881,644	(c)	$0		$18,420,464
Notes payable	35,829,293	0		85,000,000	(c)	58,566,601	(c)	28,672,109	(c)	208,068,003
Obligations under capital lease	54,500,000	0		0		0		0		54,500,000
Dividends payable	10,209,306	0		0		0		0		10,209,306
Due to affiliates	4,379,745	0		0		0		0		4,379,745
Deferred rental income	7,893,930	0		0		0		0		7,893,930

Total liabilities	130,351,094	0		85,000,000		59,448,245		28,672,109		303,471,448

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP	200,000	0		0		0		0		200,000

SHAREHOLDERS’ EQUITY:
Common shares, $.01 par value; 750,000,000 shares authorized, 182,608,517 shares issued and 180,891,792 outstanding at September 30, 2002	1,826,086	206,602	(a)	0		0		0		2,032,688
Additional paid-in capital	1,621,376,451	206,395,627	(a)	0		0		0		1,827,772,078
Cumulative distributions in excess of earnings	(64,907,241)	0		0		0		0		(64,907,241)
Treasury stock, at cost, 1,716,725 shares	(17,167,254)	0		0		0		0		(17,167,254)
Other comprehensive loss	(415,035)	0		0		0		0		(415,035)

Total shareholders’ equity	1,540,713,007	206,602,229		0		0		0		1,747,315,236

Total liabilities and shareholders’ equity	$1,671,264,101	$206,602,229		$85,000,000		$59,448,245		$28,672,109		$2,050,986,684

(a)	Reflects capital raised through issuance of additional shares subsequent to September 30, 2002 through Capital One Richmond acquisition date.

(b)	Reflects deferred project costs capitalized as a result of additional capital raised described in note (a) above.

(c)	Reflects Wells Real Estate Investment Trust, Inc.’s purchase price for the land, building and liabilities assumed.

(d)	Reflects deferred project costs applied to the land and building at approximately 4.07% of the cash paid for purchase.

(e)	Reflects deferred project costs applied to the land and building at approximately 4.094% of the cash paid for purchase.

(f)	Historical financial information derived from quarterly report on Form 10-Q.

The accompanying notes are an integral part of this statement.

44

WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA STATEMENT OF INCOME

for the year ended December 31, 2001

(Unaudited)

	Wells Real Estate Investment Trust, Inc. (g)	Pro Forma Adjustments
						Recent Acquisitions
		2001 Acquisitions		2002 Acquisitions		NASA
								Caterpillar Nashville		Capital One Richmond		Pro Forma Total
REVENUES:
Rental income	$44,204,279	$11,349,076	(a)	$54,615,521	(a)	$34,603,317	(a)	$7,970,097	(a)	$2,744,112	(a)	$155,486,402
Equity in income of joint ventures	3,720,959	1,111,850	(b)	0		0		0		0		4,832,809
Interest income	1,246,064	0		0		0		0		0		1,246,064
Take out fee	137,500	0		0		0		0		0		137,500

	49,308,802	12,460,926		54,615,521		34,603,317		7,970,097		2,744,112		161,702,775

EXPENSES:
Depreciation	15,344,801	5,772,761	(c)	22,487,278	(c)	12,976,075	(c)	2,277,927	(c)	1,031,174	(c)	59,890,016
Interest	3,411,210	0		0		4,664,800	(f)	3,214,135	(f)	1,573,525	(f)	12,863,670
Operating costs, net of reimbursements	4,128,883	2,854,275	(d)	3,668,343	(d)	7,614,050	(d)	2,014,828	(d)	0		20,280,379
Management and leasing fees	2,507,188	510,708	(e)	2,250,455	(e)	0		358,654	(e)	123,485	(e)	5,750,490
General and administrative	973,785	0		0		0		0		0		973,785
Amortization of deferred financing costs	770,192	0		0		0		0		0		770,192
Legal and accounting	448,776	0		0		0		0		0		448,776

	27,584,835	9,137,744		28,406,076		25,254,925		7,865,544		2,728,184		100,977,308

NET INCOME	$21,723,967	$3,323,182		$26,209,445		$9,348,392		$104,553		$15,928		$60,725,467

EARNINGS PER SHARE, basic and diluted	$0.43											$0.30

WEIGHTED AVERAGE SHARES, basic and diluted	50,520,853											201,302,216

(a)	Rental income is recognized on a straight-line basis.

(b)	Reflects Wells Real Estate Investment Trust, Inc.’s equity in income of Wells XII-REIT Joint Venture related to the acquisition of the Comdata Building and equity in income of Wells XIII-REIT Joint Venture related to the acquisition of the AmeriCredit Building and the ADIC Buildings.

(c)	Depreciation expense on the buildings is recognized using the straight-line method and a 25-year life.

(d)	Consists of operating expenses, net of reimbursements.

(e)	Management and leasing fees are calculated at 4.5% of rental income.

(f)	Represents interest expense on lines of credit used to acquire the properties, which bear interest at approximately 5.488% for the year ended December 31, 2001.

(g)	Historical financial information derived from annual report on Form 10-K.

The accompanying notes are an integral part of this statement.

45

WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA STATEMENT OF INCOME

for the nine months ended September 30, 2002

(Unaudited)

	Wells Real Estate Investment Trust, Inc. (f)	Pro Forma Adjustments
				Recent Acquisitions
		2002 Acquisitions		NASA		Caterpillar Nashville		Capital One Richmond		Pro Forma Total
REVENUES:
Rental income	$66,120,992	$42,103,180	(a)	$25,903,344	(a)	$5,977,573	(a)	$2,058,084	(a)	$142,163,173
Equity in income of joint ventures	3,738,045	0		0		0		0		3,738,045
Interest income	4,547,040	0		0		0		0		4,547,040
Take out fee	134,666	0		0		0		0		134,666

	74,540,743	42,103,180		25,903,344		5,977,573		2,058,084		150,582,924

EXPENSES:
Depreciation	23,185,201	15,039,449	(b)	9,732,057	(b)	1,708,445	(b)	773,380	(b)	50,438,532
Interest	1,478,333	0		2,620,763	(e)	1,805,755	(e)	884,033	(e)	6,788,884
Operating costs, net of reimbursements	4,254,882	3,410,341	(c)	6,057,649	(c)	1,412,091	(c)	0		15,134,963
Management and leasing fees	3,348,210	1,697,775	(d)	0		268,991	(d)	92,614	(d)	5,407,590
General and administrative	1,866,042	0		0		0		0		1,866,042
Amortization of deferred financing costs	586,822	0		0		0		0		586,822

	34,719,490	20,147,565		18,410,469		5,195,282		1,750,027		80,222,833

NET INCOME	$39,821,253	$21,955,615		$7,492,875		$782,291		$308,057		$70,360,091

EARNINGS PER SHARE, basic and diluted	$0.31									$0.35

WEIGHTED AVERAGE SHARES, basic and diluted	128,541,432									201,302,216

(a)	Rental income is recognized on a straight-line basis.

(b)	Depreciation expense on the buildings is recognized using the straight-line method and a 25-year life.

(c)	Consists of operating expenses, net of reimbursements.

(d)	Management and leasing fees are calculated at 4.5% of rental income.

(e)	Represents interest expense on lines of credit used to acquire the properties, which bear interest at approximately 4.111% for the nine months ended September 30, 2002.

(f)	Historical financial information derived from quarterly report on Form 10-Q.

The accompanying notes are an integral part of this statement.

46

WELLS REAL ESTATE INVESTMENT TRUST, INC.

SUPPLEMENT NO. 5 DATED JANUARY 15, 2003 TO THE PROSPECTUS

DATED JULY 26, 2002

This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Investment Trust, Inc. dated July 26, 2002, as supplemented and amended by Supplement No. 1 dated August 14, 2002, Supplement No. 2 dated August 29, 2002, Supplement No. 3 dated October 25, 2002, and Supplement No. 4 dated December 10, 2002. When we refer to the “prospectus” in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	Status of the offering of shares in Wells Real Estate Investment Trust, Inc. (Wells REIT);

(2)	Revisions to the “Description of Real Estate Investments” section of the prospectus to describe the following real property acquisitions;

(A)	Acquisition of an interest in a four-story office building in Fishers, Indiana (John Wiley Indianapolis Building);

(B)	Acquisition of a 20-story office building in Glendale, California (Nestle Building); and

(C)	Acquisition of two three-story office buildings in Mayfield Heights, Ohio (East Point Buildings);

(3)	The second transaction under the Section 1031 Exchange Program;

(4)	Revisions to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus;

(5)	Amended and restated unaudited financial statements of the Wells REIT for the period ended September 30, 2002 to incorporate changes resulting from a change in accounting presentation;

(6)	Financial statements relating to the recently acquired Nestle Building; and

(7)	Unaudited pro forma financial statements of the Wells REIT reflecting the acquisition of the Nestle Building and the East Point Buildings, and an interest in the John Wiley Indianapolis Building.

Status of the Offering

We commenced our initial public offering of common stock on January 30, 1998. Our initial public offering was terminated on December 19, 1999. We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares in our initial public offering. We commenced our second offering of common stock on December 20, 1999. Our second public offering was terminated on December 19, 2000. We received approximately $175,229,193 in gross offering proceeds from the sale of 17,522,919 shares in our second public offering. We commenced our third public offering of common stock on December 20, 2000. Our third public offering was terminated on July 26, 2002. We received approximately $1,282,976,865 in gross offering proceeds from the sale of 128,297,687 shares in our third public offering.

Pursuant to the prospectus, we commenced our fourth public offering of common stock on July 26, 2002. As of January 15, 2003, we had received additional gross proceeds of approximately

1

$638,970,439 from the sale of approximately 63,897,044 shares in our fourth public offering. Accordingly, as of January 15, 2003, we had received aggregate gross offering proceeds of approximately $2,229,358,416 from the sale of approximately 222,935,842 shares in all of our public offerings. After payment of $77,283,698 in acquisition and advisory fees and acquisition expenses, payment of $247,036,149 in selling commissions and organization and offering expenses, and common stock redemptions of $21,252,750 pursuant to our share redemption program, as of January 15, 2003, we had raised aggregate net offering proceeds available for investment in properties of $1,883,785,819, out of which $1,853,694,118 had been invested in real estate properties, and $30,091,701 remained available for investment in real estate properties.

Description of Properties

As of January 15, 2003, we had purchased interests in 73 real estate properties located in 23 states. Below are the descriptions of our recent real property acquisitions.

John Wiley Indianapolis Building

On December 12, 2002, Wells Fund XIII – REIT Joint Venture Partnership (XIII-REIT Joint Venture), a joint venture partnership between Wells Real Estate Fund XIII, L.P. (Wells Fund XIII) and Wells Operating Partnership, L.P. (Wells OP), a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of the Wells REIT, purchased a four-story office building on a 10.28 acre tract of land located at 10475 Crosspoint Boulevard in Fishers, Hamilton County, Indiana (John Wiley Indianapolis Building) from Crosspoint Seven, LLC for a purchase price of $17,450,000, plus closing costs. Crosspoint Seven, LLC is not in any way affiliated with the XIII-REIT Joint Venture, Wells REIT, Wells OP, or our advisor, Wells Capital, Inc.

Wells OP contributed $8,928,915 and Wells Fund XIII contributed $8,577,787 to the Wells Fund XIII – REIT Joint Venture to fund their respective shares of the acquisition costs for the John Wiley Indianapolis Building. As of December 31, 2002, Wells OP held an equity percentage interest in the XIII – REIT Joint Venture of approximately 61.28% and Wells Fund XIII held an equity percentage interest in the Wells Fund XIII – REIT Joint Venture of approximately 38.72%.

The John Wiley Indianapolis Building, which was completed in 1999, contains approximately 141,047 rentable square feet and is leased to John Wiley & Sons, Inc. (John Wiley), United Student Aid Funds, Inc. (USA Funds) and Robert Half International, Inc. (Robert Half).

John Wiley, as the primary tenant, occupies 123,674 rentable square feet (87.7%) of the John Wiley Indianapolis Building. John Wiley, a New York corporation publicly traded on the New York Stock Exchange (NYSE), publishes books and journals in print and electronic media specializing in scientific, technical, medical, professional, and educational materials. John Wiley has operations in the United States, Europe, Canada, Asia, and Australia. John Wiley reported a net worth, as of April 30, 2002, of approximately $276 million.

The John Wiley lease commenced in November 1999 and expires in October 2009. The current annual base rent payable under the John Wiley lease is $1,940,892. John Wiley is obligated to lease the remaining 17,373 rentable square feet of the John Wiley Indianapolis Building upon the expiration of the USA Funds lease and the Robert Half lease described below. John Wiley has the right, at its option, to extend the initial term of its lease for two additional five-year periods at 95% of the then-current market rental rate. The XIII-REIT Joint Venture, as the landlord, is responsible for paying the operating and maintenance costs; however, under the John Wiley lease, John Wiley is responsible for its share of operating and maintenance costs in excess of $3.55 per rentable square foot, along with its share of real estate taxes.

USA Funds is a wholly owned subsidiary of SLM Corporation, which is a leading source of funding and servicing support for education loans. USA Funds is a nonprofit corporation that supports access to education by providing financial and other services to those who pursue, provide or promote education. The USA Funds lease covers 14,413 rentable square feet (10.2%) and commenced in February

2

2001 and expires in July 2005. The current annual base rent payable under the USA Funds lease is $223,401. Under the USA Funds lease, USA Funds is responsible for its share of operating and maintenance costs in excess of $4.00 per rentable square foot, along with its share of real estate taxes.

Robert Half is a staffing services agency publicly traded on the NYSE. Robert Half specializes in the staffing of accountants, attorneys, finance professionals, administrative support technicians, information technology professionals, and web design professionals. Robert Half has more than 325 locations in North America, Europe, Australia and New Zealand. The Robert Half lease covers 2,960 rentable square feet (2.1%) and commenced in April 2000 and expires in April 2005. The current annual base rent payable under the Robert Half lease is $55,256. Under the Robert Half lease, Robert Half is responsible for operating and maintenance costs and real estate taxes in excess of $4.01 per rentable square foot.

The XIII-REIT Joint Venture, as landlord, is responsible for the maintenance and repair of the elevators, plumbing, heating, and air conditioning, exterior walls, doors, windows, corridors and other common areas of the John Wiley Indianapolis Building.

Wells Management Company, Inc. (Wells Management), an affiliate of the Wells REIT and our advisor, will manage the John Wiley Indianapolis Building on behalf of the XIII-REIT Joint Venture and will be paid management and leasing fees in the amount of 4.5% of the gross revenues from the John Wiley Indianapolis Building.

Nestle Building

On December 20, 2002, Wells REIT Glendale, CA, LLC (REIT Glendale), a Georgia limited liability company wholly-owned by Wells OP, purchased a 20-story office building containing approximately 505,115 rentable square feet located in Glendale, California (Nestle Building) for a purchase price of $157,000,000, plus closing costs, from Douglas Emmett Joint Venture (Douglas Emmett). Douglas Emmett is not in any way affiliated with the Wells REIT, Wells OP or our advisor.

In connection with the acquisition of the Nestle Building, REIT Glendale assumed an existing $90,000,000 loan in favor of Landesbank Schleswig-Holstein Girozentrale, Kiel (Landesbank Loan), a German chartered bank, secured by the property. The interest rate on the Landesbank Loan is equal to LIBOR plus 1.15%, and the current interest rate on the Landesbank Loan is fixed for the next six months at 2.53% per annum. The Landesbank Loan requires monthly payments of interest only and matures on December 27, 2006. REIT Glendale may prepay the Landesbank Loan any time after December 28, 2003 without incurring any penalty. REIT Glendale paid a $450,000 loan assumption fee at closing in connection with the assumption of the Landesbank Loan.

The Nestle Building was built in 1990 and is located on a 4.02-acre tract of land at 800 N. Brand Boulevard in Glendale, California. Approximately 502,994 rentable square feet of the Nestle Building (99.6%) is leased to Nestle USA, Inc. (Nestle USA), a wholly-owned subsidiary of Nestle S.A., a Swiss company. Nestle USA operates manufacturing centers which produce various foods and beverages, including chocolate, prepared foods, juices and milk products. Some of Nestle USA’s famous brands include Stouffer’s, Carnation, Libby’s, Taster’s Choice and Nestle.

The Nestle USA lease commenced in August 1990 and expires in August 2010. The current annual base rent payable under the Nestle USA lease is $14,839,519. Nestle has the right, at its option, to extend the initial term of its lease for four additional five-year periods at the then-current market rental rate. Nestle also has a right of first refusal to lease any additional available space in the Nestle Building. REIT Glendale, as the landlord, is responsible for paying the operating and maintenance costs under the Nestle USA lease; however, Nestle USA is responsible for its share of operating and maintenance costs in excess of the base year operating allowance established in the first lease year. REIT Glendale, as the landlord, is also responsible for

3

maintaining and repairing the structural portions and mechanical systems of the Nestle Building, including plumbing, heating, air conditioning, and electrical systems.

Wells Management will manage the Nestle Building on behalf of REIT Glendale and will be paid management and leasing fees in the amount of 4.5% of the gross revenues from the Nestle Building, subject to certain limitations.

East Point Buildings

On January 9, 2003, Wells OP purchased two three-story office buildings containing approximately 187,735 aggregate rentable square feet located in Mayfield Heights, Ohio (East Point Buildings) for a purchase price of $21,968,000, plus closing costs, from Best Property Fund, L.P. (Best Property). Best Property is not in any way affiliated with the Wells REIT, Wells OP, or our advisor.

The East Point Buildings, which were built in 2000, are located at 6085 Parkland Boulevard (East Point I) and 6095 Parkland Boulevard (East Point II) in Mayfield Heights, Cuyahoga County, Ohio. The entire 102,484 rentable square feet of East Point I is leased to Progressive Casualty Insurance Company (Progressive Casualty). Progressive Casualty is the principal operating subsidiary of Progressive Corporation (Progressive Corp.), the fourth largest auto insurance company in the United States. Progressive Corp., a public company traded on the NYSE, provides various insurance products, including personal automobile insurance, D&O insurance and employee misconduct insurance.

The Progressive Casualty lease is a net lease (i.e., operating costs and maintenance costs are paid by the tenant) which commenced in January 2003 and expires in December 2012. The current annual base rent payable under the Progressive Casualty lease is $947,977. Progressive Casualty has the right, at its option, to extend the initial term of its lease for one additional five-year period for an annual base rent of $1,332,292 and a second additional five-year period at 95% of the then-current market rental rate. If Progressive Casualty does not exercise the first five-year extension option described above, it has the right to exercise a six-month extension option for a monthly base rent of $111,024. Progressive Casualty has a right of first offer to lease additional space in the East Point Buildings upon space becoming available, which is subordinate to the rights of the tenants of East Point II described below. In addition, Progressive Casualty has a right of first offer to purchase the East Point Buildings, which right is also subordinate to the right of The Austin Company (Austin) described below. If Wells OP subdivides East Point I and East Point II, Progressive Casualty’s right of first offer will then apply only to East Point I.

East Point II contains approximately 85,251 rentable square feet, of which 70,585 is currently leased to Austin, Danaher Power Solutions LLC (Danaher) and Moreland Management Co. (Moreland). Approximately 14,666 rentable square feet (17.2%) of East Point II is vacant.

Austin leases 40,900 rentable square feet (48.0%) of East Point II. Austin is a private company with corporate headquarters in Cleveland, Ohio. Austin offers a wide range of in-house architectural, engineering, design-build and construction management services. Austin has offices in many major U.S. cities, London and Puerto Rico. The Austin lease is a net lease which commenced in June 2000 and expires in June 2010. The current annual base rent payable under the Austin lease is $1,002,050. Austin has the right, at its option, to extend the initial term of its lease for one additional five-year period for an annual base rent of $1,042,950. Austin has a right of first refusal to lease additional space on the second floor in East Point II upon space becoming available. In addition, Austin has a right of first offer to purchase the East Point Buildings upon the landlord’s receipt of a third-party offer.

Danaher leases 15,553 rentable square feet (18.2%) of East Point II. Danaher is a wholly owned subsidiary of Danaher Corporation (Danaher Corp.). Danaher designs, manufactures and provides power quality and reliability products and services. Danaher Corp., a public company traded on the NYSE, is located in 30 countries worldwide and conducts business in the process and environmental controls industry and the tools and components industry. The Danaher lease commenced in July 2002 and expires in November 2007. The current annual base rent payable under the Danaher lease is $324,348. Wells OP, as the landlord, is responsible for paying the operating and maintenance costs under the Danaher lease; however, Danaher is responsible for its share of (1) operating

4

and maintenance costs in excess of $1.85 per rentable square foot, and (2) real estate taxes in excess of $4.65 per rentable square foot.

Moreland leases 14,132 rentable square feet (16.6%) of East Point II. The Moreland lease commenced in August 2001 and expires in October 2011. The current annual base rent payable under the Moreland lease is $325,036. Moreland has the right, at its option, to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. Moreland has a right of first refusal to lease additional space on the floor Moreland currently occupies in East Point II upon space becoming available.

Wells OP, as the landlord, is responsible for maintaining all common areas, building mechanical systems, exterior doors and walls, and the roof of the East Point Buildings.

Wells Management will be paid management and leasing fees in the amount of up to 4.5% of gross revenues from the East Point Buildings, subject to certain limitations. Wells OP has entered into a management agreement with CB Richard Ellis to serve as the on-site property manager for the East Point Buildings, which property management fees will be paid out of or credited against the fees payable to Wells Management. CB Richard Ellis is not in any way affiliated with the Wells REIT, Wells OP, or our advisor.

Second Transaction under the Section 1031 Exchange Program

As described in the “Investment Objectives and Criteria – Section 1031 Exchange Program” section of our prospectus, an affiliate of our advisor has developed a program (Section 1031 Exchange Program) involving the acquisition of income-producing commercial properties and the formation of a series of single member limited liabilities companies (Wells Exchange) for the purpose of facilitating the resale of co-tenancy interests in such real estate properties to persons (1031 Participants) who are looking to invest the proceeds from a sale of real estate held for investment into another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. The initial transaction in the Section 1031 Exchange Program involved the acquisition by Wells Exchange and resale of co-tenancy interests in the Ford Motor Credit Complex located in Colorado Springs, Colorado. Since all of the co-tenancy interests in the Ford Motor Credit Complex were sold to 1031 Participants, Wells OP neither acquired any unsold co-tenancy interests in the Ford Motor Credit Complex, nor has any additional exposure under the Take Out Purchase and Escrow Agreement entered into in connection with the acquisition of the Ford Motor Credit Complex.

The second transaction in the Section 1031 Exchange Program involves the acquisition by Wells Exchange and resale of co-tenancy interests in two single tenant office buildings each containing approximately 98,216 rentable square feet located in Birmingham, Alabama (Meadow Brook Corporate Park) currently under lease agreements with Allstate Insurance Company (Allstate) and Computer Sciences Corporation (Computer Sciences). Allstate is a wholly owned subsidiary of Allstate Corporation, a Fortune 100 company. Allstate sells private passenger auto and homeowners insurance in the United States and Canada, as well as other lines of personal property and casualty insurance, including landlords, personal umbrella, renters, condominium, residential fire, manufactured housing, boat owners and selected commercial property and casualty. Computer Sciences, a public company traded on the NYSE, is in the technology services business and provides broad-based technology services that include management consulting, systems integration, and systems outsourcing to commercial markets and the federal government. Wells Exchange is currently engaged in the offer and sale of co-tenancy interests in the Meadow Brook Corporate Park to 1031 Participants.

In consideration for the payment of a Take Out Fee in the amount of $175,000, and following approval of the potential property acquisition by our board of directors, Wells OP entered into a Take Out Purchase and Escrow Agreement relating to the Meadow Brook Corporate Park. Pursuant to the terms of

5

the Take Out Purchase and Escrow Agreement, Wells OP is obligated to acquire, at Wells Exchange’s cost ($419,916 in cash for each 2.9994% co-tenancy interest), any co-tenancy interests in the Meadow Brook Corporate Park which remain unsold on September 30, 2003.

The obligations of Wells OP under the Take Out Purchase and Escrow Agreement are secured by a line of credit with Bank of America, N.A. (BOA). If, for any reason, Wells OP fails to acquire any of the co-tenancy interests in the Meadow Brook Corporate Park which remain unsold as of September 30, 2003, or if there is otherwise an uncured default under the interim loan between Wells Exchange and BOA or Well OP’s loan documents, BOA is authorized to draw down on Wells OP’s line of credit in the amount necessary to pay the outstanding balance of the interim loan in full, in which event the appropriate amount of unsold co-tenancy interests in the Meadow Brook Corporate Park would be deeded to Wells OP. Wells OP’s maximum economic exposure in the transaction is $14,000,000, in which event Wells OP would acquire the Meadow Brook Corporate Park for $14,000,000 in cash plus assumption of the first mortgage financing in the amount of $13,900,000. If Wells Exchange successfully sells 100% of the co-tenancy interests to 1031 Particpants, Wells OP will not acquire any interest in the Meadow Brook Corporate Park. If some, but not all, of the co-tenancy interests are sold by Wells Exchange, Wells OP’s exposure would be less, and it would end up owning an interest in the property in co-tenancy with 1031 Participants who had previously acquired co-tenancy interests in the Meadow Brook Corporate Park from Wells Exchange.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following information amends and restates the information contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of Supplement No. 4 dated December 10, 2002, and should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 101 of the prospectus, as supplemented by Supplement No. 1 dated August 14, 2002, Supplement No. 2 dated August 29, 2002 and Supplement No. 3 dated October 25, 2002. We amended our previously filed third quarter Form 10-Q by amending the Consolidated Statements of Income for the three and nine months ended September 30, 2002 and Notes 1(k) and 2 to the Condensed Notes to Financial Statements and the “Results of Operations” subsection of the Management’s Discussion and Analysis of Financial Condition and Results of Operations in order to restate the presentation of certain of our operating costs reimbursed by tenants as revenue and the gross property operating costs as expenses pursuant to a FASB Emerging Issues Task Force release issued in November 2001. In addition, interest income and interest expense related to certain bonds held by the Wells REIT have been restated to reflect such amounts on a gross basis consistent with this revised presentation. The comparative financial information for prior periods was also reclassified to conform the presentation. Since this presentation does not impact the amount of reimbursements we received or the property operating costs incurred and requires equal adjustments to revenues and expenses, the adoption of this guidance will have no impact on our financial position, net income, earnings per share or cash flows.

Forward Looking Statements

This supplement contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of our financial condition, anticipated capital expenditures required to complete certain projects, amounts of anticipated cash distributions to shareholders in the future and certain other matters. Readers of this supplement should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this supplement, which include changes in general economic conditions, changes in real estate conditions, construction costs which may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, inability to invest in properties on a timely basis or in properties

6

that will provide targeted rates of return and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

We have made an election under Section 856 (c) of the Internal Revenue Code (Internal Revenue Code) to be taxed as a REIT under the Internal Revenue Code beginning with its taxable year ended December 31, 1999. As a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost. Such an event could materially adversely affect our net income. However, management believes that we are organized and operate in a manner which will enable us to qualify for treatment as a REIT for federal income tax purposes during this fiscal year. In addition, management intends to continue to operate the Wells REIT so as to remain qualified as a REIT for federal income tax purposes.

Liquidity and Capital Resources

During the nine months ended September 30, 2002, we received aggregate gross offering proceeds of $988.5 million from the sale of 98.8 million shares of our common stock. After payment of $34.8 million in acquisition and advisory fees and acquisition expenses, payment of $104.3 million in selling commissions and organization and offering expenses, and common stock redemptions of $11.6 million pursuant to our share redemption program, we raised net offering proceeds of $837.8 million during the first three quarters of 2002, of which $144.5 million remained available for investment in properties at quarter end. In October, we reached our limit on stock redemptions for the year and, accordingly, there will be no further stock redemptions under our stock redemption program for the remainder of 2002.

During the nine months ended September 30, 2001, we received aggregate gross offering proceeds of $297.8 million from the sale of 29.8 million shares of its common stock. After payment of $10.3 million in acquisition and advisory fees and acquisition expenses, payment of $35.6 million in selling commissions and organizational and offering expenses, and common stock redemptions of $2.1 million pursuant to our share redemption program, we raised net offering proceeds of $249.8 million during the first three quarters of 2001, of which $8.7 million remained available for investment in properties at quarter end.

The significant increase in capital resources we have available is due to significantly increased sales of our common stock during the first three quarters of 2002.

As of September 30, 2002, we owned interests in 67 real estate properties either directly or through interests in joint ventures. Dividends declared for the third quarter of 2002 and 2001 were approximately $0.1938 and $0.1875 per share, respectively. In August 2002, our board of directors declared dividends for the fourth quarter of 2002 in the amount of approximately $0.175 per share.

Due primarily to the pace of our property acquisitions, as explained in more detail in the following paragraphs, dividends paid in the first three quarters of 2002 in the aggregate amount of approximately $71.4 million exceeded our Adjusted Funds From Operations for this period by approximately $11 million.

We continue to acquire properties that meet our standards of quality both in terms of the real estate and the creditworthiness of the tenants. Creditworthy tenants of the type we target are becoming more and more highly valued in the marketplace and, accordingly, there is increased competition in acquiring properties with these creditworthy tenants. As a result, the purchase prices for such properties have increased with corresponding reductions in cap rates and returns on investment. In addition, changes in market conditions have caused us to add to our internal procedures for ensuring the

7

creditworthiness of our tenants before any commitment to buy a property is made. We continue to remain steadfast in our commitment to invest in quality properties that will produce quality income for our shareholders. Accordingly, because the marketplace is now placing a higher value on our type of properties and because of the additional time it now takes in the acquisition process for us to assess tenant credit – plus our commitment to adhere to purchasing properties with tenants that meet our investment criteria – we were required to lower our dividend yield to investors.

As a result of the factors described in the preceding paragraph, on August 29, 2002, our board of directors declared dividends for the fourth quarter of 2002 in an amount equal to a 7.0% annualized percentage rate return on an investment of $10 per share to be paid in December 2002. Our fourth quarter dividends are calculated on a daily record basis of $0.001923 (0.1923 cents) per day per share on the outstanding shares of common stock payable to shareholders of record of such shares as shown on our books at the close of business on each day during the period, commencing on September 16, 2002, and continuing on each day thereafter through and including December 15, 2002.

For information relating to the dividends declared for the first quarter of 2003, see the “Subsequent Events” section below.

Cash Flows From Operating Activities

Our net cash provided by operating activities was $68.2 million and $26.5 million for the nine months ended September 30, 2002 and 2001, respectively. The increase in net cash provided by operating activities was due primarily to the net income generated by additional properties acquired during 2002 and 2001.

Cash Flows Used In Investing Activities

Our net cash used in investing activities was $826.9 million and $155.7 million for the nine months ended September 30, 2002 and 2001, respectively. The increase in net cash used in investing activities was due primarily to investments in properties and the payment of related deferred project costs, partially offset by distributions received from joint ventures.

Cash Flows From Financing Activities

Our net cash provided by financing activities was $827.1 million and $136.1 million for the nine months ended September 30, 2002 and 2001, respectively. The increase in net cash provided by financing activities was due primarily to the raising of additional capital and the lack of debt payments, which were $208.1 million in the prior year. We raised $988.5 million in offering proceeds for the nine months ended September 30, 2002, as compared to $297.8 million for the same period in 2001. Additionally, we paid dividends totaling $23.5 million in the first three quarters of 2001 compared to $71.4 million in the same period of 2002.

Results of Operations

Gross revenues were $87.9 million and $38.5 million for the nine months ended September 30, 2002 and 2001, respectively. Gross revenues for the nine months ended September 30, 2002 and 2001 were attributable to rental income, operating cost reimbursements, interest income earned on funds held by the Company prior to the investment in properties, and income earned from joint ventures. The increase in revenues in 2002 was primarily attributable to the purchase of $805.5 million in additional properties during 2002 and the purchase of $114.1 million in additional properties during the fourth quarter of 2001 which were not owned for the first three quarters of 2001. The purchase of additional properties also resulted in an increase in expenses, which totaled $48.1 million for the nine months ended September 30, 2002, as compared to $24.1 million for the nine months ended September 30, 2001. Expenses in 2002 and 2001 consisted primarily of depreciation, operating costs, interest expense, management and leasing fees and general and administrative costs. As a result, our net income also increased from $14.4 million for the nine months ended September 30, 2001 to $39.8 million for the nine months ended September 30, 2002.

8

Earnings per share for the nine months ended September 30, 2002 decreased from $0.33 per share for the nine months ended September 30, 2001 to $0.31 per share for the nine months ended September 30, 2002. Earnings per share for the third quarter decreased from $0.11 per share for the three months ended September 30, 2001 to $0.09 per share for the three months ended September 30, 2002. These decreases were primarily due to the substantial increase in the number of shares outstanding as a result of capital raised in 2002 which was not completely matched by a corresponding increase in net income because such capital proceeds were not fully invested in properties.

Funds From Operations

Funds From Operations (FFO), as defined by the National Association of Real Estate Investment Trusts (NAREIT), generally means net income, computed in accordance with GAAP excluding extraordinary items (as defined by GAAP) and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT. However, our calculation of FFO, while consistent with NAREIT’s definition, may not be comparable to similarly titled measures presented by other REITs. Adjusted Funds From Operations (AFFO) is defined as FFO adjusted to exclude the effects of straight-line rent adjustments, deferred loan cost amortization and other non-cash and/or unusual items. Neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions. The following table reflects the calculation of FFO and AFFO for the three and nine months ended September 30, 2002 and 2001, respectively:

	Three Months Ended (in thousands)		Nine Months Ended (in thousands)
	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001
FUNDS FROM OPERATIONS:

Net income	$15,285	$6,109	$39,821	$14,423
Add:
Depreciation	10,282	3,947	23,185	10,341
Amortization of deferred leasing costs	78	76	229	228
Depreciation and amortization—unconsolidated partnerships	708	647	2,115	1,561

Funds from operations (FFO)	26,353	10,779	65,350	26,553

Adjustments:
Loan cost amortization	162	237	587	529
Straight line rent	(2,146)	(708)	(5,312)	(1,930)
Straight line rent—unconsolidated partnerships	(27)	(100)	(229)	(233)
Lease acquisitions fees paid—unconsolidated partnerships	—	—	—	(8)

Adjusted funds from operations	$24,342	$10,208	$60,396	$24,911

BASIC AND DILUTED WEIGHTED AVERAGE SHARES	163,395	54,112	128,541	43,726

Inflation

The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. However, there are provisions in the majority of tenant leases that are intended to protect us from the impact of inflation. These provisions include reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot

9

basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

Critical Accounting Policies

Our reported results of operations are impacted by management judgments related to application of accounting policies. A discussion of the accounting policies that management considers to be critical, in that they may require complex judgment in their application or require estimates about matters which are inherently uncertain, is included in Footnote 1 to the financial statements.

Subsequent Events

Effective October 31, 2002, Arthur Andersen LLP (Andersen) and Wells OP entered into a termination agreement with respect to the lease for the three-story office building containing 157,700 rentable square feet located in Sarasota, Florida formerly known as the Arthur Andersen Building. In consideration for releasing Andersen from its obligation to pay rent under the lease, Andersen paid Wells OP a termination fee of $979,760 and conveyed to Wells OP an approximately 1.3 acre tract of land adjacent to the property which was used for parking. On November 1, 2002, Wells OP entered into a net lease agreement with Vertex Tax Technology Enterprises, LLC (Vertex) for approximately 47,388 rentable square feet of the building. The current term of the lease is seven years, which commenced on November 1, 2002 and expires on October 31, 2009. The current annual base rent payable under the Vertex lease is $621,257.

In November 2002, Shoreview Associates LLC (Shoreview), the owner of an office building located in Ramsey County, Minnesota that Wells OP had contracted to purchase, filed a lawsuit against Wells OP in state court in Minnesota alleging that it was entitled to the $750,000 in earnest money that Wells OP had deposited under the contract. Wells OP has filed a counterclaim in the case asserting that it is entitled to the $750,000 earnest money deposit. Procedurally, Wells OP had the case transferred to U.S. District Court in Minnesota and Shoreview has moved to transfer the case back to the state court. The dispute currently remains in litigation.

On December 4, 2002, our board of directors declared dividends for the first quarter of 2003 in the amount of a 7.0% annualized percentage rate return on an investment of $10.00 per share to be paid in March 2003. Our first quarter dividends are calculated on a daily record basis of $0.001944 (0.1944 cents) per day per share on the outstanding shares of common stock payable to stockholders of record of such shares as shown on the books of the Wells REIT at the close of business on each day during the period, commencing on December 16, 2002, and continuing on each day thereafter through and including March 15, 2003.

Financial Statements

Audited Financial Statements

The statement of revenues over certain operating expenses of the Nestle Building for the year ended December 31, 2001, which is included in this supplement, has been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Unaudited Financial Statements

The amended and restated financial statements of the Wells REIT, as of September 30, 2002, and for the three and nine month periods ended September 30, 2002 and September 30, 2001, which are included in this supplement, have not been audited.

The statements of revenues over certain operating expenses of the Nestle Building for the nine months ended September 30, 2002, which are included in this supplement, have not been audited.

The pro forma balance sheet of the Wells REIT, as of September 30, 2002, the pro forma statement of income for the year ended December 31, 2001, and the pro forma statement of income for the nine months ended September 30, 2002, which are included in this supplement, have not been audited.

10

Wells Real Estate Investment Trust, Inc. and Subsidiary	Page

Unaudited Financial Statements

Consolidated Balance Sheets as of September 30, 2002 (unaudited) and December 31, 2001	12

Consolidated Statements of Income for the three months ended September 30, 2002 and September 30, 2001(unaudited), and for the nine months ended September 30, 2002 and September 30, 2001 (unaudited)	13

Consolidated Statements of Shareholders’ Equity for the year ended December 31, 2001 and for the nine months ended September 30, 2002 (unaudited)	14

Consolidated Statements of Cash Flows for the nine months ended September 30, 2002 and September 30, 2001 (unaudited)	15

Condensed Notes to Consolidated Financial Statements September 30, 2002 (unaudited)	16

Nestle Building

Report of Independent Auditors	33

Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 2001 (audited) and for the nine months ended September 30, 2002 (unaudited)	34

Notes to Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 2001 (audited) and for the nine months ended September 30, 2002 (unaudited)	35

Wells Real Estate Investment Trust, Inc. and Subsidiary

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	37

Pro Forma Balance Sheet as of September 30, 2002 (unaudited)	38

Pro Forma Statement of Income for the year ended December 31, 2001 (unaudited)	40

Pro Forma Statement of Income for the nine months ended September 30, 2002 (unaudited)	41

11

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30, 2002	December 31, 2001
ASSETS	(unaudited)
REAL ESTATE, at cost:
Land	$164,191	$86,247
Building and improvements, less accumulated depreciation of $48,000 in 2002 and $24,814 in 2001	1,171,793	472,383
Construction in progress	28,500	5,739

Total real estate	1,364,484	564,369
INVESTMENT IN JOINT VENTURES	75,388	77,410
CASH AND CASH EQUIVALENTS	143,912	75,586
INVESTMENT IN BONDS	54,500	22,000
STRAIGHT-LINE RENT RECEIVABLE	10,632	5,362
ACCOUNTS RECEIVABLE	1,387	641
NOTE RECEIVABLE	4,966	0
DEFERRED LEASE ACQUISITION COSTS, net	1,713	1,525
DEFERRED PROJECT COSTS	5,963	2,977
DUE FROM AFFILIATES	2,185	1,693
DEFERRED OFFERING COSTS	3,537	0
PREPAID EXPENSES AND OTHER ASSETS, net	2,597	718

Total assets	$1,671,264	$752,281

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Notes payable	$35,829	$8,124
Obligations under capital leases	54,500	22,000
Accounts payable and accrued expenses	17,539	8,727
Dividends payable	10,209	1,059
Deferred rental income	7,894	662
Due to affiliates	4,380	2,166

Total liabilities	130,351	42,738

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP	200	200

SHAREHOLDERS’ EQUITY:
Common shares, $.01 par value; 750,000 shares authorized, 182,609 shares issued and 180,892 outstanding at September 30, 2002, and 350,000 shares authorized, 83,761 shares issued and 83,206 shares outstanding at December 31, 2001	1,826	838
Additional paid-in capital	1,621,376	738,236
Cumulative distributions in excess of earnings	(64,907)	(24,181)
Treasury stock, at cost, 1,717 shares at September 30, 2002 and 555 shares at December 31, 2001	(17,167)	(5,550)
Other comprehensive loss	(415)	0

Total shareholders’ equity	1,540,713	709,343

Total liabilities and shareholders’ equity	$1,671,264	$752,281

See accompanying condensed notes to financial statements.

12

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(unaudited and in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2002	September 30, 2001	September 30 2002	September 30 2001
REVENUES:
Rental income	$27,549	$11,317	$66,121	$31,028
Operating cost reimbursements*	3,677	1,331	12,854	4,470
Equity in income of joint ventures	1,259	1,102	3,738	2,622
Interest income*	2,427	89	5,075	281
Take out fee	1	0	135	138

	34,913	13,839	87,923	38,539

EXPENSES:
Depreciation	10,282	3,947	23,185	10,341
Operating costs*	5,868	2,625	17,109	7,638
Management and leasing fees	1,445	632	3,348	1,750
Administrative costs	745	141	1,867	901
Interest expense*	1,126	148	2,006	2,957
Amortization of deferred financing costs	162	237	587	529

	19,628	7,730	48,102	24,116

NET INCOME	$15,285	$6,109	$39,821	$14,423

BASIC AND DILUTED EARNINGS PER SHARE	$0.09	$0.11	$0.31	$0.33

BASIC AND DILUTED WEIGHTED AVERAGE SHARES	163,395	54,112	128,541	43,726

See accompanying condensed notes to financial statements.

* These financial statement line items have been amended and restated as described in the accompanying Note 1(k).

13

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2001

AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 (UNAUDITED)

(in thousands except per share amounts)

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Retained Earnings	Treasury Stock Shares	Treasury Stock Amount	Other Comprehensive Income	Total Shareholders’ Equity
BALANCE, December 31, 2000	31,510	$315	$275,573	$(9,134)	$0	(141)	$(1,413)	$0	$265,341
Issuance of common stock	52,251	523	521,994	0	0	0	0	0	522,517
Treasury stock purchased	0	0	0	0	0	(414)	(4,137)	0	(4,137)
Net income	0	0	0	0	21,724	0	0	0	21,724
Dividends ($.76 per share)	0	0	0	(15,047)	(21,724)	0	0	0	(36,771)
Sales commissions and discounts	0	0	(49,246)	0	0	0	0	0	(49,246)
Other offering expenses	0	0	(10,085)	0	0	0	0	0	(10,085)

BALANCE, December 31, 2001	83,761	838	738,236	(24,181)	0	(555)	(5,550)	0	709,343
Issuance of common stock	98,848	988	987,482	0	0	0	0	0	988,470
Treasury stock purchased	0	0	0	0	0	(1,162)	(11,617)	0	(11,617)
Dividends ($.58 per share)	0	0	0	(40,726)	(39,821)	0	0	0	(80,547)
Sales commissions and discounts	0	0	(94,097)	0	0	0	0	0	(94,097)
Other offering expenses	0	0	(10,245)	0	0	0	0	0	(10,245)
Components of comprehensive income:
Net income	0	0	0	0	39,821	0	0	0	39,821
Gain/(loss) on interest rate swap	0	0	0	0	0	0	0	(415)	(415)

Comprehensive income									39,406

BALANCE, September 30, 2002 (unaudited)	182,609	$1,826	$1,621,376	$(64,907)	$0	(1,717)	$(17,167)	$(415)	$1,540,713

See accompanying condensed notes to financial statements.

14

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Nine Months Ended
	September 30, 2002	September 30, 2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,821	$14,423
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of joint ventures	(3,738)	(2,622)
Depreciation	23,185	10,341
Amortization of deferred financing costs	587	529
Amortization of deferred leasing costs	229	228
Bad debt expense	113	0
Changes in assets and liabilities:
Accounts receivable	(746)	(370)
Straight-line rent receivable	(5,382)	(1,949)
Due from affiliates	(35)	0
Deferred rental income	7,232	(381)
Accounts payable and accrued expenses	8,811	3,309
Prepaid expenses and other assets, net	(1,813)	3,211
Due to affiliates	(105)	(235)

Net cash provided by operating activities	68,159	26,484

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in real estate	(797,011)	(121,366)
Investment in joint ventures	0	(27,018)
Deferred project costs paid	(34,784)	(10,347)
Distributions received from joint ventures	5,301	3,027
Deferred lease acquisition costs paid	(400)	0

Net cash used in investing activities	(826,894)	(155,704)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	27,742	107,587
Repayment of note payable	(37)	(208,102)
Dividends paid	(71,397)	(23,502)
Issuance of common stock	988,470	297,775
Sales commissions paid	(94,097)	(28,086)
Offering costs paid	(10,937)	(7,481)
Treasury stock purchased	(11,617)	(2,137)
Deferred financing costs paid	(1,066)	0

Net cash provided by financing activities	827,061	136,054

NET INCREASE IN CASH AND CASH EQUIVALENTS	68,326	6,834

CASH AND CASH EQUIVALENTS, beginning of year	75,586	4,298

CASH AND CASH EQUIVALENTS, end of period	$143,912	$11,132

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:

Deferred project costs applied to real estate assets	$31,271	$1,127

Deferred project costs applied to joint ventures	$0	$9,295

Deferred project costs due to affiliate	$587	$(498)

Interest rate swap	$(415)	$0

Increase (decrease) in deferred offering cost accrual	$3,537	$(1,291)

Assumption of obligations under capital lease	$32,500	$22,000

Investment in bonds	$32,500	$22,000

See accompanying condensed notes to financial statements.

15

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARY

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2002

(UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) General

Wells Real Estate Investment Trust, Inc. (the “Company”) is a Maryland corporation formed on July 3, 1997, which qualifies as a real estate investment trust (“REIT”). Substantially all of the Company’s business is conducted through Wells Operating Partnership, L.P. (“Wells OP”), a Delaware limited partnership organized for the purpose of acquiring, developing, owning, operating, improving, leasing, and otherwise managing income producing commercial properties for investment purposes on behalf of the Company. The Company is the sole general partner of Wells OP.

On January 30, 1998, the Company commenced its initial public offering of up to 16.5 million shares of common stock at $10 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933. The Company commenced active operations on June 5, 1998. The Company terminated its initial public offering on December 19, 1999 at which time gross proceeds of approximately $132.2 million had been received from the sale of approximately 13.2 million shares. The Company commenced its second public offering of shares of common stock on December 20, 1999, which was terminated on December 19, 2000 after receipt of gross proceeds of approximately $175.2 million from the sale of approximately 17.5 million shares. The Company commenced its third public offering of shares of common stock on December 20, 2000, which terminated on July 26, 2002 after receipt of gross proceeds of approximately $1.3 billion from the sale of approximately 128.3 million shares. As of September 30, 2002, the Company has received gross proceeds of approximately $235.7 million from the sale of approximately 23.6 million shares from its fourth public offering. Accordingly, as of September 30, 2002, the Company has received aggregate gross offering proceeds of approximately $1.8 billion from the sale of 182.6 million shares of its common stock to investors. After payment of $63.3 million in acquisition and advisory fees and acquisition expenses, payment of $202.9 million in selling commissions and organization and offering expenses, capital contributions to joint ventures and acquisitions expenditures by Wells OP of $1.4 billion for property acquisitions, and common stock redemptions of $17.2 million pursuant to the Company’s share redemption program, the Company was holding net offering proceeds of $144.5 million available for investment in properties, as of September 30, 2002.

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(b) Properties

As of September 30, 2002, the Company owned interests in 67 properties listed in the table below through its ownership in Wells OP.

Property Name	Tenant	Property Location	% Owned	Purchase Price		Square Feet	Annual Rent
Daimler Chrysler Dallas	Daimler Chrysler Services North America LLC	Westlake, TX	100%	$25,100,000		130,290		$3,189,499
Allstate Indianapolis	Allstate Insurance Company Holladay Property Services Midwest, Inc.	Indianapolis, IN	100%	$10,900,000		84,200 5,756	$ $	1,246,164 74,832
Intuit Dallas	Lacerte Software Corporation	Plano, TX	100%	$26,500,000		166,238		$2,461,985
EDS Des Moines	EDS Information Services LLC	Des Moines, IA	100%	$26,500,000		405,000		$2,389,500
Federal Express Colorado Springs	Federal Express Corporation	Colorado Springs, CO	100%	$26,000,000		155,808		$2,248,309
KeyBank Parsippany	KeyBank U.S.A., N.A. Gemini Technology Services	Parsippany, NJ	100%	$101,350,000		200,000 204,515	$ $	3,800,000 5,726,420
IRS Long Island	IRS Collection IRS Compliance IRS Daycare Facility	Holtsville, NY	100%	$50,975,000		128,000 50,949 12,100	$ $ $	5,029,380 1,663,200 486,799	(1)
AmeriCredit Phoenix	AmeriCredit Financial Services, Inc.	Chandler, AZ	100%	$24,700,000	(2)	153,494		$1,609,315	(3)
Harcourt Austin	Harcourt, Inc.	Austin, TX	100%	$39,000,000		195,230		$3,353,040
Nokia Dallas	Nokia, Inc. Nokia, Inc. Nokia, Inc.	Irving, TX	100%	$119,550,000		228,678 223,470 152,086	$ $ $	4,413,485 4,547,614 3,024,990
Kraft Atlanta	Kraft Foods North America, Inc. Perkin Elmer Instruments, LLC	Suwanee, GA	100%	$11,625,000		73,264 13,955	$ $	1,263,804 194,672
BMG Greenville	BMG Direct Marketing, Inc. BMG Music	Duncan, SC	100%	$26,900,000		473,398 313,380	$ $	1,394,156 763,600
Kerr-McGee	Kerr-McGee Oil & Gas Corporation	Houston, TX	100%	$15,760,000	(2)	100,000		$1,655,000	(3)
PacifiCare San Antonio	PacifiCare Health Systems, Inc.	San Antonio, TX	100%	$14,650,000		142,500		$1,471,700
ISS Atlanta	Internet Security Systems, Inc.	Atlanta, GA	100%	$40,500,000		238,600		$4,623,445
MFS Phoenix	Massachusetts Financial Services Company	Phoenix, AZ	100%	$25,800,000		148,605		$2,347,959
TRW Denver	TRW, Inc.	Aurora, CO	100%	$21,060,000		108,240		$2,870,709
Agilent Boston	Agilent Technologies, Inc.	Boxborough, MA	100%	$31,742,274		174,585		$3,578,993
Experian/TRW	Experian Information Solutions, Inc.	Allen, TX	100%	$35,150,000		292,700		$3,438,277
BellSouth Ft. Lauderdale	BellSouth Advertising and Publishing Corporation	Ft. Lauderdale, FL	100%	$6,850,000		47,400		$747,033
Agilent Atlanta	Agilent Technologies, Inc. Koninklijke Philips Electronics N.V.	Alpharetta, GA	100%	$15,100,000		66,811 34,396	$ $	1,344,905 704,430
Travelers Express Denver	Travelers Express Company, Inc.	Lakewood, CO	100%	$10,395,845		68,165		$1,012,250
Dana Kalamazoo	Dana Corporation	Kalamazoo, MI	100%	$41,950,000	(4)	147,004		$1,842,800
Dana Detroit	Dana Corporation	Farmington Hills, MI	100%	(see above	)(4)	112,480		$2,330,600
Novartis Atlanta	Novartis Opthalmics, Inc.	Duluth, GA	100%	$15,000,000		100,087		$1,426,240
Transocean Houston	Transocean Deepwater Offshore Drilling, Inc. Newpark Drilling Fluids, Inc.	Houston, TX	100%	$22,000,000		103,260 52,731	$ $	2,110,035 1,153,227
Arthur Andersen (5)	Arthur Andersen LLP	Sarasota, FL	100%	$21,400,000		157,700		$1,988,454
Windy Point I	TCI Great Lakes, Inc. The Apollo Group, Inc. Global Knowledge Network Various other tenants	Schaumburg, IL	100%	$32,225,000	(6)	129,157 28,322 22,028 8,884	$ $ $ $	2,067,204 477,226 393,776 160,000
Windy Point II	Zurich American Insurance	Schaumburg, IL	100%	$57,050,000	(6)	300,034		$5,244,594
Convergys	Convergys Customer Management Group, Inc.	Tamarac, FL	100%	$13,255,000		100,000		$1,248,192
ADIC	Advanced Digital Information Corporation	Parker, CO	68.2%	$12,954,213		148,204		$1,222,683
Lucent	Lucent Technologies, Inc.	Cary, NC	100%	$17,650,000		120,000		$1,800,000
Ingram Micro	Ingram Micro, L.P.	Millington, TN	100%	$21,050,000		701,819		$2,035,275
Nissan	Nissan Motor Acceptance Corporation	Irving, TX	100%	$42,259,000	(2)	268,290		$4,225,860	(3)
IKON	IKON Office Solutions, Inc.	Houston, TX	100%	$20,650,000		157,790		$2,015,767
State Street	SSB Realty, LLC	Quincy, MA	100%	$49,563,000		234,668		$6,922,706
AmeriCredit	AmeriCredit Financial Services Corporation	Orange Park, FL	68.2%	$12,500,000		85,000		$1,336,200
Comdata	Comdata Network, Inc.	Brentwood, TN	55.0%	$24,950,000		201,237		$2,458,638

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Property Name	Tenant	Property Location	% Owned	Purchase Price	Square Feet	Annual Rent
AT&T Oklahoma	AT&T Corp. Jordan Associates, Inc.	Oklahoma City, OK	55.0%	$15,300,000	103,500 25,000	$ $	1,242,000 294,500
Metris Minnesota	Metris Direct, Inc.	Minnetonka, MN	100%	$52,800,000	300,633		$4,960,445
Stone & Webster	Stone & Webster, Inc. SYSCO Corporation	Houston, TX	100%	$44,970,000	206,048 106,516	$ $	4,533,056 2,130,320
Motorola Plainfield	Motorola, Inc.	S. Plainfield, NJ	100%	$33,648,156	236,710		$3,324,428
Quest	Quest Software, Inc.	Irvine, CA	15.8%	$7,193,000	65,006		$1,287,119
Delphi	Delphi Automotive Systems, LLC	Troy, MI	100%	$19,800,000	107,193		$1,955,524
Avnet	Avnet, Inc.	Tempe, AZ	100%	$13,250,000	132,070		$1,516,164
Siemens	Siemens Automotive Corp.	Troy, MI	56.8%	$14,265,000	77,054		$1,374,643
Motorola Tempe	Motorola, Inc.	Tempe, AZ	100%	$16,000,000	133,225		$2,054,329
ASML	ASM Lithography, Inc.	Tempe, AZ	100%	$17,355,000	95,133		$1,927,788
Dial	Dial Corporation	Scottsdale, AZ	100%	$14,250,000	129,689		$1,387,672
Metris Tulsa	Metris Direct, Inc.	Tulsa, OK	100%	$12,700,000	101,100		$1,187,925
Cinemark	Cinemark USA, Inc. The Coca-Cola Company	Plano, TX	100%	$21,800,000	65,521 52,587	$ $	1,366,491 1,354,184
Gartner	The Gartner Group, Inc.	Ft. Myers, FL	56.8%	$8,320,000	62,400		$830,656
Videojet Technologies Chicago	Videojet Technologies, Inc.	Wood Dale, IL	100%	$32,630,940	250,354		$3,376,746
Johnson Matthey	Johnson Matthey, Inc.	Wayne, PA	56.8%	$8,000,000	130,000		$854,748
Alstom Power Richmond (2)	Alstom Power, Inc.	Midlothian, VA	100%	$11,400,000	99,057		$1,244,501
Sprint	Sprint Communications Company, L.P.	Leawood, KS	56.8%	$9,500,000	68,900		$1,102,404
EYBL CarTex	EYBL CarTex, Inc.	Fountain Inn, SC	56.8%	$5,085,000	169,510		$550,908
Matsushita (2)	Matsushita Avionics Systems Corporation	Lake Forest, CA	100%	$18,431,206	144,906		$2,005,464
AT&T Pennsylvania	Pennsylvania Cellular Telephone Corp.	Harrisburg, PA	100%	$12,291,200	81,859		$1,442,116
PwC	PricewaterhouseCoopers, LLP	Tampa, FL	100%	$21,127,854	130,091		$2,093,382
Cort Furniture	Cort Furniture Rental Corporation	Fountain Valley, CA	44.0%	$6,400,000	52,000		$834,888
Fairchild	Fairchild Technologies U.S.A., Inc.	Fremont, CA	77.5%	$8,900,000	58,424		$920,144
Avaya	Avaya, Inc.	Oklahoma City, OK	3.7%	$5,504,276	57,186		$536,977
Iomega	Iomega Corporation	Ogden, UT	3.7%	$5,025,000	108,250		$659,868
Interlocken	ODS Technologies, L.P. and GAIAM, Inc.	Broomfield, CO	3.7%	$8,275,000	51,975		$1,070,515
Ohmeda	Ohmeda, Inc.	Louisville, CO	3.7%	$10,325,000	106,750		$1,004,520
Alstom Power Knoxville	Alstom Power, Inc.	Knoxville, TN	3.7%	$7,900,000	84,404		$1,106,520

(1)	Includes only the leased portion of this property.

(2)	Includes the actual costs incurred or estimated to be incurred by Wells OP to develop and construct the building in addition to the purchase price of the land.

(3)	Annual rent for AmeriCredit Phoenix, Kerr McGee and Nissan Property does not take effect until construction of the building is completed and the tenant is occupying the building.

(4)	Dana Kalamazoo and Dana Detroit were purchased for an aggregate purchase price of $41,950,000.

(5)	Subsequent to September 30, 2002, this building has been vacated by the tenant. See Footnote 10 and “Subsequent Events” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of this supplement.

(6)	Windy Point I and Windy Point II were purchased for an aggregate purchase price of $89,275,000.

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Wells OP owns interests in properties directly and through equity ownership in the following joint ventures:

Joint Venture	Joint Venture Partners	Properties Held by Joint Venture
Fund XIII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XIII, L.P.	AmeriCredit ADIC
Fund XII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XII, L.P.	Siemens AT&T Oklahoma Comdata
Fund XI-XII-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund XI, L.P. Wells Real Estate Fund XII, L.P.	EYBL CarTex Sprint Johnson Matthey Gartner
Fund IX-X-XI-REIT Joint Venture	Wells Operating Partnership, L.P. Wells Real Estate Fund IX, L.P. Wells Real Estate Fund X, L.P. Wells Real Estate Fund XI, L.P.	Alstom Power Knoxville Ohmeda Interlocken Avaya Iomega
Wells/Fremont Associates Joint Venture (the “Fremont Joint Venture”)	Wells Operating Partnership, L.P. Fund X-XI Joint Venture	Fairchild
Wells/Orange County Associates Joint Venture (the “Orange County Joint Venture”)	Wells Operating Partnership, L.P. Fund X-XI Joint Venture	Cort Furniture
Fund VIII-IX-REIT Joint Venture	Wells Operating Partnership, L.P. Fund VIII-IX Joint Venture	Quest

(c) Critical Accounting Policies

The Company’s accounting policies have been established in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied; thus, resulting in a different presentation of our financial statements. Below is a discussion of the accounting policies that we consider to be critical in that they may require complex judgment in their application or require estimates about matters which are inherently uncertain.

Revenue Recognition

The Company recognizes rental income generated from all leases on real estate assets in which the Company has an ownership interest, either directly or through investments in joint ventures, on a straight-line basis over the terms of the respective leases. If a tenant was to encounter financial difficulties in future periods, the amount recorded as a receivable may not be realized.

Operating Cost Reimbursements

The Company generally bills tenants for operating cost reimbursements, either directly or through investments in joint ventures, on a monthly basis at amounts estimated largely based on actual prior period activity, the current year budget and the respective lease terms. Such billings are generally adjusted on an annual basis to reflect reimbursements owed to the landlord based on the actual costs incurred during the period and the respective lease terms. Financial difficulties encountered by tenants may result in receivables not being realized.

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Real Estate

Management continually monitors events and changes in circumstances indicating that the carrying amounts of the real estate assets in which the Company has an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When such events or changes in circumstances are present, management assesses the potential impairment by comparing the fair market value of the asset, estimated at an amount equal to the future undiscounted operating cash flows expected to be generated from tenants over the life of the asset and from its eventual disposition, to the carrying value of the asset. In the event that the carrying amount exceeds the estimated fair market value, the Company would recognize an impairment loss in the amount required to adjust the carrying amount of the asset to its estimated fair market value. Neither the Company nor its joint ventures have recognized impairment losses on real estate assets to date.

Deferred Project Costs

The Company records acquisition and advisory fees and acquisition expenses payable to Wells Capital, Inc. (the “Advisor”) by capitalizing deferred project costs and reimbursing the Advisor in an amount equal to 3.5% of cumulative capital raised to date. As the Company invests its capital proceeds, deferred project costs are applied to real estate assets, either directly or through contributions to joint ventures, and depreciated over the useful lives of the respective real estate assets. Acquisition and advisory fees and acquisition expenses paid as of September 30, 2002, amounted to $63.3 million and represented approximately 3.5% of capital contributions received. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the joint venture, or real estate assets. Deferred project costs at September 30, 2002 and December 31, 2001, represent fees paid, but not yet applied to properties.

Deferred Offering Costs

The Advisor expects to continue to fund 100% of the organization and offering costs and recognize related expenses, to the extent that such costs exceed 3% of cumulative capital raised, on behalf of the Company. Organization and offering costs include items such as legal and accounting fees, marketing and promotional costs, and printing costs, and specifically exclude sales costs and underwriting commissions. The Company records offering costs by accruing deferred offering costs, with an offsetting liability included in due to affiliates, at an amount equal to the lesser of 3% of cumulative capital raised to date or actual costs incurred from third-parties less reimbursements paid to the Advisor. As equity is raised, the Company reverses the deferred offering costs accrual and recognizes a charge to stockholders’ equity upon reimbursing the Advisor. As of September 30, 2002, the Advisor had paid organization and offering expenses on behalf of the Company in an aggregate amount of $34.2 million, of which the Advisor had been reimbursed $29.7 million, which did not exceed the 3% limitation. Deferred offering costs in the accompanying balance sheet represent costs incurred by the Advisor which will be reimbursed by the Company.

(d) Distribution Policy

The Company will make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trusts’ taxable income. The Company intends to make regular quarterly distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. The Company currently calculates quarterly dividends based on the daily record and dividend declaration dates; thus, stockholders are entitled to receive dividends immediately upon the purchase of shares.

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Dividends to be distributed to the stockholders are determined by the Board of Directors and are dependent on a number of factors related to the Company, including funds available for payment of dividends, financial condition, capital expenditure requirements and annual distribution requirements in order to maintain the Company’s status as a REIT under the Code. Operating cash flows are expected to increase as additional properties are added to the Company’s investment portfolio.

(e) Income Taxes

The Company has made an election under Section 856 (C) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed as a Real Estate Investment Trust (“REIT”) under the Code beginning with its taxable year ended December 31, 1998. As a REIT for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially adversely affect the Company’s net income and net cash available to distribute to shareholders. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT and intends to continue to operate in the foreseeable future in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

(f) Employees

The Company has no direct employees. The employees of the Advisor and Wells Management Company, Inc. (Wells Management), an affiliate of the Company and the Advisor, perform a full range of real estate services including leasing and property management, accounting, asset management and investor relations for the Company. The Company has reimbursed the Advisor and Wells Management for allocated salaries, wages and other payroll related costs totaling $1.1 million and $0.4 million for the nine months ended September 30, 2002 and 2001, respectively, and $0.5 million and $0.1 million for the three months ended September 30, 2002 and 2001, respectively.

(g) Insurance

Wells Management Company, Inc., an affiliate of the Company and the Advisor, carries comprehensive liability and extended coverage with respect to all the properties owned directly or indirectly by the Company. In the opinion of management, the properties are adequately insured.

(h) Competition

The Company will experience competition for tenants from owners and managers of competing projects, which may include its affiliates. As a result, the Company may be required to provide free rent, reduced charges for tenant improvements and other inducements, all of which may have an adverse impact on results of operations. At the time the Company elects to dispose of its properties, the Company will also be in competition with sellers of similar properties to locate suitable purchasers for its properties.

(i) Statement of Cash Flows

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments.

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(j) Basis of Presentation

Substantially all of the Company’s business is conducted through Wells OP. On December 31, 1997, Wells OP issued 20,000 limited partner units to the Advisor in exchange for a capital contribution of $200,000. The Company is the sole general partner in Wells OP; consequently, the accompanying consolidated balance sheet of the Company includes the amounts of the Company and Wells OP. The Advisor, a limited partner, is not currently receiving distributions from its investment in Wells OP.

The consolidated financial statements of the Company have been prepared in accordance with instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These quarterly statements have not been examined by independent accountants, but in the opinion of management of the Company, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary to present a fair presentation of the results for such periods. Results for interim periods are not necessarily indicative of full year results. For further information, refer to the financial statements and footnotes included in the Company’s Form 10-K for the year ended December 31, 2001.

(k) Reclassifications and Change in Presentation

The Company has historically reported property operating costs net of reimbursements from tenants as an expense in its Consolidated Statements of Income. These costs include property taxes, property insurance, utilities, repairs and maintenance, management fees and other expenses related to the ownership and operation of the Company’s properties that are required to be reimbursed by the properties’ tenants in accordance with the terms of their leases. In response to a FASB Emerging Issues Task Force release issued in November 2001, the Company will now present the reimbursements received from tenants as revenue and the gross property operating costs as expenses commencing in the first quarter of 2002. Consequently, the accompanying Consolidated Statements of Income for the three and nine months ended September 30, 2002 have been amended and restated to reflect the effects of this revised presentation. In addition, the comparative financial information for prior periods has been reclassified to conform to the presentation in the 2002 financial statements.

Since this presentation does not impact the amount of reimbursements received or property operating costs incurred and requires equal adjustments to revenues and expenses, the adoption of this guidance will have no impact on the financial position, net income, earnings per share or cash flows of the Company.

2. INVESTMENT IN JOINT VENTURES

(a) Basis of Presentation

As of September 30, 2002, the Company owned interests in 17 properties in joint ventures with related entities through its ownership in Wells OP, which owns interests in seven such joint ventures. The Company does not have control over the operations of these joint ventures; however, it does exercise significant influence. Accordingly, investment in joint ventures is recorded using the equity method.

(b) Summary of Operations

The following information summarizes the results of operations of the unconsolidated joint ventures in which the Company, through Wells OP, had ownership interests as of September 30, 2002 and 2001, respectively. There were no additional investments in joint ventures made by the Company during the three and nine months ended September 30, 2002.

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	Total Revenues		Net Income		Wells OP’s Share of Net Income
	Three Months Ended (in thousands)		Three Months Ended (in thousands)		Three Months Ended (in thousands)
	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001
Fund IX-X-XI-REIT Joint Venture	$1,346	$1,458	$574	$670	$21	$25
Cort Joint Venture	209	213	135	149	59	65
Fremont Joint Venture	226	227	142	142	110	110
Fund XI-XII-REIT Joint Venture	855	856	484	520	275	295
Fund XII-REIT Joint Venture	1,481	1,525	727	815	400	448
Fund VIII-IX-REIT Joint Venture	310	314	153	156	24	24
Fund XIII-REIT Joint Venture	707	306	408	155	370	135

	$5,134	$4,899	$2,623	$2,607	$1,259	$1,102

	Total Revenues		Net Income		Wells OP’s Share of Net Income
	Nine Months Ended (in thousands)		Nine Months Ended (in thousands)		Nine Months Ended (in thousands)
	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001
Fund IX-X-XI-REIT Joint Venture	$4,170	$4,472	$1,747	$2,043	$65	$76
Cort Joint Venture	631	611	405	415	177	181
Fremont Joint Venture	679	677	419	421	325	326
Fund XI-XII-REIT Joint Venture	2,601	2,571	1,526	1,534	866	871
Fund XII-REIT Joint Venture	4,643	3,729	2,385	1,848	1,311	967
Fund VIII-IX-REIT Joint Venture	945	902	461	416	73	66
Fund XIII-REIT Joint Venture	2,115	306	1,215	155	921	135

	$15,784	$13,268	$8,158	$6,832	$3,738	$2,622

Total revenues for the three and nine months ended September 30, 2002 presented above have been amended and restated to include operating cost reimbursements from tenants as revenue, consistent with the presentation described in Note 1(k).

3. INVESTMENTS IN REAL ESTATE

As of September 30, 2002, the Company, through its ownership in Wells OP, owns 50 properties directly. The following describes acquisitions made directly by Wells OP during the three months ended September 30, 2002.

The ISS Atlanta Buildings

On July 1, 2002, Wells OP purchased two five-story buildings containing a total of 238,600 rentable square feet located in Atlanta, Georgia for a purchase price of $40.5 million, excluding closing costs. The ISS Atlanta Buildings were acquired by assigning to Wells OP an existing ground lease with

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the Development Authority of Fulton County (“Development Authority”). Fee simple title to the land upon which the ISS Atlanta Buildings are located is held by the Development Authority, which issued Development Authority of Fulton County Taxable Revenue Bonds (“Bonds”) totaling $32.5 million in connection with the construction of these buildings. The Bonds, which entitle Wells OP to certain real property tax abatement benefits, were also assigned to Wells OP at the closing. Fee title interest to the land will be transferred to Wells OP upon payment of the outstanding balance on the Bonds, either by prepayment by Wells OP or at the expiration of the ground lease on December 1, 2015.

The entire rentable area of the ISS Atlanta Buildings is leased to Internet Security Systems, Inc., a Georgia corporation (“ISS”). The ISS Atlanta lease is a net lease that commenced in November 2000 and expires in May 2013. The current annual base rent payable under the ISS Atlanta lease is approximately $4.6 million. ISS, at its option, has the right to extend the initial term of its lease for three additional five-year periods at 95% of the then-current market rental rate.

The PacifiCare San Antonio Building

On July 12, 2002, Wells OP purchased the PacifiCare San Antonio Building, a two-story office building containing 142,500 rentable square feet located in San Antonio, Texas for a purchase price of $14.7 million, excluding closing costs. The PacifiCare San Antonio Building is 100% leased to PacifiCare Health Systems, Inc. (“PacifiCare”). The PacifiCare lease is a net lease that commenced in November 2000 and expires in November 2010. The current annual base rent payable under the PacifiCare lease is approximately $1.5 million. PacifiCare, at its option, has the right to extend the initial term of its lease for three additional five-year periods. Monthly base rent for the first renewal term will be approximately $0.2 million and monthly base rent for the second and third renewal terms will be the then-current market rental rate.

The Kerr-McGee Property

On July 29, 2002, Wells OP purchased the Kerr-McGee Property, a 4.2-acre tract of land located in Houston, Harris County, Texas for a purchase price of approximately $1.7, excluding closing costs. Wells OP has entered into agreements to construct a four-story office building containing approximately 100,000 rentable square feet (the “Kerr-McGee Project”) on the Kerr-McGee Property. It is currently anticipated that the aggregate of all costs and expenses to be incurred by Wells OP with respect to the acquisition of the Kerr-McGee Property and the planning, design, development, construction and completion of the Kerr McGee Project will total approximately $15.8 million.

The entire 100,000 rentable square feet of the Kerr-McGee Project will be leased to Kerr-McGee Oil & Gas Corporation (“Kerr-McGee”), a wholly owned subsidiary of Kerr-McGee Corporation. The initial term of the Kerr-McGee lease will extend 11 years and 1 month beyond the rent commencement date. Construction on the building is scheduled to be completed by July 2003. The rent commencement date will occur no later than July 1, 2003. Kerr-McGee has the right to extend the initial term of this lease for one additional period of twenty years or the option to extend the initial term for any combination of additional periods of ten years or five years for a total additional period of not more than twenty years. The base rental rate will be 95% of the existing market rate. The initial annual base rent payable under the Kerr-McGee lease will be calculated as 10.5% of project costs.

Wells OP obtained a construction loan in the amount of $13.7 million from Bank of America, to fund the construction of a building on the Kerr-McGee Property. The loan requires monthly payments of interest only and matures on January 29, 2004. The interest rate on the loan as of August 6, 2002 was 3.80%. The Bank of America loan is secured by a first priority mortgage on the Kerr-McGee Property.

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The BMG Greenville Buildings

On July 31, 2002, Wells OP purchased the BMG Greenville Buildings, two one-story office buildings containing 786,778 rentable square feet located in Duncan, Spartanburg County, South Carolina for a purchase price of $26.9 million, excluding closing costs. The BMG Greenville Buildings are leased to BMG Direct Marketing, Inc. (“BMG Marketing”) and BMG Music (“BMG Music”).

The BMG Marketing lease is a net lease that covers approximately 473,398 square feet that commenced in March 1988 and expires in March 2011. The current annual base rent payable under the BMG Marketing lease is approximately $1.4 million. BMG Marketing, at its option, has the right to extend the initial term of its lease for two consecutive ten-year periods at 95% of the then-current market rental rate.

The BMG Music lease is a net lease that covers approximately 313,380 rentable square feet that commenced in December 1987 and expires in March 2011. The current annual base rent payable under the BMG Music lease is approximately $0.8 million. BMG Music, at its option, has the right to extend the initial term of its lease for two consecutive ten-year periods at 95% of the then-current market rental rate.

The Kraft Atlanta Building

On August 1, 2002, Wells OP purchased the Kraft Atlanta Building, a one-story office building containing 87,219 rentable square feet located in Suwanee, Forsyth County, Georgia for a purchase price of approximately $11.6 million, excluding closing costs. The Kraft Atlanta Building is leased to Kraft Foods North America, Inc. (“Kraft”) and PerkinElmer Instruments, LLC (“PerkinElmer”).

The Kraft lease is a net lease that covers approximately 73,264 square feet that commenced in February 2002 and expires in January 2012. The current annual base rent payable under the Kraft lease is approximately $1.3 million. Kraft, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. In addition, Kraft may terminate the lease (1) at the end of the third year by paying a $7.0 million termination fee, or (2) at the end of the seventh lease year by paying an approximately $1.8 million termination fee.

The PerkinElmer lease is a net lease that covers approximately 13,955 rentable square feet that commenced in December 2001 and expires in November 2016. The current annual base rent payable under the PerkinElmer lease is approximately $0.2 million. PerkinElmer, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. In addition, PerkinElmer may terminate the lease at the end of the tenth lease year by paying a $0.3 million termination fee.

The Nokia Dallas Buildings

On August 15, 2002, Wells OP purchased the Nokia Dallas Buildings, three adjacent office buildings containing an aggregate of 604,234 rentable square feet located in Irving, Texas for an aggregate purchase price of approximately $119.6 million, excluding closing costs. The Nokia Dallas Buildings are all leased entirely to Nokia, Inc (“Nokia”) under three long-term net leases for periods of 10 years, with approximately seven to eight years remaining on such leases.

The Nokia I Building is a nine-story building containing 228,678 rentable square feet. The Nokia I Building lease fully commenced in July 1999 and expires in July 2009. The current annual base rent payable under the Nokia I Building lease is approximately $4.4 million. The Nokia II Building is a seven-story building containing 223,470 rentable square feet. The Nokia II Building lease commenced in December 2000 and expires in December 2010. The current annual base rent payable under the Nokia II Building lease is approximately $4.5 million. The Nokia III Building is a six-story building containing

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152,086 rentable square feet. The Nokia III Building lease commenced in June 1999 and expires in July 2009. The current annual base rent payable under the Nokia III Building lease is approximately $3.0 million.

The Harcourt Austin Building

On August 15, 2002, Wells OP purchased the Harcourt Austin Building, a seven-story office building containing 195,230 rentable square feet located in Austin, Texas for a purchase price of $39.0 million, excluding closing costs. The Harcourt Austin Building is leased entirely to Harcourt, Inc. (“Harcourt”), a wholly owned subsidiary of Harcourt General, Inc., the guarantor of the Harcourt lease. The Harcourt lease commenced in July 2001 and expires in June 2016. The current annual base rent payable under the Harcourt lease is approximately $3.4 million.

The AmeriCredit Phoenix Property

On September 12, 2002, Wells OP purchased the AmeriCredit Phoenix Property, a 14.74-acre tract of land located in Chandler, Maricopa County, Arizona for a purchase price of approximately $2.6 million, excluding closing costs. Wells OP has entered into agreements to construct a three-story office building containing approximately 153,494 rentable square feet (the “AmeriCredit Phoenix Project”) on the AmeriCredit Phoenix Property. It is currently anticipated that the aggregate of all costs and expenses to be incurred by Wells OP with respect to the acquisition of the AmeriCredit Phoenix Project and the planning, design, development, construction and completion of the AmeriCredit Phoenix Project will total approximately $24.7 million.

The entire 153,494 rentable square feet of the AmeriCredit Phoenix Project will be leased to AmeriCredit Financial Services, Inc. (“AmeriCredit”), a wholly owned subsidiary of AmeriCredit Corporation. The initial term of the AmeriCredit lease will extend 10 years and 4 month beyond the rent commencement date. Construction on the building is scheduled to be completed by August 2003. AmeriCredit has the right to extend the initial term of this lease for two additional periods of five years at 95% of the then-market rate. As an inducement for Wells OP to enter into the AmeriCredit Phoenix lease, AmeriCredit has prepaid to Wells OP the first three years of base rent at a discounted amount equal to approximately $4.8 million.

The IRS Long Island Buildings

On September 16, 2002, Wells REIT-Holtsville, NY, LLC (“REIT-Holtsville”), a Georgia limited liability company wholly-owned by Wells OP purchased the IRS Long Island Buildings, a two-story office building and a one-story daycare facility containing an aggregate 259,700 rentable square feet located in Holtsville, New York for a purchase price of approximately $51.0 million, excluding closing costs. Approximately 191,050 of the aggregate rentable square feet of the IRS Long Island Buildings (74%) is currently leased to the United States of America through the U.S. General Services Administration (“U.S.A.”) for occupancy by the IRS under three separate lease agreements for the processing & collection division of the IRS (“IRS Collection”), the compliance division of the IRS (“IRS Compliance”), and the IRS Daycare Facility. REIT-Holtsville is negotiating for the remaining 26% of the IRS Long Island Buildings to be leased by the U.S.A. on behalf of the IRS or to another suitable tenant. If REIT-Holtsville should lease this space to the U.S.A. or another suitable tenant within 18 months, REIT-Holtsville would owe the seller an additional amount of up to $14.5 million as additional purchase price for the IRS Long Island Buildings pursuant to the terms of an earnout agreement entered into between REIT-Holtsville and the seller at the closing.

The IRS Collection lease, which encompasses 128,000 rentable square feet of the IRS Office Building, commenced in August 2000 and expires in August 2005. The current annual base rent payable under the IRS Collection lease is approximately $5.0 million. The annual base rent payable under the

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IRS Collection lease for the remaining two years of the initial lease term will be approximately $2.8 million. The U.S.A., at its option, has the right to extend the initial term of its lease for two additional five-year periods at annual rental rates of approximately $4.2 million and $5.0 million, respectively.

The IRS Compliance lease, which encompasses 50,949 rentable square feet of the IRS Office Building, commenced in December 2001 and expires in December 2011. The annual base rent payable under the IRS Compliance lease for the initial term of the lease is approximately $1.7 million. The U.S.A., at its option, has the right to extend the initial term of its lease for one additional ten-year period at an annual rental rate of approximately $2.2 million.

The IRS Daycare Facility lease, which encompasses the entire 12,100 rentable square feet of the IRS Daycare Facility, commenced in October 1999 and expires in September 2004. The annual base rent payable under the IRS Daycare Facility lease for the initial term of the lease is approximately $0.5 million. The U.S.A., at its option, has the right to extend the initial term of its lease for two additional five-year periods at an annual rental rate of approximately $0.4 million.

The KeyBank Parsippany Building

On September 27, 2002, Wells OP purchased the KeyBank Parsippany Building, a four-story office building containing 404,515 rentable square feet located in Parsippany, New Jersey for a purchase price of approximately $101.4 million, excluding closing costs. The KeyBank Parsippany Building is leased to Key Bank U.S.A., N.A. (“KeyBank”) and Gemini Technology Services (“Gemini”).

The KeyBank lease covers 200,000 rentable square feet (49%) under a net lease that commenced in March 2001 and expires in February 2016. The current annual base rent payable under the KeyBank lease is $3.8 million. KeyBank, at its option, has the right to extend the initial term of its lease for three additional five-year periods at the then-current market rental rate.

The Gemini lease covers 204,515 rentable square feet (51%) under a gross lease that commenced in December 2000 and expires in December 2013. The current annual base rent payable under the Gemini lease is approximately $5.7 million. Gemini, at its option, has the right to extend the initial term of its lease for three additional five-year periods at a rate equal to the greater of (1) the annual rent during the final year of the initial lease term, or (2) 95% of the then-current market rental rate.

The Federal Express Colorado Springs Building

On September 27, 2002, Wells OP purchased the Federal Express Colorado Springs Building, a three-story office building containing 155,808 rentable square feet located in Colorado Springs, Colorado for a purchase price of $26.0 million, excluding closing costs. The Federal Express Colorado Springs Building is leased entirely to Federal Express Corporation (“Federal Express”). The Federal Express lease commenced in July 2001 and expires in October 2016. The current annual base rent payable under the Federal Express lease is approximately $2.2 million. Federal Express, at its option, has the right to extend the initial term of its lease for four additional five-year periods at 90% of the then-current market rental rate. In addition, Federal Express has an expansion option under its lease pursuant to which Wells OP would be required to construct an additional office building.

The EDS Des Moines Building

On September 27, 2002, Wells OP purchased the EDS Des Moines Building, a one-story office and distribution building containing 115,000 rentable square feet of office space and 290,000 rentable square feet of warehouse space located in Des Moines, Iowa for a purchase price of $26.5 million, excluding closing costs. The EDS Des Moines Building is leased entirely to EDS Information Services

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L.L.C. (“EDS”), a wholly-owned subsidiary of Electronic Data Systems Corporation (“EDS Corp.”). EDS Corp. is the guarantor of the EDS lease. The EDS lease commenced in May 2002 and expires in April 2012. The current annual base rent payable under the EDS lease is approximately $2.4 million. EDS, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. In addition, EDS has an expansion option under its lease for up to an additional 100,000 rentable square feet.

The Intuit Dallas Building

On September 27, 2002, Wells OP purchased the Intuit Dallas Building, a two-story office building with a three-story wing containing 166,238 rentable square feet located in Plano, Texas for a purchase price of $26.5 million, excluding closing costs. The Intuit Dallas Building is leased entirely to Lacerte Software Corporation (“Lacerte”), a wholly-owned subsidiary of Intuit, Inc. (“Intuit”). Intuit is the guarantor of the Lacerte lease. The Lacerte lease commenced in July 2001 and expires in June 2011. The current annual base rent payable under the Lacerte lease is approximately $2.5 million. Lacerte, at its option, has the right to extend the initial term of its lease for two additional five-year periods at rental rates of $17.92 per square foot and $19.71 per square foot, respectively. In addition, Lacerte has an expansion option through November 2004 pursuant to which Wells OP would be required to purchase an additional 19 acre tract of land and to construct up to an approximately 600,000 rentable square foot building thereon.

The Allstate Indianapolis Building

On September 27, 2002, Wells OP purchased the Allstate Indianapolis Building, a one-story office building containing 89,956 rentable square feet located in Indianapolis, Indiana for a purchase price of $10.9 million, excluding closing costs. The Allstate Indianapolis Building is leased to Allstate Insurance Company (“Allstate”) and Holladay Property Services Midwest, Inc. (“Holladay”).

The Allstate lease, which covers 84,200 rentable square feet (94%), commenced in March 2002 and expires in August 2012. The current annual base rent payable under the Allstate lease is approximately $1.2 million. Allstate at its option has the right to (1) terminate the initial term of the Allstate lease at the end of the fifth lease year (August 2007) upon payment of an approximately $0.4 million fee, or (2) reduce its area of occupancy to not less than 20,256 rentable square feet, by providing written notice on or before August 2006. Allstate, at its option, has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. In addition, Allstate has a right of first refusal for the leasing of additional space in the Allstate Indianapolis Building.

Holladay is a property management company that manages the Allstate Indianapolis Building from the site. The Holladay lease, which covers 5,756 rentable square feet (6%), commenced in October 2001 and expires in September 2006. The current annual base rent payable under the Holladay lease is approximately $.07 million.

The Daimler Chrysler Dallas Building

On September 30, 2002, Wells OP purchased the Daimler Chrysler Dallas Building, a two-story office building containing 130,290 rentable square feet located in Westlake, Texas for a purchase price of $25.1 million, excluding closing costs. The Daimler Chrysler Dallas Building is leased entirely to Daimler Chrysler Services North America LLC (“Daimler Chrysler NA”). The Daimler Chrysler NA lease commenced in January 2002 and expires in December 2011. The current annual base rent payable under the Daimler Chrysler NA lease is approximately $3.2 million. Daimler Chrysler NA, at its option, has the right to extend the initial term of its lease for three additional five-year periods at 98% of the then-current market rental rate. In addition, Daimler Chrysler NA has an expansion option for up to an

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additional 70,000 rentable square feet and a right of first offer if Wells OP desires to sell the Daimler Chrysler Dallas Building during the term of the lease.

4. NOTE RECEIVABLE

In connection with the purchase of the TRW Denver Building on May 29, 2002, Wells OP acquired a note receivable from the building’s sole tenant, TRW, Inc., in the amount of $5.2 million. The loan was made to fund above-standard tenant improvement costs to the building. The note receivable is structured to be fully amortized over the remaining lease term, which expires September 2007, at 11% interest with TRW making monthly loan payments of $.1 million. At September 30, 2002, the principal balance of this note receivable was $5.0 million.

5. NOTES PAYABLE

At September 30, 2002, Wells OP had the following debt:

Lender	Collateral	Type of Debt	Maturity Date	Balance Outstanding (in millions)

SouthTrust	The Alstom Power Richmond Building	$7.9 million line of credit, interest at 30 day LIBOR plus 175 basis points	December 10, 2002	$7.7

SouthTrust	The PwC Building	$12.8 million line of credit, interest at 30 day LIBOR plus 175 basis points	December 10, 2002	2.1

SouthTrust	The Avnet Building and the Motorola Tempe Building	$19.0 million line of credit, interest at 30 day LIBOR plus 175 basis points	December 10, 2002	0

SouthTrust	The Cinemark Building, the Dial Building and the ASML Building	$32.4 million line of credit, interest at 30 day LIBOR plus 175 basis points	December 10, 2002	0

Bank of America	The Nissan Property	$34.2 million construction loan, interest at LIBOR plus 200 basis points	July 30, 2003	13.3

Bank of America	The Kerr McGee Property	$13.7 million construction loan, interest at LIBOR plus 200 basis points	January 29, 2004	1.0

Bank of America	The Videojet Technologies Chicago Building, the AT&T Pennsylvania Building, the Matsushita Building, the Metris Tulsa Building, the Motorola Plainfield Building and the Delphi Building	$85 million line of credit, interest at 30 day LIBOR plus 180 basis points	May 11, 2004	0

Prudential	The BMG Buildings	$8.8 million note payable, interest at 8%, principal and interest payable monthly	December 15, 2003	8.8

Prudential	The BMG Buildings	$2.9 million note payable, interest at 8.5%, interest payable monthly, principal payable upon maturity	December 15, 2003	2.9

Total				$35.8

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6. INTEREST RATE SWAPS

Wells OP has entered into interest rate swap agreements with Bank of America in order to hedge its interest rate exposure on the Bank of America construction loans for the Nissan Property (the Nissan Loan) and the Kerr McGee Property (the Kerr McGee Loan). The interest rate swap agreements involve the exchange of amounts based on a fixed interest rate for amounts based on a variable interest rate over the life of the loan agreement without an exchange of the notional amount upon which the payments are based. The notional amount of both interest rate swaps is the balance outstanding on the construction loan on the payment date.

The interest rate swap for the Nissan Loan became effective January 15, 2002 and terminates on June 15, 2003. Wells OP, as the fixed rate payer, has an interest rate of 3.9%. Bank of America, the variable rate payer, pays at a rate equal to U.S. dollar LIBOR on the payment date. The result is an effective interest rate of 5.9% on the Nissan Loan.

The interest rate swap for the Kerr McGee Loan became effective September 15, 2002 and terminates on July 15, 2003. Wells OP as fixed rate payer has an interest rate of 2.27%. Bank of America, the variable rate payer, pays at a rate equal to U.S. dollar LIBOR on the payment date. The result is an effective interest rate of 4.27% on the Kerr McGee Loan.

During the nine months ended September 30, 2002, Wells OP made interest payments totaling approximately $45,221 under the terms of the interest rate swap agreements. At September 30, 2002, the estimated fair value of the interest rate swap for the Nissan Loan and the Kerr McGee Loan was $(384,855) and $(30,180), respectively. The interest rate swaps are accounted for by mark-to-market accounting on a monthly basis and are included in prepaid and other assets on the accompanying consolidated balance sheet.

On January 1, 2001, the Company adopted SFAS No. 133, as amended by SFAS No. 137 and No. 138 Accounting for Derivative Instruments and Hedging Activities. The effect of adopting the SFAS No. 133 did not have a material effect on the Company’s consolidated financial statements.

7. INVESTMENT IN BONDS AND OBLIGATIONS UNDER CAPITAL LEASES

In connection with the purchase of a ground leasehold interest in the Ingram Micro Distribution Facility pursuant to a Bond Real Property Lease dated December 20, 1995 (the Bond Lease), Wells OP acquired an Industrial Development Revenue Note (the Bond) dated December 20, 1995 in the principal amount of $22 million. As part of the same transaction, Wells OP also acquired a Fee Construction Mortgage Deed of Trust Assignment of Rents and Leases (the Bond Deed of Trust), also dated December 20, 1995, which was executed by the Industrial Development Board in order to secure the Bond. Beginning in 2006, the holder of the Bond Lease has the option to purchase the land underlying the Ingram Micro Distribution Facility for $100 plus satisfaction of the indebtedness evidenced by the Bond. Because Wells OP is technically subject to the obligation to pay the $22 million indebtedness evidenced by the Bond, the obligation to pay the Bond is carried on the Company’s books as a liability. However, since Wells OP is also the owner of the Bond, the Bond is also carried on the Company’s books as an asset.

As part of the transaction to acquire a ground leasehold interest in the ISS Atlanta Buildings, Wells OP was assigned Development Authority of Fulton County Taxable Revenue Bonds totaling $32.5 million, which were originally issued in connection with the development of the ISS Atlanta Buildings (the Bonds). The Bonds entitle Wells OP to certain property tax abatement benefits. Upon payment of the outstanding balance on the Bonds, on or before the expiration of the ground lease on December 1, 2015, fee title interest to the underlying land will be transferred to Wells OP. Because Wells OP is technically subject to the obligation to pay the $32.5 million indebtedness evidenced by the Bond, the

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obligation to pay the Bonds is carried on the Company’s books as a liability. However, since Wells OP is also the owner of the Bonds, the Bonds are also carried on the Company’s books as an asset.

8. DUE TO AFFILIATES

Due to affiliates consists of amounts due to the Advisor for acquisitions and advisory fees and acquisition expenses, deferred offering costs, and other operating expenses paid on behalf of the Company. Also included in due to affiliates is the amount due to the Fund VIII-IX Joint Venture related to the Matsushita lease guarantee, which is explained in greater detail in the financial statements and footnotes included in the Company’s Form 10-K for the year ended December 31, 2001. Payments of $.6 million have been made as of September 30, 2002 toward funding the obligation under the Matsushita agreement.

9. COMMITMENTS AND CONTINGENCIES

Take Out Purchase and Escrow Agreement

An affiliate of the Advisor (“Wells Exchange”) has developed a program (the “Wells Section 1031 Program”) involving the acquisition by Wells Exchange of income-producing commercial properties and the formation of a series of single member limited liability companies for the purpose of facilitating the resale of co-tenancy interests in such real estate properties to be owned in co-tenancy arrangements with persons (“1031 Participants”) who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. Each of these properties will be financed by a combination of permanent first mortgage financing and interim loan financing obtained from institutional lenders.

Following the acquisition of each property, Wells Exchange will attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which will be used to pay off the interim financing. In consideration for the payment of a take out fee to the Company, and following approval of the potential property acquisition by the Company’s Board of Directors, it is anticipated that Wells OP will enter into a contractual relationship providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property to 1031 Participants, Wells OP will purchase, at Wells Exchange’s cost, any co-tenancy interests remaining unsold at the end of the offering period. As a part of the initial transaction in the Wells Section 1031 Program, Wells OP entered into a take out purchase and escrow agreement dated April 16, 2001 providing, among other things, that Wells OP would be obligated to acquire, at Wells Exchange’s cost, any unsold co-tenancy interests in the building known as the Ford Motor Credit Complex which remained unsold at the expiration of the offering of Wells Exchange, which was extended to April 15, 2002. Wells OP was compensated for its takeout commitment in the amount of $.1 million in each of 2001 and 2002 by payment of a take out fee to Wells OP in an amount equal to 1.25% of its maximum financial obligation under the Ford Motor Credit take out purchase and escrow agreement. On April 12, 2002, Wells Exchange paid off the interim financing on the Ford Motor Credit Complex. This pay off of the loan triggered the release of Wells OP from its prior obligations under the take out purchase and escrow agreement relating to such property.

Letters of Credit

At September 30, 2002, Wells OP had three letters of credit totaling $19.2 million outstanding from financial institutions, which were not recorded in the accompanying consolidated balance sheet. These letters of credit were required by three of the Company’s tenants to ensure completion of the Company’s contractual obligations. The Company’s management does not anticipate a need to draw on these letters of credit.

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Properties under Contract

At September 30, 2002, the Company had three executed contracts for the acquisition of properties totaling $82.0 million. Escrows of $1.3 million have been paid out for these properties and are included in prepaid and other assets on the accompanying consolidated balance sheet.

10. SUBSEQUENT EVENTS

Issuance of Common Stock

From October 1, 2002 through October 25, 2002, the Company has raised approximately $91.5 million through the issuance of 9.1 million shares of common stock in the Company.

Termination Agreement

Effective October 31, 2002, Arthur Andersen LLP (Andersen) and Wells OP entered into a termination agreement with respect to the lease for the three-story office building containing 157,700 rentable square feet located in Sarasota, Florida known as the Arthur Andersen Building. In consideration for releasing Andersen from its obligation to pay rent under the lease, Andersen paid Wells OP a termination fee of $979,760 and conveyed to Wells OP an approximately 1.3 acre tract of land adjacent to the property which was used for parking.

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Report of Independent Auditors

Shareholders and Board of Directors

Wells Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Nestle Building for the year ended December 31, 2001. This statement is the responsibility of the Nestle Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Nestle Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Nestle Building for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

Atlanta, Georgia

January 21, 2003

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Nestle Building

Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2001 and the nine months ended September 30, 2002

	2002	2001
	(Unaudited)
Revenues:
Base rent	$10,995,810	$14,660,259
Parking	617,318	848,917
Tenant reimbursements	698,210	853,872

Total revenues	12,311,338	16,363,048

Operating expenses	3,914,726	4,968,193

Revenues over certain operating expenses	$8,396,612	$11,394,855

See accompanying notes.

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Nestle Building

Notes to Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2001 and the nine months ended September 30, 2002

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On December 20, 2002, Wells REIT-Glendale, CA, LLC (“the Company”) acquired the Nestle Building from Douglas Emmett Joint Venture (“Douglas Emmett”). The Company, a Georgia limited liability company, was created on December 20, 2002. Wells Operating Partnership, L.P. (“Wells OP’) is the sole member of the Company. Wells OP is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust, Inc., a Maryland corporation. As the sole general partner of Wells OP, Wells Real Estate Investment Trust, Inc. possesses full legal control and authority over the operations of Wells OP.

The twenty-story building contains 505,115 square feet of net rentable area and is 100% leased to several tenants, including Nestle USA, Inc. (“Nestle”). Nestle occupies a total of 502,994 square feet, or 99.6%, under a lease (“Nestle Lease”) that commenced in August 1990 and expires in August 2010. The remaining square footage is leased to several retail tenants under lease agreements that expire over the next seven years. Douglas Emmett’s interests in the Nestle Lease and other retail lease agreements were assigned to the Company upon acquisition of the Nestle Building. Under the Nestle Lease, the tenant is required to pay, as additional rent, its pro rata share of operating expenses over the base year operating allowance established in the first lease year. Operating expenses shall consist of all direct costs of operation and maintenance of the building including, but not limited to, real estate taxes, water and sewer charges, utilities, janitorial services, security and labor. Additionally, the Nestle Lease entitles Nestle to a specified number of parking spaces, and Nestle is required to pay monthly rental payments for the spaces which the Company records as parking revenues. The Company will be responsible for maintaining and repairing the Nestle Building’s roof, foundation, common areas, electrical and mechanical systems.

Rental Revenues

Rental income is recognized on a straight-line basis over the terms of the leases.

2. BASIS OF ACCOUNTING

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, these statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as depreciation and interest. Therefore, these statements are not comparable to the statement of operations of the Nestle Building after its acquisition by the Company.

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Notes to Statements of Revenues Over Certain Operating Expenses

(Continued)

3. FUTURE MINIMUM RENTAL COMMITMENTS

Future minimum rental commitments for the years ended December 31 are as follows:

2002	$14,939,680
2003	14,950,502
2004	14,963,154
2005	15,508,547
2006	16,591,633
Thereafter	60,926,465

$137,879,981

4. INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the nine months ended September 30, 2002 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

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WELLS REAL ESTATE INVESTMENT TRUST, INC.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the financial statements and notes of Wells Real Estate Investment Trust, Inc., a Maryland Corporation (the “Wells REIT”), included in its annual report on Form 10-K for the year ended December 31, 2001 and quarterly report on Form 10-Q/A for the period ended September 30, 2002. In addition, this pro forma information should be read in conjunction with the financial statements and notes of certain acquired properties included in various Form 8-Ks previously filed.

The following unaudited pro forma balance sheet as of September 30, 2002 has been prepared to give effect to the fourth quarter 2002 acquisitions of the NASA Buildings by Wells REIT-Independence Square, LLC, of which Wells REIT is the sole member, the Caterpillar Nashville Building, the Capital One Richmond Buildings (the “Other Recent Acquisitions”) by Wells Operating Partnership, L.P. (“Wells OP”), the Nestle Building by Wells REIT Glendale, CA, LLC, of which Wells OP is the sole member, and the John Wiley Indianapolis Building by Wells XIII-REIT Joint Venture (“Wells XIII-REIT), a joint venture partnership between Wells Real Estate Fund XIII, L.P. and Wells OP, and the first quarter 2003 acquisition of the East Point Buildings (collectively, the “Recent Acquisitions”) by Wells OP as if the acquisitions occurred on September 30, 2002.

Wells OP is a Delaware limited partnership that was organized to own and operate properties on behalf of Wells REIT. As the sole general partner of Wells OP, Wells REIT possesses full legal control and authority over the operations of Wells OP. Accordingly, the accounts of Wells OP are consolidated with the accompanying pro forma financial statements of Wells REIT.

The following unaudited pro forma statement of income for the nine months ended September 30, 2002 has been prepared to give effect to the first, second and third quarter 2002 acquisitions of the Vertex Sarasota Building (formerly, the Arthur Andersen Building), the Transocean Houston Building, the Novartis Atlanta Building, the Dana Corporation Buildings, the Travelers Express Denver Buildings, the Agilent Atlanta Building, the BellSouth Ft. Lauderdale Building, the Experian/TRW Buildings, the Agilent Boston Building, the TRW Denver Building, the MFS Phoenix Building, the ISS Atlanta Buildings, the PacifiCare San Antonio Building, the BMG Greenville Buildings, the Kraft Atlanta Building, the Nokia Dallas Buildings, the Harcourt Austin Building, the IRS Long Island Buildings, the KeyBank Parsippany Building, the Allstate Indianapolis Building, the Federal Express Colorado Springs Building, the EDS Des Moines Building, the Intuit Dallas Building, the Daimler Chrysler Dallas Building (collectively, the “2002 Acquisitions”) and the Recent Acquisitions as if the acquisitions occurred on January 1, 2001. The Kerr McGee Property and the AmeriCredit Phoenix Property had no operations during the nine months ended September 30, 2002.

The following unaudited pro forma statement of income for the year ended December 31, 2001 has been prepared to give effect to the 2001 acquisitions of the Comdata Building, the AmeriCredit Building, the State Street Bank Building, the IKON Buildings, the Ingram Micro Building, the Lucent Building, the ADIC Buildings, the Convergys Building, the Windy Point Buildings (collectively, the “2001 Acquisitions”), the 2002 Acquisitions and the Recent Acquisitions as if the acquisitions occurred on January 1, 2001. The Nissan Property, the Travelers Express Denver Buildings, the Kerr McGee Property, the AmeriCredit Phoenix Property and the EDS Des Moines Building had no operations during 2001.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions of the 2001 Acquisitions, 2002 Acquisitions and the Recent Acquisitions been consummated as of January 1, 2001. In addition, the pro forma balance sheet includes allocations of the purchase price for certain acquisitions based upon preliminary estimates of the fair value of the assets and liabilities acquired. Therefore, these allocations may be adjusted in the future upon finalization of these preliminary estimates.

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WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA BALANCE SHEET

SEPTEMBER 30, 2002

(Unaudited)

ASSETS

	Wells Real Estate Investment Trust, Inc. (i)	Pro Forma Adjustments
		Recent Acquisitions
				John Wiley Indianapolis		Nestle		East Point		Pro Forma Total

REAL ESTATE ASSETS, at cost:

Land	$164,190,412	$87,755,000	(c)	$0		$23,200,000	(c)	$2,163,000	(c)	$280,284,706
		1,888,098	(d)			404,941	(e)	88,553	(e)
		594,702	(e)

Buildings, less accumulated depreciation of $47,999,655	1,171,793,037	351,806,121	(c)	0		134,446,731	(c)	19,916,138	(c)	1,689,539,532
		8,415,460	(e)			2,346,678	(e)	815,367	(e)

Construction in progress	28,500,195	0		0		0		0		28,500,195

Total real estate assets	1,364,483,644	450,459,381		0		160,398,350		22,983,058		1,998,324,433

CASH AND CASH EQUIVALENTS	143,911,852	(266,478,531	)(c)	(8,928,915	)(f)	(67,646,731	)(c)	(22,079,138	)(c)	144,624,892
		379,115,394	(a)
		(13,269,039	)(b)

INVESTMENT IN JOINT VENTURES	75,388,348	0		9,294,465	(g)	0		0		84,682,813

INVESTMENT IN BONDS	54,500,000	0		0		0		0		54,500,000

ACCOUNTS RECEIVABLE	12,018,601	0		0		0		0		12,018,601

DEFERRED LEASE ACQUISITION COSTS, NET	1,712,541	0		0		0		0		1,712,541

DEFERRED PROJECT COSTS	5,963,370	(1,895,611	)(d)	(365,550	)(h)	(2,751,619	)(e)	(903,920	)(e)	4,313,060
		(9,002,649	)(e)
		13,269,039	(b)

DEFERRED OFFERING COSTS	3,537,361	0		0		0		0		3,537,361

DUE FROM AFFILIATES	2,185,436	0		0		0		0		2,185,436

NOTE RECEIVABLE	4,965,838	0		0		0		0		4,965,838

PREPAID EXPENSES AND OTHER ASSETS, NET	2,597,110	37,764	(c)	0		0		0		2,634,874

Total assets	$1,671,264,101	$552,235,748		$0		$90,000,000		$0		$2,313,499,849

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LIABILITIES AND SHAREHOLDERS’ EQUITY

	Wells Real Estate Investment Trust, Inc. (i)	Pro Forma Adjustments
		Recent Acquisitions
		Other		John Wiley Indianapolis	Nestle		East Point	Pro Forma Total
LIABILITIES:
Accounts payable and accrued expenses	$17,538,820	$881,644	(c)	$0	$0		$0	$18,420,464
Notes payable	35,829,293	172,238,710	(c)	0	90,000,000	(c)	0	298,068,003
Obligations under capital lease	54,500,000	0		0	0		0	54,500,000
Dividends payable	10,209,306	0		0	0		0	10,209,306
Due to affiliates	4,379,745	0		0	0		0	4,379,745
Deferred rental income	7,893,930	0		0	0		0	7,893,930

Total liabilities	130,351,094	173,120,354		0	90,000,000		0	393,471,448

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP	200,000	0		0	0		0	200,000

SHAREHOLDERS’ EQUITY:
Common shares, $.01 par value; 750,000,000 shares authorized, 182,608,517 shares issued and 180,891,792 outstanding at September 30, 2002	1,826,086	379,115	(a)	0	0		0	2,205,201
Additional paid-in capital	1,621,376,451	378,736,279	(a)	0	0		0	2,000,112,730
Cumulative distributions in excess of earnings	(64,907,241)	0		0	0		0	(64,907,241)
Treasury stock, at cost, 1,716,725 shares	(17,167,254)	0		0	0		0	(17,167,254)
Other comprehensive loss	(415,035)	0		0	0		0	(415,035)

Total shareholders’ equity	1,540,713,007	379,115,394		0	0		0	1,919,828,401

Total liabilities and shareholders’ equity	$1,671,264,101	$552,235,748		$0	$90,000,000		$0	$2,313,499,849

(a)	Reflects capital raised through issuance of additional shares subsequent to September 30, 2002 through East Point acquisition date.

(b)	Reflects deferred project costs capitalized as a result of additional capital raised described in note (a) above.

(c)	Reflects Wells Real Estate Investment Trust, Inc.’s purchase price for the land, building and liabilities assumed.

(d)	Reflects deferred project costs applied to the land and building at approximately 4.07% of the cash paid for purchase.

(e)	Reflects deferred project costs applied to the land and building at approximately 4.094% of the cash paid for purchase.

(f)	Reflects Wells Real Estate Investment Trust, Inc.’s proportionate share of the cost to acquire the John Wiley Indianapolis Building.

(g)	Reflects Wells Real Estate Investment Trust, Inc.’s contribution to the Wells XIII-REIT Joint Venture, which decreased its interest in the joint venture from 68.29% to 61.28%.

(h)	Reflects deferred project costs contributed to the Wells Fund XIII-REIT Joint Venture at approximately 4.094% of purchase price.

(i)	Historical financial information derived from quarterly report on Form 10-Q.

The accompanying notes are an integral part of this statement.

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WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2001

(Unaudited)

	Wells Real Estate Investment Trust, Inc. (h)	Pro Forma Adjustments												Pro Forma Total
		2001 Acquisitions		2002 Acquisitions		Recent Acquisitions
						Other		John Wiley Indianapolis		Nestle		East Point
REVENUES:
Rental income	$44,204,279	$11,349,076	(a)	$54,615,521	(a)	$45,317,526	(a)	$0		$16,657,346	(a)	$1,059,426	(a)	$173,203,174
Equity in income of joint ventures	3,720,959	1,111,850	(b)	0		0		638,552	(b)	0		0		5,471,361
Interest income	1,246,064	0		0		0		0		0		0		1,246,064
Take out fee	137,500	0		0		0		0		0		0		137,500

	49,308,802	12,460,926		54,615,521		45,317,526		638,552		16,657,346		1,059,426		180,058,099

EXPENSES:
Depreciation	15,344,801	5,772,761	(c)	22,487,278	(c)	14,408,864	(c)	0		5,471,736	(c)	829,260	(c)	64,314,700
Interest	3,411,210	0		0		9,452,460	(f)	0		4,399,200	(g)	0		17,262,870
Operating costs, net of reimbursements	4,128,883	2,854,275	(d)	3,668,343	(d)	9,628,878	(d)	0		4,114,321	(d)	926,011	(d)	25,320,711
Management and leasing fees	2,507,188	510,708	(e)	2,250,455	(e)	482,139	(e)	0		711,379	(e)	47,674	(e)	6,509,543
General and administrative	973,785	0		0		0		0		0		0		973,785
Amortization of deferred financing costs	770,192	0		0		0		0		0		0		770,192
Legal and accounting	448,776	0		0		0		0		0		0		448,776

	27,584,835	9,137,744		28,406,076		33,972,341		0		14,696,636		1,802,945		115,600,577

NET INCOME	$21,723,967	$3,323,182		$26,209,445		$11,345,185		$638,552		$1,960,710		$(743,519)		$64,457,522

EARNINGS PER SHARE, basic and diluted	$0.43													$0.21

WEIGHTED AVERAGE SHARES, basic and diluted	50,520,853													303,171,546

(a)	Rental income is recognized on a straight-line basis.

(b)	Reflects Wells Real Estate Investment Trust, Inc.’s equity in income of Wells XII-REIT Joint Venture related to the acquisition of the Comdata Building and equity in income of Wells XIII-REIT Joint Venture related to the acquisition of the AmeriCredit Building, the ADIC Buildings and the John Wiley Indianapolis Building.

(c)	Depreciation expense on the buildings is recognized using the straight-line method and a 25-year life.

(d)	Consists of operating expenses, net of reimbursements.

(e)	Management and leasing fees are calculated at 4.5% of rental income.

(f)	Represents interest expense on lines of credit used to acquire assets, which bear interest at approximately 5.488% for the year ended December 31, 2001.

(g)	Represents interest expense on mortgage assumed as part of the Nestle Building acquisition, which bears interest at approximately 4.888% for the year ended December 31, 2001.

(h)	Historical financial information derived from annual report on Form 10-K.

The accompanying notes are an integral part of this statement.

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WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

(Unaudited)

	Wells Real Estate Investment Trust, Inc. (i)	Pro Forma Adjustments										Pro Forma Total
		2002 Acquisitions		Recent Acquisitions
				Other		John Wiley Indianapolis		Nestle		East Point
REVENUES:
Rental income	$66,120,992	$42,103,180	(a)	$33,939,001	(a)	$0		$12,473,951	(a)	$1,112,123	(a)	$155,749,247
Operating cost reimbursements	12,853,717	5,976,734	(h)	3,062,835	(h)	0		698,210	(h)	47,499	(h)	22,638,995
Equity in income of joint ventures	3,738,046	0		0		487,970	(f)	0		0		4,226,016
Interest income	5,075,165	0		0		0		0		0		5,075,165
Take out fee	134,666	0		0		0		0		0		134,666

	87,922,586	48,079,914		37,001,836		487,970		13,172,161		1,159,622		187,824,089

EXPENSES:
Depreciation	23,185,201	15,039,449	(b)	10,806,647	(b)	0		4,103,802	(b)	621,945	(b)	53,757,044
Operating costs	17,108,599	10,179,532		10,532,575	(c)	0		3,914,726	(c)	742,490	(c)	42,477,922
Interest	2,006,458	0		5,310,551	(e)	0		2,369,925	(g)	0		9,686,934
Management and leasing fees	3,348,210	1,697,775	(d)	361,605	(d)	0		533,548	(d)	50,046	(d)	5,991,184
General and administrative	1,866,042	0		0		0		0		0		1,866,042
Amortization of deferred financing costs	586,715	0		0		0		0		0		586,715

	48,101,225	26,916,756		27,011,378		0		10,922,001		1,414,481		114,365,841

NET INCOME	$39,821,361	$21,163,158		$9,990,458		$487,970		$2,250,160		$(254,859)		$73,458,248

EARNINGS PER SHARE, basic and diluted	$0.31											$0.24

WEIGHTED AVERAGE SHARES, basic and diluted	128,541,432											303,171,546

(a)	Rental income is recognized on a straight-line basis.

(b)	Depreciation expense on the buildings is recognized using the straight-line method and a 25-year life.

(c)	Consists of operating expenses.

(d)	Management and leasing fees are calculated at 4.5% of rental income.

(e)	Represents interest expense on lines of credits used to acquire assets, which bear interest at approximately 4.111% for the nine months ended September 30, 2002.

(f)	Reflects Wells Real Estate Investment Trust, Inc.’s equity in income of the Wells Fund XIII-REIT Joint Venture related to the John Wiley Indianapolis Building. The pro forma adjustment results from rental revenues less operating expenses, management fees and depreciation.

(g)	Represents interest expense on mortgage assumed as part of the Nestle Building acquisition, which bears interest at approximately 3.511% for the nine months ended September 30, 2002.

(h)	Consists of operating costs reimbursements.

(i)	Historical financial information derived from quarterly report on Form 10-Q/A.

The accompanying notes are an integral part of this statement.

41

WELLS REAL ESTATE INVESTMENT TRUST, INC.

SUPPLEMENT NO. 6 DATED APRIL 14, 2003 TO THE PROSPECTUS

DATED JULY 26, 2002

This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Investment Trust, Inc. dated July 26, 2002, as supplemented and amended by Supplement No. 1 dated August 14, 2002, Supplement No. 2 dated August 29, 2002, Supplement No. 3 dated October 25, 2002, Supplement No. 4 dated December 10, 2002, and Supplement No. 5 dated January 15, 2003. When we refer to the “prospectus” in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	Status of the offering of shares in Wells Real Estate Investment Trust, Inc. (Wells REIT);

(2)	The declaration of dividends for the second quarter of 2003;

(3)	Revisions to the “ERISA Considerations – Annual Valuation” section of the prospectus;

(4)	Revisions to the “Description of Real Estate Investments” section of the prospectus to describe the acquisition of a 25-story office building in Detroit, Michigan (150 West Jefferson Detroit Building);

(5)	Revisions to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus;

(6)	Updated audited financial statements of the Wells REIT;

(7)	Updated unaudited prior performance tables; and

(8)	Unaudited pro forma financial statements of the Wells REIT reflecting the acquisition of the 150 West Jefferson Detroit Building.

Status of the Offering

We commenced our initial public offering of common stock on January 30, 1998. Our initial public offering was terminated on December 19, 1999. We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares in our initial public offering. We commenced our second offering of common stock on December 20, 1999. Our second public offering was terminated on December 19, 2000. We received approximately $175,229,193 in gross offering proceeds from the sale of 17,522,919 shares in our second public offering. We commenced our third public offering of common stock on December 20, 2000. Our third public offering was terminated on July 26, 2002. We received approximately $1,282,976,865 in gross offering proceeds from the sale of 128,297,687 shares in our third public offering.

Pursuant to the prospectus, we commenced our fourth public offering of common stock on July 26, 2002. As of March 31, 2003, we had received additional gross proceeds of approximately $1.0 billion from the sale of approximately 101.4 million shares in our fourth public offering. Accordingly, as of March 31, 2003, we had received aggregate gross offering proceeds of approximately $2.6 billion from the sale of approximately 260.5 million shares in all of our public offerings. After payment of approximately $90.0 million in acquisition and advisory fees and acquisition expenses, payment of $291.4 million in selling commissions and organization and offering expenses, and common stock redemptions of approximately $33.9 million pursuant to our share redemption program, as of March 31, 2003, we had raised aggregate net offering proceeds available for investment in properties of

1

approximately $2.2 billion, out of which approximately $2.1 billion had been invested in real estate properties, and approximately $108.6 million remained available for investment in real estate properties.

Dividends

On March 12, 2003, our board of directors declared dividends for the second quarter of 2003 in the amount of a 7.0% annualized percentage rate return on an investment of $10.00 per share to be paid in June 2003. Our second quarter dividends are calculated on a daily record basis of $0.001922 (0.1922 cents) per day per share on the outstanding shares of common stock payable to stockholders of record of such shares as shown on the books of the Wells REIT at the close of business on each day during the period, commencing on March 16, 2003, and continuing on each day thereafter through and including June 15, 2003.

ERISA Considerations—Annual Valuation

The information contained on page 136 in the “ERISA Considerations—Annual Valuation” section of the prospectus is revised as of the date of this supplement by the deletion of that section in its entirety and the insertion of the following paragraphs in lieu thereof:

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange or are included for quotation on NASDAQ, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of common stock in a corporation in circumstances where the fair market value of the shares is not determined in the marketplace.

We have included in the past and intend to continue to include in the future estimated share values in our annual reports on Form 10-K each year. Currently, we have estimated the value of the shares to be $10 per share, which represents the price per share at which we are currently offering our shares to the public. However, please note that there is no public trading market for the shares at this time, and it is unlikely that you would be able to receive $10 per share if such a market did exist and you sold your shares. In addition, we have not performed an evaluation of our properties and, therefore, this valuation is not based upon the value of our properties, nor does it represent the amount you would receive if our properties were sold and the proceeds distributed to you in a liquidation of the Wells REIT. Such amount would most likely be less than $10 per share as a result of the fact that, at the time we purchase our properties, the amount of funds available for investment in properties is reduced by the approximately 15% to 16% of offering proceeds we raise which is used to pay selling commissions and dealer manager fees, organization and offering expenses and acquisition and advisory fees and expenses.

We previously indicated that we would implement a process by the end of year 2003 to produce estimated valuations of our shares based upon estimating the fair market values of our properties at the end of each year. When we initially determined to implement such a process by the end of 2003, we did not expect we would be continuing to raise substantial new funds through the public offering of our

2

shares in 2003. As noted herein, after the costs associated with raising funds and acquiring properties are taken into account, only approximately 84% to 85% of offering proceeds are available for investment in properties. As a result, so long as we are still in the process of raising significant new funds and acquiring new properties with those funds, it would be expected that, in the absence of other factors affecting property values, our aggregate net asset value would be significantly less than the proceeds of our offerings and may not be the best indicator of the value of shares purchased as a long term income producing investment. Instead, we believe that, during periods in which significant amounts of shares are still being offered and sold to investors, the price paid by such investors may better reflect the estimated value of the shares. Accordingly, as long as we continue to publicly offer our shares, we expect to continue to use the current offering price of our shares as estimated per share value reported in our annual reports on Form 10-K.

Beginning three full fiscal years after we have ceased to sell significant amounts of shares, we will reevaluate the best method to value our shares. Currently, we intend, at that time, to have our advisor begin preparing estimated valuations utilizing the methodology described below and intend to continue to provide reports to plan fiduciaries and IRA trustees and custodians who identify themselves to us and request this information using these valuations. The methodology to be utilized for determining such estimated share values will be for our advisor to estimate the amount a stockholder would receive if our properties were sold at their estimated fair market values at the end of the fiscal year and the proceeds from such sales (without reductions for selling expenses and other costs) were distributed to the stockholders in liquidation. While, in connection with the advisor’s estimated valuations, the advisor will be obtaining a third party opinion that its estimates of value are reasonable, due to the expense involved in obtaining annual appraisals for all of our properties, we do not anticipate that actual appraisals will be obtained. These estimated values for our shares will also be reported in our annual reports on Form 10-K.

You should be cautioned that such valuations will be estimates only and will be based upon a number of assumptions that may not be accurate or complete. As set forth above, we do not anticipate obtaining appraisals for our properties and, accordingly, the advisor’s estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. In addition, property values are subject to change and can always decline in the future. For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their valuation and annual reporting responsibilities. Further, we cannot assure you:

•	that the estimated values our advisor prepares could or will actually be realized by us or by our stockholders upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	that you would be able to realize estimated net asset values if you were to attempt to sell your shares; or

•	that the estimated values, or the method used to establish such values, would comply with the ERISA or IRA requirements described above.

3

Description of Properties

As of March 31, 2003, we had purchased interests in 74 real estate properties located in 23 states. Below is a description of our recent real property acquisition.

150 West Jefferson Detroit Building

On March 31, 2003, Wells Operating Partnership, L.P. (Wells OP), a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of the Wells REIT, purchased a 25-story office building containing approximately 505,417 rentable square feet located at 150 West Jefferson Avenue, downtown Detroit, Michigan (150 West Jefferson Detroit Building) for a purchase price of $93,750,000, from 150 West Jefferson Partners LLC (Seller). Seller is not in any way affiliated with the Wells REIT, Wells OP or Wells Capital, Inc., our advisor.

The 150 West Jefferson Detroit Building was built in 1989 and is located on a 1.527-acre tract of land at 150 West Jefferson Avenue in downtown Detroit, Michigan. The 150 West Jefferson Detroit Building is leased to 17 different tenants. Miller, Canfield, Paddock & Stone (Miller Canfield), Butzel Long PC (Butzel Long) and MCN Energy Group, Inc., formerly known as MCN Corporation (MCN) lease, in the aggregate, approximately 311,285 rentable square feet (61.6%) of the 150 West Jefferson Detroit Building. The other 14 tenants lease approximately 190,863 rentable square feet (37.8%) of the 150 West Jefferson Detroit Building for an aggregate annual base rent payable of approximately $3,900,000. Approximately 3,269 rentable square feet (0.6%) of the 150 West Jefferson Detroit Building is vacant.

Approximately 129,902 rentable square feet of the 150 West Jefferson Detroit Building (25.7%) is leased to Miller Canfield, a law firm with eight offices in the state of Michigan, as well as offices in New York, Florida, Washington, D.C., Canada, and Poland. Miller Canfield, which engages in a variety of practice areas such as litigation, employment, real estate, business and bankruptcy, has approximately 350 attorneys.

The Miller Canfield lease commenced in June 1989 and expires in June 2009, except for the lease of the 14th and 20th floors, which expires in June 2004. The current annual base rent payable under the Miller Canfield lease is $2,335,994. In addition, Miller Canfield leases storage space in the 150 West Jefferson Detroit Building at an annual rate of $38,619. Miller Canfield has the right, at its option, to extend the initial term of its lease for three additional five-year periods at rental rates specified in the Miller Canfield lease, except that Miller Canfield has the right to extend the lease of the 14th and 20th floors for four additional five-year periods. Miller Canfield also has a right of first refusal to lease any additional available space in the 150 West Jefferson Detroit Building. Under the Miller Canfield lease, Miller Canfield is generally responsible for its pro rata share of operating and maintenance costs, including real estate taxes. Wells OP, as the landlord, is also responsible for maintaining and repairing the structural portions and mechanical systems of the 150 West Jefferson Detroit Building.

Approximately 101,147 rentable square feet of the 150 West Jefferson Detroit Building (20.0%) is leased to Butzel Long, a Michigan-based law firm with five offices in Michigan and two offices in Florida. Butzel Long has approximately 200 attorneys and provides services in a wide variety of legal practice areas. Butzel Long serves clients from numerous business sectors, including automotive, manufacturing, banking and financial services, retail and wholesale distribution, insurance, professional services, health care, advertising, media, publishing, technology and computers, marine, transportation, construction, utilities and real estate.

The Butzel Long lease commenced in February 1990 and expires in July 2013. The current annual base rent payable under the Butzel Long lease is $1,770,073. In addition, Butzel Long leases storage space in the 150 West Jefferson Detroit Building at an annual rate of $71,857. Butzel Long has the right, at its option, to extend the initial term of its lease for two additional five-year periods at 95%

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of the then-current market rental rate. Butzel Long also has a right of first refusal to lease any additional available space accessible by the low rise bank of elevators in the 150 West Jefferson Detroit Building. Under the Butzel Long lease, Butzel Long is responsible for its pro rata share of operating and maintenance costs. Wells OP, as the landlord, is also responsible for maintaining and repairing the structural portions and mechanical systems of the 150 West Jefferson Detroit Building.

Approximately 80,236 rentable square feet of the 150 West Jefferson-Detroit Building (15.9%) is leased to MCN, a wholly-owned subsidiary of DTE Energy Company (DTE), as a result of the acquisition by DTE of all of MCN’s stock in May 2001. DTE is a Michigan corporation with corporate headquarters in Detroit, Michigan, and is a leader in the gas and energy service industry. DTE provides approximately 2.1 million customers with electric service and approximately 1.2 million customers with gas service in Michigan. DTE’s three main operating units include energy resources, energy distribution, and gas. MCN, through its primary subsidiary, Michigan Consolidated Gas Company, specializes in the natural gas distribution industry.

The MCN lease commenced in February 1994 and expires in January 2006. The current annual base rent payable under the MCN lease is $1,816,027. MCN has the right, at its option, to extend the initial term of its lease for two additional five-year periods at rental rates specified in the MCN lease. Under the MCN lease, MCN is required to pay for its share of real estate taxes and operating expenses relating to its lease of space on the 10th floor of the 150 West Jefferson Detroit Building. Wells OP, as the landlord, is also responsible for maintaining and repairing the structural portions and mechanical systems of the 150 West Jefferson Detroit Building.

Wells Management will manage the 150 West Jefferson Detroit Building on behalf of Wells OP and will be paid management and leasing fees in the amount of 4.5% of the gross revenues from the 150 West Jefferson Detroit Building, subject to certain limitations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information contained on page 101 in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus is revised as of the date of this supplement by the deletion of that entire section and the insertion of the information below. The following discussion and analysis should also be read in conjunction with our accompanying financial statements and notes thereto.

Forward Looking Statements

This supplement contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of our financial condition, anticipated capital expenditures required to complete certain projects, amounts of anticipated cash distributions to stockholders in the future and certain other matters. Readers of this supplement should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this supplement, which include changes in general economic conditions, changes in real estate conditions, construction costs which may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, inability to invest in properties on a timely basis or in properties that will provide targeted rates of return and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow. (See generally “Risk Factors.”)

REIT Qualification

We have made an election under Section 856 (c) of the Internal Revenue Code of 1986 (Internal Revenue Code) to be taxed as a REIT under the Internal Revenue Code beginning with our taxable year ended December 31, 1998. As a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in

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any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost. Such an event could materially adversely affect our financial position and results of operations. However, management believes that we are organized and operate in a manner which will enable us to qualify for treatment as a REIT for federal income tax purposes during this fiscal year. In addition, management intends to continue to operate the Wells REIT so as to remain qualified as a REIT for federal income tax purposes.

Liquidity and Capital Resources

General

During the fiscal year ended December 31, 2002, we received aggregate gross offering proceeds of $1,340.3 million from the sale of 134.0 million shares of our common stock. After payment of $46.4 million in acquisition and advisory fees and acquisition expenses, payment of $127.3 million in selling commissions, and payment of $20.5 million in organization and offering expenses, and common stock redemptions of $15.4 million pursuant to our share redemption program, we raised net offering proceeds available for investment in properties of $1,130.7 million during the year ended December 31, 2002.

During the fiscal year ended December 31, 2001, we received aggregate gross offering proceeds of $522.5 million from the sale of 52.3 million shares of our common stock. After payment of $18.1 million in acquisition and advisory fees and acquisition expenses, payment of $58.4 million in selling commissions and organization and offering expenses, and common stock redemptions of $4.1 million pursuant to our share redemption program, we raised net offering proceeds available for investment in properties of $441.8 million during the year ended December 31, 2001.

As of December 31, 2002, we had received aggregate gross offering proceeds from all of our offerings of approximately $2,177.9 million from the sale of 217.8 million shares of our common stock to approximately 58,000 investors. After our payment of $75.5 million in acquisition and advisory fees and acquisition expenses, payment of $206.4 million in selling commissions, payment of $40.0 million in organization and offering expenses, capital contributions to joint ventures and property acquisitions expenditures of $1,808.5 million, and common stock redemptions of $20.9 million pursuant to our share redemption program, we were holding net offering proceeds of $26.6 million available for investment in properties, as of December 31, 2002.

The net decrease in cash and cash equivalents of approximately $30.1 million during the year ended December 31, 2002 is primarily the result of the higher level of investment in real estate as compared to the level of fund raising and borrowing during the period. The increase in cash and cash equivalents of $71.3 million during 2001 is primarily the result of higher levels of fund raising and borrowings as compared to the levels of investment in real estate during those periods.

As of December 31, 2002, we owned interests in 72 real estate properties either directly or through interests in joint ventures. These properties are currently generating operating cash flow sufficient to cover our operating expenses and pay dividends to shareholders. We pay dividends on a quarterly basis. Dividends will be paid to investors who are stockholders as of the record dates selected by our board of directors. We currently calculate quarterly dividends based on the daily record and dividend declaration dates; thus, stockholders are entitled to receive dividends immediately upon the purchase of shares. Dividends declared during 2002 and 2001 totaled $0.76 per share in each year. Dividends declared for the fourth quarter of 2002 and the first and second quarters of 2003 were at an annualized rate of $0.70 per share.

Due primarily to the pace of our property acquisitions from late 2001 through 2002, as explained in more detail in the following paragraphs, dividends paid during 2002 in the aggregate amount of

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approximately $105.0 million exceeded Funds From Operations for the year by approximately $3.2 million. Dividends paid during 2002 also exceeded taxable income of $80.5 million and, accordingly, the company exceeded the minimum distribution requirement to be taxed as a REIT for federal income tax purposes.

We continue to acquire properties that meet our standards and quality both in terms of the real estate and the creditworthiness of the tenants. Creditworthy tenants of the type we target are becoming more and more highly valued in the marketplace and, accordingly, there is increased competition in acquiring properties with these creditworthy tenants. As a result, the purchase prices for such properties have increased with corresponding reductions in cap rates and returns on investment. In addition, changes in market conditions have caused our advisor to add to its internal procedures for ensuring the creditworthiness of our tenants before any commitment to buy a property is made. We continue to remain steadfast in our commitment to invest in quality properties that will produce quality income for our stockholders. Accordingly, because of the additional time it now takes in the acquisition process for our advisor to assess tenant credit – plus our commitment to adhere to purchasing properties with tenants that meet our investment criteria – we have been required to lower the dividend yield to our stockholders.

As a result of the factors described in the preceding paragraph, our board of directors declared dividends for the fourth quarter of 2002 and the first and second quarters of 2003 in an amount equal to a 7.0% annualized percentage rate return on an investment of $10 per share.

Dividends to be distributed to our stockholders are determined by our board of directors and are dependent on a number of factors related to the Wells REIT, including funds available for payment of dividends, financial condition, amounts paid for properties, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order to maintain our status as a REIT under the Internal Revenue Code.

Cash Flows From Operating Activities

Our net cash provided by operating activities was $104.6 million, $42.3 million, and $7.3 million for the years ended December 31, 2002, 2001, and 2000, respectively. The increase in net cash provided by operating activities was due primarily to the additional net income generated by 32, 11, and 12 properties acquired during the years ended December 31, 2002, 2001, and 2000, respectively. We do not recognize in operations the full annual effect from the properties during the year of acquisition, as the operations of the properties are only included in operations from the date of acquisition. Operating cash flows are expected to increase as we acquire additional properties in future periods and as we obtain the benefit of a full year of operations for properties acquired during the year ended December 31, 2002.

Cash Flows Used In Investing Activities

Comparison of 2002 vs 2001

Our net cash used in investing activities was $1,362.5 million for the year ended December 31, 2002 compared to $274.6 million for the year ended December 31, 2001. The increase in net cash used in investing activities was due primarily to investments in properties, directly and through contributions to joint ventures, and the payment of related deferred project costs. Investments and related deferred project costs totaled $1,369.5 million and $278.8 million for the years ended December 31, 2002 and 2001, respectively. The increase in investments during the year ended December 31, 2002 was due to our ability to increase investor proceeds and identify property investments meeting our objectives. The investment in real estate assets and joint venture cash outflows were partially offset by distributions from joint ventures of $7.4 million and $4.2 million for the years ended December 31, 2002 and 2001, respectively. The increase in distributions from joint ventures is due to the additional investments in joint

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ventures during the year ended December 31, 2001 in which we recognized a full year’s benefit during the year ended December 31, 2002.

Comparison of 2001 vs 2000

Our net cash used in investing activities was $274.6 million and $249.3 million for the years ended December 31, 2001 and 2000, respectively. The increase in net cash used in investing activities was due primarily to investments in properties directly or through contributions to joint ventures, and the payment of related deferred project costs. Investments and related deferred project costs totaled $278.8 million and $252.8 million for the years ended December 31, 2001 and 2000, respectively. Investments in real estate assets and joint venture cash outflows were partially offset by distributions from joint ventures of $4.2 million and $3.5 million for the years ended December 31, 2001 and 2000, respectively.

Cash flows used in investment in real estate assets and joint ventures in future periods will be dependent upon the availability of funds either through capital contributions raised from the sale of stock or debt facilities and the availability of real estate assets or joint venture investments that meet our investment objectives.

The cash flows provided by joint ventures are expected to increase in 2003, when we recognize a full year of benefit for the 2002 joint venture investments. Increases to cash flows provided by joint venture distributions will be dependent upon whether we invest in additional properties through joint ventures in the future as expected cash flows from existing joint ventures are expected to provide nominal increases based on scheduled rent increases.

Cash Flows From Financing Activities

Comparison of 2002 vs 2001

Our net cash provided by financing activities was $1,227.8 million and $303.5 million for the years ended December 31, 2002 and 2001, respectively. The increase in net cash provided by financing activities was due primarily to the raising of additional capital of $1,340.3 million during the year ended December 31, 2002 compared to $522.5 million during the year ended December 31, 2001. The amounts raised were partially offset by the payment of commissions and offering costs totaling $140.5 million and $58.6 million for the years ended December 31, 2002 and 2001, respectively and redemptions of our stock of $15.4 million and $4.1 million for the years ended December 31, 2002, and 2001, respectively.

Additionally, we obtained funds from financing arrangements totaling $212.9 million and $110.2 million and made debt repayments of $62.8 million and $229.8 million for the years ended December 31, 2002 and 2001, respectively. As a result of our increased operations and activities during the years ended December 31, 2002 and 2001, we paid dividends of $105.0 million and $36.7 million, respectively.

Comparison of 2001 vs 2000

Our net cash provided by financing activities was $303.5 million and $243.4 million for the years ended December 31, 2001 and 2000, respectively. The increase in net cash provided by financing activities was due primarily to the raising of additional capital of $522.5 million during the year ended December 31, 2001 compared to $180.4 million for the year ended December 31, 2000. The amounts raised were partially offset by the payment of commissions and offering costs totaling $58.6 million and $22.4 million for the years ended December 31, 2001 and 2000, respectively, and redemptions of our stock of $4.1 million and $1.4 million for the years ended December 31, 2001 and 2000, respectively.

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Additionally, we obtained funds from financing arrangements totaling $110.2 million and $187.6 million and made debt repayments of $229.8 million and $83.9 million for the years ended December 31, 2001 and 2000, respectively. As a result of our increased operations and activities during the years ended December 31, 2001 and 2000, we paid dividends of $36.7 million and $17.0 million, respectively.

The amounts of cash provided by and used in financing activities in the future will be dependent upon our ability to raise additional funds from investors and from the ability to secure debt facilities for the acquisition of real estate assets in future periods, and may not be comparable to the amounts of cash provided in past periods.

Results of Operations

As of December 31, 2002, our 72 real estate properties were 98.3% leased. Our results of operations have changed significantly for the years ended December 31, 2002, 2001, and 2000, generally as a result of the 32, 11, and 12 property acquisitions during the years ended December 31, 2002, 2001, and 2000, respectively. We expect that rental income, equity income of joint ventures, tenant reimbursements, operating expenses, management and leasing fees, and net income will each increase in future periods as a result of owning real estate assets acquired in 2002 for a full year and as a result of future acquisitions of real estate assets. Due to the average remaining terms of the long-term leases currently in place at our properties, management does not anticipate significant changes in near-term rental revenues from properties currently owned.

Comparison of 2002 vs 2001

Rental income was $107.5 million and $44.2 million for the years ended December 31, 2002 and 2001, respectively. Tenant reimbursements were $19.0 million and $6.8 million for the years ended December 31, 2002 and 2001, respectively. Tenant reimbursements were equivalent to 70% and 63% of the property operating costs for these respective years. The variance in the costs is dependent upon the terms of the lease agreements for the real estate assets in each year.

Equity in income of joint ventures was $4.7 million and $3.7 million for the years ended December 31, 2002 and 2001, respectively. The increase is primarily a result of recognizing a full year of operations in 2002 for the investments in joint ventures made during 2001. Equity in income of joint ventures is expected to increase in future periods as additional investments in joint ventures are made; however, returns from existing joint venture investments are not expected to change materially from the historical results.

Lease termination income was $1.4 million for the year ended December 31, 2002 compared to $0 for the year ended December 31, 2001. The 2002 activity relates to a single lease termination at the Vertex-Sarasota Building (formerly the Andersen Building), in which, in consideration for releasing Arthur Andersen from its obligations to pay rent under the lease, Arthur Andersen paid Wells OP a termination fee of approximately $1.0 million and conveyed to Wells OP an adjacent parcel of land which we valued at $0.4 million.

Interest and other income was $7.0 million and $1.5 million for the years ended December 31, 2002 and 2001, respectively. Of this amount $2.8 million and $0.5 million was attributable to interest on the bonds related to the Ingram Micro and ISS Buildings, which is offset by the related interest expense associated with the bonds. We invest any funds received from stockholders in short-term investments until the funds are invested in real estate asset investments. At certain times during the years ended December 31, 2002 and 2001, we held a significant amount of cash on hand resulting in the relatively high interest income. The level of interest income is dependent upon our ability to find suitable real estate asset investments on a pace consistent with investor proceeds, therefore interest income amounts

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for the years ended December 31, 2002 and 2001, may or may not be indicative of interest income for future periods.

Depreciation expense was $38.8 million and $15.3 million for the years ended December 31, 2002 and 2001, representing 36% and 35%, of rental income for the respective year. The change between periods is generally due to a change in applicable cost of the real estate assets compared to the straight-line revenues generated by the real estate assets. Operating costs were $26.9 million and $10.9 million for the years ended December 31, 2002 and 2001, representing 21% of the sum of the rental income and tenant reimbursements revenue amounts for each year. Management and leasing fees were $5.2 million, and $2.5 million for the years ended December 31, 2002, and 2001, respectively.

General and administrative costs were $3.2 million and $1.2 million for the years ended December 31, 2002 and 2001, respectively, and legal and accounting expenses were $1.0 million and $0.4 million, for the years ended December 31, 2002 and 2001, respectively. The increase in the expenses are attributable to our increased size over the years, but represent 3% of total revenues for each year ended December 31, 2002 and 2001. In the future, such costs as a percentage of total revenues are expected to be materially consistent with the historical periods, but may change as we continue to grow.

Interest expense and amortization of deferred financing costs was $4.6 million and $4.2 million for the years ended December 31, 2002 and 2001, respectively. Of this amount $2.8 million and $0.5 million was attributable to interest on the bonds related to the Ingram Micro and ISS Buildings for the years ended December 31, 2002 and 2001, respectively, which is offset by the related interest income associated with the bonds as noted above. Interest expense is dependent upon the amount of borrowings outstanding during the period as well as the interest rate. Interest expense payable to third parties (excluding the interest on the bonds) for the year ended December 31, 2002 decreased as compared to the year ended December 31, 2001 due to lower average amounts of borrowings outstanding during the periods as well as lower interest rates.

Comparison of 2001 vs 2000

Rental income revenues were $44.2 million and $20.5 million for the years ended December 31, 2001 and 2000, respectively. Tenant reimbursements were $6.8 million and $2.3 million for the years ended December 31, 2001 and 2000, respectively. Tenant reimbursements were equivalent to 63% and 71% of the property operating costs for the respective years. The variance in the cost is dependent upon the terms of the lease agreements for the real estate assets in each year.

Equity in income of joint ventures was $3.7 million and $2.3 million for the years ended December 31, 2001 and 2000, respectively. The increase is due to the investments in joint ventures during 2001 and recognizing a full year of operations for investments in joint ventures during 2000.

Interest and other income was $1.5 million and $0.6 million for the years ended December 31, 2001 and 2000, respectively. Of this amount $0.5 million and $0 during the years ended December 31, 2001 and 2000, respectively was attributable to interest on the bonds related to the Ingram Micro Building, which is offset by the related interest expense associated with the bonds. We invest any funds received from our stockholders in short-term investments until the funds are placed in real estate asset investments. At certain times during the years ended December 31, 2001 and 2000, we held varying amounts of cash on hand resulting in the increases in interest income between years.

Depreciation expense was $15.3 million and $7.7 million for the years ended December 31, 2001 and 2000, representing 35% and 38% of rental income for the respective year. The change between years is generally due to a change in applicable cost of the real estate assets compared to the straight-line revenues generated by the real estate assets. Operating costs were $10.9 million and $3.2 million for the

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years ended December 31, 2001 and 2000, respectively, representing 21% and 14%, respectively, of the sum of the rental income and tenant reimbursements revenue amounts. Management and leasing fees were $2.5 million and $1.3 million for the years ended December 31, 2001 and 2000, respectively.

General and administrative costs were $1.2 million and $0.4 million for the years ended December 31, 2001 and 2000, respectively, and legal and accounting expenses were $0.4 million and $0.2 million for the years ended December 31, 2001 and 2000, respectively. The increase in the expenses are attributable to our increased size, but represent 3% of total revenues for each year ended December 31, 2001 and 2000.

Interest expense and amortization of deferred financing costs was $4.2 million for each of the years ended December 31, 2001 and 2000. Of this amount $0.5 million and $0.0 million was attributable to interest on the bonds related to the Ingram Micro Building for the years ended December 31, 2001 and 2000, respectively, which is offset by the related interest income associated with the bonds as noted above. Interest expense is dependent upon the amount of borrowings outstanding during the period as well as the interest rate. Interest expense payable to third parties (excluding the interest on the bonds) for the years ended December 31, 2001 compared to the year ended December 31, 2000 decreased due to a lower average amount of borrowings outstanding during the year as well as lower interest rates.

Subsequent Events

Sale of shares of our common stock

From January 1, 2003 through March 31, 2003, we had raised approximately $426.8 million through the issuance of 42.7 million shares of our common stock.

Redemptions of our common stock

From January 1, 2003 through March 31, 2003, we redeemed approximately 1.3 million shares of our common stock at an aggregate cost of approximately $12.9 million pursuant to its share redemption program. Our current share redemption plan will allow for redemptions totaling $40 million for the year ending December 31, 2003.

Property Acquisitions

On January 9, 2003, Wells OP purchased two three-story office buildings containing approximately 187,735 aggregate rentable square feet located in Mayfield Heights, Ohio, (the “East Point Buildings”) for a purchase price of $22.0 million, excluding closing costs and acquisition and advisory fees paid to the Advisor. The East Point Buildings, which were built in 2000, are located at 6085 Parkland Boulevard (“East Point I”) and 6095 Parkland Boulevard (“East Point II”) in Mayfield Heights, Cuyahoga County, Ohio. The entire 102,484 rentable square feet of East Point I is leased to Progressive Casualty Insurance Company. East Point II contains approximately 85,251 rentable square feet, of which 70,585 rentable square feet (83%) is currently leased to Austin, Danaher Power Solutions LLC and Moreland Management Co. Approximately 14,666 rentable square feet (17%) of East Point II is vacant.

In connection with the acquisition of the East Point Buildings, we entered into an earn-out agreement, whereby we are required to pay the seller for each new lease fully executed after the date of acquisition of the property but on or before March 31, 2004, or on or before July 31, 2004 if the tenant thereunder is a leasing prospect as defined by the agreement. Payments shall be in the amounts of the anticipated first year’s annual rent less operating expenses with the sum divided by 0.105 and the result reduced by tenant improvement costs related to the space.

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On March 31, 2003, Wells OP purchased a 25-story office building containing approximately 505,417 rentable square feet located in Detroit, Michigan, (the “150 West Jefferson Detroit Building”) for a purchase price of $93.75 million, excluding closing costs and acquisition and advisory fees paid to the Advisor. The 150 West Jefferson Detroit Building, which was built in 1989, is located at 150 West Jefferson Avenue in Detroit, Michigan. Miller, Canfield, Paddock & Stone, Butzel Long PC and MCN Energy Group, Inc., formerly known as MCN Corporation aggregately lease approximately 311,285 rentable square feet of the 150 West Jefferson Detroit Building (61.6%). Approximately 190,863 rentable square feet (37.8%) is leased to an additional 14 tenants. Approximatley 3,269 rentable square feet (0.6%) of the 150 West Jefferson Detroit Building is vacant.

Dividend Declaration

On March 12, 2003, our board of directors declared dividends for the second quarter of 2003 in the amount of a 7.0% annualized percentage return on an investment of $10 per share, payable our shareholders on a daily record basis.

Commitments and Contingencies

Take Out Purchase and Escrow Agreement

We entered into a take out purchase and escrow agreement with an affiliate of our advisor whereby we earn a fee in return for agreeing to purchase any unsold co-tenancy interests related to the Section 1031 exchange program established by an affiliate of our advisor. See Note 8 to our consolidated financial statements included in this supplement for discussion of this potential obligation.

Letters of Credit

We have three unused letters of credit as required by other parties to ensure completion of the our obligations under certain contracts. See Note 8 to our consolidated financial statements included in this supplement for further discussion of the letters of credit.

Property Under Contract

We entered into an agreement to purchase a third building at the ISS Atlanta Buildings development upon completion of construction for $10 million. See Note 8 to our consolidated financial statements included in this supplement for further discussion of the property under contract and related obligations.

Properties Under Construction

We entered into three agreements for the construction and development of certain properties. See Note 8 to our consolidated financial statements included in this supplement for a more detailed discussion of the properties under construction and the related obligation.

Commitments Under Existing Lease Agreements

We entered into lease agreements with tenants that may include provisions that, at the option of the tenants, may require us to incur certain capital costs. See Note 8 to our consolidated financial statements included in this supplement for further discussion of these potential obligations.

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Earn-out Agreements

We entered into a purchase agreement containing an earn-out clause that may result in us being obligated to pay $14.5 million to the seller of a property. See Note 8 to our consolidated financial statements included in this supplement for a more detailed discussion of this potential obligation.

Leasehold Property Obligations

We own certain properties that are subject to ground leases and require us to pay rent in future years. See Note 8 to our consolidated financial statements included in this supplement for further discussion of the lease terms and required payments.

Pending Litigation

We have certain pending litigation related to a dispute over the right to a $750,000 escrow money deposit for a property that was not acquired. See Note 8 to our consolidated financial statements included in this supplement for further discussion of the litigation.

Funds from Operations

Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts (NAREIT), generally means net income, computed in accordance with accounting principles generally accepted in the United States (GAAP) excluding extraordinary items (as defined by GAAP) and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. Management believes that FFO is helpful to investors as a measure of the performance of an equity REIT. However, our calculation of FFO, while consistent with NAREIT’s definition, may not be comparable to similarly titled measures presented by other REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

The following table reflects the calculation of FFO for the three years ended December 31, 2002, 2001, and 2000, respectively:

	December 31, 2002	December 31, 2001	December 31, 2000
FUNDS FROM OPERATIONS:
Net income	$59,854	$21,724	$8,553
Add:
Depreciation of real assets	38,780	15,345	7,743
Amortization of deferred leasing costs	303	303	351
Depreciation and amortization—unconsolidated partnerships	2,861	3,212	853

Funds from operations (FFO)	$101,798	$40,584	$17,500

WEIGHTED AVERAGE SHARES:
BASIC AND DILUTED	145,633	51,082	21,616

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In order to recognize revenues on a straight line basis over the terms of the respective leases, we recognized straight line revenue of $7.6 million, $2.8 million, and $1.7 million during the years ended December 31, 2002, 2001, and 2000 respectively.

Inflation

The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. However, there are provisions in the majority of tenant leases, which would protect us from the impact of inflation. These provisions include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. However, due to the long-term nature of the leases, the leases may not re-set frequently enough to cover inflation.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied; thus, resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

The critical accounting policies outlined below have been discussed with members of our audit committee. There have been no significant changes in the critical accounting policies, methodology, or assumptions in the current period.

Below is a discussion of the accounting policies that management considers to be critical in that they may require complex judgment in their application or require estimates about matters that are inherently uncertain. Additional discussion of accounting policies that management considers to be significant, including further discussion of the critical accounting policies described below, is presented in Note 2 to our consolidated financial statements included in this supplement.

Investment in Real Estate Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. The estimated useful lives of our assets by class are as follows:

Building	25 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant Improvements	Lease term

In the event that management uses inappropriate useful lives or methods for depreciation, our net income would be misstated.

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Valuation of Real Estate Assets

We continually monitor events and changes in circumstances that could indicate that the carrying amounts of the real estate assets, both operating properties and properties under construction, in which we have an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When indicators of potential impairment are present which indicate that the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, management adjusts the real estate assets to the fair value and recognizes an impairment loss. We have determined that there has been no impairment in the carrying value of real estate assets we held and any unconsolidated joint ventures at December 31, 2002 and 2001.

Projections of expected future cash flows requires management to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property, and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flows and fair value, and could result in the overstatement of our carrying value of real estate assets and net income.

Intangible Lease Asset/Liability

As part of the acquisition of real estate assets, we determine whether an intangible asset or liability related to above or below market leases was acquired as part of the acquisition of the real estate. As a result of adopting the standards, amounts totaling $12.1 million have been recorded as intangible lease assets and $32.7 million have been recorded as intangible lease liabilities, relating to above and below market lease arrangements for properties acquired in 2002. The intangible assets and liabilities are recorded at their estimated fair market values at the date of acquisition, and are amortized over the remaining term of the respective lease to rental income.

The determination of the estimated fair values of the intangible lease asset or liability requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. If inappropriate estimates with regard to these variables are used, misclassification of assets or liabilities and incorrect calculation of depreciation amounts would occur, which would misstate our net income.

Related Party Transactions and Agreements

We have entered into agreements with our advisor and other affiliates, whereby we pay certain fees or reimbursements to our advisor or such affiliates for acquisition and advisory fees, organization and offering costs, sales commissions, dealer manager fees, property management and leasing fees, and reimbursement of operating costs. See Note 12 to our consolidated financial statements included in this supplement for a discussion of the various related party transactions, agreements, and fees.

Conflicts of Interest

Our advisor is also a general partner in and advisor to various Wells Real Estate Funds. As such, there are conflicts of interest in which the advisor, while serving in the capacity as general partner for Wells Real Estate Funds, may be in competition with us in connection with property acquisitions or for tenants in similar geographic markets.

15

Financial Statements

Ernst & Young LLP

The consolidated financial statements of the Wells REIT, as of and for the year ended December 31, 2002, and Schedule III—Real Estate Assets and Accumulated Depreciation as of December 31, 2002, included in this supplement and elsewhere in the registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Arthur Andersen LLP

The consolidated financial statements of the Wells REIT, as of December 31, 2001 and 2000, and for each of the two years in the period ended December 31, 2001, and Schedule III—Real Estate Investments and Accumulated Depreciation as of December 31, 2001, included in this supplement and elsewhere in the registration statement, were audited by Arthur Andersen LLP (Andersen), independent public accountants, as indicated in their report with respect thereto, and are included in this supplement in reliance upon the authority of said firm as experts in giving said report.

Andersen ceased operations during 2002 and, accordingly, has not reissued their report related to previously audited financial statements. Additionally, Andersen has not consented to the use of their report related to previously audited financial statements. Events arising out of the ceased operations of Andersen may adversely affect the ability of Andersen to satisfy any potential claims that may arise out of Andersen’s audits of the financial statements contained in this supplement. In addition, our inability to obtain a consent from Andersen may also adversely affect your ability to pursue potential claims against Andersen.

Prior Performance Tables

The prior performance tables dated as of December 31, 2002, which are included in this supplement and elsewhere in the registration statement, have not been audited.

Unaudited Financial Statements

The pro forma balance sheet of the Wells REIT, as of December 31, 2002 and the pro forma statement of income for the year ended December 31, 2001, which are included in this supplement, have not been audited.

16

17

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders

Wells Real Estate Investment Trust, Inc.

We have audited the accompanying consolidated balance sheet of Wells Real Estate Investment Trust, Inc. and subsidiaries as of December 31, 2002 and the related consolidated statements of income, shareholders’ equity, and cash flows for the year then ended. Our audit also included financial statement Schedule III—Real Estate Assets and Accumulated Depreciation as of December 31, 2002. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit. The financial statements and schedule of Wells Real Estate Investment Trust, Inc. and subsidiary as of December 31, 2001, and for the years ended December 31, 2001 and 2000 were audited by other auditors who have ceased operations, and whose report dated January 25, 2002 expressed an unqualified opinion on those financial statements and schedule before the restatement adjustments and disclosures described in Note 2.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2002 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wells Real Estate Investment Trust, Inc. and subsidiaries at December 31, 2002 and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related 2002 financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed above, the financial statements of Wells Real Estate Investment Trust, Inc. and subsidiary as of December 31, 2001 and for the years ended December 31, 2001 and 2000 were audited by other auditors who have ceased operations. As described in Note 2, these financial statements have been restated. We audited the adjustments described in Note 2 that were applied to restate the 2001 and 2000 financial statements. Our procedures included (a) agreeing the amounts in the restatement adjustments columns to the corresponding accounts maintained in the underlying records of the Company, and (b) testing the application of the adjustments to the historical amounts. In our opinion, such adjustments are appropriate and have been properly applied. Additionally, as described in Note 2, these financial statements have been revised to include disclosure of the number of weighted average shares outstanding for the years ended December 31, 2001 and 2000 on the consolidated statements of income. Our audit procedures with respect to this disclosure included recalculating the number of weighted average shares outstanding for the years ended December 31, 2001 and 2000 by dividing the net income amount previously reported on the consolidated statements of income in 2001 and 2000 by the earnings per share amount previously reported on the consolidated statements of income in 2001 and 2000. In our opinion, the disclosure of the number of weighted average shares outstanding on the consolidated statements of income for the years ended December 31, 2001 and 2000 is appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 financial statements of Wells Real Estate Investment Trust, Inc. and subsidiary other than with respect to such restatement adjustments and disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 and 2000 financial statements taken as a whole.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets”.

/s/    Ernst & Young LLP

Atlanta, Georgia

January 24, 2003

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(The following is a copy of the audit report previously issued by Arthur Andersen LLP in connection with the consolidated financial statements of Wells Real Estate Investment Trust, Inc. (Wells REIT) included in the previous year’s Form 10-K for the fiscal year ended December 31, 2001. This audit report has not been reissued by Arthur Andersen in connection with the filing of the Wells REIT Form 10-K for the fiscal year ended December 31, 2002.)

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying consolidated balance sheets of WELLS REAL ESTATE INVESTMENT TRUST, INC. (a Maryland corporation) AND SUBSIDIARY as of December 31, 2001 and 2000 and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements and the schedule referred to below are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Real Estate Investment Trust, Inc. and subsidiary as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule III—Real Estate Investments and Accumulated Depreciation as of December 31, 2001 is presented for purposes of complying with the Securities and Exchange Commission’s rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/    ARTHUR ANDERSEN LLP

Atlanta, Georgia

January 25, 2002

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WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2002 and 2001

(in thousands, except share amounts)

ASSETS

	2002	2001
REAL ESTATE ASSETS, at cost:
Land	$279,185	$86,247
Buildings and improvements, less accumulated depreciation of $63,594 and $24,814 at December 31, 2002 and 2001, respectively	1,683,036	472,383
Construction in progress	42,746	5,739

Total real estate assets	2,004,967	564,369

INVESTMENTS IN JOINT VENTURES	83,915	77,410

CASH AND CASH EQUIVALENTS	45,464	75,586

RENT RECEIVABLE	19,321	6,003

DEFERRED PROJECT COSTS	1,494	2,977

DUE FROM AFFILIATES	1,961	1,693

PREPAID EXPENSES AND OTHER ASSETS, net	4,407	718

DEFERRED LEASE ACQUISITION COSTS, net	1,638	1,525

INTANGIBLE LEASE ASSET	12,060	—

INVESTMENTS IN BONDS	54,500	22,000

Total assets	$2,229,727	$752,281

20

LIABILITIES AND SHAREHOLDERS’ EQUITY

	2002	2001
LIABILITIES:
Notes payable	$248,195	$8,124
Obligations under capital leases	54,500	22,000
Intangible lease liability	32,697	—
Accounts payable and accrued expenses	24,580	8,727
Due to affiliate	15,975	2,166
Dividends payable	6,046	1,059
Deferred rental income	11,584	662

Total liabilities	393,577	42,738

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP	200	200

SHAREHOLDERS’ EQUITY:
Common shares, $.01 par value; 750,000,000 shares authorized, 217,790,874 shares issued, and 215,699,717 shares outstanding at December 31, 2002 and 125,000,000 shares authorized, 83,761,469 shares issued and 83,206,429 shares outstanding at December 31, 2001	2,178	838
Additional paid-in capital	1,929,381	738,236
Cumulative distributions in excess of earnings	(74,310)	(24,181)
Treasury stock, at cost, 2,091,157 shares at December 31, 2002 and 555,040 shares at December 31, 2001	(20,912)	(5,550)
Other comprehensive loss	(387)	—

Total shareholders’ equity	1,835,950	709,343

Total liabilities and shareholders’ equity	$2,229,727	$752,281

See accompanying notes.

21

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

(in thousands, except per share amounts)

	2002	2001	2000
REVENUES:
Rental income	$107,526	$44,204	$20,505
Tenant reimbursements	18,992	6,830	2,318
Equity in income of joint ventures	4,700	3,721	2,294
Lease termination income	1,409	—	—
Interest and other income	7,001	1,521	574

	139,628	56,276	25,691

EXPENSES:
Depreciation	38,780	15,345	7,743
Interest expense	4,638	4,181	4,200
Property operating costs	26,949	10,901	3,206
Management and leasing fees	5,155	2,507	1,310
General and administrative	3,244	1,169	439
Legal and accounting	1,008	449	240

	79,774	34,552	17,138

NET INCOME	$59,854	$21,724	$8,553

EARNINGS PER SHARE:
Basic and diluted	$0.41	$0.43	$0.40

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted	145,633	51,082	21,616

See accompanying notes.

22

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

(in thousands, except per share amounts)

	Common Stock		Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Retained Earnings	Treasury Stock		Other Comprehensive Income	Total Shareholders’ Equity
	Shares	Amount				Shares	Amount
BALANCE, December 31, 1999	13,471	$135	$117,738	$(1,857)	$—	—	$—	$—	$116,016
Issuance of common stock	18,039	180	180,207	—	—	—	—	—	180,387
Treasury stock purchased	—	—	—	—	—	(141)	(1,413)	—	(1,413)
Dividends ($0.73 per share)	—	—	—	(7,276)	(8,553)	—	—	—	(15,829)
Sales commissions and dealer manager fees	—	—	(17,003)	—	—	—	—	—	(17,003)
Other offering costs	—	—	(5,369)	—	—	—	—	—	(5,369)
Net income	—	—	—	—	8,553	—	—	—	8,553

BALANCE, December 31, 2000	31,510	315	275,573	(9,133)	—	(141)	(1,413)	—	265,342

Issuance of common stock	52,251	523	521,994	—	—	—	—	—	522,517
Treasury stock purchased	—	—	—	—	—	(414)	(4,137)	—	(4,137)
Dividends ($0.76 per share)	—	—	—	(15,048)	(21,724)	—	—	—	(36,772)
Sales commissions and dealer manager fees	—	—	(49,246)	—	—	—	—	—	(49,246)
Other offering costs	—	—	(10,085)	—	—	—	—	—	(10,085)
Net income	—	—	—	—	21,724	—	—	—	21,724

BALANCE, December 31, 2001	83,761	838	738,236	(24,181)	—	(555)	(5,550)	—	709,343

Issuance of common stock	134,030	1,340	1,338,953	—	—	—	—	—	1,340,293
Treasury stock purchased	—	—	—	—	—	(1,536)	(15,362)	—	(15,362)
Dividends ($0.76 per share)	—	—	—	(50,129)	(59,854)	—	—	—	(109,983)
Sales commissions and dealer manager fees	—	—	(127,332)	—	—	—	—	—	(127,332)
Other offering costs	—	—	(20,476)	—	—	—	—	—	(20,476)
Components of comprehensive income:
Net income	—	—	—	—	59,854	—	—	—	59,854
Loss on interest rate swap	—	—	—	—	—	—	—	(387)	(387)
Comprehensive income									59,467

BALANCE, December 31, 2002	217,791	$2,178	$1,929,381	$(74,310)	$—	(2,091)	$(20,912)	$(387)	$1,835,950

23

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

(in thousands)

	2002	2001	2000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$59,854	$21,724	$8,553

Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of joint ventures	(4,700)	(3,721)	(2,294)
Depreciation	38,780	15,345	7,743
Amortization of deferred financing costs	845	770	233
Amortization of deferred lease acquisition costs	303	303	351
Land received in lease termination	(430)	—	—
Write-off of deferred lease acquisition costs	—	62	—
Changes in assets and liabilities:
Rent receivable	(13,318)	(2,222)	(2,458)
Due from affiliates	(185)	11	(436)
Prepaid expenses and other assets, net	(3,248)	3,246	(6,827)
Accounts payable and accrued expenses	15,853	6,561	1,942
Deferred rental income	10,922	280	146
Due to affiliates	(104)	(10)	367

Total adjustments	44,718	20,625	(1,233)

Net cash provided by operating activities	104,572	42,349	7,320

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in real estate assets	(1,308,759)	(227,934)	(231,518)
Contributions to joint ventures	(8,910)	(33,691)	(15,064)
Investment in intangible lease asset	(12,060)	—	—
Deferred project costs paid	(39,797)	(17,220)	(6,264)
Deferred lease acquisition costs paid	(400)	—	—
Distributions received from joint ventures	7,388	4,239	3,529

Net cash used in investing activities	(1,362,538)	(274,606)	(249,317)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	212,906	110,243	187,633
Repayments of notes payable	(62,835)	(229,782)	(83,899)
Dividends paid to shareholders	(104,996)	(36,737)	(16,971)
Issuance of common stock	1,340,293	522,517	180,387
Treasury stock purchased	(15,362)	(4,137)	(1,413)
Sales commissions and dealer manager fees paid	(127,332)	(49,246)	(17,003)
Other offering costs paid	(13,156)	(9,313)	(5,369)
Deferred financing costs paid	(1,674)	—	—

Net cash provided by financing activities	1,227,844	303,545	243,365

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(30,122)	71,288	1,368

CASH AND CASH EQUIVALENTS, beginning of year	75,586	4,298	2,930

CASH AND CASH EQUIVALENTS, end of year	$45,464	$75,586	$4,298

See accompanying notes.

24

WELLS REAL ESTATE INVESTMENT TRUST, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002, 2001 AND 2000

1.    Organization

Wells Real Estate Investment Trust, Inc. (the “Company”) is a Maryland corporation that qualifies as a real estate investment trust (“REIT”). The Company was incorporated in 1997 and commenced operations on June 5, 1998.

The Company engages in the acquisition and ownership of commercial real estate properties, throughout the United States, including properties which are under construction, are newly constructed or have operating histories. At December 31, 2002, the Company has invested in commercial and industrial real estate assets, either directly or through joint ventures with real estate limited partnership programs sponsored by Wells Capital, Inc. (the “Advisor”) or its affiliates.

Substantially all of the Company’s business is conducted through Wells Operating Partnership, L.P., (“Wells OP”), a Delaware limited partnership, and its subsidiaries. Wells OP was formed to acquire, develop, own, lease, and operate real properties on behalf of the Company, either directly, through wholly-owned subsidiaries, or through joint ventures. The Company is the sole general partner in Wells OP and possesses full legal control and authority over the operations of Wells OP. In addition, the Company owns Wells REIT-Independence Square, LLC (“Wells REIT-Independence”), a single member Georgia limited liability company. Wells REIT-Independence was formed for the purpose of acquiring two office buildings located in Washington, D.C. (the “NASA Buildings”). Wells OP, and its subsidiaries, and Wells REIT-Independence comprise the Company’s subsidiaries.

The Company has initiated four offerings of the Company’s stock as follows:

Offering #	Date Commenced	Termination Date	Gross Proceeds	Shares Issued
1	January 30, 1998	December 19, 1999	$ 132.2 million	13.2 million
2	December 20, 1999	December 19, 2000	$ 175.2 million	17.5 million
3	December 20, 2000	July 26, 2002	$ 1,283.0 million	128.3 million
4	July 26, 2002	Offering will terminate on or before July 25, 2004	$ 587.5 million (through December 31, 2002)	58.8 million (through December 31, 2002)

Total as of December 31, 2002			$ 2,177.9 million	217.8 million

After payment of $75.5 million in acquisition and advisory fees and acquisition expenses to the Advisor, payment of $206.4 million in selling commissions, payment of $40.0 million in organization and offering expenses to the Advisor, investment in real estate assets and joint ventures of $1,808.5 million, and common stock redemptions of $20.9 million pursuant to the Company’s share redemption program, the Company was holding net offering proceeds of approximately $26.6 million available for investment in properties at December 31, 2002.

25

The Company’s stock is not listed on a national exchange. However, the Company’s Articles of Incorporation currently require that, in the event that the Company’s stock is not listed on a national exchange by January 30, 2008, the Company must begin liquidating its investments and distributing the resulting proceeds to the shareholders.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, Wells OP and its subsidiaries, and Wells REIT-Independence. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with the Company. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Investments in Joint Ventures

The Company and its subsidiaries do not consolidate investments in ventures in which the Company or a subsidiary does not control the venture, including joint ventures requiring consent of both partners for all major decisions, regardless of whether the Company or a subsidiary owns a majority interest in the venture. These investments are accounted for using the equity method of accounting, whereby original investments are recorded at cost, and subsequently adjusted for contributions, distributions, and the investor’s share of income or losses of the joint ventures. Allocations of income and loss and distributions by the joint ventures are made in accordance with the terms of the individual joint venture agreements. Generally, these items are allocated in proportion to the partners’ respective ownership interests, which approximates economic ownership. Generally, cash distributions are made from the joint ventures to the investor on a quarterly basis.

Real Estate Assets

Real estate assets are stated at cost, less accumulated depreciation. Amounts capitalized to real estate assets consist of the cost of acquisition or construction, and any tenant improvements or major improvements and betterments which extend the useful life of the related asset. All repairs and maintenance are expensed as incurred. Additionally, the Company capitalizes interest when development of a real estate asset is in progress. Approximately $0.8 million, $0.1 million, and $0.2 million of interest was capitalized for the years ended December 31, 2002, 2001, and 2000, respectively.

The estimated useful lives of the Company’s real estate assets by class are as follows:

Building	25 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant Improvements	Lease term

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Management continually monitors events and changes in circumstances that could indicate that carrying amounts of real estate assets may not be recoverable. When indicators of potential impairment are present, management assesses the recoverability of the assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future cash flows expected from the use and eventual disposition of the asset. In the event the expected undiscounted future cash flows do not exceed the carrying value, management adjusts the real estate assets to the fair value and recognizes an impairment loss. Management has determined that there has been no impairment in the carrying value of real estate assets held by the Company, its subsidiaries, and any unconsolidated joint ventures to date.

Effective January 1, 2002, the Company adopted the Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS 144”), which supersedes Statement of Financial Accounting Standards No. 121 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” (“SFAS 121”) and Accounting Principles Board No. 30 “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual or Infrequently Occurring Events or Transactions,” with regard to impairment assessment and discontinued operations respectively. In the current year, adoption of this standard did not have a significant impact on the Company, as SFAS 144 did not significantly change the measurement criteria for impairment under SFAS 121 and no properties were disposed of in the current year resulting in discontinued operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consists of investments in money market accounts. At December 31, 2002 and 2001, there are no restrictions on the use of the Company’s cash.

Rent Receivable

Receivables are recognized and carried at original amount earned less a provision for any uncollectible amounts, which approximates fair value. An allowance for uncollectible amounts is made when collection of the full amount is no longer probable. Bad debt expense was $0.1 million, $0.0 million, and $0.0 million for the years ended December 31, 2002, 2001, and 2000, respectively.

Deferred Project Costs

The Company pays certain fees to the Advisor with regard to the acquisition of properties which are capitalized to the cost of the properties and depreciated on the same basis and over the respective useful life of the related asset. Deferred project costs represent costs incurred for properties to be acquired.

Prepaid Expenses and Other Assets, net

Prepaid expenses and other assets include deferred financing costs, prepaid property operating expenses, earnest money amounts, and purchase price escrows. Deferred financing costs are capitalized and amortized to interest expense on a straight-line basis over the terms of the related financing arrangement. Accumulated amortization of deferred financing costs totaled $1.2 million and $1.0 million at December 31, 2002 and 2001, respectively.

Deferred Lease Acquisition Costs

Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related lease. Accumulated amortization of deferred lease acquisition costs totaled $0.8 million and $0.5 million at December 31, 2002 and 2001, respectively. The related amortization expense for

27

deferred lease acquisition costs was $0.3 million, $0.3 million and $0.4 million for the years ended December 31, 2002, 2001, and 2000, respectively, which is included in management and leasing fees in the consolidated statements of income.

Intangible Lease Asset/Liability

On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 141 “Business Combinations,” and Statement of Financial Accounting Standards No. 142 “Goodwill and Intangibles”. These standards govern business combinations and asset acquisitions, and the accounting for acquired intangibles. As part of the acquisition of real estate assets, the Company determines whether an intangible asset or liability related to above or below market leases was acquired as part of the acquisition of the real estate. As a result of adopting the standards, amounts totaling $12.1 million have been recorded as intangible lease assets and $32.7 million have been recorded as intangible lease liabilities, relating to above and below market lease arrangements for properties acquired in 2002. The intangible assets and liabilities are recorded at their estimated fair market values at the date of acquisition, and are amortized over the remaining term of the respective lease to rental income. The weighted average amortization period for the intangible lease assets and liabilities was approximately 10 years and 9 years, respectively. These intangibles will be amortized as follows:

For the year ending December 31:	Intangible Lease Asset (000s)	Intangible Lease Liability (000s)
2003	$1,909	$4,144
2004	1,909	4,144
2005	1,807	4,144
2006	677	3,602
2007	677	2,842
Thereafter	5,081	13,821

	$12,060	$32,697

Investments in Bonds and Obligations Under Capital Leases

As a result of certain purchase transactions, the Company has acquired investments in bonds and certain obligations under capital leases. The Company records the bonds and obligations under capital leases at the amounts the Company expects to pay and receive. Because the Company is obligated to pay the indebtedness evidenced by the bonds, the Company has recorded these obligations as liabilities; however, since the Company is also the owner of the bonds, the bonds are carried on the Company’s books as assets. The related offsetting interest amounts are recorded as interest income and interest expense in the period that the amounts accrue. See Note 5 for a more detailed discussion of the bonds and obligations under capital leases.

Notes Payable

All loans are measured at the stated principal amount, which approximates fair value. Interest is charged to interest expense as it accrues, except for interest qualifying for capitalization relating to properties under development.

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Dividends Payable and Distribution Policy

The Company will make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 90% of the Company’s taxable income. The Company intends to make regular quarterly distributions to shareholders. Currently, dividends are declared in advance of the quarter to which they relate based on a daily rate for the upcoming quarter. Thus, shareholders are entitled to receive dividends immediately upon purchase of shares.

Dividends to be distributed to the shareholders are determined by the board of directors of the Company and are dependent upon a number of factors relating to the Company, including funds available for payment of dividends, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order to maintain the Company’s status as a REIT under the Internal Revenue Code.

Offering and Related Costs

Offering costs are charged by the Advisor for costs incurred by the Advisor for raising capital for the Company. Such costs include legal and accounting fees, printing costs, sales, promotional, and other offering costs. Such costs, as well as sales commissions and dealer manager fees associated with the offering of shares, which are currently 7% and 2.5%, respectively, of gross offering proceeds, are accounted for as a reduction of equity.

Treasury Stock

The Company currently has a share redemption plan in place whereby the Company acquires shares from shareholders, subject to certain limitations. The Company accounts for these share repurchases using the treasury stock method.

Revenue Recognition

All leases on real estate assets held by the Company or its subsidiaries are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursements are recognized as revenue in the period that the related operating cost is incurred and therefore contractually earned and billable pursuant to the terms of the underlying lease. Rents paid in advance, which do not qualify for revenue recognition, are deferred to future periods.

Revenues earned relating to lease termination agreements are recognized at the time the tenant loses the right to lease the space and when the Company has earned the right to receive such payments.

Stock-Based Compensation

The Company has adopted the disclosure provisions in Statement of Financial Accounting Standards No. 123 “Accounting and Disclosure for Stock-Based Compensation” (“SFAS 123”). As permitted by the provisions of SFAS 123, the Company applies Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”) and the related interpretations in accounting for its stock option grants to members of the board of directors, and accordingly, does not recognize compensation cost in the consolidated statements of income but instead provides pro forma disclosure in the notes to the consolidated financial statements. For the years ended December 31, 2002, 2001, and 2000, stock option grants did not have any impact on the consolidated statements of income as the fair value at the date of issue for each grant is estimated at $0.

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Earnings Per Share

Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share. Outstanding stock options and warrants have been excluded from the diluted earnings per share calculation as their impact would be anti-dilutive using the treasury stock method, as the exercise price of the options and warrants exceed the stock offering price.

Financial Instruments

The Company considers its cash, accounts receivable, accounts payable, bonds, obligations under capital leases, notes payable, and interest rate swaps to meet the definition of financial instruments. At December 31, 2002 and 2001, the carrying value of the Company’s financial instruments approximated their fair value. Notes payable bear interest based on variable interest rates that periodically adjust to market or are fixed rate debt that is due within twelve months.

Interest Rate Swap Agreements

On January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) as amended by Statement of Financial Accounting Standards No. 137 “Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of SFAS 133” and Statement of Financial Accounting Standards No. 138 “Accounting for Certain Derivative Instruments and Certain Hedging Activities.” SFAS 133 requires recording all derivative instruments as assets or liabilities, measured at fair value in the consolidated balance sheet. The effect of adopting SFAS 133 did not have a material effect on the Company’s consolidated financial statements.

The Company has entered into certain interest rate swap agreements to minimize the Company’s exposure to increases in interest rates on certain variable interest rate agreements. At the time of entering into the agreement and on an ongoing basis, the Company considers effectiveness of the interest rate swap at hedging the Company’s exposure to interest rate fluctuations. The Company recognizes interest rate swap agreements at fair value at each balance sheet date. If the agreement is deemed to effectively hedge the risk, the corresponding change in value is recorded as an adjustment to other comprehensive income. In the event that the swap is not effective, the corresponding change in fair value of the swap is recorded in the consolidated statements of income. Currently, each interest rate swap agreement entered into by the Company has been deemed effective and therefore reflected as a component of other comprehensive income, with no impact on the consolidated statements of income. The fair value of the swap agreements are included in prepaid and other assets or accounts payable and accrued expenses in the consolidated balance sheets. Net receipts and payments are recognized as adjustments to interest expense.

Income Taxes

The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and has operated as such beginning with its taxable year ended December 31, 1998. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% (95% in 2000) of the REIT’s ordinary taxable income to shareholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service granted the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash

30

available for distribution to shareholders. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT and intends to continue to operate in the foreseeable future in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes. No provision for federal income taxes has been made in the accompanying consolidated financial statements, as the Company made distributions in excess of its taxable income in the years ended December 31, 2002, 2001, and 2000.

Restatement Adjustments and Disclosures

The Company and its joint ventures have historically reported property operating costs net of reimbursements from tenants as an expense in its consolidated statements of income. These costs include property taxes, property insurance, utilities, repairs and maintenance, management fees and other expenses related to the ownership and operation of the Company’s properties that are required to be reimbursed by the properties’ tenants in accordance with the terms of their leases. In response to FASB Emerging Issues Task Force consensus reached in November 2001, the Company and its joint ventures will now present these reimbursements as revenue and the gross property operating costs as expenses. Consequently, the accompanying consolidated statements of income of the Company for the years ended December 31, 2001 and 2000 have been restated to reflect the effects of this revised presentation.

	2001			2000
	As Previously Reported (000s)	Restatement Adjustments (000s)	As Restated (000s)	As Previously Reported (000s)	Restatement Adjustments (000s)	As Restated (000s)
Revenues:
Rental income	$44,204	$—	$44,204	$20,505	$—	$20,505
Tenant reimbursements	—	6,830	6,830	—	2,318	2,318
Equity in income of joint ventures	3,721	—	3,721	2,294	—	2,294
Take out fee	138	(138)	—	—	—	—
Interest and other income	1,246	275	1,521	574	—	574

	49,309	6,967	56,276	23,373	2,318	25,691

Expenses:
Depreciation	15,345	—	15,345	7,743	—	7,743
Interest expense	3,411	770	4,181	3,967	233	4,200
Amortization of deferred financing costs	770	(770)	—	233	(233)	—
Property operating costs	4,129	6,772	10,901	888	2,318	3,206
Management and leasing fees	2,507	—	2,507	1,310	—	1,310
General and administrative	974	195	1,169	439	—	439
Legal and accounting	449	—	449	240	—	240

	27,585	6,967	34,552	14,820	2,318	17,138

Net income	$21,724	$—	$21,724	$8,553	$—	$8,553

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In addition, the condensed combined statements of income disclosed in Note 4 have also been restated to reflect the effects of this revised presentation.

Since this presentation does not impact the amount of reimbursements received or property operating costs incurred and requires equal adjustments to revenues and expenses, the adoption of this guidance will have no impact on the financial position, net income, earnings per share or cash flows of the Company.

Furthermore, the statements of income for the years ended December 31, 2001 and 2000 have been revised to include disclosure of the weighted average shares outstanding for the years ended December 31, 2001 and 2000.

3.    REAL ESTATE ASSETS

The Company owns 100% interests in the following properties as of December 31, 2002. Operating results of the properties are included in the financial statements of the Company from the date of acquisition.

Property Name	Tenant	Lease Expiration	Property Location	Date Acquired	Purchase Price	Square Feet	Annual Rent

Nestle Los Angeles (1)	Nestle USA, Inc. Various other tenants	8/2010	Glendale, CA	12/2002	$157,000,000	505,115	$ $	14,844,799 29,065

Capital One Richmond (2)	Capital One Services, Inc Capital One Services, Inc Capital One Services, Inc.	3/2010 5/2004 2/2010	Glen Allen, VA	11/2002	$28,509,000	225,220		$786,573 913,076 940,249

Caterpillar Nashville	Caterpillar Financial Services Corporation Thoughtworks, Inc Highwoods Properties, Inc	2/2015 5/2005 9/2005	Nashville, TN	11/2002	$61,525,000	312,297	$ $ $	7,384,111 162,944 129,946

NASA	National Aeronautics and Space Administration Office of the Comptroller of the Currency	7/2012 5/2006	Washington, D.C.	11/2002	$345,000,000	948,800	$ $	21,534,124 12,159,948

Daimler Chrysler Dallas	Daimler Chrysler Services North America LLC	12/2011	Westlake, TX	9/2002	$25,100,000	130,290		$2,389,517

Allstate Indianapolis	Allstate Insurance Company Holladay Property Services Midwest, Inc.	8/2012 9/2006	Indianapolis, IN	9/2002	$10,900,000	84,200 5,756	$ $	1,246,164 74,832

Intuit Dallas	Lacerte Software Corporation	6/2011	Plano, TX	9/2002	$26,500,000	166,238		$2,461,985

EDS Des Moines	EDS Information Services LLC	4/2012	Des Moines, IA	9/2002	$26,500,000	405,000		$2,389,500

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Property Name	Tenant	Lease Expiration	Property Location	Date Acquired	Purchase Price	Square Feet	Annual Rent

Federal Express Colorado Springs	Federal Express Corporation	10/2016	Colorado Springs, CO	9/2002	$26,000,000	155,808		$2,248,309

KeyBank Parsippany	KeyBank U.S.A., N.A. Gemini Technology Services	2/2016 12/2013	Parsippany, NJ	9/2002	$101,350,000	200,000 204,515	$ $	3,800,000 5,726,420

IRS Long Island (3)	IRS Collection IRS Compliance IRS Daycare Facility	8/2005 12/2011 9/2004	Holtsville, NY	9/2002	$50,975,000	128,000 50,949 12,100	$ $ $	5,029,380 1,663,200 486,799

AmeriCredit Phoenix (4) (5)	AmeriCredit Financial Services, Inc.	12/2013	Chandler, AZ	8/2002	$24,700,000	153,494		$1,609,315

Harcourt Austin	Harcourt, Inc.	6/2016	Austin, TX	8/2002	$39,000,000	195,230		$3,353,040

Nokia Dallas	Nokia, Inc. Nokia, Inc. Nokia, Inc.	7/2009 12/2010 7/2009	Irving, TX	8/2002	$119,550,000	228,678 223,470 152,086	$ $ $	4,413,485 4,547,614 3,024,990

Kraft Atlanta	Kraft Foods North America, Inc. Perkin Elmer Instruments, LLC	1/2012 11/2016	Suwanee, GA	8/2002	$11,625,000	73,264 13,955	$ $	945,106 198,580

BMG Greenville (1)	BMG Direct Marketing, Inc. BMG Music	12/2010 12/2009	Duncan, SC	7/2002	$26,900,000	473,398 313,380	$ $	1,394,156 763,600

Kerr-McGee (1) (4) (5)	Kerr-McGee Oil & Gas Corporation	8/2014	Houston, TX	7/2002	$15,760,000	100,000		$1,655,000

PacifiCare San Antonio	PacifiCare Health Systems, Inc.	11/2010	San Antonio, TX	7/2002	$14,650,000	142,500		$1,471,700

ISS Atlanta (6)	Internet Security Systems, Inc.	5/2013	Atlanta, GA	7/2002	$40,500,000	238,600		$4,055,985

MFS Phoenix	Massachusetts Financial Services Company	7/2011	Phoenix, AZ	6/2002	$25,800,000	148,605		$2,347,959

TRW Denver	TRW, Inc.	9/2007	Aurora, CO	5/2002	$21,060,000	108,240		$2,871,069

Agilent Boston (7)	Agilent Technologies, Inc.	9/2011	Boxborough, MA	5/2002	$31,742,274	174,585		$3,578,993

Experian/TRW	Experian Information Solutions, Inc.	10/2010	Allen, TX	5/2002	$35,150,000	292,700		$3,701,918

BellSouth Ft. Lauderdale (8)	BellSouth Advertising and Publishing Corporation	7/2008	Ft. Lauderdale, FL	4/2002	$6,850,000	47,400		$765,519

Agilent Atlanta (1)	Agilent Technologies, Inc. Koninklijke Philips Electronics N.V.	9/2011 9/2011	Alpharetta, GA	4/2002	$15,100,000	66,811 34,396	$ $	1,368,289 704,430

Travelers Express Denver	Travelers Express Company, Inc.	3/2012	Lakewood, CO	4/2002	$10,395,845	68,165		$1,012,250

Dana Kalamazoo (9)	Dana Corporation	10/2021	Kalamazoo, MI	3/2002	$41,950,000	147,004		$1,842,800

Dana Detroit (9)	Dana Corporation	10/2021	Farmington Hills, MI	3/2002	$41,950,000	112,480		$2,330,600

Novartis Atlanta (1)	Novartis Opthalmics, Inc.	7/2011	Duluth, GA	3/2002	$15,000,000	100,087		$1,454,765

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Property Name	Tenant	Lease Expiration	Property Location	Date Acquired	Purchase Price	Square Feet	Annual Rent

Transocean Houston	Transocean Deepwater Offshore Drilling, Inc. Newpark Drilling Fluids, Inc.	3/2011 10/2009	Houston, TX	3/2002	$22,000,000	103,260 52,731	$ $	2,103,285 1,153,227

Vertex Sarasota (formerly, Arthur Andersen) (10)	Vertex Tax Technology	10/2009	Sarasota, FL	1/2002	$21,400,000	157,700		$621,257

Windy Point I (11)	TCI Great Lakes, Inc. The Apollo Group, Inc. Global Knowledge Network Various other tenants	11/2009 7/2009 4/2010 Various	Schaumburg, IL	12/2001	$32,225,000	129,157 28,322 22,028 8,884	$ $ $ $	2,128,503 477,226 393,776 141,010

Windy Point II (11)	Zurich American Insurance	8/2011	Schaumburg, IL	12/2001	$57,050,000	300,034		$5,244,594

Convergys	Convergys Customer Management Group, Inc.	9/2011	Tamarac, FL	12/2001	$13,255,000	100,000		$1,279,397

Lucent	Lucent Technologies, Inc.	9/2011	Cary, NC	9/2001	$17,650,000	120,000		$1,854,000

Ingram Micro (6)	Ingram Micro, L.P.	9/2011	Millington, TN	9/2001	$21,050,000	701,819		$2,035,275

Nissan (1) (4) (5)	Nissan Motor Acceptance Corporation	3/2013	Irving, TX	9/2001	$42,259,000	268,290		$4,225,860

IKON	IKON Office Solutions, Inc.	4/2010	Houston, TX	9/2001	$20,650,000	157,790		$2,015,767

State Street	SSB Realty, LLC	3/2011	Quincy, MA	7/2001	$49,563,000	234,668		$6,922,706

Metris Minnesota (1)	Metris Direct, Inc.	12/2011	Minnetonka, MN	12/2000	$52,800,000	300,633		$4,960,445

Stone & Webster	Stone & Webster, Inc. SYSCO Corporation	12/2010 9/2008	Houston, TX	12/2000	$44,970,000	206,048 106,516	$ $	4,533,056 2,130,320

Motorola Plainfield (1)	Motorola, Inc.	10/2010	S. Plainfield, NJ	11/2000	$33,648,156	236,710		$3,324,428

Delphi (1)	Delphi Automotive Systems, LLC	4/2007	Troy, MI	6/2000	$19,800,000	107,193		$1,955,520

Avnet (1) (8)	Avnet, Inc.	4/2010	Tempe, AZ	6/2000	$13,250,000	132,070		$1,516,164

Motorola Tempe (8)	Motorola, Inc.	8/2005	Tempe, AZ	3/2000	$16,000,000	133,225		$2,054,329

ASML (1) (8)	ASM Lithography, Inc.	6/2013	Tempe, AZ	3/2000	$17,355,000	95,133		$1,927,788

Dial (1)	Dial Corporation	8/2008	Scottsdale, AZ	3/2000	$14,250,000	129,689		$1,387,672

Metris Tulsa	Metris Direct, Inc.	1/2010	Tulsa, OK	2/2000	$12,700,000	101,100		$1,187,925

Cinemark (1)	Cinemark USA, Inc. The Coca-Cola Company	12/2009 11/2006	Plano, TX	12/1999	$21,800,000	65,521 52,587	$ $	1,366,491 1,406,268

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Property Name	Tenant	Lease Expiration	Property Location	Date Acquired	Purchase Price	Square Feet	Annual Rent

Videojet Technologies Chicago (1)	Videojet Technologies, Inc.	11/2011	Wood Dale, IL	9/1999	$32,630,940	250,354	$3,376,743

Alstom Power Richmond (4) (1)	Alstom Power, Inc.	7/2007	Midlothian, VA	7/1999	$11,400,000	99,057	$1,244,501

Matsushita (4) (1)	Matsushita Avionics Systems Corporation	1/2007	Lake Forest, CA	3/1999	$18,431,206	144,906	$1,998,768

AT&T Pennsylvania (1)	Pennsylvania Cellular Telephone Corp.	11/2008	Harrisburg, PA	2/1999	$12,291,200	81,859	$1,468,529

Eisenhower Boulevard (formerly, PwC) (1)	IBM (formerly, PricewaterhouseCoopers, LLP)	12/2008	Tampa, FL	12/1998	$21,127,854	130,091	$2,093,382

(1)	Property is security for a debt facility.
(2)	The previous owner has provided a guarantee of the Capital One leases for a specified period subsequent to the acquisition of the buildings, whereby the previous owner agrees to pay any rental shortfall, but also has the right to repurchase one of the buildings under certain terms.
(3)	Excludes space subject to earn-out agreement.
(4)	Includes the actual costs incurred or estimate to be incurred by Company to develop and construct the building in addition to the purchase price of the land.
(5)	The related lease agreement and annual rent for the Americredit Phoenix, Kerr McGee and Nissan Properties do not take effect until construction of the building is completed and the tenant is occupying the building.
(6)	Property is subject to capital lease obligation.
(7)	In connection with the acquisition of the property, the Company assumed the obligation as landlord to provide the tenant $3.4 million for tenant improvements, of which $1.1 million had not been incurred at December 31, 2002.
(8)	Property is subject to operating ground lease obligation.
(9)	Dana Kalamazoo and Dana Detroit were purchased for an aggregate purchase price of $41,950,000.
(10)	At December 31, 2002, 111,000 square feet, or approximately 70%, of the property was vacant and unleased as a result of the Company negotiating a lease termination agreement with the former tenant whereby the Company received approximately $1.0 million in cash and a 1.3 acre tract of land adjacent to the property which is used for parking.
(11)	Windy Point I and Windy Point II were purchased for an aggregate purchase price of $89,275,000.

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4.	INVESTMENTS IN JOINT VENTURES

At December 31, 2002, the Company, through its ownership in Wells OP, owns interests in certain properties through joint ventures with affiliates as outlined below:

Joint Venture	Joint Venture Partners	Ownership Percentage	Properties Held by Joint Venture
Fund XIII-REIT Joint Venture	Wells OP Wells Real Estate Fund XIII, L.P.	61%	AmeriCredit Building ADIC Buildings John Wiley Building

Fund XII-REIT Joint Venture	Wells OP Wells Real Estate Fund XII, L.P.	55%	Siemens Building AT&T Oklahoma Buildings Comdata Building

Fund XI-XII-REIT Joint Venture	Wells OP Wells Real Estate Fund XI, L.P. Wells Real Estate Fund XII, L.P.	57%	EYBL CarTex Building Sprint Building Johnson Matthey Building Gartner Building

Fund IX-X-XI-REIT Joint Venture	Wells OP Wells Real Estate Fund IX, L.P. Wells Real Estate Fund X, L.P. Wells Real Estate Fund XI, L.P.	4%	Alstom Power Knoxville Building Ohmeda Building Interlocken Building Avaya Building Iomega Building

Wells/Freemont Associates Joint Venture (the “Freemont Joint Venture”)	Wells OP Fund X-XI Joint Venture	78%	Fairchild Building

Wells/Orange County Associates Joint Venture (the “Orange County Joint Venture”)	Wells OP Fund X-XI Joint Venture	44%	Cort Building

Fund VIII-IX-REIT Joint Venture	Wells OP Fund VIII-IX Joint Venture	16%	Quest Building

Details of the properties owned by the Company through Wells OP’s joint venture investments are as follows.

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Property Name	Tenant	Lease Expiration	Property Location	Date Acquired	Purchase Price	Square Feet	Annual Rent

John Wiley Indianapolis (1)	John Wiley & Sons, Inc. United Student Aid Funds, Inc. Robert Half International, Inc.	10/2009 7/2005 4/2005	Fishers, IN	12/2002	$17,450,000	141,047	$ $ $	1,940,892 223,401 55,500

ADIC (1)	Advanced Digital Information Corporation	10/2011	Parker, CO	12/2001	$12,954,213	148,204		$1,247,137

AmeriCredit (1)	AmeriCredit Financial Services Corporation	6/2011	Orange Park, FL	7/2001	$12,500,000	85,000		$1,336,200

Comdata (1)	Comdata Network, Inc.	5/2016	Brentwood, TN	5/2001	$24,950,000	201,237		$2,458,638

AT&T Oklahoma (1)	AT&T Corp. Jordan Associates, Inc.	8/2010 12/2008	Oklahoma City, OK	12/2000	$15,300,000	103,500 25,000	$ $	1,242,000 294,504

Quest (1)	Quest Software, Inc.	1/2004	Irvine, CA	7/2000	$7,193,000	65,006		$1,287,119

Siemens (1)	Siemens Automotive Corp.	8/2010	Troy, MI	5/2000	$14,265,000	77,054		$1,374,643

Gartner (1)	The Gartner Group, Inc.	1/2008	Ft. Myers, FL	9/1999	$8,320,000	62,400		$830,656

Johnson Matthey (1)	Johnson Matthey, Inc.	6/2007	Wayne, PA	8/1999	$8,000,000	130,000		$854,750

Sprint (1)	Sprint Communications Company, L.P.	5/2007	Leawood, KS	7/1999	$9,500,000	68,900		$1,102,400

EYBL CarTex (2)	EYBL CarTex, Inc.	—	Fountain Inn, SC	5/1999	$5,085,000	169,510		—

Cort Furniture (1)	Cort Furniture Rental Corporation	10/2003	Fountain Valley, CA	7/1998	$6,400,000	52,000		$834,888

Fairchild (1)	Fairchild Technologies U.S.A., Inc.	11/2004	Fremont, CA	7/1998	$8,900,000	58,424		$945,564

Avaya (1)	Avaya, Inc.	1/2008	Oklahoma City, OK	6/1998	$5,504,276	57,186		$536,977

Iomega (1)	Iomega Corporation	4/2009	Ogden, UT	7/1998	$5,025,000	108,250		$539,958

Interlocken (3)	GAIAM, Inc. ODS Technologies, L.P. Infocenter	5/2005 9/2003 5/2005	Broomfield, CO	3/1998	$8,275,000	51,975	$ $ $	574,464 205,835 69,840

Ohmeda (1)	Ohmeda, Inc.	1/2005	Louisville, CO	2/1998	$10,325,000	106,750		$1,004,517

Alstom Power Knoxville (1)	Alstom Power, Inc.	11/2007	Knoxville, TN	3/1997	$7,900,000	84,404		$1,059,522

(1)	Property is 100% leased as of December 31, 2002.
(2)	The tenant vacated the space in November 2002 and filed for corporate dissolution in December 2002.
(3)	Property is 75% leased as of December 31, 2002.

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The investment objectives of each joint venture in which Wells OP is a partner are consistent with those of the Company. Wells OP is acting as the initial administrative venturer, as defined in the respective joint venture agreements, of each of the joint ventures included above, and as such, is responsible for establishing policies and operating procedures with respect to the business and affairs of each of these joint ventures. However, approval of the other joint venturers is required for any major decision or any action that materially affects these joint ventures or their real property investments.

Wells OP’s investment balance and percentage ownership in joint ventures at December 31, 2002 and 2001 are summarized as follows:

	2002		2001
	Amount (000s)	Percent	Amount (000s)	Percent
Fund VIII, IX, and REIT Joint Venture	$1,089	16%	$1,189	16%
Fund IX, X, XI, and REIT Joint Venture	1,246	4	1,290	4
Wells/Orange County Associates	2,641	44	2,740	44
Wells/Fremont Associates	6,340	78	6,576	78
Fund XI, XII, and REIT Joint Venture	16,361	57	17,188	57
Fund XII and REIT Joint Venture	29,343	55	30,300	55
Fund XIII and REIT Joint Venture	26,895	61	18,127	68

	$83,915		$77,410

The following is a reconciliation of Wells OP’s investment in joint ventures for the years ended December 31, 2002 and 2001:

	2002 (000s)	2001 (000s)
Investment in joint ventures, beginning of year	$77,410	$44,236
Equity in income of joint ventures	4,700	3,721
Contributions to joint ventures	9,275	35,086
Distributions from joint ventures	(7,470)	(5,633)

Investment in joint ventures, end of year	$83,915	$77,410

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Condensed combined financial information for all joint ventures as of December 31, 2002 and 2001, and for the years ended December 31, 2002, 2001 and 2000 is as follows:

Condensed Combined Balance Sheets

	2002 (000s)	2001 (000s)
Assets:
Real estate assets	$178,637	$166,507
Cash	4,780	4,827
Accounts receivable	2,073	2,139
Other assets	556	692

Total adjustments	$186,046	$174,165

Liabilities and partners’ equity
Accounts payable and accrued expenses	1,071	1,152
Distributions payable	3,777	3,968

Total liabilities	4,848	5,120

Partners’ equity	181,198	169,045

Total liabilities and partners’ equity	$186,046	$174,165

Condensed Combined Statements of Income
	2002 (000s)	2001 (000s)		2000 (000s)
Revenues:
Rental income	$19,167	$15,931		$10,895
Tenant reimbursements (1)	1,849	2,251	(1)	1,768	(1)
Other income	46	105		79

Total revenues	21,062	18,287		12,742

Expenses:
Depreciation	6,470	5,516		3,489
Operating expenses (1)	2,898	2,399	(1)	1,774	(1)
Management and leasing fees	1,123	978		675

Total expenses	10,491	8,893		5,938

Net Income	$10,571	$9,394		$6,804

(1)	Amounts have been restated to reflect tenant reimbursements of $2,251,000 in 2001, and $1,768,000 in 2000 as revenue and gross operating costs as expenses as described in the Restatement Adjustments and Disclosures section of Note 2.

The Company has historically presented the condensed balance sheets, statements of income, statements of partners’ capital, and statements of cash flows for each joint venture investment in the notes to the consolidated financial statements, although such disclosure is not required. In prior years, the joint venture investments had a more significant impact on the financial position and results of operations of the Company. However, with the continued acquisition of properties in the current year, the significance of the joint venture investments has been diluted. Management has determined that inclusion of the information presented in prior years is unnecessary due to the insignificance of the joint ventures as a percentage of total assets and net income.

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5.	INVESTMENTS IN BONDS AND OBLIGATIONS UNDER CAPITAL LEASES

In connection with the purchase of a ground leasehold interest in the Ingram Micro Distribution Facility pursuant to a Bond Real Property Lease dated December 20, 1995 (the “Ingram Bond Lease”), Wells OP acquired an Industrial Development Revenue Note (the “Ingram Bond”) dated December 20, 1995 in the principal amount of $22 million. As part of the same transaction, Wells OP also acquired a Fee Construction Mortgage Deed of Trust Assignment of Rents and Leases (the “Ingram Bond Deed of Trust”), also dated December 20, 1995, which was executed by the Industrial Development Board in order to secure the Ingram Bond. The Ingram Bond Lease expires on December 31, 2026. Beginning in 2006, the Company has the option to purchase the land underlying the Ingram Micro Distribution Facility for $100 plus satisfaction of the indebtedness.

As part of the transaction to acquire a ground leasehold interest in the ISS Atlanta Buildings, Wells OP was assigned Development Authority of Fulton County Taxable Revenue Bonds totaling $32.5 million, which were originally issued in connection with the development of the ISS Atlanta Buildings (the “ISS Bonds”). The ISS Bonds entitle Wells OP to certain property tax abatement benefits. Upon payment of the outstanding balance on the ISS Bonds, on or before the expiration of the ground lease on December 1, 2015, fee title interest to the underlying land will be transferred to Wells OP.

The net carrying value of the ISS Atlanta Buildings and Ingram Micro Building is $62.4 million at December 31, 2002. Depreciation of the assets under capital leases is included with depreciation expense in the consolidated statements of income.

6.	BORROWINGS

The Company has financed its investments, acquisitions, and developments through various lenders as described below. On December 31, 2002 and 2001, the Company had the following amounts outstanding:

Facility	2002 (000s)	2001 (000s)
$110 million Bank of America Line of Credit, accruing interest at LIBOR plus 175 basis points (3.31% at December 31, 2002), requiring interest payments monthly with principal due at maturity (May 11, 2004), collateralized by the Videojet Technologies Chicago Building, the AT&T Pennsylvania Building, the Matsushita Building, the Metris Minnesota Building, the Motorola Plainfield Building, and the Delphi Building	$58,000	$—

$98.138 million SouthTrust Bank Line of Credit, accruing interest at LIBOR plus 175 basis points (3.31% at December 31, 2002), requiring interest payments monthly and principal due at maturity (June 10, 2003); collateralized by the Novartis Building, the Cinemark Building, the Dial Building, the ASML Building, the Alstom Power Richmond Building, the Avnet Building, the Agilent Atlanta Building, and the Eisenhower Boulevard Building (formerly the PWC Building)	61,399	7,655

$90 million note payable to Landesbank Schleswig-Hostein Gironzentrale, Kiel, accruing interest at LIBOR plus 115 basis points, currently locked at 2.53% through July 2, 2003 (2.53% at December 31, 2002), requiring interest payments monthly, with principal due at maturity (December 20, 2006), collateralized by the Nestle Building	90,000	—

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Facility	2002 (000s)	2001 (000s)
$34.2 million construction loan payable to Bank of America, accruing interest LIBOR plus 200 basis points (3.57% at December 31, 2002), requiring interest payments monthly and principal due at maturity (July 30, 2003), collateralized by the Nissan Property (1)	23,149	469
$13.7 million construction loan payable to Bank of America, accruing interest at LIBOR plus 200 basis points (3.57% at December 31, 2002), requiring interest payments monthly, with principal due at maturity (January 29, 2004), collateralized by the Kerr-McGee Property (1)	4,038	—
$8.8 million note payable to Prudential, accruing interest at 8%, requiring interest and principal payments monthly with any unamortized principal due at maturity (December 15, 2003), collateralized by the BMG Buildings	8,709	—
$2.9 million note payable to Prudential, accruing interest at 8.5%, requiring interest payments monthly with principal due at maturity (December 15, 2003), collateralized by the BMG Buildings	2,900	—

Total borrowings	$248,195	$8,124

(1)	The Company has entered into an interest rate swap for this construction loan. Refer to Note 7 for details of the interest rate swap agreements.

The Company’s weighted average interest rate at December 31, 2002 for the aforementioned borrowings was approximately 3.3%. Cash paid for interest, including amounts capitalized was $4.2 million for the year ended December 31, 2002.

The following table summarizes the scheduled aggregate principal repayments, for the five years subsequent to December 31, 2002:

For the year ending December 31:	Amount (000s)
2003	$96,157
2004	62,038
2005	—
2006	90,000
2007	—
Thereafter	—

Total	$248,195

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The debt agreements contain requirements with regard to certain operating and financial covenants, including, but not limited to, maintaining insurance on the properties, distribution limits, and other financial ratios. For the year ended December 31, 2002, the Company was in violation of a debt covenant which limits the amount of the Company’s dividend payments to the Company’s funds from operations for the period. The lender provided a waiver for this violation for the year ended December 31, 2002. The Company’s compliance with this covenant in periods subsequent to December 31, 2002 will be dependent upon the future operations and dividends of the Company. Management projects that distributions will not exceed funds from operations for the year ended December 31, 2003.

7.	INTEREST RATE SWAP AGREEMENTS

The Company has entered into interest rate swap agreements with Bank of America in order to hedge its interest rate exposure on the Bank of America construction loans for the Nissan Property (the Nissan Loan) and the Kerr McGee Property (the Kerr McGee Loan). The interest rate swap agreements involve the exchange of amounts based on a fixed interest rate for amounts based on a variable interest rate over the life of the loan agreement without an exchange of the notional amount upon which the payments are based. The notional amount of both interest rate swaps is the balance outstanding on the construction loan on the payment date.

The interest rate swap for the Nissan Loan became effective January 15, 2002 and terminates on June 15, 2003. The Company, as the fixed rate payer, has an interest rate of 3.9%, plus 200 basis points. Bank of America, the variable rate payer, pays at a rate equal to U.S. dollar LIBOR on the payment date. The result is an effective interest rate of 5.9% on the Nissan Loan.

The interest rate swap for the Kerr McGee Loan became effective September 15, 2002 and terminates on July 15, 2003. The Company as the fixed rate payer has an interest rate of 2.27%, plus 200 basis points. Bank of America, the variable rate payer, pays at a rate equal to U.S. dollar LIBOR on the payment date. The result is an effective interest rate of 4.27% on the Kerr McGee Loan.

For the year ended December 31, 2002, the Company made interest payments totaling approximately $0.2 million under the terms of the interest rate swap agreements. At December 31, 2002, the combined estimated fair value of the interest rate swaps for the Nissan Loan and the Kerr McGee Loan was approximately $(0.4 million).

8.	COMMITMENTS AND CONTINGENCIES

Take Out Purchase and Escrow Agreement

The Advisor and it’s affiliates have developed a program (the “Wells Section 1031 Program”) involving the acquisition by a subsidiary of Wells Management Company (“Wells Exchange”) of income-producing commercial properties and the formation of a series of single member limited liability companies for the purpose of facilitating the resale of co-tenancy interests in such real estate properties to be owned in co-tenancy arrangements with persons (“1031 Participants”) who are seeking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. The acquisition of each of the properties acquired by Wells Exchange will be financed by a combination of permanent first mortgage financing and interim loan financing obtained from institutional lenders.

Following the acquisition of each property, Wells Exchange will attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which will be used to repay a prorata portion of the interim financing. In

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consideration for the payment of a take out fee to Wells OP, and following approval of the potential property acquisition by the Company’s board of directors, it is anticipated that Wells OP will enter into a take out purchase and escrow agreement or similar contract providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property to 1031 Participants, Wells OP will purchase, at Wells Exchange’s cost, any co-tenancy interests remaining unsold at the end of the offering period.

Ford Motor Credit Transaction

As a part of the initial transaction in the Wells Section 1031 Program, and in consideration for the payment of a take out fee in the amount of $0.1 million to the Company, Wells OP entered into a take out purchase and escrow agreement dated April 16, 2001. However, Wells OP was not required to satisfy any of the requirements under the agreement as all co-tenancy interests were sold prior to the extended deadline. The pay off of the loan on April 12, 2002 by Wells Exchange-Federal Drive-Colorado Springs, LLC triggered the release of Wells OP from its prior obligations under the take out agreement. The $0.1 million take out fee was recognized as income in 2001.

Meadow Brook Corporate Park Transaction

The second transaction in the Section 1031 Exchange Program involves the acquisition by Wells Exchange-Meadow Brook Park, Birmingham, LLC (“Wells Exchange-Meadow Brook Park”), a wholly owned subsidiary of Wells Management Company, and resale of co-tenancy interests in two single tenant office buildings each containing approximately 98,216 rentable square feet located in Birmingham, Alabama (“Meadow Brook Corporate Park”) currently under lease agreements with Allstate Insurance Company and Computer Sciences Corporation. Wells Exchange-Meadow Brook Park is currently engaged in the offer and sale of co-tenancy interests in the Meadow Brook Corporate Park to 1031 Participants.

In consideration for the payment of a take out fee in the amount of $0.2 million, which was recognized as income in the year ended December 31, 2002, Wells OP entered into a take out purchase and escrow Agreement relating to the Meadow Brook Corporate Park. Pursuant to the terms of the take out purchase and escrow agreement, Wells OP is obligated to acquire, at Wells Exchange-Meadow Brook Park’s cost ($0.4 million in cash for each 2.9994% co-tenancy interest), any co-tenancy interests in the Meadow Brook Corporate Park that remain unsold on September 30, 2003.

The obligation of Wells OP under the Take Out Purchase and Escrow Agreement relating to Meadow Brook Corporate Park is secured by a line of credit with Bank of America, N.A. (BOA). If, for any reason, Wells OP fails to acquire any of the co-tenancy interests in the Meadow Brook Corporate Park which remain unsold as of September 30, 2003, or if there is otherwise an uncured default under the interim loan, BOA is authorized to draw down on Wells OP’s line of credit in the amount necessary to pay the outstanding balance of the interim loan in full, in which event the appropriate amount of unsold co-tenancy interests in the Meadow Brook Corporate Park would be deeded to Wells OP. Wells OP’s maximum economic exposure in the transaction is $14 million, in which event Wells OP would acquire the Meadow Brook Corporate Park for $14 million in cash plus assumption of the first mortgage financing in the amount of $13.9 million. If Wells Exchange-Meadow Brook Park successfully sells 100% of the co-tenancy interests to 1031 participants, Wells OP will not acquire any interest in the Meadow Brook Corporate Park. If some, but not all, of the co-tenancy interests are sold by Wells Exchange-Meadow Brook Park, Wells OP’s exposure would be less, and it would end up owning an interest in the property in co-tenancy with 1031 Participants who had previously acquired co-tenancy interests in the Meadow Brook Corporate Park from Wells Exchange-Meadow Brook Park.

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Letters of Credit

At December 31, 2002, Wells OP had three unused letters of credit totaling approximately $19.7 million outstanding from financial institutions, consisting of letters of credit of approximately $14.5 million; $4.8 million; and $0.4 million with expiration dates of February 28, 2004; August 12, 2003; and February 2, 2004; respectively. These amounts are not recorded in the accompanying consolidated balance sheet as of December 31, 2002. These letters of credit were required by three unrelated parties to ensure completion of the Company’s obligations under certain earn-out and construction agreements. Management does not anticipate a need to draw on these letters of credit.

Properties Under Contract

At December 31, 2002, the Company has a contract to acquire a third building at the Company’s ISS Atlanta Buildings development upon completion of construction for a fixed purchase price of $10.0 million. The property is currently under construction, with an expected completion date in June 2003.

Commitments Under Existing Lease Agreements

Certain lease agreements include provisions that, at the option of the tenant, the Company may be obligated to expend certain amounts of capital to expand an existing property, construct on adjacent property, or provide other expenditures for the benefit of the tenant, which would then be leased to the tenant upon completion, in favor of additional rental revenue. No such options have been exercised by tenants.

Properties Under Construction

Wells OP has entered into an agreement with an independent third-party general contractor for the purpose of designing and constructing a three-story office building containing 268,290 rentable square feet on the Nissan Property. The construction agreement provides that Wells OP will pay the contractor a fee of $25.3 million for the design and construction of the building, plus $5.6 million for acquisition of the land. Construction commenced in January 2002 and the building was completed in February 2003. Construction was funded through a construction loan with Bank of America (see Note 6). As of December 31, 2002, approximately $25.7 million of costs had been incurred to construct the property, with minimal additional costs incurred subsequently to complete the building.

Wells OP has entered into an agreement with an independent third-party general contractor for the purpose of developing, designing, and constructing the Kerr-McGee Building. The building’s completion is projected for July 2003. Construction is being funded through the construction loan with Bank of America (see Note 6). The total anticipated aggregate of all costs and expenses to be incurred by Wells OP with respect to the acquisition of the Kerr-McGee Property and the planning design, development, construction, and completion of the Kerr-McGee Building will total approximately $15.8 million, plus $2.1 million for acquisition of the land. At December 31, 2002, $5.4 million had been incurred.

Wells OP has entered into an agreement with an independent third-party general contractor for the purpose of designing and constructing the Americredit Phoenix Building. Construction commenced in September 2002 with budgeted costs of $24.7 million with scheduled completion in May 2003. The cost of the underlying land was $2.7 million. Construction is being funded through the use of investor proceeds. As of December 31, 2002, approximately $6.3 million of costs had been incurred to construct the property, with an additional $15.7 million of additional costs anticipated to compete the building.

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Earn-out Agreements

As part of the acquisition of the IRS Building, the Company entered into an agreement whereby the Company is obligated to pay the seller an additional $14.5 million if the Company or the seller locates a suitable tenant and leases the vacant space of the building within 18 months after the date of acquisition of the property, or March 2004. If the space is not leased within this time, the Company is released from any obligation to pay this additional purchase consideration. The 26% of the building that was unleased at the time of acquisition remains unleased at December 31, 2002.

Leasehold Property Obligations

The ASML, Motorola Tempe, Avnet, and Bellsouth Ft. Lauderdale Buildings are subject to certain ground leases with expiration dates of 2082, 2082, 2083, and 2049, respectively. Required payments, under the terms of the leases are as follows at December 31, 2002, in thousands:

Amount (000s)
2003	$ 726
2004	726
2005	726
2006	726
2007	726
Thereafter	92,366

Total	$95,996

Ground rent expense for the years ended December 31, 2002, 2001, and 2000 was approximately $0.7 million, $0.7 million, and $0.5 million, respectively. The net book value of the related land improvements subject to operating leases is $50.3 million at December 31, 2002.

Pending Litigation

In the normal course of business, the Company and its subsidiaries may become subject to litigation or claims. In November 2002, Shoreview Associates LLC (“Shoreview”), the owner of an office building located in Ramsey County, Minnesota that Wells OP had contracted to purchase, filed a lawsuit against Wells OP in state court in Minnesota alleging that Shoreview was entitled to the $750,000 in earnest money that Wells OP had deposited under the contract. Wells OP has filed a counterclaim in the case asserting that it is entitled to the $750,000 earnest money deposit. Procedurally, Wells OP had the case transferred to U.S. District Court in Minnesota, and Shoreview has moved to transfer the case back to state court. The dispute currently remains in litigation. After consultation with legal counsel, management does not believe that a reserve for a loss contingency is necessary.

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9.	SHAREHOLDERS’ EQUITY

General

Under the Company’s Articles of Incorporation, the total number of shares of stock authorized for issuance is 1 billion, consisting of 750 million common shares, 100 million preferred shares, and 150 million shares-in-trust, each as defined by the Company’s Articles of Incorporation as amended and restated on June 26, 2002.

The common shares shall have a par value of $0.01 per share and shall entitle the holders to one vote per share on all matters upon which shareholders, subject to the express terms of any series preferred shares, are entitled to vote pursuant to the Articles of Incorporation.

The Company is authorized to issue one or more series of preferred shares. Prior to the issuance of such shares, the board of directors shall fix the number of shares outstanding to be included in each series, and the designation, preferences, terms, rights, restrictions, limitations and qualifications and terms and conditions of redemption of the shares of each class or series. As of December 31, 2002, the Company has not issued any preferred shares.

In order to ensure that certain ownership restrictions are not violated and the Company’s REIT status is not violated, the Articles of Incorporation of the Company authorize the Company to issue certain shares-in-trust and exchange these for such shares causing violation. Such shares shall be deemed transferred to and held in a trust established on behalf of the violator and administered by the trustee, as defined in the Articles of Incorporation. Such shares-in-trust shall be issued and outstanding stock of the Company and are entitled to the same rights and privileges as all other shares of the same class or series, except that the trust will receive all distributions on such shares, the trustee will be entitled to the vote associated with the shares-in-trust, and shares-in-trust are not transferable. Upon liquidation, such shares-in-trust shall be treated consistently with all other shares of the same class or series. As of December 31, 2002, the Company has not issued any shares-in-trust.

2000 Employee Stock Option Plan

On June 28, 2000, the shareholders approved the 2000 Employee Stock Option Plan of Wells Real Estate Investment Trust, Inc. (the “Employee Option Plan”), which provides for grants of “non-qualified” stock options to be made to selected employees of Wells Capital and Wells Management, subject to the discretion of the Compensation Committee and the limitations of the Employee Option Plan. A total of 750,000 shares have been authorized and reserved for issuance under the Employee Option Plan. At December 31, 2002, no stock options have been granted or exercised under the Employee Stock Option Plan; therefore, 750,000 shares are available for issue.

The exercise price for the employee options shall be the greater of (1) $11.00 per share, or (2) the Fair Market Value, as defined in the Employee Option Plan, of the shares on the date the option is granted. The Compensation Committee has the authority to set the term and vesting period of the stock option except that no option shall have a term greater than five years from the later of (1) the date the Company’s shares are listed on a national securities exchange, or (2) the date the stock option is granted. In the event that the Compensation Committee determines that the potential benefits of the stock options may be inappropriately diluted or enlarged as a result of a certain corporate transaction or event, the Compensation Committee may adjust the number and kind of shares or the exercise price with respect to any option. Upon exercise, the employee agrees to remain in the employment of Wells Capital or Wells Management for a period of one year after the date of grant. No stock option may be exercised if such exercise would jeopardize the Company’s status as a REIT under the Internal Revenue Code. No option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution.

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Independent Director Stock Option Plan

On June 16, 1999, the shareholders approved the Wells Real Estate Investment Trust, Inc. Independent Director Stock Option Plan (“the Independent Director Plan”), which provides for grants of stock to be made to independent non-employee directors of the Company. A total of 100,000 shares have been authorized and reserved for issuance under the Independent Director Plan. At December 31, 2002, 41,000 options have been granted, with 59,000 available to be granted.

Options to purchase 2,500 shares of common stock at the greater of (1) $12 per share or (2) the Fair Market Value, as defined in the Independent Director Plan, are granted upon initially becoming an independent director of the Company, or at the date of the approval of the Independent Stock Option Plan for existing independent directors. Of these shares, 20% are exercisable immediately on the date of grant. An additional 20% of these shares become exercisable on each anniversary following the date of grant for a period of four years. Additionally, effective on the date of each annual meeting of shareholders of the Company, beginning in 2000, each independent director will be granted an option to purchase 1,000 additional shares of common stock. These options are 100% exercisable at the completion of two years of service after the date of grant. All options granted under the Independent Director Plan expire no later than the date immediately following the tenth anniversary of the date of grant and may expire sooner in the event of the disability or death of the independent director or if the independent director ceases to serve as a director. In the event that the potential benefits of the stock options may be inappropriately diluted or enlarged as a result of a certain corporate transaction or event, a corresponding adjustment to the consideration payable with respect to all stock options shall be made. No option may be sold, pledged, assigned or transferred by an independent director in any manner other than by will or the laws of descent or distribution.

A summary of the Company’s stock option activity for the years ended December 31, 2002, 2001, and 2000 is as follows:

	Number	Exercise Price	Exercisable
Outstanding at December 31, 1999	17,500	$12
Granted in 2000	7,000	12

Outstanding at December 31, 2000	24,500	12	7,000
Granted in 2001	7,000	12

Outstanding at December 31, 2001	31,500	12	10,500
Granted in 2002	9,500	12

Outstanding at December 31, 2002	41,000	12	21,500

For SFAS 123 purposes, the fair value of each stock option for 2002, 2001, and 2000 has been estimated as of the date of the grant using the Black-Scholes minimum value method. The weighted average risk-free interest rates assumed for 2002, 2001 and 2000 were 4.57%, 5.05% and 6.45%, respectively. Projected future dividend yields of 7.0%, 7.8% and 7.3% were estimated for the options granted in 2002, 2001, and 2000, respectively. The expected life of an option was assumed to be six, six, and four years for 2002, 2001, and 2000, respectively. Based on these assumptions, the fair value of the options granted during the years ended December 31, 2002, 2001, and 2000 is $0. All options granted have an exercise price of $12 per share. The weighted average contractual remaining life for options that are exercisable at December 31, 2002 was approximately 8.7 years.

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Independent Director Warrant Plan

The Independent Director Warrant Plan (the “Independent Director Warrant Plan”), was approved by the shareholders on June 28, 2000, providing for the issuance of one warrant to purchase common stock for every 25 shares of common stock purchased by the independent director. A total of 500,000 warrants have been authorized and reserved for issuance under the Independent Director Warrant Plan. The exercise price of the warrants shall be $12 per share. No warrant may be sold, pledged, assigned or transferred by an independent director in any manner other than by the laws of descent or distribution. At December 31, 2002, approximately 5,000 warrants have been earned under the Independent Director Warrant Plan, but no warrants have been issued under the Independent Director Warrant Plan.

Dividend Reinvestment Plan

During 1999, the Company’s board of directors authorized a dividend reinvestment plan (the “DRP”), through which common shareholders may elect to reinvest an amount equal to the dividends declared on their common shares into additional shares of the Company’s common stock in lieu of receiving cash dividends. The shares may be purchased at a fixed price per share and participants in the DRP may purchase fractional shares so that 100% of the dividends will be used to acquire shares of the Company’s stock. With respect to such shares, the Company will pay selling commissions of 7%, a dealer manager fee of 2.5%, organization and offering costs of up to 3% of the reinvestment, acquisition and advisory fees and expenses of 3.5% of the purchase price, which is consistent with the costs paid in connection with the current offering of shares of the Company’s common stock. The board of directors, by majority vote, may amend or terminate the DRP for any reason upon 10 days notice to the participants of the DRP.

Share Redemption Program

As the Company’s stock is currently not listed on a national exchange, there is no market for the Company’s stock. As a result, there is risk that a shareholder may not be able to sell the Company’s stock at a time or price acceptable to the shareholder. During 2000, the Company’s board of directors authorized a common stock redemption plan for investors who held the shares for more than one year, subject to the limitation that aggregate shares redeemed under the plan could not exceed the lesser of (i) the amount reinvested in the Company’s common shares through the DRP, less shares already redeemed, or (ii) 3% of the average common shares outstanding during the preceding year. The Company has no obligation to repurchase shares under its share redemption program. Shares redeemed under the share redemption program are purchased by the Company at the amount contributed by the shareholder, including any commissions paid at issuance. During 2002, 2001, and 2000, the Company repurchased 1.5 million; 0.4 million; and 0.1 million of its own common shares at an aggregate cost of $15.3 million; $4.1 million; and $1.4 million, respectively. These transactions were funded with cash on hand and did not exceed any of the foregoing limitations. At the time of such redemption, Wells Investment Securities, Inc. (“WIS”) has refunded to the Company the 2.5% commission earned upon the issuance of such shares. The board of directors, by majority vote, may amend or terminate the Company’s share redemption program at any time.

Dealer Warrant Plan

Under the terms of each offering of the Company’s stock, warrants to purchase shares of the Company’s stock were delivered to WIS. Currently such warrants are issued in book form only and warrant certificates are not issued. For each warrant, the warrant-holder shall have the right to purchase one share from the Company at a price of $12 during the time period beginning one year from the effective date of the respective offering and ending on the date five years after the effective date. Warrants outstanding as of December 31, 2002 for the first, second, third, and fourth offerings to date are approximately 0.5 million, 0.7 million, 4.7 million, and 1.1 million, respectively. As of December 31, 2002, no warrants have been exercised under the plan.

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10.	SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES

Outlined below are significant non-cash transactions for the years ended December 31, 2002, 2001, and 2000:

	2002 (000s)	2001 (000s)	2000 (000s)
Deferred project costs applied to real estate assets	$47,491	$14,321	$5,114

Deferred project costs contributed to joint ventures	$366	$1,395	$628

Deferred project costs applied to lease acquisition costs	$16	$—	$—

Deferred project costs due to affiliate	$7,708	$1,114	$191

Deferred offering costs due to affiliate	$—	$—	$1,291

Reversal of deferred offering costs due to affiliate	$—	$965	$—

Other offering expenses due to affiliate	$8,263	$943	$—

Assumption of obligation under capital lease and related bonds	$32,500	$22,000	$—

Assumption of debt at property acquisition	$90,000	$—	$—

	2002 (000s)	2001 (000s)	2000 (000s)
Acquisition of intangible lease liability	$32,697	$—	$—

Dividends Payable	$6,046	$1,059	$1,025

Due from affiliates	$1,774	$1,693	$250

Write off fully amortized deferred financing costs	$623	$—	$—

11.	INCOME TAX BASIS NET INCOME

The Company’s income tax basis net income for the years ended December 31, 2002, 2001, and 2000 is calculated as follows:

	2002 (000s)	2001 (000s)	2000 (000s)
GAAP basis financial statement net income	$59,854	$21,724	$8,553
Increase (decrease) in net income resulting from:
Depreciation expense for financial reporting purposes in excess of amounts for income tax purposes	17,160	7,347	3,511
Rental income accrued for income tax purposes in excess of (less than) amounts for financial reporting purposes	3,578	(2,735)	(1,822)
Expenses deductible when paid for income tax purposes, accrued for financial reporting purposes	(71)	26	38

Income tax basis net income, prior to dividends paid deduction	$80,521	$26,362	$10,280

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At December 31, 2002, the tax basis carrying value of the Company’s total assets was approximately $2,237.2 million.

12.	RELATED-PARTY TRANSACTIONS

Advisory Agreement

The Company has entered into an Advisory Agreement with the Advisor, which entitles the Advisor to specified fees upon the completion of certain services with regard to the offering of shares to the public and investment of funds in real estate projects. The current Advisory Agreement dated January 30, 2002 has been temporarily extended by the board of directors until May 19, 2003.

The Company pays a percentage of shareholder contributions to the Advisor for acquisition and advisory services and acquisition expenses. These payments, as stipulated in the Company’s current offering prospectus, are limited to 3.5% of shareholder contributions, subject to certain overall operating expense limitations contained in the prospectus. Aggregate fees incurred through December 31, 2002 and 2001 were $75.5 million and $29.1 million, respectively, and approximated 3.5% of shareholder contributions received. As of December 31, 2002, $67.8 million had been paid to the Advisor through December 31, 2002, with $7.7 million payable to the Advisor.

Under the terms of the Advisory Agreement, the Company reimburses the Advisor for organization and offering costs not to exceed 3% of the offering proceeds raised. To the extent that organization and offering costs exceed 3% of gross offering proceeds, offering costs will be paid by the Advisor and not by the Company. As of December 31, 2002 the Advisor had paid fund to date organization and offering expenses on behalf of the Company in the aggregate amount of approximately $40.0 million, which did not exceed the 3% limitation. The Advisor had been reimbursed $31.7 million as of December 31, 2002.

Additionally, the Advisory Agreement provides that if the Advisor provides a substantial amount of the associated services, as determined by the Independent Directors, the Advisor shall earn a disposition fee in the event that properties are disposed of, in the amount of 50% of a competitive real estate commission or 3.0% of the sales price of the property. At December 31, 2002, no such fees had been paid to the Advisor as no properties had been disposed of to date. The disposition fee will be paid only if shareholders have received total dividends in an amount equal to the sum of their aggregate invested capital, plus an 8% return on invested capital.

The Advisory Agreement also provides that the Advisor shall earn an amount equal to 10% of the net sales proceeds remaining after shareholders have received dividends equal to the sum of the shareholders’ invested capital plus an 8% return of invested capital. The Advisor will not earn this fee in the event that the Company’s shares are listed on a national stock exchange. As of December 31, 2002, no such fees have been paid.

If the Company’s shares are listed on a national stock exchange at any future date, the Advisor shall be entitled to an incentive fee in an amount equal to 10.0% of the amount by which (1) the market value of the outstanding stock of the Company as defined in the Advisory Agreement, exceeds (2) the sum of 100% of invested capital and the total dividends required to be paid to the shareholders in order to pay the shareholders an 8.0% return on invested capital from inception through the date of listing. No such amounts have been incurred as of December 31, 2002. In the event the fee is paid to the Advisor following listing, no other performance fee will be paid to the Advisor.

50

Administrative Services Reimbursement

The Company has no direct employees. The employees of the Advisor and Wells Management Company, Inc. (“Wells Management”), an affiliate of the Advisor, perform a full range of real estate services including leasing and property management, accounting, asset management and investor relations for the Company. The related expenses are allocated among the Company and the various Wells Real Estate Funds based on time spent on each entity by individual administrative personnel. The Company was allocated salaries, wages, and other payroll related costs by the Advisor and Wells Management totaling $2.0 million, $0.7 million, and $0.2 million for the years ended December 31, 2002, 2001, and 2000, respectively. These amounts are included in general and administrative expenses in the consolidated statements of income.

Property Management and Leasing Agreements

The Company entered into a property management and leasing agreement with Wells Management. In consideration for supervising the management and leasing of the Company’s properties, the Company will pay management and leasing fees to Wells Management equal to the lesser of (a) 4.5% of the gross revenues generally paid over the life of the lease or (b) 0.6% of the net asset value of the properties (excluding vacant properties) owned by the Company. These management and leasing fees are calculated on an annual basis plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month’s rent. Management and leasing fees incurred for services provided by Wells Management were $5.0 million, $2.5 million, and $1.1 million for the years ended December 31, 2002, 2001, and 2000, respectively.

Dealer Manager Agreement

The Company has entered into a dealer manager agreement, whereby, WIS, performs the dealer manager function for the Company. For these services, WIS earns fees of 7% of the gross proceeds from the sale of the shares of the Company, which is reallocated to participating broker-dealers. Additionally, WIS earns a dealer manager fee of 2.5% of the gross offering proceeds at the time the shares are sold, of which up to 1.5% may be reallowed to the broker-dealer. WIS has elected, although is not obligated, to reduce the dealer manager fee amount in each period by 2.5% of the gross redemptions under the Company’s redemption plan. The amount of such reduction was $0.4 million, $0.1 million, and $0.0 million for the years ended
December 31, 2002, 2001, and 2000, respectively. During the years ended December 31, 2002, 2001, and 2000, the Company incurred commissions and dealer manager fees of $127.3 million, $49.2 million, and $17.0 million, respectively.

51

Due From Affiliates

Due from affiliates included in the consolidated balance sheets at December 31, 2002 and 2001 represents the Company’s share of the cash to be distributed from its joint venture investments for the fourth quarter of 2002 and 2001 and other amounts payable to the Company from other related parties:

	2002 (000s)	2001 (000s)
Fund VIII, IX, and REIT Joint Venture	$48	$47
Fund IX, X, XI, and REIT Joint Venture	21	36
Wells/Orange County Associates	85	84
Wells/Fremont Associates	168	164
Fund XI, XII, and REIT Joint Venture	361	430
Fund XII and REIT Joint Venture	688	681
Fund XIII and REEIT Joint Venture	403	251
Affiliates of the Advisor	187	—

	$1,961	$1,693

Conflict of Interest

The Advisor also is a general partner in various Wells Real Estate Funds. As such, there are conflicts of interest where the Advisor, while serving in the capacity as general partner for Wells Real Estate Funds, may be in competition with the Company in connection with property acquisitions or for tenants in similar geographic markets.

13.	OPERATING LEASES

Virtually all of the Company’s real estate assets are leased to tenants under operating leases for which the terms and expirations vary. The leases frequently have provisions to extend the lease agreement, options for early termination after paying a specified penalty, and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore exposure to credit risk is limited to the extent that the receivables exceed this amount. Security deposits related to tenant leases are included in accounts payable and accrued expenses in the consolidated balance sheets.

The future minimum rental income from the Company’s investment in real estate assets under non-cancelable operating leases, excluding properties under development, at December 31, 2002 is as follows:

Amount (000s)
Year ending December 31:
2003	$195,677
2004	197,680
2005	197,852
2006	192,666
2007	183,494
Thereafter	759,559

$1,726,928

52

No individual tenant accounted for greater than 10% of the rental income for the year ended December 31, 2002. At December 31, 2002, approximately 12% of the future rental amounts are attributable to one tenant, the National Aeronautics and Space Administration.

14.	QUARTERLY RESULTS (UNAUDITED)

Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2002 and 2001, in thousands, except per share data:

	2002 Quarters Ended
	March 31	June 30	September 30	December 31
Revenues	$23,608	$29,402	$34,913	$51,705
Net income	$10,780	$13,756	$15,285	$20,033
Basic and diluted earnings per share (a)	$0.11	$0.11	$0.09	$0.10
Dividends per share (a)	$0.19	$0.19	$0.19	$0.18

	2001 Quarters Ended
	March 31	June 30	September 30	December 31
Revenues	$12,232	$12,468	$13,839	$17,737
Net income	$3,275	$5,039	$6,109	$7,301
Basic and diluted earnings per share (a)	$0.10	$0.12	$0.11	$0.10
Dividends per share (a)	$0.19	$0.19	$0.19	$0.19

(a)	The totals of the four quarterly amounts for the years ended December 31, 2002, and 2001, do not equal the totals for the years then ended. This difference results from rounding differences between quarters.

15.	ECONOMIC DEPENDENCY

The Company is dependent on the Advisor for certain services which are essential to the Company, including the sale of the Company’s shares of common stock available for issue, asset acquisition and disposition decisions and other general administrative responsibilities. Additionally, the Company is dependent upon Wells Management to provide certain property management and leasing services. In the event that these companies were unable to provide the respective services to the Company, the Company would be required to obtain such services from other sources.

The Company is dependent upon the ability of its current tenants to pay their contractual rent amounts as they become due. The inability of a tenant to pay future rental amounts would have a negative impact on the Company. One tenant, the National Aeronautics and Space Administration, represents approximately 12% of the future rental income under non-cancelable leases at December 31, 2002. No other tenants exceed 10% of future rental income. Except for the tenant that has filed for corporate dissolution as discussed in Note 4, the Company is not aware of any reason that its current tenants would not be able to pay their contractual rental amounts as they become due.

53

16.	SUBSEQUENT EVENTS

Sale of Shares of Common Stock

From January 1, 2003 through January 24, 2003, the Company has raised approximately $84.6 million through the issuance of 8.5 million shares of common stock of the Company.

Redemptions of Common Stock

From January 1, 2003 through January 24, 2003, the Company has redeemed approximately 0.5 million shares of common stock of the Company at an aggregate cost of $4.8 million pursuant to its share redemption program. The Company’s current plan allows for redemptions of approximately 4.0 million shares at an aggregate cost of $40.0 million for the year ending December 31, 2003. See Note 9 for a description of the limitations of the Company’s share redemption plan.

Property Acquisitions

On January 9, 2003, Wells OP purchased two three-story office buildings containing approximately 187,735 aggregate rentable square feet located in Mayfield Heights, Ohio, for a purchase price of $22.0 million, excluding closing costs and acquisition and advisory fees paid to the Advisor. The entire 102,484 rentable square feet of East Point I is leased to Progressive Casualty Insurance Company. East Point II contains approximately 85,251 rentable square feet, of which 70,585 is currently leased to Austin, Danaher Power Solutions LLC and Moreland Management Co. Approximately 14,666 rentable square feet (17%) of East Point II is vacant.

In connection with the acquisition of the property, the Company entered into an earn-out agreement whereby the Company is required to pay the seller certain amounts for each new lease fully executed after the date of acquisition of the property but on or before March 31, 2004, or on or before July 31, 2004, if the tenant thereunder is a leasing prospect as defined by the agreement. Payments shall be the anticipated first year’s annual rent less operating expenses with the sum divided by 0.105 and the result reduced by tenant improvement costs related to the space.

54

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

(A MARYLAND CORPORATION)

SCHEDULE III—REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2002

(dollars in thousands)

				Initial Cost		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at December 31, 2002							Life on which Depreciation is Computed
Description	Location	Ownership Percentage	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Construction in Progress	Total	Accumulated Depreciation	Date of Construction	Date Acquired
EISENHOWER BLVD	Tampa, FL	100	(a)	$ 1,460	$19,839	$ 826	$ 1,521	$20,604	$ 0	$22,125	$3,294	1998	12/31/98	20 to 25 years

AT&T—PA	Harrisburg, PA	100	(b)	662	11,836	676	690	12,484	0	13,174	1,905	1998	2/4/99	20 to 25 years

VIDEOJET TECHNOLOGY	Wood Dale, IL	100	(b)	5,000	28,162	1,381	5,208	29,335	0	34,543	3,911	1991	9/10/99	20 to 25 years

CINEMARK	Plano, TX	100	(a)	1,456	20,377	908	1,517	21,224	0	22,741	2,618	1999	12/21/99	20 to 25 years

MATSUSHITA	Lake Forest, CA	100	(b)	4,577	0	13,965	4,768	13,774	0	18,542	3,072	1999	3/15/99	20 to 25 years

ALSTOM POWER —RICHMOND	Midlothian, VA	100	(a)	948	0	9,963	988	9,923	0	10,911	1,542	1999	7/22/99	20 to 25 years

METRIS—OK	Tulsa, OK	100	None	1,150	11,570	541	1,198	12,063	0	13,261	1,404	2000	2/11/00	20 to 25 years

DIAL	Scottsdale, AZ	100	(a)	3,500	10,785	736	3,646	11,375	0	15,021	1,276	1997	3/29/00	20 to 25 years

ASML	Tempe, AZ	100	(a)	0	17,393	731	0	18,124	0	18,124	2,040	1995	3/29/00	20 to 25 years

MOTOROLA TEMPE	Tempe, AZ	100	None	0	16,036	670	0	16,706	0	16,706	1,887	1998	3/29/00	20 to 25 years

AVNET	Tempe, AZ	100	(a)	0	13,272	551	0	13,823	0	13,823	1,421	2000	6/12/00	20 to 25 years

DELPHI	Troy, MI	100	(b)	2,160	16,776	1,811	2,250	18,497	0	20,747	2,117	2000	6/29/00	20 to 25 years

MOTOROLA—NJ	South Plainfield, NJ	100	(b)	9,653	20,495	5,857	10,055	25,950	0	36,005	3,020	2000	11/1/00	20 to 25 years

METRIS—MN	Minnetonka, MN	100	(b)	7,700	45,152	2,211	8,021	47,042	0	55,063	3,882	2000	12/21/00	20 to 25 years

STONE & WEBSTER	Houston, TX	100	None	7,100	37,915	1,889	7,396	39,508	0	46,904	3,260	1994	12/21/00	20 to 25 years

STATE STREET	Quincy, MA	100	None	10,600	38,963	4,348	11,042	40,933	1,936	53,911	2,438	1990	7/30/2001	20 to 25 years

IKON	Houston, TX	100	None	2,735	17,915	990	2,847	18,793	0	21,640	1,002	2000	9/7/2001	20 to 25 years

NISSAN PROPERTY	Irving, TX	100	23,149	5,546	0	25,727	5,567	0	25,706	31,273	0	2002	9/19/2001	20 to 25 years

INGRAM MICRO	Millington, TN	100	22,000	320	20,667	936	333	21,590	0	21,923	1,156	1997	9/26/2001	20 to 25 years

LUCENT	Cary, NC	100	None	7,000	10,650	1,110	7,276	11,484	0	18,760	612	2000	9/28/2001	20 to 25 years

CONVERGYS	Tamarac, FL	100	None	3,500	9,755	792	3,642	10,405	0	14,047	451	2001	12/21/2001	20 to 25 years

WINDY POINT I	Schaumburg, IL	100	None	4,360	29,299	2,735	4,537	31,857	0	36,394	1,380	1999	12/31/2001	20 to 25 years

WINDY POINT II	Schaumburg, IL	100	None	3,600	52,016	3,156	3,746	55,026	0	58,772	2,384	2001	12/31/2001	20 to 25 years

VERTEX SARASOTA	Sarasota, FL	100	None	1,700	19,866	1,291	2,203	20,654	0	22,857	821	1999	1/11/2002	20 to 25 years

TRANSOCEAN HOUSTON	Houston, TX	100	None	845	21,186	887	879	22,039	0	22,918	735	1999	3/15/2002	20 to 25 years

NOVARTIS ATLANTA	Duluth, GA	100	(a)	2,000	13,047	605	2,080	13,572	0	15,652	452	2001	3/28/2002	20 to 25 years

DANA DETROIT	Farmington Hills, MI	100	None	2,208	21,703	973	2,298	22,586	0	24,884	753	1999	3/29/2002	20 to 25 years

DANA KALAMAZOO	Kalamazoo, MI	100	None	963	13,318	753	1,002	14,032	0	15,034	608	1999	3/29/002	20 to 25 years

TRAVELERS EXPRESS	Lakewood, CO	100	None	1,487	9,076	430	1,548	9,445	0	10,993	283	2002	4/10/2002	20 to 25 years

AGILENT ATLANTA	Alpharetta, GA	100	(a)	1,500	13,652	616	1,561	14,207	0	15,768	426	2001	4/18/2002	20 to 25 years

55

				Initial Cost		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at December 31, 2002							Life on which Depreciation is Computed
Description	Location	Ownership Percentage	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Construction in Progress	Total	Accumulated Depreciation	Date of Construction	Date Acquired
BELLSOUTH FT. LAUDERDALE	Ft. Lauderdale, FL	100	None	$1,100	$5,792	$280	$1,145	$6,027	$0	$7,172	181	2001	4/18/2002	20 to 25 years

EXPERIAN/ TRW DALLAS	Allen, TX	100	None	4,000	31,695	1,453	4,163	32,985	0	37,148	880	1982	5/1/2002	20 to 25 years

AGILENT BOSTON	Boxborough, MA	100	None	3,500	31,751	1,296	3,642	29,498	3,407	36,547	787	2002	5/3/2002	20 to 25 years

TRW DENVER	Aurora, CO	100	None	1,325	14,570	6,069	1,397	20,567	0	21,964	548	1997	5/29/2002	20 to 25 years

MFS PHOENIX	Phoenix, AZ	100	None	2,500	23,381	1,054	2,602	24,333	0	26,935	568	2001	6/4/2002	20 to 25 years

ISS ATLANTA	Atlanta, GA	100	32,500	2,700	38,065	1,659	2,810	39,614	0	42,424	792	2001	7/1/2002	20 to 25 years

PACIFICARE SAN ANTONIO	San Antonio, TX	100	None	2,450	12,240	598	2,550	12,738	0	15,288	255	2000	7/12/2002	20 to 25 years

KERR MCGEE HOUSTON	Houston, TX	100	4,038	1,738	0	5,754	2,118	0	5,374	7,492	0	2003	7/29/2002	20 to 25 years

BMG GREENVILLE	Greenville, SC	100	11,609	1,600	25,601	1,087	1,665	26,623	0	28,288	522	1987	7/31/2002	20 to 25 years

KRAFT ATLANTA	Suwanee, GA	100	None	2,700	8,976	475	2,810	9,341	0	12,151	156	2001	7/31/2002	20 to 25 years

NOKIA DALLAS	Irving, TX	100	None	9,100	110,831	4,892	9,470	115,353	0	124,823	1,923	1999	8/15/2002	20 to 25 years

HARCOURT AUSTIN	Austin, TX	100	None	5,860	33,143	1,587	6,098	34,492	0	40,590	575	2001	8/15/2002	20 to 25 years

AMERICREDIT PHOENIX	Chandler, AZ	100	None	2,632	0	6,362	2,671	0	6,323	8,994	0	2003	9/12/2002	20 to 25 years

IRS LONG ISLAND	Holtsville, NY	100	None	4,200	38,716	2,104	4,374	40,646	0	45,020	643	200	9/16/2002	20 to 25 years

KEYBANK PARSIPPANY	Parsippany, NJ	100	None	8,700	92,944	4,137	9,053	96,728	0	105,781	1,290	1985	9/27/2002	20 to 25 years

FEDEX COLORADO SPRINGS	Colorado Springs, CO	100	None	2,100	23,988	1,061	2,185	24,964	0	27,149	333	2001	9/27/2002	20 to 25 years

EDS DES MOINES	Des Moines, IA	100	None	850	25,727	1,082	885	26,774	0	27,659	357	2002	9/27/2002	20 to 25 years

INTUIT DALLAS	Plano, TX	100	None	3,030	23,640	1,089	3,153	24,606	0	27,759	328	2001	9/27/2002	20 to 25 years

ALLSTATE INDIANAPOLIS	Indianapolis, IN	100	None	1,275	9,680	443	1,327	10,071	0	11,398	134	2001	9/27/2002	20 to 25 years

DAIMLER CHRYSLER DALLAS	Westlake, TX	100	None	2,585	22,588	1,010	2,689	23,494	0	26,183	313	2001	9/30/2002	20 to 25 years

NASA	Washington, DC	100	None	80,000	299,188	11,909	82,881	308,216	0	391,097	1,850	1991	11/22/2002	20 to 25 years

CATERPILLAR NASHVILLE	Nashville, TN	100	None	4,900	58,923	1,124	5,101	59,846	0	64,947	380	2000	11/26/2002	20 to 25 years

CAPITAL ONE RICHMOND	Glen Allen, VA	100	None	2,855	25,541	442	2,972	25,866	0	28,838	172	1999	11/26/2002	20 to 25 years

NESTLE LOS ANGELES	Glendale, CA	100	90,000	23,200	134,447	2,751	23,605	136,793	0	160,398	457	1990	12/20/2002	20 to 25 years

Total— 100% REIT Properties			$302,695	$268,630	$1,652,148	$147,783	$279,185	$1,746,630	$42,746	$2,068,561	$63,594

ALSTOM POWER —KNOXVILLE	Knoxville, TN	4%	None	$583	$744	$6,745	$608	$7,464	$0	$8,072	$2,250	1997	3/26/97	20 to 25 years

AVAYA	Oklahoma City, OK	4	None	1,003	4,386	242	1,051	4,580	0	5,631	840	1998	6/24/98	20 to 25 years

360 INTERLOCKEN	Broomfield, CO	4	None	1,570	6,734	748	1,650	7,369	33	9,052	1,388	1996	3/20/98	20 to 25 years

IOMEGA	Ogden City, UT	4	None	597	4,675	876	642	5,506	0	6,148	963	1998	7/01/98	20 to 25 years

OHMEDA	Louisville, CO	4	None	2,614	7,762	528	2,747	8,157	0	10,904	1,604	1998	2/13/98	20 to 25 years

FAIRCHILD	Fremont, CA	78	None	2,130	6,853	374	2,219	7,138	0	9,357	1,285	1998	7/21/98	20 to 25 years

CORT FURNITURE	Fountain Valley, CA	44	None	2,100	4,464	288	2,188	4,664	0	6,852	838	1988	7/31/98	20 to 25 years

EYBL CARTEX	Fountain Inn, SC	57	None	330	4,792	213	344	4,991	0	5,335	732	1998	5/18/99	20 to 25 years

SPRINT	Leawood, KS	57	None	1,696	7,851	398	1,767	8,178	0	9,945	1,145	1998	7/2/99	20 to 25 years

56

				Initial Cost		Cost Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at December 31, 2002							Life on which Depreciation is Computed
Description	Location	Ownership Percentage	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Construction in Progress	Total	Accumulated Depreciation	Date of Construction	Date Acquired
JOHNSON MATTHEY	Tredyffrin, PA	57	None	$1,925	$6,131	$336	$2,005	$6,387	$ 0	$8,392	$873	1973	8/17/99	20 to 25 years

GARTNER	Ft. Myers, FL	57	None	896	7,452	347	933	7,762	0	8,695	1,035	1998	9/20/99	20 to 25 years

SIEMENS	Troy, MI	55	None	2,144	12,049	695	2,233	12,655	0	14,888	1,586	2000	5/10/00	20 to 25 years

QUEST	Irvine, CA	16	None	2,221	5,545	57	2,221	5,602	0	7,823	1,111	1997	7/1/00	20 to 25 years

AT&T—OK	Oklahoma City, OK	55	None	2,100	13,228	646	2,188	13,786	0	15,974	1,149	1999	12/28/00	20 to 25 years

COMDATA	Brentwood, TN	55	None	4,300	20,650	1,095	4,479	21,566	0	26,045	1,438	1986	5/15/2001	20 to 25 years

AMERICREDIT	Orange Park, FL	61	None	1,610	10,890	563	1,677	11,386	0	13,063	683	2001	7/16/2001	20 to 25 years

ADIC	Parker, CO	61	None	1,954	11,000	758	2,048	11,664	0	13,712	505	2001	12/21/2001	20 to 25 years

JOHN WILEY INDIANAPOLIS	Indianapolis, IN	61	None	1,300	15,042	723	1,354	15,711	0	17,065	56	1999	12/12/2002	20 to 25 years

Total – JV Properties			$ 0	$31,073	$150,248	$15,632	$32,354	$164,566	$ 33	$196,953	$19,481

Total—All Properties			$302,695	$299,703	$1,802,396	$163,415	$311,539	$1,911,196	$42,779	$2,265,514	$83,075

(a)	These properties collateralize the $98.138 million SouthTrust Bank line of credit that accrues interest at LIBOR plus 175 basis points (3.31% at December 31, 2002) and requires interest payments monthly and principal due at maturity (June 10, 2003). The principal amount outstanding as of December 31, 2002 was $61.399 million.

(b)	These properties collateralize the $110 million Bank of America line of credit that accrues interest at LIBOR plus 175 basis points (3.31% at December 31, 2002) and requires interest payments monthly and principal due at maturity (May 11, 2004). The principal amount outstanding as of December 31, 2002 was $58 million.

57

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

(A Maryland Corporation)

SCHEDULE III—REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2002

(dollars in thousands)

	Cost	Accumulated Depreciation
BALANCE AT DECEMBER 31, 1999	$180,118	$5,732

2000 additions	293,450	11,232

BALANCE AT DECEMBER 31, 2000	473,568	16,964

2001 additions	294,740	20,821

BALANCE AT DECEMBER 31, 2001	768,308	37,785

2002 additions	1,497,206	45,290

BALANCE AT DECEMBER 31, 2002	$2,265,514	$83,075

58

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by Wells Capital, Inc., our advisor, and its affiliates (Wells Public Programs) which have investment objectives similar to Wells Real Estate Investment Trust, Inc. (Wells REIT). (See “Investment Objectives and Criteria.”) Except for the Wells REIT, all of the Wells Public Programs have used capital, and no acquisition indebtedness, to acquire their properties.

Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in the Wells REIT will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. For both the Wells REIT and other Wells Public Programs. The financial results of other Wells Public Programs, thus, may provide some indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I—Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II—Compensation to Sponsor (in Dollars)

Table III—Annual Operating Results of Wells Public Programs

Table IV (Results of completed programs) has been omitted since none of the Wells Public Programs have been liquidated.

Table V—Sales or Disposals of Property

Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement which the Wells REIT has filed with the Securities and Exchange Commission. Copies of any or all information will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

“Organization Expenses” shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

“Underwriting Fees” shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

59

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 1999. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2002.

	Wells Real Estate Fund XII, L.P.		Wells Real Estate Investment Trust, Inc.
Dollar Amount Raised	$35,611,192	(3)	$1,458,206,058	(4)

Percentage Amount Raised	100	%(3)	100	%(4)

Less Offering Expenses
Underwriting Fees	9.5%		9.5%
Organizational Expenses	3.0%		3.0%
Reserves(1)	0.0%		0.0%

Percent Available for Investment	87.5%		87.5%
Acquisition and Development Costs
Prepaid Items and Fees related to Purchase of Property	0.0%		0.0%
Cash Down Payment	84.0%		81.7%
Acquisition Fees(2)	3.5%		3.5%
Development and Construction Costs	0.0%		2.3%

Reserve for Payment of Indebtedness	0.0%		0.0%

Total Acquisition and Development Cost	87.5%		87.5%
Percent Leveraged	0.0%		0.0%

Date Offering Began	03/22/99		(4)

Length of Offering	24 mo.		(4)

Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	26 mo.		(4)

Number of Investors as of 12/31/02	1,337		37,270

(1)	Does not include general partner contributions held as part of reserves.

(2)	Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.

(3)	Total dollar amount registered and available to be offered was $70,000,000. Wells Real Estate Fund XII, L.P. closed its offering on March 21, 2001, and the total dollar amount raised was $35,611,192.

(4)	This amount includes only the Wells Real Estate Investment Trust, Inc.’s second and third offerings. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. began its second offering on December 20, 1999 and closed its second offering on December 19, 2000. It took Wells Real Estate Investment Trust, Inc. 10 months to invest 90% of the amount available for investment in the second offering. The total dollar amount raised in its second offering was $175,229,193. The total dollar amount registered and available to be offered in the third offering was $1,350,000,000. Wells Real Estate Investment Trust, Inc. began its third offering on December 20, 2000 and closed its third offering on July 26, 2002. It took Wells Real Estate Investment Trust, Inc. 21 months to invest 90% of the amount available for investment in the third offering. The total dollar amount raised in its third offering was $1,282,976,862.

60

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

The following sets forth the compensation received by Wells Capital, Inc., our advisor, and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1999. All figures are as of December 31, 2002.

	Wells Real Estate Fund XII, L.P.	Wells Real Estate Investment Trust, Inc.(1)	Other Public Programs(2)
Date Offering Commenced	03/22/99	12/20/99	—
Dollar Amount Raised	$35,611,192	$1,458,206,058	$284,902,808
Amount paid to Sponsor from Proceeds of Offering:
Underwriting Fees(3)	$362,416	$59,280,729	$1,646,381
Acquisition Fees
Real Estate Commissions	—	—	—
Acquisition and Advisory Fees(4)	$1,246,392	$51,037,212	$13,223,204
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor(5)	$520,102	$113,853,928	$7,980,284
Amount Paid to Sponsor from Operations:
Property Management Fee(2)	$158,647	$3,250,927	$2,342,594
Partnership Management Fee	—	—	—
Reimbursements	$205,071	$1,130,152	$3,186,612
Leasing Commissions	$158,647	$3,250,927	$2,342,594
General Partner Distributions	—	—	—
Other	—	—	—
Dollar Amount of Property Sales and Refinancing Payments to Sponsors:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

(1)	This amount includes only the Wells Real Estate Investment Trust, Inc.’s second and third offerings. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193. The total dollar amount registered and available to be offered in the third offering was $1,350,000,000. Wells Real Estate Investment Trust, Inc. closed its third offering on July 26, 2002, and the total dollar amount raised in its third offering was $1,282,976,862.

(2)	Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. As of December 31, 2002, the aggregate amount of such deferred fees totaled $2,881,491.

61

(3)	Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering which was not reallowed to participating broker-dealers.

(4)	Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.

(5)	Includes $2,263 in net cash used in operating activities and $522,365 in payments to sponsor for Wells Real Estate Fund XII, L.P., $106,221,922 in net cash provided by operating activities and $7,632,006 in payments to sponsor for Wells Real Estate Investment Trust, Inc. and $108,482 in net cash provided by operating activities and $7,871,802 in payments to sponsor for other public programs.

62

TABLE III

(UNAUDITED)

The following two tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 31, 1997. The information relates only to public programs with investment objectives similar to those of Wells Real Estate Investment Trust, Inc. All figures are as of December 31 of the year indicated.

63

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

WELLS REAL ESTATE FUND XI, L.P.

	2002	2001	2000	1999	1998
Gross Revenues(1)	$839,691	$960,676	$975,850	$766,586	$262,729
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses(2)	92,876	90,326	79,861	111,058	113,184
Depreciation and Amortization(3)	0	0	—	25,000	6,250

Net Income GAAP Basis(4)	$746,815	$870,350	$895,989	$630,528	$143,295

Taxable Income: Operations	$965,422	$1,038,394	$944,775	$704,108	$177,692

Cash Generated (Used By):
Operations	(105,148)	(128,985)	(72,925)	40,906	(50,858)
Joint Ventures	1,473,190	1,376,673	1,333,337	705,394	102,662

	$1,368,042	$1,247,688	$1,260,412	$746,300	$51,804

Less Cash Distributions to Investors:
Operating Cash Flow	1,294,485	1,247,688	1,205,303	746,300	51,804
Return of Capital	—	4,809	—	49,761	48,070
Undistributed Cash Flow From Prior Year Operations	—	55,109	—	—	—

Cash Generated (Deficiency) after Cash Distributions	$73,557	$(59,918)	$55,109	$(49,761)	$(48,070)
Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions	—	—	—	—	16,532,801

	$73,557	$(59,918)	$55,109	$(49,761)	$16,484,731
Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	214,609	1,779,661
Return of Original Limited Partner’s Investment	—	—	—	100	—
Property Acquisitions and Deferred Project Costs	—	—	—	9,005,979	5,412,870

Cash Generated (Deficiency) after Cash Distributions and Special Items	$73,557	$(59,918)	$55,109	$(9,270,449)	$9,292,200

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)	91	101	103	77	50
— Operations Class A Units	(168)	(158)	(155)	(112)	(77)
— Operations Class B Units	—	—	—	—	—
Capital Gain (Loss)

Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)	93	100	97	71	18
— Operations Class A Units	(109)	(100)	(112)	(73)	(17)
— Operations Class B Units	—	—	—	—	—
Capital Gain (Loss)

Cash Distributions to Investors:
Source (on GAAP Basis)
— Investment Income Class A Units	90	97	90	60	8
— Return of Capital Class A Units	4	—	—	—	—
— Return of Capital Class B Units	—	—	—	—	—
Source (on Cash Basis)
— Operations Class A Units	94	97	90	56	4
— Return of Capital Class A Units	—	—	—	4	4
— Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
— Investment Income Class A Units	75	75	69	46	6
— Return of Capital Class A Units	19	22	21	14	2
— Return of Capital Class B Units	—	—	—	—	—

64

	2002	2001	2000	1999	1998
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	100%

(1)	Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998; $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999; $967,900 in equity in earnings of joint ventures and $7,950 from investment of reserve funds in 2000; $959,631 in equity in earnings of joint ventures and $1,045 from investment of reserve funds in 2001; and $837,509 in equity in earnings of joint ventures and $2,182 from investment of reserve funds in 2002. As of December 31, 2002, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.

(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998; $353,840 for 1999; $485,558 for 2000; $491,478 for 2001; and $492,404 for 2002.

(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998; $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999; $1,381,547 to Class A Limited Partners, $(485,558) to Class B Limited Partners and $0 to General Partners for 2000; $1,361,828 to Class A Limited Partners, $(491,478) to Class B Limited Partners and $0 to the General Partners for 2001; and $ 1,239,219 to Class A Limited Partners, $ (492,404) to Class B Limited Partners and $ 0 to the General Partners for 2002.

(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2002, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,057,338.

65

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

WELLS REAL ESTATE FUND XII, L.P.

	2002	2001	2000	1999

Gross Revenues(1)	$1,727,330	$1,661,194	$929,868	$160,379
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(2)	179,436	105,776	73,640	37,562
Depreciation and Amortization(3)	0	0	0	0

Net Income GAAP Basis(4)	$1,547,894	$1,555,418	$856,228	$122,817

Taxable Income: Operations	$1,929,381	$1,850,674	$863,490	$130,108

Cash Generated (Used By):
Operations	(176,478)	(73,029)	247,244	3,783
Joint Ventures	2,824,519	2,036,837	737,266	61,485

	$2,648,041	$1,963,808	$984,510	$65,268

Less Cash Distributions to Investors:
Operating Cash Flow	2,648,041	1,963,808	779,818	62,934
Return of Capital	—	—	—	—
Undistributed Cash Flow From Prior Year Operations	2,156	164,482	—	—

Cash Generated (Deficiency) after Cash Distributions	$(2,156)	$(164,482)	$204,692	$2,334

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—
Increase in Limited Partner Contributions	—	10,625,431	15,617,575	9,368,186

	$(2,156)	$10,460,949	$15,822,267	$9,370,520
Use of Funds:
Sales Commissions and Offering Expenses	—	1,338,556	1,952,197	1,171,024
Return of Original Limited Partner’s Investment	—	—	—	100
Property Acquisitions and Deferred Project Costs	—	9,298,085	16,246,485	5,615,262

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(2,156)	$(175,692)	$(2,376,415)	$2,584,134

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
— Operations Class A Units	94	98	89	50
— Operations Class B Units	(151)	(131)	(92)	(56)
Capital Gain (Loss)		—	—	—

Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
— Operations Class A Units	91	84	58	23
— Operations Class B Units	(95)	(74)	(38)	(25)
Capital Gain (Loss)		—	—	—

Cash Distributions to Investors:
Source (on GAAP Basis)
— Investment Income Class A Units	93	77	41	8
— Return of Capital Class A Units	—	—	—	—
— Return of Capital Class B Units	—	—	—	—
Source (on Cash Basis)
— Operations Class A Units	93	77	41	8
— Return of Capital Class A Units	—	—	—	—
— Operations Class B Units	—	—	—	—
Source (on a Priority Distribution Basis)(5)
— Investment Income Class A Units	70	55	13	6
— Return of Capital Class A Units	23	22	28	2
— Return of Capital Class B Units	—	—	—	—

Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	100%

66

(1)	Includes $124,542 in equity in earnings of joint ventures and $35,837 from investment of reserve funds in 1999; $664,401 in equity in earnings of joint ventures and $265,467 from investment of reserve funds in 2000; $1,577,523 in equity in earnings of joint ventures and $83,671 from investment of reserve funds in 2001; and $1,726,553 in equity in earnings of joint ventures and $777 from investment of reserve funds in 2002. As of December 31, 2002, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.

(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $72,427 for 1999; $355,210 for 2000; $1,035,609 for 2001; and $1,107,728 for 2002.

(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $195,244 to Class A Limited Partners, $(71,927) to Class B Limited Partners and $(500) to the General Partners for 1999; $1,209,438 to Class A Limited Partners, $(353,210) to Class B Limited Partners and $0 to General Partners for 2000; $2,591,027 to Class A Limited Partners, $(1,035,609) to Class B Limited Partners and $0 to the General Partners for 2001; and $2,655,622 to Class A Limited Partners, $(1,107,728) to Class B Limited Partners, $ 0 to General Partners for 2002.

(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2002, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,524,597.

67

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to those of Wells Real Estate Investment Trust, Inc. All figures are as of December 31, 2002.

Property	Date Acquired	Date Of Sale		Selling Price, Net Of Closing Costs And GAAP Adjustments						Cost Of Properties Including Closing And Soft Costs		Excess (Deficiency) Of Property Operating Cash Receipts Over Cash Expenditures
			Cash Received Net Of Closing Costs	Mortgage Balance At Time Of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application Of GAAP	Total		Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing And Soft Costs(1)	Total
3875 Peachtree Place, Atlanta, GA	12/1/85	08/31/00	$727,982	-0-	-0-	-0-	$727,982	(2)	-0-	$582,337	$582,337	-0-
Crowe’s Crossing Shopping Center, DeKalb County, GA	12/31/86	01/11/01	$6,487,000	-0-	-0-	-0-	$6,487,000	(3)	-0-	$9,255,594	$9,255,594	-0-
Cherokee Commons Shopping Center, Cherokee County, GA	10/30/87	10/01/01	$8,434,089	-0-	-0-	-0-	$8,434,089	(4)	-0-	$10,450,555	$10,450,555	-0-
Greenville Center, Greenville, SC	6/20/90	9/30/02	$2,271,187	-0-	-0-	-0-	$2,271,187	(5)	-0-	$4,297,901	$4,297,901	-0-
Tanglewood Commons Outparcel, Clemmens, NC	5/30/95	10/07/02	$524,398	-0-	-0-	-0-	$524,398	(6)	-0-	$506,326	$506,326	-0-

(1)	Amount shown does not include pro rata share of original offering costs.
(2)	Includes Wells Real Estate Fund I’s share of taxable gain from this sale in the amount of $205,019, of which $205,019 is allocated to capital gain and $0 is allocated to ordinary gain.
(3)	Includes taxable gain from this sale in the amount of $11,496, of which $11,496 is allocated to capital gain and $0 is allocated to ordinary gain.
(4)	Includes taxable gain from this sale in the amount of $207,613, of which $207,613 is allocated to capital gain and $0 is allocated to ordinary gain.
(5)	Includes taxable loss from this sale in the amount of $910,227.
(6)	Includes taxable gain from this sale in the amount of $ 13,062 of which $13,062 is allocated to capital gain and $0 is allocated to ordinary gain.

68

WELLS REAL ESTATE INVESTMENT TRUST, INC.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the financial statements and notes of Wells Real Estate Investment Trust, Inc., a Maryland Corporation (the “Wells REIT”), included in its annual report on Form 10-K for the year ended December 31, 2002. In addition, this pro forma information should be read in conjunction with the financial statements and notes of certain acquired properties included in various Form 8-Ks previously filed.

The following unaudited pro forma balance sheet as of December 31, 2002 has been prepared to give effect to the first quarter 2003 acquisition of the East Point Buildings and the 150 West Jefferson Building (collectively, the “Recent Acquisitions”) by Wells Operating Partnership, L.P. (“Wells OP”) as if the acquisitions occurred on December 31, 2002.

Wells OP is a Delaware limited partnership that was organized to own and operate properties on behalf of Wells REIT. As the sole general partner of Wells OP, Wells REIT possesses full legal control and authority over the operations of Wells OP. Accordingly, the accounts of Wells OP are consolidated with the accompanying pro forma financial statements of Wells REIT.

The following unaudited pro forma statement of income for the year ended December 31, 2002 has been prepared to give effect to the 2002 acquisition of the Vertex Sarasota Building (formerly, the Arthur Andersen Building), the Transocean Houston Building, the Novartis Atlanta Building, the Dana Corporation Buildings, the Travelers Express Denver Buildings, the Agilent Atlanta Building, the BellSouth Ft. Lauderdale Building, the Experian/TRW Buildings, the Agilent Boston Building, the TRW Denver Building, the MFS Phoenix Building, the ISS Atlanta Buildings, the PacifiCare San Antonio Building, the BMG Greenville Buildings, the Kraft Atlanta Building, the Nokia Dallas Buildings, the Harcourt Austin Building, the IRS Long Island Buildings, the KeyBank Parsippany Building, the Allstate Indianapolis Building, the Federal Express Colorado Springs Building, the EDS Des Moines Building, the Intuit Dallas Building, the Daimler Chrysler Dallas Building, the NASA Buildings, the Caterpillar Nashville Building, the Capital One Richmond Buildings, the John Wiley Indianapolis Building and the Nestle Los Angeles Building (collectively, the “2002 Acquisitions”) and the Recent Acquisitions as if the acquisitions occurred on January 1, 2002. The Kerr McGee Property and the AmeriCredit Phoenix Property had no operations during the year ended December 31, 2002.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the 2002 Acquisitions and the Recent Acquisitions been consummated as of January 1, 2002. In addition, the pro forma balance sheet includes allocations of the purchase price for certain acquisitions based upon preliminary estimates of the fair value of the assets and liabilities acquired. Therefore, these allocations may be adjusted in the future upon finalization of these preliminary estimates.

69

WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA BALANCE SHEET

DECEMBER 31, 2002

(in thousands, except share amounts)

(Unaudited)

ASSETS

	Wells Real Estate Investment Trust, Inc. (e)	Pro Forma Adjustments						Pro Forma Total
		Other		Recent Acquisitions
				East Point		150 West Jefferson
REAL ESTATE ASSETS, at cost:
Land	$279,185	$0		$2,163	(c)	$9,375	(c)	$291,196
				89	(d)	384	(d)
Buildings, less accumulated depreciation of $63,594	1,683,036	0		19,916	(c)	84,519	(c)	1,791,746
				815	(d)	3,460	(d)
Construction in progress	42,746	0		0		0		42,746

Total real estate assets	2,004,967	0		22,983		97,738		2,125,688

INVESTMENT IN JOINT VENTURES	83,915	0		0		0		83,915
CASH AND CASH EQUIVALENTS	45,464	380,046	(a)	(22,079	)(c)	(93,894	)(c)	294,591
		(14,946	)(b)
RENT RECEIVABLE	19,321	0		0		0		19,321
DEFERRED PROJECT COSTS	1,494	14,946	(b)	(904	)(d)	(3,844	)(d)	11,692
DUE FROM AFFILIATES	1,961	0		0		0		1,961
PREPAID EXPENSES AND OTHER ASSETS, NET	4,407	0		0		0		4,407
DEFERRED LEASE ACQUISITION COSTS, NET	1,638	0		0		0		1,638
INTANGIBLE LEASE ASSET	12,060	0		0		0		12,060
INVESTMENT IN BONDS	54,500	0		0		0		54,500

Total assets	$2,229,727	$380,046		$0		$0		$2,609,773

70

LIABILITIES AND SHAREHOLDERS’ EQUITY

(in thousands, except share amounts)

	Wells Real Estate Investment Trust, Inc. (e)	Pro Forma Adjustments				Pro Forma Total
		Other		Recent Acquisitions
				East Point	150 West Jefferson
LIABILITIES:
Notes payable	$248,195	$0		$0	$0	$248,195
Obligations under capital lease	54,500	0		0	0	54,500
Intangible lease liability	32,697	0		0	0	32,697
Accounts payable and accrued expenses	24,580	0		0	0	24,580
Due to affiliate	15,975	0		0	0	15,975
Dividends payable	6,046	0		0	0	6,046
Deferred rental income	11,584	0		0	0	11,584

Total liabilities	393,577	0		0	0	393,577

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP	200	0		0	0	200

SHAREHOLDERS’ EQUITY:
Common shares, $.01 par value; 750,000,000 shares authorized, 217,790,874 shares issued and 215,699,717 outstanding at December 31, 2002	2,178	427	(a)	0	0	2,605
Additional paid-in capital	1,929,381	379,619	(a)	0	0	2,309,000
Cumulative distributions in excess of earnings	(74,310)	0		0	0	(74,310)
Treasury stock, at cost, 2,091,157 shares at December 31, 2002	(20,912)	0		0	0	(20,912)
Other comprehensive loss	(387)	0		0	0	(387)

Total shareholders’ equity	1,835,950	380,046		0	0	2,215,996

Total liabilities and shareholders’ equity	$2,229,727	$380,046		$0	$0	$2,609,773

(a)	Reflects capital raised through issuance of additional shares subsequent to December 31, 2002 through 150 West Jefferson acquisition date, net of organizational and offering costs, commissions and dealer-manager fees.

(b)	Reflects deferred project costs capitalized as a result of additional capital raised described in note (a) above.

(c)	Reflects Wells Real Estate Investment Trust, Inc.’s purchase price for the land, building and liabilities assumed.

(d)	Reflects deferred project costs applied to the land and building at approximately 4.094% of the cash paid for purchase.

(e)	Historical financial information derived from annual report on Form 10-K.

The accompanying notes are an integral part of this statement.

71

WELLS REAL ESTATE INVESTMENT TRUST, INC.

PRO FORMA STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2002

(in thousands, except per share amounts)

(Unaudited)

	Wells Real Estate Investment Trust, Inc. (h)	Pro Forma Adjustments						Pro Forma Total
				Recent Acquisitions
		2002 Acquisitions		East Point		150 West Jefferson
REVENUES:
Rental income	$107,526	$98,599	(a)	$1,531	(a)	$11,665	(a)	$219,321
Tenant reimbursements	18,992	9,584	(b)	63	(b)	5,527	(b)	34,166
Equity in income of joint ventures	4,700	648	(c)	0		0		5,348
Lease termination income	1,409	0		0		0		1,409
Interest and other income	7,001	0		0		0		7,001

	139,628	108,831		1,594		17,192		267,245

EXPENSES:
Depreciation	38,780	34,362	(d)	829	(d)	3,519	(d)	77,490
Interest expense	4,638	9,657	(e)	0		0		14,295
Property operating costs	26,949	25,244	(f)	990	(f)	7,752	(f)	60,935
Management and leasing fees	5,155	3,196	(g)	72	(g)	774	(g)	9,197
General and administrative	3,244	0		0		0		3,244
Legal and accounting	1,008	0		0		0		1,008

	79,774	72,459		1,891		12,045		166,169

NET INCOME	$59,854	$36,372		$(297)		$5,147		$101,076

EARNINGS PER SHARE, basic and diluted	$0.41							$0.39

WEIGHTED AVERAGE SHARES, basic and diluted	145,633							257,084

(a)	Rental income is recognized on a straight-line basis.

(b)	Consists of operating costs reimbursements.

(c)	Reflects Wells Real Estate Investment Trust, Inc.’s equity in income of the Wells Fund XIII-REIT Joint Venture related to the John Wiley Indianapolis Building. The pro forma adjustment results from rental revenues less operating expenses, management fees and depreciation.

(d)	Depreciation expense on the buildings is recognized using the straight-line method and a 25-year life.

(e)	Represents interest expense on lines of credits used to acquire assets, which bear interest at approximately 3.99% for the year ended December 31, 2002 and assumed mortgages on the BMG Direct, BMG Music and Nestle Buildings, which bear interest at 8.5%, 8% and 3.39% for the year ended December 31, 2002, respectively.

(f)	Consists of operating expenses.

(g)	Management and leasing fees are calculated at 4.5% of rental income and tenant reimbursements.

(h)	Historical financial information derived from annual report on Form 10-K.

The accompanying notes are an integral part of this statement.

72

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Items 31 through 35 and Item 37 of Part II are incorporated by reference to the Registrant’s Registration Statement, as amended to date, Commission File No. 333-85848

Item 36    Financial Statements and Exhibits.

(a)	Financial Statements:

The following financial statements of Registrant are filed as part of this Registration Statement and included in the Prospectus:

Audited Financial Statements

(1)	Report of Independent Public Accountants,
(2)	Consolidated Balance Sheets as of December 31, 2001 and December 31, 2000,
(3)	Consolidated Statements of Income for the years ended December 31, 2001, 2000 and 1999,
(4)	Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2001, 2000 and 1999,
(5)	Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999,
(6)	Notes to Consolidated Financial Statements, and
(7)	Schedule III–Real Estate Investments and Accumulated Depreciation as of December 31, 2001.

Unaudited Financial Statements

(1)	Consolidated Balance Sheets as of March 31, 2002 and December 31, 2001, (3) Consolidated Statements of Income for the three months ended March 31, 2002 and March 31, 2001,
(2)	Consolidated Statements of Income for the three months ended March 31, 2002 and March 31, 2001,
(3)	Consolidated Statements of Shareholders’ Equity for the year ended December 31, 2001 and for the three months ended March 31, 2002,
(4)	Consolidated Statements of Cash Flows for the three months ended March 31, 2002 and March 31, 2001, and
(5)	Condensed Notes to Consolidated Financial Statements.

The following financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 1 to the Prospectus:

Unaudited Financial Statements

(1)	Consolidated Balance Sheets as of June 30, 2002 and December 31, 2001,
(2)	Consolidated Statements of Income for the three months ended June 30, 2002 and June 30, 2001 and for the six months ended June 30, 2002 and June 30, 2001,
(3)	Consolidated Statements of Shareholders’ Equity for the year ended December 31, 2001 and for the six months ended June 30, 2002,

(4)	Consolidated Statements of Cash Flows for the six months ended June 30, 2002 and June 30, 2001, and
(5)	Condensed Notes to Consolidated Financial Statements.

The following unaudited pro forma financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 1 to the Prospectus:

(1)	Summary of Unaudited Pro Forma Financial Statements,
(2)	Pro Forma Balance Sheet as of June 30, 2002,
(3)	Pro Forma Statement of Income for the year ended December 31, 2001, and
(4)	Pro Forma Statement of Income for the six months ended June 30, 2002.

The following unaudited pro forma financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 2 to the Prospectus:

(1)	Summary of Unaudited Pro Forma Financial Statements,
(2)	Pro Forma Balance Sheet as of June 30, 2002,
(3)	Pro Forma Statement of Income for the year ended December 31, 2001, and
(4)	Pro Forma Statement of Income for the six months ended June 30, 2002.

The following financial statements relating to the acquisition of the Harcourt Austin Building are filed as part of this Registration Statement and included in Supplement No. 3 to the Prospectus:

(1)	Report of Independent Auditors,
(2)	Statements of Revenues over Certain Operating Expenses for the year ended December 31, 2001 (audited) and the six months ended June 30, 2002 (unaudited), and
(3)	Notes to Statements of Revenues over Certain Operating Expenses for the year ended December 31, 2001 (audited) and the six months ended June 30, 2002 (unaudited).

The following financial statements relating to the acquisition of the IRS Long Island Buildings are filed as part of this Registration Statement and included in Supplement No. 3 to the Prospectus:

(1)	Report of Independent Auditors,
(2)	Statements of Revenues over Certain Operating Expenses for the year ended December 31, 2001 (audited) and the six months ended June 30, 2002 (unaudited), and
(3)	Notes to Statements of Revenues over Certain Operating Expenses for the year ended December 31, 2001 (audited) and the six months ended June 30, 2002 (unaudited).

The following financial statements relating to the acquisition of the KeyBank Parsippany Building are filed as part of this Registration Statement and included in Supplement No. 3 to the Prospectus:

(1)	Report of Independent Auditors,
(2)	Statements of Revenues over Certain Operating Expenses for the year ended December 31, 2001 (audited) and the six months ended June 30, 2002 (unaudited), and
(3)	Notes to Statements of Revenues over Certain Operating Expenses for the year ended December 31, 2001 (audited) and the six months ended June 30, 2002 (unaudited).

The following unaudited pro forma financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 3 to the Prospectus:

(1)	Summary of Unaudited Pro Forma Financial Statements,
(2)	Pro Forma Balance Sheet as of June 30, 2002,
(3)	Pro Forma Statement of Income for the year ended December 31, 2001, and
(4)	Pro Forma Statement of Income for the six months ended June 30, 2002.

The following financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 4 to the Prospectus:

Unaudited Financial Statements

(1)	Consolidated Balance Sheets as of September 30, 2002 and December 31, 2001,
(2)	Consolidated Statements of Income for the three months ended September 30, 2002 and September 30, 2001 and for the nine months ended September 30, 2002 and September 30, 2001,
(3)	Consolidated Statements of Shareholders’ Equity for the year ended December 31, 2001 and for the nine months ended September 30, 2002,
(4)	Consolidated Statements of Cash Flows for the nine months ended September 30, 2002 and September 30, 2001, and
(5)	Condensed Notes to Consolidated Financial Statements.

The following financial statements relating to the acquisition of the NASA Buildings are filed as part of this Registration Statement and included in Supplement No. 4 to the Prospectus:

(1)	Report of Independent Auditors,
(2)	Statements of Revenues over Certain Operating Expenses for the year ended December 31, 2001 (audited) and the nine months ended September 30, 2002 (unaudited), and
(3)	Notes to Statements of Revenues over Certain Operating Expenses for the year ended December 31, 2001 (audited) and the nine months ended September 30, 2002 (unaudited).

The following financial statements relating to the acquisition of the Caterpillar Nashville Building are filed as part of this Registration Statement and included in Supplement No. 4 to the Prospectus:

(1)	Report of Independent Auditors,
(2)	Statements of Revenues over Certain Operating Expenses for the year ended December 31, 2001 (audited) and the nine months ended September 30, 2002 (unaudited), and
(3)	Notes to Statements of Revenues over Certain Operating Expenses for the year ended December 31, 2001 (audited) and the nine months ended September 30, 2002 (unaudited).

The following unaudited pro forma financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 4 to the Prospectus:

(1)	Summary of Unaudited Pro Forma Financial Statements,
(2)	Pro Forma Balance Sheet as of September 30, 2002,
(3)	Pro Forma Statement of Income for the year ended December 31, 2001, and
(4)	Pro Forma Statement of Income for the nine months ended September 30, 2002.

The following financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 5 to the Prospectus:

Unaudited Financial Statements

(1)	Consolidated Balance Sheets as of September 30, 2002 and December 31, 2001,
(2)	Consolidated Statements of Income for the three months ended September 30, 2002 and September 30, 2001 and for the nine months ended September 30, 2002 and September 30, 2001,
(3)	Consolidated Statements of Shareholders’ Equity for the year ended December 31, 2001 and for the nine months ended September 30, 2002,
(4)	Consolidated Statements of Cash Flows for the nine months ended September 30, 2002 and September 30, 2001, and
(5)	Condensed Notes to Consolidated Financial Statements.

The following financial statements relating to the acquisition of the Nestle Building are filed as part of this Registration Statement and included in Supplement No. 5 to the Prospectus:

(1)	Report of Independent Auditors,
(2)	Statements of Revenues over Certain Operating Expenses for the year ended December 31, 2001 (audited) and the nine months ended September 30, 2002 (unaudited), and
(3)	Notes to Statements of Revenues over Certain Operating Expenses for the year ended December 31, 2001 (audited) and the nine months ended September 30, 2002 (unaudited).

The following unaudited pro forma financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 5 to the Prospectus:

(1)	Summary of Unaudited Pro Forma Financial Statements,
(2)	Pro Forma Balance Sheet as of September 30, 2002,
(3)	Pro Forma Statement of Income for the year ended December 31, 2001, and
(4)	Pro Forma Statement of Income for the nine months ended September 30, 2002.

The following financial statements of Registrant are filed as part of this Registration Statement and included in Supplement No. 6 to the Prospectus:

Audited Financial Statements

(1)	Report of Independent Auditors,
(2)	Consolidated Balance Sheets as of December 31, 2002 and December 31, 2001,
(3)	Consolidated Statements of Income for the years ended December 31, 2002, 2001 and 2000,
(4)	Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2002, 2001 and 2000,
(5)	Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000,
(6)	Notes to Consolidated Financial Statements, and
(7)	Schedule III–Real Estate Assets and Accumulated Depreciation as of December 31, 2002.

The following unaudited pro forma financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 6 to the Prospectus:

(1)	Summary of Unaudited Pro Forma Financial Statements,
(2)	Pro Forma Balance Sheet as of December 31, 2002, and
(3)	Pro Forma Statement of Income for the year ended December 31, 2002.

(b)	Exhibits (See Exhibit Index):

Exhibit No.	Description

1.1

Form of Dealer Manager Agreement (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on June 10, 2002)

1.2

Form of Warrant Purchase Agreement (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on June 10, 2002)

3.1

Amended and Restated Articles of Incorporation dated as of July 1, 2000 (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation dated as June 26, 2002 (previously filed in and incorporated by reference to Amendment No. 2 to

Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

3.3	Bylaws (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23, 1998)

3.4

Amendment No. 1 to Bylaws (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

4.1	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit A to Prospectus)

5.1

Opinion of Holland & Knight LLP as to legality of securities (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

8.1

Opinion of Holland & Knight LLP as to tax matters (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

8.2

Opinion of Holland & Knight LLP as to ERISA matters (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.1	Advisory Agreement dated January 30, 2002 (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

10.2

Amended and Restated Property Management and Leasing Agreement among Registrant, Wells Operating Partnership, L.P. and Wells Management Company, Inc. (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.3

Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.4

Joint Venture Agreement of Wells/Fremont Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.5

Joint Venture Agreement of Wells/Orange County Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.6

Amended and Restated Joint Venture Partnership Agreement of The Wells Fund XI-Fund XII – REIT Joint Venture (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17, 1999)

10.7

Joint Venture Partnership Agreement of Wells Fund XII-REIT Joint Venture Partnership (previously filed as Exhibit 10.11 and incorporated by reference to Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on April 25, 2000)

10.8

Joint Venture Partnership Agreement of Fund VIII-IX-REIT Joint Venture (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.9

Joint Venture Partnership Agreement of Wells Fund XIII-REIT Joint Venture Partnership (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.10

Agreement of Limited Partnership of Wells Operating Partnership, L.P. as Amended and Restated as of January 1, 2000 (previously filed in and incorporated by reference to Form 10-K of Registrant for the fiscal year ended December 31, 2000, Commission File No. 0-25739)

10.11

Amended and Restated Promissory Note for $15,500,000 for the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.12

Amendment No. 1 to Mortgage and Security Agreement and other Loan Documents for the PwC Building securing the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.13

Loan Agreement with SouthTrust Bank, N.A. for a $35,000,000 revolving line of credit dated May 3, 2000 (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.14

Promissory Note for $35,000,000 to SouthTrust Bank, N.A. (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.15

Allonge to Revolving Note relating to the SouthTrust Bank N.A. $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.16

First Amendment to Revolving Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.17

Second Note Modification Agreement relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.18

Second Amendment to Amended and Restated Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.19

Revolving Note relating to the SouthTrust Bank N.A. $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.20

Revolving Loan Agreement relating to the SouthTrust Bank N.A. $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.21

Amended and Restated Revolving Note relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.22

Amended and Restated Loan Agreement relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.23

Revolving Credit Agreement relating to the Bank of America, N.A. $85,000,000 revolving line of credit (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

10.24

Construction Loan Agreement relating to the Bank of America, N.A. $34,200,000 construction loan (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

10.25

Lease for the PwC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.26

Office Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.27

Guaranty of Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.28

Lease Agreement with Cinemark USA, Inc. for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.29

Lease Agreement with The Coca-Cola Company for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.30

Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.31

First Amendment to Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.32	Ground Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant’s

Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.33

Lease Agreement for the Motorola Plainfield Building (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1, 2000)

10.34

Lease Agreement with Stone & Webster, Inc. for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.35

Lease Agreement with Sysco Corporation for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.36

Lease Agreement for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.37

Fourth Amendment to Lease Agreement for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.38

Guaranty of Lease for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.39

Lease Agreement for the Comdata Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.40

First Amendment to Lease Agreement for the Comdata Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.41

Lease Agreement for the State Street Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.42

Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.43

First Amendment to Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.44

Reinstatement of and Second Amendment to Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.45

Agreement of Sale for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.46

Lease Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.47

Guaranty of Lease for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.48

Development Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.49

Design and Build Construction Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.50

Indenture of Lease Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.51

Guaranty of Lease Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.52

Absolute Assignment of Lease and Assumption Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.53

Bond Real Property Lease Agreement for the Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.54

Second Amendment to Lease Agreement for Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.55

Lease Agreement with TCI Great Lakes, Inc. for a portion of the Windy Point I Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.56

First Amendment to Office Lease with TCI Great Lakes, Inc. (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.57

Lease Agreement with Zurich American Insurance Company for the Windy Point II Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.58

Third Amendment to Office Lease with Zurich American Insurance Company (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.59

Lease Agreement for the Arthur Andersen Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.60

Lease Agreement with Transocean Deepwater Offshore Drilling, Inc. for a portion of the Transocean Houston Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.61

Lease Agreement with Newpark Drilling Fluids, Inc. for a portion of the Transocean Houston Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.62

Lease Agreement for the Dana Detroit Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.63

Second Amendment to Lease Agreement for the Dana Detroit Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.64

Lease Agreement for the Dana Kalamazoo Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.65

Second Amendment to Lease Agreement for the Dana Kalamazoo Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.66

Purchase and Sale Agreement for the Experian/TRW Buildings (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on June 10, 2002)

10.67

Lease Agreement for the Experian/TRW Buildings (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on June 10, 2002)

10.68

Lease Amendment to Lease Agreement for the Experian/TRW Buildings (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on June 10, 2002)

10.69

Purchase and Sale Agreement and Escrow Instructions for the Agilent Boston Building (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on June 10, 2002)

10.70

Lease Agreement for the Agilent Boston Building (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on June 10, 2002)

10.71

Purchase and Sale Agreement for the TRW Denver Building (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.72

Lease Agreement for the TRW Denver Building (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.73

Purchase and Sale Agreement for the MFS Phoenix Building (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.74

Lease Agreement for the MFS Phoenix Building (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.75

Purchase and Sale Agreement for the ISS Atlanta Buildings (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.76

Lease Agreement for the ISS Atlanta Buildings (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.77

Amendment No. 5 to Lease Agreement for the ISS Atlanta Buildings (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.78

Ground Lease Agreement for ISS Atlanta Buildings (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.79

Purchase and Sale Agreement for the Nokia Dallas Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.80

Lease Agreement for Building No. 1 of the Nokia Dallas Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.81

Amendment to Lease Agreement for Building No. 1 of the Nokia Dallas Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.82

Lease Agreement for Building No. 2 of the Nokia Dallas Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.83

Amendment to Lease Agreement for Building No. 2 of the Nokia Dallas Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.84

Lease Agreement for Building No. 3 of the Nokia Dallas Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.85

Amendment to Lease Agreement for Building No. 3 of the Nokia Dallas Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.86

Agreement of Sale for the KeyBank Parsippany Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.87

Lease Agreement with KeyBank U.S.A., N.A. for a portion of the KeyBank Parsippany Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.88

Lease Agreement with Gemini Technology Services for a portion of the KeyBank Parsippany Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.89

Amendment to Lease Agreement with Gemini Technology Services for a portion of the KeyBank Parsippany Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.90

Purchase and Sale Agreement for NASA Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on January 24, 2003)

10.91

Lease Agreement with the Office of the Comptroller of the Currency and amendments thereto (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on January 24, 2003)

10.92

Lease Agreement with the United States of America (NASA) and amendments thereto (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on January 24, 2003)

10.93

Agreement of Purchase and Sale for Nestle Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on January 24, 2003)

10.94

Loan Agreement for $90,000,000 loan assumed with Landesbank Schleswig-Holstein Gironzentrale, Kiel (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on January 24, 2003)

10.95

Lease Agreement for Nestle Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on January 24, 2003)

10.96

Various amendments to Lease Agreement for Nestle Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on January 24, 2003)

10.97	Agreement of Purchase and Sale for 150 West Jefferson Detroit Building

23.1	Consent of Holland & Knight LLP (included in exhibits 5.1 and 8.1)

23.2	Consent of Arthur Andersen LLP (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

23.3	Consent of Ernst & Young LLP

23.4	Consent of Ernst & Young LLP

24.1	Power of Attorney

24.2	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 11th day of April, 2003.

WELLS REAL ESTATE INVESTMENT TRUST, INC.
A Maryland corporation
(Registrant)
By:	/s/ Leo F. Wells, III
Leo F. Wells, III, President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed below on April 11, 2003 by the following persons in the capacities indicated.

Name		Title
/s/ Leo F. Wells, III		President and Director Principal Executive Officer)

Leo F. Wells, III
/s/ Douglas P. Williams		Executive Vice President and Director (Principal Financial and Accounting Officer)

Douglas P. Williams

/s/ John L. Bell	*	Director

John L. Bell (By Douglas P. Williams, as Attorney-in-fact)

/s/ Michael R. Buchanan	**	Director

Michael R. Buchanan (By Douglas P. Williams, as Attorney-in-fact)

/s/ Richard W. Carpenter	*	Director

Richard W. Carpenter (By Douglas P. Williams, as Attorney-in-fact)

/s/ Bud Carter	*	Director

Bud Carter (By Douglas P. Williams, as Attorney-in-fact)

/s/ William H. Keogler, Jr.	*	Director

William H. Keogler, Jr. (By Douglas P. Williams, as Attorney-in-fact)

/s/ Donald S. Moss	*	Director

Donald S. Moss (By Douglas P. Williams, as Attorney-in-fact)

/s/ Walter W. Sessoms	*	Director

Walter W. Sessoms (By Douglas P. Williams, as Attorney-in-fact)

/s/ Neil H. Strickland	*	Director

Neil H. Strickland (By Douglas P. Williams, as Attorney-in-fact)

*	By Douglas P. Williams, as Attorney-in-fact, pursuant to Power of Attorney dated April 5, 2002 and included as Exhibit 24.1 herein.
**	By Douglas P. Williams, as Attorney-in-fact, pursuant to Power of Attorney dated July 10, 2002 and included as Exhibit 24.2 herein.

1

EXHIBIT INDEX

Exhibit No.	Description

1.1

Form of Dealer Manager Agreement (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on June 10, 2002)

1.2

Form of Warrant Purchase Agreement (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on June 10, 2002)

3.1

Amended and Restated Articles of Incorporation dated as of July 1, 2000 (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

3.2

Articles of Amendment to Amended and Restated Articles of Incorporation dated as June 26, 2002 (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

3.3	Bylaws (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23, 1998)

3.4

Amendment No. 1 to Bylaws (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

4.1	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit A to Prospectus)

5.1

Opinion of Holland & Knight LLP as to legality of securities (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

8.1

Opinion of Holland & Knight LLP as to tax matters (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

8.2

Opinion of Holland & Knight LLP as to ERISA matters (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.1	Advisory Agreement dated January 30, 2002 (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

10.2

Amended and Restated Property Management and Leasing Agreement among Registrant, Wells Operating Partnership, L.P. and Wells Management Company, Inc. (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.3

Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

1

10.4

Joint Venture Agreement of Wells/Fremont Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.5

Joint Venture Agreement of Wells/Orange County Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.6

Amended and Restated Joint Venture Partnership Agreement of The Wells Fund XI-Fund XII – REIT Joint Venture (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17, 1999)

10.7

Joint Venture Partnership Agreement of Wells Fund XII-REIT Joint Venture Partnership (previously filed as Exhibit 10.11 and incorporated by reference to Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on April 25, 2000)

10.8

Joint Venture Partnership Agreement of Fund VIII-IX-REIT Joint Venture (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File

No. 333-44900, filed on August 31, 2000)

10.9

Joint Venture Partnership Agreement of Wells Fund XIII-REIT Joint Venture Partnership (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.10

Agreement of Limited Partnership of Wells Operating Partnership, L.P. as Amended and Restated as of January 1, 2000 (previously filed in and incorporated by reference to Form 10-K of Registrant for the fiscal year ended December 31, 2000, Commission File No. 0-25739)

10.11

Amended and Restated Promissory Note for $15,500,000 for the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.12

Amendment No. 1 to Mortgage and Security Agreement and other Loan Documents for the PwC Building securing the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant’s Registration Statement on Form S-11, Commission File

No. 333-32099, filed on January 15, 1999)

10.13

Loan Agreement with SouthTrust Bank, N.A. for a $35,000,000 revolving line of credit dated May 3, 2000 (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.14

Promissory Note for $35,000,000 to SouthTrust Bank, N.A. (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.15

Allonge to Revolving Note relating to the SouthTrust Bank N.A. $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

2

10.16

First Amendment to Revolving Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.17

Second Note Modification Agreement relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.18

Second Amendment to Amended and Restated Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.19

Revolving Note relating to the SouthTrust Bank N.A. $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.20

Revolving Loan Agreement relating to the SouthTrust Bank N.A. $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.21

Amended and Restated Revolving Note relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.22

Amended and Restated Loan Agreement relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.23

Revolving Credit Agreement relating to the Bank of America, N.A. $85,000,000 revolving line of credit (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

10.24

Construction Loan Agreement relating to the Bank of America, N.A. $34,200,000 construction loan (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

10.25

Lease for the PwC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.26

Office Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.27

Guaranty of Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant’s Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

3

10.28

Lease Agreement with Cinemark USA, Inc. for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.29

Lease Agreement with The Coca-Cola Company for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.30

Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.31

First Amendment to Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.32

Ground Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.33

Lease Agreement for the Motorola Plainfield Building (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1, 2000)

10.34

Lease Agreement with Stone & Webster, Inc. for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.35

Lease Agreement with Sysco Corporation for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.36

Lease Agreement for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.37

Fourth Amendment to Lease Agreement for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.38

Guaranty of Lease for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.39

Lease Agreement for the Comdata Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

4

10.40

First Amendment to Lease Agreement for the Comdata Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.41

Lease Agreement for the State Street Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.42

Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.43

First Amendment to Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.44

Reinstatement of and Second Amendment to Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.45

Agreement of Sale for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.46

Lease Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.47

Guaranty of Lease for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.48

Development Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.49

Design and Build Construction Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.50

Indenture of Lease Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.51

Guaranty of Lease Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.52

Absolute Assignment of Lease and Assumption Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

5

10.53

Bond Real Property Lease Agreement for the Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.54

Second Amendment to Lease Agreement for Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.55

Lease Agreement with TCI Great Lakes, Inc. for a portion of the Windy Point I Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.56

First Amendment to Office Lease with TCI Great Lakes, Inc. (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.57

Lease Agreement with Zurich American Insurance Company for the Windy Point II Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.58

Third Amendment to Office Lease with Zurich American Insurance Company (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.59

Lease Agreement for the Arthur Andersen Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.60

Lease Agreement with Transocean Deepwater Offshore Drilling, Inc. for a portion of the Transocean Houston Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.61

Lease Agreement with Newpark Drilling Fluids, Inc. for a portion of the Transocean Houston Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.62

Lease Agreement for the Dana Detroit Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.63

Second Amendment to Lease Agreement for the Dana Detroit Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.64

Lease Agreement for the Dana Kalamazoo Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.65	Second Amendment to Lease Agreement for the Dana Kalamazoo Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the

6

Registrant’s Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.66

Purchase and Sale Agreement for the Experian/TRW Buildings (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on June 10, 2002)

10.67

Lease Agreement for the Experian/TRW Buildings (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on June 10, 2002)

10.68

Lease Amendment to Lease Agreement for the Experian/TRW Buildings (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on June 10, 2002)

10.69

Purchase and Sale Agreement and Escrow Instructions for the Agilent Boston Building ( previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on June 10, 2002)

10.70

Lease Agreement for the Agilent Boston Building (previously filed in and incorporated by reference to Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on June 10, 2002)

10.71

Purchase and Sale Agreement for the TRW Denver Building (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.72

Lease Agreement for the TRW Denver Building (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.73

Purchase and Sale Agreement for the MFS Phoenix Building (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.74

Lease Agreement for the MFS Phoenix Building (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.75

Purchase and Sale Agreement for the ISS Atlanta Buildings (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File

No. 333-85848, filed on July 15, 2002)

10.76

Lease Agreement for the ISS Atlanta Buildings (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.77

Amendment No. 5 to Lease Agreement for the ISS Atlanta Buildings (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.78

Ground Lease Agreement for the ISS Atlanta Buildings (previously filed in and incorporated by reference to Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on July 15, 2002)

10.79

Purchase and Sale Agreement for the Nokia Dallas Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.80	Lease Agreement for Building No. 1 of the Nokia Dallas Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s

7

Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.81

Amendment to Lease Agreement for Building No. 1 of the Nokia Dallas Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.82

Lease Agreement for Building No. 2 of the Nokia Dallas Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.83

Amendment to Lease Agreement for Building No. 2 of the Nokia Dallas Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.84

Lease Agreement for Building No. 3 of the Nokia Dallas Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.85

Amendment to Lease Agreement for Building No. 3 of the Nokia Dallas Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.86

Agreement of Sale for the KeyBank Parsippany Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.87

Lease Agreement with KeyBank U.S.A., N.A. for a portion of the KeyBank Parsippany Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.88

Lease Agreement with Gemini Technology Services for a portion of the KeyBank Parsippany Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.89

Amendment to Lease Agreement with Gemini Technology Services for a portion of the KeyBank Parsippany Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on October 25, 2002)

10.90

Purchase and Sale Agreement for NASA Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on January 24, 2003)

10.91

Lease Agreement with the Office of the Comptroller of the Currency and amendments thereto (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on January 24, 2003)

10.92

Lease Agreement with the United States of America (NASA) and amendments thereto (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on January 24, 2003)

8

10.93

Agreement of Purchase and Sale for Nestle Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on January 24, 2003)

10.94

Loan Agreement for $90,000,000 loan assumed with Landesbank Schleswig-Holstein Gironzentrale, Kiel (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on January 24, 2003)

10.95

Lease Agreement for Nestle Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on January 24, 2003)

10.96

Various amendments to Lease Agreement for Nestle Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on January 24, 2003)

10.97	Agreement of Purchase and Sale for 150 West Jefferson Detroit Building, filed herewith

23.1	Consent of Holland & Knight LLP (included in exhibits 5.1 and 8.1)

23.2	Consent of Arthur Andersen LLP (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

23.3	Consent of Ernst & Young LLP, filed herewith

23.4	Consent of Ernst & Young LLP, filed herewith

24.1	Power of Attorney, filed herewith

24.2	Power of Attorney, filed herewith

9